UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 19341
(Amendment No.  )
    Filed by the Registrant ☒
    Filed by a Party other than the Registrant  ☐
    Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Anywhere Real Estate Inc.
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
    Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-291556
To the stockholders of Compass, Inc. and the stockholders of Anywhere Real Estate Inc.
TRANSACTION PROPOSED - YOUR VOTE IS VERY IMPORTANT
Dear Stockholders:
On September 22, 2025, Compass, Inc. (which we refer to as “Compass”), Velocity Merger Sub, Inc., a wholly owned subsidiary of Compass (which we refer to as “Merger Sub”), and Anywhere Real Estate Inc. (which we refer to as “Anywhere”) entered into an Agreement and Plan of Merger (which we refer to as the “merger agreement”), pursuant to which, subject to approval by Compass stockholders and Anywhere stockholders and the satisfaction or (to the extent permitted by law) waiver of other specified closing conditions, at the completion of the merger, Merger Sub will merge with and into Anywhere (which we refer to as the “merger”), with Anywhere surviving the merger and becoming a wholly owned subsidiary of Compass. As a result of the merger, Anywhere will no longer be a publicly-held company. Following the merger, Anywhere common stock will be delisted from the New York Stock Exchange (which we refer to as the “NYSE”) and deregistered under the Securities Exchange Act of 1934. The Class A common stock, par value $0.00001 per share, of Compass (which we refer to as the “Compass Class A common stock”) is traded on the NYSE under the symbol “COMP.” The common stock of Anywhere is traded on the NYSE under the symbol “HOUS.”
If the merger is completed, each share of Anywhere common stock, par value $0.01 per share (which we refer to as “Anywhere common stock”), issued and outstanding as of immediately prior to the effective time of the merger (which we refer to as the “effective time”) (other than any shares of Anywhere common stock that are owned (i) directly or indirectly, by Anywhere or by Compass or Merger Sub, or (ii) by any direct or indirect subsidiary of either Anywhere or Compass, other than Merger Sub) will be converted into the right to receive 1.436 fully paid and nonassessable shares of Compass Class A common stock (with, if applicable, cash in lieu of fractional shares, less any applicable withholding taxes) (which we collectively refer to as the “merger consideration”). For more details on the merger consideration, see “The Merger Agreement—Merger Consideration.” The market value of Compass Class A common stock at the time of completion of the merger could be greater than, less than or the same as the market value of Compass Class A common stock on the date of the accompanying joint proxy statement/prospectus and/or the date of the Compass and Anywhere special meetings. We cannot predict the amount of any change in value, as the market price of shares of Compass Class A common stock may fluctuate based on the perceived values of the Class A common stock of Compass in anticipation of the merger, and it may not be possible to estimate the market value of Compass Class A common stock.
Based on the number of shares of Anywhere common stock outstanding as of November 25, 2025, Compass expects to issue approximately 161,019,679 shares of Compass Class A common stock to holders of Anywhere common stock in the merger. Based on the number of shares of Anywhere common stock outstanding as of November 25, 2025, and the number of shares of (i) Compass Class A common stock and (ii) Class C common stock, par value $0.00001 per share, of Compass (which we refer to as the “Compass Class C common stock” and, together with the Compass Class A common stock, the “Compass common stock”) outstanding as of November 25, 2025, we estimate that, immediately following completion of the merger, current holders of Anywhere common stock will own approximately 22.3% of the outstanding shares of Compass common stock and approximately 17.6% of the voting power of the outstanding shares of Compass common stock and current holders of Compass common stock will own approximately 77.7% of the outstanding shares of Compass common stock and approximately 82.4% of the voting power of the outstanding shares of Compass common stock, excluding equity-based Anywhere awards that will convert into Compass awards pursuant to the terms of the merger agreement.
Each of Compass and Anywhere is holding a special meeting of its respective stockholders to vote on the proposals necessary to complete the merger. Each of the Compass special meeting and the Anywhere special meeting will be held in a virtual meeting format only, via live webcast, without a physical meeting location. Please be sure to follow instructions found on your respective proxy card and/or voting instruction form. Information about each meeting, the merger and the other business to be considered by stockholders at each special meeting is contained in the accompanying joint proxy statement/prospectus. Any stockholder entitled to attend and vote at the applicable special meeting is entitled to appoint a proxy to attend and vote on such stockholder’s behalf. Such proxy need not be a holder of Compass common stock or Anywhere common stock. We urge you to read the accompanying joint proxy statement/prospectus and the annexes and documents incorporated by reference carefully and in their entirety. You should also carefully consider the risks that are described in the “Risk Factors” section beginning on page 30.
Your vote is very important regardless of the number of shares of Compass common stock or Anywhere common stock that you own. The merger cannot be completed without (1) the adoption of the merger agreement by the affirmative vote of a majority of the outstanding shares of Anywhere common stock entitled to vote thereon and (2) the approval of the issuance of Compass Class A common stock to Anywhere stockholders in connection with the merger by the affirmative vote of the holders of a majority of the votes cast.
Whether or not you plan to attend the Compass special meeting or the Anywhere special meeting, please submit your proxy as soon as possible to make sure that your shares are represented at the applicable meeting.
Sincerely,

Robert L. Reffkin	Ryan M. Schneider
Robert L. Reffkin Founder and Chief Executive Officer Compass, Inc.	Ryan M. Schneider Chief Executive Officer and President Anywhere Real Estate Inc.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger or the other transactions described in the accompanying joint proxy statement/prospectus or the securities to be issued in connection with the merger or determined if the accompanying joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The accompanying joint proxy statement/prospectus is dated December 2, 2025, and is first being mailed to stockholders of Compass and stockholders of Anywhere on or about December 2, 2025.

COMPASS, INC.
110 Fifth Avenue, 4th Floor
New York, New York 10011
NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD VIRTUALLY VIA THE INTERNET ON JANUARY 7, 2026
To the Stockholders of Compass, Inc.:
We are pleased to invite you to attend a special meeting of the stockholders of Compass, Inc. (which we refer to as the “Compass special meeting”) held virtually via the Internet on January 7, 2026 at 1:00 p.m., Eastern Time, to consider and vote on the following proposals:
1.Approval of the Compass Share Issuance. To approve the issuance of Compass Class A common stock, par value $0.00001 per share, to Anywhere stockholders in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of September 22, 2025, by and among Compass, Inc., Velocity Merger Sub, Inc. and Anywhere Real Estate Inc. (the agreement, which, as it may be amended from time to time, we refer to as the “merger agreement,” and the proposal, which we refer to as the “Compass share issuance proposal”); and
2.Adjournment of the Compass Special Meeting. To adjourn the Compass special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Compass special meeting to approve the Compass share issuance proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Compass stockholders (which we refer to as the “Compass adjournment proposal”).
Compass will transact no other business at the Compass special meeting, except such business as may properly be brought before the Compass special meeting or any adjournment or postponement thereof. Please refer to the joint proxy statement/prospectus of which this notice is a part for further information with respect to the business to be transacted at the Compass special meeting.
The Compass board of directors (which we refer to as the “Compass Board”), has fixed the close of business on December 12, 2025 as the record date for the Compass special meeting (which we refer to as the “Compass record date”). Only Compass stockholders of record as of the close of business on the Compass record date are entitled to notice of, and to vote at, the Compass special meeting or any adjournments or postponements thereof. Compass is commencing its solicitation of proxies on or about December 2, 2025. Compass will continue to solicit proxies until the date of the Compass special meeting. For additional information regarding the Compass special meeting, see the section entitled “The Compass Special Meeting” beginning on page 129 of the joint proxy statement/prospectus accompanying this notice.
Completion of the merger is conditioned upon, among other things, approval of the Compass share issuance proposal by the Compass stockholders, which requires the affirmative vote of the holders of a majority of the votes cast.
The Compass Board unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the Compass share issuance, pursuant to the merger agreement, are fair to, and in the best interests of, Compass and the Compass stockholders, (ii) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger and the Compass share issuance, and (iii) resolved to recommend that Compass stockholders approve the Compass share issuance proposal and directed that such matter be submitted for consideration at the Compass special meeting. The Compass Board, by unanimous written consent, recommends that Compass stockholders vote:
•“FOR” the Compass share issuance proposal; and
•“FOR” the Compass adjournment proposal.
The Compass stockholder proposals are described in more detail in the accompanying joint proxy statement/prospectus, which you should read carefully and in its entirety before you vote. A copy of the merger agreement is attached as Annex A to the accompanying joint proxy statement/prospectus.
PLEASE VOTE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE COMPASS SPECIAL MEETING OR BE REPRESENTED BY PROXY AT THE COMPASS SPECIAL MEETING. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS. FOR FURTHER INFORMATION CONCERNING THE PROPOSALS BEING VOTED UPON, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY AND IN ITS ENTIRETY.
Submitting a proxy will not prevent you from voting at the Compass special meeting, but it will help to secure a quorum. Any eligible holder of Compass common stock who is present at the Compass special meeting may vote via the Compass special meeting website, thereby revoking any previous proxy. In addition, a proxy may also be revoked in writing before the Compass special meeting in the manner described in the accompanying joint proxy statement/prospectus. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished by the bank, broker or other nominee.
The Compass special meeting will be held virtually on January 7, 2026 beginning promptly at 1:00 p.m., Eastern Time. You will be able to listen, vote, and submit questions from any remote location that has Internet connectivity.
There will be no physical location. You may participate online by logging in at www.virtualshareholdermeeting.com/COMP2026SM and entering the 16-digit control number included on your proxy card and follow the instructions in the Compass Special Meeting portal. For additional information regarding the Compass special meeting, please see the section entitled “The Compass Special Meeting” beginning on page 129 of the joint proxy statement/prospectus accompanying this notice.
The enclosed joint proxy statement/prospectus provides a detailed description of the merger and the merger agreement and the other matters to be considered at the Compass special meeting. We urge you to carefully read this joint proxy statement/prospectus, including any documents incorporated by reference herein, and the annexes in their entirety.
Your vote is very important regardless of the number of shares of Compass common stock that you own. The votes cast in favor of the Compass share issuance proposal must exceed the aggregate of votes cast against the Compass share issuance proposal. We encourage each stockholder to vote at your earliest convenience, by visiting www.proxyvote.com online, by calling (within the U.S. or Canada) toll-free at 1-800-690-6903 (if you are a registered record holder), or by signing and returning your proxy card (if you are a registered record holder) or voting instruction form (if you are a beneficial owner). You may also vote at the meeting online by visiting www.virtualshareholdermeeting.com/COMP2026SM and following the instructions. Regardless of whether you expect to attend the virtual meeting online, please vote your shares in one of the ways listed above.
If you have any questions about the Compass special meeting, the merger, the proposals or the accompanying joint proxy statement/prospectus, or if you would like additional copies of the accompanying joint proxy statement/

prospectus, need to obtain proxy cards or other information related to this proxy solicitation or need help submitting a proxy or voting your shares of Compass common stock, you should contact Compass:
Compass, Inc.
110 Fifth Avenue, 4th Floor
New York, New York 10011
Telephone: (646) 982-0353
Email: corporatesecretary@compass.com

BY ORDER OF THE COMPASS, INC. BOARD OF DIRECTORS

Ethan Glass
Ethan Glass Chief Legal Officer and Corporate Secretary Compass, Inc.

ANYWHERE REAL ESTATE INC.
175 Park Avenue
Madison, New Jersey 07940
NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD VIRTUALLY VIA THE INTERNET ON JANUARY 7, 2026
To the Stockholders of Anywhere Real Estate Inc.:
We are pleased to invite you to attend a special meeting of stockholders of Anywhere Real Estate Inc. (which we refer to as “Anywhere”) held virtually via the Internet on January 7, 2026 at 9:00 a.m., Eastern Time, to consider and vote on the following proposals:
1.Adoption of the Merger Agreement. To adopt the Agreement and Plan of Merger, dated as of September 22, 2025, by and among Compass, Inc., Velocity Merger Sub, Inc. (which we refer to as “Merger Sub”) and Anywhere (the agreement, which, as it may be amended from time to time, we refer to as the “merger agreement,” and the proposal, which we refer to as the “Anywhere merger proposal”);
2.Anywhere Merger-Related Compensation. To approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to Anywhere’s named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement (which we refer to as the “Anywhere non-binding compensation advisory proposal”); and
3.Adjournment of the Anywhere Special Meeting. To adjourn the Anywhere special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Anywhere special meeting to approve the Anywhere merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Anywhere stockholders (which we refer to as the “Anywhere adjournment proposal”).
The Anywhere special meeting will be held in a virtual meeting format only, via live webcast, and there will not be a physical meeting location. You will be able to attend the Anywhere special meeting online and to vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/HOUS2026SM (which we refer to as the “Anywhere special meeting website”).
Anywhere stockholder approval of the Anywhere merger proposal is required to complete the merger between Merger Sub and Anywhere, as contemplated by the merger agreement. Anywhere stockholders will also be asked to approve the Anywhere non-binding compensation advisory proposal and the Anywhere adjournment proposal. Anywhere will transact no other business at the Anywhere special meeting. The record date for the Anywhere special meeting has been fixed as the close of business on December 12, 2025 (which we refer to as the “Anywhere record date”). Only Anywhere stockholders of record as of the close of business on the Anywhere record date are entitled to notice of, and to vote at, the Anywhere special meeting via the Anywhere special meeting website or any adjournments and postponements of the Anywhere special meeting. Anywhere is commencing its solicitation of proxies on or about December 2, 2025. Anywhere will continue to solicit proxies until the date of the Anywhere special meeting. For additional information regarding the Anywhere special meeting, see the section entitled “The Anywhere Special Meeting” beginning on page 137 of the joint proxy statement/prospectus accompanying this notice.
The Anywhere Board of Directors (which we refer to as the “Anywhere Board”), at a meeting duly called and held by unanimous vote, (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, and in the best interests of, Anywhere and the Anywhere stockholders, (ii) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and (iii) resolved to recommend that Anywhere stockholders approve and adopt the merger agreement and the transactions contemplated thereby, including the merger, and directed that such matter be submitted for consideration at the Anywhere special meeting. The Anywhere Board unanimously recommends that Anywhere stockholders vote:
•“FOR” the Anywhere merger proposal;
•“FOR” the Anywhere non-binding compensation advisory proposal; and
•“FOR” the Anywhere adjournment proposal.
The Anywhere stockholder proposals are described in more detail in the accompanying joint proxy statement/prospectus, which you should read carefully and in its entirety before you vote. A copy of the merger agreement is attached as Annex A to the accompanying joint proxy statement/prospectus.
PLEASE VOTE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANYWHERE SPECIAL MEETING VIA THE ANYWHERE SPECIAL MEETING WEBSITE. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS. FOR FURTHER INFORMATION CONCERNING THE PROPOSALS BEING VOTED UPON, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY AND IN ITS ENTIRETY.
Your vote is very important regardless of the number of shares of Anywhere common stock that you own. Approval of the Anywhere merger proposal by the Anywhere stockholders is a condition to the merger and requires the affirmative vote of the holders of a majority of the outstanding shares of Anywhere common stock entitled to vote thereon. We encourage each Anywhere stockholder to vote at your earliest convenience, by visiting proxyvote.com online, by calling (within the U.S. or Canada) toll-free at 1-800-690-6903, or by signing and returning your proxy card. You may also vote at the meeting online by visiting www.virtualshareholdermeeting.com/HOUS2026SM and following the instructions. Regardless of whether you expect to attend the virtual meeting online, please vote your shares in one of the ways listed above. Anywhere stockholders are requested to complete, date, sign and return the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States, or to submit their votes by phone or the Internet. Simply follow the instructions provided on the enclosed proxy card. Abstentions, failure to submit a proxy or vote via the Anywhere special meeting website and broker non-votes will have the same effect as a vote “AGAINST” the Anywhere merger proposal.
If you have any questions about the Anywhere special meeting, the merger, the proposals or the accompanying joint proxy statement/prospectus, would like additional copies of the accompanying joint proxy statement/prospectus, need to obtain proxy cards or other information related to this proxy solicitation or need help submitting a proxy or voting your shares of Anywhere common stock, you should contact Anywhere’s proxy solicitor:
Sodali & Co.
430 Park Avenue
14th Floor
New York, NY 10022
Banks and Brokers Call: (203) 658-9400
Stockholders Call Toll Free: (800) 662-5200
Email: HOUS@investor.sodali.com

BY ORDER OF THE ANYWHERE REAL ESTATE INC. BOARD OF DIRECTORS

Marilyn J. Wasser
Marilyn J. Wasser Corporate Secretary

REFERENCES TO ADDITIONAL INFORMATION
The accompanying joint proxy statement/prospectus incorporates by reference important business and financial information about Compass and Anywhere from other documents that are not included in or delivered with the accompanying joint proxy statement/prospectus. For a listing of the documents incorporated by reference into the accompanying joint proxy statement/prospectus, see “Where You Can Find More Information.”
You can obtain any of the documents incorporated by reference into the accompanying joint proxy statement/prospectus by requesting them in writing or by telephone as follows:

For Compass Stockholders: Compass, Inc. 110 Fifth Avenue, 4th Floor New York, New York 10011 Attention: Corporate Secretary (646) 982-0353 corporatesecretary@compass.com	For Anywhere Stockholders: Anywhere Real Estate Inc. 175 Park Avenue Madison, New Jersey 07940 Attention: Investor Relations (973) 407-3677 investor.relations@anywhere.re
If you would like to request any documents, you should submit your request no later than December 30, 2025, which is the date that is five business days prior to the date of the Compass special meeting and the Anywhere special meeting, in order to receive them before the applicable special meeting.
You may also obtain any of the documents incorporated by reference into the accompanying joint proxy statement/prospectus without charge through the Securities and Exchange Commission (which we refer to as the “SEC”) website at www.sec.gov. In addition, you may obtain copies of documents filed by Compass with the SEC on Compass’ Internet website at https://investors.compass.com/financials/sec-filings/default.aspx or by contacting Compass’ Investor Relations department at corporatesecretary@compass.com or by calling (646) 982-0353. You may also obtain copies of documents filed by Anywhere with the SEC on Anywhere’s Internet website at https://ir.anywhere.re/financials/sec-filings/default.aspx or by contacting Anywhere’s Investor Relations at investor.relations@anywhere.re or by calling (973) 407-3677.
We are not incorporating the contents of the websites of the SEC, Compass, Anywhere or any other entity or any other website into the accompanying joint proxy statement/prospectus. We are providing the information about how you can obtain certain documents that are incorporated by reference into the accompanying joint proxy statement/prospectus at these websites only for your convenience.
i

TRADEMARKS AND TRADE NAMES
Compass’ logo and its other registered or common law trademarks, service marks or trade names appearing in this joint proxy statement/prospectus are the property of Compass. Solely for convenience, trademarks, service marks and trade names referred to in this joint proxy statement/prospectus, including logos, artwork and other visual displays, may appear without a trademark symbol, but such references are not intended to indicate in any way that Compass will not assert, to the fullest extent under applicable law, Compass’ rights or the rights of the applicable licensor to these trademarks, service marks and trade names.
Anywhere’s logo and its other registered or common law trademarks, service marks or trade names appearing in this joint proxy statement/prospectus are the property of Anywhere. Solely for convenience, trademarks, service marks and trade names referred to in this joint proxy statement/prospectus, including logos, artwork and other visual displays, may appear without a trademark symbol, but such references are not intended to indicate in any way that Anywhere will not assert, to the fullest extent under applicable law, Anywhere’s rights or the rights of the applicable licensor to these trademarks, service marks and trade names.

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS
This joint proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the SEC by Compass (File No. 333-291556), constitutes a prospectus of Compass under Section 5 of the Securities Act of 1933, as amended, with respect to the shares of Compass Class A common stock to be issued to Anywhere stockholders pursuant to the merger agreement. This joint proxy statement/prospectus also constitutes a joint proxy statement of each of Compass and Anywhere under Section 14(a) of the Securities Exchange Act of 1934, as amended. It also constitutes a notice of meeting with respect to the Anywhere special meeting, at which Anywhere stockholders will be asked to consider and vote upon the Anywhere merger proposal and certain other proposals, and it constitutes a notice of meeting with respect to the Compass special meeting, at which Compass stockholders will be asked to consider and vote upon the Compass share issuance proposal and the Compass adjournment proposal.
Compass has supplied all information contained or incorporated by reference into this joint proxy statement/prospectus relating to Compass and Merger Sub, and Anywhere has supplied all such information relating to Anywhere.
You should rely only on the information contained in or incorporated by reference into this joint proxy statement/prospectus. Compass and Anywhere have not authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated as of December 2, 2025, and you should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than such date. Further, you should not assume that the information incorporated by reference into this joint proxy statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this joint proxy statement/prospectus to Compass stockholders or Anywhere stockholders nor the issuance by Compass of shares of Compass Class A common stock pursuant to the merger agreement will create any implication to the contrary.
This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.
Unless otherwise indicated or as the context otherwise requires, all references in this joint proxy statement/prospectus to:
•“Anywhere” refers to Anywhere Real Estate Inc., a Delaware corporation
•“Anywhere adjournment proposal” refers to the proposal to adjourn the Anywhere special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Anywhere special meeting to approve the Anywhere merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Anywhere stockholders
•“Anywhere Board” refers to the Anywhere board of directors
•“Anywhere common stock” refers to the common stock of Anywhere, $0.01 par value per share
•“Anywhere DSU Award” refers to an outstanding award of deferred stock units in respect of Anywhere common stock
•“Anywhere merger proposal” refers to the proposal that Anywhere stockholders adopt the merger agreement
•“Anywhere Option Award” refers to a compensatory option to purchase shares of Anywhere common stock
•“Anywhere Performance-Vesting Cash Award” refers to a performance award of Anywhere that is denominated in cash

•“Anywhere PSU Award” refers to an outstanding award of performance share units denominated and settleable in shares of Anywhere common stock
•“Anywhere record date” refers to December 12, 2025
•“Anywhere RSU Award” refers to an award of restricted stock units in respect of Anywhere common stock (whether stock-settled or cash-settled)
•“Anywhere special meeting” refers to the special meeting of Anywhere stockholders to consider and vote upon the Anywhere merger proposal and related matters
•“Anywhere stockholder” or “Anywhere stockholders” refers to one or more holders of Anywhere common stock
•“Anywhere stockholder approval” refers to the affirmative vote of a majority of the outstanding shares of Anywhere common stock entitled to vote thereon in favor of the Anywhere merger proposal
•“Anywhere Time-Vesting Cash Award” refers to a time-vesting long-term incentive award of Anywhere that is denominated in cash
•“Anywhere voting and support agreement” refers to the Voting and Support Agreement, dated as of September 22, 2025, by and among Compass, Inc., Anywhere Real Estate Inc., AG MM, L.P., AG Arts Credit Fund, L.P., AG Capital Solutions SMA One, L.P., AG Credit Solutions Non-ECI Master Fund, L.P., AG Credit Solutions Master Fund II A, L.P., AG Corporate Credit Opportunities Fund, L.P., AG Cataloochee LP, AG POTOMAC FUND, L.P. and AG Super Fund Master, L.P.
•“Code” refers to the Internal Revenue Code of 1986, as amended
•“Compass” refers to Compass, Inc., a Delaware corporation
•“Compass adjournment proposal” refers to the proposal to adjourn the Compass special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Compass special meeting to approve the Compass share issuance proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Compass stockholders
•“Compass Board” refers to the Compass board of directors
•“Compass Class A common stock” refers to the Class A common stock, par value $0.00001 per share, of Compass
•“Compass Class C common stock” refers to the Class C common stock, par value $0.00001 per share, of Compass
•“Compass closing price” refers to the volume-weighted average price per share of Compass Class A common stock for the five consecutive trading days ending two trading days prior to the date of the closing of the merger (the “closing date”), as reported by Bloomberg, L.P.
•“Compass common stock” refers to the Compass Class A common stock and Compass Class C common stock, together
•“Compass record date” refers to December 12, 2025
•“Compass share issuance proposal” refers to the proposal that Compass stockholders approve the issuance of Compass Class A common stock to Anywhere stockholders in connection with the merger
•“Compass special meeting” refers to the virtual special meeting of Compass stockholders to consider and vote upon the Compass share issuance proposal

•“Compass stockholder” or “Compass stockholders” refers to one or more holders of Compass common stock, as applicable
•“Compass stockholder approval” refers to the affirmative vote of the holders of a majority of the voting power of the shares of Compass Class A common stock, entitled to one vote per share, and Compass Class C common stock entitled to twenty (20) votes per share, voting together as a single class, thereon that are present or represented by proxy at the Compass special meeting and are voted for or against the matter
•“Compass voting and support agreement” refers to the Voting and Support Agreement, dated as of September 22, 2025, by and among Compass, Inc., Anywhere Real Estate Inc., Robert L. Reffkin, Ruth Reffkin Family Trust, 2021 Reffkin Remainder Interest Trust, Reffkin Investment I Corp., Reffkin Investment II Corp. and Reffkin 2022 Family Trust
•“converted shares” refers to shares of Anywhere common stock that are owned by any direct or indirect subsidiary of Anywhere or Compass (other than Merger Sub) immediately prior to the effective time
•“debt financing” refers to the debt financing incurred or intended to be incurred pursuant to the debt commitment letter
•“DGCL” refers to the General Corporation Law of the State of Delaware
•“Exchange Act” refers to the Securities Exchange Act of 1934, as amended
•“exchange agent” refers to Computershare Trust Company, N.A. or Computershare Shareowner Services LLC, as applicable
•“exchange ratio” refers to 1.436 fully paid and nonassessable shares of Compass Class A common stock per share of Anywhere common stock (with, if applicable, cash in lieu of fractional shares)
•“excluded shares” refers to shares of Anywhere common stock owned, directly or indirectly, by Anywhere, Compass or Merger Sub immediately prior to the effective time (in each case, not held on behalf of third parties)
•“GAAP” refers to Generally Accepted Accounting Principles in the United States
•“Goldman Sachs” refers to Goldman Sachs & Co. LLC
•“HSR Act” refers to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended
•“IRS” refers to the Internal Revenue Service
•“merger” refers to the merger of Merger Sub with and into Anywhere, with Anywhere being the surviving corporation in the merger
•“merger agreement” refers to the Agreement and Plan of Merger, dated as of September 22, 2025, by and among Compass, Merger Sub and Anywhere
•“merger consideration” refers to the right of Anywhere stockholders to receive 1.436 fully paid and nonassessable shares of Compass Class A common stock per share of Anywhere common stock (with, if applicable, cash in lieu of fractional shares)
•“Merger Sub” refers to Velocity Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Compass
•“Morgan Stanley” refers to Morgan Stanley & Co. LLC
•“NYSE” refers to the New York Stock Exchange
•“SEC” refers to the Securities and Exchange Commission
v

•“Securities Act” refers to the Securities Act of 1933, as amended
•“we,” “our” and “us” refer to Compass and Anywhere, individually or collectively, as context may require

i

ii

iii

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETINGS
The following questions and answers are intended to briefly address some commonly asked questions about the merger, the merger agreement, the transactions contemplated by the merger agreement, the Compass special meeting and the Anywhere special meeting. They may not include all information or address all questions that are important to Compass stockholders and Anywhere stockholders. Compass stockholders and Anywhere stockholders should carefully read this entire joint proxy statement/prospectus in its entirety, including the annexes and the other documents referred to or incorporated by reference herein. For instructions on how to obtain the information incorporated by reference into this joint proxy statement/prospectus without charge, see “Where You Can Find More Information.”
Q:    What is the merger?
A:    Compass, Merger Sub and Anywhere have entered into a merger agreement, which is further described in this joint proxy statement/prospectus. A copy of the merger agreement is also attached as Annex A to this joint proxy statement/prospectus. Under the merger agreement, pursuant to the terms and subject to satisfaction or (to the extent permitted by law) waiver of the conditions set forth therein, and described in this joint proxy statement/prospectus, in each case prior to the completion of the merger, Merger Sub will merge with and into Anywhere, with Anywhere continuing as the surviving corporation and a wholly owned subsidiary of Compass. As a result of the merger, Anywhere will no longer be a publicly-traded company. Following the merger, Anywhere common stock will be delisted from the NYSE and deregistered under the Exchange Act. The Class A common stock of Compass is traded on the NYSE under the symbol “COMP.” The common stock of Anywhere is traded on the NYSE under the symbol “HOUS.”
Q:    Why am I receiving these materials?
A:    You are receiving this joint proxy statement/prospectus to help you decide how to vote your shares of Compass common stock or Anywhere common stock with respect to (i) the Anywhere merger proposal, (ii) the Compass share issuance proposal and (iii) the other proposals to be considered at the Anywhere special meeting or the Compass special meeting, as applicable.
The transactions contemplated by the merger agreement, including the merger, cannot be completed unless, among other things: (1) Compass stockholders approve the issuance of Compass Class A common stock to Anywhere stockholders in connection with the merger at the Compass special meeting; and (2) Anywhere stockholders adopt the merger agreement at the Anywhere special meeting.
This joint proxy statement/prospectus constitutes both a joint proxy statement of Compass and Anywhere and a prospectus of Compass. It is a joint proxy statement because each of the Compass Board and the Anywhere Board is soliciting proxies from its stockholders. It is a prospectus because Compass will issue shares of Compass Class A common stock in exchange for outstanding shares of Anywhere common stock in the merger. Information about the Compass special meeting, the Anywhere special meeting, the merger, the merger agreement, the transactions contemplated by the merger agreement and the other business to be considered by Compass stockholders at the Compass special meeting and Anywhere stockholders at the Anywhere special meeting is contained in this joint proxy statement/prospectus. Compass stockholders and Anywhere stockholders should read this information carefully and in its entirety. The enclosed voting materials allow Compass stockholders and Anywhere stockholders to vote their shares by proxy without attending the applicable special meeting.
Q:    What will Anywhere stockholders receive in the merger?
A:    If the merger is completed, each outstanding share of Anywhere common stock (other than any shares of Anywhere common stock that are owned (i) directly or indirectly, by Anywhere or by Compass or Merger Sub, or (ii) by any direct or indirect subsidiary of either Anywhere or Compass, other than Merger Sub) will be converted into the merger consideration, which is the right to receive 1.436 fully paid and nonassessable shares of Compass Class A common stock, with, if applicable, cash in lieu of fractional shares, less any applicable withholding taxes. The merger consideration is described in more detail in “The Merger Agreement—Merger Consideration.”
Q:    What happens if I am eligible to receive a fraction of a share of Compass Class A common stock as part of the merger consideration?
A:    If the aggregate number of shares of Compass Class A common stock that you are entitled to receive as part of the merger consideration otherwise would include a fraction of a share of Compass Class A common stock, you will receive cash in lieu of that fractional share (less any applicable withholding taxes).
Q:    How and when will I receive the merger consideration to which I am entitled?
A:    Holders of Anywhere common stock are not required to take any specific actions to exchange your shares of Anywhere common stock, and as soon as practicable after the effective time, the exchange agent will automatically exchange your shares of Anywhere common stock for the merger consideration. For more information on the documentation you are required to deliver to the exchange agent, see the section entitled “The Merger Agreement—Closing and Effectiveness of the Merger.”
Q:    What will happen to Anywhere as a result of the merger?
A:    If the merger is completed, Anywhere, as the surviving corporation, will be converted to a privately held company and will become a wholly owned subsidiary of Compass. As a result of the merger and the transactions contemplated by the merger agreement, Anywhere will no longer be a publicly held company and Anywhere common stock will be delisted from the NYSE and deregistered under the Exchange Act.
Q:    What respective percentage of the outstanding stock of Compass will Compass stockholders and Anywhere stockholders hold immediately following the completion of the merger?
A:    Based on the number of shares of Compass common stock and Anywhere common stock outstanding as of November 25, 2025, and the exchange ratio, we estimate that, immediately following the completion of the merger, current holders of Compass common stock will own approximately 77.7% of the outstanding shares of Compass common stock and approximately 82.4% of the voting power of the outstanding shares of Compass common stock of the combined company, and current holders of Anywhere common stock will own approximately 22.3% of the outstanding shares of Compass common stock and approximately 17.6% of the voting power of the outstanding shares of Compass common stock, excluding equity-based Anywhere awards that will convert into Compass awards pursuant to the terms of the merger agreement. The exact ownership percentages of Compass stockholders and Anywhere stockholders in Compass immediately following the merger will depend on the number of shares of Compass Class A common stock and Anywhere common stock issued and outstanding immediately prior to the merger.
Based on the number of shares of Compass common stock and Anywhere common stock outstanding as of November 25, 2025, and the exchange ratio, immediately following the completion of the merger, we estimate that Robert L. Reffkin, Chairman of the Compass Board and Chief Executive Officer of Compass (who we refer to as “Mr. Reffkin”), together with his financial planning vehicles and affiliated trusts (and including his shares of Class A common stock subject to outstanding Compass RSU Awards (as defined below) for which the service condition has been satisfied or would be satisfied within 60 days of November 25, 2025), will beneficially own approximately 2.6% of the common stock, comprised of approximately 8,982,709 shares of Class A common stock and all of the issued and outstanding shares of Class C common stock, representing approximately 23.1% of the voting power of the common stock of the combined company. Each share of Class C common stock is entitled to twenty (20) votes per share and will be convertible at any time into one share of Class A common stock and will automatically convert into Class A common stock under certain “sunset” provisions.
Q:    Who will serve on the board of directors of the combined company following the merger?
A:    The composition of the Compass Board will not change upon the closing of the merger.

Q:    Will the market value of the merger consideration change between the date of this joint proxy statement/prospectus and the time the merger is completed?
A:    It may. Although the merger consideration that holders of Anywhere common stock will receive is fixed, the market value of the merger consideration may fluctuate between the date of this joint proxy statement/prospectus and the completion of the merger based upon the trading price of shares of Compass Class A common stock. The market value of Compass Class A common stock at the time of completion of the merger could be greater than, less than or the same as the market value of Compass Class A common stock on the date of the accompanying joint proxy statement/prospectus and/or the date of the Compass and Anywhere special meetings. We cannot predict the amount of any change in value, as the market price of shares of Compass Class A common stock may fluctuate based on the perceived values of the Class A common stock of Compass in anticipation of the merger, and it may not be possible to estimate the market value of Compass Class A common stock.
Q:    When do Compass and Anywhere expect to complete the transactions contemplated by the merger agreement?
A:    Compass and Anywhere are working to complete the transactions contemplated by the merger agreement as soon as practicable. We currently expect that the merger will be completed during the second half of 2026, subject to satisfaction of customary closing conditions, including receipt of regulatory approvals. Neither Compass nor Anywhere can predict, however, the actual date on which the transactions will be completed because they are subject to conditions beyond each company’s control, including obtaining the necessary regulatory approvals.
Q:    What are the closing conditions that must be satisfied to complete the merger and the transactions contemplated by the merger agreement, and can the parties waive the closing conditions?
There are a number of conditions to the closing of the merger and the transactions contemplated by the merger agreement. For a summary of the conditions that must be satisfied or waived prior to the consummation of the merger and the transactions contemplated by the merger agreement, see “The Merger Agreement—Conditions to the Merger.” The closing conditions can be waived by the applicable parties to the extent permitted by applicable law, but no party is required to waive any closing condition.
If the parties were to waive any closing condition, such waiver may have an adverse effect on Compass, Anywhere or their respective stockholders. For a summary of the potential risks relating to the merger and the transactions contemplated by the merger agreement, see “Risk Factors.”
Q:    What is the Compass voting and support agreement?
A:    On September 22, 2025, concurrently with the execution and delivery of the merger agreement, Mr. Reffkin, Chairman of the Compass Board and Chief Executive Officer of Compass, and certain entities affiliated with Mr. Reffkin, entered into a voting and support agreement with Anywhere and Compass pursuant to which, among other things, Mr. Reffkin and such entities agreed to (i) vote their shares of Compass common stock then held in favor of the approval of the Compass share issuance, (ii) retain a number of shares of Class A common stock greater than or equal to 6,828,116 and (iii) not otherwise transfer their shares, subject to certain exceptions.
Q:    What is the Anywhere voting and support agreement?
A:    On September 22, 2025, concurrently with the execution and delivery of the merger agreement, certain funds and accounts managed or advised by Angelo, Gordon & Co., L.P. (which we refer to as “TPG/AG”) entered into a voting and support agreement with Anywhere and Compass pursuant to which, among other things, such funds and accounts agreed to (i) vote their shares of Anywhere common stock in favor of the adoption of the merger agreement and (ii) not transfer their shares, subject to certain exceptions.

Q:    What matters will be considered at each of the special meetings?
A:    Compass stockholders are being asked to vote on the following proposals:
•Approval of the Compass Share Issuance. To vote on a proposal to approve the issuance of Compass Class A common stock, par value $0.00001 per share, to Anywhere stockholders in connection with the merger agreement (which we refer to as the “Compass share issuance proposal”); and
•Adjournment of the Compass Special Meeting. To vote on a proposal to approve the adjournment of the Compass special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Compass special meeting to approve the Compass share issuance proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Compass stockholders (which we refer to as the “Compass adjournment proposal”).
Anywhere stockholders are being asked to vote on the following proposals:
•Adoption of the Merger Agreement. To vote on a proposal to adopt the merger agreement, which is further described in the section entitled “The Merger Agreement,” and a copy of which merger agreement is attached as Annex A to this joint proxy statement/prospectus (which we refer to as the “Anywhere merger proposal”);
•Anywhere Non-Binding Compensation Advisory Proposal. To vote on a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become payable to Anywhere’s named executive officers in connection with the merger (which we refer to as the “Anywhere non-binding compensation advisory proposal”); and
•Adjournment of the Anywhere Special Meeting. To vote on a proposal to approve the adjournment of the Anywhere special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Anywhere special meeting to approve the Anywhere merger proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Anywhere stockholders (which we refer to as the “Anywhere adjournment proposal”).
Approval of the Compass share issuance proposal by Compass stockholders and approval of the Anywhere merger proposal by Anywhere stockholders are required for completion of the merger.
Q:    What vote is required to approve each proposal at the Compass special meeting?
A:    The Compass share issuance proposal: The affirmative vote of the holders of a majority of the voting power of the shares of Compass Class A common stock, entitled to one vote per share, and Compass Class C common stock, entitled to twenty (20) votes per share, voting together as a single class, thereon that are present or represented by proxy at the Compass special meeting and are voted for or against the matter.
The Compass adjournment proposal: The affirmative vote of the holders of a majority of the voting power of the shares of Compass Class A common stock, entitled to one vote per share, and Compass Class C common stock, entitled to twenty (20) votes per share, voting together as a single class, thereon that are present or represented by proxy at the Compass special meeting and are voted for or against the matter, whether or not a quorum is present is required to approve the Compass adjournment proposal.
Q:    What vote is required to approve each proposal at the Anywhere special meeting?
A:    The Anywhere merger proposal: The affirmative vote of a majority of the outstanding shares of Anywhere common stock entitled to vote thereon is required to approve the Anywhere merger proposal.
The Anywhere non-binding compensation advisory proposal: The affirmative vote of holders of a majority of the votes entitled to be cast by the stockholders who are present or represented by proxy at the

Anywhere special meeting is required to approve the Anywhere non-binding compensation advisory proposal.
The Anywhere adjournment proposal: The affirmative vote of holders of a majority of the votes entitled to be cast by the Anywhere stockholders who are present via the Anywhere special meeting website or represented by proxy at the Anywhere special meeting, whether or not a quorum is present, is required to approve the Anywhere adjournment proposal.
Q:    Why are Anywhere stockholders being asked to consider and vote on a proposal to approve, by advisory (non-binding) vote, the Anywhere merger-related executive compensation?
A:    Under SEC rules, Anywhere is required to seek an advisory (non-binding) vote with respect to the compensation that may be paid or become payable to its named executive officers that is based on, or otherwise relates to, the merger and the transactions contemplated by the merger agreement.
Q:    What happens if the Anywhere non-binding compensation advisory proposal is not approved?
A:    Approval of the Anywhere non-binding compensation advisory proposal is not a condition to completion of the merger, and because the vote on the Anywhere non-binding compensation advisory proposal is advisory only, it will not be binding on Anywhere. Accordingly, if the merger is approved and the other conditions to closing are satisfied or waived, the merger will be completed even if the Anywhere non-binding compensation advisory proposal is not approved. If the Anywhere merger proposal is approved and the Compass share issuance proposal is approved and the merger is completed, the Anywhere merger-related compensation will be payable to Anywhere’s named executive officers, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the Anywhere non-binding compensation advisory proposal.
Q:    Do any of Compass’ or Anywhere’s directors or executive officers have interests in the merger that may differ from those of Compass stockholders or Anywhere stockholders?
A:    Certain of Anywhere’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of Anywhere stockholders generally. These interests may include, among others, the treatment of Anywhere equity awards pursuant to the merger agreement, the receipt of severance payments and benefits, and the acceleration of vesting and lapse of forfeiture conditions with respect to Anywhere equity and other incentive awards upon a severance-qualifying termination of employment within a specified period following a change in control of Anywhere. The Anywhere Board was aware of the interests of Anywhere’s directors and executive officers, and the Anywhere Board considered such interests, among other matters, when it approved the merger agreement and in making its recommendations to its stockholders. For more information regarding these interests, see the section entitled “The Merger—Interests of Anywhere’s Directors and Executive Officers in the Merger.”
Q:    How many votes do I have?
A:    Each holder of Compass Class A common stock is entitled to one vote for each share of Compass common stock held of record as of the Compass record date. Each holder of Compass Class B common stock is not entitled to vote and no Class B common stock are issued and outstanding as of the Compass record date. Each holder of Compass Class C common stock is entitled to twenty (20) votes for each share of Compass Class C common stock held of record as of the Compass record date. As of the close of business on the Compass record date, Mr. Reffkin, directly and through certain entities affiliated with Mr. Reffkin, is the only outstanding holder of Class C common stock. Each holder of Anywhere common stock is entitled to one vote for each share of Anywhere common stock held of record as of the Anywhere record date.
As of November 25, 2025, there were 552,113,490 shares of Compass Class A common stock outstanding and 10,122,433 shares of Compass Class C common stock outstanding. As of the close of business on November 25, 2025, there were 112,130,696 shares of Anywhere common stock outstanding. As summarized below, there are some important distinctions between shares held of record and those owned beneficially in street name.
Q:    What constitutes a quorum for the Compass special meeting?
A:    The presence, via the Compass special meeting website or by proxy, of holders of Compass Class A common stock and the holders of Compass Class C common stock that are outstanding and entitled to cast a majority of the votes at the Compass special meeting will constitute a quorum for the transaction of business at the Compass special meeting. Abstentions and broker non-votes (which are described below) will count for the purpose of determining the presence of a quorum for the transaction of business at the Compass special meeting.
Q:    What constitutes a quorum for the Anywhere special meeting?
A:    The presence, via the Anywhere special meeting website or by proxy, of the holders of a majority of the outstanding shares of Anywhere common stock, at the Anywhere special meeting will constitute a quorum for the transaction of business at the Anywhere special meeting. Abstentions and broker non-votes (which are described below) will count for the purpose of determining the presence of a quorum for the transaction of business at the Anywhere special meeting.
Q:    How does the Compass Board recommend that Compass stockholders vote?
A:    The Compass Board unanimously recommends that Compass stockholders vote: “FOR” the Compass share issuance proposal and “FOR” the Compass adjournment proposal.
Q:    How does the Anywhere Board recommend that Anywhere stockholders vote?
A:    The Anywhere Board unanimously recommends that Anywhere stockholders vote: “FOR” the Anywhere merger proposal, “FOR” the Anywhere non-binding compensation advisory proposal and “FOR” the Anywhere adjournment proposal.
Q:    Why did the Compass Board approve the transactions contemplated by the merger agreement, including the merger?
A:    For information regarding the Compass Board’s reasons for approving the transactions contemplated by the merger agreement, including the merger, and recommending that Compass stockholders approve the Compass share issuance proposal, see the section entitled “The Merger—Compass Board’s Recommendation and Reasons for the Merger.”
Q:    Why did the Anywhere Board approve the merger agreement and the transactions contemplated by the merger agreement, including the merger?
A:    For information regarding the Anywhere Board’s reasons for approving and recommending adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommending that Anywhere stockholders adopt the merger agreement, see the section entitled “The Merger—Anywhere Board’s Recommendation and Reasons for the Merger.”
Q:    What if I hold shares in both Compass and Anywhere?
A:    If you hold shares of both Compass common stock and Anywhere common stock, you will receive two separate packages of proxy materials. A vote cast as a holder of Compass common stock will not count as a vote cast as a holder of Anywhere common stock, and a vote cast as a holder of Anywhere common stock will not count as a vote cast as a holder of Compass common stock. Therefore, please submit separate proxies for your shares of Compass common stock and your shares of Anywhere common stock.

Q:    What do I need to do now?
A:    After carefully reading and considering the information contained in this joint proxy statement/prospectus, please vote your shares as soon as possible so that your shares will be represented at the Compass special meeting or Anywhere special meeting, as applicable. Please follow the instructions set forth on the Compass proxy card or the Anywhere proxy card, as applicable, or on the voting instruction form provided by the record holder if your shares are held in the name of your bank, broker or other nominee.
Q:    Does my vote matter?
A:    Yes. The merger and the transactions contemplated by the merger agreement cannot be completed unless the Compass share issuance proposal is approved by the affirmative vote of the holders of a majority of the votes cast and the Anywhere merger proposal is approved by the affirmative vote of a majority of the outstanding shares of Anywhere common stock entitled to vote thereon.
Q:    How do I vote?
A:    If you are a stockholder of record of Compass as of the Compass record date of December 12, 2025, you are entitled to receive notice of, and cast a vote at, the Compass special meeting via the Compass special meeting website. If you are a stockholder of record of Anywhere as of the Anywhere record date of December 12, 2025, you are entitled to receive notice of, and cast a vote at, the Anywhere special meeting via the Anywhere special meeting website. Each holder of Compass Class A common stock is entitled to cast one vote on each matter properly brought before the Compass special meeting for each share of Compass Class A common stock that such holder owned of record as of the Compass record date. Each holder of Compass Class C common stock is entitled to cast twenty (20) votes on each matter properly brought before the Compass special meeting for each share of Compass Class C common stock that such holder owned of record as of the Compass record date. Each holder of Anywhere common stock is entitled to cast one vote on each matter properly brought before the Anywhere special meeting for each share of Anywhere common stock that such holder owned of record as of the Anywhere record date. You may submit your proxy before the Compass special meeting or the Anywhere special meeting in one of the following ways:
•Telephone Voting - use the toll-free number shown on your proxy card;
•Via the Internet - visit the website shown on your proxy card to vote via the Internet; or
•Voting by Mail - complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.
If you are a stockholder of record, you may also attend the Compass special meeting or attend the Anywhere special meeting, as applicable, and cast your vote at the applicable special meeting.
If your shares are held in “street name,” through a bank, broker or other nominee, that institution will send you instructions describing the procedure for voting your shares.
Q:    What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:    You are a “stockholder of record” if your shares are registered directly in your name with Compass’ and Anywhere’s respective transfer agents, Computershare Trust Company, N.A. and Computershare Shareowner Services LLC (each in its capacity as the transfer agent, which we refer to as “Computershare”). As the stockholder of record, you have the right to vote at the Compass special meeting or the Anywhere special meeting, as applicable. You may also vote before the Compass special meeting or the Anywhere special meeting, as applicable, by Internet, telephone or mail, as described in the notice and above under the heading “How do I vote?” You are deemed to beneficially own shares in “street name” if your shares are held by a bank, broker or other nominee. Your bank, broker or other nominee will send you, as the beneficial owner, a package describing the procedure for voting your shares. You should follow the instructions provided by them to vote your shares. If you beneficially own your shares, you are invited to attend the Compass special meeting or Anywhere special meeting, as applicable.
Q:    If my shares are held in “street name” by a bank, broker or other nominee, will my bank, broker or other nominee vote my shares for me?
A:    If your shares are held in “street name” by a bank, broker or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your bank, broker or other nominee. You may also vote shares held in street name by returning a proxy card via mail or by voting at the Compass special meeting or Anywhere special meeting, as applicable. Your bank, broker or other nominee is obligated to provide you with a voting instruction card for you to use.
Banks, brokers or other nominees who hold shares in street name for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers or other nominees are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine” without specific instructions from the beneficial owner. It is expected that all proposals to be voted on at each of the Compass special meeting and the Anywhere special meeting are “non-routine” matters. Broker non-votes occur when a broker or nominee is not instructed by the beneficial owner of shares to vote on a particular proposal for which the bank, broker or other nominee does not have discretionary voting power.
If you are a beneficial owner of Compass shares and you do not instruct your bank, broker or other nominee on how to vote your shares:
•your bank, broker or other nominee may not vote your shares on the Compass share issuance proposal, which broker non-votes, if any, will have no effect on the outcome of such proposal; and
•your bank, broker or other nominee may not vote your shares on the Compass adjournment proposal, which broker non-votes, if any, will have no effect on the outcome of such proposal.
If you are a beneficial owner of Anywhere shares and you do not instruct your bank, broker or other nominee on how to vote your shares:
•your bank, broker or other nominee may not vote your shares on the Anywhere merger proposal, which broker non-votes, if any, will have the same effect as a vote “AGAINST” such proposal;
•your bank, broker or other nominee may not vote your shares on the Anywhere non-binding compensation advisory proposal, which broker non-votes, if any, will have no effect on the outcome of such proposal; and
•your bank, broker or other nominee may not vote your shares on the Anywhere adjournment proposal, which broker non-votes, if any, will have no effect on the outcome of such proposal.
Q:    May I attend the Compass special meeting or the Anywhere special meeting?
A:    You or your authorized proxy may attend the Compass special meeting if you were a registered or beneficial stockholder of Compass common stock as of the Compass record date.
You or your authorized proxy may attend the Anywhere special meeting if you were a registered or beneficial holder of Anywhere common stock as of the Anywhere record date.
Q:    When and where will each of the Compass special meeting and Anywhere special meeting take place? What must I bring to attend the Compass special meeting or the Anywhere special meeting?
A:    The Compass special meeting will be held virtually via the Internet at 1:00 p.m., Eastern Time, on January 7, 2026. The Compass special meeting will be held solely via live webcast, and there will not be a physical meeting location. Compass stockholders will be able to attend the Compass special meeting online and vote their shares electronically during the meeting by visiting the Compass special meeting website. If you choose to attend the Compass special meeting and vote your shares via the Compass special meeting website, you will need the 16-digit control number included on your proxy card. If you are a beneficial owner of Compass common stock but not the stockholder of record of such shares of Compass common stock, you will need to obtain a control number from your broker, bank or other nominee holder of record giving you the right to vote the shares.
The Anywhere special meeting will be held virtually via the Internet at 9:00 a.m., Eastern Time, on January 7, 2026. The Anywhere special meeting will be held solely via live webcast, and there will not be a physical meeting location. Anywhere stockholders will be able to attend the Anywhere special meeting online and vote their shares electronically during the meeting by visiting the Anywhere special meeting website. If you choose to attend the Anywhere special meeting and vote your shares via the Anywhere special meeting website, you will need the 16-digit control number included on your proxy card. If you are a beneficial owner of Anywhere common stock but not the holder of record of such shares of Anywhere common stock, you will need to obtain a control number from your broker, bank or other nominee holder of record giving you the right to vote the shares.
Q:    What if I fail to vote or abstain?
A:    For purposes of the Compass special meeting, an abstention occurs when a Compass stockholder attends the Compass special meeting and does not vote or returns a proxy with an “abstain” instruction.
•Compass share issuance proposal: An abstention will have no effect on the outcome of the Compass share issuance proposal. If a Compass stockholder is not present at the Compass special meeting and does not respond by proxy, it will have no effect on the vote count for such proposal.
•Compass adjournment proposal: An abstention will have no effect on the outcome of the Compass adjournment proposal. If a Compass stockholder is not present at the Compass special meeting and does not respond by proxy, it will have no effect on the vote count for such proposal.
For purposes of the Anywhere special meeting, an abstention occurs when an Anywhere stockholder attends the Anywhere special meeting and does not vote or returns a proxy with an “abstain” instruction.
•Anywhere merger proposal: An abstention will have the same effect as a vote cast “AGAINST” the Anywhere merger proposal. If an Anywhere stockholder is not present at the Anywhere special meeting and does not respond by proxy, it will have the same effect of a vote cast “AGAINST” such proposal.
•Anywhere non-binding compensation advisory proposal: An abstention will have the same effect as a vote cast “AGAINST” the Anywhere non-binding compensation advisory proposal. If an Anywhere stockholder is not present at the Anywhere special meeting and does not respond by proxy, it will have no effect on the outcome of the Anywhere non-binding compensation advisory proposal.
•Anywhere adjournment proposal: An abstention will have the same effect as a vote cast “AGAINST” the Anywhere adjournment proposal. If an Anywhere stockholder is not present at the Anywhere special meeting and does not respond by proxy, it will have no effect on the vote count for such proposal.
Q:    What will happen if I return my proxy or voting instruction card without indicating how to vote?
A:    If you sign and return your proxy or voting instruction card without indicating how to vote on any particular proposal, the Compass common stock or Anywhere common stock represented by your proxy will be voted as recommended by the Compass Board or the Anywhere Board, as applicable, with respect to that proposal.

Q:    May I change or revoke my vote after I have delivered my proxy or voting instruction card?
A:    Yes. If you are a record holder, you may change or revoke your vote before your proxy is voted at the Compass special meeting or the Anywhere special meeting, as applicable, as described herein. You may do this in one of the following four ways:
•by logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case, if you are eligible to do so;
•by sending a notice of revocation to the Corporate Secretary or Executive Vice President, General Counsel and Corporate Secretary of Compass or Anywhere, respectively, as applicable;
•by sending a completed proxy card bearing a later date than your original proxy card; or
•by attending the Compass special meeting or the Anywhere special meeting, as applicable, and voting your shares.
If you choose any of the first three methods, you must take the described action no later than the beginning of the Compass special meeting or the Anywhere special meeting, as applicable.
If your shares are held in an account at a bank, broker or other nominee and you have delivered your voting instruction card or otherwise given instruction on how to vote your shares to your bank, broker or other nominee or your applicable plan administrator, you should contact your bank, broker or other nominee or your applicable plan administrator to change your vote.
Q:    What are the material U.S. federal income tax consequences of the merger?
A:    The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. Accordingly, holders of Anywhere common stock are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange of their Anywhere common stock for Compass Class A common stock in the merger, except for any gain or loss that may result from the receipt of cash instead of a fractional share of Compass Class A common stock. The completion of the merger, however, is not conditioned on the merger qualifying for such treatment or upon the receipt of an opinion of counsel to that effect.
Neither Compass nor Anywhere intends to request a ruling from the IRS regarding the U.S. federal income tax consequences of the merger. Accordingly, no assurance can be given that the IRS would not assert that the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes or that a court would not sustain such a challenge.
If the IRS or a court were to determine that the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, a holder of Anywhere common stock that exchanges such shares for Compass Class A common stock pursuant to the merger generally would recognize gain or loss in an amount equal to the difference, if any, between the fair market value of the Compass Class A common stock received (including any fractional share interest deemed received and exchanged for cash) by such holder and such holder’s adjusted tax basis in the Anywhere common stock exchanged therefor.
You should be aware that the tax consequences to you of the merger may depend upon your own situation. In addition, you may be subject to state, local or non-U.S. tax laws that are not discussed in this joint proxy statement/prospectus. You should therefore consult with your own tax advisor for a full understanding of the U.S. federal, state local or non-U.S. income or other tax consequences to you of the merger. For a more detailed description of the U.S. federal income tax consequences of the merger, see the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”

Q:    Where can I find the voting results of the Compass special meeting and the Anywhere special meeting?
A:    Within four business days following certification of the final voting results, each of Compass and Anywhere intends to file the final voting results with the SEC on a Current Report on Form 8-K.
Q:    Are holders of Compass common stock entitled to appraisal rights?
A:    No. Holders of Compass common stock are not entitled to appraisal rights under the DGCL. For more information, see the section entitled “Summary—Appraisal Rights.”
Q:    What happens if I sell my shares of Compass common stock after the Compass record date but before the Compass special meeting?
A:    The Compass record date for the Compass special meeting (the close of business on December 12, 2025) is earlier than the date of the Compass special meeting and earlier than the date that the merger is expected to be completed. If you sell or otherwise transfer your shares of Compass common stock after the Compass record date but before the date of the Compass special meeting, you will retain your right to vote at the Compass special meeting.
Q:    What happens if I sell my shares of Anywhere common stock after the Anywhere record date but before the Anywhere special meeting?
A:    The Anywhere record date for the Anywhere special meeting (the close of business on December 12, 2025) is earlier than the date of the Anywhere special meeting and earlier than the date that the merger is expected to be completed. If you sell or otherwise transfer your shares of Anywhere common stock after the Anywhere record date but before the date of the Anywhere special meeting, you will retain your right to vote at the Anywhere special meeting. However, you will not have the right to receive the merger consideration. In order to receive such merger consideration, you must hold your shares through completion of the merger.
Q:    Are there any risks that I should consider in deciding whether to vote in favor of the Compass share issuance proposal or the Anywhere merger proposal, or the other proposals to be considered at the Compass special meeting or the Anywhere special meeting, as applicable?
A:    Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 30. You also should read and carefully consider the risk factors of Compass and Anywhere contained in the documents that are incorporated by reference into this joint proxy statement/prospectus.
Q:    Whom should I contact if I have any questions about the proxy materials or voting?
A:    If you have any questions about the proxy materials, or if you need assistance submitting your proxy or voting your shares or need additional copies of this joint proxy statement/prospectus or the enclosed Compass proxy card or Anywhere proxy card, as applicable, you should contact Compass, at 110 Fifth Avenue, 4th Floor, New York, New York 10011, (646) 982-0353 or by email at corporatesecretary@compass.com, or Sodali & Co., the proxy solicitation agent for Anywhere, at (800) 662-5200 or by email at HOUS@investor.sodali.com, as applicable.

SUMMARY
This summary highlights selected information contained in this joint proxy statement/prospectus and does not contain all the information that may be important to you. Compass and Anywhere urge you to read carefully this joint proxy statement/prospectus in its entirety, including the annexes. Additional, important information, which Compass and Anywhere also urge you to read, is contained in the documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information.”
The Parties (page 45)
Compass, Inc.
Compass, Inc. is a leading tech-enabled real estate services company that includes the largest residential real estate brokerage in the United States by sales volume. Founded in 2012 and based in New York City, Compass provides an end-to-end platform that empowers its residential real estate agents to deliver exceptional service to seller and buyer clients. The platform includes an integrated suite of cloud-based software for customer relationship management, marketing, client service, and other critical functionality, all custom-built for the real estate industry, which enables Compass’ core brokerage services. Compass agents utilize technology offerings to grow their businesses, save time, and manage their businesses more effectively. The Compass network includes Christie’s International Real Estate, with over 100 independently owned brokerage in over 50 countries and territories.
Compass’ principal executive offices are located at 110 Fifth Avenue, 4th Floor, New York, New York 10011, and its telephone number is (212) 913-9058. Compass’ website address is www.compass.com. Information contained on Compass’ website does not constitute part of this joint proxy statement/prospectus. Compass’ stock is publicly traded on the NYSE, under the ticker symbol “COMP.” Additional information about Compass is included in documents incorporated by reference in this joint proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information.”
Anywhere Real Estate Inc.
A leader of integrated residential real estate services in the United States, Anywhere includes franchise, brokerage, relocation, and title and settlement businesses, as well as mortgage and title insurance underwriter joint ventures. The diverse Anywhere brand portfolio includes some of the most recognized names in real estate: Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA®, and Sotheby’s International Realty®. Using innovative technology, data and marketing products, high-quality lead generation programs, and best-in-class learning and support services, Anywhere fuels the productivity of its approximately 173,500 independent sales agents in the U.S. and approximately 127,500 independent sales agents in 119 other countries and territories, helping them build stronger businesses and best serve today’s consumers.
Anywhere’s principal executive offices are located at 175 Park Avenue, Madison, New Jersey 07940 and its telephone number is (973) 407-2000. Anywhere’s website address is www.anywhere.re. Information contained on Anywhere’s website does not constitute part of this joint proxy statement/prospectus. Anywhere’s stock is publicly traded on the NYSE, under the ticker symbol “HOUS.” Additional information about Anywhere is included in documents incorporated by reference in this joint proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information.”
Velocity Merger Sub, Inc.
Velocity Merger Sub, Inc., a wholly owned subsidiary of Compass, is a Delaware corporation incorporated on September 19, 2025 for the purpose of effecting the merger. Velocity Merger Sub, Inc. has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement. The principal executive offices of Velocity Merger Sub, Inc. are located at 110 Fifth Avenue, 4th Floor, New York, New York 10011, and its telephone number is (212) 913-9058.

The Merger and the Merger Agreements (page 46)
The terms and conditions of the merger are contained in the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus. We encourage you to read the merger agreement carefully and in its entirety, as it is the legal document that governs the transactions contemplated by the merger agreement.
On September 22, 2025, Compass, Merger Sub and Anywhere entered into the merger agreement, which provides that, subject to the terms and conditions of the merger agreement, Merger Sub will merge with and into Anywhere, with Anywhere continuing as the surviving corporation. As a result of the merger, Anywhere will become a wholly owned subsidiary of Compass.
Merger Consideration (page 95)
At the effective time, each share of Anywhere common stock that is issued and outstanding immediately prior to the completion of the merger (other than any shares of Anywhere common stock that are owned (i) directly or indirectly, by Anywhere or by Compass or Merger Sub, or (ii) by any direct or indirect subsidiary of either Anywhere or Compass, other than Merger Sub) will be converted into the right to receive 1.436 fully paid and nonassessable shares of Compass Class A common stock, with cash in lieu of any fractional shares of Compass Class A common stock, less applicable withholding taxes.
On September 19, 2025 (the last full trading day before the announcement of the merger), the closing price per share of Compass Class A common stock was $9.40, which, after giving effect to the exchange ratio of 1.436, has an implied value of approximately $13.50 per share. On December 1, 2025 (the last full trading day before the date of this joint proxy statement/prospectus), the closing price per share of Compass Class A common stock was $10.63, which, after giving effect to the exchange ratio of 1.436, has an implied value of approximately $15.26 per share. The market value of Compass Class A common stock at the time of completion of the merger could be greater than, less than or the same as the market value of Compass Class A common stock on the date of this joint proxy statement/prospectus. We urge you to obtain current market quotations for the shares of Compass Class A common stock and Anywhere common stock.
For more details on the exchange ratio, see “The Merger Agreement—Merger Consideration.”
Treatment of Anywhere Equity Awards (page 96)
Anywhere RSU Awards, Anywhere DSU Awards and Anywhere PSU Awards
Except as set forth below, at the effective time, each outstanding Anywhere RSU Award, each outstanding Anywhere DSU Award and each outstanding Anywhere PSU Award (other than any Anywhere RSU Award or Anywhere DSU Award granted to a non-employee director of Anywhere) will be canceled and converted into an award of restricted stock units (a “Compass RSU Award”) covering a number of shares of Compass Class A common stock (rounded to the nearest whole share) equal to the product of (i) the total number of shares of Anywhere common stock subject to the Anywhere RSU Award, Anywhere DSU Award or Anywhere PSU Award, as applicable, immediately prior to the effective time, multiplied by (ii) the exchange ratio, with substantially the same terms and conditions (including vesting and accelerated vesting) as applied to the corresponding Anywhere RSU Award, Anywhere DSU Award or Anywhere PSU Award, as applicable, immediately prior to the effective time (except that Anywhere PSU Awards will only be subject to service-based vesting and any performance goals will cease to apply). With respect to each Anywhere PSU Award, performance goals will be determined based on the average of any individual performance periods (to the extent applicable and set forth in the existing award agreement) (provided that the average will be no less than the target performance level), without regard to any relative total stockholder return modifier (to the extent applicable), and based on: (A) for performance periods ending on or prior to the effective time, actual performance as determined in good faith by the Compensation and Talent Committee of the Anywhere Board (the “Anywhere Compensation Committee”), (B) for any performance period that has commenced but not ended on or prior to the closing date, actual performance through the most recent practicable date prior to the closing date, with performance for any portion of the performance period that remains following the closing date extrapolated based on the forecasted performance as determined in good faith by the

Anywhere Compensation Committee and in consultation with Compass, and (C) for any performance periods that have not yet commenced as of the closing date, the target performance level.
At the effective time, each outstanding Anywhere RSU Award and each outstanding Anywhere DSU Award, in each case, granted to a non-employee director of Anywhere that is outstanding immediately prior to the effective time will fully vest (to the extent unvested) and be converted into the right to receive the merger consideration.
Anywhere Option Awards
At the effective time, each outstanding Anywhere Option Award (other than an Anywhere Option Award held by an individual who is not an employee of Anywhere as of immediately prior to the effective time) will cease to represent a right to acquire shares of Anywhere common stock and will be assumed and converted automatically into an option to purchase a number of shares of Compass Class A common stock (each, an “Adjusted Option”) equal to the number of shares of Anywhere common stock subject to such Anywhere Option Award immediately prior to the effective time multiplied by the exchange ratio (with fractional shares rounded down to the nearest whole share), at an exercise price per share of Compass Class A common stock equal to (I) the per share exercise price for shares of Anywhere common stock subject to the corresponding Anywhere Option Award divided by (II) the exchange ratio (rounded up to the nearest whole cent). Each Adjusted Option will otherwise be subject to the same terms and conditions applicable to the corresponding Anywhere Option Award, including vesting terms.
At the effective time, each Anywhere Option Award that is outstanding and unexercised immediately prior to the effective time and is held by any individual who is not an employee of Anywhere as of immediately prior to the effective time will, without any action on the part of Compass, Anywhere or the holder thereof, be canceled, with the holder being entitled to receive the merger consideration in respect of each net share, determined by dividing (i) (A) the excess, if any, of the value of the merger consideration over the per share exercise price of the Anywhere Option Award, multiplied by (B) the number of shares subject to the Anywhere Option Award immediately prior to the effective time, by (ii) the Compass closing price.
Anywhere Performance-Vesting Cash Awards and Anywhere Time-Vesting Cash Awards
At the effective time, each outstanding Anywhere Performance-Vesting Cash Award and Anywhere Time-Vesting Cash Award will be assumed by Compass and continue to be subject to the same terms and conditions (including vesting and accelerated vesting) as apply as of immediately prior to the effective time; except that any performance goals applicable to the Anywhere Performance-Vesting Cash Awards will be deemed achieved in the same manner as described above with respect to Anywhere PSU Awards.
Recommendation of the Compass Board (page 52)
After careful consideration of various factors described in “The Merger—Compass Board’s Recommendation and Reasons for the Merger,” the Compass Board unanimously (i) determined that the merger agreement and the transactions contemplated thereby (including the merger and the Compass share issuance) are advisable and fair to, and in the best interests of, Compass and its stockholders, (ii) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger and the Compass share issuance, and (iii) resolved to recommend that Compass stockholders approve the Compass share issuance proposal and directed that such matter be submitted for consideration at the Compass special meeting.
The Compass Board, by unanimous written consent, recommends that holders of Compass common stock vote:
•“FOR” the Compass share issuance proposal; and
•“FOR” the Compass adjournment proposal.
Recommendation of the Anywhere Board (page 55)
After careful consideration of various factors described in the section entitled “The Merger—Anywhere Board’s Recommendation and Reasons for the Merger” beginning on page 55, the Anywhere Board, at a meeting duly called and held by unanimous vote, (i) determined that the merger agreement and the transactions contemplated by the merger agreement (including the merger) are fair to, and in the best interests of, Anywhere and its stockholders, (ii) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and (iii) resolved to recommend that Anywhere stockholders approve and adopt the merger agreement and the transactions contemplated thereby, including the merger, and directed that such matter be submitted for consideration at the Anywhere special meeting.
The Anywhere Board unanimously recommends that Anywhere stockholders vote:
•“FOR” the Anywhere merger proposal;
•“FOR” the Anywhere non-binding compensation advisory proposal; and
•“FOR” the Anywhere adjournment proposal.
Opinion of Compass’ Financial Advisor (page 60)
On September 21, 2025, at a meeting of the Compass Board held to evaluate the merger, Morgan Stanley, Compass’ financial advisor, delivered to the Compass Board an oral opinion, which was confirmed by delivery of a written opinion, dated September 21, 2025, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in Morgan Stanley’s written opinion, the exchange ratio was fair, from a financial point of view, to Compass.
The full text of the written opinion of Morgan Stanley, dated September 21, 2025, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this joint proxy statement/prospectus and is incorporated by reference herein in its entirety. Morgan Stanley provided financial advisory services and its opinion evaluating the fairness to Compass, from a financial point of view, of the exchange ratio pursuant to the merger agreement for the Compass Board in connection with its consideration of the merger. Morgan Stanley’s opinion is not a recommendation as to how any holder of Compass common stock should vote with respect to the Compass share issuance proposal or any other matter.
This summary is qualified in its entirety by reference to the full text of such opinion. For additional information, see Annex B and the section entitled “The Merger—Opinion of Morgan Stanley, Compass’ Financial Advisor.”
Opinion of Anywhere’s Financial Advisor (page 69)
At a meeting of the Anywhere Board, Goldman Sachs rendered its oral opinion, subsequently confirmed in writing by delivery of a written opinion, to the Anywhere Board that, as of September 22, 2025, and based upon and subject to the factors and assumptions set forth in Goldman Sachs’ written opinion, the exchange ratio of 1.436 shares of Compass Class A common stock per share of Anywhere common stock pursuant to the merger agreement was fair from a financial point of view to the holders (other than Compass and its affiliates) of Anywhere common stock.
The full text of the written opinion of Goldman Sachs, dated September 22, 2025, which sets forth assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken in connection with Goldman Sachs’ opinion, is attached as Annex C to this joint proxy statement/prospectus. The summary of Goldman Sachs’ opinion contained in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Anywhere Board in connection with its consideration of the merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of Anywhere common stock should vote with respect to the merger or any other matter.
Interests of Anywhere’s Directors and Executive Officers in the Merger (page 82)
Certain of Anywhere’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of Anywhere stockholders generally. These interests may include, among others, the treatment of Anywhere equity awards pursuant to the merger agreement, the receipt of severance payments and benefits, and the acceleration of vesting and lapse of forfeiture conditions with respect to Anywhere equity and other incentive awards upon a severance-qualifying termination of employment within a specified period following a change in control of Anywhere. The members of the Anywhere Board were aware of, and considered, these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the stockholders of Anywhere adopt the merger agreement.
See the sections entitled “The Merger—Interests of Anywhere’s Directors and Executive Officers in the Merger” and “The Merger Agreement—Covenants and Agreements—Directors’ and Officers’ Indemnification and Insurance” for a more detailed description of these interests.
Information about the Compass Special Meeting (page 129)
Date, Time, Place and Purpose of the Compass Special Meeting
The Compass special meeting to consider and vote upon the Compass share issuance proposal and the Compass adjournment proposal will be held on January 7, 2026 at www.virtualshareholdermeeting.com/COMP2026SM.
At the Compass special meeting, Compass stockholders will be asked to consider and vote upon the Compass share issuance proposal and the Compass adjournment proposal.
Approval of the Compass share issuance proposal is a condition to the completion of the merger. The obligations of Anywhere and Compass to complete the merger are not conditioned upon approval of the Compass adjournment proposal.
Compass Record Date and Quorum
You are entitled to receive notice of, and to vote at, the Compass special meeting and any adjournment or postponement thereof, if you are an owner of record of shares of Compass common stock as of the close of business on December 12, 2025, the Compass record date. Only Compass stockholders who held shares of record as of the close of business on the Compass record date are entitled to such notice and to vote at the Compass special meeting. As of November 25, 2025, there were 552,113,490 shares of Compass Class A common stock and 10,122,433 shares of Compass Class C common stock issued and outstanding and entitled to vote at the Compass special meeting. Each holder of Compass Class A common stock will have one vote on the Compass share issuance proposal and one vote on the Compass adjournment proposal for each share of Compass Class A common stock owned by such stockholder on the Compass record date. Each holder of Compass Class C common stock will have twenty (20) votes on the Compass share issuance proposal and twenty (20) votes on the Compass adjournment proposal for each share of Compass Class C common stock owned by such stockholder on the Compass record date.
A quorum of Compass stockholders is necessary for Compass to hold a valid meeting. The Compass bylaws provide that the holders of Compass shares that are outstanding and entitled to cast a majority of the votes at the Compass special meeting will constitute a quorum for the transaction of business at the Compass special meeting.
Vote Required
The Compass share issuance proposal requires the affirmative vote of the holders of a majority of the votes cast. If a Compass stockholder present at the Compass special meeting abstains from voting, or responds by proxy with an “abstain” vote, it will have no effect on the outcome of such proposal. If a Compass stockholder is not present at the Compass special meeting and does not respond by proxy or does not provide his, her or its bank, broker or other nominee with instructions, as applicable, it will have no effect on the vote count for such proposal.
The Compass adjournment proposal requires the affirmative vote of the holders of a majority of the votes cast, whether or not a quorum is present. If a Compass stockholder present at the Compass special meeting abstains from voting, or responds by proxy with an “abstain” vote, it will have no effect on the outcome of such proposal. If a Compass stockholder is not present at the Compass special meeting and does not respond by proxy or does not provide his, her or its bank, broker or other nominee with instructions, as applicable, it will have no effect on the vote count for such proposal.

Proxies and Revocations
Any Compass stockholder of record entitled to vote at the Compass special meeting may submit a proxy by telephone, over the Internet, by returning the enclosed Compass proxy card in the accompanying prepaid reply envelope or may vote during the Compass special meeting via the Compass special meeting website. If your shares of Compass common stock are held in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee on how to vote your shares of Compass common stock using the instructions provided by your bank, broker or other nominee. If your shares of Compass common stock are held through a Compass employee savings plan, you should instruct your plan trustee on how to vote your shares of Compass common stock using the instructions provided by your trustee.
If you are a stockholder of record of Compass, whether you vote by phone, the Internet or mail, you may change or revoke your vote before your proxy is voted at the Compass special meeting as described herein. You may do this in one of the following four ways: (1) by logging onto the Internet website specified on your Compass proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your Compass proxy card, in each case, if you are eligible to do so; (2) by sending a notice of revocation to the Corporate Secretary of Compass; (3) by sending a completed Compass proxy card bearing a later date than your original Compass proxy card; or (4) by attending the Compass special meeting and voting via the Compass special meeting website. Please note that your attendance at the meeting will not alone serve to revoke your proxy; instead, you must vote your shares via the Compass special meeting website. If you choose any of the first three methods, you must take the described action no later than the beginning of the Compass special meeting.
Information about the Anywhere Special Meeting (page 137)
Date, Time, Place and Purpose of the Anywhere Special Meeting
The Anywhere special meeting will be held on January 7, 2026 at 9:00 a.m., Eastern Time. Anywhere stockholders will be able to attend the Anywhere special meeting online and vote their shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/HOUS2026SM (which we refer to as the “Anywhere special meeting website”).
The purpose of the Anywhere special meeting is to consider and vote on:
•the Anywhere merger proposal,
•the Anywhere non-binding compensation advisory proposal, and
•if necessary, the Anywhere adjournment proposal.
Approval of the Anywhere merger proposal is a condition to the completion of the merger. The obligations of Anywhere and Compass to complete the merger are not conditioned upon approval of the Anywhere non-binding compensation advisory proposal or the Anywhere adjournment proposal.
Anywhere Record Date and Quorum
You are entitled to receive notice of, and to vote at, the Anywhere special meeting and any adjournment or postponement thereof, if you are an owner of record of shares of Anywhere common stock as of the close of business on December 12, 2025, the record date. Only Anywhere stockholders who held shares of record as of the close of business on the Anywhere record date are entitled to such notice and to vote at the Anywhere special meeting. As of the close of business on November 25, 2025, there were 112,130,696 shares of Anywhere common stock issued and outstanding and entitled to vote at the Anywhere special meeting. Each holder of Anywhere common stock will have one vote on the Anywhere merger proposal, one vote on the Anywhere non-binding compensation advisory proposal and one vote on the Anywhere adjournment proposal for each share of Anywhere common stock owned by such stockholder on the Anywhere record date. A quorum of Anywhere stockholders is necessary for Anywhere to hold a valid meeting. The presence at the Anywhere special meeting, via the Anywhere special meeting website or by proxy, of the holders of a majority of the outstanding shares of Anywhere common stock constitutes a quorum.

Vote Required
Approval of the Anywhere merger proposal requires the affirmative vote of a majority of the outstanding shares of Anywhere common stock entitled to vote thereon. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Anywhere merger proposal. Failure to vote on the Anywhere merger proposal will have the same effect as a vote “AGAINST” the Anywhere merger proposal.
Approval of the Anywhere non-binding compensation advisory proposal requires the affirmative vote of holders of a majority of the votes entitled to be cast by the stockholders who are present via the Anywhere special meeting website or represented by proxy at the Anywhere special meeting. Abstentions will have the same effect as a vote “AGAINST” the proposal, while a broker non-vote or other failure to vote will have no effect on the outcome of the vote.
Approval of the Anywhere adjournment proposal requires the affirmative vote of holders of a majority of the votes entitled to be cast by the Anywhere stockholders who are present via the Anywhere special meeting website or represented by proxy at the Anywhere special meeting, whether or not a quorum is present, is required to approve the Anywhere adjournment proposal. Abstentions will have the same effect as a vote “AGAINST” the proposal, while a broker non-vote or other failure to vote will have no effect on the outcome of the vote.
Proxies and Revocations
Any Anywhere stockholder of record entitled to vote at the Anywhere special meeting may submit a proxy by telephone, over the Internet, by returning the enclosed Anywhere proxy card in the accompanying prepaid reply envelope or may vote at the Anywhere special meeting via the Anywhere special meeting website. If you hold your shares of Anywhere common stock in “street name” through a broker, bank or other nominee, you should instruct your bank, broker or other nominee on how to vote your shares of Anywhere common stock using the proxy card, voting instruction form or other information forwarded by their broker, bank or other nominee containing instructions on how to vote your shares.
If you are a stockholder of record of Anywhere, whether you vote by phone, the Internet or mail, you may change or revoke your proxy before it is voted at the Anywhere special meeting as described herein. You may do this in one of the following four ways: (1) by logging onto the Internet website specified on your Anywhere proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your Anywhere proxy card, in each case, if you are eligible to do so; (2) by sending a notice of revocation to the Executive Vice President, General Counsel and Corporate Secretary of Anywhere, c/o Marilyn J. Wasser, 175 Park Avenue, Madison, New Jersey 07940; (3) by sending a completed Anywhere proxy card bearing a later date than your original Anywhere proxy card; or (4) by attending the Anywhere special meeting and voting your shares via the Anywhere special meeting website. Please note that your attendance at the meeting via the Anywhere special meeting website will not alone serve to revoke your proxy; instead, you must vote your shares via the Anywhere special meeting website. If you choose any of the first three methods, you must take the described action no later than the beginning of the Anywhere special meeting.
Voting by Compass Directors and Executive Officers (page 130)
As of the close of business on November 25, 2025, the most recent practicable date for which such information was available, directors and executive officers of Compass and their affiliates, as a group, owned and were entitled to vote 12,617,158 shares of Compass Class A common stock and 10,122,433 shares of Compass Class C common stock, or 28.5% of the voting power of the shares of Compass common stock outstanding on that date. The number and percentage of shares of Compass common stock owned by directors and executive officers of Compass and their affiliates as of the Compass record date are not expected to be meaningfully different from the number and percentage as of November 25, 2025. Compass currently expects that these directors and executive officers will vote their shares of Compass common stock in favor of each of the proposals to be considered at the Compass special meeting, although none of them are obligated to do so, other than Mr. Reffkin and certain entities affiliated with Mr. Reffkin. For information with respect to Compass common stock owned by directors and executive officers of Compass, please see the section entitled “Compass Beneficial Ownership Table.”

Concurrently with the execution of the merger agreement, Mr. Reffkin and certain entities affiliated with Mr. Reffkin agreed to, among other things, (i) vote their shares of Compass common stock then held in favor of each of the proposals to be considered at the Compass special meeting (representing in the aggregate approximately 28.0% of the total voting power of the outstanding shares of Compass common stock as of November 25, 2025), (ii) retain a number of shares of Class A common stock greater than or equal to 6,828,116, and (iii) not otherwise transfer their shares, subject to certain exceptions. See “The Compass Special Meeting—Voting by Compass’ Directors and Executive Officers” and “The Voting and Support Agreements—Compass Voting and Support Agreement” for greater detail.
Voting by Anywhere Directors and Executive Officers (page 138)
As of the close of business on November 25, 2025, the most recent practicable date for which such information was available, directors and executive officers of Anywhere and their affiliates, as a group, owned and were entitled to vote 4,923,812 shares of Anywhere common stock, or 4.3% of the shares of Anywhere common stock outstanding on that date. The number and percentage of shares of Anywhere common stock owned by directors and executive officers of Anywhere and their affiliates as of the Anywhere record date are not expected to be meaningfully different from the number and percentage as of November 25, 2025. Anywhere currently expects that these directors and executive officers will vote their shares of Anywhere common stock in favor of each of the proposals to be considered at the Anywhere special meeting, although none of them are obligated to do so. For information with respect to Anywhere common stock owned by directors and executive officers of Anywhere, please see the section entitled “Anywhere Beneficial Ownership Table.”
Concurrently with the execution of the merger agreement, certain funds and accounts managed or advised by TPG/AG agreed to, among other things, (i) vote their shares of Anywhere common stock in favor of each of the proposals to be considered at the Anywhere special meeting (representing in the aggregate approximately 8.6% of the total outstanding shares of Anywhere common stock as of November 25, 2025) and (ii) not transfer their shares, subject to certain exceptions. See “The Anywhere Special Meeting—Voting by Anywhere’s Directors and Executive Officers” and “The Voting and Support Agreements—Anywhere Voting and Support Agreement” for greater detail.
Debt Financing (page 89)
Compass’ obligation to complete the transaction is not contingent on the receipt by Compass of any financing. Compass estimates that it will need up to $750 million in order to pay amounts due under the merger agreement (including the repayment of certain existing indebtedness of Anywhere and its subsidiaries) and to pay related fees and transaction costs in connection therewith. Compass anticipates that the funds needed to pay the foregoing amount will be derived from a combination of cash on hand and, if necessary, borrowings under new credit facilities described below and/or alternative financing obtained in lieu thereof.
In connection with the execution of the merger agreement, Compass entered into a debt financing commitment letter and related fee letter on September 22, 2025 with Morgan Stanley Senior Funding, Inc. (“MSSF”), as further amended and restated on November 17, 2025, pursuant to which MSSF and each other additional commitment party appointed thereunder has committed to provide Compass with debt financing in an aggregate principal amount of up to $750 million in the form of a 364-day senior secured bridge loan facility, subject to customary conditions, mandatory commitment reductions and entry into definitive financing and ancillary documentation as set forth therein. Compass expects that the existing senior non-convertible notes and asset-based securities facilities of Anywhere and its subsidiaries will remain in place following the closing. To the extent funded, the net proceeds of the debt financing are expected to be used to refinance certain existing indebtedness of Anywhere and its subsidiaries, including borrowings under Anywhere’s revolving credit facility, to pay fees, costs and expenses related to the transaction, and for general corporate purposes. Compass intends to refinance such existing indebtedness and fund the payment of such fees, costs and expenses through one or more capital markets transactions, subject to market conditions and other factors, and, only to the extent necessary, borrowings under the bridge loan facility. For information with respect to the debt commitment letter, please see the section entitled “The Merger—Debt Financing.”

On November 17, 2025, Compass entered into a Revolving Credit and Guaranty Agreement (the “Credit Agreement”) with MSSF, as administrative agent and as collateral agent and a syndicate of other lenders. Under the Credit Agreement, Compass obtained revolving commitments from lenders in an initial amount of $250 million (the “Revolving Credit Facility”) in replacement of its existing revolving credit facility (the “Revolver Refinancing”). The lenders’ commitments under the Revolving Credit Facility will automatically increase by $250 million to an aggregate amount of $500 million if the Merger is consummated and immediately upon such consummation. The Revolving Credit Facility also includes a letter of credit sublimit of $100 million (which will automatically increase to $170 million if the Merger is consummated and immediately upon such consummation). For information with respect to the Revolver Refinancing, please see the section entitled “The Merger—Debt Financing.”
Regulatory Approvals (page 89)
Completion of the merger is conditioned on the expiration or termination of any applicable waiting period (and any extension thereof) under the HSR Act and the absence of any law or order restraining, enjoining, or otherwise prohibiting the consummation of the mergers. Under the HSR Act and related rules, certain transactions, including the merger may not be completed until notifications have been given and information furnished to the Antitrust Division of the United States Department of Justice (which we refer to as the “Antitrust Division”), and the United States Federal Trade Commission (which we refer to as the “FTC”), and all statutory waiting period requirements have been satisfied. Completion of the merger is subject to the expiration or earlier termination of the applicable waiting period under the HSR Act. On October 31, 2025, Compass and Anywhere filed their respective Premerger Notification and Report Forms in connection with the Merger with the Antitrust Division and the FTC. Compass voluntarily withdrew its previous Premerger Notification and Report Form under the HSR Act on December 1, 2025, and refiled it on December 2, 2025 in accordance with the HSR Act. The applicable waiting period under the HSR Act will expire at 11:59 p.m., Eastern Time, on January 2, 2026, unless extended or terminated earlier.
Although Compass and Anywhere expect that all required regulatory clearances and approvals will be obtained, there can be no assurance that the required regulatory clearances and approvals will be obtained in a timely manner or obtained at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, such as the requirement to divest assets or create or modify contractual terms. These conditions or changes could result in the conditions to the merger not being satisfied.
See “The Merger—Regulatory Approvals.”
Conditions to the Merger (page 119)
In addition to the approval of the Compass share issuance proposal and the Anywhere merger proposal, completion of the merger is subject to the satisfaction (or waiver, to the extent permitted by applicable law) of a number of conditions including:
•any waiting period applicable to the merger or the transactions contemplated by the merger agreement under the HSR Act, and any agreement with any governmental entity not to consummate the merger or the transactions contemplated by the merger agreement, must have expired or been terminated;
•the absence of any order, decree, ruling, injunction or other action after the date of the merger agreement (whether temporary, preliminary or permanent) issued by a governmental entity of competent jurisdiction that has the effect of enjoining, restraining, making illegal or otherwise prohibiting the consummation of the merger, and the absence of any law enacted, entered, adopted or promulgated after the date of the merger agreement by a governmental entity making illegal or otherwise prohibiting the consummation of the merger;
•the effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part, and the absence of any stop order or proceedings seeking a stop order relating to such registration statement;
•the authorization for listing on the NYSE of the shares of Compass Class A common stock issuable pursuant to the merger agreement, subject to official notice of issuance;

•the accuracy of certain representations and warranties of Anywhere or Compass, as applicable, subject to the materiality standards set forth in the merger agreement;
•the performance and compliance by Anywhere or Compass and Merger Sub, as applicable, in all material respects, of all agreements and covenants required to be performed or complied with by them under the merger agreement on or prior to the effective time of the merger; and
•the receipt of an officer’s certificate of Compass or Anywhere, as applicable, confirming the satisfaction of certain conditions.
Neither Compass nor Anywhere can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.
For a more complete description of the conditions to the merger, see “The Merger Agreement—Conditions to the Merger.”
Expected Timing of the Transactions (page 119)
The parties expect the merger to be completed during the second half of 2026, subject to satisfaction of customary closing conditions, including receipt of regulatory approvals. Neither Compass nor Anywhere can predict, however, the actual date on which the merger will be completed because the merger is subject to conditions beyond each company’s control, including obtaining shareholder approvals and the necessary regulatory approvals, in addition to satisfying other closing conditions. For a more complete description of the conditions to the merger, see “The Merger Agreement—Conditions to the Merger.”
Ownership of Compass after the Merger (page 36)
Based on the number of shares of Compass common stock and Anywhere common stock outstanding as of November 25, 2025, and the exchange ratio, we estimate that, immediately following the completion of the merger, current holders of Compass common stock will own approximately 77.7% of the outstanding shares of Compass common stock and approximately 82.4% of the voting power of the outstanding shares of Compass common stock, and current holders of Anywhere common stock will own approximately 22.3% of the outstanding shares of Compass common stock and approximately 17.6% of the voting power of the outstanding shares of Compass common stock, excluding equity-based Anywhere awards that will convert into Compass awards pursuant to the terms of the merger agreement. The exact ownership percentages of Compass stockholders and Anywhere stockholders in Compass immediately following the merger will depend on the number of shares of Compass Class A common stock and Anywhere common stock issued and outstanding immediately prior to the merger. See “Risk Factors—Anywhere stockholders will have a reduced ownership and voting interest in Compass as compared to their ownership and voting interest in Anywhere and will exercise less influence over management.”
No Solicitation of Competing Proposals; Changes in Board Recommendations (page 101)
As more fully described in this joint proxy statement/prospectus and in the merger agreement, and subject to the exceptions summarized below, Compass and Anywhere have each agreed that they and their respective officers and directors will not, and will cause their respective subsidiaries and their respective officers and directors not to, and to use their reasonable best efforts to cause their and their other representatives not to, directly or indirectly:
•initiate, solicit, propose, knowingly assist, knowingly encourage or knowingly facilitate any proposal, offer or inquiry or the making of any proposal, offer or inquiry that constitutes, or could reasonably be expected to constitute a “competing proposal” (as defined in the section entitled “The Merger Agreement—Covenants and Agreements—No Solicitation of Competing Proposals”);
•engage in, continue or otherwise participate in any discussions or negotiations with any person with respect to, relating to or in furtherance of a competing proposal or any inquiry, proposal or offer that could be reasonably expected to lead to a competing proposal;

•furnish any information regarding Compass or Anywhere or their respective subsidiaries, as applicable, or access to the properties, assets or employees of Compass or Anywhere or their respective subsidiaries, as applicable, to any person in connection with or in response to any competing proposal or offer that could be reasonably expected to lead to a competing proposal;
•enter into any letter of intent or agreement in principle, or other agreement providing for a competing proposal (other than a confidentiality agreement entered into in accordance with the merger agreement); or
•submit any competing proposal to a vote of the stockholders of Compass or Anywhere, as applicable.
Under the merger agreement, however, at any time prior to obtaining the Compass stockholder approval or the Anywhere stockholder approval, as applicable, under certain specified circumstances and subject to certain conditions, the Compass Board or Anywhere Board, as applicable, may engage in, continue or otherwise participate in any discussions or negotiations with any person or furnish any information regarding or access to the properties, assets or employees of Compass or Anywhere or their subsidiaries, as applicable, to any person in connection with or in response to a bona fide, written competing proposal that is not solicited at any time following the date of the merger agreement and that did not arise from a material breach of the non-solicitation obligations of Compass or Anywhere, as applicable, set forth in the merger agreement, subject to certain requirements and restrictions as set forth in the merger agreement.
As more fully described in this joint proxy statement/prospectus and in the merger agreement, and subject to the exceptions summarized below, Compass and Anywhere have each agreed not to:
•withhold, withdraw, qualify or modify, or publicly propose or announce any intention to withhold, withdraw, qualify or modify, in a manner adverse to the other party the Compass or Anywhere Board recommendation, as applicable;
•fail to include in this joint proxy statement/prospectus the Compass or Anywhere Board recommendation, as applicable;
•authorize, adopt, approve, endorse or recommend, or publicly propose or announce any intention to authorize, adopt, approve, endorse or recommend, any competing proposal;
•publicly declare advisable or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement entered into in accordance with the merger agreement) relating to a competing proposal;
•in the case of a competing proposal that is structured as a tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Compass common stock or Anywhere common stock (other than by Compass or an affiliate of Compass), as applicable, fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by Compass or Anywhere stockholders, as applicable, on or prior to the earlier of three business days prior to the date of the Compass or Anywhere stockholders meeting, as applicable (or promptly after commencement of such tender offer or exchange offer if commenced on or after the third business day prior to the date of the Compass or Anywhere stockholders meeting, as applicable) or five business days (as such term is used in Rule 14d-9 of the Exchange Act) after commencement of such tender offer or exchange offer;
•if a competing proposal shall have been publicly announced or disclosed other than pursuant to the immediately preceding bullet, fail to publicly reaffirm the Compass or Anywhere Board recommendation, as applicable, on or prior to the earlier of five business days after Compass or Anywhere so requests in writing or three business days prior to the date of the Compass or Anywhere stockholders meeting, as applicable (or promptly after announcement or disclosure of such competing proposal if announced or disclosed on or after the third business day prior to the date of the Compass or Anywhere stockholders meeting, as applicable); or

•cause or permit Anywhere, Compass or any of their subsidiaries, as applicable, to enter into an alternative acquisition agreement (together with any of the actions set forth above, a “change of recommendation”).
Notwithstanding the restrictions described above, the merger agreement provides that, prior to obtaining the Compass stockholder approval or the Anywhere stockholder approval, as applicable, the Compass or Anywhere Board, as applicable, may, subject to compliance with certain obligations set forth in the merger agreement (including providing the other party with prior written notice and during such notice period, engaging in good faith negotiations with the other party (to the extent the other party wishes to negotiate) to make such adjustments or revisions to the terms of the merger agreement as would permit the Compass or Anywhere Board, as applicable, not to affect the change of recommendation), make a change of recommendation if it receives a bona fide, written competing proposal that the Compass or Anywhere Board, as applicable, determines in good faith, after consultation with its financial advisors and outside legal counsel that such competing proposal constitutes a “superior proposal” (as defined in the section entitled “The Merger Agreement—Covenants and Agreements—No Solicitation of Competing Proposals”) and that failure to make such a change of recommendation would be inconsistent with the fiduciary duties owed by the Compass or Anywhere Board, as applicable, to their respective stockholders under applicable law.
For a more complete description of the limitations on the solicitation of competing proposals from third parties and the ability of the Compass or Anywhere Board, as applicable, to change its respective recommendation with respect to the transaction or terminate the merger agreement in order to enter into a superior competing proposal, see “The Merger Agreement—Covenants and Agreements—Changes in Board Recommendations.”
Termination of the Merger Agreement (page 121)
The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time, whether before or after obtaining the Compass stockholder approval or the Anywhere stockholder approval, as applicable, in accordance with the terms of the merger agreement as follows:
•by mutual written consent of Compass and Anywhere;
•by either Compass or Anywhere:
•if (i) any order, decree, ruling or injunction or other action permanently restraining, enjoining, making illegal or otherwise prohibiting the consummation of the merger is issued by a governmental entity of competent jurisdiction and has become final and nonappealable, (ii) any action has been taken by any governmental entity of competent jurisdiction, that permanently enjoins, prohibits or makes illegal the consummation of the merger or the transactions contemplated by the merger agreement, or (iii) there will be any law or order adopted, enacted, entered, enforced or promulgated that permanently enjoins, prohibits or makes illegal or otherwise permanently prohibits the consummation of the merger or the transactions contemplated by the merger agreement, so long as the terminating party has not breached any obligation under the merger agreement in any material respect that has caused or resulted in such action or event;
•if the merger has not been consummated on or before the “end date” (as defined in the section entitled “The Merger Agreement—Termination”); provided that the right to terminate the merger agreement under this bullet point will not be available to a party whose breach of any obligation under the merger agreement in any material respect has caused or resulted in the failure of the merger to occur on or before such end date;
•if there has been a breach by the other party of any of its representations, warranties, covenants or agreements set forth in the merger agreement which would give rise to the failure of a closing condition relating to accuracy of such party’s representations or warranties or such party’s performance of covenants (and such breach is not curable prior to the end date, or if curable prior to the end date, has not been cured by the earlier of (i) (other than with respect to certain representation regarding event of default) 30 days after the giving of written notice to the non-breaching party of such breach and (ii) two business days prior to the end date); it being understood that the non-breaching party will not be entitled to terminate the merger agreement for such instance of breach if such breach has been cured prior to termination (to the extent capable of being cured); provided, however, that the terminating party is not itself then in terminable breach of any representation, warranty, covenant or other agreement contained in the merger agreement; or
•if (i) the Anywhere stockholders do not approve the Anywhere merger proposal upon a vote taken at the Anywhere special meeting (or, if the Anywhere special meeting has been adjourned or postponed in accordance with the merger agreement, at the final adjournment or postponement thereof) or (ii) the Compass stockholders do not approve the Compass share issuance proposal upon a vote taken at the Compass special meeting (or, if the Compass special meeting has been adjourned or postponed in accordance with the merger agreement, at the final adjournment or postponement thereof).
In the event of termination of the merger agreement, the merger agreement will become null and void and of no effect with no liability or obligation on the part of any party to the merger agreement (other than certain provisions as set forth in the merger agreement) or any of its representatives or affiliates, subject to certain limitations. For additional information, see the section entitled “The Merger Agreement—Termination.”
Termination Payments (page 122)
Termination Fee Payable by Compass
The merger agreement provides for payment of a termination fee by Compass to Anywhere of $200 million in connection with a termination of the merger agreement under the following circumstances:
•Anywhere terminates the merger agreement due to a “Compass change of recommendation” (as defined in the section entitled “The Merger Agreement—Covenants and Agreements—Changes in Board Recommendations”); or
•(i) (A) Compass or Anywhere validly terminates the merger agreement due to the Compass stockholder approval not being obtained, and on or before the date of any such termination a Compass competing proposal was publicly announced or publicly disclosed and had not been publicly withdrawn without qualification at least seven business days prior to the Compass stockholders meeting or (B) Anywhere terminates the merger agreement due to a breach by Compass of its representations and warranties under the merger agreement and following the execution of the merger agreement and on or before the date of any such termination a Compass competing proposal was announced, disclosed or otherwise communicated to the Compass Board and not withdrawn without qualification at least seven business days prior to the date of such termination and (ii) within 12 months after the date of such termination, Compass enters into a definitive agreement with respect to a Compass competing proposal (or publicly approves or recommends to Compass stockholders or otherwise does not oppose, in the case of a tender or exchange offer, a Compass competing proposal) or consummates a Compass competing proposal (with any reference in the definition of Compass competing proposal to “30%” deemed to be a reference to “50%”).
Termination Fee Payable by Anywhere
The merger agreement provides for payment of a termination fee by Anywhere to Compass of $200 million in connection with a termination of the merger agreement under the following circumstances:
•Compass terminates the merger agreement due to an “Anywhere change of recommendation” (as defined in the section entitled “The Merger Agreement—Covenants and Agreements—Changes in Board Recommendations”); or
•(i) (A) Anywhere or Compass validly terminates the merger agreement due to the Anywhere stockholder approval not being obtained, and on or before the date of any such termination an Anywhere competing proposal was publicly announced or publicly disclosed and had not been publicly withdrawn without qualification at least seven business days prior to the Compass stockholders meeting or (B) Compass terminates the merger agreement due to a breach by Anywhere of its representations and warranties under the merger agreement and following the execution of the merger agreement and on or before the date of any such termination an Anywhere competing proposal was announced, disclosed or otherwise communicated to the Anywhere Board and not withdrawn without qualification at least seven business days prior to the date of such termination and (ii) within 12 months after the date of such termination, Anywhere enters into a definitive agreement with respect to an Anywhere competing proposal (or publicly approves or recommends to Anywhere stockholders or otherwise does not oppose, in the case of a tender or exchange offer, an Anywhere competing proposal) or consummates an Anywhere competing proposal (with any reference in the definition of Anywhere competing proposal to “20%” deemed to be a reference to “50%”).
Regulatory Termination Fee
The merger agreement provides for payment of a regulatory termination fee by Compass to Anywhere of $350 million in connection with a termination of the merger agreement under the following circumstances:
•Compass or Anywhere validly terminates the merger agreement solely as a result of a permanent injunction or order entered or issued by a governmental entity pursuant to any antitrust law; or
•Compass or Anywhere validly terminates the merger agreement due to the merger not having been consummated prior to the end date.
In each case, the regulatory termination fee is only payable by Compass if, at the time of such termination, certain closing conditions relating to antitrust law have not been satisfied or waived, but all other closing conditions have been satisfied or waived (or are then capable of being satisfied if the closing were to take place on such date in the case of those conditions to be satisfied at the closing).
In no event will Anywhere be entitled to receive more than one payment of the regulatory termination fee. If Anywhere receives the Compass termination fee, then Anywhere will not be entitled to also receive the regulatory termination fee.
For a more complete description of each party’s termination rights and the related termination payment obligations, see “The Merger Agreement—Termination” and “The Merger Agreement—Termination Payments and Expenses.”
No Appraisal Rights (page 98)
Neither Compass stockholders nor Anywhere stockholders are entitled to appraisal rights in connection with the merger. For additional information, see “The Merger Agreement—No Appraisal Rights.”
Voting and Support Agreements (page 126)
On September 22, 2025, concurrently with the execution and delivery of the merger agreement, Mr. Reffkin, and certain entities affiliated with Mr. Reffkin, entered into a voting and support agreement with Anywhere and Compass pursuant to which, among other things, Mr. Reffkin and his affiliated entities agreed to (i) vote their shares of Compass common stock then held in favor of the Compass share issuance, (ii) retain a number of shares of Class A common stock greater than or equal to 6,828,116 and (iii) not otherwise transfer their shares, subject to certain exceptions.
Also on September 22, 2025, concurrently with the execution and delivery of the merger agreement, certain funds and accounts managed or advised by TPG/AG entered into a voting and support agreement with Anywhere and Compass pursuant to which, among other things, such funds and accounts agreed to (i) vote their shares of Anywhere common stock in favor of the adoption of the merger agreement and (ii) not transfer their shares, subject to certain exceptions. For a more detailed description of the voting and support agreements, see the section entitled “The Voting and Support Agreements.”

Material U.S. Federal Income Tax Consequences of the Merger (page 90)
The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. Accordingly, holders of Anywhere common stock are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange of their Anywhere common stock for Compass Class A common stock in the merger, except for any gain or loss that may result from the receipt of cash instead of a fractional share of Compass Class A common stock. The completion of the merger, however, is not conditioned on the merger qualifying for such treatment or upon the receipt of an opinion of counsel to that effect.
Neither Compass nor Anywhere intends to request a ruling from the IRS regarding the U.S. federal income tax consequences of the merger. Accordingly, no assurance can be given that the IRS would not assert that the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes or that a court would not sustain such a challenge.
If the IRS or a court were to determine that the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, a holder of Anywhere common stock that exchanges such shares for Compass Class A common stock pursuant to the merger generally would recognize gain or loss in an amount equal to the difference, if any, between the fair market value of the Compass Class A common stock received (including any fractional share interest deemed received and exchanged for cash) by such holder and such holder’s adjusted tax basis in the Anywhere common stock exchanged therefor.
You should be aware that the tax consequences to you of the merger may depend upon your own situation. In addition, you may be subject to state, local or non-U.S. tax laws that are not discussed in this joint proxy statement/prospectus. You should therefore consult with your own tax advisor for a full understanding of the U.S. federal, state, local or non-U.S. income or other tax consequences to you of the merger. For a more detailed description of the U.S. federal income tax consequences of the merger, see the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”
Accounting Treatment (page 93)
Compass and Anywhere prepare their respective financial statements in accordance with GAAP. The merger will be accounted for in accordance with FASB ASC Topic 805, Business Combinations, with Compass considered as the acquiror and Anywhere as the acquiree. Accordingly, Compass will allocate the merger consideration received in connection with the merger to the identifiable tangible and intangible assets acquired and liabilities assumed of Anywhere based on their estimated fair values as of the date of the completion of the transaction, with any excess merger consideration being recorded as goodwill.
Rights of Anywhere Stockholders Will Change as a Result of the Merger (page 173)
Anywhere stockholders will have different rights once they become Compass stockholders due to differences between the organizational documents of Compass and Anywhere. These differences are described in more detail under “Comparison of the Rights of Compass Stockholders and Anywhere Stockholders.”
Risk Factors (page 30)
You should consider all the information contained in or incorporated by reference into this joint proxy statement/prospectus in deciding how to vote for the proposals presented in this joint proxy statement/prospectus. In particular, you should carefully consider the risks that are described in the section entitled “Risk Factors.”
Litigation Relating to the Merger (page 94)
As of the date of this joint proxy statement/prospectus, there are no pending lawsuits challenging the Merger, but Compass has received two demand letters from purported Compass stockholders generally alleging deficiencies or omissions in the registration statement on Form S-4 that Compass filed on November 14, 2025 (which we collectively refer to as the “Demand Letters”). The Demand Letters seek, among other things, additional disclosures to remedy these purported deficiencies. Potential plaintiffs may file lawsuits challenging the Merger. If lawsuits are filed or additional similar demand letters are sent, absent new or significantly different allegations, neither Compass nor Anywhere will necessarily disclose such lawsuits or demands. The outcome of any future litigation is uncertain.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This joint proxy statement/prospectus, and the documents incorporated by reference herein, may include certain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “project,” “estimate,” “potential,” “plan,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.” These forward-looking statements include, but are not limited to, statements related to the expected benefits of the proposed transaction, the anticipated impact of the proposed transaction on the combined company’s business and future financial and operating results, including the expected leverage of the combined company and the amount and timing of synergies from the proposed transaction, the expected timeline and the ability to satisfy all closing conditions. Where, in any forward-looking statement, Anywhere or Compass express an expectation or belief as to future results or events, it is based on Anywhere and/or Compass current plans and expectations, expressed in good faith and believed to have a reasonable basis. However, neither Anywhere nor Compass can give any assurance that any such expectation or belief will result or will be achieved or accomplished. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the parties’ control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to:
•Compass’ and Anywhere’s ability to consummate the proposed transaction on the expected timeline or at all;
•Compass’ and Anywhere’s ability to obtain the necessary regulatory approvals in a timely manner and the risk that such approval is not obtained or is obtained subject to conditions that are not anticipated;
•Compass’ or Anywhere’s ability to obtain approval of the Compass or Anywhere stockholders;
•the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur;
•the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, including in circumstances requiring Anywhere or Compass to pay a termination fee;
•the diversion of management time on transaction-related issues;
•risks related to disruption from the proposed transaction, including disruption of management time from current plans and ongoing business operations due to the proposed transaction and integration matters;
•the risk that the proposed transaction and its announcement could have an adverse effect on Compass’ and Anywhere’s ability to attract or retain independent sales agents, franchisees or key personnel or that there could be potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction;
•unexpected costs, charges or expenses resulting from the proposed transaction;
•potential litigation relating to the proposed transaction that could be instituted against the parties to the merger agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto;
•the ability of the combined company to achieve the synergies and other anticipated benefits expected from the proposed transaction or such synergies and other anticipated benefits taking longer to realize than anticipated;
•the ability of the combined company to achieve the expected leverage or such leverage taking longer to realize than anticipated;

•Compass’ ability to integrate Anywhere promptly and effectively;
•risks related to the anticipated tax treatment of the transactions contemplated by the merger agreement;
•risks related to the potential combined company, including unforeseen liabilities, future capital expenditures, economic performance, future prospects and business and management strategies for the management, expansion and growth of the combined company’s operations; and
•certain restrictions during the pendency of the proposed transaction may impact Anywhere’s or Compass’ ability to pursue certain business opportunities or strategic transactions or otherwise operate their respective businesses.
All of the forward-looking statements Compass and Anywhere make in this joint proxy statement/prospectus are qualified by the information contained or incorporated by reference herein, including the information contained in this section and the information detailed in Compass’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and Compass’ Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, Current Reports on Form 8-K and other filings Compass makes with the SEC, which are incorporated herein by reference, and in Anywhere’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and Anywhere’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, Current Reports on Form 8-K and other filings Anywhere makes with the SEC, which are incorporated herein by reference. For additional information, see the sections entitled “Risk Factors” and “Where You Can Find More Information.”
While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Except as required by law, neither Compass nor Anywhere undertakes or assumes any obligation to update any forward-looking statements, whether as a result of new information or to reflect subsequent events or circumstances or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

RISK FACTORS
Risks Related to the Transactions
The merger is subject to conditions, some or all of which may not be satisfied, on a timely basis or at all. Failure to complete the merger, or complete the merger on a timely basis, could have material adverse effects on Compass’ and Anywhere’s businesses, financial conditions and results of operations and the trading prices of Compass Class A common stock and Anywhere common stock.
The completion of the merger is subject to the satisfaction (or waiver by all parties, to the extent permissible under applicable law) of a number of conditions as specified in the merger agreement. These conditions include, among other things, (1) (A) adoption of the merger agreement by Anywhere stockholders and (B) approval of the issuance of Compass Class A common stock pursuant to the merger agreement by Compass stockholders, (2) authorization for listing on the NYSE of the shares of Compass Class A common stock to be issued in the merger, subject to official notice of issuance, (3) receipt of specified governmental consents and approvals and the termination or expiration of all applicable waiting periods in respect thereof, including but not limited to those required under the HSR Act, (4) effectiveness of the registration statement on Form S-4 for the shares of Compass Class A common stock to be issued in the merger, and (5) the absence of any order, decree, ruling, injunction or other action preventing the completion of the merger or making the completion of the merger illegal. The obligation of each of Compass and Anywhere to consummate the merger is also conditioned on, among other things, the truth and accuracy of the representations and warranties made by the other party on the date of the merger agreement and on the closing date (subject to certain materiality and material adverse effect qualifiers), and the performance by the other party in all material respects of its obligations under the merger agreement. See the section entitled “The Merger Agreement—Conditions to the Merger” for a more detailed discussion. The failure to satisfy all of the required conditions could delay the completion of the merger for a significant period of time or prevent it from occurring at all. There can be no assurance that the conditions to the completion of the merger will be satisfied or waived or that the merger will be completed. Additionally, other events could occur that could result in the merger not being completed.
If the merger is not completed for any reason, Compass’ and Anywhere’s business, financial condition, results of operations and trading price of Compass Class A common stock and Anywhere common stock may be materially adversely affected and, without realizing any of the benefits of having completed the merger, will be subject to a number of risks, including the following:
•the market price of Compass Class A common stock or Anywhere common stock could decline;
•each of Compass and Anywhere could owe a termination fee to the other party in specified circumstances;
•if the merger agreement is terminated and the Compass Board or the Anywhere Board seeks another business combination, Compass stockholders or Anywhere stockholders, as applicable, cannot be certain that Compass or Anywhere, as applicable, will be able to enter into or consummate a transaction on terms equivalent to or more attractive than the terms that the other party has agreed to in the merger agreement;
•Compass and Anywhere may experience negative reactions from the financial markets or from their respective affiliated independent real estate agents, franchisees, brokers, employees, joint venture partners, customers, or other persons with whom they each have a business relationship;
•uncertainties associated with the merger may hinder Compass’ or Anywhere’s respective ability to attract and retain affiliated independent real estate agents, franchisees, and key personnel;
•restrictions on the conduct of the respective businesses prior to the completion of the merger, including undertaking certain business opportunities that could otherwise have been pursued;
•time and resources, financial and other, committed by Compass’ and Anywhere’s management to matters relating to the merger could otherwise have been devoted to pursuing other beneficial opportunities; and

•Compass and Anywhere will each be required to pay its costs relating to the merger, such as legal, accounting, financial advisory and printing fees, whether or not the merger is completed.
In addition, if the merger is not completed, each of Compass and Anywhere could be subject to litigation related to any failure to complete the merger or related to any enforcement proceeding commenced against such party to perform its obligations under the merger agreement.
Similarly, delays in the completion of the merger could cause the combined company not to realize, or to be delayed in realizing, some or all of the benefits that Compass and Anywhere expect to achieve if the merger is successfully completed within its expected timeframe and, among other things, result in additional transaction costs, loss of revenue, additional expense or other negative effects associated with delay and uncertainty about completion of the merger and could materially and adversely impact the combined company’s business, financial condition and results of operations and trading prices of Compass Class A common stock and Anywhere common stock.
Compass and Anywhere may waive one or more of the closing conditions without re-soliciting stockholder approval.
To the extent permitted by law, Compass and Anywhere may determine to waive, in whole or part, one or more of the conditions to closing prior to consummating the merger. Compass and Anywhere currently expect to evaluate the materiality of any waiver and its effect on Compass or Anywhere stockholders, as applicable, in light of the facts and circumstances at the time to determine whether any amendment of this joint proxy statement/prospectus or any re-solicitation of proxies is required in light of such waiver. Any determination whether to waive any conditions to closing, or to re-solicit stockholder approval to amend or supplement this joint proxy statement/prospectus as a result of such a waiver, will be made by Compass or Anywhere, as applicable, at the time of such waiver based on the facts and circumstances as they exist at that time.
The merger is subject to the expiration or termination of the applicable waiting period under the HSR Act and the receipt of any required approvals, consents or clearances from certain regulatory authorities that may take longer than expected to receive or may impose conditions that could have an adverse effect on Compass, Anywhere or the combined company or, if not obtained, could prevent completion of the merger.
Before the merger may be completed, any applicable waiting period under the HSR Act relating to the completion of the merger must have expired or been terminated. Under the merger agreement, Compass and Anywhere have agreed to use their respective reasonable best efforts to obtain such authorizations and consents, and each of Compass and Anywhere, has agreed to take, or cause to be taken, all appropriate actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law (including any antitrust laws) to consummate and make effective the merger at the earliest practicable date. There can be no assurance that the relevant waiting periods will expire or that relevant authorizations will be obtained. For a more detailed description of Compass’ and Anywhere’s obligations to obtain required regulatory authorizations and approvals, see the section entitled “The Merger Agreement—Covenants and Agreements—Efforts to Complete the Merger.”
In addition, at any time before or after the completion of the merger, and notwithstanding the termination of the applicable waiting periods, the applicable U.S. authorities or any state attorney general or ex-U.S. regulatory authorities could take any action under antitrust or other applicable regulatory laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin or otherwise prevent the completion of the merger or permitting completion subject to regulatory conditions, including but not limited to divestiture of substantial assets of the parties. In addition, private third parties may also seek to take legal action under regulatory laws under some circumstances. There can be no assurance that a challenge to the merger on antitrust or other regulatory grounds will not be made or, if such a challenge is made, that it would not be successful.
Compass and Anywhere may not prevail and may incur significant costs in defending or settling any such action. Adverse developments in Compass’ or Anywhere’s regulatory standing or any other factors considered by regulators in granting such approvals; governmental, political or community group inquiries, investigations or opposition; or changes in legislation or the political environment generally could affect whether and when required governmental authorizations are granted. For a more detailed description of the regulatory review process, see the section entitled “The Merger—Regulatory Approvals.”

As a condition to authorizations and consents that are granted, governmental authorities may impose requirements, limitations or costs or place restrictions on the conduct of the combined company’s business or may materially delay or prevent the completion of the merger. Satisfying the conditions to and completion of the merger may take longer, and could cost more, than Compass and Anywhere expect. Neither Compass nor Anywhere can predict whether and when these other conditions will be satisfied. There can be no assurance that regulators will not impose terms and conditions that have the effect of delaying or preventing the closing of the merger or creating additional material costs on or materially limiting the revenues of the combined company following the merger, or otherwise adversely affecting the combined company’s business and results of operations after completion of the merger. Any delay in completing the merger may adversely affect the cost synergies and other anticipated benefits that Compass and Anywhere expect to achieve if the merger and the integration of Anywhere is completed within the expected timeframe.
There can be no assurance that the conditions to the completion of the merger set forth in the merger agreement relating to applicable regulatory laws will be satisfied.
Additionally, in some circumstances, upon termination of the merger agreement, Compass could be required to pay a termination fee of $200 million to Anywhere, or a termination fee of $350 million to Anywhere in the event that the merger agreement is terminated due to the failure to receive required regulatory approvals before the end date or if the merger is permanently enjoined.
The merger agreement contains provisions that limit Compass’ and Anywhere’s ability to pursue alternatives to the merger, may discourage a potential competing transaction counterparty of Compass or Anywhere from making a favorable alternative transaction proposal, and provide that, in specified circumstances, each of Compass and Anywhere would be required to pay a termination fee.
The merger agreement contains provisions that make it more difficult for each of Compass and Anywhere to be acquired by, or enter into certain combination transactions with, a third party. Subject to certain exceptions, the merger agreement contains certain “no shop” covenants that restrict each of Compass’ and Anywhere’s ability to, among other things, directly or indirectly solicit, initiate, knowingly assist, knowingly encourage, or knowingly facilitate any inquiries or proposals with respect to any alternative transaction, engage or participate in any negotiations or discussions with any person concerning any acquisition proposal, provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any acquisition proposal, subject to certain exceptions, or, unless the merger agreement has been terminated in accordance with its terms, approve or enter into any letter of intent, agreement in principle or other agreement in connection with or relating to any acquisition proposal. In addition, following receipt by either Compass or Anywhere of any alternative transaction proposal that constitutes a “superior proposal,” the other party will have an opportunity to offer to modify the terms of the merger agreement before the Compass Board or the Anywhere Board, as applicable, may withdraw or qualify its recommendation with respect to the Compass share issuance proposal or the Anywhere merger proposal, as applicable, in favor of such superior proposal, or terminate the merger agreement in order to enter into a definitive agreement with respect to the superior proposal as described further under “The Merger Agreement—Covenants and Agreements—Changes in Board Recommendations” and “The Merger Agreement—Termination.”
In some circumstances, upon termination of the merger agreement, Anywhere would be required to pay a termination fee of $200 million to Compass. Similarly, in some circumstances, upon termination of the merger agreement, Compass would be required to pay a termination fee of $200 million to Anywhere, or a termination fee of $350 million to Anywhere in the event that the merger agreement is terminated due to the failure to receive required regulatory approvals before the end date or if the merger is permanently enjoined. For further discussion, see the section entitled “The Merger Agreement—Termination—Termination Payments and Expenses.”
While both Compass and Anywhere believe these provisions to be reasonable and customary and are not preclusive of other offers, these provisions could discourage a potential third-party acquiror that might have an interest in Compass or Anywhere or pursuing an alternative transaction from considering or proposing such a transaction. These provisions might also result in a potential acquiror or other strategic transaction partner proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances.
If the merger agreement is terminated and either of Compass or Anywhere determines to seek another business combination transaction, Compass or Anywhere may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the merger.
The Merger Agreement limits Anywhere’s ability to pursue alternatives to the merger and may discourage other companies from trying to acquire Anywhere.
The merger agreement contains “no shop” covenants that restrict Anywhere’s ability to, directly or indirectly, initiate, solicit, propose, knowingly assist, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to any acquisition proposal, engage or participate in any negotiations or discussions with any person concerning any acquisition proposal, provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any acquisition proposal, subject to certain exceptions, or, unless the merger agreement has been terminated in accordance with its terms, approve or enter into any letter of intent, agreement in principle or other agreement in connection with or relating to any acquisition proposal.
These provisions could discourage a potential third-party acquiror that might have an interest in acquiring all or a significant portion of Anywhere from considering or proposing that acquisition.
The merger consideration is fixed and will not be adjusted. Because the market price of Compass Class A common stock may fluctuate, Anywhere stockholders cannot be sure of the market value of the consideration they will receive in exchange for their shares of Anywhere common stock in connection with the merger.
In connection with the merger, each share of Anywhere common stock issued and outstanding immediately prior to the effective time (other than any shares of Anywhere common stock that are owned (i) directly or indirectly, by Anywhere or by Compass or Merger Sub, or (ii) by any direct or indirect subsidiary of either Anywhere or Compass, other than Merger Sub) will be converted into the right to receive 1.436 fully paid and nonassessable shares of Compass Class A common stock (with, if applicable, cash in lieu of fractional shares). This exchange ratio is fixed and will not be adjusted for changes in the market price of either Compass Class A common stock or Anywhere common stock. Accordingly, the market value of the stock consideration that holders of Anywhere common stock will receive will vary based on the price of Compass Class A common stock at the time such holders receive the merger consideration. The market price of Compass Class A common stock may decline after the date of this joint proxy statement/prospectus or after you exchange your shares at the closing.
A decline in the market price of Compass Class A common stock could result from a variety of factors beyond Compass’ control, including, among other things, the possibility that Compass may not achieve the expected benefits of the acquisition of Anywhere as rapidly or to the extent anticipated, Compass’ business may not perform as anticipated following the closing, the effect of the merger on Compass’ financial results may not meet the expectations of Compass, financial analysts or investors, or the addition and integration of Compass’ business may be unsuccessful, may take longer or be more disruptive than anticipated, as well as numerous factors affecting Compass and its businesses that are unrelated to Anywhere.
If the merger is completed, there will be a lapse of time between each of the date of this joint proxy statement/prospectus, the date on which Compass stockholders vote to approve the Compass share issuance proposal at the Compass special meeting, the date on which Anywhere stockholders vote to approve the Anywhere merger proposal at the Anywhere special meeting, and the date on which Anywhere stockholders entitled to receive the merger consideration actually receive the merger consideration. The market value of shares of Compass Class A common stock may decline during and after these periods as a result of a variety of factors, and consequently, at the time Anywhere stockholders must decide whether to approve the merger proposal, they will not know the actual market value of any merger consideration they will receive when the merger is completed. The actual value of any merger consideration received by Anywhere stockholders at the completion of the merger will depend on the market value of the shares of Compass Class A common stock at that time.

The market price of the common stock of the combined company may continue to fluctuate, potentially significantly, following completion of the merger, and as a result, former Anywhere stockholders could lose some or all of the value of their investment in Compass Class A common stock. In addition, any significant price or volume fluctuations in the stock market generally could have a material adverse effect on the market for, or liquidity of, the Compass Class A common stock received in the merger, regardless of the combined company’s actual operating performance. Neither Anywhere nor Compass are permitted to terminate the merger agreement as a result, in and of itself, of any increase or decrease in the market price of Compass Class A common stock or Anywhere common stock.
You are urged to obtain current market quotations for shares of Anywhere common stock and for shares of Compass Class A common stock.
Compass may be unable to successfully integrate Anywhere’s business and realize cost synergies and other anticipated benefits of the merger.
The success of the merger will depend, in part, on the ability of Compass to successfully combine and integrate the two companies, which currently operate as independent public companies, and realize the cost synergies and other anticipated benefits, including innovation opportunities and operational efficiencies, from the merger, in a manner that does not materially disrupt existing agent, broker, franchise, affiliate and other customer and real estate partner, employee and other stakeholder relations nor result in decreased revenues. If Compass is unable to achieve the cost synergies and other anticipated benefits within the expected timeframe, or at all, Compass’ business, financial condition, results of operations and the trading price of Compass Class A common stock may be materially adversely affected.
The integration of the two companies may result in material challenges, including, without limitation:
•the diversion of management’s attention from ongoing business concerns and performance shortfalls at one or both of the companies as a result of the devotion of management’s attention to the merger and related integration work;
•the disruption of, or loss of momentum in, each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies;
•managing a larger and more complex combined business;
•maintaining employee morale, retaining key management and other employees and the possibility that the integration process and potential organizational changes may adversely impact the ability to maintain employee relationships;
•retaining existing business and operational relationships, including but not limited to, agents, brokers, franchisees, affiliates, customers, real estate partners, employees and other counterparties, and attracting new business and operational relationships;
•the integration process not proceeding as expected, including due to a possibility of faulty assumptions or expectations regarding the integration process or Anywhere’s operations;
•consolidating corporate, administrative and compliance infrastructures and eliminating duplicative operations;
•coordinating geographically separate organizations, including in international markets with differing business, legal and regulatory climates;
•challenges and risks associated with onboarding Anywhere agents and franchisees onto Compass’ platform on a timely basis or at all;
•unanticipated issues in integrating information technology, communications and other complex systems; and

•unforeseen expenses, costs, liabilities or delays associated with the merger or the integration.
Many of these factors will be outside of Compass’ and Anywhere’s control, and any one of them could result in delays, increased costs, decreases in the amount of expected revenues or cost synergies and diversion of management’s time and energy, which could materially affect Compass’ business, financial condition, results of operations and the trading price of Compass Class A common stock.
In addition, due to legal restrictions, Compass and Anywhere are currently permitted to conduct only limited planning for the integration of the two companies following the merger and have not yet determined the exact nature of how the businesses and operations of the two companies will be combined after the merger. The actual integration may result in additional and unforeseen expenses, and the anticipated benefits of the integration plan may not be realized on a timely basis, if at all.
If the merger does not qualify as a “reorganization” under Section 368(a) of the Code, holders of Anywhere common stock may be required to pay additional U.S. federal income taxes.
Anywhere and Compass intend for the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, and Anywhere and Compass intend to report the merger consistent with such qualification. Assuming the merger so qualifies, a holder of Anywhere common stock that receives shares of Compass Class A common stock pursuant to the merger generally will not recognize gain or loss for U.S. federal income tax purposes (except for any gain or loss that may result from the receipt of cash instead of a fractional share of Compass Class A common stock). However, it is not a condition to Anywhere’s obligation or Compass’ obligation to complete the transaction that the merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes or that Anywhere or Compass receive an opinion of counsel to that effect, and it is possible that the merger may not so qualify.
Anywhere and Compass have not sought and will not seek a ruling from the IRS regarding any matters relating to the merger and the other transactions contemplated by the merger agreement and, as a result, there can be no assurance that the IRS would not assert that the merger does not qualify as a “reorganization,” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, or that a court would not sustain such a position. If the IRS or a court were to determine that the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, a holder of Anywhere common stock that receives shares of Compass Class A common stock pursuant to the merger generally would recognize taxable gain or loss in an amount equal to the difference, if any, between the fair market value of the Compass Class A common stock received (including any fractional share interest deemed received and exchanged for cash) by such holder and such holder’s adjusted tax basis in the Anywhere common stock exchanged therefor.
Holders of Anywhere common stock should consult with their tax advisors to determine the particular U.S. federal, state, local, or non-U.S. income or other tax consequences of the merger to them. For a more detailed description of the U.S. federal income tax consequences of the merger, see the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”
If the merger is completed, Anywhere stockholders will receive shares of Compass Class A common stock as merger consideration and will accordingly become Compass stockholders. The market price for Compass Class A common stock following the merger may be affected by factors different from those that historically have affected or currently affect Anywhere common stock.
Subject to the terms and conditions of the merger agreement, upon consummation of the merger, Anywhere stockholders will receive shares of Compass Class A common stock as merger consideration and will accordingly become Compass stockholders. The combined company’s business and financial position will differ from Anywhere’s business and financial position before the completion of the merger and, accordingly, the results of operations of the combined company will be affected by some factors that are different from those currently affecting Anywhere’s current results of operations. Accordingly, the market price and performance of Compass Class A common stock following the merger is likely to be different from the performance of Anywhere common stock in the absence of the merger. For a discussion of the businesses of Compass and Anywhere and of some important factors to consider in connection with those businesses, see the section entitled “The Parties to the

Merger” and the documents incorporated by reference in the section entitled “Where You Can Find More Information,” including, in particular, in the sections entitled “Risk Factors” in Compass’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 and Anywhere’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025.
In addition, holders of shares of Compass Class A common stock will have rights as Compass stockholders that differ from the rights they had as Anywhere stockholders before the merger. For a comparison of the rights of Compass stockholders to the rights of Anywhere stockholders, see the section entitled “Comparison of the Rights of Compass Stockholders and Anywhere Stockholders.”
The shares of Compass Class A common stock to be received by holders of Anywhere common stock as a result of the Merger will have different rights from the shares of Anywhere common stock.
Following the merger, holders of Anywhere common stock will become holders of Compass Class A common stock and their rights as shareholders of Compass Class A common stock will be governed by the governing documents of the combined company. The rights associated with Class A Compass common stock are different from the rights associated with Anywhere common stock.
Each party is subject to business uncertainties and contractual restrictions while the merger is pending, which could adversely affect each party’s business and operations prior to the merger being completed, and the combined company following the merger.
Parties with which Compass or Anywhere do business may experience uncertainty associated with the merger, including with respect to current or future business relationships with Compass, Anywhere or the combined company following the merger. It is possible that some affiliated independent real estate agents, franchisees, brokers, joint venture partners, customers or other persons with whom Compass and/or Anywhere has a business relationship may delay or defer certain business decisions or might decide to seek to terminate, change or renegotiate their relationships, as a result of the merger or otherwise, which could negatively affect the business, financial condition, results of operations and trading price of Compass Class A common stock and Anywhere common stock, regardless of whether the merger is completed, as well as have a material and adverse effect on the combined company’s ability to realize the expected cost synergies and other anticipated benefits of the merger on the expected timeframe or at all. Each of these risks, and the adverse effects of any disruption could be exacerbated by a delay in completion of the merger or termination of the merger agreement.
Under the terms of the merger agreement, each of Compass and Anywhere have agreed to operate their respective businesses in the ordinary course consistent with past practice in all material respects prior to the completion of the merger. Each of Compass and Anywhere is subject to certain restrictions on the conduct of its business prior to completing the merger which may adversely affect its ability to execute certain of its business strategies, including the ability in certain cases to enter into or amend contracts, acquire or dispose of assets, engage in certain merger and acquisition transactions, incur indebtedness, incur capital expenditures or settle claims. Such limitations could prevent Compass and Anywhere from pursuing certain business opportunities that are outside of the ordinary course of business, and adversely affect each of Compass’ and Anywhere’s business and operations prior to the completion of the merger.
Each of the risks described above may be exacerbated by delays or other adverse developments with respect to the completion of the merger. For further discussion, see the section entitled “The Merger Agreement—Covenants and Agreements—Conduct of Business.”
Anywhere stockholders will have a reduced ownership and voting interest in Compass as compared to their ownership and voting interest in Anywhere and will exercise less influence over management.
Currently, Anywhere stockholders have the right to vote in the election of the Anywhere Board and the power to approve or reject any matters requiring stockholder approval under Delaware law and Anywhere’s certificate of incorporation and bylaws. Upon completion of the merger, each Anywhere stockholder who receives shares of

Compass Class A common stock in the merger will become a stockholder of the combined company, with a percentage ownership of the combined company that is smaller than the Anywhere stockholder’s current percentage ownership of Anywhere. Based on the number of shares of Compass common stock and Anywhere common stock outstanding as of November 25, 2025, and the exchange ratio, we estimate that, immediately following the completion of the merger, current holders of Compass common stock will own approximately 77.7% of the outstanding shares of Compass common stock and approximately 82.4% of the voting power of the outstanding shares of Compass common stock, and current holders of Anywhere common stock will own approximately 22.3% of the outstanding shares of Compass common stock and approximately 17.6% of the voting power of the outstanding shares of Compass common stock, excluding equity-based Anywhere awards that will convert into Compass awards pursuant to the terms of the merger agreement. Such estimates are subject to change, and the voting power of former holders of Anywhere common stock in the combined company could be subject to further dilution based on issuances of Compass Class A common stock prior to or following the completion of the merger. The exact ownership percentages of Compass stockholders and Anywhere stockholders in the combined company immediately following the merger will depend on the number of shares of Compass Class A common stock and Anywhere common stock issued and outstanding immediately prior to the merger.
The multi-class structure of our common stock has the effect of concentrating voting power with Robert Reffkin, our founder, Chairman of the Compass Board, and Chief Executive Officer, and his financial planning vehicles and affiliated trusts.
As of November 25, 2025, Mr. Reffkin, together with his financial planning vehicles and affiliated trusts (and including his shares of Class A common stock subject to outstanding Compass RSU Awards for which the service condition has been satisfied or would be satisfied within 60 days of November 25, 2025), held 8,982,709 shares of Class A common stock and all of the issued and outstanding shares of Class C common stock. Each holder of Compass Class C common stock as of the Compass record date will be entitled to cast twenty (20) votes on the Compass share issuance proposal and twenty (20) votes on the Compass adjournment proposal, as compared to one vote per share of Compass Class A common stock outstanding as of the Compass record date on the same proposals.
As of November 25, 2025, Mr. Reffkin held approximately 28.0% of the voting power of our outstanding common stock. As a result, Mr. Reffkin has a greater ability to influence any action requiring the approval of our stockholders, including the election of our board of directors, the adoption of amendments to our restated certificate of incorporation and amended and restated bylaws, and the approval of any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction. As a stockholder, Mr. Reffkin is entitled to vote his shares in his own interests, which may not always be in the interests of our stockholders generally, and this concentrated voting power may have the effect of delaying, preventing, or deterring a change in control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company, and might ultimately affect the market price of our Class A common stock.
Future transfers by the holders of Class C common stock will generally result in those shares automatically converting into shares of Class A common stock, subject to limited exceptions, such as certain transfers effected for estate planning or other transfers by Mr. Reffkin. In addition, each share of Class C common stock will convert automatically into one share of Class A common stock upon certain conditions. However, until one of those certain triggering events occurs, voting power will be concentrated with Mr. Reffkin.
The market price of Compass’ Class A common stock may decline as a result of the merger, and current stockholders’ ownership interests in Compass may be diluted.
The trading price of Compass’ Class A common stock may decline as a result of the merger due to, among other things, the cost synergies and other anticipated benefits not being achieved, the transaction costs related to the merger being greater than expected, the financing related to the merger not being available or only available on unfavorable terms or the closing of the merger being delayed due to regulatory approvals or otherwise. The trading price may also decline if the combined company does not achieve the perceived benefits of the merger as rapidly or to the extent anticipated by financial or industry analysts or if the effect of the merger on the combined company’s business, financial condition and results of operations is not consistent with the expectations of financial or industry analysts.

In addition, sales of Compass’ Class A common stock prior to or after the completion of the merger may cause the trading price of the Class A common stock to decrease. Anywhere stockholders may decide not to hold the shares of Compass’ Class A common stock they will receive in the merger. Other Anywhere stockholders, such as funds with limitations on their permitted holdings of stock in individual issuers, may be required to sell the shares of Compass Class A common stock that they receive in the merger. Further, the issuance of new shares of Compass Class A common stock in connection with the merger or any other equity raising, as well as the issuance of any other securities which could be converted into Compass Class A common stock, could depress the trading price of the Compass Class A common stock and dilute stockholders’ ownership interest in Compass.
Any of these events may make it more difficult for Compass to sell equity or equity-related securities, dilute current Compass stockholders’ ownership interest in Compass and have an adverse impact on the trading price of Compass’ Class A common stock.
If Compass desires to draw on its bridge loan facility to fund a portion of the transactions contemplated by the merger agreement, there can be no assurance that Compass will be able to satisfy all of the conditions to do so and there is a risk that the bridge loan facility may not be available when desired or at all. There can be no assurance that Compass will be able to secure the funds necessary to complete the merger on favorable terms or in a timely manner or at all.
We anticipate that a portion of the funds needed to complete the transactions contemplated by the merger agreement may be derived from a debt financing. To this end, Compass has entered into a debt financing commitment letter and related fee letters with MSSF, pursuant to which MSSF and each other additional commitment party appointed thereunder have committed to provide Compass with debt financing in an aggregate principal amount of up to $750 million in the form of a 364-day senior secured bridge loan facility, subject to customary conditions. However, as of the date of this joint proxy statement/prospectus, neither Compass nor any of its subsidiaries has entered into definitive agreements for the debt financing, and the obligation of the commitment parties to provide the debt financing under the debt commitment letter is subject to a number of conditions. There is a risk that these conditions will not be satisfied and the debt financing may not be available when desired.
In the event that the debt financing contemplated by the debt commitment letter is not available, there is a risk that other financing may not be available on acceptable terms, in a timely manner or at all. Although Compass’ obligation to consummate the merger is not conditioned upon consummation of the debt financing, if Compass is unable to obtain the debt financing (or other financing arrangements in lieu thereof), the merger may be delayed or not completed, in which case Compass would be in breach of its obligations under the merger agreement. See the section entitled “The Merger Agreement—Financing Obligations” beginning on page 117 of this joint proxy statement/prospectus for more information.
The definitive documentation governing the indebtedness that may be incurred in connection with the merger is expected to contain various covenants that impose restrictions on Compass and certain of its subsidiaries that may affect Compass’ ability to operate its business.
The definitive documentation that will govern the indebtedness expected to be incurred in connection with the merger is expected to contain various affirmative and negative covenants that will, subject to certain significant exceptions, restrict Compass’ ability and the ability of certain of its subsidiaries to, among other things, incur liens on their property, incur additional indebtedness, enter into sale and lease-back transactions, make loans, advances or other investments, make non-ordinary course asset sales, declare or pay dividends, repay junior or contractually subordinated debt and/or merge or consolidate with any other person. In addition, such definitive documentation is expected to contain a financial maintenance covenant that will require the combined company to maintain compliance with a financial ratio as of the last day of each applicable fiscal quarter. The ability of the combined company and its subsidiaries to comply with these provisions may be affected by events beyond their control. Failure to comply with these covenants could result in an event of default, which, if not cured or waived, could accelerate the combined company’s repayment obligations.

In connection with the merger, Compass will assume certain indebtedness of Anywhere, and may incur significant additional indebtedness, which could adversely affect Compass’ business and operations, including by decreasing Compass’ business flexibility and significantly increasing its interest expense, among other things.
Compass had no consolidated long-term debt as of September 30, 2025. Compass’ pro forma long-term debt as of September 30, 2025, after giving effect to the merger and the anticipated assumption, incurrence and extinguishment of indebtedness in connection therewith, will be approximately $2,888.6 million. Compass will have substantially increased indebtedness following completion of the merger in comparison to Compass’ historical basis, which could have the effect, among other things, of reducing Compass’ flexibility to respond to changing business and economic conditions and significantly increasing Compass’ interest expense. Compass will also incur various non-interest costs and expenses associated with such indebtedness. The amount of cash required to pay interest on Compass’ increased indebtedness levels following completion of the merger and thus the demands on Compass’ cash resources will be greater than the amount of cash flows required to service the indebtedness of Compass prior to the completion of the merger. The increased levels of indebtedness following completion of the merger could also reduce funds available for working capital, capital expenditures, acquisitions and other general corporate purposes and may create competitive disadvantages for Compass relative to other companies with lower debt levels. If Compass does not achieve the cost synergies and other anticipated benefits from the merger, or if the financial performance of the combined company does not meet current expectations, then Compass’ ability to service the combined company’s indebtedness may be adversely impacted.
In the future, Compass may need to obtain additional financing to fund the merger, working capital, capital expenditures, acquisitions or other general corporate requirements. Compass’ ability to arrange additional financing will depend on, among other factors, its financial position and performance, as well as prevailing market conditions and other factors beyond its control. There can be no assurance that Compass will be able to obtain this additional financing on acceptable terms or at all.
Additionally, the level and quality of Compass’ earnings, operations, business and management, among other things, will impact the determination of its credit ratings. A decrease in the ratings assigned to Compass by the ratings agencies may negatively impact its access to the capital markets and increase our cost of borrowing. There can be no assurance that Compass will be able to maintain the current creditworthiness or prospective credit ratings of the combined company, and any actual or anticipated changes or downgrades in such credit ratings may have a negative impact on Compass’ liquidity, capital position or access to capital markets.
Completion of the merger may trigger change in control or other provisions in certain agreements to which Anywhere is a party.
The completion of the merger may trigger change in control and other provisions in certain agreements to which Anywhere is a party. If Compass and Anywhere are unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements or seeking monetary damages or equitable remedies. Even if Compass and Anywhere are able to negotiate consents or waivers, the counterparties may require a fee for such consents or waivers or seek to renegotiate the agreements on terms less favorable to the combined company.
During the pendency of the merger, Compass and Anywhere, and after completion of the merger, the combined company, might not be able to recruit and retain agents at the same rate as they had in the past, which could adversely affect Compass’, Anywhere’s and the combined company’s business, financial condition and results of operations.
Uncertainties associated with the merger, including but not limited to issues related to the actual or perceived difficulty of integration or desire not to become associated with the combined company, may cause Compass’ and Anywhere’s agent recruitment and retention rates to decline during the pendency of the merger and after the merger is completed. Furthermore, Compass and Anywhere may be required to incur additional costs to retain agents, potentially by offering them compensation arrangements on terms that are less favorable to Compass. As a result, Compass and Anywhere may experience a decline in gross sales commissions generated on the expected timeframe or may result in lower margin if Compass incurs additional costs in connection with agent commissions splits or marketing reimbursement, which could adversely affect Compass’ and the combined company’s business, financial condition and results of operations.
Uncertainties associated with the merger may cause a loss of management and other key personnel, which could adversely affect Compass’ and Anywhere’s business and operations, as well as the future business and operations of the combined company following completion of the merger.
Compass and Anywhere are dependent on the experience and industry knowledge of their management and other key personnel to execute their business plans. Each company’s success while the merger is pending and the success of the combined company after the completion of the merger will depend in part upon the ability of Compass and Anywhere to retain certain management and current and prospective personnel of Compass and Anywhere may experience uncertainty about their roles while the merger is pending and following the completion of the merger, which may have an adverse effect on the ability of each of Compass and Anywhere to attract or retain management and other key personnel. Compass and Anywhere could face disruptions in their operations, loss of existing agents, brokers, franchisees, affiliates, customers, and real estate partners, loss of key information, expertise or know-how and unanticipated additional recruitment and training costs, among other things. In addition, the loss of management and other key personnel could diminish the anticipated benefits of the merger. Accordingly, no assurance can be given that Compass and Anywhere, while the merger is pending, and the combined company, after the completion of the merger, will be able to attract or retain management and other key personnel to the same extent that Compass and Anywhere have previously been able to attract or retain their personnel.
The unaudited pro forma condensed combined financial information and unaudited prospective financial information in this joint proxy statement/prospectus are presented for illustrative purposes only and may not be reflective of the operating results and financial condition of the combined company following completion of the merger. Future results of Compass or Anywhere may differ, possibly materially, from the unaudited pro forma condensed combined financial information and unaudited prospective financial information presented in this joint proxy statement/prospectus.
The unaudited pro forma condensed combined financial information and unaudited prospective financial information contained in this joint proxy statement/prospectus is presented for illustrative purposes only, contains a variety of adjustments, assumptions and preliminary estimates and does not represent the actual financial position or results of operations of Compass and Anywhere prior to the merger or that of the combined company following the merger for several reasons. Specifically, the unaudited pro forma condensed combined financial information do not reflect the effect of any potential divestitures that may occur prior to or subsequent to the completion of the merger, integration costs or any changes in Compass’ debt to capitalization ratio following the completion of the merger. For additional information, see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information” and “Certain Unaudited Prospective Financial Information” In addition, the merger and post-merger integration process may give rise to unexpected liabilities and costs, including costs associated with the defense and resolution of transaction-related litigation or other claims. Unexpected delays in completing the merger or in connection with the post-merger integration process may significantly increase the related costs and expenses incurred by Compass. The actual financial positions and results of operations of Compass and Anywhere prior to the merger and that of the combined company following the merger may be different, possibly materially, from the unaudited pro forma condensed combined financial information or unaudited prospective financial information included in this joint proxy statement/prospectus. In addition, the assumptions used in preparing the unaudited pro forma condensed combined financial information and forecasted financial information included in this joint proxy statement/prospectus may not prove to be accurate and may be affected by other factors. The unaudited pro forma condensed combined financial information and unaudited prospective financial information were not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission. Any significant changes in the market price of Compass Class A common stock may cause a significant change in the purchase price used for Compass’ accounting purposes and the unaudited pro forma financial statements contained in this joint proxy statement/prospectus.

The opinion of Compass’ financial advisor and the opinion of Anywhere’s financial advisor will not reflect changes in circumstances between the signing of the merger agreement and the completion of the merger.
Compass and Anywhere have received opinions from Morgan Stanley and Goldman Sachs, respectively, in connection with the merger, but have not obtained updated opinions from either financial advisor as of the date of this joint proxy statement/prospectus. Changes in the operations and prospects of Compass or Anywhere, general market and economic conditions and other factors that may be beyond the control of Compass or Anywhere, and on which each party’s financial advisor’s opinion was based, may significantly alter the value of Compass or Anywhere or the prices of the shares of Compass Class A common stock or of the shares of Anywhere common stock by the time the merger is completed. The opinions do not speak as of the time the transactions will be completed or as of any date other than the date of such opinions. Because Compass and Anywhere do not currently anticipate asking their respective financial advisor to update its opinion, the opinions will not address the fairness of the exchange ratio, the merger consideration or the preferred stock purchase consideration, as applicable, from a financial point of view at the time the merger is completed. The Compass Board’s recommendation that Compass stockholders vote “FOR” approval of the Compass share issuance proposal, and the Anywhere Board’s recommendation that Anywhere stockholders vote “FOR” approval of the Anywhere merger proposal, however, are made as of the date of this joint proxy statement/prospectus.
For a description of the opinions that Compass and Anywhere received from their respective financial advisor, see the sections entitled “The Merger—Opinion of Morgan Stanley, Compass’ Financial Advisor” and “The Merger—Opinion of Goldman Sachs, Anywhere’s Financial Advisor.” A copy of the opinion of Morgan Stanley, Compass’ financial advisor, is attached as Annex B to this joint proxy statement/prospectus and a copy of the opinion of Goldman Sachs, Anywhere’s financial advisor, is attached as Annex C to this joint proxy statement/prospectus, and each is incorporated by reference herein in its entirety.
Compass and Anywhere will incur significant costs in connection with the merger, which may be in excess of those anticipated by Compass or Anywhere.
Each of Compass and Anywhere has incurred and expects to continue to incur a number of non-recurring fees and costs associated with negotiating and completing the merger, combining the operations of the two companies and achieving desired cost synergies and other anticipated benefits. These fees and costs have been, and will continue to be, substantial, and in many cases, will be borne by Compass and Anywhere regardless of whether the merger is completed. The substantial majority of non-recurring expenses will consist of transaction costs related to the merger and include, among others, employee retention costs, fees paid to financial, legal, strategic and accounting advisors, severance and benefit costs, proxy solicitation costs and filing fees.
Additionally, Compass and Anywhere will incur transaction fees and costs related to formulating and implementing integration plans, including facilities and systems consolidation costs and employment-related costs. Compass and Anywhere will continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in the merger and the integration of the two companies’ businesses. While Compass and Anywhere have assumed that a certain level of expenses would be incurred in connection with the merger and the other transactions contemplated by the merger agreement, there are many factors beyond their control that could affect the total amount or the timing of the integration and implementation expenses. The elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may not offset integration-related costs and achieve a net benefit in the near term, or at all.
The costs described above, as well as other unanticipated costs and expenses, could have a material adverse effect on the business, financial condition and results of operations of the combined company following the completion of the merger.
Anywhere’s executive officers and directors potentially have interests in the merger that may be different from, or in addition to, Anywhere’s stockholders’ interests.
Certain of Anywhere’s directors and executive officers have certain interests in the merger that may be different from, or in addition to, the interests of Anywhere stockholders generally. These interests include, among others, the treatment of Anywhere equity awards pursuant to the merger agreement, the receipt of severance payments and benefits and the acceleration of vesting and lapse of forfeiture conditions with respect to Anywhere equity and other incentive awards upon a severance-qualifying termination of employment within a specified period following a change in control of Anywhere. The Anywhere Board was aware of the interests of Anywhere’s directors and executive officers, and the Anywhere Board considered such interests, among other matters, when it approved the merger agreement and in making its recommendations to Anywhere’s stockholders. See the section entitled “The Merger—Interests of Anywhere’s Directors and Executive Officers in the Merger” for a more detailed description of these interests. As a result of these interests, these directors (as applicable) and executive officers might be more likely to support and to vote in favor of the proposals described in this joint proxy statement/prospectus than if they did not have these interests. Anywhere stockholders should consider whether these interests might have influenced these directors (as applicable) and executive officers to recommend adopting the merger agreement.
As of the close of business on November 25, 2025, the most recent practicable date for which such information was available, directors and executive officers of Anywhere and their affiliates, as a group, owned and were entitled to vote 4,923,812 shares of Anywhere common stock, or 4.3% of the shares of Anywhere common stock outstanding on that date.
Securities class action lawsuits and derivative lawsuits relating to the merger could result in an injunction preventing the completion of the merger and/or substantial costs to Compass and Anywhere.
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisitions, mergers or other business combination agreements like the merger agreement. Even if such a lawsuit is without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on Compass’ and Anywhere’s business, financial condition and results of operations.
Lawsuits that may be brought against Compass, Anywhere or their respective directors could also seek, among other things, injunctive relief or other equitable relief, including a request to rescind parts of the merger agreement already implemented and to otherwise enjoin the parties from consummating the merger. One of the conditions to the completion of the merger is that no injunction or law by any governmental entity of competent jurisdiction will be in effect that has the effect of restraining, enjoining or otherwise prohibiting the consummation of the merger. As such, if an injunction prohibiting the consummation of the transactions is obtained, that injunction may prevent the merger from becoming effective or from becoming effective within the expected timeframe or at all, which may adversely affect Compass’ and Anywhere’s respective business, financial condition and results of operations.
We may not have discovered certain liabilities or other matters related to Anywhere, which may adversely affect the future business, operations, financial condition and results of operations of the combined company.
In the course of the due diligence review that we conducted prior to the execution of the merger agreement, we may not have discovered, or may have been unable to properly quantify, certain liabilities of Anywhere or other factors that may have an adverse effect on the combined company’s business, operations, financial condition and results of operations after completion of the merger.
Risks Related to Compass’ Business
You should read and consider the risk factors specific to Compass’ business that will also affect the combined company after the closing. These risks are described in Compass’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and Compass’ Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, which are incorporated by reference into this document, and in other documents that are incorporated by reference into this document. For additional information, see the section entitled “Where You Can Find More Information.”
Risks Related to Anywhere’s Business
You should read and consider the risk factors specific to Anywhere’s business that will also affect the combined company after the closing. These risks are described in Anywhere’s Annual Report on Form 10-K for the year ended December 31, 2024 and Anywhere’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31,

2025, June 30, 2025 and September 30, 2025, which are incorporated by reference into this document, and in other documents that are incorporated by reference into this document. For additional information, see the section entitled “Where You Can Find More Information.”

MARKET PRICE AND DIVIDEND INFORMATION
Market Prices
Compass Class A common stock is listed on the NYSE under the symbol “COMP,” and Anywhere common stock is listed on the NYSE under the symbol “HOUS.”
The following table sets forth the closing price per share of Compass Class A common stock and per share of Anywhere common stock as reported on the NYSE on September 19, 2025, the last full trading day before the public announcement of the execution of the merger agreement, and on December 1, 2025, the last full trading day before the date of this joint proxy statement/prospectus. The table also shows the estimated implied value of the merger consideration for each share of Anywhere common stock calculated as of each of the below dates.

	Compass Class A Common Stock	Anywhere Common Stock	Implied Value per Share of Anywhere Common Stock
September 19, 2025	$9.40	$7.07	$13.50
December 1, 2025	$10.63	$14.63	$15.26
Although the merger consideration that holders of Anywhere common stock will receive is fixed, the market value of the merger consideration may have fluctuated since the date of the announcement of the merger agreement, and may continue to fluctuate prior to the completion of the merger and thereafter, based upon the trading price of shares of Compass Class A common stock. No assurance can be given concerning the market prices of Compass Class A common stock or Anywhere common stock before completion of the merger or of Compass Class A common stock after completion of the merger. Accordingly, these comparisons may not provide meaningful information to stockholders in determining how to vote with respect to the proposals described in this joint proxy statement/prospectus. We urge you to obtain current market quotations for Compass Class A common stock and Anywhere common stock and to review carefully the other information contained in this joint proxy statement/prospectus. Please see the section entitled “Risk Factors—Risks Relating to the Transactions—The merger consideration is fixed and will not be adjusted. Because the market price of Compass Class A common stock may fluctuate, Anywhere stockholders cannot be sure of the market value of the consideration they will receive in exchange for their shares of Anywhere common stock in connection with the merger.”
Dividends
Since its initial public offering on April 1, 2021, Compass has not declared or paid regular cash dividends on Compass Class A common stock.
Since September 4, 2019, Anywhere has not declared or paid regular cash dividends on Anywhere common stock. The terms of the merger agreement limit Anywhere’s ability to declare or pay dividends prior to the completion of the merger.

THE PARTIES TO THE MERGER
Compass, Inc.
Compass, Inc. is a leading tech-enabled real estate services company that includes the largest residential real estate brokerage in the United States by sales volume. Founded in 2012 and based in New York City, Compass provides an end-to-end platform that empowers its residential real estate agents to deliver exceptional service to seller and buyer clients. The platform includes an integrated suite of cloud-based software for customer relationship management, marketing, client service, and other critical functionality, all custom-built for the real estate industry, which enables Compass’ core brokerage services. Compass agents utilize technology offerings to grow their businesses, save time, and manage their businesses more effectively. The Compass network includes Christie’s International Real Estate, with over 100 independently owned brokerage in over 50 countries and territories.
Compass’ principal executive offices are located at 110 Fifth Avenue, 4th Floor, New York, New York 10011, and its telephone number is (212) 913-9058. Compass’ website address is www.compass.com. Information contained on Compass’ website does not constitute part of this joint proxy statement/prospectus. Compass’ stock is publicly traded on the NYSE, under the ticker symbol “COMP.” Additional information about Compass is included in documents incorporated by reference in this joint proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information.”
Anywhere Real Estate Inc.
A leader of integrated residential real estate services in the United States, Anywhere includes franchise, brokerage, relocation, and title and settlement businesses, as well as mortgage and title insurance underwriter joint ventures. The diverse Anywhere brand portfolio includes some of the most recognized names in real estate: Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA®, and Sotheby’s International Realty®. Using innovative technology, data and marketing products, high-quality lead generation programs, and best-in-class learning and support services, Anywhere fuels the productivity of its approximately 173,500 independent sales agents in the U.S. and approximately 127,500 independent sales agents in 119 other countries and territories, helping them build stronger businesses and best serve today’s consumers.
Anywhere’s principal executive offices are located at 175 Park Avenue, Madison, New Jersey 07940 and its telephone number is (973) 407-2000. Anywhere’s website address is www.anywhere.re. Information contained on Anywhere’s website does not constitute part of this joint proxy statement/prospectus. Anywhere’s stock is publicly traded on the NYSE, under the ticker symbol “HOUS.” Additional information about Anywhere is included in documents incorporated by reference in this joint proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information.”
Velocity Merger Sub, Inc.
Velocity Merger Sub, Inc., a wholly owned subsidiary of Compass, is a Delaware corporation incorporated on September 19, 2025, for the purpose of effecting the merger. Velocity Merger Sub, Inc. has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement. The principal executive offices of Velocity Merger Sub, Inc. are located at 110 Fifth Avenue, 4th Floor, New York, New York 10011, and its telephone number is (212) 913-9058.

THE MERGER
The following is a discussion of the merger between Compass and Anywhere. The description of the merger agreement in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this joint proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. You are encouraged to read the merger agreement carefully and in its entirety. This section is not intended to provide you with any factual information about Compass or Anywhere. Such information can be found elsewhere in this joint proxy statement and in the public filings Compass or Anywhere make with the SEC that are incorporated by reference into this document, as described in the section entitled “Where You Can Find More Information” beginning on page 192.
Background of the Merger
As part of Anywhere’s ongoing consideration and evaluation of its long-term strategic goals and plans, the Anywhere Board and members of Anywhere’s senior management team regularly review, consider and assess Anywhere’s operations, financial performance, future growth prospects and strategic plans and consider various strategic opportunities, taking into account various factors, including the business, competitive, regulatory, financing and economic environments and developments in Anywhere’s industry. These reviews have included discussions of potential opportunities for business combinations, acquisitions and other financial and strategic alternatives, as well as the potential benefits and risks of such potential opportunities compared to the risks and benefits of Anywhere continuing to execute on its strategy as a standalone company.
In January 2025, Robert Reffkin, Chairman and Chief Executive Officer of Compass, reached out to Ryan Schneider, Director, President and Chief Executive Officer of Anywhere, requesting that the parties speak telephonically. Following that outreach, at the request of Mr. Schneider, on January 31, 2025, Marilyn Wasser, Executive Vice President and General Counsel of Anywhere, reached out to Brad Serwin, General Counsel of Compass, to understand the purpose of Mr. Reffkin’s outreach. Ms. Wasser and Mr. Serwin spoke telephonically. During such conversation, Mr. Serwin briefly mentioned Compass’ interest in exploring a potential strategic transaction between Anywhere and Compass and noted that Mr. Reffkin wished to discuss whether Anywhere would be interested in a potential stock for stock business combination with Compass at market prices without a premium. Ms. Wasser informed Mr. Schneider of the discussion with Mr. Serwin and, at Mr. Schneider’s request, Ms. Wasser again spoke with Mr. Serwin telephonically, informing him that such a transaction was unlikely to be of interest to Anywhere or its stockholders.
On March 31, 2025, Mr. Reffkin met with Ryan Mollett, a Partner at TPG/AG and Joseph Lenz, a Partner at TPG/AG and a member of the Anywhere Board, during which conversation Mr. Reffkin expressed interest in a potential combination of Compass and Anywhere. During such conversation, Mr. Reffkin stated that the potential cost synergies in a potential transaction between the parties could be substantial and that Compass could pay a premium in a transaction involving cash, stock or a mix of consideration. Messrs. Lenz and Mollett listened but did not engage with Mr. Reffkin with respect to the potential of a transaction. Following the meeting on the same day, Mr. Lenz contacted Michael Williams, Anywhere’s Chairman of the Anywhere Board, to alert him of the meeting. Following such conversation, on April 1, 2025, Mr. Williams alerted Ms. Wasser and Mr. Schneider of the conversation.
On April 2, 2025, the Anywhere Board held a meeting with members of Anywhere senior management and representatives of Goldman Sachs, Anywhere’s financial advisor, and Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”), its legal advisor, in attendance. During this meeting, Mr. Lenz summarized for the Anywhere Board the meeting he and Mr. Mollett had with Mr. Reffkin, and the Anywhere Board discussed the possibility of a combination of Compass and Anywhere. Following the discussion, the Anywhere Board directed Goldman Sachs to speak to Morgan Stanley, Compass’ financial advisor, to indicate that Anywhere would be willing to review a transaction proposal from Compass, but that the valuation would need to be at a very high premium reflecting the significant potential cost synergies and the long-term value of a combination, and would need to address certainty of closing. The Anywhere Board noted the need for confidentiality and expedition if a proposal were to be made and pursued. The Anywhere Board also discussed with Wachtell Lipton its fiduciary duties in connection with the review of any potential proposal. On April 3, 2025, representatives of Goldman Sachs reached out to representatives of Morgan Stanley to convey the messages that the Anywhere Board had directed them to convey.
On April 7, 2025, the Compass Board held a meeting with members of Compass senior management and representatives of Morgan Stanley in attendance. During this meeting, representatives of Morgan Stanley shared their perspective on a potential transaction with Anywhere, including their preliminary views on a valuation of the Anywhere business and a potential offer by Compass of a stock for stock acquisition in which holders of Anywhere common stock would receive shares of Compass Class A common stock worth $7.00 per share in exchange for their Anywhere common stock. Following the discussion, the Compass Board directed representatives of Morgan Stanley to communicate the terms of the offer to representatives of Goldman Sachs.
On April 8, 2025, at the direction of the Compass Board, representatives of Morgan Stanley sent representatives of Goldman Sachs a non-binding proposal from Compass for the combination of Compass and Anywhere in a merger transaction pursuant to which existing Anywhere stockholders would receive shares of Compass Class A common stock worth $7.00 per share in exchange for their Anywhere common stock, implying an exchange ratio of 0.865x based on the closing price of Compass Class A common stock on April 7, 2025 (the “April Proposal”). The April Proposal also requested that the parties agree to a thirty (30)-day exclusivity period for the negotiation of a transaction.
On April 11, 2025 and April 12, 2025, the Anywhere Board met with members of Anywhere senior management and representatives of Goldman Sachs and Wachtell Lipton in attendance at both meetings. During these meetings, the Anywhere Board discussed the April Proposal with, and received input and analysis from, Anywhere’s management team and Goldman Sachs, and representatives of Goldman Sachs reviewed a preliminary financial analysis regarding the financial terms of the potential transaction. The representatives of Wachtell Lipton also reviewed with the Anywhere Board their fiduciary duties in connection with their consideration of the April Proposal. During these meetings, the Anywhere Board determined that the April Proposal was insufficient, and that Anywhere would require a significantly higher valuation that reflected the long-term value of Anywhere, which would reflect a share price in the teens, as well as a commitment to a highly expedited timeline to complete due diligence and a commitment to closing certainty, to merit engagement. Following these meetings, at the direction of the Anywhere Board, representatives of Goldman Sachs conveyed these messages to representatives of Morgan Stanley on April 12, 2025.
On April 13, 2025, representatives of Goldman Sachs shared proposed regulatory efforts merger agreement language, which was prepared by representatives of Wachtell Lipton, with representatives of Morgan Stanley. That same day, the Compass Board met, with members of Compass’ senior management and representatives of Morgan Stanley and Kirkland & Ellis, LLP (“Kirkland”), Compass’ legal advisor, in attendance. During the meeting, the Compass Board discussed the April Proposal with, and received input and analysis from, Compass’ management team and Morgan Stanley, and representatives of Morgan Stanley reviewed the financial terms of the April Proposal and discussed with the Compass Board whether to amend the terms of the April Proposal. The representatives of Kirkland also reviewed with the Compass Board the April Proposal, providing their perspectives on the terms generally. During the meeting, the Compass Board determined that it would not amend its prior offer in the April Proposal and directed the representatives of Morgan Stanley to deliver that message to the representatives of Goldman Sachs.
On April 14, 2025, at the direction of the Compass Board, representatives of Morgan Stanley conveyed that Compass would not be willing to revisit its proposed valuation but would be able to meet Anywhere’s proposed highly expedited timeline and would not be submitting a revised written proposal at such time. On April 15, 2025, the Anywhere Board met, with members of Anywhere senior management and representatives of Goldman Sachs and Wachtell Lipton in attendance, to receive an update from Goldman Sachs on the conversation with Morgan Stanley, and the Anywhere Board determined that it would not engage further with Compass regarding a potential transaction at such time. The Anywhere Board directed the representatives of Goldman Sachs to convey the Anywhere Board’s decision to the representatives of Morgan Stanley, which representatives of Goldman Sachs did on April 16, 2025. Members of Compass’ management provided the Compass Board with an update via email on April 17, 2025. Members of Anywhere’s management provided the Anywhere Board with an update at the Anywhere Board meeting held on May 6, 2025.

On June 3, 2025, during an annual strategic review meeting with the Anywhere Board, in which members of Anywhere senior management and representatives of Goldman Sachs were in attendance, representatives of Goldman Sachs summarized and discussed prior conversations with representatives of Morgan Stanley with respect to the possibility of a combination of Compass and Anywhere.
During a meeting of the Anywhere Board on June 27, 2025, in which members of Anywhere senior management and representatives of Wachtell Lipton were in attendance, the Anywhere Board discussed the prior conversations with Compass in April, as well as recent outreach from Compass expressing the desire to meet to discuss industry current events. The Anywhere Board was supportive of a meeting between Mr. Schneider and Mr. Reffkin, at which meeting Mr. Schneider could also seek to understand why Compass had not been willing to offer a higher valuation in April.
On July 7, 2025, Mr. Schneider and Ms. Wasser met in person with Messrs. Reffkin and Serwin at the offices of Wachtell Lipton. During such meeting, the parties discussed publicly known current topics relevant to the industry, and during such conversation, Mr. Schneider also asked Mr. Reffkin about the April Proposal. Mr. Schneider stated Anywhere’s view that the potential synergies that could be achieved in a combination of Compass and Anywhere were substantial, and said that, in light of these potential synergies, he did not understand why Compass had not been able to offer a significantly higher valuation than $7.00 per share. Mr. Reffkin said that Morgan Stanley could reach out to Goldman Sachs, and Mr. Schneider replied that they should do so only if the valuation were in the teens and reflected the long-term value of Anywhere.
On July 9, 2025, the Compass Board held a meeting, in which members of Compass senior management and representatives of Morgan Stanley were in attendance, during which representatives of Morgan Stanley provided an update on its recent discussions with representatives of Goldman Sachs, including a recap of the July 7 meeting between Mr. Schneider and Ms. Wasser and Messrs. Reffkin and Serwin, and the perspective of the representatives from Morgan Stanley on potential revisions to the April Proposal. After further discussion, the Compass Board directed representatives of Morgan Stanley to communicate to representatives of Goldman Sachs a revised offer of $9.00 per share.
The Anywhere Board held a meeting on July 11, 2025, in which members of Anywhere senior management were in attendance, during which Mr. Schneider updated the Anywhere Board on the July 7 meeting that he and Ms. Wasser had with Messrs. Reffkin and Serwin.
On July 14, 2025, Messrs. Reffkin and Serwin called Mr. Schneider and Ms. Wasser to convey that Compass would be submitting a new proposal, which message was also conveyed, at the direction of the Compass Board, by representatives of Morgan Stanley to representatives of Goldman Sachs on July 15, 2025. Later in the day on July 15, 2025, representatives of Morgan Stanley, at the direction of the Compass Board, sent representatives of Goldman Sachs a non-binding proposal from Compass for the combination of Compass and Anywhere in a merger transaction pursuant to which existing Anywhere stockholders would receive shares of Compass Class A common stock worth $9.00 per share in exchange for their Anywhere common stock, implying an exchange ratio of 1.389x based on the closing price of Compass Class A common stock on July 15, 2025 (the “July 15 Proposal”), and requested a period of exclusivity for the execution of due diligence and the negotiation of a transaction. Following discussion with representatives of each of Goldman Sachs and Wachtell Lipton, on July 21, 2025, Mr. Schneider and Ms. Wasser had a call with Messrs. Reffkin and Serwin regarding the July 15 Proposal, during which call Mr. Schneider indicated that the terms conveyed in the July 15 Proposal were insufficient and that if Compass wished to have further discussions with Anywhere regarding a potential transaction, Compass would need to materially improve the value of its proposal.
On July 24, 2025, at the direction of the Compass Board, representatives of Morgan Stanley sent representatives of Goldman Sachs a non-binding proposal from Compass for the combination of Compass and Anywhere in a merger transaction pursuant to which existing Anywhere stockholders would receive shares of Compass Class A common stock worth $10.00 per share in exchange for their Anywhere common stock, implying an exchange ratio of 1.403x based on the closing price of Compass Class A common stock on July 24, 2025 (the “July 24 Proposal”). The July 24 Proposal also noted that if Anywhere provided requested diligence information to Compass that would allow Compass to validate the cost synergies opportunity, Compass potentially would be able to increase the offered valuation to a level up to $13.00 per share. The July 24 Proposal also requested a period of exclusivity for negotiation of a transaction.
On July 29, 2025, the Anywhere Board held a meeting to discuss the July 24 Proposal, with members of Anywhere senior management and representatives of Wachtell Lipton in attendance. During such meeting, Mr. Schneider updated the Anywhere Board on the conversations which he and Ms. Wasser had with Messrs. Reffkin and Serwin since the meeting of the Anywhere Board on June 27, 2025, and he summarized the terms of the July 15 Proposal and July 24 Proposal. Following discussion, the Anywhere Board directed Mr. Schneider to convey to Compass that, while the terms set forth in the July 24 Proposal were insufficient, Anywhere would be willing to engage in preliminary discussions and provide limited confidential due diligence information to support and validate Compass’ view of the value of Anywhere and the potential cost synergies that could be achieved in such transaction, with the understanding that Compass would be expected to improve the value proposal in the July 24 Proposal. The Anywhere Board directed Goldman Sachs to convey the Anywhere Board’s view to Morgan Stanley, which representatives of Goldman Sachs did via videoconference on July 31, 2025.
On August 4, 2025, in order to facilitate confidential negotiations and the exchange of due diligence information, the parties entered into a mutual confidentiality agreement, which contained standstill provisions binding on both Anywhere and Compass with standard fall-away rights and a “don’t ask, don’t waive” provision prohibiting the applicable party from requesting that it be released from the standstill restrictions (other than certain confidential requests to the other party’s board of directors) for so long as the standstill remained in effect.
On August 7, 2025, representatives of the Anywhere and Compass senior management teams, together with representatives of Goldman Sachs and Morgan Stanley, met virtually. During this meeting, Anywhere made a presentation to Compass which provided an overview of Anywhere’s historical cost structure and potential cost synergy opportunities.
On August 8, 2025, the parties entered into a supplemental clean team confidentiality agreement providing for special procedures for reviewing and handling certain competitively sensitive information of Anywhere and Compass provided to the other party and its representatives.
On August 13, 2025, the Compass Board held a meeting to receive an update on the proposed transaction with Anywhere, with members of Compass senior management and representatives of Morgan Stanley in attendance. The representatives of Morgan Stanley shared an update on the conversations between Compass and Anywhere over the preceding weeks and provided updated perspectives on the financial terms of the July 24 Proposal. Following discussion, the Compass Board directed that the Compass senior management team continue its due diligence of Anywhere and determined that the July 24 Proposal should be amended to make a non-binding offer for Anywhere at a price of $13.00 per share with a thirty (30)-day exclusivity period.
On August 14, 2025, representatives of the Anywhere and Compass senior management teams, together with representatives of Goldman Sachs and Morgan Stanley, met virtually to further discuss cost synergy opportunities that could be achieved in a potential transaction.
Over the course of the weeks of August 10 and August 17, 2025, the Anywhere management team continued to provide Compass with select due diligence information via a virtual data room, in order to allow Compass to continue to evaluate the potential cost synergies for the combined company.
On August 22, 2025, at the direction of the Compass Board, representatives of Morgan Stanley sent Goldman Sachs a non-binding proposal from Compass for the combination of Compass and Anywhere in a merger transaction pursuant to which existing Anywhere stockholders would receive shares of Compass Class A common stock worth $13.00 per share in exchange for their Anywhere common stock, implying an exchange ratio of 1.531x based on the closing price of Compass Class A common stock on August 21, 2025 (the “August 22 Proposal”), and requested a period of thirty (30) day exclusivity for the negotiation of a transaction.
On August 24, 2025, the Anywhere Board held a meeting to discuss the August 22 Proposal, with members of Anywhere senior management and representatives of Wachtell Lipton and Goldman Sachs in attendance. During such meeting, representatives of Goldman Sachs reviewed a preliminary financial analysis of Anywhere on a standalone basis and of the financial terms of the August 22 Proposal, and the Anywhere Board discussed such analyses. The Anywhere Board also considered the potential for a combination with Compass to generate more value for Anywhere stockholders than Anywhere on a standalone basis. Following discussion of the foregoing matters, the Anywhere Board determined that it would be in the best interests of Anywhere and its stockholders for Anywhere to engage with Compass more fully in order to seek to achieve a transaction with Compass, including entering into a thirty (30)-day exclusivity period and engaging in further due diligence, with any transaction being subject to final approval by the Anywhere Board prior to the entry into any definitive agreement.
On August 26, 2025, Anywhere and Compass entered into an exclusivity agreement pursuant to which Anywhere agreed to be restricted, through September 25, 2025, from engaging with other potential counterparties regarding a potential sale of all or any material part of Anywhere. Both parties agreed to share certain historical, operational and legal information, including with respect to long-term strategic plans and historical and projected financial performance, via virtual data rooms.
Also on August 26, 2025, the Compass Board held a meeting to, among other things, receive a status update from the Compass senior management team on the potential transaction with Anywhere. Members of Compass senior management and representatives of Morgan Stanley and Kirkland were in attendance. Representatives of Morgan Stanley informed the Compass Board that Anywhere had agreed to a 30-day exclusivity period and that Compass’ management team and advisers were progressing their due diligence of Anywhere. The representatives of Morgan Stanley and Kirkland also shared perspectives on key potential benefits and risks of the potential transaction. After further discussion, the Compass Board directed that Compass management continue its due diligence and proceed negotiating with Anywhere to explore whether the parties could reach an agreement during the exclusivity period.
On September 2, 2025, Wachtell Lipton provided Kirkland with a draft form of merger agreement. Such draft merger agreement also contemplated that Mr. Reffkin would enter into a voting and support agreement (“Compass voting and support agreement”) simultaneously with the parties’ entry into the merger agreement. Thereafter, through September 22, 2025, members of Anywhere’s and Compass’ respective management teams, with the assistance of Wachtell Lipton and Kirkland, negotiated the terms of the merger agreement and related documentation, which involved exchanging drafts of, and having multiple conference calls to discuss and resolve the open items in, the merger agreement, the support agreements and related documentation.
During recurring weekly calls on September 3, 10 and 18, 2025, Mr. Schneider and Ms. Wasser met via videoconference with Messrs. Reffkin and Serwin, as well as representatives of both parties’ financial and legal advisors, to discuss updates on progress to date on the potential transaction, including ongoing due diligence and reverse due diligence efforts, as well as a potential timeline for completing diligence and negotiations and announcing a transaction.
On September 5, 2025, Wachtell Lipton provided to Kirkland the form of voting and support agreement proposed to be entered into by Mr. Reffkin with Compass and Anywhere simultaneously with entry into the merger agreement.
During the weeks of September 7, 14 and 21, the Anywhere and Compass management teams held various legal and business due diligence phone calls and the parties continued to exchange legal and business due diligence information in response to the other party’s requests.
On September 11, 2025, in a responsive markup of the merger agreement, Kirkland proposed that TPG/AG also enter into a voting and support agreement (“Anywhere voting and support agreement”), in form mirroring the Compass voting and support agreement, simultaneously with entry into the merger agreement. On September 17, 2025, Wachtell Lipton provided to Sullivan & Cromwell LLP (“Sullivan & Cromwell”), legal counsel to TPG/AG, a draft of the Anywhere voting and support agreement.
On September 19, 2025, Mr. Schneider and Mr. Reffkin spoke telephonically to discuss ongoing negotiations for the potential transaction, and to finalize the consideration proposed to be paid to Anywhere’s stockholders in such potential transaction, consisting of a fixed ratio of 1.436 shares of Compass Class A common stock per share of Anywhere common stock, implying a value of approximately $13.91 per share based on the closing price of

Compass Class A common stock on September 18, 2025, and implying a value of $13.23 per share based on the volume weighted average price of Compass Class A common stock for the 30 calendar days ended September 18, 2025.
Also on September 19, 2025, Goldman Sachs provided Anywhere with a customary relationship disclosure letter that was subsequently provided to the Anywhere Board, which included information related to certain of Goldman Sachs’ current and prior relationships with Anywhere and Compass and certain of their respective affiliates.
In the afternoon of September 19, 2025, the Anywhere Board met, with members of Anywhere’s senior management team and representatives of Goldman Sachs and Wachtell Lipton in attendance, during which meeting representatives of Goldman Sachs reviewed financial projections for Anywhere on a standalone basis and financial projections for Compass on a standalone basis and on a pro forma basis following a potential transaction with Anywhere, in each case, as prepared by the senior management of Anywhere. These projections are more fully described in “—Certain Unaudited Prospective Financial Information.” The Anywhere Board discussed such financial projections, as well as how such projections might be affected under various future scenarios, and approved Goldman Sachs’ use of such projections for purposes of its financial analyses and opinion. The representatives of Wachtell Lipton reviewed the fiduciary duties of the Anywhere Board in connection with its consideration of the proposed transaction and summarized the proposed terms of the merger agreement and the other transaction documentation to be entered into in connection with the proposed transaction.
Also in the afternoon of September 19, 2025, the Compass Board met, with members of Compass’ senior management team and representatives of Morgan Stanley and Kirkland in attendance, during which meeting representatives of Morgan Stanley reviewed financial projections for Anywhere on a standalone basis and financial projections for Compass on a standalone basis and on a pro forma basis following a potential transaction with Anywhere, in each case, as prepared by the senior management of Compass. These projections are more fully described in “—Certain Unaudited Prospective Financial Information.” The Compass Board discussed such financial projections, as well as how such projections might be affected under various future scenarios, and approved Morgan Stanley’s use of such projections for purposes of its financial analyses and opinion. The representatives of Kirkland reviewed the fiduciary duties of the Compass Board in connection with its consideration of the proposed transaction and summarized the proposed terms of the merger agreement, the support agreements and the other transaction documentation to be entered into in connection with the proposed transaction.
On September 20, 2025, Sullivan & Cromwell provided to Wachtell Lipton a preliminary markup of the Anywhere voting and support agreement.
On September 21, 2025, Mr. Schneider and Ms. Wasser had a call with Messrs. Reffkin and Serwin to discuss the status of negotiations for the potential transaction and to align on next steps and anticipated timeline for announcement of a potential transaction.
In the afternoon of September 21, 2025, the Anywhere Board met, with members of Anywhere’s senior management team and representatives of Goldman Sachs and Wachtell Lipton in attendance, to consider and make a decision on whether to approve the proposed transaction. During the meeting, Mr. Schneider and Ms. Wasser provided the Anywhere Board with an update on the status of the negotiations of the proposed transaction. At the request of the Anywhere Board, representatives of Goldman Sachs then reviewed its financial analyses of the financial terms of the proposed transaction. Following this review, at the request of the Anywhere Board, representatives of Goldman Sachs rendered its oral opinion to the Anywhere Board, which was subsequently confirmed by delivery of its written opinion, dated as of September 22, 2025, which is attached hereto as Annex C, that, as of September 22, 2025, and based upon and subject to the factors and assumptions in its written opinion, the exchange ratio of 1.436 shares of Compass Class A common stock per share of Anywhere common stock pursuant to the merger agreement was fair, from a financial point of view, to the holders (other than Compass and its affiliates) of Anywhere common stock. Representatives of Wachtell Lipton also reviewed again with the Anywhere Board the proposed terms of the merger agreement, the support agreements and the other transaction documentation to be entered into in connection with the merger agreement, reviewed the directors’ fiduciary duties in connection with the proposed transaction, as they had previously done, and described the resolutions the Anywhere Board would be asked to adopt if the Anywhere Board were to approve the proposed transaction. Following careful review and discussion, including as to the matters referred to below under “—Anywhere Board’s Recommendation and Reasons for the Merger,” the Anywhere Board unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, and in the best interests of, Anywhere and the holders of Anywhere common stock, (ii) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, (iii) authorized the officers of Anywhere to execute the merger agreement and related documentation, and (iv) resolved to recommend that the holders of Anywhere common stock approve and adopt the merger agreement and the transactions contemplated thereby, including the merger, and directed that such matter be submitted for consideration to holders of Anywhere common stock.
Also, in the afternoon of September 21, 2025, the Compass Board met, with members of Compass’ senior management team and representatives of Morgan Stanley and Kirkland in attendance, to consider and make a decision on whether to approve the proposed transaction. During the meeting, Messrs. Reffkin and Serwin provided the Compass Board with an update on the status of the negotiations of the proposed transaction. At the request of the Compass Board, representatives of Morgan Stanley then reviewed its financial analyses of the financial terms of the proposed transaction. Following this review, at the request of the Compass Board, representatives of Morgan Stanley rendered its oral opinion to the Compass Board, which was subsequently confirmed by delivery of its written opinion, dated as of September 21, 2025, which is attached hereto as Annex B, that, as of September 21, 2025, and based upon and subject to the factors and assumptions in its written opinion, the exchange ratio of 1.436 shares of Compass Class A common stock per share of Anywhere common stock pursuant to the merger agreement was fair, from a financial point of view, to Compass. Representatives of Morgan Stanley also provided the Compass Board with a customary relationship disclosure letter, which included information related to certain of Morgan Stanley’s current and prior relationships with Compass, Anywhere and certain of their respective affiliates. Representatives of Kirkland also reviewed again with the Compass Board the proposed terms of the merger agreement, the support agreements and the other transaction documentation to be entered into in connection with the merger agreement, reviewed the directors’ fiduciary duties in connection with the proposed transaction, as they had previously done, and described the resolutions the Compass Board would be asked to adopt if the Anywhere Board were to approve the proposed transaction. Following careful review and discussion, including as to the matters referred to below under “—Compass Board’s Recommendation and Reasons for the Merger,” the Compass Board, by unanimous written consent, (i) determined that the merger agreement and the transactions contemplated thereby, including the Compass share issuance, pursuant to the merger agreement, are fair to, and in the best interests of, Compass and the Compass stockholders, (ii) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger and the Compass share issuance, and (iii) resolved to recommend that Compass stockholders approve the Compass share issuance proposal and directed that such matter be submitted for consideration at the Compass special meeting.
On September 22, 2025, Compass and Anywhere executed the merger agreement and the applicable parties executed the other transaction documents on the terms approved by the Anywhere Board and the Compass Board. Thereafter, on the morning of September 22, 2025, prior to the open of trading hours, the parties issued a joint press release announcing the execution of the merger agreement.
Compass Board’s Recommendation and Reasons for the Merger
On September 21, 2025, the Compass Board, by unanimous written consent, (i) determined that the merger agreement and the transactions contemplated thereby, including the Compass share issuance, pursuant to the merger agreement, are fair to, and in the best interests of, Compass and the holders of Compass common stock, (ii) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger and the Compass share issuance, and (iii) resolved to recommend that Compass stockholders approve the Compass share issuance proposal and directed that such matter be submitted for consideration at the Compass special meeting.
In reaching its decision to approve and declare advisable the merger agreement and the transactions contemplated thereby, including the merger and the Compass share issuance, the Compass Board consulted with Compass’ management and legal and financial advisors and considered a variety of factors that it believed weighed positively in favor of the merger agreement and the transactions contemplated thereby, including the merger and the Compass share issuance. These factors included the following material factors (which are not necessarily listed in order of importance):
•Strategic Considerations: Compass believes that the merger presents a number of strategic opportunities and benefits to Compass and its stockholders, including the following:
•the fact that the merger will create a premier residential real estate platform serving approximately 340,000 real estate professionals and unite collections of brands and real estate professionals and ancillary services;
•the fact that the merger would establish an expanded U.S. presence for Compass’ business, covering all 50 states and accelerate international expansion, with a franchise presence in approximately 120 countries and territories;
•the estimation that the transaction will generate annual run-rate net cost synergies (net of dissynergies and friction costs) of more than $225 million, achievable within three years of the closing of the merger, enhancing Compass’ free cash flow profile and investment in the combined entity as well as allowing for immediate debt deleveraging after the merger;
•the opportunity to accelerate Compass’ artificial intelligence (“AI”) capabilities across a larger platform of real estate professionals by empowering them with predictive AI insights and automated tools that will drive efficiency across business functions and create long-term operating improvements for the combined company;
•the opportunity to diversify Compass’ business with attractive and recurring revenue streams from established, complementary franchise, title and escrow, and relocation operations;
•the fact that the merger enables Compass to continue investments in technology to help real estate professionals grow their business and enhance the services they offer homebuyers and homesellers;
•the expectation that the merger will be accretive for holders of Compass common stock, generating strong combined free cash flow and accelerating Compass’ long-term growth strategy.
•Exchange Ratio and Merger Consideration: Compass considered the favorability of the exchange ratio relative to its current assessment of the valuation of each company and of the synergies and other benefits of the merger. In addition, Compass considered the fact that, upon completion of the merger, based on the fully diluted number of shares of Compass common stock and Anywhere common stock as of September 19, 2025, the last trading day before the public announcement of the merger, it is expected that Compass stockholders will hold approximately 78% of the fully diluted shares of the combined company immediately after the effective date of the merger.
•Other Factors: In addition to considering the factors described above, Compass considered the following additional factors that weighed in favor of the merger:
•historical information concerning the companies’ respective businesses, financial condition, results of operations, earnings, trading prices, managements, competitive positions and prospects on standalone and forecasted combined bases; and
•the current and prospective business environment in which each of the companies operates, including economic conditions and the highly competitive environment that each of the companies operate within, and the likely effect of these factors on Compass, Anywhere and the combined company.
•Terms of the Merger Agreement: Compass considered that the terms of the merger agreement, taken as a whole, including the parties’ representations, warranties and covenants, and the circumstances under which the merger agreement may be terminated, in its belief, are fair to, and in the best interests of, Compass and the holders of Compass common stock. Compass also reviewed and considered the conditions to completion of the merger, and concluded that while the completion of the merger is subject to various regulatory clearances, such clearances were likely to be satisfied on a timely basis.
The Compass Board weighed these advantages and opportunities against a number of potentially negative factors in its deliberations concerning the merger agreement and the Compass share issuance, including:
•the risk that Anywhere’s performance may not meet Compass’ expectations;
•the risk that, because the exchange ratio under the merger agreement would not be adjusted for changes in the market price of Compass Class A common stock or Anywhere common stock, the value of the shares of Compass Class A common stock to be issued to holders of shares of Anywhere common stock upon the consummation of the merger could be significantly more than the value of such shares immediately prior to the announcement of the merger;
•the possibility that the anticipated benefits of the transaction, including anticipated cost synergies, will not be realized when expected or at all, including as a result of the impact of, or difficulties arising from, the integration of the two companies or as a result of economic conditions, changes in laws or regulations, general market conditions and competitive factors in the markets in which Compass or Anywhere conduct their respective businesses;
•the possibility that the merger might not be consummated in a timely manner or at all due to a failure of meeting certain conditions, including with respect to the required regulatory approvals;
•the fees and expenses associated with completing the merger and the other transactions contemplated by the merger agreement;
•the possible diversion of management attention for an extended period of time during the pendency of the merger and, following the closing, the integration of the two companies;
•the risk that whether or not the mergers are completed, the announcement and pendency of the merger could cause disruptions in the respective businesses of Compass and Anywhere, including the risk of losing key Compass or Anywhere employees, the risk of retaining of Compass or Anywhere agents, franchisees, affiliates or other business partners, and the reaction of each company’s employees, agents, franchisees, affiliates or other business partners to the merger during the pendency of the merger and following completion of the merger;
•the risk that the $200,000,000 termination fee to which Compass may be entitled, subject to the terms and conditions of the merger agreement, in the event Anywhere terminates the merger agreement in certain circumstances may not be sufficient to compensate Compass for the harm it might suffer as a result of such termination;
•the risk that Anywhere stockholders may not approve the merger at the Anywhere special meeting;
•that Compass may be required to pay Anywhere a termination fee of $200,000,000 upon the termination of the merger agreement under certain circumstances;
•that Compass may be required to pay Anywhere a regulatory termination fee of $350,000,000 upon the termination of the merger agreement because certain regulatory clearances are not obtained before the end date or if the merger is permanently enjoined; and
•the other risks described under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 28 and 30, respectively.
The Compass Board believed that, overall, the potential benefits of the merger and the Compass share issuance outweighed the potential risks and uncertainties of the merger and the Compass share issuance.

The foregoing discussion of factors considered by the Compass Board is not intended to be exhaustive, but it includes material factors considered by the Compass Board. In light of the variety of factors considered in connection with its evaluation of the merger and the Compass share issuance, the Compass Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Compass Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Compass Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Compass Board based its recommendation on the entirety of the information presented.
The foregoing description of the Compass Board’s consideration of the factors supporting the merger and the Compass share issuance is forward-looking in nature. This information should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”
For the reasons set forth above, the Compass Board, by unanimous written consent, recommends that Compass stockholders vote “FOR” the Compass share issuance proposal and “FOR” the Compass adjournment proposal.
Anywhere Board’s Recommendation and Reasons for the Merger
On September 21, 2025, the Anywhere Board unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, and in the best interests of, Anywhere and the holders of Anywhere common stock, (ii) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger and (iii) resolved to recommend that the holders of Anywhere common stock approve and adopt the merger agreement and the transactions contemplated thereby, including the merger, and directed that such matter be submitted for consideration to holders of Anywhere common stock.
In evaluating the merger agreement and the transactions contemplated thereby, the Anywhere Board consulted with Anywhere ’s management and legal and financial advisors and considered a number of factors, including the following material factors (which are not necessarily listed in order of relative importance):
•Valuation and form of consideration: The Anywhere Board’s belief that the merger consideration represented a compelling valuation, particularly relative to the value that could reasonably be expected to be obtained from Anywhere’s standalone plan and other alternatives available to Anywhere, with the opportunity to participate in future earnings, growth and share price appreciation of the combined company, including due to the following considerations:
•The fact that the implied value per share of Anywhere common stock based on the exchange ratio was $13.50 based on the closing price of $9.40 per share of Compass Class A common stock on September 19, 2025 (the last trading day prior to the Anywhere Board meeting to approve the merger agreement), representing an approximately 91% premium to Anywhere’s share price based on the closing price of $7.07 per share of Anywhere common stock on September 19, 2025, and that such implied value of the merger consideration implied an equity value premium that was significantly above relevant precedent transactions of which the Anywhere Board was aware.
•The fact that 100% of the merger consideration would be in the form of Compass Class A common stock, which would allow Anywhere stockholders, who would own approximately 22% of the combined company, to participate in the future growth and opportunities of the combined company and the anticipated pro forma impact of the merger, and otherwise benefit from the financial performance of Compass and potential appreciation in the value of Compass Class A common stock, an opportunity that the Anywhere Board considered to be attractive for the reasons discussed below under “—Strategic considerations and synergies.”
•The terms of the merger agreement and the fact that the exchange ratio is fixed, with no adjustment or merger consideration to be received by holders of Anywhere common stock as a result of possible increases or decreases in the trading price of Anywhere common stock or Compass Class A common stock following the announcement of the merger, which the Anywhere Board believed was consistent with market practice for transactions of this type and with the strategic purpose of the merger and the ability of Anywhere stockholders to participate in the upside of the combined company.
•The fact that the merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and the tax consequences thereof, as more fully described in the section of this joint proxy statement/prospectus entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”
•Opinion of Goldman Sachs: The Anywhere Board considered the oral opinion of Goldman Sachs, subsequently confirmed in writing by delivery of a written opinion, to the effect that, as of September 22, 2025, based upon and subject to the various factors and assumptions set forth in Goldman Sachs’ written opinion, the exchange ratio of 1.436 shares of Compass Class A common stock per share of Anywhere common stock pursuant to the merger agreement was fair from a financial point of view to the holders (other than Compass and its affiliates) of Anywhere common stock. For additional information, see the section entitled “The Merger—Opinion of Goldman Sachs, Anywhere’s Financial Advisor,” beginning on page 69 and Annex C to this joint proxy statement/prospectus.
•Strategic considerations and synergies: The Anywhere Board’s belief that the combined company, and accordingly the holders of Anywhere common stock who will receive Compass Class A common stock as part of the merger consideration, will benefit from the merger in a number of ways, including in the near and long term from the anticipated synergies, operational efficiencies and future growth opportunities, including due to the following considerations:
•Creation of a premier residential real estate platform: The Anywhere Board’s belief that the merger will bring together approximately 340,000 real estate professionals globally onto a shared network operating in every major U.S. city and serving approximately 120 countries and territories, with an international referral network that would expand Compass’ client solutions and technology to more home sellers, home buyers and real estate professionals, thereby creating opportunities for future growth for the combined company.
•Complementary businesses: The complementary nature of the brands, services, customers and geographies of Anywhere and Compass, and the expected impact on the combined company’s business, operations, financial condition, earnings and prospects. In reviewing these factors, including the information obtained through due diligence, the Anywhere Board considered its assessment that Anywhere’s established franchise, title, escrow and relocation operations would diversify Compass’ existing revenue streams, and that the merger would result in a combined company with more efficient operations and broader geographic presence than Anywhere on a standalone basis, which would be able to serve an expanded customer base and be positioned for continued growth and investment, and provide the opportunity to mitigate risks and increase the likelihood of higher potential returns through improved offerings.
•Scale: The Anywhere Board’s expectation that the combined company will have enhanced scale, resiliency, balance sheet strength, free cash flow to fund future growth, and improved ability to access the capital markets on more favorable terms, which would allow the combined company to be more competitive in capturing strategic opportunities and to fund additional research and development and innovation capabilities, and that the combined company would therefore be more likely to create greater stockholder value under a wider range of scenarios compared to Anywhere on a standalone basis.
•Synergies: The Anywhere Board’s expectation that the merger would result in significant cost synergies to the combined company, which the Anywhere Board believed could result in additional run-rate adjusted EBITDA in the mid hundreds of millions of dollars for the combined company within three years following the closing of the merger, as more fully described below under the section of this joint proxy statement/prospectus entitled “Certain Unaudited Prospective Financial Information”. The Anywhere Board considered that the potential synergy opportunities appeared to be substantial, and well-above-average relative to relevant precedent transactions in Anywhere’s industry of which the Anywhere Board was aware.
•History of negotiations: The fact that the Anywhere Board negotiated vigorously with Compass with respect to the merger consideration and the other terms of the merger agreement, including obtaining multiple price increases from Compass’ original proposal, and the Anywhere Board’s belief, based on the history of negotiations and the interactions between the two companies’ senior executives and between their respective advisors, that the merger consideration represented the maximum value that Compass was willing to pay.
•Current conditions: The understanding of the Anywhere Board of the current and prospective environment in which Anywhere and Compass operate, including economic conditions, conditions in the housing market, ongoing volatility in the credit, financial and stock markets, including related to tariffs, geopolitical risks, high interest and mortgage rates and the current and potential impact of these conditions in the near and long term on home sale transactions, Anywhere’s industry and the trading price of Anywhere’s common stock.
•Other strategic alternatives: The assessment of the Anywhere Board, based on industry experience and a deep understanding of Anywhere’s and its competitors’ businesses, of the operating environment and Anywhere’s standalone prospects and the opportunities, risks and challenges presented thereby, as well as an assessment of other strategic alternatives available to Anywhere for enhancing value over the long term, including the accelerating pace of technological change in Anywhere’s industry, ongoing macroeconomic conditions and expectations regarding the housing market, and the Anywhere Board’s belief, based upon such assessment, that the proposed merger offered greater benefits, with reduced risks, as compared to the value that could reasonably be expected to be obtained from Anywhere’s standalone plan and other alternatives available to Anywhere.
•Likelihood of closing: The likelihood that the merger would be completed (as well as the associated timeline) based on, among other things (and not in any relative order of importance):
•entry into the Compass voting and support agreement by Mr. Reffkin and certain funds affiliated with him, pursuant to which Mr. Reffkin and such funds (constituting approximately 28.0% of the voting power represented by the issued and outstanding shares of Compass common stock as of November 25, 2025) agreed to (i) vote their shares of Compass common stock in favor of the approval of the Compass share issuance proposal and (ii) not transfer their shares, subject to certain limited exceptions, on the terms and subject to the conditions set forth therein, as more fully described below under the section of this joint proxy statement/prospectus entitled “The Voting and Support Agreements”;
•entry into the Anywhere voting and support agreement by TPG/AG, pursuant to which TPG/AG (constituting approximately 8.6% of the voting power represented by the issued and outstanding shares of Anywhere common stock as of November 25, 2025) agreed to, among other things, (i) vote their shares of Anywhere common stock in favor of the adoption of the merger agreement and (ii) not transfer their shares, subject to certain exceptions;
•the absence of a financing condition of any kind in the merger agreement;
•the fact that Compass obtained committed debt financing to fund certain costs relating to the consummation of the merger, including the repayment of certain outstanding indebtedness of Anywhere and its subsidiaries;

•the likelihood and anticipated timing of obtaining HSR Clearance—for more information, see the section of this joint proxy statement/prospectus entitled “The Merger—Regulatory Approvals”; and
•Anywhere’s ability, under certain circumstances pursuant to the merger agreement, to seek specific performance to prevent breaches of the merger agreement and specifically enforce the terms of the merger agreement.
•Merger agreement terms: The terms and conditions of the merger agreement, including:
•The representations, warranties and covenants of the parties, the conditions to the parties’ obligations to complete the transactions and their limited ability to terminate the merger agreement;
•Compass’ obligations under the merger agreement to use reasonable best efforts, including Compass’ affirmative obligation to litigate and agree to certain divestitures if necessary to obtain HSR Clearance, as well as the $350,000,000 termination fee Compass would be required to pay Anywhere in the event that the merger agreement was terminated due to failure to receive required regulatory approvals prior to the end date or if there is an antitrust-related injunction, as further discussed in the section of this joint proxy statement/prospectus entitled “The Merger Agreement—Termination Payments”;
•The terms of the merger agreement that restrict Compass’ ability to solicit and engage in alternative business combination transactions, as further discussed in the section of this joint proxy statement/prospectus entitled “The Merger Agreement—Covenants and Agreements—No Solicitation of Competing Proposals”; and
•The fact that Compass is required to pay Anywhere a $200,000,000 termination fee under specified circumstances related to a change of recommendation by the Compass board, or other qualifying transaction, as further discussed in the section of this joint proxy statement/prospectus entitled “The Merger Agreement—Termination Payments.”
In the course of its deliberations, the Anywhere Board also considered a number of uncertainties, risks and other countervailing factors relating to entering into the merger agreement and the merger and concluded that the anticipated benefits of the merger were likely to substantially outweigh these risks. These potential risks include (not necessarily in order of relative importance):
•Value of merger consideration: The fact that the exchange ratio provides for a fixed number of shares of Compass Class A common stock for each share of Anywhere common stock and, as such, holders of Anywhere common stock cannot be certain, at the time of the Anywhere special meeting or upon consummation of the merger, of the aggregate market value of the merger consideration they will receive, and the possibility that holders of Anywhere common stock could be adversely affected by a decrease in the market price of Compass Class A common stock prior to closing.
•Closing certainty: The risk that the merger might not be completed in a timely manner or at all, including the risks that the HSR Clearance may not be received in a timely manner or at all or may impose unacceptable conditions and that the stockholder approvals may not be received at the Anywhere special meeting and the Compass special meeting (which risk was mitigated by the Voting and Support Agreements), and the risk that the termination fee to which Anywhere may be entitled, subject to the terms and conditions of the merger agreement, in the event Compass terminates the merger agreement in certain circumstances may not be sufficient to compensate Anywhere for the harm it might suffer as a result of such termination.
•Possible failure to achieve synergies: The potential challenges and difficulties in integrating the operations of Anywhere and Compass and the risk that anticipated cost savings and synergies between the two companies, or other anticipated benefits of the merger, might not be realized in whole or in part or might take longer to realize than expected.
•Impact on existing relationships: The possibility of encountering difficulties in successfully maintaining existing customer, employee, agent and franchisee relationships.
•Impact of merger announcement: The risk that potential disruptions from the merger could (i) lead to difficulties in successfully maintaining existing customer, employee, agent and franchisee relationships and (ii) harm the ability of Anywhere and Compass to retain key employees, agents and franchisees during the pendency of the merger and thereafter. The potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger and potential business uncertainty, including changes to existing business relationships, could affect the financial performance of Anywhere, Compass or the combined company.
•Transaction costs: The significant costs in connection with entering into the merger agreement and completing the merger, including a potential $200,000,000 termination amount if the merger agreement is terminated under certain circumstances, as well as the substantial time and effort of Anywhere management required to complete the merger, which may disrupt its business operations and have a negative effect on its financial results.
•Restrictions on solicitation: The restrictions imposed by the merger agreement on Anywhere’s ability to solicit competing proposals from third parties or to terminate the merger agreement in order to enter into an alternative transaction.
•Pre-closing covenants: The restrictions placed on the conduct of Anywhere’s business prior to the completion of merger pursuant to the terms of the merger agreement could delay or prevent Anywhere from undertaking business opportunities that may arise, or from undertaking any other action it would otherwise take with respect to the operations of Anywhere absent the pending completion of the merger.
•Potential litigation: The potential for litigation challenging the merger, which, even where lacking in merit, could nonetheless result in distraction and expense.
•Other risks: The other risks described under the sections of this joint proxy statement/prospectus entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”
The foregoing discussion of the information and factors considered by the Anywhere Board is not intended to be exhaustive, but includes the material factors considered by the Anywhere Board. In reaching its decision to approve the merger agreement and the transactions contemplated thereby, including the merger, the Anywhere Board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Anywhere Board considered all these factors as a whole, including through its discussions with Anywhere management and financial, legal and other advisors, in evaluating the merger agreement and the transactions contemplated thereby, including the merger.
For the reasons above, the Anywhere Board unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, and in the best interests of, Anywhere and the holders of Anywhere common stock, (ii) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger and (iii) resolved to recommend that the holders of Anywhere common stock approve and adopt the merger agreement and the transactions contemplated thereby, including the merger, and directed that such matter be submitted for consideration to holders of Anywhere common stock.
In addition to considering the factors described above, the Anywhere Board was aware of and considered that certain directors and executive officers of Anywhere may have interests in the merger that are different from, or in addition to, Anywhere stockholders generally, including those interests that are a result of employment and compensation arrangements with Anywhere. For more information, see the section of this joint proxy statement/prospectus entitled “The Merger—Interests of Anywhere’s Directors and Executive Officers in the Merger.”

It should be noted that this explanation of the reasoning of the Anywhere Board and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section of this joint proxy statement/prospectus entitled “Cautionary Note Regarding Forward-Looking Statements.”
For the reasons set forth above, the Anywhere Board unanimously recommends that the holders of Anywhere common stock vote “FOR” the Anywhere merger proposal, “FOR” the Anywhere non-binding compensation advisory proposal and “FOR” the Anywhere adjournment proposal.
Opinion of Morgan Stanley, Compass’ Financial Advisor
Compass retained Morgan Stanley to provide it with financial advisory services in connection with the merger and to provide a financial opinion to the Compass Board. Compass selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, its knowledge of and involvement in recent transactions in Compass’ industry, and its knowledge of the business and affairs of Compass. As part of this engagement, the Compass Board requested that Morgan Stanley evaluate the fairness to Compass, from a financial point of view, of the exchange ratio pursuant to the merger agreement. On September 21, 2025, at a meeting of the Compass Board, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing by delivery of a written opinion to the Compass Board dated September 21, 2025, that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to Compass.
The full text of the written opinion of Morgan Stanley, dated as of September 21, 2025, is attached to this joint proxy statement/prospectus as Annex B and is hereby incorporated into this joint proxy statement/prospectus by reference in its entirety. You should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. You should read the entire opinion and the summary of Morgan Stanley’s opinion below carefully and in their entirety. This summary of the opinion of Morgan Stanley set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion. Morgan Stanley’s opinion was directed to the Compass Board, in its capacity as such, addressed only the fairness of the exchange ratio pursuant to the merger agreement, from a financial point of view, to Compass as of the date of the opinion and did not address any other aspects or implications of the merger. The opinion did not in any manner address the prices at which shares of Compass common stock will trade following consummation of the merger or at any time. Morgan Stanley’s opinion was not intended to, and does not, constitute a recommendation to any holder of shares of Compass common stock or Anywhere common stock as to how to vote at the Compass special meeting or the Anywhere special meeting, respectively, to be held in connection with the merger or whether to take any other action with respect to the merger. Morgan Stanley was not required to opine as to, and its opinion does not in any manner address, the underlying business decision by Compass to proceed with or effect the transactions contemplated by the merger agreement, or the likelihood that the merger is consummated. Morgan Stanley’s opinion did not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available.
In connection with rendering its opinion, Morgan Stanley, among other things:
•reviewed certain publicly available financial statements and other business and financial information of Anywhere and Compass, respectively;
•reviewed certain internal financial statements and other financial and operating data concerning Anywhere and Compass, respectively;
•reviewed certain financial projections prepared by the management teams of Anywhere (the “Anywhere Projections”) and Compass (the “Compass Projections”), respectively;

•reviewed information relating to certain strategic, financial and operational benefits anticipated from the merger, prepared by the managements of Anywhere and Compass, respectively;
•discussed the past and current operations and financial condition and the prospects of Anywhere with senior executives of Anywhere;
•discussed the past and current operations and financial condition and the prospects of Compass, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of Compass;
•reviewed the reported prices and trading activity for Anywhere common stock and Compass common stock;
•compared the financial performance of Anywhere and Compass and the prices and trading activity of Anywhere common stock and Compass common stock with that of certain other publicly-traded companies comparable with Anywhere and Compass, respectively, and their securities;
•reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;
•participated in certain discussions and negotiations among representatives of Anywhere and Compass and their financial and legal advisors;
•reviewed the merger agreement and certain related documents; and
•performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.
In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by Anywhere and Compass, and formed a substantial basis for its opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the merger, Morgan Stanley assumed, with Compass’ consent, that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Anywhere and Compass of the future financial performance of Anywhere and Compass. These projections are discussed more fully under “Certain Unaudited Prospective Financial Information” beginning on page 77. Morgan Stanley assumed, with Compass’ consent, that the projections prepared by the management of Compass are a reasonable basis upon which to evaluate the business and financial prospects of Compass and Anywhere. Morgan Stanley expressed no view as to such projections or the assumptions on which they were based. Morgan Stanley relied upon, without independent verification, the assessment by the management teams of Anywhere and Compass of: (i) the strategic, financial and other benefits expected to result from the merger; (ii) the timing and risks associated with the integration of Anywhere and Compass; (iii) their ability to retain key employees of Anywhere and Compass, respectively; and (iv) the validity of, and risks associated with, the Anywhere and Compass’ existing and future technologies, intellectual property, products, services and business models. In addition, Morgan Stanley assumed, with Compass’ consent, that the merger will be consummated in accordance with all applicable laws and regulations and in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the merger will be treated as a tax-free reorganization, pursuant to the Code, as amended, and that the definitive merger agreement would not differ in any material respect from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed, with Compass’ consent, that in connection with the receipt of all the necessary governmental, regulatory or other approvals, consents or agreements required in connection with the merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the merger. Morgan Stanley did not express any view on, and its opinion did not address, any other term or aspect of the merger agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection therewith. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Anywhere and Compass and their legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Anywhere’s officers, directors or employees, or any class of such persons, relative to the merger consideration to be received by the holders of shares of Anywhere common stock in the transaction. Morgan Stanley was not requested to make, and did not make, any independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of Anywhere or Compass, nor was it furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of the date of its opinion. Events occurring after such date may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.
Summary of Financial Analyses of Morgan Stanley
The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter to the Compass Board dated September 21, 2025. The following summary is not a complete description of the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. The various analyses summarized below were based on the closing prices for Anywhere common stock and Compass common stock as of September 19, 2025, the last trading day prior to the execution of the merger agreement. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole. Assessing any portion of such analyses and of the factors reviewed, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion. Furthermore, mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using the data referred to below.
Comparable Public Company Analysis
Morgan Stanley reviewed and compared certain publicly available ratios and consensus estimates of each of Anywhere and Compass with equivalent publicly available financial information and consensus estimates for companies that share business characteristics with Anywhere and Compass to derive an implied exchange ratio reference range with respect to Anywhere and Compass. Morgan Stanley in its professional judgment determined that the comparable companies with business characteristics most similar to Anywhere and Compass for the purposes of its opinion (which we collectively refer to as, the “Comparable Companies”) were:
•eXp World Holdings, Inc. (“eXp”);
•RE/MAX Holdings, Inc. (“RE/MAX”); and
•The Real Brokerage Inc. (“Real Brokerage”).
For purposes of this comparable public company analysis, Morgan Stanley analyzed the following statistics of the Comparable Companies for comparison purposes: (i) aggregate value to consensus estimated gross profit, which we refer to as “AV/Gross Profit”; and (ii) aggregate value to consensus estimated earnings before interest, tax, depreciation and amortization (“Adj. EBITDA”), which we refer to as “AV/Adj. EBITDA”; in each case, (i) and (ii) for the calendar years 2025 (reflecting reported financial data through June 30, 2025 and consensus estimates for the remainder of 2025) and 2026. The statistics for each Comparable Company were calculated using its respective closing price on September 19, 2025 and were based on the most recent publicly available information and Street consensus estimates.

The following table reflects the results of this analysis:

	AV / Gross Profit		AV / Adj. EBITDA
	2025E	2026E	2025E	2026E
eXp	5.0x	4.8x	43.1x	26.9x
RE/MAX	N/A	N/A	7.6x	7.2x
Real Brokerage	6.9x	5.7x	20.5x	15.5x
Residential Brokerage Mean	5.9x	5.2x	23.7x	16.5x
Residential Brokerage Median	5.9x	5.2x	20.5x	15.5x
Residential Brokerage Median (excluding eXp)			14.0x	11.3x
Morgan Stanley then compared the median 2026 AV / Gross Profit and AV / Adj. EBITDA from the Comparable Companies set, adjusting for eXp as an outlier in the case of AV / Adj. EBITDA, to gross profit and Adj. EBITDA estimates for each of Anywhere and Compass to derive a range of implied share prices for each share of Anywhere common stock and Compass common stock. The ranges of implied share prices derived from the above analyses were compared to (1) for Compass, the consensus estimate for 2026 gross profit and Compass management’s forecasted 2026 EBITDA of $1,431 million and $370 million, respectively, and (2) for Anywhere, Anywhere management’s forecasted 2026 gross profit and EBITDA of $742 million and $420 million, respectively. The following table reflects the results of this analysis:

	Anywhere			Compass
	Comparable Companies Median	Consensus Metric Estimate ($M)	Implied Share Price	Comparable Companies Median	Consensus Metric Estimate ($M)	Implied Share Price
AV / 26E Gross Profit	5.2x	$742	$10.22	5.2x	$1,431	$12.28
AV / 26E EBITDA	11.3x	$420	$17.58	11.3x	$370	$6.98
Following this analysis, Morgan Stanley then compared the ranges of implied share prices for each of Compass and Anywhere. Morgan Stanley compared the lowest implied equity value per share for Anywhere to the highest implied equity value per share for Compass to derive the lowest exchange ratio implied by each pair of estimates. Similarly, Morgan Stanley compared the highest implied equity value per share for Anywhere to the lowest implied equity value per share for Compass to derive the highest exchange ratio implied by each pair of estimates. The implied exchange ratios resulting from this analysis, as compared to the exchange ratio of 1.436 provided for in the merger, were:

Implied Exchange Ratio Range
AV / 26E Gross Profit to AV / 26E EBITDA	.833x to 2.518x
Discounted Cash Flow Analysis
Anywhere
Morgan Stanley performed a discounted cash flow analysis, or “DCF,” which is designed to imply a value of a company by calculating the present value of estimated future unlevered free cash flows and terminal value of the company. The “unlevered free cash flows” or “free cash flows” refer to a calculation of the future cash flows of an asset without including, in such calculation, any debt-servicing costs. The present value of a terminal value, representing the value of unlevered free cash flows beyond the end of the forecast period, is added to arrive at a total aggregate value. Outstanding debt and non-controlling interests is subtracted and outstanding cash is added to arrive at an equity value. The equity value is then divided by the number of fully diluted shares of common stock, in order to arrive at an implied equity value per share.

Morgan Stanley calculated ranges of implied equity values per share of common stock, based on a discounted cash flow analysis utilizing the Anywhere Projections, extrapolated based upon the guidance and direction of Compass management.
The unlevered free cash flows for such periods were discounted to present value using a range of discount rates from 6.9% to 7.3%, which was derived by taking a sensitized range of Anywhere’s weighted average cost of capital determined utilizing the capital asset pricing model to calculate Anywhere’s cost of equity and utilizing Anywhere’s current weighted average interest rate on its current indebtedness and current tax rate to calculate Anywhere’s cost of debt.
Morgan Stanley then calculated a range of implied terminal aggregate values of Anywhere as of December 31, 2025 by applying a range of AV/EBITDA multiples of 8.3x to 11.3x to the forecasted EBITDA of Anywhere for the twelve months ending December 31, 2030, as extrapolated based upon the guidance and direction of Compass management. These analyses resulted in a range of implied terminal values of Anywhere as of December 31, 2029. The implied terminal enterprise value of Anywhere was then discounted to present value as of September 30, 2025 using a range of Anywhere’s weighted average cost of capital as the discount rates. This present value of the implied terminal enterprise value of Anywhere was then added to the implied present value of the unlevered free cash flows as described above, subtracting outstanding debt and non-controlling interests and adding outstanding cash as of September 30, 2025, and dividing by the number of fully diluted shares of common stock as of September 19, 2025, all as provided by Anywhere’s management. This analysis indicated an implied per share equity value reference range for Anywhere of $19.27 to $31.23.
Anywhere with Synergies
Morgan Stanley then conducted an additional DCF analysis designed to provide an implied value of Anywhere inclusive of the value of expected synergies from the transaction by calculating the present value of estimated future unlevered free cash flows and terminal value of Anywhere in the manner described above and adding annual net run-rate synergies of $225 million beginning in the year ended December 31, 2027. The net synergies were subject to an assumed three year phase-in of twenty five percent (25%) in the year ended December 31, 2027, fifty percent (50%) in the year ended December 31, 2028 and one hundred percent (100%) in the year ended December 31, 2029 and beyond. These analyses also resulted in a revised range of implied terminal values of Anywhere as of December 31, 2029, which were then discounted in the same manner described above.
This analysis indicated an implied per share equity value reference range for Anywhere of $32.09 to $48.49.
Compass
Morgan Stanley performed DCF analysis to derive an implied equity value reference range for the Compass common stock.
Morgan Stanley calculated ranges of implied equity values per share of common stock, based on a discounted cash flow analysis utilizing the Compass Projections.
The unlevered free cash flows for such periods were discounted to present value using a range of discount rates from 9.8% to 11.8%, which was derived by taking a sensitized range of Compass’ weighted average cost of capital determined utilizing the capital asset pricing model to calculate Compass’ cost of equity and utilizing Compass’ current weighted average interest rate on its current indebtedness and current tax rate to calculate Compass’ cost of debt.
Morgan Stanley then calculated a range of implied terminal aggregate values of Compass as of December 31, 2029 by applying a range of AV/EBITDA multiples of 9.3x to 13.3x to the forecasted EBITDA of Compass for the twelve months ending December 31, 2030. These analyses resulted in a range of implied terminal values of Compass as of December 31, 2029. The implied terminal enterprise value of Compass was then discounted to present value as of September 30, 2025 using a range of Compass’ weighted average cost of capital as the discount rates. This present value of the implied terminal enterprise value of Compass was then added to the implied present value of the unlevered free cash flows as described above, subtracting outstanding debt and non-controlling interests and adding outstanding cash as of September 30, 2025, and dividing by the number of fully diluted shares of common stock as of September 19, 2025, all as provided by Compass’ management.
This analysis indicated an implied per share equity value reference range for Compass of $8.97 to $12.89.
Following this analysis, Morgan Stanley then compared the ranges of implied equity values for each of Compass and Anywhere, without factoring in the value of expected transaction synergies. First, Morgan Stanley compared the lowest implied equity value per share for Anywhere to the highest implied equity value per share for Compass to derive the lowest exchange ratio implied by each pair of estimates. Second, Morgan Stanley compared the highest implied equity value per share for Anywhere to the lowest implied equity value per share for Compass to derive the highest exchange ratio implied by each pair of estimates. The implied exchange ratio range resulting from this analysis, as compared to the Exchange Ratio of 1.436 provided for in the merger, was:

Implied Exchange Ratio Range – Excluding Anywhere Synergies
1.495x to 3.482x
Morgan Stanley then compared the ranges of implied equity values for each of Compass and Anywhere, with the value of expected transaction synergies. First, Morgan Stanley compared the lowest implied equity value per share for Anywhere to the highest implied equity value per share for Compass to derive the lowest exchange ratio implied by each pair of estimates. Second, Morgan Stanley compared the highest implied equity value per share for Anywhere to the lowest implied equity value per share for Compass to derive the highest exchange ratio implied by each pair of estimates. The implied exchange ratio range resulting from this analysis, as compared to the Exchange Ratio of 1.436 provided for in the merger, was:

Implied Exchange Ratio Range – With Anywhere Synergies
2.490x to 5.406x
Other Information
Morgan Stanley observed certain additional factors that were not considered part of Morgan Stanley’s financial analyses with respect to its opinion but were referenced for informational purposes, including the following:
Premiums Paid Analysis
For reference only, using publicly available information, Morgan Stanley also reviewed the terms of the following selected public company precedent transactions announced between December 2006 and March 2025 in which the targets were residential brokerage companies, companies that provide real estate services or real estate technology transactions and the transaction was greater than $200 million for which sufficient information was available as of the date of the opinion.

Selected Precedent Transactions

Completed	Target	Acquiror
March 2025	Redfin	Rocket Companies
May 2022	Black Knight	Intercontinental Exchange
June 2021	RE/MAX INTEGRA North America	RE/MAX
February 2021	CoreLogic	Stone Point Capital; Insight Partners
December 2020	RealPage	Thoma Bravo
September 2020	Service Master Brands	Roark Capital Group
March 2019	HFF	JLL
September 2014	Move	News Corp.
July 2014	Trulia	Zillow
May 2014	Studley	Savills
December 2006	Realogy	Apollo Management
Morgan Stanley reviewed (i) the premiums paid to the target companies’ unaffected stock prices (defined for each selected precedent transaction as the closing stock price on the trading day prior to the announcement of the transaction or prior to a news report, management commentary, public filing, or other public disclosure regarding a potential transaction), (ii) the premiums paid to aggregate value calculated based upon the target companies’ unaffected stock prices, and (iii) for informational purposes only, the ratio of the aggregate value of the target companies to such target company’s adjusted EBITDA over the next twelve months following the announcement of the transaction, which we refer to as “AV / NTM Adj. EBITDA.” The observed twenty-fifth percentile and seventy-fifth percentile premiums to unaffected share prices in all transactions reviewed (excluding transactions in which the target was not publicly traded) were 21% and 68%, respectively, with a median premium to unaffected stock price of 40%. The observed twenty-fifth percentile and seventy-fifth percentile premiums to aggregate value based upon unaffected stock prices paid in all transactions reviewed (excluding transactions in which the target was not publicly traded) were 25% and 64%, respectively, with a median premium to aggregate value based upon unaffected stock price of 37%. An implied per share equity value reference range for Anywhere was then calculated based on applying those premiums to the closing price per share of Anywhere common stock and aggregate value of Anywhere on September 18, 2025 of $7.36 and $3,493 million, respectively. Morgan Stanley derived an implied Anywhere per share equity value range using (i) the seventy-fifth (75th) percentile of the premium to unaffected share price observed in the precedent transactions (ii) the twenty-fifth percentile of the premium to aggregate value observed in the precedent transactions. This analysis indicated the following implied per share equity value reference range for a share of Anywhere common stock:

Implied Anywhere Per Share Equity Value Range
$12.38-$14.74
No company or transaction utilized in the premiums paid analysis is identical to Anywhere or the merger, or directly comparable to the merger in business mix, timing and size. The fact that points in the range of implied value per share of Anywhere common stock derived from the valuation of premiums paid in precedent transactions were less than or greater than the consideration is not necessarily dispositive in connection with Morgan Stanley’s analysis of the consideration for the merger, but is one of many factors Morgan Stanley considered.
The premiums paid analysis was presented for reference purposes only and was not relied upon for valuation purposes.

Relative Historical Trading Prices
For reference only, Morgan Stanley also reviewed the historical trading range of shares of Anywhere common stock and Compass common stock for the 52-week period ended on September 19, 2025. The range was as follows:

Historical Period	Historical Per Share Range for Anywhere	Historical Per Share Range for Compass
52 Weeks (ended September 19, 2025)	$2.78 – $7.36	$5.35 – $10.24
Historical trading prices were presented for reference purposes only and were not relied upon for valuation purposes.
Research Analyst Price Targets
For reference only, Morgan Stanley reviewed available public market trading price targets for Compass’ common stock by six equity research analysts that provided a price target for Compass prior to September 21, 2025. Morgan Stanley reviewed the most recent price target published by each of the analysts prior to such date. The range was as follows:

Broker	Price Target	Price Target Date
Broker A	$11.00	August 27, 2025
Broker B	$8.00	July 31, 2025
Broker C	$8.00	July 31, 2025
Broker D	$7.00	July 30, 2025
Broker E	$8.00	July 30, 2025
Broker F	$11.00	June 1, 2025
Research analyst price targets for Compass were presented for reference purposes only and were not relied upon for valuation purposes
General
Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of these analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Anywhere or Compass.
In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters. These include, among other things, the impact of competition on the businesses of Anywhere and Compass and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Anywhere, Compass, or the industry, or in the financial markets in general. Many of these assumptions are beyond the control of Anywhere and Compass. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.
Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the exchange ratio pursuant to the merger agreement to Compass, and in connection with the delivery of its opinion as of September 21, 2025 to the Compass Board. These analyses do not purport to be appraisals or to reflect the prices at which shares of Compass common stock might actually trade.
The exchange ratio provided for in the merger was determined through arm's-length negotiations between Anywhere and Compass and was unanimously approved by the Compass Board. Morgan Stanley provided advice to the Compass Board during these negotiations but did not, however, recommend any specific exchange ratio to Compass or the Compass Board, or that any specific exchange ratio constituted the only appropriate exchange ratio for the merger. Morgan Stanley was not requested to opine as to, and its opinion does not in any manner address, the underlying business decision of Compass to proceed with or effect the transactions contemplated by the merger agreement, or the likelihood that the merger is consummated. Morgan Stanley’s opinion did not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley’s opinion was not intended to, and does not, express an opinion or a recommendation as to how any holder of shares of Anywhere common stock or Compass common stock should vote at the special meeting to be held in connection with the merger, or as to any other action that a holder of shares of Anywhere common stock or Compass common stock should take relating to the merger.
Morgan Stanley’s opinion and presentation to the Compass Board was one of many factors taken into consideration by the Compass Board in deciding to approve the merger and other transactions contemplated by the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Compass Board with respect to the exchange ratio or of whether the Compass Board would have been willing to agree to a different exchange ratio. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for its own account or the accounts of its customers, in debt or equity securities or loans of Anywhere, Compass or any other company, or any currency or commodity, that may be involved in the merger, or any related derivative instrument.
Under the terms of its engagement letter, Morgan Stanley provided the Compass Board with financial advisory services and a financial opinion, and Compass has agreed to pay Morgan Stanley a transaction fee of $24 million, $2.5 million of which has already been paid for Morgan Stanley’s delivery of its fairness opinion and other financial advisory services, and the remainder of which is contingent upon consummation of such transactions, as well an additional discretionary fee of up to $4 million, payable at the Compass Board’s sole discretion upon the closing of the transactions contemplated by the merger agreement. Compass has also agreed to reimburse Morgan Stanley for certain of its reasonable expenses, including fees of outside counsel, incurred in performing its services. In addition, the Compass Board has agreed to indemnify Morgan Stanley and its affiliates, their respective officers, directors, employees and agents and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to, arising out of or in connection with Morgan Stanley’s engagement.
In the two years prior to the date of its opinion, Morgan Stanley and its affiliates have provided financial advisory and financing services to Compass and have received less than $1,000,000 in connection with such services. In the two years prior to the date of its opinion, Morgan Stanley has not provided financial advisory or financing services to Anywhere, and, accordingly, has not received fees in connection with the provision of such services. As of the date of the opinion, an affiliate of Morgan Stanley is a lender to Compass under its credit facility. As of the date of the opinion, Morgan Stanley holds an aggregate interest of between one percent and two percent in outstanding Compass common stock and less than one percent of outstanding Anywhere common stock, with such interests held in connection with Morgan Stanley’s (i) investment management business, (ii) wealth management business, including client discretionary accounts or (iii) ordinary course trading activities, including hedging activities. Morgan Stanley and its affiliates may seek to provide financial advisory and financing services to

Anywhere and Compass and their respective affiliates in the future and would expect to receive fees for the rendering of these services.
Opinion of Goldman Sachs, Anywhere’s Financial Advisor
At a meeting of the Anywhere Board, Goldman Sachs rendered its oral opinion, subsequently confirmed in writing by delivery of a written opinion, to the Anywhere Board that, as of September 22, 2025, and based upon and subject to the factors and assumptions set forth in Goldman Sachs’ written opinion, the exchange ratio of 1.436 shares of Compass Class A common stock per share of Anywhere common stock pursuant to the merger agreement was fair from a financial point of view to the holders (other than Compass and its affiliates) of Anywhere common stock.
The full text of the written opinion of Goldman Sachs, dated September 22, 2025, which sets forth assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken in connection with Goldman Sachs’ opinion, is attached as Annex C to this joint proxy statement/prospectus. The summary of Goldman Sachs’ opinion contained in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Anywhere Board in connection with its consideration of the merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of Anywhere common stock should vote with respect to the merger or any other matter.
In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:
•the merger agreement;
•Annual Reports to stockholders and Annual Reports on Form 10-K of Anywhere for the years ended December 31, 2024;
•Annual Reports on Form 10-K of Compass for the last four years ended December 31, 2024;
•Compass’ Registration Statement on Form S-1, including the prospectus contained therein dated March 31, 2021 relating to Compass Class A common stock;
•certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Anywhere and Compass;
•certain other communications from Anywhere and Compass to their respective stockholders;
•certain publicly available research analyst reports for Anywhere and Compass;
•certain internal financial analyses and forecasts for Compass prepared by its management; and
•certain internal financial analyses and forecasts for Anywhere and certain financial analyses and forecasts for Compass standalone and pro forma for the merger, in each case, as prepared by the management of Anywhere and approved for Goldman Sachs’ use by Anywhere (the “Forecasts”), including certain operating synergies projected by the management of Anywhere to result from the merger, as approved for Goldman Sachs’ use by Anywhere (the “Synergies”) and certain net operating loss carryforwards of Compass, as prepared by the management of Anywhere and approved for Goldman Sachs’ use by Anywhere (the “NOL Forecasts”).
Goldman Sachs also held discussions with members of the senior management of Anywhere and Compass regarding their assessment of the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition, and future prospects of Anywhere and Compass; reviewed the reported price and trading activity for the Anywhere common stock and Compass Class A common stock; compared certain financial and stock market information for Anywhere and Compass with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the real estate industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.
For purposes of rendering this opinion, Goldman Sachs, with the Anywhere Board’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the Anywhere Board’s consent that the Forecasts, including the Synergies and the NOL Forecasts, were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Anywhere. Goldman Sachs did not take into account any differential voting or other rights among the shares of Compass Class A common stock, the shares of Compass Class B common stock, and the shares of Compass Class C common stock. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Anywhere or Compass or any of their respective subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any adverse effect on Anywhere or Compass or on the expected benefits of the merger in any way meaningful to its analysis. Goldman Sachs also assumed that the merger would be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.
Goldman Sachs’ opinion does not address the underlying business decision of Anywhere to engage in the merger or the relative merits of the merger as compared to any strategic alternatives that may be available to Anywhere; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders (other than Compass and its affiliates) of Anywhere common stock, as of the date of the opinion, of the exchange ratio of 1.436 shares of Compass Class A common stock per share of Anywhere common stock pursuant to the merger agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the merger agreement or the merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger, including the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Anywhere; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Anywhere or Compass, or class of such persons in connection with the merger, whether relative to the exchange ratio of 1.436 shares of Compass Class A common stock per share of Anywhere common stock pursuant to the merger agreement or otherwise. In addition, Goldman Sachs does not express any opinion as to the prices at which shares of Compass Class A common stock or Anywhere common stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Anywhere or Compass or the merger, or as to the impact of the merger on the solvency or viability of Anywhere or Compass or the ability of Anywhere or Compass to pay their respective obligations when they come due. Goldman Sachs’ opinion is necessarily based on economic, monetary market and other condition as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.
Summary of Financial Analyses
The following is a summary of the material financial analyses delivered by Goldman Sachs to the Anywhere Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before September 19, 2025, the last trading day before the public announcement of the merger, and is not necessarily indicative of current market conditions.

For purposes of its financial analyses, Goldman Sachs calculated an implied value of the exchange ratio of 1.436 shares of Compass Class A common stock per share of Anywhere common stock of $13.50 by multiplying the exchange ratio of 1.436 by $9.40, the closing share price of Compass Class A common stock on September 19, 2025.
Illustrative Discounted Cash Flow Analysis: Anywhere Stand-Alone
Using the Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on Anywhere to derive a range of illustrative present values per share of Anywhere common stock.
Using the mid-year convention for discounting cash flows and discount rates ranging from 12.0% to 13.0%, reflecting estimates of Anywhere’s weighted average cost of capital, Goldman Sachs discounted to present value as of June 30, 2025 (i) estimates of unlevered free cash flow for Anywhere for the last half of calendar year 2025 and calendar years 2026 through 2027 and (ii) a range of illustrative terminal values for Anywhere, which were calculated by applying terminal year multiples of enterprise value (which we refer to as “EV”) to next twelve month (which we refer to as “NTM”) earnings before interest, taxes, depreciation and amortization (which we refer to as “EBITDA”) (which we refer to as “EV/NTM EBITDA”) ranging from 7.5x to 9.0x to an estimate of the Operating EBITDA to be generated by Anywhere in the terminal year (which analysis implied perpetuity growth rates ranging from 2.3% to 4.7%), as reflected in the Forecasts. The range of terminal year EV/NTM EBITDA multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical trading multiples of Anywhere and of certain publicly traded companies, as described below in the section captioned “—Selected Public Company Multiples.” Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model (which we refer to as “CAPM”), which requires certain company-specific inputs, including Anywhere’s target capital structure weightings, the cost of long-term debt, future applicable marginal cash tax rate and a beta for Anywhere, as well as certain financial metrics for the United States financial markets generally.
Goldman Sachs derived ranges of illustrative EVs for Anywhere by adding the ranges of present values it derived above. Goldman Sachs then subtracted the net debt and non-controlling interest of Anywhere, each as provided by and approved for Goldman Sachs’ use by the management of Anywhere, to derive a range of illustrative equity values for Anywhere. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Anywhere, as provided by and approved for Goldman Sachs’ use by the management of Anywhere, using the treasury stock method, to derive a range of illustrative present values per share ranging from $11.31 to $17.55.
Illustrative Discounted Cash Flow Analysis: Compass Pro Forma for the Merger
Using the Forecasts, including the Synergies, and the NOL Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on Compass pro forma for the merger to derive a range of illustrative present values for Compass Class A common stock pro forma for the merger.
Using the mid-year convention for discounting cash flows and discount rates ranging from 11.0% to 12.0%, reflecting estimates of the weighted average cost of capital of Compass pro forma for the merger, Goldman Sachs discounted to present value as of June 30, 2025 (i) estimates of unlevered free cash flow for Compass pro forma for the merger for the last half of calendar year 2025 and calendar years 2026 through 2027, as reflected in the Forecasts, including the Synergies, and the NOL Forecasts and (ii) a range of illustrative terminal values for Compass pro forma for the merger, which were calculated by applying terminal year EV/NTM EBITDA multiples ranging from 9.0x to 11.0x to an estimate of the EBITDA to be generated by Compass pro forma for the merger in the terminal year (which analysis implied perpetuity growth rates ranging from 3.3% to 5.6%), as reflected in the Forecasts, including the Synergies. In addition, using discount rates ranging from 11.0% to 12.0%, reflecting estimates of Compass’ weighted average cost of capital pro forma for the merger, Goldman Sachs discounted to present value as of June 30, 2025, the estimated benefits of Compass’ NOLs in calendar years 2028 and 2029, as reflected in the NOL Forecasts. The range of terminal year EV/NTM EBITDA multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical trading multiples of Anywhere, Compass and of certain publicly traded companies, as described below in the section captioned “—

Selected Public Company Multiples.” Goldman Sachs derived such discount rates by application of the CAPM, which requires certain company-specific inputs, including Compass’ target capital structure weightings pro forma for the merger, the cost of long-term debt, future applicable marginal cash tax rate and a beta for Compass pro forma for the merger, as well as certain financial metrics for the United States financial markets generally.
Goldman Sachs derived ranges of illustrative EVs for Compass pro forma for the merger by adding the ranges of present values it derived above. Goldman Sachs then subtracted the net debt, non-controlling interest, and post-tax transaction costs of Compass pro forma for the merger, each as provided by and approved for Goldman Sachs’ use by the management of Anywhere, to derive a range of illustrative equity values for Compass pro forma for the merger. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Compass pro forma for the merger, as provided by and approved for Goldman Sachs’ use by the management of Anywhere, using the treasury stock method, to derive a range of illustrative present values per share of Compass A common stock pro forma for the merger. Goldman Sachs then multiplied the range of implied present value per share of Compass A common stock pro forma for the merger by the exchange ratio of 1.436 shares of Compass A common stock to be paid for each share of Anywhere common stock. This analysis resulted in a range of implied present values of $16.96 to $21.77 of the consideration to be paid for each share of Anywhere common stock.
Illustrative Present Value of Future Share Price Analysis: Anywhere Stand-Alone
Using the Forecasts, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Anywhere common stock. For this analysis, Goldman Sachs first calculated the implied EV for Anywhere as of December 31 for each of the calendar years 2025 through 2027, by applying a range of multiples of illustrative EV/NTM EBITDA of 7.5x to 9.0x to estimates of Anywhere’s Operating EBITDA for each of the calendar years 2026, 2027 and the terminal year, as reflected in the Forecasts. This illustrative range of EV/NTM EBITDA multiple estimates was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical EV/NTM EBITDA multiples for Anywhere and current EV/NTM EBITDA multiples for certain publicly traded companies, as described below in the section captioned “—Selected Public Company Multiples.”
Goldman Sachs then subtracted the amount of Anywhere’s net debt and non-controlling interest for each of the calendar years 2025 through 2027, each as provided by and approved for Goldman Sachs’ use by the management of Anywhere, from the respective implied EVs in order to derive a range of illustrative equity values as of December 31 for Anywhere for each of the calendar years 2025 through 2027. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of Anywhere common stock each of calendar years 2025 through 2027, calculated using information provided by and approved for Goldman Sachs’ use by the management of Anywhere, to derive a range of implied future values per share of Anywhere common stock. Goldman Sachs then discounted these implied future equity values per share of Anywhere common stock to June 30, 2025, using an illustrative discount rate of 16.9%, reflecting an estimate of Anywhere’s cost of equity. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for Anywhere, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $5.23 to $18.18 per share of Anywhere common stock.
Illustrative Present Value of Future Share Price Analysis: Compass Pro Forma for the Merger
Using the Forecasts, including the Synergies, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Compass Class A common stock pro forma for the merger. For this analysis, Goldman Sachs first calculated the implied EV for Compass pro forma for the merger as of December 31 for each of the calendar years 2025 through 2027, by applying a range of multiples of illustrative EV/NTM EBITDA of 9.0x to 11.0x to estimates of the EBITDA for Compass pro forma for the merger for each of the calendar years 2026, 2027 and the terminal year, as reflected in the Forecasts, including the Synergies. This illustrative range of EV/NTM EBITDA multiple estimates was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical EV/NTM EBITDA multiples for Anywhere and

Compass, and current EV/NTM EBITDA multiples for certain publicly traded companies, as described below in the section captioned “—Selected Public Company Multiples.”
Goldman Sachs then subtracted the net debt, non-controlling interest, and post-tax transaction costs of Compass pro forma for the merger for each of the calendar years 2025 through 2027, each as provided by and approved for Goldman Sachs’ use by the management of Anywhere, from the respective implied EVs in order to derive a range of illustrative equity values as of December 31 for Compass pro forma for the merger for each of the calendar years 2025 through 2027. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of Compass Class A common stock pro forma for the merger in each of calendar years 2025 through 2027, calculated using information provided by and approved for Goldman Sachs’ use by the management of Anywhere, to derive a range of implied future values per share of Compass Class A common stock pro forma for the merger. Goldman Sachs then discounted these implied future equity values per share of Compass Class A common stock pro forma for the merger to June 30, 2025, using an illustrative discount rate of 13.5%, reflecting an estimate of Compass’ cost of equity pro forma for the merger. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for Compass pro forma for the merger, as well as certain financial metrics for the United States financial markets generally. Goldman Sachs then multiplied the range of implied present value of the future value per share of Compass A common stock pro forma for the merger by the exchange ratio of 1.436 shares of Compass A common stock to be paid for each share of Anywhere common stock. This analysis resulted in a range of implied present values of $10.78 to $20.89 of the consideration to be paid for each share of Anywhere common stock.
Premia Paid Analysis
Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for (i) all-stock transactions, and (ii) all transactions, in each case, announced since 2015 involving a public company (excluding non-traded real estate investment trusts) as the target where the disclosed EVs for the transaction were between $3.0 billion and $5.0 billion. For the entire period, using publicly available information, Goldman Sachs calculated the average, 25th percentile and 75th percentile premiums of the price paid relative to the target’s last undisturbed closing stock price prior to announcement of the transaction. This analysis indicated (i) in the 18 all-stock transactions, an average equity value premium of 17.6% and an average EV premium of 9.9% across the period, and (ii) in the 160 total transactions, an average equity value premium of 39.6% and an average EV premium of 31.0% across the period. This analysis also indicated (i) in the 18 all-stock transactions, a 25th percentile equity value premium of 12.0%, 75th percentile equity value premium of 23.7%, 25th percentile EV premium of 5.2%, and 75th percentile EV premium of 12.3% across the period, and (ii) in the 160 total transactions, a 25th percentile equity premium of 14.8%, 75th percentile equity premium of 52.0%, 25th percentile EV premium of 11.0%, and 75th percentile EV premium of 38.0% across the period. Using this analysis, Goldman Sachs applied a reference range of (i) illustrative equity value premiums of 12.0% to 23.7%, based on all-stock transactions, to the undisturbed closing price per share of Anywhere common stock of $7.07 as of September 19, 2025 and calculated a range of implied equity values per share of Anywhere common stock of $7.92 to $8.75, (ii) illustrative equity value premiums of 14.8% to 52.0%, based on all transactions, to the undisturbed closing price per share of Anywhere common stock of $7.07 as of September 19, 2025 and calculated a range of implied equity values per share of Anywhere common stock of $8.12 to $10.75, and (iii) illustrative EV premiums of 11.0% to 38.0%, based on all transactions, to Anywhere’s EV based on the undisturbed closing price per share of Anywhere common stock of $7.07 as of September 19, 2025 and calculated a range of implied equity values per share of Anywhere common stock of $10.16 to $17.74.
Selected Public Company Multiples
Goldman Sachs reviewed and compared certain financial information for Anywhere and Compass to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the Real Estate industry, which we refer to in this section of this joint proxy statement/prospectus as the “Selected Companies”):
•Zillow Group, Inc.;

•Opendoor Technologies Inc.;
•eXp World Holdings, Inc.;
•The Real Brokerage Inc.;
•RE/MAX Holdings, Inc.; and
•Douglas Elliman Inc.
Although none of the Selected Companies is directly comparable to Anywhere or Compass, the Selected Companies included were chosen because they are publicly traded companies in the Real Estate industry with operations that, for purposes of analysis, may be considered similar to certain operations of Anywhere and Compass.
For each of Anywhere, Compass, and the selected companies, Goldman Sachs calculated EV/ EBITDA multiples using estimates of the EBITDA for calendar year 2026 based on financial and trading data as of September 19, 2025; information Goldman Sachs obtained from public filings, FactSet, and the Forecasts.
The results of these calculations are summarized as follows:

Company	EBITDA Multiples 2026E
Anywhere	8.6x
Compass	15.6x
Zillow Group, Inc.	28.4x
Opendoor Technologies Inc.	>50.0x
eXp World Holdings, Inc.	29.9x
The Real Brokerage Inc.	14.9x
RE/MAX Holdings, Inc.	7.6x
Douglas Elliman Inc.	N/A
General
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Anywhere or Compass or the contemplated transaction.
Goldman Sachs prepared these analyses for purposes of Goldman Sachs providing its opinion to the Anywhere Board as to the fairness from a financial point of view to the holders (other than Compass and its affiliates) of Anywhere common stock, as of the date of the opinion, of the exchange ratio of 1.436 shares of Compass Class A common stock per share of Anywhere common stock pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Anywhere, Compass, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.
The exchange ratio of 1.436 shares of Compass Class A common stock per share of Anywhere common stock was determined through arm’s-length negotiations between Anywhere and Compass and was approved by the

Anywhere Board. Goldman Sachs provided advice to Anywhere during these negotiations. Goldman Sachs did not, however, recommend any specific exchange ratio to Anywhere or the Anywhere Board or that any specific exchange ratio constituted the only appropriate exchange ratio for the merger.
As described above, Goldman Sachs’ opinion to the Anywhere Board was one of many factors taken into consideration by the Anywhere Board in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C.
Goldman Sachs and its affiliates (collectively, “Goldman Sachs Affiliated Entities”) are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Anywhere, Compass, any of their respective affiliates and third parties, including TPG/AG, each a significant shareholder of Anywhere, affiliates of Robert Reffkin, a significant shareholder of Compass, and any of their respective affiliates and, as applicable, portfolio companies (collectively, the “Relevant Parties”), or any currency or commodity that may be involved in the transactions contemplated by the merger agreement. Goldman Sachs Investment Banking has an existing lending relationship with Anywhere, Compass and TPG/AG. Goldman Sachs acted as financial advisor to Anywhere in connection with, and participated in certain of the negotiations leading to, the transaction contemplated by the agreement. Goldman Sachs has provided certain financial advisory and/or underwriting services to Anywhere and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as bookrunner in connection with an issuance of senior secured notes in June 2025. During the two-year period ended September 22, 2025, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to Anywhere and/or its affiliates of approximately $0.7 million. During the two-year period ended September 22, 2025, Goldman Sachs Investment Banking has not been engaged by Compass or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. As of September 22, 2025, Goldman Sachs Investment Banking was not mandated by Compass and/or its Related Entities (as defined below) (excluding affiliates of Robert Reffkin) to provide any such person financial advisory and/or underwriting services. In addition, as of September 22, 2025, Goldman Sachs Investment Banking was not soliciting Compass and/or its Related Entities (as defined below) (excluding affiliates of Robert Reffkin) to work on financial advisory and/or underwriting matters for any such persons on which it has not been mandated. Goldman Sachs also has provided certain financial advisory and/or underwriting services to Angelo Gordon and/or its affiliates and portfolio companies from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as co-financial advisor to Angelo Gordon in its sale to TPG in November 2023. As of September 22, 2025, Goldman Sachs Investment Banking was mandated by Angelo Gordon and/or its Related Entities (as defined below) (excluding Anywhere and its subsidiaries) to provide financial advisory and/or underwriting services unrelated to the merger with respect to multiple matters and, if all such matters were to be consummated, as of September 22, 2025, Goldman Sachs Investment Banking expected that it would recognize compensation in an aggregate amount less than the transaction fee expected in connection with the merger. In addition, as of September 22, 2025 and as is typical for investment banks, Goldman Sachs Investment Banking was soliciting Angelo Gordon and/or its Related Entities (as defined below) (excluding Anywhere and its subsidiaries) to work on financial advisory and/or underwriting matters unrelated to the merger on which it had not been, and may not be, mandated. As of September 22, 2025, Goldman Sachs Investment Banking was not in a position to estimate the amount of compensation, if any, it would expect to recognize with respect to such matters, but it estimated that, were it to be mandated on such matters, the mandates would provide for customary compensation. The status, timing and likelihood of consummation of such matters will change over time. Goldman Sachs also has provided certain financial advisory and/or underwriting services to TPG/AG and/or its affiliates and portfolio companies from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as co-advisor to TPG Real Estate (UK), an affiliate of TPG, in connection with its sale of A&O Hostels in December 2023; as lead arranger in connection with a term loan B refinancing for WellSky Corporation, a portfolio company of TPG, in January 2024; as advisor to TPG in connection with its acquisition of a minority stake in Sayari Analytics in March 2024; as bookrunner in connection with an issuance of senior secured notes by TPG Capital (UK), an affiliate of TPG, in October 2024; as lead advisor in connection with a term loan B repricing for Creative Planning, a portfolio company of TPG, in July 2025; as lead arranger in connection with a term loan B repricing for Life Time Fitness Inc., a portfolio company of TPG, in August 2025; and as co-financial advisor to TPG Capital ANZ, an affiliate of TPG, in the sale of its stake in Novotech in August 2025. During the two-year period ended September 22, 2025, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking directly to TPG and/or to its affiliates and portfolio companies (which may include companies that are not controlled by TPG), including Angelo Gordon, of approximately $85 million. As of September 22, 2025, Goldman Sachs Investment Banking was mandated by TPG and/or its Related Entities (as defined below) (excluding Anywhere and its subsidiaries) to provide financial advisory and/or underwriting services unrelated to the merger with respect to multiple matters and, if all such matters were to be consummated, as of September 22, 2025, Goldman Sachs Investment Banking expected that it would recognize compensation in an aggregate amount materially in excess of the transaction fee expected in connection with the merger. In addition, as of September 22, 2025 and as is typical for investment banks, Goldman Sachs Investment Banking was soliciting TPG and/or its Related Entities (as defined below) (excluding Anywhere and its subsidiaries) to work on financial advisory and/or underwriting matters unrelated to the merger on which it had not been, and may not be, mandated. As of September 22, 2025, Goldman Sachs Investment Banking was not in a position to estimate the amount of compensation, if any, it would expect to recognize with respect to such matters, but it estimated that, were it to be mandated on such matters, the mandates would provide for customary compensation. The status, timing and likelihood of consummation of such matters will change over time. During the two-year period ended September 22, 2025, Goldman Sachs Investment Banking has not been engaged by Robert Reffkin or his affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. As of September 22, 2025, Goldman Sachs Investment Banking was not mandated by Robert Reffkin and/or affiliates of Robert Reffkin (excluding Compass and its subsidiaries) to provide any such person financial advisory and/or underwriting services. In addition, as of September 22, 2025, Goldman Sachs Investment Banking was not soliciting Robert Reffkin and/or affiliates of Robert Reffkin (excluding Compass and its subsidiaries) to work on financial advisory and/or underwriting matters for any such persons on which it has not been mandated. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Anywhere, Compass, Angelo Gordon, TPG, Robert Reffkin and their respective affiliates and as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation.
As of September 22, 2025, Goldman Sachs Affiliated Entities had (i) no direct GS Principal Investment (as defined below) in Anywhere and/or its affiliates (excluding TPG/AG and their respective other affiliates), (ii) no direct GS Principal Investment in Compass and/or its Related Entities (as defined below) (excluding affiliates of Robert Reffkin), (iii) an aggregate direct GS Principal Investment of approximately $6.5 million in Angelo Gordon and/or its Related Entities (as defined below) (excluding Anywhere, Compass, TPG/AG and their respective other affiliates), (iv) an aggregate direct GS Principal Investment of approximately $414 million in TPG and/or its Related Entities (as defined below) (excluding Anywhere, Compass, Angelo Gordon and their respective other affiliates), (v) no direct GS Principal Investment in TPG GPA A, LLC, a fund managed by TPG, and (vi) no direct GS Principal Investment in affiliates of Robert Reffkin (excluding Anywhere, Compass, Angelo Gordon, TPG and their respective other affiliates). As of September 22, 2025, funds managed by affiliates of Goldman Sachs Investment Banking were co-invested with TPG/AG and/or their respective affiliates and have invested in equity interests of funds managed by affiliates of TPG/AG, respectively. Such funds managed by affiliates of Goldman Sachs Investment Banking may co-invest with, and invest in equity interests of, TPG/AG and/or their respective affiliates or funds managed thereby in the future.
On the public side of Goldman Sachs’ informational wall (which we refer to as the “Public Side”) and in the ordinary course of its various business activities, Goldman Sachs Affiliated Entities may also own equity securities in the Relevant Parties, and/or their respective affiliates arising from engaging in market making, trade execution, clearing, custody, margin lending and other similar financing transactions, securities lending, and related activities (including by acting as agent for third parties executing their transactions or as principal supplying liquidity to market participants, and any related hedging, other risk management or inventory management) (which we collectively refer to as, “Market Making Activities”), which positions change frequently. Regulatory, informational and operational barriers separate the Public Side from Goldman Sachs Investment Banking.
For purposes of this section of this joint proxy statement/prospectus, (x) Goldman Sachs relied on its books and records to (i) unless otherwise indicated, calculate all amounts and (ii) determine whether an entity is an affiliate, portfolio company, subsidiary or majority-owned subsidiary of another entity, and (y) the following terms have the definitions set forth below:
GS Principal Investments (including any associated commitments) are (i) direct balance sheet investments in equity interests or equity securities held by Goldman Sachs Affiliated Entities for its own account or (ii) direct investments in equity interests held by a fund managed by a Goldman Sachs Affiliated Entity which fund is primarily for the benefit of Goldman Sachs Affiliated Entities and/or its current and former employees and not third party clients. GS Principal Investments do not include equity interests arising from Market Making Activities, equity derivatives, convertible debt instruments, or warrants or equity kickers received in connection with senior secured loans, mezzanine loans, warehouse loans, preferred equity with a fixed rate of return or other similar types of financing transactions (which may also be subject to hedging or other risk-mitigating instruments). GS Principal Investments also do not include investments by funds managed by Goldman Sachs Affiliated Entities which funds are almost entirely for the benefit of third party clients (which we refer to as “GS Client Funds”), which funds can co-invest alongside, and/or make Investments in, the Relevant Parties or their respective Related Entities. As investment managers for GS Client Funds, Goldman Sachs Affiliated Entities are required to fulfill a fiduciary responsibility to GS Client Funds in making decisions to purchase, sell, hold or vote on, or take any other action with respect to, any financial instrument.
Related Entities are, as applicable, a person or entity’s subsidiaries, affiliates, portfolio companies and/or funds managed thereby.
The Anywhere Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated August 22, 2025, Anywhere engaged Goldman Sachs to act as its financial advisor in connection with the merger. The engagement letter between Anywhere and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $42 million, $3 million of which became payable upon the delivery by Goldman Sachs of the results of the study undertaken by Goldman Sachs with respect to its opinion, and the remainder of which is contingent upon the consummation of the merger. In addition, Anywhere has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.
Certain Unaudited Prospective Financial Information
Unaudited Prospective Financial Information
In connection with Compass’ evaluation of a potential strategic transaction between Compass and Anywhere, Compass management prepared certain unaudited non-public prospective financial information of Compass, on a standalone basis without giving effect to a potential transaction, for fiscal years 2025 through 2030 (which we refer to as the “Compass Projections”) that were utilized in connection with the merger. The Compass Projections are included in this joint proxy statement/prospectus only because (i) portions of the Compass Projections through the fiscal year ending December 31, 2027 were made available to Anywhere in connection with its evaluation of the merger, (ii) the Compass Projections were provided by Compass management to the Compass Board in connection with its evaluation of a potential strategic transaction between Compass and Anywhere and (iii) the Compass Projections were also provided to Compass’ financial advisor, Morgan Stanley, in connection with its analyses and opinions described in the section “—Opinion of Morgan Stanley, Compass’ Financial Advisor.”
Other than in connection with regular earnings press releases and related investor materials, Anywhere and Compass do not, as a matter of course, make public projections as to their respective long-term future financial performance, due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, financial projections prepared by Anywhere management were made available to Goldman Sachs and the Anywhere Board and financial projections prepared by Compass management were made available to Morgan Stanley and the Compass Board, in each case, in connection with the transactions contemplated by the merger agreement, including the merger, as described in this section below. The financial projections are included in this joint proxy statement/prospectus solely to give Anywhere stockholders and Compass stockholders access to the information that was made available to Anywhere, Compass and their respective boards of directors and financial advisors in connection with the merger agreement and the transactions contemplated by the merger agreement, including the merger. These financial projections are not included in this joint proxy statement/prospectus to influence any Anywhere stockholder or Compass stockholder as to how to vote at the respective special meetings with respect to the merger. By including the financial projections in this joint proxy statement/prospectus, none of Anywhere, Compass, Goldman Sachs, Morgan Stanley or any of the foregoing’s representatives has made or makes any representation to any person regarding the information included in the financial projections or Anywhere’s or Compass’ ultimate performance as compared to the information contained in the financial projections.
In connection with Anywhere’s evaluation of strategic alternatives, including the continued execution of Anywhere’s strategy as a standalone public company or a potential strategic transaction between Anywhere and Compass, Anywhere management prepared certain unaudited non-public prospective financial information of Anywhere, on a standalone basis without giving effect to a potential transaction, for fiscal years 2025 through 2027 (which we refer to as the “Anywhere Projections”).
In addition, Anywhere’s management prepared certain prospective financial information regarding the combined company on a pro forma basis after giving effect to the merger (referred to as the “Anywhere Combined Company Projections”), which (i) included prospective implied synergies projected by Anywhere management to result from the merger and (ii) incorporated portions of the Compass Projections.
The Anywhere Projections and Anywhere Combined Company Projections were provided to the Anywhere Board in connection with its evaluation of the merger and were provided to Goldman Sachs and approved by Anywhere management for Goldman Sachs’s use and reliance in connection with its financial analyses and opinion to the Anywhere Board as described in the section entitled “The Merger—Opinion of Goldman Sachs, Anywhere’s Financial Advisor.” The Anywhere Projections were also shared with Compass in connection with its evaluation of the merger.
The financial metrics set forth under “—Anywhere Combined Company Projections” do not reflect reclassification adjustments necessary to conform Anywhere’s accounting policies to Compass’ accounting policies or to conform Anywhere’s historical statement presentation to Compass’ historical financial statement presentation. As more fully described below under “Unaudited Pro Forma Condensed Combined Financial Information—Notes to the Unaudited Pro Forma Condensed Combined Financial Information,” there may be differences between the accounting policies and reclassifications of the two companies which, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.
The Anywhere Projections, Anywhere Combined Company Projections and Compass Projections are referred to collectively as the “Projections.”
Certain Limitations on the Projections
Although the information in the Projections is presented with numerical specificity, it reflects numerous estimates and assumptions made by Anywhere and Compass’ respective management teams with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Anywhere’s and Compass’ businesses, respectively, in each case as of the date it was prepared, all of which are difficult or impossible to predict accurately and many of which are beyond Anywhere’s and Compass’ control. The Projections are forward-looking statements that should be read with caution. In addition, since the Projections cover multiple years, such information by its nature becomes less predictive with each successive year. See the sections of this joint proxy statement/prospectus entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” as well as the risks described in Anywhere’s and Compass’ respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2024 and Anywhere’s and

Compass’ respective Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, which are incorporated by reference into this document, and in other documents that are incorporated by reference into this document.
The Projections reflect assumptions as to certain business decisions that are subject to change and are susceptible to multiple interpretations and to changes based on actual results, revised prospects for Anywhere’s, Compass’ and the combined company’s businesses, the competitive environment, changes in general business or economic conditions, the housing market, interest rates, or any other transaction or event that has occurred or that may occur and that was not anticipated when the Projections were prepared. In addition, the Projections might be affected by the ability of Anywhere, Compass and the combined company to achieve proposed initiatives, objectives and targets over the applicable periods. As a result, there can be no assurance that the Projections will be realized, and actual results may be materially better or worse than those contained in the Projections.
The Projections may not be consistent with Anywhere’s or Compass’ historical operating data as a result of the assumptions and estimates detailed above. The Projections also may differ from publicized analyst estimates and forecasts. You should evaluate the Projections, if at all, in conjunction with Anywhere’s and Compass’ respective historical financial statements and other information regarding Anywhere and Compass contained in Anywhere’s and Compass’ respective public filings with the SEC, including Anywhere’s and Compass’ respective Annual Reports filed on Form 10-K for the fiscal year ending December 31, 2024.
The risk that these uncertainties and contingencies could cause the assumptions to fail to be reflective of actual results is further increased given the length of time in the future over which these assumptions apply. Any assumptions and projections in early periods, and any deviations therefrom as a result of the factors outlined above or other factors that may become applicable, could have a compounding effect on the projections shown for later periods or the difference between the projections and actual results for those periods. Thus, any failure of an assumption or projections to be reflective of actual results in an early period could have a greater effect on the projected results failing to be reflective of actual events in later periods. The inclusion of this information should not be regarded as an indication that Anywhere, Compass, Goldman Sachs, Morgan Stanley, their respective representatives or any other recipient of this information considered, or now considers, the projections to be material information of Anywhere, Compass or the combined company, or that the projections are necessarily predictive of actual future results, nor should it be construed as financial guidance, and it should not be relied upon as such.
The Projections were developed by Anywhere management as then-current estimates of Anywhere’s and Compass’ future financial performance as independent companies, without giving effect to the merger agreement or the transactions contemplated thereby, including merger, or any changes to Anywhere’s or Compass’ operations or strategy that may be implemented in connection with the pendency of, or following the consummation of, the merger. Because the Projections reflect estimates and judgments, they are susceptible to sensitivities and assumptions, as well as to multiple interpretations based on actual experience and business developments. Except as discussed above with respect to the synergies included in the Projections, the Projections do not take into account any circumstances or events occurring after the date they were prepared and, except to the extent required by applicable federal securities laws, Anywhere does not intend to update or otherwise revise the Projections to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events, even in the event that all or any of the assumptions are shown to be in error. The Projections also do not consider the effect of any failure of the merger to be completed. The Projections are not, and should not be considered to be, a guarantee of future operating results. The Projections should not be regarded as an indication that the management teams or boards of directors of Anywhere or Compass, or any of their advisors, or any other person, considered or now considers the Projections to be necessarily predictive of actual future results. For the foregoing reasons, as well as the bases and assumptions on which the Projections were compiled, the inclusion of specific portions of the Projections in this joint proxy statement/prospectus should not be viewed as an indication that such projections are an accurate prediction of future events, and they should not be relied upon as such.
Certain of the financial measures included in the Projections are not calculated in accordance with GAAP and include non-GAAP financial measures. These non-GAAP measures are included in this proxy statement/prospectus because such information was made available to Anywhere, Compass, or their respective boards of directors or financial advisors, and used in the process leading to the execution of the merger agreement, as described elsewhere in this proxy statement/prospectus. No reconciliation of non-GAAP financial measures in the projections to GAAP measures was relied upon by the boards of directors of Anywhere or Compass or their respective financial advisors in connection with their respective evaluations of the merger.
The Projections included in this document have been prepared by, and are the responsibility of, Compass management and Anywhere management, as applicable. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Projections and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP reports incorporated by reference and included in this document relate to Compass’, Anywhere’s and AWPH, LLC’s previously issued financial statements. They do not extend to the Projections and should not be read to do so.
The inclusion of the Projections should not be regarded as an indication that Anywhere, Compass, their respective boards of directors, their respective financial advisors or any other recipient of the Projections considered, or now considers, the Projections to be predictive of Anywhere’s, Compass’ or the combined company’s performance or actual future results. The Projections were not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. Further, the inclusion of the Projections in this joint proxy statement/prospectus does not constitute an admission or representation by Anywhere or Compass that the information presented is material.
In light of the foregoing factors and the uncertainties inherent in the Projections, Anywhere stockholders and Compass stockholders are cautioned not to place undue reliance on the Projections.
Anywhere Projections
The following table summarizes the Anywhere Projections ($ in millions) for the second half of fiscal year 2025 through fiscal year 2027:

	2H 2025E	2026E	2027E
Revenue	$3,037	$6,195	$6,495
Operating EBITDA(1)	$218	$420	$525
Unlevered Free Cash Flow(2)	$152	$235	$328
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(1)Operating EBITDA is a non-GAAP financial measure and is defined as net income (loss) adjusted for depreciation and amortization, interest expense, net (excluding relocation services interest for securitization assets and securitization obligations), income taxes, and certain non-core items. Non-core items include non-cash stock-based compensation, restructuring charges, impairments, former parent legacy items, legal contingencies unrelated to normal operations which currently includes industry-wide antitrust lawsuits and class action lawsuits, gains or losses on the early extinguishment of debt, and gains or losses on discontinued operations or the sale of businesses, investments or other assets.
(2)Unlevered Free Cash Flow is a non-GAAP financial measure and is defined as Operating EBITDA less tax expense, stock based compensation, capital expenditures, restructuring expenses and other unusual items, and adjusted for changes in net working capital.
Anywhere Combined Company Projections
The following tables summarize the Anywhere Combined Company Projections, which included certain unaudited synergies which were expected to result from the merger and be realized by the combined company on a run-rate basis within three years following the closing of the merger. The synergies are based on numerous estimates and assumptions and are generally based on information and market factors known to Anywhere management, including due diligence that Anywhere conducted on Anywhere’s and Compass’ historical and current financial positions and business endeavors. The synergies will be affected by the combined company’s ability to achieve strategic goals, objectives and targets over the applicable periods. As a result, there can be no assurance that the underlying assumptions are correct or that the synergies will be realized, and actual synergies likely will differ, and may differ materially, from those reflected in the projected synergies.

The following table summarizes the Compass Projections (the portions made available to Anywhere) on a standalone basis ($ in millions) for the second half of fiscal year 2025 through fiscal year 2027:

	2H 2025E	2026E	2027E
Revenue	$3,350	$7,678	$8,355
Adjusted EBITDA(1)	$95	$370	$462
Unlevered Free Cash Flow(2)	$28	$273	$348
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(1)Adjusted EBITDA represents earnings before stock-based compensation expense, interest expense, income taxes, depreciation and amortization, excluding restructuring costs and other significant items of a non-recurring and/or non-operational nature, and is a non-GAAP financial measure.
(2)Unlevered Free Cash Flow is defined as Adjusted EBITDA less taxes, capital expenditures, restructuring expenses and changes in net working capital (on an unlevered basis). Unlevered Free Cash Flow is a non-GAAP financial measure and is not burdened by stock-based compensation.
The following table summarizes the pro forma combined company projections ($ in millions) for the second half of fiscal year 2025 through fiscal year 2027:

	2H 2025E	2026E	2027E
Pro-Forma EBITDA(1)	$313	$790	$987
Net Synergies(2)	$—	$200	$300
Pro-Forma EBITDA incl. Net Synergies	$313	$990	$1,287
Unlevered Free Cash Flow(3)	$157	$523	$779
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(1)EBITDA is a non-GAAP financial measure and is defined as net income (loss) adjusted for depreciation and amortization, interest expense, net (excluding relocation services interest for securitization assets and securitization obligations), income taxes, and certain non-core items. Non-core items include non-cash stock-based compensation, restructuring charges, impairments, former parent legacy items, legal contingencies unrelated to normal operations which currently includes industry-wide antitrust lawsuits and class action lawsuits, gains or losses on the early extinguishment of debt, and gains or losses on discontinued operations or the sale of businesses, investments or other assets.
(2)Net Synergies is based on annual net run-rate synergies of $400 million projected by the management of Anywhere to result from the merger. The Net Synergies is assumed to be realized over a three-year period, of which 50% realized in the year ended December 31, 2026, 75% in the year ended December 31, 2027 and 100% thereafter.
(3)Unlevered Free Cash Flow is a non-GAAP financial measure and is defined as EBITDA less tax expense, stock based compensation, capital expenditure, restructuring and other unusual items, less costs to achieve synergies (post-tax), and adjusted for change in net working capital and other items.
Compass Projections
The following table presents a summary of the Compass Projections for Compass’ fiscal years ending 2025 through 2030:

	Fiscal Year (in millions)
	2025	2026	2027	2028	2029	2030
Revenue	$6,765	$7,678	$8,355	$9,069	$9,836	$10,625
Adjusted EBITDA(1)	$237	$370	$462	$560	$666	$770
Free Cash Flow(2)	$86	$214	$302	$394	$472	$453
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(1)Adjusted EBITDA represents earnings before stock-based compensation expense, interest expense, income taxes, depreciation and amortization, excluding restructuring costs and other significant items of a non-recurring and/or non-operational nature, and is a non-GAAP financial measure.
(2)Free Cash Flow is defined as Adjusted EBITDA less stock-based compensation, taxes and capital expenditures, on an unlevered basis. Free Cash Flow as defined here assumes no change in net working capital during the projection period and assumes no restructuring expenses or other unusual items. Free Cash Flow is a non-GAAP financial measure.

Interests of Anywhere’s Directors and Executive Officers in the Merger
Certain of Anywhere’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of Anywhere stockholders generally. The Anywhere Board was aware of the interests of Anywhere’s directors and executive officers, and the Anywhere Board considered such interests, among other matters, when it approved the merger agreement and in making its recommendations to its stockholders. Anywhere’s stockholders should take these interests into account in deciding whether to vote “FOR” the Anywhere merger proposal.
Anywhere’s executive officers who are named executive officers for purposes of the discussion below are Ryan M. Schneider (Chief Executive Officer and President), Charlotte C. Simonelli (Executive Vice President, Chief Financial Officer and Treasurer), Donald J. Casey (President and Chief Executive Officer, Anywhere Integrated Services and Relocation), Rudy Wolfs (Executive Vice President, Chief Technology Officer), and Susan Yannaccone (President and Chief Executive Officer, Anywhere Brands and Anywhere Advisors). Anywhere’s executive officers who are not named executive officers for purposes of the discussion below are Eric Chesin (Executive Vice President, Chief Strategy Officer), Timothy B. Gustavson (Senior Vice President, Chief Accounting Officer and Controller), Tanya Reu-Narvaez (Executive Vice President, Chief People Officer), and Marilyn J. Wasser (Executive Vice President, General Counsel and Corporate Secretary).
Certain Assumptions
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:
•The relevant price per share of Anywhere common stock is $10.40, which is the average closing market price of Anywhere common stock over the first five business days following the first public announcement of the merger;
•The effective time as referenced in this section occurs on November 14, 2025, which is the assumed date of the effective time solely for purposes of the disclosure in this section (the “Assumed Closing Date”);
•Performance for completed performance periods is reflected based on actual level of performance;
•Performance for performance periods that have commenced as of the Assumed Closing Date but have not been completed as of the time of this disclosure is assumed at the target level of performance;
•Each executive officer’s base salary rate and annual target bonus remain unchanged from those in effect as of November 14, 2025;
•Equity and other long-term incentive awards held by executive officers for purposes of this disclosure are those outstanding as of November 14, 2025; and
•The service of each Anywhere executive officer is terminated in a severance-qualifying termination immediately following the merger and on the Assumed Closing Date, and each executive officer will have complied with all requirements necessary to receive any severance benefits.
The amounts indicated below are rounded to the nearest whole number and are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described above, and do not reflect or attempt to forecast certain compensation actions that may occur before completion of the merger, including any additional equity award grants, issuances, exercises of Anywhere Option Awards or forfeitures that may occur prior to the effective time following the date of this disclosure. Accordingly, the actual amounts to be received by the executive officers and non-employee directors of Anywhere may materially differ from the amounts set forth below.

Treatment of Anywhere Equity Awards
Anywhere RSU Awards, Anywhere DSU Awards and Anywhere PSU Awards
Except as set forth below, at the effective time, each outstanding Anywhere RSU Award, each outstanding Anywhere DSU Award and each outstanding Anywhere PSU Award (other than any Anywhere RSU Award or Anywhere DSU Award granted to a non-employee director of Anywhere) will be canceled and converted into a Compass RSU Award covering a number of shares of Compass Class A common stock (rounded to the nearest whole share) equal to the product of (i) the total number of shares of Anywhere common stock subject to the Anywhere RSU Award, Anywhere DSU Award or Anywhere PSU Award, as applicable, immediately prior to the effective time, multiplied by (ii) the exchange ratio, with substantially the same terms and conditions (including vesting and accelerated vesting) as applied to the corresponding Anywhere RSU Award, Anywhere DSU Award or Anywhere PSU Award, as applicable, immediately prior to the effective time (except that Anywhere PSU Awards will only be subject to service-based vesting and any performance goals will cease to apply). With respect to each Anywhere PSU Award, performance goals will be determined based on the average of any individual performance periods (to the extent applicable and set forth in the existing award agreement) (provided that the average will be no less than the target performance level), without regard to any relative total stockholder return modifier (to the extent applicable), and based on: (A) for performance periods ending on or prior to the effective time, actual performance as determined in good faith by the Anywhere Compensation Committee, (B) for any performance period that has commenced but not ended on or prior to the closing date, actual performance through the most recent practicable date prior to the closing date, with performance for any portion of the performance period that remains following the closing date extrapolated based on the forecasted performance as determined in good faith by the Anywhere Compensation Committee and in consultation with Compass, and (C) for any performance periods that have not yet commenced as of the closing date, the target performance level.
Under the terms of the applicable award agreement, upon a termination of employment without cause or due to the participant’s resignation for good reason (i) in the case of Anywhere RSU Awards and Anywhere DSU Awards granted prior to the date of the merger agreement, within two years following the effective time, or (ii) in the case of Anywhere PSU Awards, at any time during the performance period, such Anywhere RSU Awards, Anywhere DSU Awards or Anywhere PSU Awards will vest in full. In addition, under the merger agreement, in the case of Anywhere RSU Awards and Anywhere DSU Awards granted after the date of the merger agreement, upon a termination of employment without cause or due to the participant’s resignation for good reason within one year following the effective time, such Anywhere RSU Awards and Anywhere DSU Awards will vest with respect to a prorated portion of the number of shares of Anywhere common stock subject to such Anywhere RSU Award or Anywhere DSU Award.
At the effective time, each outstanding Anywhere RSU Award and each outstanding Anywhere DSU Award, in each case, granted to a non-employee director of Anywhere that is outstanding immediately prior to the effective time will fully vest (to the extent unvested) and be converted into the right to receive the merger consideration.
For an estimate of the amounts that would be realized by each of Anywhere’s named executive officers on the Assumed Closing Date in respect of their Anywhere RSU Awards, Anywhere DSU Awards and Anywhere PSU Awards that are outstanding on such date, see the section entitled “—Quantification of Potential Payments and Benefits to Anywhere’s Named Executive Officers in Connection with the Merger.” Based on the assumptions described above under “—Certain Assumptions,” the estimated aggregate value of the unvested Anywhere RSU Awards, Anywhere DSU Awards and Anywhere PSU Awards held by the executive officers who are not named executive officers as of the Assumed Closing Date is $13,560,150, and the estimated aggregate value of the unvested Anywhere RSU Awards and Anywhere DSU Awards held by all non-employee directors of Anywhere that are outstanding as of the Assumed Closing Date is $8,629,811.

Anywhere Option Awards
At the effective time, each outstanding Anywhere Option Award (other than an Anywhere Option Award held by an individual who is not an employee of Anywhere as of immediately prior to the effective time) will cease to represent a right to acquire shares of Anywhere common stock and will be assumed and converted automatically into an Adjusted Option to purchase a number of shares of Compass common stock equal to the number of shares of Anywhere common stock subject to such Anywhere Option Award immediately prior to the effective time multiplied by the exchange ratio (with fractional shares rounded down to the nearest whole share), at an exercise price per share of Compass common stock equal to (I) the per share exercise price for shares of Anywhere common stock subject to the corresponding Anywhere Option Award divided by (II) the exchange ratio (rounded up to the nearest whole cent). Each Adjusted Option will otherwise be subject to the same terms and conditions applicable to the corresponding Anywhere Option Award, including vesting terms.
At the effective time, each Anywhere Option Award that is outstanding and unexercised immediately prior to the effective time and is held by any individual who is not an employee of Anywhere as of immediately prior to the effective time will, without any action on the part of Compass, Anywhere or the holder thereof, be canceled, with the holder being entitled to receive the merger consideration in respect of each net share, determined by dividing (i) (A) the excess, if any, of the value of the merger consideration over the per share exercise price of the Anywhere Option Award, multiplied by (B) the number of shares subject to the Anywhere Option Award immediately prior to the effective time, by (ii) the Compass closing price.
None of Anywhere’s directors or executive officers hold any unvested Anywhere Option Awards.
Anywhere Performance-Vesting Cash Awards and Anywhere Time-Vesting Cash Awards
At the effective time, each outstanding Anywhere Performance-Vesting Cash Award and Anywhere Time-Vesting Cash Award will be assumed by Compass and continue to be subject to the same terms and conditions (including vesting and accelerated vesting) as apply as of immediately prior to the effective time, except that any performance goals applicable to the Anywhere Performance-Vesting Cash Awards will be deemed achieved in the same manner as described above with respect to Anywhere PSU Awards.
Under the terms of the applicable award agreement, upon a termination of employment without cause or due to the participant’s resignation for good reason (i) in the case of Anywhere Time-Vesting Cash Awards granted prior to the date of the merger agreement, within two years following the effective time, or (ii) in the case of Anywhere Performance-Vesting Cash Awards, at any time during the performance period, such Anywhere Time-Vesting Cash Award or Anywhere Performance-Vesting Cash Award will vest in full. In addition, under the merger agreement, in the case of Anywhere Time-Vesting Cash Awards granted after the date of the merger agreement, upon a termination of employment without cause or due to the participant’s resignation for good reason within one year following the effective time, a prorated portion of such Anywhere Time-Vesting Cash Award will vest.
None of Anywhere’s directors or named executive officers hold any Anywhere Performance-Vesting Cash Awards or Anywhere Time-Vesting Cash Awards. Based on the assumptions described above under “—Certain Assumptions,” the estimated aggregate value of the unvested Anywhere Performance-Vesting Cash Awards and Anywhere Time-Vesting Cash Awards held by the executive officers who are not named executive officers is $571,500.
Anywhere Severance Plans
Pursuant to his employment agreement, in the case of Mr. Schneider, or the Anywhere Change in Control Plan for Executives, in the case of Anywhere’s other executive officers (other than Mr. Gustavson), if within two years of a change of control, such executive officer’s employment is terminated by Anywhere without cause or by such executive officer for good reason, such executive officer will be entitled to receive the following severance payments and benefits, subject to the executive officer’s continued compliance with applicable restrictive covenants and execution and non-revocation of a release of claims in favor of Anywhere:
•an amount equal to two times the sum of the executive officer’s annual base salary and annual incentive award at target, payable in a lump sum in the first regular payroll occurring following the 60th day following the executive officer’s termination;
•a prorated annual incentive award, (a) in the case of Mr. Schneider, based on actual performance, payable at the same time Anywhere pays its annual incentive awards in respect of the full annual performance period, and (b) in the case of other executive officers, based on such executive officer’s target opportunity, payable in a lump sum in the first regular payroll occurring following the 60th day following the executive officer’s termination;
•the continuation of medical and dental benefits, subsidized to the same as extent as for active employees, for up to 18 months; and
•outplacement services for a period of up to twelve months, the value of such services not to exceed $50,000.
Mr. Schneider’s employment agreement and the Anywhere Change in Control Plan for Executives also provide that if the executive officer experiences a qualifying termination prior to a change in control (but, only if a change in control occurs) and such termination is determined to be in connection with or in anticipation of a change in control or is at the request or direction of a person who has entered into an agreement with Anywhere, the consummation of which would constitute a change in control, Anywhere will provide the executive officer with change in control severance payments set forth above rather than the executive officer’s non-change in control severance benefits.
Anywhere plans to adopt a change in control severance plan for certain of its senior employees, including Mr. Gustavson. The plan is expected to provide that, if within 18 months following the effective time (or 12 months following the effective time for certain participants), such participant’s employment is terminated by Anywhere without cause or by such participant for good reason, such participant will be entitled to receive the following severance payments and benefits, subject to the participant’s continued compliance with applicable restrictive covenants and execution and non-revocation of a release of claims satisfactory to Compass:
•an amount equal to the sum of the participant’s base salary and annual incentive compensation opportunity assuming target performance, payable over the 12-month period following the participant’s termination of employment in accordance with Anywhere’s pay practices;
•a prorated bonus based on actual performance levels determined at a level no less favorable than for similarly situated Anywhere employees, payable when bonuses are paid to similarly situated Anywhere employees;
•the continuation of medical and dental benefits, subsidized to the same as extent as for active employees, employment for up to 12 months; and
•outplacement services for up to 12 months, the value of such services not to exceed $25,000.
See the section entitled “—Quantification of Potential Payments and Benefits to Anywhere’s Named Executive Officers in Connection with the Merger” for the estimated amounts that each of Anywhere’s named executive officers would receive under his employment agreement, in the case of Mr. Schneider, or the Anywhere Change in Control Plan for Executives, in the case of Anywhere’s other named executive officers, upon a qualifying termination of employment following a change of control. Based on the assumptions described above under “—Certain Assumptions,” the estimated aggregate value of severance payments and benefits the executive officers who are not named executive officers would receive upon a qualifying termination of employment following a change of control is $8,626,085.

Special Incentive Awards
Anywhere is party to a Special Performance Award Notice of Grant and Award Agreement with Mr. Schneider (which we refer to as the “CEO Special Incentive Award”), dated as of November 20, 2023, pursuant to which Anywhere granted Mr. Schneider a performance-based cash incentive award with two separate one-year performance periods covering each of the 2024 and 2025 fiscal years, with each cycle offering a payout opportunity of $5 million, subject to clawback if Mr. Schneider resigns without good reason prior to March 1, 2026 (with respect to the 2024 portion of the award) or March 1, 2027 (with respect to the 2025 portion of the award). The 2024 portion of the award was paid in the first quarter of 2025 following certification of achievement of the applicable performance goal, and the 2025 portion of the award is expected to be paid in the first quarter of 2026 following certification of achievement of the applicable performance goals. Upon completion of the merger, any clawback that remains applicable to the CEO Special Incentive Award will lapse and any performance goals in respect of any incomplete performance period will be deemed achieved in full. In addition, if the completion of the merger occurred during 2025, the 2025 portion of the award would be subject to (i) accelerated vesting if Mr. Schneider’s employment terminated without cause or due to a resignation for good reason or (ii) pro-rata vesting based on full months of service if Mr. Schneider’s employment terminated due to death or disability.
In addition, Anywhere is party to a Special Performance and Retention Award and Performance and Retention Cash-Settled Restricted Stock Unit Notice of Grant and Award Agreement with Ms. Simonelli, dated as of February 22, 2024 (which we refer to as the “CFO Special Incentive Award”), pursuant to which Anywhere granted Ms. Simonelli a $275,000 cash-based award and $275,000 cash-settled Anywhere RSU Award, subject to her continued employment through February 28, 2026, as well as the achievement of applicable performance goals. Both the cash-based portion and the Anywhere RSU Award portion of the award were paid in the first quarter of 2025 following certification of achievement of the applicable performance goals. Upon completion of the merger, any clawback that remains applicable to the CFO Special Incentive Award will lapse.
Retention Program
Anywhere has the right to grant cash retention awards to Anywhere employees, including Mr. Gustavson prior to closing, $7.5 million of which may be allocated to certain senior employees of Anywhere without Compass’ consent, provided that Anywhere must keep Compass informed of retention awards, including allocation of amounts to recipients and material terms. These retention awards are eligible to vest in two equal installments on the date immediately preceding the date that the effective time occurs and on the 12-month anniversary of the date of the effective time, in each case, subject to continued employment or service through the applicable vesting date, or upon an earlier termination of employment without cause or for good reason (for certain employees only) or due to death or disability that occurs on or after the effective time, subject to the employee’s execution of a customary general release of claims satisfactory to Compass. A retention award in the amount of $198,000 has been granted to Mr. Gustavson as of the date of this disclosure.
Section 280G Net-Best Cutback and Mitigation Actions
Each Anywhere executive officer is subject to a Section 280G net-best cutback provision, such that if payments and benefits provided to such individual would constitute an “excess parachute payment” for purposes of Section 280G of the Code, such individual will either have their payments and benefits reduced to the highest amount that could be paid without triggering Section 280G of the Code or receive the after-tax amount of their payment and benefits, whichever results in the greater after-tax benefit, taking into account the excise tax imposed under Section 4999 of the Code and any applicable federal, state and local taxes. None of Anywhere’s non-employee directors or executive officers are entitled to an excise tax gross-up.
In connection with the merger, Anywhere may, subject to prior consultation with Compass, take certain tax-planning actions to mitigate any adverse tax consequences under Sections 280G and 4999 of the Code that could arise in connection with the completion of the merger. The tax-planning and mitigation actions may include accelerating payments that would have vested and otherwise become payable in calendar years 2026 and 2027 in the ordinary course of business or at the effective time or upon a severance-qualifying termination of employment, subject to a repayment obligation if the payments would not have ultimately vested by their terms. As of the date of this disclosure, the Anywhere Board or a committee thereof has not approved specific actions that it will take to mitigate the potential impact of the excise tax imposed on amounts that constitute “excess parachute payments” under Section 280G of the tax code on any affected individuals (including executive officers and non-employee directors).
Compensation Arrangements with Compass
Any of Anywhere’s executive officers who become officers or employees or who otherwise are retained to provide services to Compass or its affiliates may, prior to, on or following the effective time, enter into new compensation arrangements with Compass or its affiliates. As of the date of this disclosure, no new individualized compensation arrangements between Anywhere’s executive officers and Compass or its affiliates have been established.
Quantification of Potential Payments and Benefits to Anywhere’s Named Executive Officers in Connection with the Merger
The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each named executive officer of Anywhere that is based on, or otherwise relates to, the merger. For additional details regarding the terms of the payments and benefits described below, see the discussion under the caption “—Interests of Anywhere’s Directors and Executive Officers in the Merger.”
The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described above under “—Certain Assumptions” and in the footnotes to the table, and do not reflect certain compensation actions that may occur before completion of the merger. The amounts shown below are in United States dollars.
Potential Payments to Named Executive Officers

Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Ryan M. Schneider	$17,742,466	$49,087,165	$87,955	$66,917,586
Charlotte C. Simonelli	$4,902,671	$10,122,075	$73,059	$15,097,805
Donald J. Casey	$3,409,863	$7,065,867	$75,872	$10,551,602
Rudy Wolfs	$3,166,301	$4,818,670	$75,677	$8,060,648
Susan Yannaccone	$3,653,425	$10,499,555	$72,214	$14,225,194
__________________
(1)Cash. Represents the cash severance payment and prorated annual incentive award each named executive officer is entitled to under his employment agreement, in the case of Mr. Schneider, or under the Anywhere Change in Control Plan for Executives, in the case of Anywhere’s other named executive officers, as described under “—Interests of Anywhere’s Directors and Executive Officers in the Merger.” Also included are the full value of Mr. Schneider’s CEO Special Incentive Award and the cash-based portion of Ms. Simonelli’s CFO Special Incentive Award. The cash-settled Anywhere RSU Award portion of Ms. Simonelli’s CFO Special Incentive Award is included in the “Equity” column of this “Potential Payments to Named Executive Officers” table. The severance payments, prorated annual incentive award and lapse of vesting conditions with respect to the 2025 portion of the CEO Special Incentive Award are “double trigger” and become payable only upon a qualifying termination of employment under the terms of the applicable agreement. The lapse of the continued employment clawback conditions of the CEO Special Incentive Award and the CFO Special Incentive Award and, if the completion of the merger occurs in 2025, the lapsing of any remaining performance conditions applicable to the CEO Special Incentive Award are “single trigger” and will occur automatically upon completion of the merger.

Named Executive Officer	Severance ($)	Prorated Annual Incentive Award ($)	Special Incentive Award ($)
Ryan M. Schneider	$6,000,000	$1,742,466	$10,000,000
Charlotte C. Simonelli	$3,800,000	$827,671	$275,000
Donald J. Casey	$2,800,000	$609,863	$—

Named Executive Officer	Severance ($)	Prorated Annual Incentive Award ($)	Special Incentive Award ($)
Rudy Wolfs	$2,600,000	$566,301	$—
Susan Yannaccone	$3,000,000	$653,425	$—
__________________
(2)Equity. Consists of the estimated value received by the named executive officers in respect of Anywhere RSU Awards (including, in the case of Ms. Simonelli, her cash-settled Anywhere RSU Awards granted under the CFO Special Incentive Award), Anywhere DSU Awards and Anywhere PSU Awards, as more fully described above under “—Treatment of Anywhere Equity Awards.” These estimated values are calculated using a per share price of Anywhere common stock equal to $10.40. The amounts included in this column in respect of unvested Anywhere RSU Awards, Anywhere DSU Awards and Anywhere PSU Awards are “double-trigger” benefits; such awards will be assumed by Compass and converted into Compass RSU Awards as described above.

Named Executive Officer	Anywhere RSUs ($)	Anywhere DSUs ($)	Anywhere PSUs ($)
Ryan M. Schneider	$15,149,857	$—	$33,937,308
Charlotte C. Simonelli	$4,796,509	$—	$5,325,566
Donald J. Casey	$3,366,802	$—	$3,699,065
Rudy Wolfs	$2,709,054	$—	$2,109,616
Susan Yannaccone	$5,967,270	$20,706	$4,511,579
__________________
(3)Perquisites/Benefits. Consists of the estimated value of the medical and dental continuation benefits and outplacement services each named executive officer would be entitled to under his employment agreement, in the case of Mr. Schneider, or under the Anywhere Change in Control Plan for Executives, in the case of Anywhere’s other named executive officers. Such benefits are “double trigger” and are provided only upon a qualifying termination of employment in connection with a change in control (as described in more detail in the section entitled “Anywhere Severance Plans”).

Named Executive Officer	Outplacement Benefits ($)	Welfare Benefits ($)
Ryan M. Schneider	$50,000	$37,955
Charlotte C. Simonelli	$50,000	$23,059
Donald J. Casey	$50,000	$25,872
Rudy Wolfs	$50,000	$25,677
Susan Yannaccone	$50,000	$22,214

Regulatory Approvals
Under the HSR Act and related rules, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division and the FTC and all the statutory waiting period requirements have been satisfied. Completion of the merger is subject to the expiration or earlier termination of the applicable waiting period under the HSR Act. On October 31, 2025, Compass and Anywhere filed their respective Premerger Notification and Report Forms in connection with the Merger with the Antitrust Division and the FTC. Compass voluntarily withdrew its previous Premerger Notification and Report Form under the HSR Act on December 1, 2025, and refiled it on December 2, 2025 in accordance with the HSR Act. The applicable waiting period under the HSR Act will expire at 11:59 p.m., Eastern Time, on January 2, 2026, unless extended or terminated earlier.
Although Compass and Anywhere expect that all required regulatory clearances and approvals will be obtained, there can be no assurance that the required regulatory clearances and approvals will be obtained in a timely manner or obtained at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, such as the requirement to divest assets or create or modify contractual terms. These conditions or changes could result in the conditions to the merger not being satisfied.
At any time before or after the expiration of the statutory waiting period under the HSR Act, the Antitrust Division or the FTC may take action under the antitrust laws, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally permit completion of the merger subject to regulatory conditions or other remedies. In addition, non-U.S. regulatory authorities and U.S. state attorneys general could take action under other applicable regulatory laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin or otherwise prevent the completion of the merger or permitting completion subject to regulatory conditions. In addition, private third parties may also seek to take legal action under regulatory laws under some circumstances. There can be no assurance that a challenge to the merger on antitrust or other regulatory grounds will not be made or, if such a challenge is made, that it would not be successful.
Debt Financing
Compass’ obligation to complete the transaction is not contingent on the receipt by Compass of any financing. Compass estimates that it will need up to $750 million in order to pay amounts due under the merger agreement (including the repayment of certain existing indebtedness of Anywhere and its subsidiaries) and to pay related fees and transaction costs in connection therewith. Compass anticipates that the funds needed to pay the foregoing amount will be derived from a combination of cash on hand and, if necessary, borrowings under new credit facilities described below and/or alternative financing obtained in lieu thereof.
In connection with the execution of the merger agreement, Compass entered into a debt financing commitment letter and related fee letter on September 22, 2025 with MSSF, as further amended and restated on November 17, 2025, pursuant to which MSSF and each other additional commitment party appointed thereunder has committed to provide Compass with debt financing in an aggregate principal amount of up to $750 million in the form of a 364-day senior secured bridge loan facility, subject to customary conditions, mandatory commitment reduction events and entry into definitive financing and ancillary documentation as set forth therein. Compass expects that the existing senior non-convertible notes and asset-based securities facilities of Anywhere and its subsidiaries will remain in place following the closing. To the extent funded, the net proceeds of the debt financing are expected to be used to refinance certain existing indebtedness of Anywhere and its subsidiaries, including borrowings under Anywhere’s revolving credit facility, to pay fees, costs and expenses related to the transaction and for general corporate purposes. Compass intends to refinance such existing indebtedness and fund the payment of such fees, costs and expenses through one or more capital markets transactions, subject to market conditions and other factors, and, only to the extent necessary, borrowings under the bridge loan facility.
Each commitment party’s commitment to provide loans under the bridge loan facility pursuant to the debt financing commitment letter expires on the first to occur of (i) the consummation of the merger without the use of the bridge loan facility, (ii) the termination of the merger agreement prior to the consummation of the merger, (iii) the execution and delivery of the bridge loan facility agreement by Compass and the other parties thereto, (iv) the date that is five (5) business days after the “end date” (as defined in the section entitled “The Merger Agreement—Termination”) as it may be extended in accordance with the merger agreement and (v) the date that the aggregate commitments under the debt financing commitment letter have been reduced to zero.
Commitments under the 364-day senior secured bridge loan facility shall be mandatorily reduced prior to funding, and any loans funded thereunder shall be mandatorily prepaid, by certain asset dispositions, equity issuances and incurrences of indebtedness by Compass and its subsidiaries, subject to certain exceptions and reinvestment rights. The availability of the bridge loan facility is conditioned on the consummation of the merger in accordance with the terms and conditions of the merger agreement in all material respects, the execution and delivery of final definitive documentation with respect to the bridge loan facility by Compass and the guarantors, the accuracy in all material respects of specified representations made by Anywhere in the merger agreement and of specified representations made by Compass and the guarantors to be set forth in the definitive documentation for the bridge loan facility, and certain other conditions.
The definitive documentation governing the bridge loan facility has not been finalized and, accordingly, the actual terms of the bridge loan facility may differ from those described in this joint proxy statement/prospectus.
On November 17, 2025, Compass entered into a Revolving Credit and Guaranty Agreement (the “Credit Agreement”) with MSSF, as administrative agent and as collateral agent and a syndicate of other lenders. Under the Credit Agreement, Compass obtained revolving commitments from lenders in an initial amount of $250 million (the “Revolving Credit Facility”) in replacement of its existing revolving credit facility (the “Revolver Refinancing”). The lenders’ commitments under the Revolving Credit Facility will automatically increase by $250 million to an aggregate amount of $500 million if the Merger is consummated and immediately upon such consummation. The Revolving Credit Facility also includes a letter of credit sublimit of $100 million (which will automatically increase to $170 million if the Merger is consummated and immediately upon such consummation). Borrowings under the Revolving Credit Facility bear interest at Term SOFR (as defined in the Credit Agreement) plus an applicable rate between 1.50% and 2.25% per annum, based on a pricing grid in which the levels are set based on the Company’s Total Net Leverage Ratio (as defined in the Credit Agreement). The maturity date is November 17, 2030, subject to, to the extent the Merger is consummated, earlier springing maturity dates of 91 days prior to the maturity dates of certain series of Anywhere’s second lien and unsecured notes if more than $50 million of such series of notes are at such time then outstanding. Compass’ obligations under the Revolving Credit Facility are guaranteed by certain of Compass’ subsidiaries and are secured by a first priority security interest in substantially all of Compass and Compass’ subsidiary guarantors’ assets, subject to customary exceptions.
Timing of the Transactions
The transactions are expected to be completed during the second half of 2026, subject to satisfaction of customary closing conditions, including receipt of regulatory approvals. Neither Compass nor Anywhere can predict, however, the actual date on which the merger will be completed because it is subject to conditions beyond each company’s control, including obtaining necessary regulatory approvals. See “The Merger Agreement—Conditions to the Merger.”
Director and Officer Indemnification
Under the merger agreement, certain indemnification and insurance rights exist in favor of Anywhere’s current and former directors and officers. See “The Merger Agreement—Covenants and Agreements—Directors’ and Officers’ Indemnification and Insurance” for information about these rights.
Material U.S. Federal Income Tax Consequences of the Merger
The following is a general discussion of the material U.S. federal income tax consequences to U.S. holders (as defined below) of the receipt of the merger consideration in exchange for shares of Anywhere common stock pursuant to the merger. This discussion is based upon the Code, the U.S. Treasury regulations promulgated thereunder, administrative rulings and published positions of the IRS, and judicial decisions, all as in effect as of the date hereof and all of which are subject to change and differing interpretations, possibly with retroactive effect. Any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion.

This discussion is not binding on the IRS or the courts and, therefore, could be subject to challenge, which could be sustained.
This discussion applies only to holders of Anywhere common stock who hold their shares of Anywhere common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion is for general information purposes only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances, and it does not apply to holders subject to special rules under the U.S. federal income tax laws (such as, but not limited to, banks or other financial institutions, brokers or dealers in securities or currencies, traders in securities electing to apply a mark-to-market method of accounting, insurance companies, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes, S corporations, real estate investment trusts, regulated investment companies or other flow-through entities (and investors therein), tax-exempt entities, individual retirement and other tax-deferred accounts, holders that at any time during the five-year period ending on the date of the merger owned (directly, indirectly or constructively) more than 5% of Anywhere common stock, mutual funds, “personal holding companies,” holders who are not U.S. holders, holders who hold Anywhere common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated or risk reduction transaction, U.S. holders whose functional currency is not the U.S. dollar, holders required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement, persons liable for any alternative minimum tax, persons subject to special rules applicable to former citizens or residents of the United States, or holders who acquired Anywhere common stock pursuant to the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation).
This discussion does not address any state, local or non-U.S. tax consequences, the Medicare contribution tax applicable to net investment income, any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the U.S. Treasury regulations promulgated thereunder and intergovernmental agreements entered into in connection therewith and any laws, regulations or practices adopted in connection with any such agreement), or any alternative minimum tax, nor does it address any U.S. federal tax considerations other than those pertaining to the income tax.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares of Anywhere common stock that is, for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•a trust if (i) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes; or
•an estate the income of which is subject to U.S. federal income taxation regardless of its source.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of Anywhere common stock, the tax treatment of a partner in such partnership will depend on the status of the partner and the activities of the partnership. Any such partnership or partner in such partnership should consult its own tax advisor regarding the tax consequences of the merger and the receipt of the merger consideration in exchange for shares of Anywhere common stock pursuant to the merger.
This discussion is for general information purposes only, and is not intended to constitute a complete description of all tax consequences relating to the merger. Holders of shares of Anywhere common stock should consult their own tax advisors as to the specific tax consequences to them of the merger and the receipt of the merger consideration in exchange for shares of Anywhere common stock pursuant to the merger, including the applicability and effect of the alternative minimum tax and any U.S. federal, state, local, non-U.S. and other tax laws, in light of their particular circumstances.
In General
The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, and Compass and Anywhere intend to report the merger consistent with such qualification. In the merger agreement, each of Compass and Anywhere represents that it has not taken or agreed to take any action, and is not aware of the existence of any fact, that would reasonably be expected to prevent or impede the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. In addition, Compass and Anywhere agree (and agree to cause their respective subsidiaries) to use their reasonable best efforts to cause the merger to so qualify, and not to (and to cause their respective subsidiaries not to) take any action that would, or would reasonably be expected to, prevent or impede, the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. However, it is not a condition to Compass obligation or Anywhere’s obligation to complete the transactions that the merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes or that Anywhere or Compass receive an opinion of counsel to that effect. Anywhere and Compass have not sought and will not seek any ruling from the IRS regarding any matters relating to the merger and, as a result, there can be no assurance that the IRS would not assert that the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes or that a court would not sustain such a position.
U.S. Federal Income Tax Consequences if the Merger Qualifies as a “Reorganization” Within the Meaning of Section 368(a) of the Code
If the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, then for U.S. federal income tax purposes:
•a U.S. holder will not recognize gain or loss upon the exchange of Anywhere common stock solely for Compass Class A common stock pursuant to the merger, except with respect to any cash received instead of a fractional share of Compass Class A common stock;
•a U.S. holder’s aggregate tax basis in the Compass Class A common stock received in the merger (including any fractional share interest deemed received and exchanged for cash) will equal such holder’s aggregate tax basis in the Anywhere common stock surrendered; and
•a U.S. holder’s holding period for the Compass Class A common stock received in the merger (including any fractional share interest deemed received and exchanged for cash) will include such holder’s holding period for the shares of Anywhere common stock surrendered in the exchange.
If a U.S. holder acquired different blocks of Anywhere common stock at different times and at different prices, such holder’s tax basis and holding period in its Compass Class A common stock will be determined separately with respect to each block of Anywhere common stock.
Cash Instead of Fractional Shares
If a U.S. holder receives cash instead of a fractional share of Compass Class A common stock, such holder will be treated as having received the fractional share of Compass Class A common stock pursuant to the merger and then as having exchanged that fractional share for cash in redemption by Compass. A U.S. holder will generally recognize capital gain or loss on any cash received instead of a fractional share of Compass Class A common stock equal to the difference between the amount of cash received and the tax basis allocated to such fractional share. Any capital gain or loss will constitute long-term capital gain or loss if such holder’s holding period in Anywhere common stock surrendered in the merger is greater than one (1) year as of the effective time of the merger.

Information Reporting and Backup Withholding
A non-corporate U.S. holder of Anywhere common stock may be subject to information reporting and backup withholding on any cash payments received instead of a fractional share interest in Compass Class A common stock. Such holder will not be subject to backup withholding, however, if such holder:
•furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on the IRS Form W-9 (or a suitable substitute or successor form) included in the letter of transmittal to be delivered following the completion of the merger and otherwise complies with all the applicable requirements of the backup withholding rules; or
•is otherwise exempt from backup withholding.
Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a U.S. holder’s U.S. federal income tax liability, provided such holder timely furnishes the required information to the IRS.
U.S. Federal Income Tax Consequences if the Merger Does Not Qualify as a “Reorganization” Within the Meaning of Section 368(a) of the Code
If the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, then a U.S. holder of Anywhere common stock that exchanges such shares for Compass Class A common stock will generally recognize gain or loss equal to the difference, if any, between (i) the sum of the fair market value of the Compass Class A common stock received (including any fractional share interest deemed received and exchanged for cash) by such U.S. holder and (ii) such U.S. holder’s adjusted tax basis in the Anywhere common stock exchanged therefor. Gain or loss must be calculated separately for each block of Anywhere common stock exchanged by such U.S. holder if such blocks were acquired at different times or for different prices. Such gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in a particular block of Anywhere common stock exceeds one (1) year at the effective time of the first merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally taxed at preferential rates. The deductibility of capital losses is subject to limitations. A U.S. holder’s aggregate tax basis in the Compass Class A common stock received in the merger will equal the fair market value of such Compass Class A common stock as of the effective time, and the holding period of such Compass Class A common stock will begin on the date after the merger.
The preceding discussion is intended only as a summary of material U.S. federal income tax consequences of the merger. It is not a complete analysis or discussion of all potential tax effects that may be important to a particular holder. All holders of Anywhere common stock should consult their own tax advisors as to the specific tax consequences of the merger to them, including tax-reporting requirements, and the applicability and effect of any federal, state, local and non-U.S. tax laws.
Accounting Treatment
Compass prepares its financial statements in accordance with GAAP. The transactions will be accounted for as an acquisition of Anywhere by Compass under the acquisition method of accounting in accordance with GAAP. Compass will be treated as the acquiror for accounting purposes.
All unaudited pro forma combined financial information contained in this joint proxy statement/prospectus was prepared using the acquisition method of accounting. The final allocation of the purchase price will be determined after the merger is completed and after completion of an analysis to determine the estimated net fair value of Anywhere’s assets and liabilities. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments. Any decrease in the estimated net fair value of the assets and liabilities of Anywhere as compared to the unaudited pro forma information included in this joint proxy statement/prospectus will have the effect of increasing the goodwill recognized related to the merger.

NYSE Listing; Delisting and Deregistration of Anywhere Common Stock
Prior to the completion of the merger, Compass has agreed to take all actions necessary to cause the shares of Compass Class A common stock to be issued in connection with the merger to be approved for listing on the NYSE. The listing of the shares of Compass Class A common stock on the NYSE, subject to official notice of issuance, is also a condition to completion of the merger.
If the merger is completed, Anywhere common stock will cease to be listed on the NYSE and Anywhere common stock will be deregistered under the Exchange Act.
Restrictions on Sales of Shares of Compass Class A Common Stock Received in the Merger
All shares of Compass Class A common stock received by Anywhere stockholders in the merger will be freely tradable for purposes of the Securities Act and the Exchange Act, except for shares of Compass Class A common stock received by any Anywhere stockholder who becomes an “affiliate” of the combined company after completion of the merger. This joint proxy statement/prospectus does not cover resales of shares of Compass Class A common stock received by any person upon completion of the merger, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any resale.
Litigation Relating to the Merger
As of the date of this joint proxy statement/prospectus, there are no pending lawsuits challenging the Merger, but Compass has received two demand letters from purported Compass stockholders generally alleging deficiencies or omissions in the registration statement on Form S-4 that Compass filed on November 14, 2025 (which we collectively refer to as the “Demand Letters”). The Demand Letters seek, among other things, additional disclosures to remedy these purported deficiencies. Potential plaintiffs may file lawsuits challenging the Merger. If lawsuits are filed or additional similar demand letters are sent, absent new or significantly different allegations, neither Compass nor Anywhere will necessarily disclose such lawsuits or demands. The outcome of any future litigation is uncertain.

THE MERGER AGREEMENT
This section describes the material terms of the merger agreement. The descriptions of the merger agreement in this section and elsewhere in this joint proxy statement/prospectus are qualified in their entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A hereto and is incorporated by reference into this joint proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. You are encouraged to read the entire merger agreement carefully and in its entirety.
Explanatory Note Regarding the Merger Agreement
The merger agreement and this summary are included solely to provide you with information regarding the terms of the merger agreement, and not to provide you with any factual disclosures about the parties to the merger agreement. Factual disclosures about Compass, Anywhere, or any of their respective subsidiaries or affiliates contained in this joint proxy statement/prospectus or in Compass’ or Anywhere’s filings with the SEC may supplement, update or modify the factual disclosures about Compass or Anywhere, as applicable, contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by Compass, Anywhere and Merger Sub were made solely for the purposes of the merger agreement and as of specific dates and were qualified and subject to important limitations agreed to by Compass, Anywhere and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to complete the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by the matters contained in the respective disclosure letters that Compass and Anywhere delivered to each other in connection with the merger agreement, which disclosures were not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this joint proxy statement/prospectus, may have changed since September 22, 2025. You should not rely on the merger agreement representations, warranties, covenants or any descriptions thereof as characterizations of the actual state of facts of Compass, Anywhere and Merger Sub or any of their respective subsidiaries or affiliates.
Structure of the Merger
The merger agreement provides that, upon the terms and subject to the conditions set forth therein, at the effective time, Merger Sub will be merged with and into Anywhere in accordance with the applicable provisions of the DGCL. As a result of the merger, the separate corporate existence of Merger Sub will cease and Anywhere will continue its existence as the surviving corporation and a subsidiary of Compass (in such capacity, we sometimes refer to Anywhere as the “surviving corporation”). As a result of the merger, the surviving corporation will become a wholly owned subsidiary of Compass.
At the effective time, the merger will have the effects set forth in the merger agreement and the applicable provisions of the DGCL and all the property, rights, privileges, powers and franchises of each of Anywhere and Merger Sub will vest in the surviving corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of Anywhere and Merger Sub will become the debts, liabilities, obligations, restrictions, disabilities and duties of the surviving corporation.
Merger Consideration
If the merger is completed, at the effective time, by virtue of the merger and without any action on the part of Compass, Merger Sub, Anywhere, or any of their respective stockholders, each share of Anywhere common stock issued and outstanding immediately prior to the effective time (other than any shares of Anywhere common stock that are owned (i) directly or indirectly, by Anywhere or by Compass or Merger Sub, or (ii) by any direct or indirect subsidiary of either Anywhere or Compass, other than Merger Sub) will be converted into the right to receive from

Compass the merger consideration, consisting of 1.436 fully paid and nonassessable shares of Compass Class A common stock, with cash in lieu of any fractional shares of Compass Class A common stock, less any applicable withholding taxes.
All such shares of Anywhere common stock, when so converted, will cease to be outstanding and will automatically be canceled and cease to exist. Each holder of a share of Anywhere common stock that was outstanding immediately prior to the effective time will cease to have any rights with respect thereto, except the right to receive the merger consideration, any dividends or other distributions paid with respect to such shares following the effective time and any cash to be paid in lieu of any fractional shares of Compass Class A common stock.
Fractional Shares
Compass will not issue any fractional shares of Compass Class A common stock in the merger. In lieu of the issuance of any such fractional share, each holder of shares of Anywhere common stock exchanged pursuant to the merger who would otherwise be entitled to receive such fractional share will receive, in lieu of such fractional share, an amount in cash (without interest) equal to the product of (i) the volume-weighted average price per share of Compass Class A common stock on the NYSE as reported by Bloomberg, L.P. for the five consecutive trading days ending two trading days prior to the closing date by (ii) the fraction of a share (after taking into account all shares of Anywhere common stock held by such holder) of Compass Class A common stock which such holder would otherwise be entitled to receive pursuant to the merger agreement.
Treatment of Anywhere Equity Awards
Anywhere RSU Awards, Anywhere DSU Awards and Anywhere PSU Awards
Except as set forth below, at the effective time, each outstanding Anywhere RSU Award, each outstanding Anywhere DSU Award and each outstanding Anywhere PSU Award (other than any Anywhere RSU Award or Anywhere DSU Award granted to a non-employee director of Anywhere) will be canceled and converted into a Compass RSU Award covering a number of shares of Compass Class A common stock (rounded to the nearest whole share) equal to the product of (i) the total number of shares of Anywhere common stock subject to the Anywhere RSU Award, Anywhere DSU Award or Anywhere PSU Award, as applicable, immediately prior to the effective time, multiplied by (ii) the exchange ratio, with substantially the same terms and conditions (including vesting and accelerated vesting) as applied to the corresponding Anywhere RSU Award, Anywhere DSU Award or Anywhere PSU Award, as applicable, immediately prior to the effective time (except that Anywhere PSU Awards will only be subject to service-based vesting and any performance goals will cease to apply). With respect to each Anywhere PSU Award, performance goals will be determined based on the average of any individual performance periods (to the extent applicable and set forth in the existing award agreement) (provided that the average will be no less than the target performance level), without regard to any relative total stockholder return modifier (to the extent applicable), and based on: (A) for performance periods ending on or prior to the effective time, actual performance as determined in good faith by the Anywhere Compensation Committee, (B) for any performance period that has commenced but not ended on or prior to the closing date, actual performance through the most recent practicable date prior to the closing date, with performance for any portion of the performance period that remains following the closing date extrapolated based on the forecasted performance as determined in good faith by the Anywhere Compensation Committee and in consultation with Compass, and (C) for any performance periods that have not yet commenced as of the closing date, the target performance level.
At the effective time, each outstanding Anywhere RSU Award and each outstanding Anywhere DSU Award, in each case, granted to a non-employee director of Anywhere that is outstanding immediately prior to the effective time will fully vest (to the extent unvested) and be converted into the right to receive the merger consideration.
Anywhere Option Awards
At the effective time, each outstanding Anywhere Option Award (other than an Anywhere Option Award held by an individual who is not an employee of Anywhere as of immediately prior to the effective time) will cease to represent a right to acquire shares of Anywhere common stock and will be assumed and converted automatically into an Adjusted Option to purchase a number of shares of Compass common stock equal to the number of shares of

Anywhere common stock subject to such Anywhere Option Award immediately prior to the effective time multiplied by the exchange ratio (with fractional shares rounded down to the nearest whole share), at an exercise price per share of Compass common stock equal to (I) the per share exercise price for shares of Anywhere common stock subject to the corresponding Anywhere Option Award divided by (II) the exchange ratio (rounded up to the nearest whole cent). Each Adjusted Option will otherwise be subject to the same terms and conditions applicable to the corresponding Anywhere Option Award, including vesting terms.
At the effective time, each Anywhere Option Award that is outstanding and unexercised immediately prior to the effective time and is held by any individual who is not an employee of Anywhere as of immediately prior to the effective time will, without any action on the part of Compass, Anywhere or the holder thereof, be canceled, with the holder being entitled to receive the merger consideration in respect of each net share, determined by dividing (i) (A) the excess, if any, of the value of the merger consideration over the per share exercise price of the Anywhere Option Award, multiplied by (B) the number of shares subject to the Anywhere Option Award immediately prior to the effective time, by (ii) the Compass closing price.
Anywhere Performance-Vesting Cash Awards and Anywhere Time-Vesting Cash Awards
At the effective time, each outstanding Anywhere Performance-Vesting Cash Award and Anywhere Time-Vesting Cash Award will be assumed by Compass and continue to be subject to the same terms and conditions (including vesting and accelerated vesting) as apply as of immediately prior to the effective time; except that any performance goals applicable to the Anywhere Performance-Vesting Cash Awards will be deemed achieved in the same manner as described above with respect to Anywhere PSU Awards.
Closing and Effectiveness of the Merger
Unless otherwise mutually agreed to in writing between Compass and Anywhere, the closing of the merger will take place at 8:00 a.m., New York, New York time, on the date that is the third (3rd) business days following the satisfaction or (to the extent permitted by applicable law) waiver of the conditions to closing of the merger (other than any such conditions which by their nature cannot be satisfied until the closing, which shall be required to be so satisfied or (to the extent permitted by applicable law) waived in accordance with the merger agreement). For more information on the conditions to the closing of the merger, please see the section entitled “The Merger Agreement—Conditions to the Merger.” We refer to the date on which the closing of the merger occurs as the “closing date.”
The merger will become effective at the time that the certificate of merger has been duly filed with and accepted by the Secretary of State of the State of Delaware, or at such later time as is agreed in writing between Compass and Anywhere and set forth in the certificate of merger.
Non-DTC Book-Entry Shares
As soon as practicable after the effective time, Compass has agreed to cause the exchange agent to send to each record holder, as of immediately prior to the effective time, of Anywhere book-entry shares not held through The Depositary Trust Company (“DTC”) (i) a notice advising such holders of the effectiveness of the merger, (ii) a statement reflecting the number of shares of Compass Class A common stock (which will be in uncertificated book-entry form) representing, in the aggregate, the whole number of shares of Compass Class A common stock, if any, that such holder has the right to receive pursuant to the merger agreement (after taking into account all shares of Anywhere common stock then held by such holder) and (iii) a check in the amount equal to the cash payable in lieu of any fractional shares of Compass Class A common stock and dividends and other distributions on the shares of Compass Class A common stock issuable as merger consideration, as subject to applicable provisions of the merger agreement.
DTC Book-Entry Shares
With respect to Anywhere book-entry shares held through DTC, Compass and Anywhere have agreed to cooperate to establish procedures with the exchange agent and DTC to ensure that the exchange agent will transmit to DTC or its nominees as soon as reasonably practicable on or after the closing date, upon surrender of the shares of Anywhere common stock held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, (i) the merger consideration, (ii) cash in lieu of any fractional shares of Compass Class A common stock and (iii) any dividends and other distributions on the shares of Compass Class A common stock issuable as merger consideration (as subject to applicable provisions of the merger agreement), in each case, that DTC has the right to receive.
No Interest
No interest will be paid or accrued on any amount payable for shares of Anywhere common stock eligible to receive the merger consideration pursuant to the merger agreement.
Termination of Rights
All merger consideration and any cash in lieu of fractional shares of Compass Class A common stock paid upon the surrender of and in exchange for shares of Anywhere common stock eligible to receive the merger consideration in accordance with the terms of the merger agreement will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Anywhere common stock. At the effective time, the stock transfer books of Anywhere (as the surviving corporation) will be closed immediately, and there will be no further registration of transfers on the stock transfer books of the surviving corporation of the shares of Anywhere common stock that were outstanding immediately prior to the effective time.
Governance of the Surviving Corporation
At the effective time, the certificate of incorporation of Anywhere in effect immediately prior to the effective time will be amended and restated in its entirety as of the effective time to be in the form set forth in Annex C to the merger agreement, and as so amended will be the certificate of incorporation of the surviving corporation, until duly amended, subject to the provisions of the merger agreement and as provided therein or by applicable law.
Compass and Anywhere have agreed to take all actions necessary so that the bylaws of Merger Sub in effect immediately prior to the effective time will be the bylaws of the surviving corporation, until duly amended, subject to the provisions of the merger agreement and as provided therein or by applicable law.
Compass and Anywhere have agreed to take all necessary action such that from and after the effective time, the directors of Merger Sub will be the directors of the surviving corporation and the officers of Merger Sub will be the officers of the surviving corporation, and such directors and officers will serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the organizational documents of the surviving corporation.
Withholding Taxes
Compass, Merger Sub, Anywhere, the surviving corporation, the exchange agent and any other applicable withholding agent are entitled to deduct and withhold from any amounts otherwise payable pursuant to the merger agreement any amount required to be deducted and withheld with respect to the making of such payment under applicable law and will pay the amount deducted or withheld to the appropriate taxing authority in accordance with applicable law. Parent, Merger Sub, Anywhere and the exchange agent, as the case may be, shall cooperate in good faith to minimize any such deduction or withholding. To the extent such amounts are so deducted or withheld and paid over to the appropriate taxing authority by Compass, Merger Sub, Anywhere or the exchange agent, as the case may be, such deducted or withheld amounts will be treated for all purposes of the merger agreement as having been paid to the person in respect of which such deduction or withholding was made.
No Appraisal Rights
In accordance with the DGCL, no appraisal rights are available with respect to the transactions.

Representations and Warranties; Material Adverse Effect.
Representations and Warranties
The merger agreement contains customary and, in certain cases, reciprocal, representations and warranties by Anywhere and Compass that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or the disclosure letters delivered by Anywhere and Compass and Merger Sub to each other in connection with the merger agreement, and, in all cases, to the forms, reports, certifications, schedules, statements and documents filed or furnished with the SEC, on a timely basis, by Anywhere or Compass, as applicable, since January 1, 2022 (and on or prior to two days prior to the date of the merger agreement). These representations and warranties relate to, among other things:
•organization, good standing and qualification to conduct business;
•capitalization;
•corporate authority and approval relating to the merger agreement;
•the absence of conflicts or violations;
•required filings or consents with governmental or self-regulatory organizations;
•filings with the SEC since January 1, 2022 and the financial statements included therein;
•compliance with the applicable requirements under the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002;
•the absence of certain undisclosed liabilities;
•compliance with applicable laws, the absence of governmental investigations and the possession of and compliance with licenses and permits necessary for the conduct of business;
•tax matters;
•the absence of certain legal proceedings;
•receipt of financial advisor opinions;
•certain material contracts; and
•the absence of interest in certain entities.
The merger agreement also contains additional representations and warranties by Anywhere relating to the following:
•labor matters;
•compensation and benefits matters;
•intellectual property matters;
•real property;
•environmental matters;
•product quality and safety;
•privacy and data security;
•insurance;

•inapplicability of anti-takeover laws;
•the absence of any undisclosed broker’s or finder’s fees;
•related party transactions;
•company agents;
•escrow and trust accounts; and
•franchise matters.
The representations and warranties will not survive the closing of the merger.
The representations and warranties are, in many cases, subject to “materiality” or “material adverse effect” qualifiers. For purposes of the merger agreement, a “material adverse effect” means, when used with respect to Compass, Anywhere or Merger Sub, as applicable, any fact, circumstance, effect, condition, change, event or development that, individually or taken together with all other effects, would prevent, materially delay or materially impair the ability of such party or its subsidiaries to consummate the merger or other transactions contemplated by the merger agreement, or has, or would reasonably be expected to have, a material adverse effect on the business, condition (financial or otherwise), assets, operations, liabilities, or results of operations of such party and its subsidiaries, taken as a whole, provided, however, that, with respect to the foregoing, no effect (by itself or when aggregated or taken together with any and all other effects) to the extent directly or indirectly resulting from, arising out of, attributable to, or related to any of the following will be deemed to be or constitute a material adverse effect or will be taken into account when determining whether a material adverse effect has occurred or may, would or could occur:
•general economic conditions (or changes in such conditions) or conditions in the global economy generally;
•conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets, including changes in interest rates and changes in exchange rates for the currencies of any countries and any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;
•conditions (or changes in such conditions) in the industry areas where such party and its subsidiaries operate;
•political conditions (or changes in such conditions) or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism);
•earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, or weather conditions;
•any epidemic, pandemic or disease outbreak or other public health condition, or any other force majeure event, or any escalation or worsening of such conditions;
•the execution, announcement, or performance of the merger agreement, or the public announcement or pendency or consummation of the merger and the other transactions contemplated by the merger agreement (including the identities of parties or their respective affiliates), including the impact thereof on the relationships of Compass or Anywhere, with their employees, independent contractors, agents, franchisees, partnerships, customers, suppliers, distributors, agents, brokers, partners, service providers or governmental entities (which includes any loss or reduction of engagement with Anywhere agents, including such agents who subsequently become engaged by Compass or its affiliates);
•compliance with the express terms of, or the taking of any action expressly required by the merger agreement (including the failure to take any action that is expressly prohibited by the terms of the merger agreement from taking or which such party did not take on account of withheld consent from the other party in circumstances where the other party’s consent is required prior to the taking of such action under the merger agreement);
•changes in law or other applicable legal or regulatory conditions applicable to Anywhere, Compass of the assets or operations of each party after the date of the merger agreement, or the enforcement or interpretation thereof, or changes after the date of the merger agreement in applicable GAAP or other accounting standards;
•any changes in such party’s stock price or the trading volume of such party’s stock, or any failure by such party to meet any analysts’ estimates or expectations of such party’s revenue, earnings or other financial performance or results of operations for any period, or any failure by such party or any of its subsidiaries to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the facts, circumstances, effects, changes, events or developments giving rise to or contributing to such changes or failures may constitute, or be taken into account in determining whether there has been or will be, a material adverse effect, to the extent not otherwise excluded from the definition of material adverse effect);
•any downgrade in rating by Moody’s Investor Service, S&P Global Ratings or Fitch Ratings of any indebtedness or debt securities of a party or any of its subsidiaries (it being understood that the facts, circumstances, effects, changes, events or developments giving rise to or contributing to such downgrade may constitute, or be taken into account in determining whether there has been or will be, a material adverse effect); or
•any proceedings commenced by a governmental entity after the date of the merger agreement under antitrust law in relation to the merger or the transactions contemplated by the merger agreement.
Notwithstanding the foregoing, if such effects directly or indirectly resulting from, arising out of, attributable to or related to the matters described in the first six bullets and the ninth bullet directly above are materially and disproportionately adverse to such party and its subsidiaries, taken as a whole, as compared to other similarly situated participants operating in the industries in which such party or its subsidiaries operate, then only the incremental material disproportionate impact will be taken into account when determining whether a material adverse effect has occurred or may, would or could occur.
An “Anywhere material adverse effect” means a material adverse effect with respect to Anywhere, and a “Compass material adverse effect” means a material adverse effect with respect to Compass.
Covenants and Agreements
Conduct of Business
Each of Compass and Anywhere has agreed that, subject to certain exceptions set forth in the merger agreement, the disclosure letter it delivered to the other party in connection with the merger agreement, any actions required by applicable law or the rules and regulations of the NYSE or otherwise consented to by the other party in writing (including by email) (which consent will not be unreasonably withheld, delayed or conditioned), until the earlier of the effective time of the merger and the termination of the merger agreement, it will, and will cause each of its subsidiaries to, use reasonable best efforts to:
•conduct its business in the ordinary course of business consistent with past practice; and
•preserve substantially intact its present business organization, properties, goodwill and assets, comply in all material respects with applicable laws (except as would not have a material adverse effect on such party), and maintain in effect all existing material permits of such party, keep available the services of its current officers and employees, and preserve its existing relationships with its material customers, franchisees, suppliers, licensors, licensees, distributors, lessors and others having material business dealings with it.
In addition, each of Compass and Anywhere has further agreed that, subject to certain exceptions set forth in the merger agreement, the disclosure letter it delivered to the other party in connection with the merger agreement, as may be required by applicable law or the rules and regulations of the NYSE or otherwise consented to by the other party in writing (including by email) (which consent will not be unreasonably withheld, delayed or conditioned), until the earlier of the effective time of the merger and the termination of the merger agreement, it will not, and will cause each of its subsidiaries not to, directly or indirectly:
•authorize, make, declare, set aside, set a record date for, or pay any dividends on, or make any other distribution, or make, declare, set aside, set a record date for or pay any other distributions, or make any other actual, constructive or deemed distribution, in each case in respect of any shares of capital stock or other equity or voting interests of such party or any of its subsidiaries, except for dividends and distributions by a direct or indirect wholly owned subsidiary of such party to such party or another direct or indirect wholly owned subsidiary of such party;
•split, combine, recapitalize, reclassify or otherwise materially amend or materially modify any terms of any capital stock of, or other equity interests in, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for equity interests in Anywhere or any of its subsidiaries; or
•purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, such party or any of its subsidiaries or any rights, warrants or options to acquire any such shares, except (i) as required by the terms of any capital stock or equity interest of any subsidiary outstanding on the date of the merger agreement, (ii) as required by the terms of such party’s equity awards outstanding as of the date of the merger agreement or granted accordingly or (iii) to satisfy any applicable tax withholding in respect of the vesting, exercise or settlement of equity awards outstanding on the date of the merger agreement or granted in accordance with the merger agreement, in each case in accordance with their terms.
In addition, Anywhere has agreed that, subject to the exceptions described above, until the earlier of the effective time of the merger and the termination of the merger agreement, it will not, and will not permit any of its subsidiaries to:
•offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, Anywhere or any of its subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than (i) the delivery of common stock upon the vesting of, exercise of or lapse of any restrictions on equity awards outstanding as of the date of the merger agreement or granted in accordance with the terms of the Anywhere stock plan and applicable award agreements; (ii) the sale of shares of Anywhere common stock issued pursuant to the exercise or vesting of Anywhere equity awards outstanding as of the date of the merger agreement or granted in accordance with the merger agreement, in each case, if necessary to effectuate the exercise of such Anywhere equity awards or the withholding of taxes; (iii) issuances by a wholly owned subsidiary of Anywhere of such subsidiary’s capital stock or other equity interests to Anywhere or any other wholly owned subsidiary of Anywhere; (iv) shares of capital stock issued as a dividend made in accordance with the merger agreement; and (v) issuances of Anywhere common stock (A) upon conversion of Anywhere’s existing 0.250% exchangeable senior notes pursuant to the existing 0.250% exchangeable senior notes indenture or (B) pursuant to Anywhere’s existing 0.250% exchangeable senior notes warrants as in effect on the date of the merger agreement;
•amend or propose to amend the organizational documents of Anywhere or any of Anywhere’s “significant subsidiaries,” (as such term is defined in Section 210.1-02 Regulation S-X of the SEC) or form or cause to be formed any new subsidiary of Anywhere, in each case, in a manner that would be materially adverse to Compass or Merger Sub;
•merge, consolidate, combine or amalgamate with any person or acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in or a portion of the assets of, licensing, or by any other manner), any business or any corporation, partnership, association or other business organization or division thereof, in each case other than (i) any such action solely between or among

Anywhere and its wholly owned subsidiaries or between or among wholly owned subsidiaries, (ii) acquisitions of other assets in the ordinary course of business consistent with past practice pursuant to a contract of Anywhere or any of its subsidiaries as in effect on the date of the merger agreement or (ii) acquisitions for which the consideration is less than $2 million individually or $8 million in the aggregate in any calendar year;
•sell, lease, transfer, assign, license, encumber (other than encumbrances permitted by the merger agreement), discontinue, abandon, allow to lapse or expire or otherwise dispose of, or agree to sell, lease, transfer, license, assign, encumber (other than encumbrances permitted by the merger agreement), discontinue, abandon, allow to lapse or expire, or otherwise dispose of, any portion of its assets or properties of Anywhere (including Anywhere owned intellectual property and exclusively licensed Anywhere intellectual property) other than (A) for tangible assets or properties, sales, leases, transfers, assignments, disposals or dispositions for which the consideration (or the fair market value of such consideration, if non cash) is less than $2,000,000 for any individual transaction or $8,000,000 in the aggregate in any calendar year; (B) sales, leases or dispositions of tangible assets or properties (x) pursuant to a contract of Anywhere or any of its subsidiaries existing as of the effective time or permitted by the merger agreement or (y) between or among Anywhere and its wholly owned subsidiaries or between or among wholly owned subsidiaries; (C) sales of obsolete or worthless equipment; or (D) non-exclusive licenses or abandonment, lapses, or expirations of intellectual property in the ordinary course of business consistent with past practice (including term expirations and abandonments or lapses during prosecution of applications); provided, that Anywhere will not be permitted to sell any asset if, as a result of such sale, Anywhere would fail the “substantially-all test” of Section 368(a) of the Code;
•authorize, recommend, propose, enter into, adopt a plan or announce an intention to adopt a plan of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Anywhere or any of its subsidiaries, other than consolidation, liquidation or dissolution of dormant subsidiaries of Anywhere;
•change in any material respect their material financial accounting principles, practices or methods, except as required by GAAP or applicable law;
•make (other than in the ordinary course of business consistent with past practice), change or revoke any material election relating to taxes, change any annual tax accounting period with respect to material taxes, change any material tax accounting method, file any materially amended material tax return, enter into any closing agreement with respect to material taxes, extend or waive the statute of limitations with respect to the assessment of any material tax without promptly notifying Compass in writing, settle or compromise any material tax claim, audit, assessment or dispute for an amount that materially exceeds the amount reserved with respect thereto, or surrender any right to claim a material tax refund;
•except as required pursuant to any Anywhere employee benefit plan:
•grant any increases in the compensation or benefits payable or to become payable to any of its current or former directors, officers, employees or other service providers (including agents);
•take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits;
•grant any new equity-based or non-equity awards, amend or modify the terms of any outstanding equity-based or non-equity awards, pay any incentive or performance-based compensation or benefits or approve treatment of outstanding equity awards in connection with the transactions that is inconsistent with the treatment contemplated by the merger agreement;
•enter into any new, or amend any existing, employment or severance or termination agreement with any current or former director, officer, employee or other service provider;

•establish any Anywhere employee benefit plan which was not in existence prior to the date of the merger agreement, or amend or terminate any such Anywhere employee benefit plan in existence on the date of the merger agreement, other than non-material changes or amendments made as a result of annual enrollment or annual renewal of welfare plans or restatements of such plans in the ordinary course of business consistent with past practice;
•hire or promote any employee or other service provider at the level of Level 2 or higher;
•terminate the employment of any employee or other service provider at the level of Level 2 or higher, other than for cause;
•(A) modify, extend, terminate or enter into any labor agreement or (B) recognize or certify any labor union, labor organization, works council, employee representative or group of employees as the bargaining representative for any employees of Anywhere or any of the Anywhere’s subsidiaries;
•waive or release any material noncompetition, nonsolicitation, nondisclosure or similar restrictive covenant obligation of any current or former employee, independent contractor or Anywhere Agent which benefits Anywhere or any of Anywhere’s subsidiaries;
•take any action inconsistent in any material respect with the cash management policies of Anywhere, including, acceleration of any receivables or payables, other than in the ordinary course of business consistent with past practice; or
•(A) incur, create or assume any indebtedness any indebtedness for borrowed money (including notes, bonds, debentures, mortgages, or other debt securities (whether asset-backed or otherwise)) or similar instruments or guarantee any such indebtedness of another person; (B) create any encumbrances on any property or assets of Anywhere or any of its subsidiaries in connection with any indebtedness of the type described in clause (A); provided, however, that the foregoing clauses (A) and (B) shall not restrict: (1) the incurrence of indebtedness in the ordinary course of business consistent with past practice by Anywhere that is owed to any wholly owned subsidiary of Anywhere or by any wholly owned subsidiary of Anywhere that is owed to Anywhere or a wholly owned subsidiary of Anywhere and the granting of guarantees in the ordinary course by Anywhere or any subsidiary of Anywhere with respect to indebtedness of Anywhere or any subsidiary of Anywhere outstanding as of the date hereof or incurred in compliance with the merger agreement or (2) the creation of any encumbrances securing any indebtedness permitted by the foregoing clause (1); or (C) optionally prepay, optionally redeem or repurchase (including via open market purchases or negotiated transactions) indebtedness under any of the existing 5.250% senior notes indenture, the existing 5.750% senior notes indenture, the existing 7.000% senior secured second lien notes indenture or the existing 9.750% senior secured second lien notes indenture; provided, further, that Anywhere shall comply with the covenant with respect to indebtedness disclosed in Anywhere’s disclosure letter to Compass.
•other than in the ordinary course of business consistent with past practice, (i) enter into any contract that would be an Anywhere material contract if it were in effect on the date of the merger agreement or (ii) materially modify, materially amend, terminate or assign, or waive, release or assign any rights, claims or benefits under, any Anywhere material contract;
•waive, release, assign, settle or compromise or offer or propose to waive, release, assign, settle or compromise, any proceeding (excluding any audit, claim or other proceeding in respect of taxes) other than the settlement of such proceedings that (A) involve only the payment of monetary damages by Anywhere or any of its subsidiaries not exceeding $2.5 million individually or $10,000,000 in the aggregate in any calendar year (but excluding any amounts paid on behalf of Anywhere or any of its subsidiaries by any applicable insurance policy maintained by Anywhere or any of its subsidiaries), (B) do not impose any material restrictions or limitations upon the assets, operations, business or conduct of Anywhere or any of its subsidiaries (excluding, for the avoidance of doubt, releases of claims, confidentiality and other immaterial obligations customarily included in monetary settlements) and (C) do not involve the admission of any criminal wrongdoing by Anywhere or any of its subsidiaries; provided, that Anywhere shall be permitted to settle any transaction litigation in accordance with the merger agreement;
•make or commit to make any capital expenditures that, together with all other capital expenditures of Anywhere and its subsidiaries, exceed by more than 5% the budgeted amounts disclosed in Anywhere’s disclosure letter to Compass;
•take any action, cause any action to be taken, knowingly fail to take any action or knowingly fail to cause any action to be taken, which action or failure to act would prevent or impede, or would be reasonably likely to prevent or impede, the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;
•take any action or omit to take any action that is reasonably likely to cause any of the conditions to the merger set forth in the merger agreement to not be satisfied;
•make any loans, advances or capital contributions to, or investments in, any other person, other than (A) for acquisitions permitted by the third bullet in this subsection, (B) advances and investments made by Anywhere and its subsidiaries to franchisees in the ordinary course of business consistent with past practice in an amount not to exceed $35,000,000 in the aggregate in any calendar year, including loans made in connection therewith, (C) except as required under the organizational documents of any subsidiary or joint venture or requested by any such joint venture, (D) loans from one subsidiary to another subsidiary to the extent required by the ABS Facility Documents or (E) for an amount not to exceed $2,000,000 individually or $8,000,000 in the aggregate in any calendar year;
•fail to use reasonable efforts to maintain Anywhere’s material insurance policies (or substantially similar replacements thereto) consistent with the ordinary course of business consistent with past practice;
•enter into any transaction, agreement, arrangement or understanding or contract between Anywhere or any of its subsidiaries, on the one hand, and any director or executive officer of Anywhere or any Affiliate of Anywhere (other than Anywhere and its subsidiaries), any other affiliate of Anywhere or its subsidiaries (other than Anywhere and its subsidiaries), any beneficial owner of more than 5% of Anywhere’s outstanding voting securities, or a member of the immediately family of the foregoing persons, on the other hand, except as would not be required to be disclosed under Item 404 of Regulation S-K of the SEC;
•enter into any franchise agreement without providing the prospective franchisee such information concerning the Transactions, whether in an amended FDD or otherwise, other than in the ordinary course of business consistent with past practice or pursuant to exemptions from the franchise disclosure obligations; provided further that (A) Anywhere use its reasonable best efforts to give Compass five (5) business days’ notice before providing any franchisee with such information and shall consider in good faith Compass’ comments on any such disclosures to prospective franchisees concerning the merger or transactions contemplated by the merger agreement; or
•agree, in writing or orally, to take any action described above.
In addition, Compass has agreed that, subject to the exceptions described above, until the earlier of the effective time of the merger and the termination of the merger agreement, it will not, and will not permit any of its subsidiaries to:
•authorize, make, declare, set aside, set a record date for, or pay any dividends on, or make any other distribution, or make any other actual, constructive or deemed distribution, in each case in respect of any shares of Compass capital stock or other equity or voting interests of Compass; split, combine, recapitalize, reclassify or otherwise materially amend or materially modify any terms of any capital stock of Compass; or purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock or other equity interests in Compass or any rights, warrants, or options to acquire any such shares, except as required or permitted by the terms of any Compass equity awards or to satisfy any applicable tax withholding in respect of the vesting, exercise or settlement of any Compass equity awards in accordance with the terms thereof and applicable award agreements;
•amend or propose to amend the organizational documents of Parent (other than in immaterial respects) in a manner that would prevent, delay or impair the ability of the parties to consummate the merger or transactions contemplated by the merger agreement or otherwise and adversely affect the consummation of the merger or transactions contemplated by the merger agreement, or be materially adverse to Anywhere’s stockholders (as compared to the other stockholders of Compass);
•(A) merger, consolidate, combine or amalgamate with any person or (B) acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing, or by any other manner), any business or any corporation, partnership, association or other business organization or division thereof for which the consideration is more than $126.5 million in the aggregate;
•adopt a plan or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Compass; or
•agree, in writing or orally, to take any action described above.
No Solicitation of Competing Proposals
Under the terms of the merger agreement, subject to the exceptions summarized below, Compass and Anywhere and their respective officers and directors have each agreed not to, and to cause their respective subsidiaries and their respective officers and directors not to, and to use their reasonable best efforts to cause its and their other representatives not to, directly or indirectly:
•initiate, solicit, propose, knowingly assist, knowingly encourage or knowingly facilitate any proposal, offer or inquiry or the making of any proposal, offer or inquiry that constitutes, or could reasonably be expected to constitute a “competing proposal” (as defined in the section entitled “The Merger Agreement—Covenants and Agreements—No Solicitation of Competing Proposals”);
•engage in, continue or otherwise participate in any discussions or negotiations with any person with respect to, relating to or in furtherance of a competing proposal or offer that could reasonably be expected to lead to a competing proposal;
•furnish any information regarding Compass or Anywhere or their respective subsidiaries, as applicable, or access to the properties, assets or employees of Compass or Anywhere or their respective subsidiaries, as applicable, to any person in connection with or in response to any competing proposal or any inquiry, proposal or offer that could reasonably be expected to lead to any competing proposal;
•enter into any letter of intent or agreement in principle, or other agreement providing for a competing proposal (other than a confidentiality agreement entered into in accordance with the merger agreement); or
•submit any competing proposal to a vote of the stockholders of Compass or Anywhere, as applicable.
In addition, under the merger agreement, Compass and Anywhere have agreed that:
•Compass and Anywhere, and their respective officers and directors will, and will cause their respective subsidiaries and their subsidiaries’ officers and directors to, and will use their reasonable best efforts to cause its and their respective other representatives to, immediately cease, and cause to be terminated, any discussion or negotiations with any person conducted prior to the date of the merger agreement with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a competing proposal. Further, within one business day of the merger agreement, Compass and Anywhere will deliver a written notice (for which email will suffice) to each person that received non-public information regarding Compass or Anywhere, as applicable, within the twelve months prior to the date of the merger agreement pursuant to a confidentiality agreement with Compass or Anywhere, as applicable, for purposes of evaluating any transaction that could be a competing proposal and for whom no similar notice has been delivered prior to the date of the merger agreement requesting the prompt return or destruction of all confidential information concerning Compass or Anywhere, as applicable, and any of their respective subsidiaries that was furnished to such person or its representatives. Compass and Anywhere, as applicable, will immediately terminate any physical and electronic data access related to any such potential competing proposal previously granted to such persons;
•Compass and Anywhere will promptly (and within 24 hours) notify each other of the direct or indirect receipt by Compass, Anywhere or their respective subsidiaries, officers or directors, or their respective representatives (to the extent the party has knowledge of such receipt), as applicable, of any competing proposal or any expression of interest, inquiry, proposal or offer with respect to, or that could reasonably lead to a competing proposal made on or after the date of merger agreement, any request for information or data relating to Anywhere, Compass or their respective subsidiaries, as applicable, made by any person in connection with a competing proposal or any request for discussions or negotiations with Anywhere, Compass or their respective representatives, as applicable, relating to, or that could reasonably be expected to lead to, a competing proposal (including the identity of such person), and to provide Anywhere or Compass, as applicable, promptly (and within 24 hours) (i) a copy of any such expression of interest, inquiry, proposal or offer made in writing provided to Anywhere, Compass or any of their respective subsidiaries, as applicable, or (ii) with respect to any such expression of interest, inquiry, proposal or offer that is not (or any portion thereof is not) made in writing, a written summary of the material financial and other terms thereof. Thereafter, Compass or Anywhere, as applicable, will (x) keep the other party reasonably informed, on a prompt basis (and in any event within 24 hours), of any material development regarding the status or terms of any such expressions of interest, inquiry, proposal or offer (including any amendments thereto) or material requests and will promptly (and in any event within 24 hours) apprise the other party of the status of any such discussions or negotiations and (y) provide to the other party as soon as practicable after receipt or delivery (and within 24 hours) copies of all material written correspondence and other written materials provided to Compass, Anywhere, or any of their respective representatives, as applicable, from any person. Without limiting the foregoing, Anywhere or Compass, as applicable, shall notify the other party if it determines, in compliance with the merger agreement, to begin providing information or to engage in discussions or negotiations concerning a competing proposal, prior to providing any such information or engaging in any such discussions or negotiations;
•Compass or Anywhere, as applicable, or any of their respective representatives may, in response to an inquiry or proposal from a third party, inform a third party or its representatives of the restrictions imposed by the non-solicitation provisions set forth in the merger agreement (without conveying, requesting or attempting to gather any other information except as otherwise permitted under the merger agreement); and
•During the period commencing with the execution and delivery of the merger agreement and continuing until the earlier of the effective date of the merger and termination of the merger agreement, Compass and Anywhere, as applicable, will not (and will cause their respective subsidiaries not to) terminate, amend, modify or waive any provision of any confidentiality, “standstill” or similar agreement to which it or any of its subsidiaries is a party; provided, that, notwithstanding any other restrictions in the non-solicitation provisions of the merger agreement, prior to, but not after, the receipt of the Compass stockholder approval or Anywhere stockholder approval, as applicable, if, in response to an unsolicited request from a third party to waive any “standstill” or similar provision, the Compass Board or Anywhere Board, as applicable, determines in good faith, after consultation with its outside legal counsel that the failure to take such action would be inconsistent with its fiduciary duties owed to the stockholders of Compass or Anywhere, as applicable, it may waive any such “standstill” or similar provision solely to the extent necessary to permit a third party to make a competing proposal, on a confidential basis, to the Compass Board or Anywhere Board and communicate such waiver to the applicable third party; provided, however, that Compass or Anywhere, as applicable, will advise the other party at least two business days prior to taking such action.

Additionally, under the terms of the merger agreement, subject to certain exceptions described below, the Compass Board and Anywhere Board, including any committees thereof, have each agreed not to:
•withhold, withdraw, qualify or modify, or publicly propose or announce any intention to withhold, withdraw, qualify or modify, in a manner adverse to the other party the Compass or Anywhere Board recommendation, as applicable;
•fail to include in this joint proxy statement/prospectus the Compass or Anywhere Board recommendation, as applicable;
•authorize, adopt, approve, endorse or recommend, or publicly propose or announce any intention to authorize, adopt, approve, endorse or recommend, any competing proposal;
•publicly declare advisable or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement entered into in accordance with the merger agreement) relating to a competing proposal;
•in the case of a competing proposal that is structured as a tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Compass common stock or Anywhere common stock, as applicable, fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by Compass or Anywhere stockholders, as applicable, on or prior to the earlier of three business days prior to the date of the Compass or Anywhere stockholders meeting, as applicable (or promptly after commencement of such tender offer or exchange offer if commenced on or after the third business day prior to the date of the Compass or Anywhere stockholders meeting, as applicable) or five business days (as such term is used in Rule 14d-9 of the Exchange Act) after commencement of such tender offer or exchange offer;
•if a competing proposal shall have been publicly announced or disclosed other than pursuant to the immediately preceding bullet above, fail to publicly reaffirm the Compass or Anywhere Board recommendation, as applicable, on or prior to the earlier of five business days after Compass or Anywhere so requests in writing or three business days prior to the date of the stockholders meeting (or promptly after announcement or disclosure of such competing proposal if announced or disclosed on or after the third business day prior to the date of the Compass or Anywhere stockholders meeting, as applicable); or
•cause or permit Compass, Anywhere or any of their subsidiaries, as applicable, to enter into an alternative acquisition agreement (together with any of the actions set forth above, a “change of recommendation”).
A “competing proposal” for purposes of the merger agreement and the voting agreements means, with respect to either Compass or Anywhere, as applicable, any bona fide contract, proposal, offer or indication of interest relating to any transaction or series of related transactions (other than transactions only with the other party or any of its subsidiaries) involving, directly or indirectly:
•any acquisition (by asset purchase, stock purchase, merger, or otherwise) by any person or group of any business or assets of such party or any of its subsidiaries (including capital stock of or ownership interest in any subsidiary) that generated 20% or more (in the case of Anywhere) and 30% or more (in the case of Compass) of such party’s and its subsidiaries’ assets (by fair market value), net revenue or earnings before interest, taxes, depreciation and amortization for the preceding twelve (12) months, or any license, lease or long-term supply agreement having a similar economic effect;
•any acquisition of beneficial ownership by any person or group of 20% or more (in the case of Anywhere) and 30% or more (in the case of Compass) of the outstanding shares of such party’s common stock or any other securities entitled to vote on the election of directors or any tender or exchange offer that, if consummated, would result in any person or group beneficially owning 20% or more (in the case of Anywhere) and 30% or more (in the case of Compass) of the outstanding shares of such party’s common stock or any other securities entitled to vote on the election of directors; or

•any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the such party or any of its subsidiaries whose business constitutes 20% or more (in the case of Anywhere) and 30% or more (in the case of Compass) of such party’s and its subsidiaries’ combined assets (by fair market value), net revenue or earnings before interest, taxes, depreciation and amortization for the preceding twelve (12) months.
A “superior proposal” for purposes of the merger agreement and the voting agreements means, with respect to either Compass or Anywhere, as applicable, any bona fide written competing proposal that was not the result or effect of a violation of certain sections of the merger agreement, is made by a person that is not an affiliate of Anywhere or Compass, as applicable, and is made after the date of the merger agreement (with references in the definition thereof to “20% or more” (in the case of Anywhere) and “30% or more” (in the case of Compass), in each case, being deemed to be replaced with references to “all or substantially all”) that, in the good faith determination of the Anywhere or Compass Board, as applicable, after consultation with its outside legal and financial advisors, (a) is more favorable to Anywhere or Compass’ stockholders, as applicable, from a financial point of view than the merger (after taking into account the time likely to be required to consummate such proposal and any adjustments or revisions to the terms of the merger agreement offered by Anywhere or Compass, as applicable, in response to such proposal or otherwise) and (b) is reasonably likely to be consummated on the terms proposed, taking into account any legal, financial, regulatory and stockholder approval requirements, the sources, availability and terms of any financing, financing market conditions and the existence of a financing contingency, the likelihood of termination, the timing of and conditions to closing, the identity of the person or persons making the proposal and any other aspects considered relevant by the Anywhere or Compass Board, as applicable.
Changes in Board Recommendations
Notwithstanding the non-solicitation restrictions described above and set forth in the merger agreement, the merger agreement provides that:
•the Compass Board or Anywhere Board, as applicable, may, after consultation with its outside legal counsel, make such disclosures as the Compass Board or Anywhere Board, as applicable, determines in good faith are necessary to comply with Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or other disclosure required to be made in this joint proxy statement/prospectus by applicable U.S. federal securities laws; provided, however, that if such disclosure has the effect of withdrawing or adversely modifying the Compass or Anywhere board recommendation, as applicable, such disclosure shall be deemed to be a change of recommendation and the other party shall have the right to terminate the merger agreement;
•prior to, but not after, the receipt of Compass stockholder approval or Anywhere stockholder approval, as applicable, Compass, Anywhere and their respective representatives may (i) engage in, continue or otherwise participate in any discussions or negotiations with any person with respect to, relating to or in furtherance of a competing proposal or (ii) furnish any information regarding Compass or Anywhere or their respective subsidiaries, as applicable, or access to the properties, assets or employees of Compass or Anywhere or their respective subsidiaries, as applicable, to any person in connection with or in response to any competing proposal, if (A) Compass or Anywhere, as applicable, receives a bona fide written competing proposal that was not solicited at any time following the execution of the merger agreement and (B) such competing proposal did not arise from a material breach of the obligations set forth in the merger agreement; provided, however, that (1) no information that is prohibited from being furnished may be furnished until Compass or Anywhere, as applicable, receives an executed confidentiality agreement from such person containing limitations on the use and disclosure of non-public information furnished to such person by or on behalf of Compass or Anywhere, as applicable, that are no less favorable in all material respects than the terms of the Confidentiality Agreement, as determined by the Compass Board or Anywhere Board, as applicable, in good faith after consultation with its legal counsel (provided, further, that such confidentiality agreement does not contain provisions which prohibit Compass or Anywhere, as applicable, from providing any information to the other party or that otherwise prohibits either party from complying with certain provisions), (2) any such non-public information has previously been made available to, or is made available to, Compass or Anywhere, as applicable, prior to or concurrently with (or in the case of oral non-public information only, promptly (and in any event within 24 hours) after) the time such information is made available to such person, (3) prior to taking any such actions, the Compass Board Anywhere Board, as applicable, or any committee thereof determines in good faith, after consultation with its financial advisors and outside legal counsel, that such competing proposal is, or would reasonably be expected to lead to, a superior proposal and (4) prior to taking any such actions, the Compass Board or Anywhere Board, as applicable, determines in good faith after consultation with its outside legal counsel that failure to take such action would be inconsistent with the fiduciary duties owed to its stockholders under applicable Law;
•prior to, but not after, the receipt of Compass stockholder approval or Anywhere stockholder approval, as applicable, in response to a bona fide written competing proposal from a third party that was not solicited at any time following the execution of the merger agreement and did not arise from a material breach of the non-solicitation obligations in the merger agreement, if the Compass Board or Anywhere Board, as applicable, so chooses, it may effect a change of recommendation (other than of the type described in seventh bullet of the definition set forth above); provided, however, that such change of recommendation, may not be made unless and until:
•the Compass Board or Anywhere Board, as applicable, determines in good faith after consultation with its financial advisors and outside legal counsel that such competing proposal is a superior proposal;
•the Compass Board or Anywhere Board, as applicable, determines in good faith, after consultation with its outside legal counsel, that failure to effect a change of recommendation in response to such superior proposal would be inconsistent with the fiduciary duties owed its stockholders under applicable law;
•Compass or Anywhere, as applicable, and its subsidiaries have complied in all respects with their obligations with respect to such competing proposal;
•Compass or Anywhere, as applicable, provides the other party written notice of such proposed action and the basis thereof five business days in advance, setting forth in writing that the Compass Board or Anywhere Board, as applicable, intends to consider whether to take such action and including a copy of the available proposed competing proposal and any applicable transaction and financing documents;
•after giving such notice and prior to effecting such change of recommendation, Compass or Anywhere, as applicable, negotiates (and causes its officers, employees, financial advisor and outside legal counsel to negotiate) in good faith with the other party (to the extent the other party wishes to negotiate) to make such adjustments or revisions to the terms of the merger agreement as would permit the Compass Board or Anywhere Board, as applicable, not to effect a change of recommendation; and
•at the end of the five business day period, prior to taking action to effect a change of recommendation, the Compass Board or Anywhere Board, as applicable, takes into account any adjustments or revisions to the terms of the merger agreement proposed by the other party in writing and any other information offered by the other party in response to the notice, and determines in good faith after consultation with its financial advisors and outside legal counsel, that the competing proposal remains a superior proposal and that the failure to effect a change of recommendation in response to such superior proposal would be inconsistent with the fiduciary duties owed to its stockholders under applicable law; provided, that in the event of any material amendment or material modification to any superior proposal (any amendment or modification to the economic terms of any such superior proposal being deemed material), Compass or Anywhere, as applicable, shall be required to deliver a new written notice to the other party and to comply with the requirements with respect to such new written notice, except that the advance written notice obligation will be reduced to three business days; provided, further, that any such new written notice shall in no event shorten the original five business day notice period.

Efforts to Obtain Required Stockholder Vote
Each of Compass and Anywhere has agreed to take all action necessary in accordance with applicable laws and their organizational documents, to duly give notice of, convene and hold (in person or virtually, in accordance with applicable law) a meeting of its stockholders for the purpose of obtaining the Compass stockholder approval or Anywhere stockholder approval, as applicable, to be held as promptly as reasonably practicable following the clearance of this joint proxy statement/prospectus by the SEC and after the date on which the registration statement, of which this joint proxy statement/prospectus forms a part, is declared effective by the SEC (and in any event will use reasonable best efforts to convene such meeting within forty days thereof). Except as permitted under the merger agreement, each of Compass and Anywhere has agreed (i) to recommend that their respective stockholders vote in favor of the Compass share issuance proposal and the Anywhere merger proposal, respectively, (ii) to solicit proxies in favor of the Compass share issuance proposal and the Anywhere merger proposal, respectively, and (iii) that this joint proxy statement/prospectus is required to include the recommendation of each of the Compass Board and Anywhere Board.
Each of Compass and Anywhere has further agreed:
•not to submit at their respective special meetings any matter for approval other than those required for the Compass stockholder approval or Anywhere stockholder approval, as applicable (and other than matters of procedure, including an adjournment proposal, matters required by or advisable under applicable law to be voted on by the stockholders of Compass or Anywhere, as applicable, in connection therewith, including an advisory merger-related compensation proposal, and matters (x) conducive to the consummation of the transactions contemplated by the merger agreement and (y) consent to by the other party (such consent not to be unreasonably withheld, conditioned or delayed)); and
•without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed), adjourn, postpone or otherwise delay its stockholders meeting; provided, that such party may, notwithstanding the foregoing, without the prior written consent of the other party, and shall if requested by such other party, adjourn or postpone its stockholders meeting (i) if, after consultation with the other party, such party believes in good faith that such adjournment or postponement is reasonably necessary to allow reasonable additional time to (A) solicit additional proxies necessary to obtain the Compass stockholder approval or Anywhere stockholder approval, as applicable, or (B) distribute any supplement or amendment to this joint proxy statement/prospectus that the Compass Board or Anywhere Board, as applicable, has determined in good faith to be necessary under applicable law after consultation with, and taking into account the advice of outside legal counsel or (ii) for an absence of a quorum, and such party will use its reasonable best efforts to obtain such a quorum as promptly as practicable.
Notwithstanding the foregoing, (i) neither Compass nor Anywhere may, without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed) postpone or adjourn its stockholders meeting (x) more than a total of three times or (y) for a period exceeding 10 business days in the aggregate, in each case to solicit additional proxies or obtain a quorum and (ii) if such party’s stockholders meeting is postponed or adjourned, such party will reconvene its stockholders meeting at the earliest practicable date on which such party reasonably expects to have sufficient affirmative votes to obtain the Compass stockholder approval or Anywhere stockholder approval, as applicable; provided, that, such party’s stockholders meeting will not be adjourned or postponed to a date on or after three business days prior to the end date.
If requested by the other party, Compass or Anywhere, as applicable, will promptly provide all voting tabulation reports relating to its stockholders meeting that have been prepared by such party or its transfer agent, Anywhere’s proxy solicitor or other representative, and will otherwise keep the other party reasonably informed regarding the status of the solicitation and any material oral or written communications from or to such party’s stockholders with respect to the solicitation. Compass and Anywhere have further agreed that, unless there has been a change of recommendation, the parties will cooperate and use their reasonable best efforts to defend against any efforts by any of their respective stockholders or any other person to prevent the Compass stockholder approval or Anywhere stockholder approval, as applicable, from being obtained.

Compass and Anywhere are required to cooperate and use their reasonable best efforts to set record dates for and hold the stockholders meetings on the same day.
Efforts to Complete the Merger
Other than with respect to filings and notifications made pursuant to antitrust laws, Compass and Anywhere have agreed to, promptly following the execution of the merger agreement, prepare and file with the appropriate governmental entities and other third parties all authorizations, consents, notifications, certifications, registrations, declarations and filings that are necessary in order to consummate the merger and the other transactions contemplated by the merger agreement and diligently and expeditiously prosecute, and cooperate fully with each other in the prosecution of, such matters. However, subject to certain exceptions in the merger agreement, in no event will either Compass or Anywhere or any of their respective affiliates be required to pay any consideration to any third parties or give anything of value to obtain any such person’s authorization, approval, consent or waiver to effectuate the merger and the other transactions contemplated by the merger agreement, other than filing, recordation or similar fees. Compass and Anywhere will have the right to review in advance and each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Compass or Anywhere, as applicable, and any of their respective subsidiaries, that appears in any filing made with, or written materials submitted to, any third party or any governmental entity in connection with the merger and the other transactions contemplated by the merger agreement (including the registration statement and this joint proxy statement/prospectus). Anywhere and its subsidiaries will not agree to any actions, restrictions or conditions with respect to obtaining any consents, registrations, approvals, permits, expirations of waiting periods or authorizations in connection with the transactions contemplated by the merger agreement without the prior written consent of Compass (which consent, subject to certain provisions of the merger agreement, may be withheld in Compass’ sole discretion).
As promptly as reasonably practicable following the execution of the merger agreement, the parties to the merger agreement will file, or cause to be filed, all required notification and report forms under the HSR Act with respect to the merger agreement and the merger and the other transactions contemplated by the merger agreement (which will be filed no later than 25 business days following the date of the merger agreement, unless otherwise agreed by the parties). Each of Compass and Anywhere will split evenly any HSR filing fees. Each of Compass and Anywhere will cooperate fully with each other and will furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filings under any applicable antitrust laws. Compass and Anywhere will each use reasonable best efforts to take, or cause to be taken, all appropriate actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law (including under any antitrust laws) to consummate and make effective the merger and the other transactions contemplated by the merger agreement at the earliest practicable date, including (i) pursuing a prompt expiration or termination of any applicable waiting period under the HSR Act, (ii) responding to and supplying as promptly as practicable any information and documentary material that may be requested by a governmental entity (including pursuant to a second request for information under the HSR Act) and (iii) resolving any objection asserted with respect to the transactions contemplated under the merger agreement under any antitrust laws raised by any governmental entity charged with enforcing, applying, administering, or investigating the HSR Act or any other antitrust laws.
Each party will (i) promptly notify the other parties, and if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any substantive communication to such person from an antitrust authority or other governmental entity and permit the others to review and discuss in advance (and to consider in good faith any comments made by the others in relation to) any proposed substantive written communication to an antitrust authority or other governmental entity (including pursuant to a second request for information under the HSR Act), (ii) supply as promptly as practicable any information and documentary material that may be requested from any governmental entity, (iii) keep the others informed of any developments, meetings or discussions with any antitrust authority or other governmental entity, or any presentations, memoranda, briefs, or proposals made thereto, in respect of any filings, including the status of such filings, investigation, or other inquiry concerning the merger and the other transactions contemplated by the merger agreement and (iv) not independently participate in any meeting or discussions with an antitrust authority or other governmental entity in respect of any filings, investigation or inquiry concerning the merger and the other transactions contemplated by the merger agreement without giving the other parties prior notice of such meeting or discussions and, unless prohibited by such antitrust authority or other governmental entity, the reasonable opportunity to attend or participate. To the extent permitted by law or governmental entity and except with regard to the parties’ HSR filings, no party will make any notification in relation to any regulatory approvals and consents without first providing the other party with a copy of such notification in draft form and giving the other party a reasonable opportunity to discuss its consent before it is filed with the relevant governmental entity, and such first party will consider and take account of all reasonable comments timely made by the other party in this respect.
Compass will use reasonable best efforts to take actions necessary to ensure the expiration or termination of the waiting period under the HSR Act, which reasonable best efforts will include (i) selling, divesting, franchising or otherwise disposing of the assets, categories of assets, operations, investments, companies, brands or businesses of either the Compass or its subsidiaries, or Anywhere or its subsidiaries, and, franchising or licensing any brand of either the Compass or its subsidiaries, or Anywhere or its subsidiaries; (ii) holding separate and agreeing to sell, franchise or otherwise dispose of, the assets, categories of assets, operations, investments, companies, brands or businesses of either the Compass or its subsidiaries, or Anywhere or its subsidiaries, and, holding separate and agreeing to franchise or license any brand of either the Compass or its subsidiaries, or Anywhere or its subsidiaries (collectively, the “divestiture actions”); and (iii) agreeing to a behavioral remedy, or any conditions or limitations on the freedom to operate, with respect to any of the businesses, operations, assets or liabilities of the Compass or its subsidiaries, or Anywhere or its subsidiaries (together, the “behavioral remedies”). However (x) Compass’ obligations with respect to divestiture actions and any required efforts related thereto will be subject to the Compass disclosure letter (y) Compass’ obligations with respect to behavioral remedies and any required efforts related thereto will be limited to such behavioral remedies which would not, individually or in the aggregate, be material (which, for further clarity, will not require Compass to take any behavioral remedies which would reasonably be expected to (1) materially reduce the value anticipated to be realized by Compass or its subsidiaries from the merger and the other transactions contemplated by the merger agreement or (2) require material adjustments to the current ordinary course operations of either the Compass or its subsidiaries, or Anywhere or its subsidiaries), and (z) will not obligate Compass or Anywhere to (A) take or agree to take any such action not conditioned on consummation of the closing; (B) unless otherwise required by the divestiture actions, sell, divest, franchise or otherwise dispose of the assets, categories of assets, operations, investments, companies, brands or businesses of either the Compass or its subsidiaries, or Anywhere or its subsidiaries; (C) unless otherwise required by the divestiture actions, hold separate and agree to sell, franchise or otherwise dispose of, the assets, categories of assets, operations, investments, companies, brands or businesses of either the Compass or its subsidiaries, or Anywhere or its subsidiaries; (D) unless otherwise required by the behavioral remedies, terminate, transfer or create any existing relationships, contractual rights or obligations of either of the Compass or its subsidiaries, or Anywhere or its subsidiaries; (E) unless otherwise required by the divestiture actions or behavioral remedies, terminate any venture or other arrangement of either the Compass or its subsidiaries, or Anywhere or its subsidiaries; (F) unless otherwise required by the behavioral remedies, create any relationship, contractual rights or obligations with either the Compass or its subsidiaries, or Anywhere or its subsidiaries, or accept any restriction on Compass’ freedom of action following the closing; or (G) unless otherwise required by the behavioral remedies, effectuate any other change or restructuring of Compass or its respective subsidiaries, or Anywhere or its subsidiaries, to avoid the entry of or effect the dissolution of any law preliminarily or permanently restraining, enjoining or prohibiting the consummation of the merger, or to ensure the expiration or termination of the waiting period under the HSR Act as promptly as reasonably practicable. In the event that any action is threatened or instituted challenging the merger and the other transactions contemplated by the merger agreement or which would otherwise prohibit, materially delay or materially impair the closing, Compass and Anywhere will, each at their own expense, use reasonable best efforts to (a) defend any such litigation, action or proceeding (including by appeal if necessary) and (b) seek to have vacated lifted, reversed or overturned as promptly as practicable any law or order entered by a governmental entity described in this sentence, in each case so as bring about the closing as promptly as practicable and in any event no later than the end date.
Compass will consult with Anywhere in good faith in connection with obtaining the expiration or termination of any applicable waiting period under the HSR Act and effecting the consummation of the merger and the other transactions contemplated by the merger agreement, provided that Compass will have the right to direct, devise, implement and control (i) the strategy, decisions, and communications with governmental entities for obtaining expiration or termination of any applicable waiting periods under the HSR Act, and defending any such litigation, action or proceeding (including by appeal if necessary), with respect to the transactions contemplated by the merger agreement, (ii) responses to any requests of, inquiry from, or investigation by, an antitrust authority (including directing the timing, nature and substance of all such responses) with respect to the transactions contemplated by the merger agreement, and (iii) any divestiture actions or behavioral remedies required by the merger agreement. Anywhere and its subsidiaries will also comply with the Anywhere actions prescribed in the Anywhere disclosure letter.
Neither Company or Anywhere will, and will cause its respective affiliates not to, acquire or agree to acquire any other person or business or any assets or properties of any other person if such acquisition would reasonably be expected to (i) materially impede, prevent or materially delay the expiration or termination of the waiting period under the HSR Act or the closing or materially increase the risk of not obtaining any consent, approval, authorization, qualification or order from a governmental entity necessary for the consummation of the merger and the other transactions contemplated by the merger agreement, (ii) materially increase the risk of any governmental entity entering an order prohibiting or delaying the consummation of the merger and the other transactions contemplated by the merger agreement, or (iii) materially increase the risk of not being able to remove any such order or appeal or otherwise.
Directors’ and Officers’ Indemnification and Insurance
The merger agreement provides that, from and after the effective time of the merger, to the fullest extent permitted by applicable law, the surviving corporation will indemnify, defend and hold harmless (and advance expenses in connection therewith, subject to a customary undertaking from the applicable indemnified person to return such advances if it is determined by the final adjudication of a court of law that the indemnified person is not entitled to indemnification under the merger agreement) the present and former directors, officers, employees, fiduciaries and agents of Anywhere and its subsidiaries, and any individuals serving in such capacity at or with respect to other persons at Anywhere’s or its subsidiaries’ request (each, an “indemnified person”) against any losses, claims, damages, liabilities, costs, expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect thereof) in respect of the indemnified persons having served in such capacity at or prior to the effective time, in each case, to the fullest extent provided under the organizational documents of Anywhere and its subsidiaries in effect on the date of the merger agreement. If any indemnified person is made party to any proceeding arising out of or relating to matters that would be indemnifiable pursuant to the immediately preceding sentence, the surviving corporation will advance fees, costs and expenses (including attorneys’ fees and disbursements) as incurred by such indemnified person in connection with and prior to the final disposition of such claim, action, suit, proceeding or investigation in each case to the extent Anywhere is required to do so and on the same terms as provided in the organizational documents of Anywhere and its subsidiaries in effect on the date of the merger agreement. Any indemnified person wishing to claim indemnification or advancement of expenses, upon learning of any such proceeding, shall notify the surviving corporation (but the failure so to notify shall not relieve the surviving corporation from any obligations that it may have except to the extent such failure materially prejudices such party’s position with respect to such claims).
Under the terms of the merger agreement, Compass has agreed to:
•for a period of six years after the effective time of the merger:
•cause the surviving corporation to maintain in effect provisions in the organizational documents of the surviving corporation and its subsidiaries (or in such documents of any successor to the business thereof) regarding elimination of liability of directors and officers, indemnification of officers, directors, employees, fiduciaries and agents and advancement of fees, costs and expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of the merger agreement;
•guarantee and stand surety for, and cause the surviving corporation and its subsidiaries to honor and comply with their respective obligations under any indemnification agreement with any indemnified person disclosed by Anywhere, and not amend, repeal or otherwise modify any such agreement in any manner that would materially and adversely affect any right of any indemnified person thereunder; and
•guarantee and stand surety for and cause the surviving corporation to honor its indemnifications obligations under the merger agreement.
Prior to the effective time, Anywhere will or, if Anywhere is unable to, Compass will cause the surviving corporation, as of the effective time, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of Anywhere’s existing directors’ and officers’ insurance policies and Anywhere’s existing fiduciary liability insurance policies (collectively, “D&O insurance”), which D&O insurance will (i) be for a claims reporting or discovery period of at least six years from and after the effective time with respect to any claim related to any period of time at or prior to the effective time, (ii) be from an insurance carrier with the same or better credit rating as Anywhere’s current insurance carrier with respect to D&O insurance and (iii) have terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Anywhere’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against an indemnified person by reason of such indemnified person having served in such capacity that existed or occurred at or prior to the effective time (including in connection with the merger agreement or the transactions contemplated thereunder). Anywhere will give Compass a reasonable opportunity to participate in the selection of such tail policy and Anywhere will give reasonable and good faith consideration to any comments made by Compass with respect thereto; provided, that in no event will Anywhere or Compass pay, annual premiums for such insurance in excess of 300% of the most recent annual premiums paid by Anywhere prior to the date of the merger agreement for such purpose (the “maximum amount”), it being understood that if the annual premiums of such insurance coverage exceed such amount, Compass will nevertheless be obligated to provide such coverage as may be obtained for the maximum amount.
If Compass or the surviving corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and neither Compass or the surviving company, as applicable, will be the continuing or surviving corporation or entity of such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any person or consummate any division transaction, then, and in each such case, to the extent necessary, Compass has agreed to make proper provision so that the successors and assigns of Compass or the surviving corporation, as the case may be, will assume the indemnification, insurance coverage and expense advancement obligations set forth in the merger agreement.
Employee Benefits Matters
For the period commencing at the effective time of the merger and ending on the first anniversary of the closing date (the “continuation period”), each individual who is employed as of the closing date by Anywhere or its subsidiaries and who remains employed by Compass or its subsidiaries (including the surviving corporation) (which we refer to as a “continuing employee”) will be provided with the following by Compass for so long as such continuing employee remains employed by either Compass or its subsidiaries during the continuation period:
•base compensation (base salary or wages, as applicable) that is not less than the level in effect for such continuing employee immediately prior to the effective time of the merger;
•post-termination severance pay that is not less than the level in effect for such continuing employee as of immediately prior to the effective time of the merger pursuant to the applicable Anywhere benefit plan;
•target annual cash incentive compensation opportunities (excluding any target long-term incentive cash and equity-based compensation opportunities) that are not less than those in effect for such continuing employee as of immediately prior to the effective time of the merger;
•an overall total direct compensation opportunity (i.e., base salary or wage rate, target annual cash incentive compensation opportunity and annual long incentive compensation opportunity) that is not less than the total direct compensation opportunity in effect for such continuing employee for the year in which the closing date occurs; provided that any long-term incentive opportunities may be provided in the form of cash or equity-based opportunities, in Compass discretion, and, if long-term incentive compensation opportunities have not been determined for such year as of the closing date, taking into account the long-term incentive compensation opportunities for the preceding year; and
•employee benefits (excluding equity or equity-based, nonqualified deferred compensation, severance, retention, incentive, bonus, change in control, transaction, defined benefit pension, stock purchase plans and post-employment welfare benefits) that are substantially comparable in the aggregate to the employee benefits (subject to the same exclusions) provided to the continuing employee immediately prior to the effective time of the merger.
In addition, Compass has agreed:
•to give each continuing employee service credit for such continuing employee’s employment with Anywhere and its subsidiaries for purposes of vesting (with respect to retirement features included in future equity or equity-based awards, to the extent provided to similarly situated employees of Compass or its subsidiaries), eligibility to participate and, solely for vacation and paid time off policies, and severance plans and policies, determining levels of benefits under each applicable Compass benefit plan, to the same extent and for the same purposes that such service was taken into account under a corresponding Anywhere benefit plan immediately prior to the closing date, other than to the extent it would result in a duplication of compensation or benefits;
•to use reasonable best efforts to (i) cause continuing employees to be immediately eligible to participate, without any waiting time, in Compass benefit plans to the extent coverage under a Compass benefit plan replaces coverage under the comparable Anywhere benefit plan in which such continuing employee participated immediately prior to the effective time of the merger, (ii) waive any limitation on health and welfare coverage of any continuing employee and his or her eligible dependents due to pre-existing conditions and/or waiting periods, active employment requirements and requirements to show evidence of good health under the applicable Compass benefit plan to the extent such continuing employee and his or her eligible dependents are covered under an Anywhere benefit plan immediately prior to the effective time of the merger, and such conditions, periods or requirements were satisfied or waived under such Anywhere benefit plan and (iii) give each continuing employee credit for the plan year in which the closing date occurs towards applicable deductibles, coinsurance and annual out-of-pocket limits for expenses incurred prior to the closing date for which payment has been made under the applicable group health Anywhere benefit plan for purposes of satisfying the corresponding deductibles, coinsurance and annual out-of-pocket limits applicable to such continuing employee and his or her eligible dependents under the corresponding group health Compass benefit plan for the applicable plan year as if such amounts had been paid in accordance with such Compass benefit plan; and
•upon a severance qualifying termination of a continuing employee’s employment with Compass or any of its affiliates (including, following the effective time, the surviving corporation and its subsidiaries) on or after the closing date, Compass will (or will cause its applicable affiliate to) pay the continuing employee a bonus for the year in which the closing occurs, subject to the continuing employee’s execution and non-revocation of a customary general release of claims satisfactory to Compass, equal to the product of (i) the continuing employee’s full-year bonus entitlements under any of Anywhere’s annual bonus plans in which the continuing employee participates at the time of the qualifying termination, based on actual performance determined at a level no less favorable than for similarly situated continuing employees, and (ii) a fraction, the numerator of which shall equal the number of days in the year in which the closing date occurs through the date of such qualifying termination and the denominator of which is 365, with such prorated bonus payable when bonuses are paid to continuing employees in the ordinary course, other than to the extent it would result in a duplication of payments under any other incentive, severance or similar arrangement.
Dividends
To the extent any dividends are declared and paid, Anywhere and Compass have agreed to coordinate to match the record and payment dates for any quarterly dividends of Anywhere (for any quarter in which Anywhere intends to pay a dividend) to the corresponding dates for any quarterly dividends of Compass for the applicable quarter (to the extent Compass intends to pay a dividend in such quarter).

Other Covenants and Agreements
The merger agreement contains certain other covenants and agreements, including covenants relating to:
•the filing of the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, and the proxy statement with the SEC (and cooperation in response to any comments from the SEC in respect to the filings);
•the calling, giving notice of, convening and holding the Compass and Anywhere special meetings not later than 40 days following the effectiveness of this joint proxy statement/prospectus;
•cooperation between Anywhere and Compass in connection with public announcements;
•keeping the other party reasonably informed regarding certain litigation or legal proceedings in relation to the merger agreement, the merger or other transactions contemplated thereby and Anywhere (i) giving Compass a reasonable opportunity to participate in defense or settlement of such litigation, and (ii) not ceasing to defend, consenting to the entry of any judgment, settling or offering to settle any such litigation commenced against Anywhere without the prior written consent of Compass;
•except with respect to antitrust laws as provided in the merger agreement, providing each other (or their respective counsel) with copies of all filings made with the SEC or any other governmental entity in connection with the merger agreement and the transactions contemplated by the merger agreement;
•taking steps to cause any dispositions of equity securities of Anywhere or acquisitions of equity securities of Compass in connection with the merger agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Anywhere, or will become subject to such reporting requirements with respect to Compass, to be exempt under Rule 16b-3 under the Exchange Act;
•Compass taking all action necessary to cause the shares of Compass common stock to be issued in connection with the merger to be approved for listing on the NYSE prior to the effective time of the merger;
•Anywhere cooperating with Compass and using reasonable best efforts to take all actions reasonably necessary, proper or advisable under applicable law and rules and policies of the NYSE to enable the delisting by the surviving corporation of the shares of Anywhere common stock from the NYSE and the deregistration of the shares of Anywhere common stock under the Exchange Act as promptly as practicable after the effective time of the merger;
•refraining from the soliciting, recruiting, inducement or encouragement of any of the other party’s agents, office managers or franchisees to leave or otherwise reduce their relationship with such other party;
•access to information; and
•not taking any action that would cause the transactions contemplated by the merger agreement to be subject to the requirements imposed by any “fair price,” “moratorium,” “control share acquisition,” “business combination” or any other anti-takeover statute or similar statute enacted under applicable law, and taking all reasonable steps within each party’s control to exempt (or ensure the continued exemption of) the transactions contemplated by the merger agreement from any such takeover law that purports to apply to the merger agreement or the transactions contemplated by the merger agreement.
Financing Obligations
Pursuant to the merger agreement, Compass has agreed to use reasonable best efforts to obtain the debt financing contemplated by the debt commitment letter in an amount, together with any available cash of Compass, Anywhere and their respective subsidiaries, sufficient to make all cash payments they are required to make pursuant to the merger agreement on or prior to the closing of the merger, including by using reasonable best efforts to take certain actions set forth in the merger agreement.
Compass has agreed that it will not, and will not permit Merger Sub to, without the prior written consent of Anywhere, permit any amendment or modification to, or any waiver of any provision or remedy under, the debt commitment letter or the definitive agreements with respect to the debt financing if such amendment, modification or waiver (i) adds new or modifies any existing conditions to the consummation of all or any portion of the debt financing, (ii) reduces the aggregate amount of the debt financing, (iii) adversely affects the ability of Compass to enforce its rights against other parties to the debt commitment letter or the definitive agreements with respect to the debt financing as so amended, modified or waived, relative to the ability of Compass to enforce its rights against the other parties to the debt commitment letter or (iv) would otherwise reasonably be expected to prevent or materially delay the ability of Compass to consummate the transactions contemplated by the merger agreement on the closing date pursuant to the terms of the merger agreement. Compass has agreed to promptly deliver to Anywhere copies of any such amendments, modifications or waivers (subject to certain exceptions set forth in the merger agreement).
Compass has an obligation, upon written request from Anywhere, to keep Anywhere reasonably informed of the status of Compass’ efforts to arrange the debt financing. In addition, Compass has agreed to promptly provide notice upon becoming aware of, or receiving written notice with respect to, any material breach of or default under, or any event or circumstance that (with or without notice, lapse of time or both) would reasonably be expected to give rise to any material breach of or default under, the debt commitment letter by any party thereto or any termination, withdrawal or recession of the debt commitment letter (subject to certain exceptions set forth in the merger agreement).
The receipt of the debt financing is not a condition to the closing of the merger.
Financing Cooperation
Anywhere has agreed to, and to cause its subsidiaries to, use reasonable best efforts, and to use reasonable best efforts to cause its representatives, to provide Compass with customary assistance in connection with the arrangement of any equity or debt financing (including any alternative financing in the event any portion of the debt financing under the debt commitment letter becomes unavailable) as is reasonably requested in writing by Compass and does not unreasonably disrupt or interfere in any material respect with the business or operations of Anywhere and its subsidiaries, taken as a whole, including using reasonable best efforts to (in each case as more fully set forth in the merger agreement and subject to qualifications and exceptions set forth therein):
•assist with Compass’ preparation of customary confidential information memoranda, lender and investor presentations, rating agency presentations and definitive documentation with respect to the debt financing;
•cause management of Anywhere to participate in rating agency presentations, lender presentations, due diligence sessions and drafting sessions;
•so long as requested at least nine business days prior to the closing date, provide at least four business days prior to the closing date all documentation and other information as is required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations (including the PATRIOT Act);
•deliver to Compass (A) audited consolidated balance sheets and related consolidated statements of operations and comprehensive (loss) income, cash flows and equity of Anywhere and its subsidiaries for the fiscal years ended December 31, 2023, December 31, 2024 and any subsequent fiscal year ended at least 75 days prior to the closing date (B) unaudited consolidated balance sheets and related statements of operations and comprehensive income (loss) and cash flows of Anywhere and its subsidiaries for any subsequent fiscal quarter ended at least 45 days prior to the closing date (but excluding the fourth quarter of any fiscal year), and (C) such other information relating to Anywhere and its subsidiaries as is reasonably available to Anywhere at such time, customarily required in connection with financings similar to the debt financing and reasonably requested in writing by Compass;

•assist Compass with its preparation of certain pro forma financial information and pro forma financial statements of the type customarily included in offering documents or marketing materials for financings similar to the debt financing;
•provide customary authorization and comfort letters;
•cooperate with Compass in Compass’ replacement or backstop of any outstanding letters of credit or similar obligations or items issued for the account of Anywhere and its subsidiaries; and
•facilitate the pledging of collateral and the granting of security interests in respect of the debt financing (to the extent required thereby).
Compass has agreed to (i) promptly upon written request by Anywhere, reimburse Anywhere for all reasonable and documented out-of-pocket third-party fees, costs and expenses incurred by Anywhere or its subsidiaries in connection with providing certain of the assistance described in this section and (ii) indemnify and hold harmless Anywhere, its subsidiaries and their respective representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interests, awards, judgments and penalties suffered or incurred in connection with the equity or debt financing described above or any of the assistance described in this section other than to the extent any of the foregoing arises from (I) the bad faith, gross negligence, fraud or willful misconduct of Anywhere, its subsidiaries and their respective representatives or (II) any errors, omissions, misrepresentations or inaccuracies set forth in any information provided by or on behalf of its subsidiaries or their respective representatives in connection with the assistance described in this section.
Conditions to the Merger
Mutual Conditions
The respective obligations of Compass, Anywhere and Merger Sub to consummate the merger are subject to the satisfaction at or prior to the closing of the following conditions, any or all of which may be waived jointly by Compass, Anywhere and Merger Sub, in whole or in part, to the extent permitted by applicable law:
•the Compass share issuance proposal and the Anywhere merger proposal must have been approved;
•any waiting period applicable to the merger under the HSR Act must have expired or been terminated;
•the absence of any order, decree, ruling, injunction or law (whether temporary, preliminary or permanent) issued by a governmental entity of competent jurisdiction restraining, enjoining, making illegal or otherwise prohibiting the consummation of the merger and the absence of any law enacted after the date of the merger agreement by a governmental entity making illegal or otherwise prohibiting the consummation of the merger;
•the effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part, and the absence of any stop order or proceedings seeking a stop order relating to such registration statement; and
•the authorization for listing on the NYSE of the shares of Compass common stock issuable pursuant to the merger, subject to official notice of issuance.
Additional Conditions to the Obligations of Compass and Merger Sub
The obligations of Compass and Merger Sub to consummate the merger are subject to the satisfaction at or prior to the effective time of the merger of the following additional conditions, any or all of which may be waived exclusively by Compass, in whole or in part, to the extent permitted by applicable law:
•certain representations and warranties of Anywhere set forth in the merger agreement regarding capitalization, authority and absence of certain changes or events having been true and correct as of the date of the merger agreement and being true and correct as of the closing date, as though made on and as of the closing date (except, with respect to certain representations and warranties regarding capitalization, for any de minimis inaccuracies) (except that representations and warranties that speak as of a specified date or period of time must have been true and correct only as of such date or period of time);
•certain representations and warranties of Anywhere set forth in the merger agreement regarding capital structure, no violation, consent, opinion of financial advisor and absence of certain broker and other fees having been true and correct in all material respects as of the date of the merger agreement and being true and correct in all material respects as of the closing date, as though made on and as of the closing date (except that representations and warranties that speak as of a specified date or period of time must have been true and correct in all material respects only as of such date or period of time);
•all other representations and warranties of Anywhere set forth in the merger agreement having been true and correct as of the date of the merger agreement and being true and correct as of the closing date, as though made on and as of the closing date (except that representations and warranties that speak as of a specified date or period of time must have been so true and correct only as of such date or period of time), except where the failure of such representations and warranties to be true and correct (without regard to qualification or exceptions contained therein as to “materiality,” “in all material respects” or “Anywhere material adverse effect”) has not had, individually or in the aggregate, an Anywhere material adverse effect;
•the performance and compliance by Anywhere, in all material respects, of all agreements and covenants required to be performed or complied with by Anywhere under the merger agreement on or prior to the effective time of the merger; and
receipt of an officer’s certificate of Anywhere confirming that the conditions in the bullets above have been satisfied
Additional Conditions to the Obligations of Anywhere
The obligation of Anywhere to consummate the merger is subject to the satisfaction at or prior to the effective time of the merger of the following additional conditions, any or all of which may be waived exclusively by Anywhere, in whole or in part, to the extent permitted by applicable law:
•certain representations and warranties of Compass and Merger Sub set forth in the merger agreement regarding capital structure, authority and absence of certain changes having been true and correct as of the date of the merger agreement and being true and correct as of the closing date, as though made on and as of the closing date (except, with respect to certain representations and warranties regarding capital stock, for any de minimis inaccuracies) (except that representations and warranties that speak as of a specified date or period of time will have been so true and correct only as of such date or period of time);
•certain representations and warranties of Compass and Merger Sub set forth in the merger agreement regarding consents having been true and correct in all material respects as of the date of the merger agreement and being true and correct in all material respects as of the closing date, as though made on and as of the closing date (except that representations and warranties that speak as of a specified date or period of time will have been so true and correct in all material respects only as of such date or period of time);
•all other representations and warranties of Compass and Merger Sub set forth in the merger agreement having been true and correct as the date of the merger agreement and being true and correct as of the closing date, as though made on and as of the closing date (except that representations and warranties that speak as of a specified date or period of time must have been so true and correct only as of such date or period of time), except where the failure of such representations and warranties to be true and correct (without regard to qualification or exceptions contained therein as to “materiality,” “in all material respects” or “Compass material adverse effect”) that has not had, individually or in the aggregate, a Compass material adverse effect;

•the performance and compliance by Compass and Merger Sub, in all material respects, of all agreements and covenants required to be performed or complied with by them under the merger agreement at or prior to the effective time of the merger; and
•receipt of an officer’s certificate of Compass confirming that the conditions in the bullets above have been satisfied.
Termination
Termination Rights
The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time, whether before or after obtaining the Compass stockholder approval or the Anywhere stockholder approval, as applicable, in accordance with the terms of the merger agreement as follows:
•by mutual written consent of Compass and Anywhere;
•if (i) any order, decree, ruling or injunction or other action permanently restraining, enjoining, making illegal or otherwise prohibiting the consummation of the merge has become final and nonappealable, (ii) any action has been taken by any governmental entity of competent jurisdiction, that permanently enjoins, prohibits or makes illegal the consummation of the merger or (C) there will be any law or order adopted or enforced that permanently enjoins, prohibits or makes illegal or otherwise permanently prohibits the consummation of the merger or the transactions contemplated by the merger agreement, so long as the terminating party has not breached any obligation under the merger agreement in any material respect that has proximately caused or resulted in such action or event;
•if the merger has not been consummated on or before the “end date” (as defined below); provided that the right to terminate the merger agreement under this bullet point will not be available to a party whose breach of any obligation under the merger agreement in any material respect has caused or resulted in the failure of the merger to occur on or before such end date;
•if there has been a breach by the other party of any of its representations, warranties, covenants or agreements set forth in the merger agreement which would give rise to the failure of a closing condition relating to accuracy of such party’s representations or warranties or such party’s performance of covenants (and such breach is not curable prior to the end date, or if curable prior to the end date, has not been cured by the earlier of (i) (other than with respect to certain representation regarding event of default) 30 days after the giving of written notice to the non-breaching party of such breach and (ii) two business days prior to the end date); it being understood that the non-breaching party will not be entitled to terminate the merger agreement for such instance of breach if such breach has been cured prior to termination (to the extent capable of being cured); provided, however, that the terminating party is not itself then in terminable breach of any representation, warranty, covenant or other agreement contained in the merger agreement; or
•if (i) the Anywhere stockholders do not approve the Anywhere merger proposal upon a vote taken at the Anywhere special meeting (or, if the Anywhere special meeting has been adjourned or postponed in accordance with the merger agreement, at the final adjournment or postponement thereof) or (ii) the Compass stockholders do not approve the Compass share issuance proposal upon a vote taken at the Compass special meeting (or, if the Compass special meeting has been adjourned or postponed in accordance with the merger agreement, at the final adjournment or postponement thereof).
For purposes of the merger agreement, “end date” shall mean on or before 5:00 p.m. New York time, on September 22, 2026 (such date the “initial end date,” and the initial end date as it may be extended pursuant to the following, the “end date”), provided that (i) if as of five business days before the initial end date the conditions relating to regulatory approval of and the absence of any injunction or restraints against the transactions contemplated by the merger agreement shall not have been satisfied or waived (and in the case of the latter, only if the relevant condition is not satisfied due to an antitrust law), or a voluntary agreement with any governmental entity not to consummate the merger is in effect, but all of the other closing conditions have been satisfied or waived (or are then capable of being satisfied if the closing were to take place on such date in the case of those conditions to be satisfied at the closing), then the end date will automatically be extended to December 22, 2026 (the “first extended end date”), (ii) if as of five business days before the first extended end date the conditions relating to regulatory approval of and the absence of any injunction or restraints against the transactions contemplated by the merger agreement shall not have been satisfied or waived (and in the case of the latter, only if the relevant condition is not satisfied due to an antitrust law), or a voluntary agreement with any governmental entity not to consummate the merger is in effect, but all of the other closing conditions have been satisfied or waived (or are then capable of being satisfied if the closing were to take place on such date in the case of those conditions to be satisfied at the closing), then the end date will automatically be extended to March 22, 2027 (the “second extended end date”), and (iii) if as of five business days before the second extended end date the conditions relating to regulatory approval of and the absence of any injunction or restraints against the transactions contemplated by the merger agreement shall not have been satisfied or waived (and in the case of the latter, only if the relevant condition is not satisfied due to an antitrust law), or a voluntary agreement with any governmental entity not to consummate the merger is in effect, but all of the other closing conditions have been satisfied or waived (or are then capable of being satisfied if the closing were to take place on such date in the case of those conditions to be satisfied at the closing), then the end date will automatically be extended to June 22, 2027. If as of five business days before any otherwise effective end date the conditions relating to the absence of a material adverse effect on either party has not been satisfied or waived (as if such representation were made on such date), but all of the other closing conditions have been satisfied or waived (or are then capable of being satisfied if the closing were to take place on such date in the case of those conditions to be satisfied at the closing), then the end date will automatically be extended to a date that is the earlier of (x) 60 days later than the next effective end date (prior to giving effect to this sentence) and (y) June 22, 2027. The right to terminate the merger agreement as a result of exceeding the end date will not be available to any party whose breach in any material respect of its obligations under the merger agreement has been the cause of, or resulted in the failure of the merger to occur on or before such date.
In the event of termination of the merger agreement, the merger agreement will become null and void and of no effect with no liability or obligation on the part of any party to the merger agreement (other than certain provisions as set forth in the merger agreement). However, except as otherwise expressly provided in the merger agreement, (i) no termination of the merger agreement will relieve any party to the merger agreement from its obligation to pay the Compass termination fee, Anywhere termination fee or regulatory termination fee, as applicable, (ii) no termination of the merger agreement will deny any party to the merger agreement the right to seek damages for any willful and material breach of the merger agreement or fraud (including allowing such party to seek the loss to its stockholders of the benefits of the merger, including the loss of the premium offered to Anywhere stockholders) prior to termination of the merger agreement and other than when a Compass termination fee, Anywhere termination fee or regulatory termination fee is paid, and (iii) the confidentiality agreement and the clean team agreement between Compass and Anywhere will survive the termination of the merger agreement.
Termination Payments and Expenses
Termination Fee Payable by Compass
The merger agreement provides for payment of a termination fee by Compass to Anywhere of $200 million in connection with a termination of the merger agreement under the following circumstances:
•Anywhere terminates the merger agreement due to a “Compass change of recommendation” (as defined in the section entitled “The Merger Agreement—Covenants and Agreements—Changes in Board Recommendations”); or
•(i) (A) Compass or Anywhere validly terminates the merger agreement due to the Compass stockholder approval not being obtained, and on or before the date of any such termination a Compass competing proposal was publicly announced or publicly disclosed and had not been publicly withdrawn without qualification at least seven business days prior to the Compass stockholders meeting or (B) Anywhere terminates the merger agreement due to a breach by Compass of its representations and warranties under the merger agreement and following the execution of the merger agreement and on or before the date of any such termination a Compass competing proposal was announced, disclosed or otherwise communicated to the Compass Board and not withdrawn without qualification at least seven business days prior to the date of such termination and (ii) within 12 months after the date of such termination, Compass enters into a definitive agreement with respect to a Compass competing proposal (or publicly approves or recommends to Compass stockholders or otherwise does not oppose, in the case of a tender or exchange offer, a Compass competing proposal) or consummates a Compass competing proposal (with any reference in the definition of Compass competing proposal to “30%” deemed to be a reference to “50%”).
In no event will Compass be required to pay the termination fee on more than one occasion.
Termination Fee Payable by Anywhere
The merger agreement provides for payment of a termination fee by Anywhere to Compass of $200 million in connection with a termination of the merger agreement under the following circumstances:
•Compass terminates the merger agreement due to an “Anywhere change of recommendation” (as defined in the section entitled “The Merger Agreement—Covenants and Agreements—Changes in Board Recommendations”); or
•(i) (A) Anywhere or Compass validly terminates the merger agreement due to the Anywhere stockholder approval not being obtained, and on or before the date of any such termination an Anywhere competing proposal was publicly announced or publicly disclosed and had not been publicly withdrawn without qualification at least seven business days prior to the Compass stockholders meeting or (B) Compass terminates the merger agreement due to a breach by Anywhere of its representations and warranties under the merger agreement and following the execution of the merger agreement and on or before the date of any such termination an Anywhere competing proposal was announced, disclosed or otherwise communicated to the Anywhere Board and not withdrawn without qualification at least seven business days prior to the date of such termination and (ii) within 12 months after the date of such termination, Anywhere enters into a definitive agreement with respect to an Anywhere competing proposal (or publicly approves or recommends to Anywhere stockholders or otherwise does not oppose, in the case of a tender or exchange offer, an Anywhere competing proposal) or consummates an Anywhere competing proposal (with any reference in the definition of Anywhere competing proposal to “20%” deemed to be a reference to “50%”).
In no event will Anywhere be required to pay the termination fee on more than one occasion.
Regulatory Termination Fee
The merger agreement provides for payment of a regulatory termination fee by Compass to Anywhere of $350 million in connection with a termination of the merger agreement under the following circumstances:
•Compass or Anywhere validly terminates the merger agreement solely as a result of a permanent injunction or order entered or issued by a governmental entity pursuant to any antitrust law; or
•Compass or Anywhere validly terminates the merger agreement due to the merger not having been consummated prior to the end date.
In each case, the regulatory termination fee is only payable by Compass if, at the time of such termination, certain closing conditions relating to antitrust law have not been satisfied or waived, but all other closing conditions have been satisfied or waived (or are then capable of being satisfied if the closing were to take place on such date in the case of those conditions to be satisfied at the closing).
In no event will Anywhere be entitled to receive more than one payment of the regulatory termination fee. If Anywhere receives the Compass termination fee, then Anywhere will not be entitled to also receive the regulatory termination fee.

Expenses
Except as otherwise provided in the merger agreement, each party will pay its own expenses incident to preparing for, entering into and carrying out the merger agreement and the consummation of the transactions contemplated by the merger agreement, whether or not the merger is consummated and all transfer taxes incurred in connection with the merger will be paid by Compass or Anywhere, and will not be a liability of Anywhere stockholders.
Amendment and Waiver
Amendment
The merger agreement may be amended in writing at any time before or after the receipt of the Compass stockholder or Anywhere stockholder approval; however, after any such stockholder approval, no amendment may be made which by law or the rules of the NYSE would require further approval by the applicable stockholders unless such further approval is first obtained. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.
Waiver
At any time prior to the effective time of the merger, Compass and Anywhere may, to the extent legally allowed, (1) extend the time for the performance of any of the obligations or acts of the other party; (2) waive any inaccuracies in the representations and warranties of the other party; or (3) waive compliance with any of the agreements or conditions of the other party
Third-Party Beneficiaries
Nothing in the merger agreement, express or implied, is intended to or confers upon any person other than Compass, Anywhere and Merger Sub any right, benefit or remedy of any nature whatsoever under or by reason of the merger agreement, except:
•from and after the effective time of the merger, for the right of Anywhere stockholders, to receive the amounts provided for in the merger agreement;
•as provided in the merger agreement for indemnification rights, but only from and after the effective time of the merger;
•for rights of Anywhere, on behalf of the Anywhere stockholders (who are third party beneficiaries to the extent required for the provision to be enforceable) and the rights of Compass, on behalf of Compass stockholders (who are third party beneficiaries to the extent required for the provision to be enforceable) to pursue specific performance, or, if specific performance is not sought or granted as a remedy, seek damages in the event of fraud or willful and material breach of any provision of the merger agreement (it being agreed that in no event will any stockholder of Compass or Anywhere be entitled to enforce any of their rights, or any of the parties’ obligations, under the merger agreement directly in the event of any such breach, but rather that (x) Anywhere will have the sole and exclusive right to do so in its sole and absolute discretion, as agent for the Anywhere stockholders, and (y) Compass will have the sole and exclusive right to do so in its sole and absolute discretion, as agent for the Compass stockholders, and Anywhere or Compass, as applicable, may retain any amounts obtained in connection therewith); and
•for certain financing provisions provided in the merger agreement.
Governing Law; Waiver of Jury Trial
Governing Law
The merger agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to the merger agreement, or the negotiation, execution or performance of the merger agreement, are governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.
Waiver of Jury Trial
The parties have agreed to waive all rights to trial by jury in any litigation directly or indirectly arising out of or relating to the merger agreement or the transactions contemplated thereby.
Enforcement
Compass, Anywhere and Merger Sub have agreed that prior to the termination of the merger agreement pursuant to the terms thereof, each party will be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement. Compass, Anywhere and Merger Sub accordingly have agreed not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under the merger agreement.
In the event that the Compass termination fee, Anywhere termination fee or regulatory termination fee becomes payable, and is paid by, Anywhere to Compass or Compass to Anywhere, as applicable, such termination fee will be the receiving party’s sole and exclusive remedy pursuant to the merger agreement. The parties also acknowledge that no termination fee will constitute a penalty but is in consideration for a disposition of the rights of the recipient under the merger agreement and represents liquidated damages, in a reasonable amount that will compensate Compass or Anywhere, as applicable, in the circumstances in which the termination fee is payable for the efforts and resources expended and opportunities foregone while negotiating the merger agreement and in reliance on the merger agreement and on the expectation of the consummation of the merger, which amount would otherwise be impossible to calculate with precision. The parties further acknowledge and agree that the right to receive a termination fee shall not limit or otherwise affect any such party’s right to specific performance pursuant to the merger agreement.

THE VOTING AND SUPPORT AGREEMENTS
Concurrently with the execution and delivery of the merger agreement, on September 22, 2025, Compass, Anywhere, Robert L. Reffkin, Chairman of the Compass Board and Chief Executive Officer of Compass, and certain entities affiliated with Mr. Reffkin, entered into a voting and support agreement with respect to all of the shares of Compass common stock beneficially owned by Mr. Reffkin and those certain entities affiliated with Mr. Reffkin (which we refer to as “Reffkin”). Also on September 22, 2025, concurrently with the execution and delivery of the merger agreement, Anywhere, Compass, and certain funds and accounts managed or advised by Angelo, Gordon & Co., L.P. (which we refer to as “TPG/AG”), entered into a voting and support agreement with respect to the shares of Anywhere common stock owned by those certain funds and accounts managed or advised by TPG/AG. This section describes certain material terms of the voting and support agreements. The descriptions of the voting and support agreements in this section and elsewhere in this joint proxy statement/prospectus are qualified in their entirety by reference to the complete text of the voting and support agreements, copies of which are attached as Annex D and Annex E hereto and are incorporated by reference into this joint proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the voting and support agreements that is important to you. You are encouraged to carefully read the entire voting and support agreements.
Compass Voting and Support Agreement
Voting
Reffkin has agreed that until the earlier of (i) the termination of the merger agreement pursuant to its terms and (ii) the effective time of the merger, which we refer to as the “Compass voting and support agreement expiration time,” to vote the shares of Compass common stock beneficially owned by it (other than any shares of Compass common stock Reffkin has transferred in accordance with the Compass voting and support agreement) and any additional shares of Compass common stock acquired after the date of the Compass voting and support agreement and prior to the Compass voting and support agreement expiration time (or cause the holder of record on any applicable record date to vote such shares):
•in favor of the Compass share issuance proposal;
•in favor of any proposal to adjourn or postpone any meeting of Compass’ stockholders if there is not quorum or sufficient votes to approve the Compass share issuance proposal;
•against any Compass competing proposal; and
•against any action or agreement that would reasonably be expected to result in a breach of the merger agreement or prevent, impede or delay the consummation of the transactions contemplated by the merger agreement.
Until the Compass voting and support agreement expiration time, at every meeting of Compass’ stockholders (and at every adjournment or postponement thereof), including the Compass special meeting, Reffkin has agreed that it will appear at such meeting or otherwise cause all its shares to be counted as present for purposes of establishing a quorum.
Restrictions on Transfer
Pursuant to the voting and support agreement, Reffkin has agreed that, until the expiration time, it will not:
•convert any Compass Class C common stock into shares of Compass Class A common stock;
•directly or indirectly offer for sale, sell, transfer, assign, give, convey, grant a proxy with respect to, tender in any tender or exchange offer, pledge, encumber, hypothecate or dispose of any of its shares of Compass common stock subject to the Compass voting and support agreement;

•enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of any of its shares of Compass common stock subject to the Compass voting and support agreement; or
•enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, conveyance, hypothecation or other transfer or disposition of, any of its shares of Compass common stock subject to the Compass voting and support agreement, in each case, other than any transfer with Anywhere’s prior written consent.
Notwithstanding the foregoing, the Compass voting and support agreement permits Reffkin to transfer shares of Compass Class A common stock so long as, after taking account of any such transfer, Reffkin retains at least 6,828,116 shares of Class A common stock.
Non-Solicitation
Reffkin has agreed to be subject to the same non-solicitation obligations as Compass under the merger agreement. For more information on these non-solicitation obligations, see “The Merger Agreement—Covenants and Agreements—No Solicitation of Competing Proposals.”
Termination
The Compass voting and support agreement automatically terminates upon the earlier of: (i) the termination of the merger agreement pursuant to its terms and (ii) the effective time of the merger.
Anywhere Voting and Support Agreement
Voting
TPG/AG has agreed that until the earlier of (i) the termination of the merger agreement pursuant to its terms and (ii) the effective time of the merger, which we refer to as the “Anywhere voting and support agreement expiration time,” to vote the shares of Anywhere common stock beneficially owned by it and any additional shares of Anywhere common stock acquired after the date of the Anywhere voting and support agreement and prior to the Anywhere voting and support agreement expiration time (or cause the holder of record on any applicable record date to vote such shares):
•in favor of the Anywhere merger proposal;
•in favor of any proposal to adjourn or postpone any meeting of Anywhere’s stockholders if there is not quorum or sufficient votes to approve the Anywhere merger proposal;
•against any Anywhere competing proposal; and
•against any action or agreement involving Anywhere or its subsidiaries that would reasonably be expected to result in a breach of the merger agreement or prevent, impede or delay the consummation of the transactions contemplated by the merger agreement.
Until the Anywhere voting and support agreement expiration time, at any meeting of Anywhere’s stockholders (and at any adjournment or postponement thereof), including the Anywhere special meeting, TPG/AG has agreed that it will appear at such meeting or otherwise cause all its shares to be counted as present for purposes of establishing a quorum.
Restrictions on Transfer
Pursuant to the voting and support agreement, TPG/AG has agreed that, until the expiration time, it will not:
•directly or indirectly offer for sale, sell, transfer, assign, give, convey, grant a proxy with respect to, tender in any tender or exchange offer, pledge, encumber, hypothecate or dispose of any of its shares of Anywhere common stock subject to the Anywhere voting and support agreement;

•enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of any of its shares of Anywhere common stock subject to the Anywhere voting and support agreement; or
•enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, conveyance, hypothecation or other transfer or disposition of, any of its shares of Anywhere common stock subject to the Anywhere voting and support agreement, in each case, other than any transfer with Compass’ prior written consent.
Non-Solicitation
TPG/AG has agreed to be subject to the same non-solicitation obligations as Anywhere under the merger agreement. For more information on these non-solicitation obligations, see “The Merger Agreement—Covenants and Agreements—No Solicitation of Competing Proposals.”
Termination
The Anywhere voting and support agreement automatically terminates upon the earlier of: (i) the termination of the merger agreement pursuant to its terms and (ii) the effective time of the merger.

THE COMPASS SPECIAL MEETING
This joint proxy statement/prospectus is being provided to Compass stockholders as part of a solicitation of proxies by the Compass Board for use at the Compass special meeting, to be held at the time and place specified below and at any properly convened meeting following an adjournment or postponement thereof. This joint proxy statement/prospectus provides Compass stockholders with information they need to know to be able to vote or instruct their vote to be cast at the Compass special meeting, and should be read carefully and in its entirety.
This joint proxy statement/prospectus is first being mailed on or about December 2, 2025 and constitutes notice of the Compass special meeting in conformity with the requirements of the DGCL and Compass bylaws.
Date, Time and Place
The Compass special meeting will be held virtually on January 7, 2026 at 1:00 p.m., Eastern Time. Compass stockholders will need the 16-digit control number found on their proxy card in order to access the Compass special meeting website.
Purpose of the Compass Special Meeting
At the Compass special meeting, Compass stockholders will be asked to consider and vote on the following:
1.Approval of the Compass Share Issuance. To approve the issuance of Compass Class A common stock, par value $0.00001 per share, to Anywhere stockholders in connection with the merger contemplated by the merger agreement; and
2.Adjournment of the Compass Special Meeting. To approve the adjournment of the Compass special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Compass special meeting to approve the Compass share issuance proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Compass stockholders.
Completion of the merger is conditioned on, among other things, the approval of the Compass share issuance proposal. Only the approval of the Compass share issuance proposal is required for completion of the merger. Compass will transact no other business at the Compass special meeting except such business as may properly be brought before the Compass special meeting or any adjournment or proposal thereof.
Recommendation of the Compass Board
The Compass Board unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the Compass share issuance, pursuant to the merger agreement, are fair to, and in the best interests of, Compass and its stockholders, (ii) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger and the Compass share issuance, and (iii) resolved to recommend that Compass stockholders approve the Compass share issuance proposal and directed that such matter be submitted for consideration at the Compass special meeting. Accordingly, the Compass Board, by unanimous written consent, recommends that Compass stockholders vote:
1.“FOR” the Compass share issuance proposal; and
2.“FOR” the Compass adjournment proposal.
Compass stockholders should read this joint proxy statement/prospectus carefully and in its entirety, including any documents incorporated by reference, and the annexes in their entirety for more detailed information concerning the transactions contemplated by the merger agreement. For additional information on the recommendation of the Compass Board, see the section entitled “The Merger—Compass Board’s Recommendation and Reasons for the Merger.”

Compass Record Date; Compass Stockholders Entitled to Vote
Only holders of record of Compass common stock at the close of business on December 12, 2025 will be entitled to notice of, and to vote at, the Compass special meeting or any adjournments or postponements thereof.
As of November 25, 2025, there were 552,113,490 shares of Compass Class A common stock and 10,122,433 shares of Compass Class C common stock outstanding and entitled to vote at the Compass special meeting. Each holder of Compass Class A common stock will have one vote on the Compass share issuance proposal and one vote on the Compass adjournment proposal for each share of Compass Class A common stock owned by such stockholder on the Compass record date. Each holder of Compass Class C common stock will have twenty (20) votes on the Compass share issuance proposal and twenty (20) votes on the Compass adjournment proposal for each share of Compass Class C common stock owned by such stockholder on the Compass record date. You may vote online or by telephone, or by a properly executed and delivered proxy card. You may also vote at the Compass special meeting online by visiting www.virtualshareholdermeeting.com/COMP2026SM and following the instructions.
You can revoke your proxy at any time before it is exercised by:
1.delivering written notice of revocation to the Corporate Secretary of Compass, 110 Fifth Avenue, 4th Floor, New York, New York 10011;
2.submitting another properly completed proxy card that is later dated;
3.voting by telephone at a subsequent time;
4.voting online at a subsequent time; or
5.by attending the Compass special meeting and voting your shares at the meeting.
Executing your proxy in advance will not limit your right to vote at the Compass special meeting if you decide to attend virtually. If your shares are held in a stock brokerage account or by a bank or other nominee, then the brokerage firm, bank or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, or other nominee how to vote their shares.
Voting by Compass’ Directors and Executive Officers
As of the close of business on November 25, 2025, the most recent practicable date for which such information was available, directors and executive officers of Compass and their affiliates, as a group, owned and were entitled to vote 12,617,158 shares of Compass Class A common stock and 10,122,433 shares of Compass Class C common stock, or 28.5% of the voting power of the shares of Compass common stock outstanding on that date. The number and percentage of shares of Compass common stock owned by directors and executive officers of Compass and their affiliates as of the Compass record date are not expected to be meaningfully different from the number and percentage as of November 25, 2025. Compass currently expects that these directors and executive officers will vote their shares of Compass common stock in favor of each of the proposals to be considered at the Compass special meeting, although none of them are obligated to do so, other than Mr. Reffkin and certain entities affiliated with Mr. Reffkin. For information with respect to Compass common stock owned by directors and executive officers of Compass, please see the section entitled “Compass Beneficial Ownership Table.”
Pursuant to the Compass voting and support agreement, Mr. Reffkin, Chairman of the Compass Board and Chief Executive Officer of Compass, and certain entities affiliated with Mr. Reffkin, agreed to, among other things, (i) vote their shares of Compass common stock in favor of each of the proposals to be considered at the Compass special meeting (representing in the aggregate approximately 28.0% of the total voting power of the outstanding shares of Compass common stock as of November 25, 2025) and (ii) not transfer their shares, subject to certain exceptions. See “The Voting and Support Agreements—Compass Voting and Support Agreement” for greater detail.

Quorum
The presence at the Compass special meeting of the holders of Compass shares that are outstanding and entitled to cast a majority of the shares of Compass Class A common stock entitled to one vote per share and Compass Class C common stock entitled to twenty (20) votes per share, voting as a single class, will constitute a quorum for the transaction of business at the Compass special meeting.
Abstentions and broker non-votes, if any, will count for the purpose of determining the presence of a quorum for the transaction of business at the Compass special meeting.
Required Vote
The required votes to approve the Compass proposals are as follows:
•The Compass share issuance proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Compass Class A common stock, entitled to one vote per share, and Compass Class C common stock entitled to twenty (20) votes per share, voting together as a single class, thereon that are present or represented by proxy at the Compass special meeting and are voted for or against the matter.
•The Compass adjournment proposal requires the affirmative vote of the holders of a majority of the voting of the shares of Compass Class A common stock, entitled to one vote per share, and Compass Class C common stock entitled to twenty (20) votes per share, voting together as a single class, thereon that are present or represented by proxy at the Compass special meeting and are voted for or against the matter, whether or not a quorum is present.
Methods of Voting
Voting of Proxies by Holders of Record
Compass stockholders of record may vote their shares at the Compass special meeting or by submitting their proxies to vote by mail, by telephone or via the Internet.
Voting via the Compass Special Meeting Website
Whether you are a stockholder of record or a beneficial holder, you may vote your shares electronically at the Compass special meeting via the Compass special meeting website. If you choose to virtually attend the Compass special meeting and vote your shares at the meeting via the Compass special meeting website, you will need the 16-digit control number included on your proxy card.
If you are a beneficial holder of Compass common stock, you will need to obtain a specific control number from your broker, bank or other nominee holder of record giving you the right to vote the shares.
Even if you plan to virtually attend the Compass special meeting, the Compass Board recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Compass special meeting.
Voting via the Internet or by Telephone
•To submit your proxy via the Internet, go to www.proxyvote.com. Have your Compass proxy card in hand when you access the website and then follow the instructions to vote your shares.
•To submit your proxy by telephone, call 1-800-690-6903 (if you are a registered record holder). Have your Compass proxy card in hand when you call and then follow the instructions to vote your shares.
•If you vote via the Internet or by telephone, you must do so no later than 11:59 p.m., Eastern Time, on January 6, 2026.

Voting by Mail
As an alternative to submitting your proxy via the Internet or by telephone, you may submit your proxy by mail.
•To submit your proxy by mail, simply mark, sign and date your Compass proxy card (if you are a registered record holder) or voting instruction form (if you are a beneficial owner) and return it in the pre-paid envelope that has been provided.
•If you vote by mail, your Compass proxy card must be received no later than 11:59 p.m., Eastern Time, on January 6, 2026.
General
Please be aware that any costs related to voting via the Internet, such as Internet access charges, will be your responsibility.
All properly signed proxies that are timely received and that are not revoked will be voted at the Compass special meeting according to the instructions indicated on the proxies or, if no direction is indicated, they will be voted as recommended by the Compass Board.
Treatment of Abstentions; Failure to Vote
For each of the Compass share issuance proposal and the Compass adjournment proposal, if a Compass stockholder present at the Compass special meeting abstains from voting, or responds by proxy with an “abstain” vote, it will have no effect on the outcome of such proposal. If a Compass stockholder is not present at the Compass special meeting and does not respond by proxy, it will have no effect on the vote count for such proposal.
Shares Held in Street Name
If your shares of Compass common stock are held in an account at a bank, broker or other nominee holder of record (i.e., in “street name”), you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the bank, broker or other nominee. You may also vote shares held in street name by returning a Compass proxy card via mail or by voting virtually at the Compass special meeting. Further, banks, brokers or other nominees who hold shares of Compass common stock on behalf of their customers may not give a proxy to Compass to vote those shares with respect to the Compass share issuance proposal and the Compass adjournment proposal without specific instructions from their customers, as banks, brokers and other nominees do not have discretionary voting power on these “non-routine” matters. Broker non-votes occur when a broker or nominee is not instructed by the beneficial owner of shares to vote on a particular proposal for which the broker does not have discretionary voting power.
Therefore, if you are a Compass stockholder and you do not instruct your bank, broker or other nominee on how to vote your shares, your bank, broker or other nominee may not vote your shares on the Compass share issuance proposal or the Compass adjournment proposal, which broker non-votes, if any, will have no effect on the vote count for such proposal.
Attendance and Voting at the Compass Special Meeting
You or your authorized proxy may attend the Compass special meeting if you were a registered or beneficial stockholder of Compass common stock as of the Compass record date.
You may attend and participate in the Compass special meeting online at www.virtualshareholdermeeting.com/COMP2026SM. You will be able to vote electronically and submit questions during the Compass special meeting on this site. You will need the 16-digit control number that you received with your proxy card to enter and attend the Compass special meeting.

Revocability of Proxies
Any Compass stockholder of record giving a proxy has the power to revoke it. If you are a Compass stockholder of record, you may revoke your proxy in any of the following ways:
•by logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case, if you are eligible to do so;
•by sending a notice of revocation to the Corporate Secretary of Compass, 110 Fifth Avenue, 4th Floor, New York, New York 10011;
•by sending a completed proxy card bearing a later date than your original proxy card; or
•by attending the Compass special meeting and voting your shares.
Please note that your attendance at the meeting will not alone serve to revoke your proxy; instead, you must vote your shares via the Compass special meeting website. If you choose any of the first three methods, you must take the described action no later than the beginning of the Compass special meeting.
If your shares are held in an account at a bank, broker or other nominee and you have delivered your voting instruction card or otherwise given instruction on how to vote your shares to your bank, broker or other nominee or your applicable plan administrator, you should contact your bank, broker or other nominee or your applicable plan administrator to change your vote.
Solicitation of Proxies; Expenses of Solicitation
The Compass Board is soliciting proxies for the Compass special meeting from its stockholders. Compass will bear a portion of the cost of the solicitation of proxies, including preparation, assembly and delivery, as applicable, of this joint proxy statement/prospectus, the Compass proxy card and any additional materials furnished to Compass stockholders. Proxies may be solicited by directors, officers and a small number of Compass’ regular employees by mail, email, in person and by telephone, but such persons will not receive any additional compensation for these activities. As appropriate, copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians that hold shares of Compass common stock of record for beneficial owners for forwarding to such beneficial owners. Compass may also reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.
Assistance
If you need assistance with voting via the Internet, voting by telephone or completing your Compass proxy card, or have questions regarding the Compass special meeting, please contact Compass, by calling (646) 982-0353 or via email at corporatesecretary@compass.com. Your vote is very important regardless of the number of shares of Compass common stock that you own and the matters to be considered at the Compass special meeting are of great importance to the stockholders of Compass. Accordingly, you are urged to read and carefully consider the information contained in or incorporated by reference into this joint proxy statement/prospectus in its entirety and submit your proxy via the Internet or by telephone or complete, date, sign and promptly return the enclosed Compass proxy card in the enclosed postage-paid envelope. If you submit your proxy via the Internet or by telephone, you do not need to return the enclosed Compass proxy card.
Please vote your shares via the Internet or by telephone, or sign, date and return a Compass proxy card promptly to ensure that your shares can be represented, even if you otherwise plan to attend the Compass special meeting via the Compass special meeting website.

Tabulation of Votes
Compass has appointed The Carideo Group, Inc. (which we refer to as “Carideo Group”) to serve as the Inspector of Election for the Compass special meeting. Carideo Group will independently tabulate affirmative and negative votes and abstentions.
Adjournments
Subject to certain restrictions contained in the merger agreement, the Compass special meeting may be adjourned to allow additional time for obtaining additional proxies. In accordance with Compass’ bylaws, no notice of the time and place of adjourned meetings need be given, except as required by the DGCL. At any adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The Compass Board acting by resolution may postpone and reschedule any previously scheduled meeting of the stockholders.
At any adjourned meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the Compass special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned meeting.

COMPASS STOCKHOLDER PROPOSALS
Compass Share Issuance Proposal
As discussed throughout this joint proxy statement/prospectus, Compass is asking its stockholders to approve the Compass share issuance proposal. It is a condition to the completion of the merger that Compass stockholders approve the issuance of shares of Compass Class A common stock in the merger. At the effective time, each issued and outstanding share of Anywhere common stock (other than any shares of Anywhere common stock that are owned (i) directly or indirectly, by Anywhere or by Compass or Merger Sub, or (ii) by any direct or indirect subsidiary of either Anywhere or Compass, other than Merger Sub) will be converted into the right to receive 1.436 fully paid and nonassessable shares of Compass Class A common stock, with, if applicable, cash in lieu of fractional shares, less any applicable withholding taxes. For additional information, please see the section entitled “The Merger Agreement—Merger Consideration.”
Under NYSE Rule 312.03, a NYSE-listed company is required to obtain stockholder approval prior to the issuance of shares of common stock in connection with the acquisition of another company if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock or voting power outstanding before such issuance of shares. If the merger is completed pursuant to the merger agreement, Compass expects to issue up to approximately 161,019,679 shares of Compass Class A common stock in connection with the merger based on the number of shares of Anywhere common stock outstanding as of November 25, 2025. Accordingly, the aggregate number of shares of Compass Class A common stock that Compass will issue in the merger will exceed 20% of the shares of Compass common stock outstanding before such issuance, and for this reason, Compass is seeking the approval of Compass stockholders for the issuance of shares of Compass Class A common stock pursuant to the merger agreement. In the event the Compass share issuance proposal is not approved by Compass stockholders, the merger will not be completed.
In the event the Compass share issuance proposal is approved by Compass stockholders, but the merger agreement is terminated (without the merger being completed) prior to the issuance of shares of Compass Class A common stock pursuant to the merger agreement, Compass will not issue any shares of Compass Class A common stock as a result of the approval of the Compass share issuance proposal.
Approval of the Compass share issuance proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Compass Class A common stock, entitled to one vote per share, and Compass Class C common stock entitled to twenty (20) votes per share, voting together as a single class, thereon that are present or represented by proxy at the Compass special meeting and are voted for or against the matter. Abstentions will have no effect on the outcome of the proposal, and broker non-votes will have no effect on the outcome of the vote.
The Compass Board unanimously recommends a vote “FOR” the Compass share issuance proposal.
Compass Adjournment Proposal
The Compass special meeting may be adjourned to another time and place, if necessary or appropriate, to permit solicitation of additional proxies if there are not sufficient votes at the time of the Compass special meeting to approve the Compass share issuance proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Compass stockholders. Compass is asking its stockholders to authorize the holder of any proxy solicited by the Compass Board to vote in favor of any adjournment of the Compass special meeting to solicit additional proxies if there are not sufficient votes at the time of the Compass special meeting to approve the Compass share issuance or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Compass stockholders.
Approval of the Compass adjournment proposal requires the affirmative vote of the holders of a majority of the voting of the shares of Compass Class A common stock, entitled to one vote per share, and Compass Class C common stock entitled to twenty (20) votes per share, voting together as a single class, thereon that are present or represented by proxy at the Compass special meeting and are voted for or against the matter, whether or not a quorum is present. Abstentions will have no effect on the outcome of the proposal, while a broker non-vote or other failure to vote will have no effect on the outcome of the vote.
The Compass Board unanimously recommends that Compass stockholders approve the Compass adjournment proposal, if necessary.

THE ANYWHERE SPECIAL MEETING
This joint proxy statement/prospectus is being provided to the Anywhere stockholders as part of a solicitation of proxies by the Anywhere Board for use at the Anywhere special meeting, to be held at the time and place specified below and at any properly convened meeting following an adjournment or postponement thereof. This joint proxy statement/prospectus provides Anywhere stockholders with information they need to know to be able to vote or instruct their vote to be cast at the Anywhere special meeting, and should be read carefully and in its entirety.
This joint proxy statement/prospectus is first being mailed on or about December 2, 2025 and constitutes notice of the Anywhere special meeting in conformity with the requirements of the DGCL and Anywhere’s bylaws.
Date, Time and Place
The Anywhere special meeting will be held virtually via the Anywhere special meeting website on January 7, 2026, at 9:00 a.m., Eastern Time. Anywhere stockholders will be able to attend the Anywhere special meeting online and vote their shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/HOUS2026SM (which we refer to as the “Anywhere special meeting website”).
Purpose of the Anywhere Special Meeting
At the Anywhere special meeting, Anywhere stockholders will be asked to consider and vote on the following:
1.Adoption of the Merger Agreement. To adopt the merger agreement, which is further described in the section entitled “The Merger Agreement,” and a copy of which merger agreement is attached as Annex A to this joint proxy statement/prospectus;
2.Anywhere Merger-Related Compensation. To approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to Anywhere’s named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement; and
3.Adjournment of the Anywhere Special Meeting. To approve the adjournment of the Anywhere special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Anywhere special meeting to approve the Anywhere merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Anywhere stockholders.
Completion of the merger is conditioned on, among other things, the approval of the Anywhere merger proposal. Anywhere will transact no other business at the Anywhere special meeting. Only the approval of the Anywhere merger proposal is required for completion of the merger. Anywhere will transact no other business at the Anywhere special meeting except such business as may properly be brought before the Anywhere special meeting or any adjournment or proposal thereof.
Recommendation of the Anywhere Board
The Anywhere Board, at a meeting duly called and held by unanimous vote, (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of, Anywhere and its stockholders, (ii) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger and (iii) resolved to recommend that Anywhere stockholders approve the adopt the merger agreement and the transactions contemplated thereby, including the merger, and directed that such matter be submitted for consideration at the Anywhere special meeting. Accordingly, the Anywhere Board unanimously recommends that Anywhere stockholders vote:
1.“FOR” the Anywhere merger proposal;
2.“FOR” the Anywhere non-binding compensation advisory proposal; and
3.“FOR” the Anywhere adjournment proposal.

Anywhere stockholders should read this joint proxy statement/prospectus carefully and in its entirety, including any documents incorporated by reference, and the annexes in their entirety for more detailed information concerning the transactions contemplated by the merger agreement. For additional information on the recommendation of the Anywhere Board, see the section entitled “The Merger—Anywhere Board’s Recommendation and Reasons for the Merger.”
Anywhere Record Date; Anywhere Stockholders Entitled to Vote
Only stockholders of record of Anywhere common stock as of the close of business on December 12, 2025, the record date for the Anywhere special meeting, are entitled to notice of, and to vote at, the Anywhere special meeting or any adjournments or postponements thereof.
As of the close of business on November 25, 2025, there were 112,130,696 shares of Anywhere common stock issued and outstanding and entitled to vote at the Anywhere special meeting. Each share of Anywhere common stock that you held as of the close of business on the record date entitles you to one vote.
Anywhere is commencing its solicitation of proxies on or about December 2, 2025. Anywhere will continue to solicit proxies until the date of the Anywhere special meeting.
Voting by Anywhere’s Directors and Executive Officers
As of the close of business on November 25, 2025, the most recent practicable date for which such information was available, directors and executive officers of Anywhere and their affiliates, as a group, owned and were entitled to vote 4,923,812 shares of Anywhere common stock, or 4.3% of the shares of Anywhere common stock outstanding on that date. The number and percentage of shares of Anywhere common stock owned by directors and executive officers of Anywhere and their affiliates as of the Anywhere record date are not expected to be meaningfully different from the number and percentage as of November 25, 2025. Anywhere currently expects that these directors and executive officers will vote their shares of Anywhere common stock in favor of each of the proposals to be considered at the Anywhere special meeting, although none of them are obligated to do so, other than certain funds and accounts managed or advised by TPG/AG.
Concurrently with the execution of the merger agreement, certain funds and accounts managed or advised by TPG/AG agreed to, among other things, (i) vote their shares of Anywhere common stock in favor of each of the proposals to be considered at the Anywhere special meeting (representing in the aggregate approximately 8.6% of the total outstanding shares of Anywhere common stock as of November 25, 2025) and (ii) not transfer their shares, subject to certain exceptions.
For more information with respect to Anywhere stock owned by directors and executive officers of Anywhere, please see the section entitled “Anywhere Beneficial Ownership Table.”
Quorum
A quorum of Anywhere stockholders is necessary to hold a valid meeting. The presence at the Anywhere special meeting, via the Anywhere special meeting website or by proxy, of the holders of a majority of the outstanding shares of Anywhere common stock constitutes a quorum. Abstentions (which are described below) will count for the purpose of determining the presence of a quorum for the transaction of business at the Anywhere special meeting.
Required Vote
The Anywhere merger proposal must be approved and adopted by the affirmative vote of a majority of the outstanding shares of Anywhere common stock.
Approval of the Anywhere non-binding compensation advisory proposal requires the affirmative vote of holders of a majority of the votes entitled to be cast by the stockholders who are present via the Anywhere special meeting website or represented by proxy at the Anywhere special meeting.

Approval of the Anywhere adjournment proposal requires the affirmative vote of holders of a majority of the votes entitled to be cast by the Anywhere stockholders who are present via the Anywhere special meeting website or represented by proxy at the Anywhere special meeting, whether or not a quorum is present.
The Anywhere merger proposal, Anywhere non-binding compensation advisory proposal and Anywhere adjournment proposal are described in the section entitled “Anywhere Stockholder Proposals.”
Methods of Voting
Voting of Proxies by Holders of Record
Anywhere stockholders, whether holding shares directly as stockholders of record or beneficially in “street name,” may vote on the Internet by going to the web address provided on the enclosed proxy card and following the instructions for Internet voting, by phone using the toll-free phone number listed on the enclosed proxy card, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.
Voting via the Anywhere Special Meeting Website
Shares held directly in your name as stockholder of record may be voted at the Anywhere special meeting via the Anywhere special meeting website. If you choose to virtually attend the Anywhere special meeting website and vote your shares at the meeting via the Anywhere special meeting website, you will need the 16-digit control number included on your proxy card. Stockholders can access the virtual format of the meeting at www.virtualshareholdermeeting.com/HOUS2026SM. Please follow the instructions on the notice or proxy card that you received.
Even if you plan to virtually attend the Anywhere special meeting, the Anywhere Board recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Anywhere special meeting.
Voting via the Internet or by Telephone
Anywhere stockholders of record may vote their shares via the Anywhere special meeting website at the Anywhere special meeting or by submitting their proxies:
1.by phone until 11:59 p.m., Eastern Time, on January 6, 2026; or
2.by the Internet until 11:59 p.m., Eastern Time, on January 6, 2026.
Have your Anywhere proxy card in hand when you access the website or call and then follow the instructions to vote your shares.
Voting by Mail
You may submit your proxy by mail by completing, signing and returning your proxy or voting instruction card via mail. If you vote by mail, your proxy card must be received by 11:59 p.m., Eastern Time, on January 6, 2026.
General
Please be aware that any costs related to voting via the Internet, such as Internet access charges, will be your responsibility.
If you have any questions about how to vote or direct a vote in respect of your shares of Anywhere common stock, you may contact Sodali & Co., Anywhere’s proxy solicitor, by calling (800) 662-5200 or by email at HOUS@investor.sodali.com.

Treatment of Abstentions; Failure to Vote
For the Anywhere merger proposal, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the proposal. Failure to vote on the Anywhere merger proposal will have the same effect as a vote “AGAINST” the merger proposal.
For the Anywhere non-binding compensation advisory proposal and the Anywhere adjournment proposal, abstentions will have the same effect as a vote “AGAINST” the proposal, while a broker non-vote or other failure to vote will have no effect on the outcome of the vote.
Shares Held in Street Name
If your shares of Anywhere common stock are held in an account at a bank, broker or other nominee holder of record (i.e., in “street name”), you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the bank, broker or other nominee. You may also vote shares held in street name by returning an Anywhere proxy card via mail or by voting virtually at the Anywhere special meeting. Further, banks, brokers or other nominees who hold shares of Anywhere common stock on behalf of their customers may not give a proxy to Anywhere to vote those shares with respect to the Anywhere merger proposal, the Anywhere non-binding compensation advisory proposal and the Anywhere adjournment proposal without specific instructions from their customers, as banks, brokers and other nominees do not have discretionary voting power on these “non-routine” matters. Broker non-votes occur when a broker or nominee is not instructed by the beneficial owner of shares to vote on a particular proposal for which the broker does not have discretionary voting power.
Therefore, if you are an Anywhere stockholder and you do not instruct your bank, broker or other nominee on how to vote your shares, your bank, broker or other nominee may not vote your shares on the Anywhere merger proposal, the Anywhere non-binding compensation advisory proposal and the Anywhere adjournment proposal, which broker non-votes, if any, will have no effect on the vote count for such proposal.
Revocability of Proxies
Any Anywhere stockholder of record giving a proxy has the power to revoke it. If you are a stockholder of record of Anywhere, whether you vote by phone, the Internet or mail, you can change or revoke your proxy before it is voted at the meeting in one of the following ways:
•by logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case, if you are eligible to do so;
•by sending a notice of revocation to the Executive Vice President, General Counsel and Corporate Secretary of Anywhere, c/o Marilyn J. Wasser, 175 Park Avenue, Madison, New Jersey 07940 stating that you are revoking your proxy;
•by sending a completed proxy card bearing a later date than your original proxy card; or
•by attending the Anywhere special meeting and voting your shares.
Please note that your attendance at the meeting via the Anywhere special meeting website will not alone serve to revoke your proxy; instead, you must vote your shares via the Anywhere special meeting website. If you choose any of the first three methods, you must take the described action no later than the beginning of the Anywhere special meeting.
If your shares are held in an account at a bank, broker or other nominee and you have delivered your voting instruction card or otherwise given instruction on how to vote your shares to your bank, broker or other nominee, you should contact your bank, broker or other nominee to change your vote.

Solicitation of Proxies; Expenses of Solicitation
The enclosed proxy card is being solicited by Anywhere and the Anywhere Board. In addition to solicitation by mail, Anywhere’s directors, officers and employees may solicit proxies in person, by phone or by electronic means. These persons will not be specifically compensated for conducting such solicitation.
Anywhere has retained Sodali & Co. to assist in the solicitation process. Sodali & Co. may contact you by mail or phone to encourage you to vote. If you have any questions or need more information about voting your shares, please contact Sodali & Co. by calling (800) 662-5200 or by email at HOUS@investor.sodali.com. Anywhere will pay Sodali & Co. a fee of approximately $20,000, as well as reasonable and documented out-of-pocket expenses. Anywhere also has agreed to indemnify Sodali & Co. against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).
Anywhere will ask brokers, banks and other nominees to forward the proxy solicitation materials to the beneficial owners of shares of Anywhere common stock held of record by such nominee holders. Anywhere will reimburse these nominee holders for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.
Assistance
If you need assistance in completing your proxy card or have questions regarding the Anywhere special meeting, contact:
Sodali & Co.
430 Park Avenue
14th Floor
New York, NY 10022
Banks and Brokers Call: (203) 658-9400
Stockholders Call Toll Free: (800) 662-5200
Email: HOUS@investor.sodali.com
The matter to be considered at the Anywhere special meeting is of great importance to the Anywhere stockholders. Accordingly, you are urged to read in its entirety and carefully consider the information contained in or incorporated by reference into this joint proxy statement/prospectus and submit your proxy by phone or the Internet or complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope. If you submit your proxy by phone or the Internet, you do not need to return the enclosed proxy card.
Tabulation of Votes
Anywhere has appointed Carideo Group to serve as the Inspector of Election for the Anywhere special meeting. Carideo Group will independently tabulate affirmative and negative votes and abstentions.
Within four business days following the Anywhere special meeting, Anywhere intends to file the final voting results with the SEC on a Current Report on Form 8-K. If the final voting results have not been certified within that four business day period, Anywhere will report the preliminary voting results on a Current Report on Form 8-K at that time and will file an amendment to the Current Report on Form 8-K to report the final voting results within four days of the date that the final results are certified.
ANYWHERE STOCKHOLDERS SHOULD CAREFULLY READ THIS JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY FOR MORE DETAILED INFORMATION CONCERNING THE ANYWHERE MERGER PROPOSAL, THE ANYWHERE NON-BINDING COMPENSATION ADVISORY PROPOSAL AND THE ANYWHERE ADJOURNMENT PROPOSAL.

Adjournments
In accordance with the Anywhere bylaws, whether or not a quorum is present, the chairman of the Anywhere special meeting will have the power to adjourn the Anywhere special meeting from time to time for the purpose of, among other things, soliciting additional proxies. If the Anywhere special meeting is adjourned, Anywhere stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. At any subsequent reconvening of the Anywhere special meeting, all proxies will be voted in the same manner as the manner in which such proxies would have been voted at the original convening of the Anywhere special meeting, except for any proxies that have been validly revoked or withdrawn prior to the subsequent meeting.
In addition, the merger agreement provides that Anywhere (i) will be required to adjourn or postpone the Anywhere special meeting to the extent necessary to ensure that any legally required supplement or amendment to this joint proxy statement/prospectus is provided to the Anywhere stockholders or if, as of the time the Anywhere special meeting is scheduled, there are insufficient shares represented to constitute a quorum necessary to conduct business at the Anywhere special meeting, and (ii) may adjourn or postpone the Anywhere special meeting if, as of the time for which the Anywhere special meeting is scheduled, there are insufficient shares represented to obtain approval of the Anywhere merger proposal. However, the Anywhere special meeting will not be adjourned or postponed to a date that is more than 10 business days after the date for which the Anywhere special meeting was previously scheduled (though the Anywhere special meeting may be adjourned or postponed every time the circumstances described in (i) exist, and, with Compass’ consent, every time the circumstances described in (ii) exist) or to a date on or after September 17, 2026.

ANYWHERE STOCKHOLDER PROPOSALS
Anywhere Non-Binding Compensation Advisory Proposal
As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, which were enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, Anywhere is required to provide its stockholders the opportunity to vote to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to Anywhere’s named executive officers that is based on or otherwise relates to the merger, as described in the section entitled “The Merger—Interests of Anywhere’s Directors and Executive Officers in the Merger.” Accordingly, Anywhere stockholders are being provided the opportunity to cast an advisory vote on such payments.
As an advisory vote, this proposal is not binding upon Anywhere or the Anywhere Board or Compass or the Compass Board, and approval of this proposal is not a condition to completion of the merger and is a vote separate and apart from the Anywhere merger proposal. Accordingly, you may vote to approve the Anywhere merger proposal and vote not to approve the Anywhere non-binding compensation advisory proposal and vice versa. Because the merger-related executive compensation to be paid in connection with the merger is based on the terms of the merger agreement as well as the contractual arrangements with Anywhere’s named executive officers, such compensation will be payable, regardless of the outcome of this advisory vote, if the Anywhere merger proposal is approved (subject only to the contractual conditions applicable thereto). However, Anywhere seeks the support of its stockholders, and believes that stockholder support is appropriate as the executive compensation programs are designed to incentivize executives to successfully execute a transaction such as that contemplated by the Anywhere merger proposal from its early stages until consummation. Accordingly, holders of shares of Anywhere common stock are being asked to vote on the following resolution:
RESOLVED, that the stockholders of Anywhere Real Estate Inc. approve, on an advisory, non-binding basis, certain compensation that may be paid or become payable to the named executive officers of Anywhere Real Estate Inc. that is based on or otherwise relates to the merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Merger—Interests of Anywhere’s Directors and Executive Officers in the Merger.”
Approval of the Anywhere non-binding compensation advisory proposal requires the affirmative vote of holders of a majority of the votes entitled to be cast by the stockholders who are present via the Anywhere special meeting website or represented by proxy at the Anywhere special meeting. Abstentions will have the same effect as a vote “AGAINST” the proposal, while a broker non-vote or other failure to vote will have no effect on the outcome of the vote.
The Anywhere Board unanimously recommends a vote “FOR” the Anywhere non-binding compensation advisory proposal.
Anywhere Merger Proposal
As discussed throughout this joint proxy statement/prospectus, Anywhere is asking its stockholders to approve the Anywhere merger proposal. It is a condition to the completion of the merger that Anywhere stockholders approve the Anywhere merger proposal. At the effective time, each Anywhere stockholder will receive, for each eligible share of Anywhere common stock that is issued and outstanding as of immediately prior to the effective time, the merger consideration of 1.436 fully paid and nonassessable shares of Compass Class A common stock, further described in the section entitled “The Merger Agreement—Merger Consideration.”
The approval by Anywhere stockholders of this proposal is required by Section 251 of the DGCL and is a condition to the completion of the merger.
Approval of the Anywhere merger proposal requires the affirmative vote of a majority of the outstanding shares of Anywhere common stock. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Anywhere merger proposal. Failure to vote on the Anywhere merger proposal will have the same effect as a vote “AGAINST” the merger proposal.

The Anywhere Board unanimously recommends a vote “FOR” the Anywhere merger proposal.
Anywhere Adjournment Proposal
The Anywhere special meeting may be adjourned to another time and place, if necessary or appropriate, to permit solicitation of additional proxies if there are not sufficient votes at the time of the Anywhere special meeting to approve the Anywhere merger proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Anywhere stockholders.
Anywhere is asking its stockholders to authorize the holder of any proxy solicited by the Anywhere Board to vote in favor of any adjournment of the Anywhere special meeting to solicit additional proxies if there are not sufficient votes at the time of the Anywhere special meeting to approve the Anywhere merger proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Anywhere stockholders.
Approval of the Anywhere adjournment proposal requires the affirmative vote of holders of a majority of the votes entitled to be cast by the Anywhere stockholders who are present via the Anywhere special meeting website or represented by proxy at the Anywhere special meeting, whether or not a quorum is present. Abstentions will have the same effect as a vote “AGAINST” the proposal, while a broker non-vote or other failure to vote will have no effect on the outcome of the vote.
Under Anywhere bylaws, the chairman of the Anywhere special meeting may adjourn the Anywhere special meeting regardless of the outcome of the Anywhere adjournment proposal.
The Anywhere Board unanimously recommends that Anywhere stockholders approve the Anywhere adjournment proposal, if necessary.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
On September 22, 2025, Compass, entered into a merger agreement with Anywhere and Merger Sub. The merger agreement provides that, upon the terms and subject to the conditions set forth therein, and at the closing of the transaction contemplated by the merger agreement, Merger Sub shall be merged with and into Anywhere, with Anywhere surviving the merger as a wholly owned subsidiary of Compass.
The accompanying unaudited pro forma financial information is prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined balance sheet is presented as if the merger and related financing had occurred on September 30, 2025, and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025, and the year ended December 31, 2024, are presented to give effect to the merger and related financing as if they occurred on January 1, 2024.
The unaudited pro forma condensed combined financial information gives effect to the accounting for the merger (the “Purchase Accounting Adjustments”) and the related financing (the “Financing Accounting Adjustments” and, collectively, the “Transaction Accounting Adjustments”). All terms defined in this section are used solely for the purposes of this section and do not apply to any other section.
In the accompanying unaudited pro forma condensed combined financial information, the historical consolidated financial statements of Compass and Anywhere have been adjusted to depict the Transaction Accounting Adjustments, in accordance with GAAP. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. All adjustments are preliminary and subject to change.
At the effective time, each share of Anywhere common stock that is issued and outstanding immediately prior to the completion of the merger, other than certain excluded shares of Anywhere common stock as described in the merger agreement, will be converted into the right to receive 1.436 fully paid and nonassessable shares (referred to herein as the exchange ratio) of Compass Class A common stock (“Compass Shares”), with cash in lieu of any fractional shares of Compass Shares, less any applicable withholding taxes.
On the terms and subject to the conditions set forth in the merger agreement, at the effective time, each outstanding equity award with respect to Anywhere common stock will be treated as follows:
•Anywhere RSU Awards, Anywhere DSU Awards and Anywhere PSU Awards: Except as set forth below, at the effective time, each outstanding Anywhere RSU Award, each outstanding Anywhere DSU Award and each outstanding Anywhere PSU Award (other than any Anywhere RSU Award or Anywhere DSU Award granted to a non-employee director of Anywhere) will be canceled and converted into a Compass RSU Award covering a number of shares of Compass Class A common stock (rounded to the nearest whole share) equal to the product of (i) the total number of shares of Anywhere common stock subject to the Anywhere RSU Award, Anywhere DSU Award or Anywhere PSU Award, as applicable, immediately prior to the effective time, multiplied by (ii) the exchange ratio, with substantially the same terms and conditions (including vesting and accelerated vesting) as applied to the corresponding Anywhere RSU Award, Anywhere DSU Award or Anywhere PSU Award, as applicable, immediately prior to the effective time (except that Anywhere PSU Awards will only be subject to service-based vesting and any performance goals will cease to apply). With respect to each Anywhere PSU Award, performance goals will be determined based on the average of any individual performance periods (to the extent applicable and set forth in the existing award agreement) (provided that the average will be no less than the target performance level), without regard to any relative total stockholder return modifier (to the extent applicable), and based on: (A) for performance periods ending on or prior to the effective time, actual performance as determined in good faith by the Anywhere Compensation Committee, (B) for any performance period that has commenced but not ended on or prior to the closing date, actual performance through the most recent practicable date prior to the closing date, with performance for any portion of the performance period that remains following the closing date extrapolated based on the forecasted performance as determined in good faith by the Anywhere Compensation Committee and in consultation with Compass, and (C) for any performance periods that have not yet commenced as of the closing date, the target performance level.
•At the effective time, each outstanding Anywhere RSU Award and each outstanding Anywhere DSU Award, in each case, granted to a non-employee director of Anywhere that is outstanding immediately prior to the effective time will fully vest (to the extent unvested) and be converted into the right to receive the merger consideration.
•Anywhere Option Awards: At the effective time, each outstanding Anywhere Option Award (other than an Anywhere Option Award held by an individual who is not an employee of Anywhere as of immediately prior to the effective time) will cease to represent a right to acquire shares of Anywhere common stock and will be assumed and converted automatically into an Adjusted Option to purchase a number of shares of Compass common stock equal to the number of shares of Anywhere common stock subject to such Anywhere Option Award immediately prior to the effective time multiplied by the exchange ratio (with fractional shares rounded down to the nearest whole share), at an exercise price per share of Compass Class A common stock equal to (I) the per share exercise price for shares of Anywhere common stock subject to the corresponding Anywhere Option Award divided by (II) the exchange ratio (rounded up to the nearest whole cent). Each Adjusted Option will otherwise be subject to the same terms and conditions applicable to the corresponding Anywhere Option Award, including vesting terms.
•At the effective time, each Anywhere Option Award that is outstanding and unexercised immediately prior to the effective time and is held by any individual who is not an employee of Anywhere as of immediately prior to the effective time will, without any action on the part of Compass, Anywhere or the holder thereof, be canceled, with the holder being entitled to receive the merger consideration in respect of each net share, determined by dividing (i) (A) the excess, if any, of the value of the merger consideration over the per share exercise price of the Anywhere Option Award, multiplied by (B) the number of shares subject to the Anywhere Option Award immediately prior to the effective time, by (ii) the Compass closing price.
•Anywhere Performance-Vesting Cash Awards and Anywhere Time-Vesting Cash Awards: At the effective time, each outstanding Anywhere Performance-Vesting Cash Award and Anywhere Time-Vesting Cash Award will be assumed by Compass and continue to be subject to the same terms and conditions (including vesting and accelerated vesting) as apply as of immediately prior to the effective time; except that any performance goals applicable to the Anywhere Performance-Vesting Cash Awards will be deemed achieved in the same manner as described above with respect to Anywhere PSU Awards.
In connection with the merger agreement, on September 22, 2025, Compass entered into a debt financing commitment letter and related fee letter with MSSF, pursuant to which MSSF and each other additional commitment party appointed thereunder has committed to provide Compass with debt financing in an aggregate principal amount of up to $750 million in the form of a 364-day senior secured bridge loan facility, subject to customary conditions, mandatory commitment reductions and entry into definitive financing and ancillary documentation as set forth therein. Compass expects that the existing senior non-convertible notes and asset-based securities facilities of Anywhere and its subsidiaries will remain in place following the closing, excluding (x) Anywhere’s remaining 0.25% Exchangeable Senior Notes, which are expected to be repaid prior to the effective time, and (y) Anywhere’s revolving credit facility, which contains a change in control provision and is required to be repaid upon the closing of the merger. To the extent funded, the net proceeds of the debt financing are expected to be used to refinance certain existing indebtedness of Anywhere and its subsidiaries, including Anywhere’s revolving credit facility, to pay fees, costs and expenses related to the transaction, and for general corporate purposes. While certain alternative financing may be contemplated by Compass in lieu of the bridge loan facility, those alternatives are not currently determinable. As a result, the unaudited condensed pro forma financial information assumes the bridge loan facility, which has a maturity of less than one year, is outstanding for the entirety of the pro forma periods as it is expected to be replaced with permanent financing.

The merger will be accounted for as a business combination using the acquisition method with Compass assumed to be the accounting acquiror in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”). Under this method of accounting, the consideration transferred will be allocated to Anywhere’s assets acquired and liabilities assumed based upon their estimated fair values at the closing date. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired, and liabilities assumed will be recorded as goodwill. The process of valuing the net assets of Anywhere at the closing date, the allocation of the consideration transferred, as well as evaluating accounting policies for conformity, is preliminary and represents Compass’ current best estimate and is subject to revision.
The unaudited pro forma condensed combined financial information and related notes are provided for illustrative purposes only and do not purport to represent what the combined company’s actual results of operations or financial position would have been had the merger been completed on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position for any future period. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. It is likely that the actual adjustments upon the completion of the merger will differ from the pro forma adjustments, and it is possible the differences may be material.
The following unaudited pro forma condensed combined financial information gives effect to the merger and the bridge loan facility, which includes adjustments for the following:
•Certain reclassifications to conform Anywhere’s historical financial statement presentation to Compass’ historical financial statement presentation;
•Adjustments to reflect purchase accounting under ASC 805;
•Non-recurring transaction costs in connection with the merger; and
•Proceeds and uses of the bridge loan facility entered into in connection with the merger. The pro forma condensed financial information assumes the use of the bridge loan facility to refinance certain existing indebtedness of Anywhere and its subsidiaries and to pay fees, costs and expenses related thereto. While certain alternative financing may be contemplated by Compass in lieu of the bridge loan facility, those alternatives are not currently determinable. As a result, the unaudited condensed pro forma financial information assumes the bridge loan facility, which has a maturity of less than one year, is outstanding for the entirety of the pro forma periods as it is expected to be replaced with permanent financing.
Other Transactions
In addition, the unaudited pro forma condensed combined statements of operations gives effect to the acquisition of At World Properties Holdings, LLC (“AWPH, LLC”) by Compass on January 13, 2025 (the “AWPH, LLC Acquisition”) as if the AWPH, LLC Acquisition occurred on January 1, 2024. Immediately prior to the closing of the AWPH, LLC Acquisition, AWPH, LLC settled its outstanding debt and divested its subsidiary, SGI Acquisition Holdings, Inc. (d/b/a Christie’s International Real Estate Sereno), which maintained brokerage operations in the Northern California market. In addition, Compass drew down $50.0 million from its revolving credit facility to partially fund the AWPH, LLC Acquisition. The remaining consideration for the AWPH, LLC Acquisition was funded by Compass’ cash on hand and shares to be issued after the close of the AWPH, LLC Acquisition. Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed on November 5, 2025, provides additional details regarding the AWPH, LLC Acquisition described herein. The AWPH, LLC Acquisition is fully reflected in the Compass historical balance sheet as of September 30, 2025.
The following adjustments are presented in Note 2 – AWPH, LLC Acquisition Adjustments:
•Certain reclassifications to conform AWPH, LLC’s historical financial statement presentation to Compass’ historical financial statement presentation; and
•Adjustments to reflect acquisition accounting under ASC 805.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2025
(In millions)

	As of September 30, 2025
	Compass (Historical)	Anywhere (Adjusted Historical Note 3)(1)	Transaction Accounting Adjustments (Note 4)				Pro Forma Combined for Merger and Financing Adjustments
			Purchase Accounting Adjustments	Notes	Financing Accounting Adjustments	Notes
Assets
Current Assets
Cash and cash equivalents	$170.3	$139.0	$(150.0)	(4E)	$324.8	(4H)	$484.1
Restricted cash	—	6.0	—		—		6.0
Accounts receivable, net of allowance	70.5	133.0	—		—		203.5
Relocation receivables	—	244.0	—		—		244.0
Compass Concierge receivables, net of allowance	35.5	—	—		—		35.5
Other current assets	37.0	200.0	—		—		237.0
Total current assets	313.3	722.0	(150.0)		324.8		1,210.1
Property and equipment, net	119.4	242.0	(121.1)	(4C)	—		240.3
Operating lease right-of-use assets	377.4	304.0	—		—		681.4
Intangible assets, net	211.8	1,445.0	184.9	(4C)	—		1,841.7
Goodwill	479.4	2,499.0	(35.8)	(4A)	—		2,942.6
Other non-current assets	52.2	531.0	(7.7)	(4B) / (4G)	(3.0)	(4H)	572.5
Total assets	$1,553.5	$5,743.0	$(129.7)		$321.8		$7,488.6
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$15.3	$87.0	$—		$—		$102.3
Commissions payable	114.0	66.0	—		—		180.0
Accrued expenses and other current liabilities	133.1	536.0	47.1	(4D) / (4E)	(1.8)	(4I)	714.4
Current lease liabilities	99.8	95.0	—		—		194.8
Concierge credit facility	28.8	—	—		—		28.8
Securitization obligations	—	180.0	—		—		180.0
Current portion of long-term debt	—	451.0	(36.0)	(4B)	323.6	(4H)	738.6
Total current liabilities	391.0	1,415.0	11.1		321.8		2,138.9
Non-current lease liabilities	352.4	259.0	—		—		611.4
Other non-current liabilities	31.7	235.0	—		—		266.7
Long-term debt	—	2,125.0	25.0	(4B)	—		2,150.0
Deferred income taxes	—	189.0	(169.2)	(4G)	—		19.8
Total liabilities	775.1	4,223.0	(133.1)		321.8		5,186.8
Stockholders' equity
Common Stock	—	1.0	(1.0)	(4F)	—		—
Additional paid-in capital	3,461.4	4,838.0	(3,380.3)	(4F)	—		4,919.1
Accumulated deficit	(2,688.1)	(3,283.0)	3,344.7	(4F)	—		(2,626.4)
Accumulated other comprehensive loss	—	(40.0)	40.0	(4F)	—		—
Total Compass, Inc. stockholders' equity	773.3	1,516.0	3.4		—		2,292.7
Non-controlling interest	5.1	4.0	—		—		9.1
Total stockholders' equity	778.4	1,520.0	3.4		—		2,301.8
Total liabilities and stockholders' equity	$1,553.5	$5,743.0	$(129.7)		$321.8		$7,488.6
__________________
(1)The adjusted historical Anywhere amounts include certain adjustments related to Compass’ financial statement presentation. Refer to Note 3 – Accounting Policies and Anywhere Reclassifications, for further discussion and for the reconciliation to Anywhere’s historical consolidated balance sheet as of September 30, 2025.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2025
(In millions, except share and per share data)

	For the Nine Months Ended September 30, 2025
	Compass (Adjusted Historical Note 2)(1)	Anywhere (Adjusted Historical Note 3)(2)	Transaction Accounting Adjustments (Note 5)				Pro Forma Combined for Merger and Financing Adjustments
			Purchase Accounting Adjustments	Notes	Financing Accounting Adjustments	Notes
Revenue	$5,270.0	$4,512.0	$—		$—		$9,782.0
Operating expenses:
Commissions and other related expense	4,301.1	2,923.0	—		—		7,224.1
Sales and marketing	283.2	294.0	—		—		577.2
Operations and support	317.4	776.0	—		—		1,093.4
Research and development	181.2	120.0	—		—		301.2
General and administrative	101.2	186.0	(25.1)	(5A)	—		262.1
Anywhere merger transaction and integration expenses	7.5	5.0	—		—		12.5
Restructuring costs	14.2	36.0	—		—		50.2
Depreciation and amortization	87.1	147.0	74.0	(5B)	—		308.1
Total operating expenses	5,292.9	4,487.0	48.9		—		9,828.8
(Loss) income from operations	(22.9)	25.0	(48.9)		—		(46.8)
Investment income, net	3.6	—	—		—		3.6
Interest expense	(7.2)	(119.0)	4.9	(5D)	(48.3)	(5F) / (5G)	(169.6)
Gain on the early extinguishment of debt	—	2.0	—		—		2.0
Other income, net	—	6.0	—		—		6.0
Loss before income taxes and equity in income of unconsolidated entities	(26.5)	(86.0)	(44.0)		(48.3)		(204.8)
Income tax benefit (provision)	2.8	15.0	(17.3)	(5E)	—		0.5
Equity in income of unconsolidated entities	5.5	8.0	—		—		13.5
Net loss	(18.2)	(63.0)	(61.3)		(48.3)		(190.8)
Net loss (income) attributable to non-controlling interests	0.3	(1.0)	—		—		(0.7)
Net loss attributable to Compass, Inc.	$(17.9)	$(64.0)	$(61.3)		$(48.3)		$(191.5)
Net loss per share attributable to Compass, Inc., basic and diluted	$(0.03)	$(0.57)					$(0.27)
Weighted-average shares used in computing net loss per share attributable to Compass, Inc., basic and diluted	560,966,851	111,800,000					721,833,057
__________________
(1)The adjusted historical Compass amounts include certain acquisition adjustments related to the AWPH, LLC Acquisition. Refer to Note 2 – AWPH, LLC Acquisition Adjustments, for further discussion and for the reconciliation to Compass’ historical condensed consolidated statements of operations for the nine months ended September 30, 2025.
(2)The adjusted historical Anywhere amounts include certain adjustments related to Compass’ financial statement presentation. Refer to Note 3 – Accounting Policies and Anywhere Reclassifications, for further discussion and for the reconciliation to Anywhere’s historical consolidated statements of operations for the nine months ended September 30, 2025.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2024
(In millions, except share and per share data)

	For the Year Ended December 31 2024
	Compass (Adjusted Historical Note 2) (1)	Anywhere (Adjusted Historical Note 3)(2)	Transaction Accounting Adjustments (Note 5)				Pro Forma Combined for Merger and Financing Adjustments
			Purchase Accounting Adjustments	Notes	Financing Accounting Adjustments	Notes
Revenue	$6,143.3	$5,692.0	$—		$—		$11,835.3
Operating expenses:
Commissions and other related expense	5,007.8	3,649.0	—		—		8,656.8
Sales and marketing	401.0	410.0	—		—		811.0
Operations and support	389.7	972.0	—		—		1,361.7
Research and development	198.4	179.0	—		—		377.4
General and administrative	170.4	222.0	48.4	(5A) / (5C)	—		440.8
Anywhere merger transaction and integration expenses	—	—	150.0	(5C)	—		150.0
Restructuring costs	9.7	40.0	—		—		49.7
Depreciation and amortization	123.9	200.0	97.0	(5B)	—		420.9
Impairments	—	10.0	—		—		10.0
Other income, net	—	—	—		—		—
Total operating expenses	6,300.9	5,682.0	295.4		—		12,278.3
(Loss) income from operations	(157.6)	10.0	(295.4)		—		(443.0)
Investment income, net	5.4	—	—		—		5.4
Interest expense	(9.3)	(153.0)	7.5	(5D)	(66.9)	(5F) / (5G)	(221.7)
Gain (loss) on the early extinguishment of debt	—	7.0	(3.7)	(5D)	—		3.3
Loss before income taxes and equity in income of unconsolidated entities	(161.5)	(136.0)	(291.6)		(66.9)		(656.0)
Income tax benefit	0.1	2.0	219.2	(5E)	—		221.3
Equity in income of unconsolidated entities	0.1	7.0	—		—		7.1
Net loss	(161.3)	(127.0)	(72.4)		(66.9)		(427.6)
Net loss (income) attributable to non-controlling interests	0.1	(1.0)	—		—		(0.9)
Net loss attributable to Compass, Inc.	$(161.2)	$(128.0)	$(72.4)		$(66.9)		$(428.5)
Net loss per share attributable to Compass, Inc., basic and diluted	$(0.30)	$(1.15)					$(0.61)
Weighted-average shares used in computing net loss per share attributable to Compass, Inc., basic and diluted	540,207,466	111,100,000					701,073,672
__________________
(1) The adjusted historical Compass amounts include certain acquisition adjustments related to the AWPH, LLC Acquisition. Refer to Note 2 – AWPH, LLC Acquisition Adjustments, for further discussion and for the reconciliation to Compass’ historical consolidated statements of operations for the year ended December 31, 2024.
(2)The adjusted historical Anywhere amounts include certain adjustments related to Compass’ financial statement presentation. Refer to Note 3 – Accounting Policies and Anywhere Reclassifications, for further discussion and for the reconciliation to Anywhere’s historical consolidated statements of operations for the year ended December 31, 2024.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
Note 1. Basis of Presentation
The accompanying unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information. The historical information of Compass and Anywhere is presented in accordance with GAAP and rules of the Securities and Exchange Commission (the “SEC”).
The unaudited pro forma condensed combined financial information is prepared using the acquisition method of accounting in accordance with the business combination accounting guidance under ASC 805, with Compass as the accounting acquirer for the merger. Under ASC 805, assets acquired, and liabilities assumed in a business combination are recognized and measured at the transaction date fair value. Transaction costs associated with a business combination are expensed as incurred. The excess of consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Accordingly, the merger consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value.
The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies, or cost savings that may result from the integration. The pro forma adjustments represent Compass’ best estimates and are based upon currently available information and certain assumptions that Compass believes are reasonable under the circumstances.
In determining the preliminary estimate of fair values of assets acquired and liabilities assumed of Anywhere, Compass used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. The pro forma purchase price allocation relating to the merger is preliminary and subject to change, as additional information becomes available and as additional analyses are performed. There can be no assurances that the valuations will not result in material changes to this purchase price allocation. Any increase or decrease in fair values of the net assets as compared with the unaudited pro forma condensed combined financial information may change the amount of the total acquisition consideration allocated to goodwill and other assets and liabilities and may impact the unaudited pro forma condensed combined statements of operations due to adjustments in the depreciation and amortization expense of the adjusted assets.
In connection with the merger, Compass considered the impact of the business combination and partially decreased its valuation allowance by $224.2 million related to certain U.S. deferred tax assets. The change in Compass’ valuation allowance is based on the Anywhere acquired deferred tax liability including increases due to fair market value adjustments. For more information regarding the income tax impact of the merger refer to Note 4 - Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet.
Note 2. AWPH, LLC Acquisition
Basis of presentation
The unaudited pro forma condensed combined statements of operations gives effect to the acquisition of AWPH, LLC by Compass on January 13, 2025, as if it occurred on January 1, 2024. There is no pro forma adjustment to the combined balance sheet as of September 30, 2025, as AWPH, LLC’s historical figures are already reflected in the Compass historical balance sheet, as of that date. The historical information of Compass and AWPH, LLC is presented in accordance with GAAP and rules of the SEC.
Acquisition Adjustments
The following unaudited pro forma condensed combined statement of operations gives effect to the accounting for the AWPH, LLC Acquisition and depicts the acquisition adjustments related to this transaction for the nine months ended September 30, 2025 and the year ended December 31, 2024.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2025
(In millions, except share and per share data)

	For the Nine Months Ended September 30, 2025	For the Period from January 1, 2025 to January 12, 2025			For the Nine Months Ended September 30, 2025
	Compass (Historical)	AWPH, LLC (Historical) (1)	Acquisition Adjustments	Notes	Compass (Adjusted Historical)
Revenue	$5,261.8	$8.2	$—		$5,270.0
Operating expenses:
Commissions and other related expense	4,295.2	5.9	—		4,301.1
Sales and marketing	281.9	1.3	—		283.2
Operations and support	317.1	0.3	—		317.4
Research and development	180.7	0.5	—		181.2
General and administrative	100.9	0.3	—		101.2
Anywhere merger transaction and integration expenses	7.5	—	—		7.5
Restructuring costs	14.2	—	—		14.2
Depreciation and amortization	85.8	0.8	0.5	(2a)	87.1
Total operating expenses	5,283.3	9.1	0.5		5,292.9
Loss from operations	(21.5)	(0.9)	(0.5)		(22.9)
Investment income, net	3.6	—	—		3.6
Interest expense	(7.1)	(1.7)	1.6	(2b)	(7.2)
Loss before income taxes and equity in income of unconsolidated entities	(25.0)	(2.6)	1.1		(26.5)
Income tax benefit (provision)	3.3	(0.5)	—		2.8
Equity in income of unconsolidated entities	5.5	—	—		5.5
Net loss	(16.2)	(3.1)	1.1		(18.2)
Net loss attributable to non-controlling interests	0.3	—	—		0.3
Net loss attributable to Compass, Inc.	$(15.9)	$(3.1)	$1.1		$(17.9)
Net loss per share attributable to Compass, Inc., basic and diluted	$(0.03)				$(0.03)
Weighted-average shares used in computing net loss per share attributable to Compass, Inc., basic and diluted (2)	558,840,800				560,966,851
__________________
(1) The historical AWPH, LLC amounts exclude the impact of the divestiture of SGI Acquisition Holdings, Inc., a subsidiary of AWPH, LLC, which is assumed to have occurred prior to the completion of the AWPH, LLC Acquisition. Additionally, details regarding the reclassification adjustments between the AWPH, LLC pre-acquisition presentation and the Compass presentation are not provided as the impact of the reclassification on the pro forma financial information is not expected to be material.
(2)The Compass adjusted historical weighted-average shares used in computing net loss per share attributable to the pro forma combined company is comprised of Compass’ historical weighted-average shares outstanding of 558,840,800 and an additional 2,126,051 shares of Compass class A common stock related to the AWPH, LLC Acquisition. The 2.1 million incremental shares primarily reflect the assumption that the 38.5 million minimum shares to be issued in connection with the acquisition of AWPH, LLC were outstanding for the full nine-month period rather than beginning on the January 13, 2025 acquisition date. Of the 38.5 million minimum shares related to the acquisition of AWPH, LLC, as disclosed in Compass’ Form 10-Q dated November 5, 2025, Compass issued 28.4 million during the three months ended September 30, 2025, and 10.1 million are expected to be issued in January 2026.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2024
(In millions, except share and per share data)

	For the year ended December 31 2024
	Compass (Historical)	AWPH, LLC (Adjusted)(1)	Acquisition Adjustments	Notes	Compass (Adjusted Historical)
Revenue	$5,629.1	$514.2	$—		$6,143.3
Operating expenses:
Commissions and other related expense	4,634.6	373.2	—		5,007.8
Sales and marketing	368.7	32.2	0.1	(2c)	401.0
Operations and support	334.5	53.9	1.3	(2c)	389.7
Research and development	188.8	9.4	0.2	(2c)	198.4
General and administrative	165.2	4.9	0.3	(2c)	170.4
Restructuring costs	9.7	—	—		9.7
Depreciation and amortization	82.4	7.2	34.3	(2a)	123.9
Total operating expenses	5,783.9	480.8	36.2		6,300.9
(Loss) income from operations	(154.8)	33.4	(36.2)		(157.6)
Investment income, net	6.8	2.6	(4.0)	(2d)	5.4
Interest expense	(6.4)	(17.2)	14.3	(2b)	(9.3)
(Loss) income before income taxes and equity in (loss) income of unconsolidated entities	(154.4)	18.8	(25.9)		(161.5)
Income tax benefit (provision)	0.5	(0.4)	—		0.1
Equity in (loss) income of unconsolidated entities	(0.6)	0.7	—		0.1
Net (loss) income	(154.5)	19.1	(25.9)		(161.3)
Net loss attributable to non-controlling interests	0.1	—	—		0.1
Net (loss) income attributable to Compass, Inc.	$(154.4)	$19.1	$(25.9)		$(161.2)
Net loss per share attributable to Compass, Inc., basic and diluted	$(0.31)				$(0.30)
Weighted-average shares used in computing net loss per share attributable to Compass, Inc., basic and diluted (2)	501,514,681				540,207,466
__________________
(1) The adjusted AWPH, LLC amounts include certain adjustments that are detailed in the AWPH, LLC Acquisition Accounting Policies and Reclassification Adjustments section below.
(2)The Compass adjusted historical weighted-average shares used in computing net loss per share attributable to the pro forma combined company is comprised of Compass historical weighted-average shares outstanding of 501,514,681 and an additional 38,692,785 shares of Compass Class A common stock related to the AWPH, LLC acquisition. Of the 38.7 million incremental shares, 38.5 million represents the minimum purchase consideration for the acquisition and 0.2 million represents incremental shares to be issued for Compass RSU Awards granted to AWPH, LLC employees. As disclosed in Compass’ Form 10-Q dated November 5, 2025, Compass issued 28.4 million of the 38.5 million minimum purchase consideration shares during the three months ended September 30, 2025, and expect to issue the remaining 10.1 million in January 2026.

2a.Reflects incremental amortization expense recognized related to finite-lived intangible assets acquired in connection with the AWPH, LLC Acquisition. Amounts are presented in millions (except useful lives):

	Useful Life (Years)	Fair Value	Amortization Expense for the Nine Months Ended September 30, 2025	Amortization Expense for the Year Ended December 31, 2024
Trademarks	2-6	$20.3	$0.2	$6.4
Acquired technology	2	29.2	0.4	14.6
Agent networks	7	72.3	0.3	10.3
Affiliate network	6	42.3	0.3	7.1
Total identifiable intangible assets		$164.1	$1.2	38.4
Less: Historical amortization expense			(0.7)	(4.1)
Pro forma adjustment for incremental amortization expense			$0.5	$34.3
2b.Reflects the removal of interest expense on AWPH, LLC’s historical debt, which was settled as part of the AWPH, LLC Acquisition, together with the addition of interest expense arising from Compass’ $50.0 million borrowing under Compass’ revolving credit facility. For the pro forma condensed combined statement of operations for the year ended December 31, 2024, the presentation assumes that the $50.0 million balance remained outstanding throughout the entire period. The nine months ended September 30, 2025, includes an adjustment related to the interest expense for the twelve day period from January 1, 2025 through January 12, 2025, as the historical results already include the interest expense associated with this borrowing from January 13, 2025 on. Amounts are presented in millions:

	For the Nine Months Ended September 30, 2025	For the Year Ended December 31, 2024
Interest expense for Compass' revolving credit facility	$(0.1)	(2.9)
Elimination of interest associated with AWPH, LLC’s debt	1.7	$17.2
Total Acquisition Adjustments	$1.6	$14.3
2c.Reflects the expense impact of Compass RSU Awards issued to employees of AWPH, LLC for services to be provided subsequent to the AWPH, LLC Acquisition. Expense amounts were attributed to the sales and marketing, operations and support, research and development, and general and administrative line items to align the presentation of activity with Compass’ methodology for presenting similar expenses within the statements of operations.
2d.Reflects the reduction of Compass’ investment income due to less cash available for investment in cash equivalents and money market funds as a result of the cash payments related to the AWPH, LLC Acquisition.

AWPH, LLC Acquisition Accounting Policies and Reclassification Adjustments
The following depicts certain reclassification adjustments to AWPH, LLC’s historical statement of operations presentation to conform to Compass’ financial statement presentation:
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2024
(In millions)

Compass	AWPH, LLC	AWPH, LLC	Divestiture of Subsidiary (Note 2e)	Reclassification Adjustments (Note 2f)	AWPH, LLC (Adjusted)
Revenue	Revenue	$—	$—	$514.2	$514.2
	Commission income	566.0	(124.9)	(441.1)	—
	Title agency revenues	23.2	—	(23.2)	—
	Other revenues	48.2	(4.4)	(43.8)	—
	Total revenue	637.4	(129.3)	6.1	514.2
Operating expenses:
Commissions and other related expense	Commission and other related expense	479.0	(111.0)	5.2	373.2
Sales and marketing		—	—	32.2	32.2
Operations and support		—	—	53.9	53.9
Research and development		—	—	9.4	9.4
General and administrative		—	—	4.9	4.9
Merger transaction expenses		—	—	—	—
Restructuring costs		—	—	—	—
Depreciation and amortization		—	—	7.2	7.2
	Wages and benefits	62.1	(7.2)	(54.9)	—
	Depreciation	4.9	(0.4)	(4.5)	—
	Amortization of intangible assets	3.8	(1.1)	(2.7)	—
	Advertising and marketing	9.4	(0.6)	(8.8)	—
	Rent and occupancy	13.2	(3.7)	(9.5)	—
	Recruiting and retention	10.3	(1.4)	(8.9)	—
	Office expenses and supplies	4.4	(1.2)	(3.2)	—
	Professional fees	3.0	(0.9)	(2.1)	—
	Computer related	4.7	(0.8)	(3.9)	—
	Title agency direct cost	1.2	—	(1.2)	—
	Management fee	0.9	—	(0.9)	—
	Other operating expenses	8.0	(0.9)	(7.1)	—
Total operating expenses		604.9	(129.2)	5.1	480.8
Income from operations		32.5	(0.1)	1.0	33.4
Investment income, net		—	—	2.6	2.6
Interest income	Interest income	2.6	—	(2.6)	—
Interest expense	Interest expense	(17.2)	—	—	(17.2)
Other income	Other income	1.3	(0.3)	(1.0)	—
Income (loss) before income taxes and equity in income of unconsolidated entities		19.2	(0.4)	—	18.8
Income tax provision	Income tax expense	(0.4)	—	—	(0.4)
Equity in income of unconsolidated entities	Income from unconsolidated entities	0.7	—	—	0.7
Net income (loss)		19.5	(0.4)	—	19.1
Net income attributable to non-controlling interests		—	—	—	—
Net income (loss) attributable to Compass, Inc.		$19.5	$(0.4)	$—	$19.1

2e.Adjustments have been made to the unaudited pro forma condensed combined financial information to reflect the divestiture of SGI Acquisition Holdings, Inc., prior to the completion of the AWPH, LLC Acquisition.
2f.Certain reclassification adjustments have been made to the unaudited pro forma condensed combined financial information to conform AWPH, LLC’s historical statement of operations to Compass’ financial statement presentation. There were no material adjustments required to conform the accounting policies of AWPH, LLC to Compass. The following are material reclassification adjustments which were made to align the presentation of AWPH, LLC to Compass:
1.Reclassified commission income, title agency revenue, and other revenues to revenue to align with Compass’ presentation.
2.Reclassified amounts from various line items to align with Compass’ presentation of operating expenses as follows (in millions):

	For the Year Ended December 31, 2024
	Commission and other related expense	Sales and marketing	Operations and support	Research and development	General and administrative	Depreciation and amortization	Total
Revenue	6.1	—	—	—	—	—	6.1
Commission and other agent-related costs	(3.2)	—	—	3.2	—	—	—
Wages and benefits	—	6.9	40.9	4.1	3.0	—	54.9
Depreciation	—	—	—	—	—	4.5	4.5
Amortization of intangible assets	—	—	—	—	—	2.7	2.7
Advertising and marketing	—	7.6	1.2	—	—	—	8.8
Rent and occupancy	—	9.5	—	—	—	—	9.5
Recruiting and retention	—	6.9	2.0	—	—	—	8.9
Office expenses and supplies	—	1.2	2.0	—	—	—	3.2
Professional fees	—	0.1	1.6	0.1	0.3	—	2.1
Computer related	—	—	—	3.9	—	—	3.9
Title agency direct cost	—	—	1.2	—	—	—	1.2
Management fee	—	—	—	—	0.9	—	0.9
Other operating expenses	2.3	—	4.1	—	0.7	—	7.1
Other income	—	—	0.9	(1.9)	—	—	(1.0)
Total Reclassification Adjustments	$5.2	$32.2	$53.9	$9.4	$4.9	$7.2	$112.8
3.Reclassified interest income to investment income, net to align with Compass’ presentation.
Note 3. Accounting Policies and Anywhere Reclassifications
During the preparation of this unaudited pro forma condensed combined financial information, management performed a preliminary review of Anywhere’s financial information to identify differences in accounting policies and financial statement presentation as compared to those of Compass. At the time of preparing the unaudited pro forma condensed combined financial information, other than the reclassification adjustments described herein for consistency in the financial statement presentation, Compass is not aware of any other material differences in classification or significant accounting policies. However, Compass will continue to perform its detailed review of Anywhere’s accounting policies. Upon completion of that review, differences may be identified between the accounting policies of Compass and Anywhere that when conformed could have a material impact on the unaudited pro forma condensed combined financial information.
The following depicts certain reclassification adjustments to Anywhere’s historical balance sheet presentation to conform to Compass’ financial statement presentation:

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2025
(In millions)

Compass	Anywhere	Anywhere (Historical)	Reclassification Adjustments	Notes	Anywhere (Adjusted Historical)
Assets
Current assets
Cash and cash equivalents	Cash and cash equivalents	$139.0	$—		$139.0
	Restricted cash	6.0	—		6.0
Accounts receivable, net of allowance	Trade receivables, net of allowance for doubtful accounts	133.0	—		133.0
	Relocation receivables	244.0	—		244.0
Compass Concierge receivables		—	—		—
Other current assets	Other current assets	200.0	—		200.0
Total current assets	Total current assets	722.0	—		722.0
Property and equipment, net	Property and equipment, net	242.0	—		242.0
Operating lease right-of-use assets	Operating lease assets, net	304.0	—		304.0
	Trademarks	584.0	(584.0)	(3a)	—
	Franchise agreements, net	771.0	(771.0)	(3a)	—
Intangible assets, net	Other intangibles, net	90.0	1,355.0	(3a)	1,445.0
Goodwill	Goodwill	2,499.0	—		2,499.0
Other non-current assets	Other non-current assets	531.0	—		531.0
Total assets	Total assets	$5,743.0	$—		$5,743.0
Liabilities and Stockholders' equity
Current liabilities
Accounts payable	Accounts payable	$114.0	$(27.0)	(3b)	$87.0
Commissions payable		—	66.0	(3b)	66.0
Accrued expenses and other current liabilities	Accrued expenses and other current liabilities	575.0	(39.0)	(3b)	536.0
Current lease liabilities	Current portion of operating lease liabilities	95.0	—		95.0
Concierge credit facility		—	—		—
	Securitization obligations	180.0	—		180.0
	Current portion of long-term debt	451.0	—		451.0
Total current liabilities	Total current liabilities	1,415.0	—		1,415.0
Non-current lease liabilities	Long-term operating lease liabilities	259.0	—		259.0
Other non-current liabilities	Other non-current liabilities	235.0	—		235.0
	Long-term debt	2,125.0	—		2,125.0
	Deferred income taxes	189.0	—		189.0
Total liabilities	Total liabilities	4,223.0	—		4,223.0
Stockholders' equity	Equity:
Common stock	Common stock	1.0	—		1.0
Additional paid-in capital	Additional paid-in capital	4,838.0	—		4,838.0
Accumulated deficit	Accumulated deficit	(3,283.0)	—		(3,283.0)
	Accumulated other comprehensive loss	(40.0)	—		(40.0)
Total Compass, Inc. stockholders' equity	Total stockholders' equity	1,516.0	—		1,516.0
Non-controlling interest	Noncontrolling interests	4.0	—		4.0
Total stockholders' equity	Total equity	1,520.0	—		1,520.0
Total liabilities and stockholders' equity	Total liabilities and equity	$5,743.0	$—		$5,743.0
3a.Reclassification of "Trademarks" and "Franchise agreements, net " to "Intangible assets, net" to align with Compass’ presentation of similar assets.

3b.Reclassification of commissions payable within "Accrued expenses and other current liabilities" and "Accounts payable" to "Commissions payable" to align with Compass’ presentation of commissions payable to its agents.
The following depicts certain reclassification adjustments to Anywhere’s historical statement of operations presentation to conform to Compass’ financial statement presentation:
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Month Ended September 30, 2025
(In millions)

Compass	Anywhere	Anywhere (Historical)	Reclassification Adjustments	Notes	Anywhere (Adjusted Historical)
Revenue	Gross commission income	$3,680.0	$832.0	(3c)	$4,512.0
	Service revenue	457.0	(457.0)	(3c)	—
	Franchise fees	278.0	(278.0)	(3c)	—
	Other	97.0	(97.0)	(3c)	—
	Net revenues	4,512.0	—		4,512.0
Operating expenses:
Commissions and other related expense	Commission and other agent-related costs	2,969.0	(46.0)	(3d)	2,923.0
Sales and marketing	Marketing	143.0	151.0	(3d) / (3e)	294.0
Operations and support	Operating	886.0	(110.0)	(3e) / (3f)	776.0
Research and development		—	120.0	(3f) / (3g)	120.0
General and administrative	General and administrative	303.0	(117.0)	(3g) / (3h)	186.0
Anywhere merger transaction and integration expenses		—	5.0	(3i)	5.0
Restructuring costs	Restructuring and merger-related costs, net	38.0	(2.0)	(3i) / (3k)	36.0
Depreciation and amortization	Depreciation and amortization	143.0	4.0	(3j)	147.0
	Former parent legacy (benefit) cost, net	(2.0)	2.0	(3h)	—
	Impairments	7.0	(7.0)	(3j) / (3k)	—
	Gain on the early extinguishment of debt	(2.0)	2.0	(3l)	—
	Other income, net	(6.0)	6.0	(3l)	—
Total operating expenses	Total expenses	4,479.0	8.0		4,487.0
Income from operations		33.0	(8.0)		25.0
Interest expense	Interest expense, net	(119.0)	—		(119.0)
Gain on the early extinguishment of debt		—	2.0	(3l)	2.0
Other income, net		—	6.0	(3l)	6.0
Loss before income taxes and equity in income of unconsolidated entities	Loss before income taxes, equity in earnings and noncontrolling interests	(86.0)	—		(86.0)
Income tax benefit	Income tax benefit	15.0	—		15.0
Equity in income of unconsolidated entities	Equity in earnings of unconsolidated entities	8.0	—		8.0
Net loss	Net loss	(63.0)	—		(63.0)
Net income attributable to non-controlling interests	Less: Net income attributable to noncontrolling interests	(1.0)	—		(1.0)
Net loss attributable to Compass, Inc.	Net loss attributable to Anywhere and Anywhere Group	$(64.0)	$—		$(64.0)

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2024
(In millions)

Compass	Anywhere	Anywhere (Historical)	Reclassification Adjustments	Notes	Anywhere (Adjusted Historical)
Revenue	Gross commission income	$4,629.0	$1,063.0	(3c)	$5,692.0
	Service revenue	574.0	(574.0)	(3c)	—
	Franchise fees	356.0	(356.0)	(3c)	—
	Other	133.0	(133.0)	(3c)	—
	Net revenues	5,692.0	—		5,692.0
Operating expenses:					—
Commissions and other related expense	Commission and other agent-related costs	3,718.0	(69.0)	(3d)	3,649.0
Sales and marketing	Marketing	195.0	215.0	(3d) / (3e)	410.0
Operations and support	Operating	1,125.0	(153.0)	(3e) / (3f)	972.0
Research and development		—	179.0	(3f) / (3g)	179.0
General and administrative	General and administrative	392.0	(170.0)	(3g) / (3h)	222.0
Anywhere merger transaction and integration expenses		—	—		—
Restructuring costs	Restructuring costs, net	32.0	8.0	(3k)	40.0
Depreciation and amortization	Depreciation and amortization	198.0	2.0	(3j)	200.0
	Former parent legacy cost (benefit), net	2.0	(2.0)	(3h)	—
	Impairments	20.0	(10.0)	(3j) / (3k)	10.0
	Gain on the early extinguishment of debt	(7.0)	7.0	(3l)	—
Total operating expenses	Total expenses	5,675.0	7.0		5,682.0
Income from operations		17.0	(7.0)		10.0
Interest expense	Interest expense, net	(153.0)	—		(153.0)
Gain on the early extinguishment of debt		—	7.0	(3l)	7.0
Loss before income taxes and equity in income of unconsolidated entities	Loss before income taxes, equity in earnings and noncontrolling interests	(136.0)	—		(136.0)
Income tax benefit	Income tax benefit	2.0	—		2.0
Equity in income of unconsolidated entities	Equity in earnings of unconsolidated entities	7.0	—		7.0
Net loss	Net loss	(127.0)	—		(127.0)
Net income attributable to non-controlling interests	Less: Net income attributable to noncontrolling interests	(1.0)	—		(1.0)
Net loss attributable to Compass, Inc.	Net loss attributable to Anywhere and Anywhere Group	$(128.0)	$—		$(128.0)
3c.Reclassification of "Service revenue", “Franchise fees" and "Other" to "Revenue" to align with Compass’ presentation.
3d.Reclassification of $46.0 million and $69.0 million of agent incentive related expenses for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively, from “Commission and other agent-related expenses” to “Sales and marketing” in order to align with Compass’ presentation.
3e.Reclassification of $105.0 million and $145.0 million of occupancy costs pertaining to Anywhere’s owned-brokerage sales offices for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively, from "Operating" to "Sales & marketing" to align with Compass’ presentation.
3f.Reclassification of $5.0 million and $8.0 million of certain product support costs for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively, from "Operating" to "Research and development" to align with Compass’ presentation.

3g.Reclassification of $115.0 million and $171.0 million of technology & data costs, including personnel costs related to Anywhere’s technology employees, for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively, from "General and administrative" to "Research and development" to align with Compass’ presentation.
3h.Reclassification of "Former parent legacy cost (benefit), net" to "General and administrative" as amount was deemed immaterial for separate presentation.
3i.Reclassification of transaction expenses incurred by Anywhere in connection with the merger from "Restructuring and merger-related costs, net" to "Anywhere merger transaction and integration expenses" to align with Compass’ presentation.
3j.Reclassification of $4.0 million and $2.0 million of impairments related to property and equipment for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively, from "Impairments" to "Depreciation and Amortization" to align with Compass’ presentation.
3k.Reclassification of $3.0 million and $8.0 million of right-of-use asset impairments related to subleased office spaces for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively, from "Impairments" to "Restructuring costs" to align with Compass’ presentation.
3l.Reclassification of “Gain on the early extinguishment of debt” and “Other income, net” to align with Compass’ presentation.
Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
Purchase Accounting Adjustments
The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2025, are detailed below:
The accounting for the merger is based on currently available information as of the date of this filing and is considered preliminary. The final accounting for the merger may differ materially from that presented in this unaudited pro forma condensed combined financial information. The estimated fair value of consideration is based on the closing Compass common stock price per share as of November 10, 2025.
Refer to the following table for the preliminary estimated fair value of consideration transferred to acquire Anywhere (in millions, except share count and per share data):

September 30, 2025
Anywhere shares outstanding (1)	112,023,820
Exchange ratio - per share	1.436
Compass shares issued	160,866,206
Compass stock price - per share (2)	$8.79
Equity portion of consideration	$1,414.0
Add: Pre-combination value of replaced equity awards (3)	43.7
Add: Repayment of certain Anywhere debt (4)	416.8
Fair value of consideration transferred	$1,874.5
__________________
(1)Anywhere’s common stock outstanding plus vested Anywhere’s equity awards.
(2)Compass common stock price per share as of November 10, 2025.
(3)This reflects the fair value of unvested Anywhere PSUs at target, unvested Anywhere RSUs, unvested Anywhere DSUs and unvested Anywhere Option Awards that are expected to be replaced with similar Compass stock awards allocated to the pre-acquisition period.
(4)Reflects the balance of Anywhere’s revolving credit facility of $415.0 million and accrued interest of $1.8 million, to be repaid upon the closing of the merger.

The equity portion of the fair value of consideration transferred will depend on the market price of Compass common stock when the merger is consummated. The following table shows the effect of changes in Compass stock price and the resulting impact on the estimated stock consideration (in millions, except per share data):

Share Price Sensitivity	Compass Stock Price (Per Share)	Value of Equity Consideration Transferred
As presented	$8.79	$1,414.0
10% increase	$9.67	$1,555.4
10% decrease	$7.91	$1,272.6
Preliminary Purchase Price Allocation
The determination of the fair value of the identifiable assets of Anywhere and the allocation of the estimated merger consideration to these identifiable assets and liabilities is preliminary and is pending finalization of various estimates, inputs and analyses. The final purchase price allocation will be determined when Compass has completed the detailed valuations and necessary calculations. The final merger consideration allocation may be materially different than that reflected in the preliminary estimated merger consideration allocation presented herein. Any increase or decrease in fair values of the net assets as compared with the unaudited pro forma condensed combined financial information may change the allocation of total merger consideration to goodwill and other assets and liabilities and may impact the combined company statement of operations due to adjustments in the depreciation and amortization of the adjusted assets. Unless otherwise noted, Compass has estimated that the carrying value of the Anywhere assets acquired and liabilities assumed approximates the fair value. Amounts presented are in millions:

	Fair value	Notes
Cash and cash equivalents	$139.0
Restricted cash	6.0
Accounts receivable, net of allowance for doubtful accounts	133.0
Relocation receivables	244.0
Other current assets	200.0
Property and equipment, net	120.9	(4C)
Operating lease right-of-use assets	304.0
Intangible assets, net	1,629.9	(4C)
Other non-current assets	527.3	(4B)
Total assets	$3,304.1
Accounts payable	87.0
Commissions payable	66.0
Accrued expenses and other current liabilities	568.8	(4D) / (4I)
Current lease liabilities	95.0
Securitization obligations	180.0
Non-current lease liabilities	259.0
Other non-current liabilities	235.0
Long-term debt	2,150.0	(4B)
Deferred income taxes	248.0	(4G)
Total liabilities assumed	$3,888.8
Non-controlling interest	4.0
Fair value of identifiable net assets	$(588.7)
Goodwill	$2,463.2
(A)Goodwill represents the excess of the preliminary estimated merger consideration over the estimated fair value of the underlying net assets acquired. Goodwill will not be amortized but instead will be reviewed for impairment annually, or more frequently if facts and circumstances warrant review. Goodwill is attributable to the assembled workforce of Anywhere, planned growth in new markets, and synergies expected to be achieved from the combined operations of Compass and Anywhere. Goodwill recognized in the merger is not expected to be deductible for tax purposes.
The adjustment to goodwill as of September 30, 2025 is summarized as follows (in millions):

September 30, 2025
Fair value of consideration transferred (a)	$1,874.5
Fair value of identifiable net assets acquired (b)	(588.7)
Goodwill acquired (a) – (b)	2,463.2
Elimination of historical goodwill	(2,499.0)
Pro forma adjustment	$(35.8)
(B)Reflects the preliminary estimated fair value adjustment to long-term debt assumed and not extinguished at the closing of the merger. The fair value of debt is primarily determined by quoted market values and is subject to change. The table below reflects the estimated adjustments (in millions):

	Carrying value as of September 30, 2025	Step-up (down) value	Fair value
9.75% Senior Secured Second Lien Notes	$491.0	$53.0	$544.0
7.00% Senior Secured Second Lien Notes	631.0	19.0	650.0
5.75% Senior Notes	559.0	(24.0)	535.0
5.25% Senior Notes	444.0	(23.0)	421.0
Total	$2,125.0	$25.0	$2,150.0
Additionally, the current portion of long-term debt includes a $36.0 million adjustment for the extinguishment of Anywhere’s 0.25% Exchangeable Senior Notes, which are expected to be repaid before the merger becomes effective. The adjustment also includes the removal of $3.7 million of unamortized deferred financing costs pertaining to the revolver credit facility from other non-current assets as those are required to be written off in accordance with GAAP.
(C)Reflects the adjustment to eliminate the historical intangible assets of Anywhere and record the preliminary estimated fair value of the potential intangible assets acquired following the close of the merger. Additionally, the adjustment reflects the removal of $121.1 million from property and equipment, net, which represents the carrying value of capitalized software, as the value of capitalized software is reflected in the technology intangible asset recognized. These estimates were determined using publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. The fair value of intangible assets is expected to change as Compass finalizes various estimates, inputs and analyses.

Fair Value of Intangible Assets (in millions):

Amount
Potential intangibles:
Trademarks	$684.2
Customer-related intangibles	422.5
Other intangibles, net (1)	261.6
Technology	261.6
Value of potential intangibles (a)	$1,629.9

Historical intangible assets, net:
Trademarks	$584.0
Franchise agreements, net	771.0
Other intangibles, net	90.0
Carrying value as of September 30, 2025 (b)	$1,445.0

Pro forma adjustment (a) - (b)	$184.9
___________________
(1) Includes potential additional intangible assets such as franchise agreements, licensing agreements, restrictive covenants and title plant shares.
(D)Reflects the preliminary estimate of $34.6 million for certain cash-settled Anywhere RSU Awards, Anywhere Performance-Vesting Cash Awards, and Anywhere Time-Vesting Cash Awards recorded as liabilities assumed at the closing of the merger.
(E)Reflects estimated one-time non-recurring transaction-related costs of approximately $150.0 million incurred prior to, or concurrent with, the closing of the merger including investment banking fees, legal fees, consulting fees, and other transaction costs to be incurred by Compass. Additionally, this includes the pro forma adjustment to record $12.5 million of retention expenses that will be payable at the close of the merger and classified within accrued expenses and other current liabilities, as required under the merger agreement.
(F)Reflects the elimination of Anywhere’s historical equity in addition to other purchase accounting related adjustments as noted below.
Adjustments to additional paid-in capital were summarized as follows (in millions):

September 30, 2025
Value of equity consideration transferred (Note 4)	$1,457.7
Elimination of historical equity	(4,838.0)
Pro forma adjustment	$(3,380.3)
Adjustments to accumulated deficit were summarized as follows (in millions):

September 30, 2025
Elimination of historical equity	$3,283.0
Partial release of Compass valuation allowance (Note 4G)	224.2
Non-recurring transaction-related costs (Note 4E)	(150.0)
Retention expense (Note 4E)	(12.5)
Pro forma adjustment	$3,344.7

(G)Represents a total $169.2 million decrease to deferred income taxes.
The adjustment first includes $59.0 million of purchase accounting increases to deferred tax liabilities driven by the pro forma fair value adjustments to Anywhere’s acquired assets and liabilities, including the reset of its historical tax-deductible goodwill. The table below shows the preliminary purchase price allocation for deferred income taxes, with amounts presented (in millions).

September 30, 2025
Historical deferred income taxes - Anywhere	$189.0
Deferred tax liability purchase price allocation adjustment	59.0
Preliminary purchase price allocation - deferred income taxes	$248.0
The adjustment also includes the Compass reclassification of $4.0 million of deferred tax assets from other non-current assets to deferred income taxes to reflect jurisdictional netting requirements of the combined company. In addition, the acquired deferred tax liability comprising of significant book basis in intangible assets in excess of tax basis, including increases from the fair value adjustments noted above results in a $224.2 million partial reduction of Compass’ valuation allowance on certain U.S. deferred tax assets, which offsets the increases described above. Compass anticipates the acquired deferred tax liability is a source of future taxable income of the combined business for purposes of assessing realizability of Compass’ deferred tax assets. Compass believes the estimates are provisional in nature as adjustments to our deferred taxes could change based on further refinement to the estimates of the fair values of acquired assets and liabilities, changes in judgment regarding realizability of assets as a result of the combination and other assumptions that will need to be finalized in conjunction with the consummation of the merger. These changes in estimates could be material.
Financing Accounting Adjustments
(H)Represents the pro forma adjustment to record the proceeds of $750.0 million related to the bridge loan facility used to refinance certain existing indebtedness of Anywhere and its subsidiaries and to pay fees, costs and expenses related thereto. The proceeds are shown net of preliminary estimated debt issuance costs (including structuring & commitment fees paid for on the bridge loan) of $11.4 million, of which $3.0 million were paid and included in other non-current assets on Compass’ historical balance sheet as of September 30, 2025. The proceeds from the bridge loan facility were used for cash payment of $416.8 million for the settlement of Anywhere’s revolving credit facility and related accrued interest expense, which is required to be settled at the closing of the merger due to a change in control provision. This obligation is classified as current portion of long-term debt based on its term of one year. Compass expects to replace this loan with long-term financing at or before maturity.
The following table summarizes the cash impacts from the bridge loan financing, including all related inflows and outflows (in millions):

Amount
Proceeds from bridge loan facility	$750.0
Debt issuance costs paid upon funding of bridge loan facility	(8.4)
Repayment of Anywhere's revolving credit facility and related accrued interest	(416.8)
Pro forma adjustment	$324.8

The following table reflects the incremental adjustment required for the current portion of long-term debt related to the bridge loan facility and the related debt issuance costs, as well as the repayment of the Anywhere’s revolving credit facility. Amounts presented are in millions:

Amount
Proceeds from bridge loan facility	$750.0
Debt issuance cost incurred related to bridge loan facility	(11.4)
Elimination of Anywhere's revolving credit facility	(415.0)
Pro forma adjustment	$323.6
Of the $11.4 million of debt issuance costs incurred related to the bridge loan facility, $3.0 million was paid and included in other non-current assets on Compass’ historical balance sheet as of September 30, 2025. These adjustments reflect the reclassification of the previously paid amount from non-current assets to current portion of long-term debt.
For the unaudited pro forma condensed combined balance sheet as of September 30, 2025, the bridge loan facility is assumed to remain outstanding for 364 days after the merger closes, which results in the outstanding balance being classified as a current liability on the unaudited pro forma condensed combined balance sheet.
(I)Reflects the elimination of $1.8 million of accrued interest expense on Anywhere’s revolving credit facility.
Note 5. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024 are as follows:
Purchase Accounting Adjustments
(A)Represents the adjustment to Anywhere’s historical incentive-based compensation expense to record the incremental expense related to the Anywhere equity and cash awards that were converted into similar Compass incentive-based awards at the close of the merger and are considered post-combination expense. Amounts presented are in millions:

	For the Nine Months Ended September 30, 2025	For the Year Ended December 31, 2024
Post-combination incentive-based compensation expense	$29.9	$59.4
Less: Historical incentive-based compensation expense	(55.0)	(36.0)
Pro forma adjustment	$(25.1)	$23.4
(B)Reflects adjustment to amortization expense, on a straight-line basis based on the preliminary fair value of intangible assets and the related useful life, which is partially offset by the reversal of depreciation expense related to capitalized software which was removed as a result of the recognition of the below technology intangible asset. Amounts are presented in millions (except useful lives):

	Useful Life (Years)	Fair Value	Amortization expense for the Nine Months Ended September 30, 2025	Amortization expense for the Year Ended December 31, 2024
Trademarks	Indefinite life	$684.2	$—	$—
Customer-related intangibles	7	422.5	45.3	60.4
Other intangibles, net	5	261.6	39.2	52.3
Technology	3	261.6	65.4	87.2
Total identifiable intangible assets		$1,629.9	149.9	199.9
Less: Historical amortization expense of intangible assets			(67.0)	(89.0)
Pro forma adjustment for incremental amortization expense			$82.9	$110.9
Less: Reversal of depreciation expense for capitalized software			(8.9)	(13.9)
Pro forma adjustment for depreciation and amortization expense			$74.0	$97.0
(C)Reflects estimated non-recurring transaction-related expenses of $150.0 million incurred by Compass, including investment banking fees, legal fees, accounting and regulatory fees directly associated with the merger. These non-recurring expenses are not anticipated to affect the unaudited pro forma condensed combined statement of operations beyond twelve months after the closing date. Additionally, this reflects the pro forma adjustment to record $25.0 million of retention expenses for the year ended December 31, 2024, as stipulated in the merger agreement.
(D)Reflects adjustments to interest expense of $4.9 million and $7.5 million for the nine months ended September 30, 2025 and the year ended December 31, 2024. This adjustment is comprised of (i) accretion from the step-up in the preliminary fair value of the Anywhere notes assumed and not extinguished, which reduced interest expense by $3.1 million for the nine months ended September 30, 2025 and $4.2 million for the year ended December 31, 2024 and (ii) the reversal of interest expense and amortization of debt issuance costs on Anywhere’s 0.25% Exchangeable Senior Notes, which reduced interest expense by $1.8 million and $3.3 million for the same periods.
Additionally, a $3.7 million loss on the early extinguishment of debt is reflected for the assumed repayment of Anywhere’s revolving credit facility on January 1, 2024 for the year ended December 31, 2024.
(E)Reflects estimated income tax expense of $17.3 million and an income tax benefit of $219.2 million related to the transaction accounting adjustments for the nine months ended September 30, 2025 and for the year ended December 31, 2024, respectively. As a Compass and Anywhere combined group, historical book losses and transaction accounting adjustments related to Anywhere are not expected to generate combined U.S. federal and state taxable income as a result of Compass’ significant net operating loss carryforwards. Consequently, a tax proforma adjustment is reflected to reverse the Anywhere historical tax benefit. However, in connection with the merger, for the year ended December 31, 2024, Compass partially decreased its valuation allowance by $224.2 million related to certain U.S. deferred tax assets. The change in Compass’ valuation allowance is solely based on the Anywhere acquired deferred tax liability including increases due to fair market value adjustments. The nine months ended September 30, 2025 period also reflected Anywhere historical book losses and transaction accounting adjustments that are not expected to generate U.S. federal and state taxable income on a combined group basis. Consistent with the treatment for the year ended December 31, 2024, a tax proforma adjustment is reflected to reverse the Anywhere historical tax benefit for the nine months ended September 30, 2025.

Financing Accounting Adjustments
(F)For pro forma purposes, Compass has assumed the issuance of the bridge loan facility, but will continue to pursue alternative permanent financing alternatives, for which the terms are not yet known or determinable. This represents the pro forma adjustment to record interest expense and fees on the $750.0 million bridge loan facility as well as the amortization of the associated debt issuance costs. The pro forma interest expense assumes the bridge loan facility, which has a maturity of less than one year, is outstanding for the entirety of the pro forma periods as it is expected to be replaced with permanent financing. The interest rate assumed for purposes of preparing this pro forma financial information is the effective interest rate on the bridge loan facility of 12.49%.
The following adjustments have been recorded to interest expense (in millions):

	For the Nine Months Ended September 30, 2025	For the Year Ended December 31, 2024
Estimated interest expense on the bridge loan facility	$70.3	$93.7
Amortization of debt issuance costs associated on the bridge loan facility	8.6	11.4
Elimination of interest expense and amortization of debt issuance costs related to debt paid at close (Note 5G)	(30.6)	(38.2)
Pro forma adjustment	$48.3	$66.9
A 1/8 of a percentage point increase or decrease in the benchmark rate would result in a change in interest expense of $0.7 million and $0.9 million for the nine months ended September 30, 2025, and for the year ended December 31, 2024, respectively.
(G)Represents the reversal of interest expense and historical amortization of debt issuance costs related to the settlement of Anywhere’s revolving credit facility recorded in the income statement of Anywhere for the nine months ended September 30, 2025, and for the year ended December 31, 2024.
Note 6. Earnings Per Share
The following tables set forth the computation of pro forma basic and diluted earnings per share for the nine months ended September 30, 2025, and for the year ended December 31, 2024. Amounts are presented in millions, except share and per share data:

	For the Nine Months Ended September 30, 2025	For the Year Ended December 31, 2024
Numerator (basic and diluted):
Pro forma net loss attributable to common shares	$(191.5)	$(428.5)
Denominator (basic and diluted):
Weighted-average number of common shares outstanding – basic and diluted (1)	721,833,057	701,073,672
Pro forma loss per share:
Net loss per share attributable to common shares - basic and diluted	$(0.27)	$(0.61)

Denominator (basic and diluted):
Weighted-average number of common shares outstanding - basic and diluted - Compass Historical Adjusted (Note 2)	560,966,851	540,207,466
Shares of Compass common stock issued as consideration transferred to Anywhere shareholders (Note 4)	160,866,206	160,866,206
Weighted-average number of common shares outstanding – basic and diluted	721,833,057	701,073,672

__________________
(1)For periods in which Compass reports net losses, diluted net loss per common share attributable to Compass is the same as basic net loss per common share attributable to Compass because potentially dilutive common shares are not assumed to have been issued if their effect is anti-dilutive.

COMPASS BENEFICIAL OWNERSHIP TABLE
The following table sets forth certain information as of November 25, 2025, regarding the beneficial ownership of Compass common stock by (1) each director; (2) each named executive officer; (3) the directors and executive officers as a group; and (4) each stockholder known by Compass to own beneficially more than 5% of the outstanding shares of Compass common stock. Except as indicated in footnotes to this table, Compass believes that the stockholders named in this table have sole voting and investment power with respect to all shares of Compass common stock shown to be beneficially owned by them, subject to community property laws, based on information provided to Compass by these stockholders. Percentage of ownership is based on 552,113,490 shares of Compass Class A common stock and 10,122,433 shares of Compass Class C common stock outstanding on November 25, 2025.

	Compass Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares of Class A	% of Class*	Number of Shares of Class C	% of Class	% Total Voting Power
Stockholders owning approximately 5% or more:
The Vanguard Group(1)	67,200,057	12.2	—	—	8.9
SVF Excalibur (Cayman) Limited(2)	48,070,273	8.7	—	—	6.4
FMR LLC(3)	66,715,565	12.1	—	—	8.8
BlackRock, Inc.(4)	28,806,208	5.2	—	—	3.8
Directors and Executive Officers:
Robert Reffkin(5)	8,982,709	1.6	10,122,433	100	28.0
Scott Wahlers(6)	748,624	*	—	—	*
Brad Serwin(7)	1,060,955	*	—	—	*
Allan Leinwand(8)	146,352	*	—	—	*
Frank Martell(9)	212,945	*	—	—	*
Josh McCarter	182,159	*	—	—	*
Charles Phillips(10)	395,814	*	—	—	*
Steven Sordello(11)	400,983	*	—	—	*
Pamela Thomas-Graham(12)	318,888	*	—	—	*
Dawanna Williams	167,729	*	—	—	*
All directors and executive officers as a group (10 persons)	12,617,158	2.3	10,122,433	100	28.5
__________________
*Represents beneficial ownership of less than one percent (1%) of the outstanding shares of Compass common stock.
(1)Based solely on information on Schedule 13G/A filed with the SEC on November 12, 2024, The Vanguard Group has shared voting power over 715,118 shares, sole dispositive power over 66,102,830 shares, and shared dispositive power over 1,097,227 shares of Class A common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(2)Based solely on information on Schedule 13G/A filed with the SEC on May 14, 2025, SVF Excalibur (Cayman) Limited and certain related entities have shared voting and dispositive power of 48,070,273 shares of Class A common stock. The address of SVF Excalibur (Cayman) Limited and certain related entities is c/o Walkers, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9008, Cayman Islands.
(3)Based solely on information on Schedule 13G filed with the SEC on November 5, 2025, FMR LLC has sole voting power over 66,701,090.63 shares and sole dispositive power over 66,715,565.04 shares of Class A common stock. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(4)Based solely on information on Schedule 13G filed with the SEC on November 8, 2024, BlackRock, Inc. has sole voting power over 28,355,051 shares and sole dispositive power over 28,806,208 shares of Class A common stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(5)Consists of (i) 4,148,000 shares of Class A common stock owned by the 2021 Reffkin Remainder Interest Trust; (ii) 3,190,870 shares of Class A common stock owned by the Reffkin Investment II Corp; (iii) 411,111 shares of Class A common stock owned by The Ruth Reffkin Family Trust; (iv) 78,135 shares of Class A common stock held of record by Reffkin 2022 Family Trust; (v) 1,154,593 shares of Class A common stock issuable upon settlement of Compass RSU Awards for which the service-based vesting condition would be satisfied within 60 days of November 25, 2025 (a portion of which will be withheld at settlement to satisfy tax withholding obligations); (vi)

5,997,433 shares of Class C common stock owned directly by Mr. Reffkin; and (vii) 4,125,000 shares of Class C common stock owned by Reffkin Investment I Corp.
(6)Consists of (i) 363,725 shares of Class A common stock; (ii) 76,329 shares of Class A common stock issuable upon settlement of Compass RSU Awards for which the service-based vesting condition would be satisfied within 60 days of November 25, 2025 (a portion of which will be withheld at settlement to satisfy tax withholding obligations); and (iii) 308,570 shares of Class A common stock subject to stock options that are exercisable within 60 days of November 25, 2025.
(7)Consists of (i) 258,712 shares of Class A common stock held directly; (ii) 87,833 shares of Class A common stock issuable upon settlement of Compass RSU Awards for which the service-based vesting condition would be satisfied within 60 days of November 25, 2025 (a portion of which will be withheld at settlement to satisfy tax withholding obligations); and (iii) 714,410 shares of Class A common stock subject to stock options that are exercisable within 60 days of November 25, 2025.
(8)Consists of (i) 30,296 shares of Class A common stock; and (ii) 116,056 shares of Class A common stock held indirectly by a trust.
(9)Consists of (i) 182,945 shares of Class A common stock; and (ii) 30,000 shares of Class A common stock held indirectly by a trust.
(10)Consists of (i) 201,354 shares of Class A common stock; and (ii) 194,460 shares of Class A common stock subject to stock options that are exercisable within 60 days of November 25, 2025.
(11)Consists of (i) 203,750 shares of Class A common stock; (ii) 2,773 shares of Class A common stock issuable upon settlement of Compass RSU Awards for which the service-based vesting condition would be satisfied within 60 days of November 25, 2025; and (iii) 194,460 shares of Class A common stock subject to stock options that are exercisable within 60 days of November 25, 2025.
(12)Consists of (i) 151,300 shares of Class A common stock; and (ii) 167,588 shares of Class A common stock subject to stock options that are exercisable within 60 days of November 25, 2025.

ANYWHERE BENEFICIAL OWNERSHIP TABLE
The following table sets forth certain information as of November 25, 2025, regarding the beneficial ownership of Anywhere common stock by: (1) each director; (2) each named executive officer; (3) the directors and executive officers as a group; and (4) each stockholder known by Anywhere to own beneficially more than 5% of the outstanding shares of Anywhere common stock. Except as indicated in footnotes to this table, Anywhere believes that the stockholders named in this table have sole voting and investment power with respect to all shares of Anywhere common stock shown to be beneficially owned by them, subject to community property laws, based on information provided to Anywhere by these stockholders. Percentage of ownership is based on 112,130,696 shares of Anywhere common stock outstanding on November 25, 2025.

	Anywhere Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent of Class*
Stockholders owning approximately 5% or more:
The Vanguard Group(1)	10,268,247	9.2%
TPG GP A, LLC(2)	9,692,993	8.6%
BlackRock, Inc.(3)	7,478,452	6.7%
Barclays PLC(4)	6,219,718	5.5%
Dimensional Fund Advisors LP(5)	5,861,712	5.2%
Nomura Holdings Inc(6)	5,953,281	5.3%
Directors and Executive Officers:
Ryan M. Schneider(7)	2,305,825	2.0%
Charlotte C. Simonelli(8)	450,792	—%
Donald J. Casey(9)	417,921	—%
Rudy Wolfs(10)	19,917	—%
Susan Yannaccone(11)	131,335	—%
Fiona Dias(12)	86,901	—%
Matthew J. Espe(13)	48,373	—%
V. Ann Hailey(14)	50,794	—%
Bryson R. Koehler(15)	109,898	—%
Joe Lenz	—	—%
Duncan L. Niederauer(16)	149,443	—%
Egbert L. J. Perry(17)	64,411	—%
Enrique Silva(18)	143,651	—%
Chris Terrill(19)	98,681	—%
Felicia Williams(20)	91,490	—%
Michael J. Williams(21)	135,234	—%
All directors and executive officers as a group (20 persons)(22)	4,923,812	4.3%
__________________
*Represents beneficial ownership of less than one percent of the outstanding shares of Anywhere common stock.
(1)The information in the table is based solely upon Amendment No. 12 to Schedule 13G filed by such person with the SEC on October 4, 2024. The principal address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. Vanguard reported sole dispositive power over 10,094,619 shares of common stock, shared voting power over 88,354 shares of common stock and shared dispositive power over 173,628 shares of common stock.
(2)The information in the table is based solely upon Amendment No. 7 to Schedule 13D jointly filed by such person, Angelo, Gordon & Co., L.P., AG GP LLC, James G. Coulter and Jon Winkelried, individually with the SEC on September 22, 2025. The principal address for such filers is 301 Commerce Street, Suite 3300 Fort Worth, TX 76102. Such filers reported shared dispositive power and shared voting power over 9,692,993 shares of common stock.

(3)The information in the table is based solely upon Amendment No. 7 to Schedule 13G filed by such person with the SEC on April 24, 2025. The principal address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001. BlackRock, Inc. reported sole voting power over 7,344,132 shares of common stock and sole dispositive power over all 7,478,452 shares of common stock.
(4)The information in the table is based solely upon Amendment No. 3 to Schedule 13G filed by Barclays PLC with the SEC on March 21, 2025. The principal address for all such filers is 1 Churchill Place, London - E14 5HP. Barclays reported sole voting and dispositive power over 6,204,224 shares of common stock and shared voting and dispositive power over 15,494 shares of common stock.
(5)The information in the table is based solely upon Schedule 13G filed by Dimensional Fund Advisors LP with the SEC on January 23, 2025. The principal address for Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746. Dimensional Fund Advisors LP reported sole voting power over 5,726,954 shares of common stock and sole dispositive power over 5,861,712 shares of common stock.
(6)The information in the table is based solely upon Schedule 13G Amendment No. 1 jointly filed by such person and Nomura Global Financial Products Inc. with the SEC on August 14, 2025. The principal address for Nomura Holdings Inc is 13-1, Nihonbashi 1-chome, Chuo-ku, Tokyo 103-8645, Japan. Nomura Holdings Inc reported shared voting and dispositive power over 5,953,281 shares of common stock. Nomura Global Financial Products Inc. reported shared voting and dispositive power over 5,631,393 shares of common stock.
(7)Includes 905,434 shares of common stock underlying options. Does not include (i) 1,456,717 shares of common stock subject to restricted stock unit awards or (ii) shares issuable under outstanding performance share unit awards that do not become issuable or settleable within 60 days of November 25, 2025.
(8)Includes 78,571 shares of common stock underlying options. Does not include (i) 443,575 shares of common stock subject to restricted stock unit awards or (ii) shares issuable under outstanding performance share unit awards that do not become issuable or settleable within 60 days of November 25, 2025.
(9)Includes 155,829 shares of common stock underlying options. Does not include (i) 323,731 shares of common stock subject to restricted stock unit awards or (ii) shares issuable under outstanding performance share unit awards that do not become issuable or settleable within 60 days of November 25, 2025.
(10)Does not include (i) 238,592 shares of common stock subject to restricted stock unit awards or (ii) shares issuable under outstanding performance share unit awards that do not become issuable or settleable within 60 days of November 25, 2025.
(11)Does not include (i) 573,776 shares of common stock subject to restricted stock unit awards, (ii) 1,991 shares issuable under deferred stock units, or (iii) shares issuable under outstanding performance share unit awards that do not become issuable or settleable within 60 days of November 25, 2025.
(12)Does not include (i) 43,127 shares of common stock subject to a restricted stock unit award and (ii) 45,217 shares issuable under deferred stock units that will not become settleable within 60 days of November 25, 2025.
(13)Does not include (i) 43,127 shares of common stock subject to a restricted stock unit award and (ii) 81,603 shares issuable under deferred stock units that will not become settleable within 60 days of November 25, 2025.
(14)Does not include (i) 43,127 shares of common stock subject to a restricted stock unit award and (ii) 107,061 shares issuable under deferred stock units that will not become settleable within 60 days of November 25, 2025.
(15)Does not include 43,127 shares of common stock subject to a restricted stock unit award.
(16)Includes 149,443 shares held by a family limited partnership of which such person and his spouse are the general partners. Does not include 43,127 shares of common stock subject to a restricted stock unit award.
(17)Does not include 43,127 shares of common stock subject to a restricted stock unit award.
(18)Does not include 43,127 shares of common stock subject to a restricted stock unit award.
(19)Does not include (i) 43,127 shares of common stock subject to a restricted stock unit award and (ii) 27,211 shares issuable under deferred stock units that will not become settleable within 60 days of November 25, 2025.
(20)Does not include 43,127 shares of common stock subject to a restricted stock unit award.
(21)Does not include (i) 67,386 shares of common stock subject to a restricted stock unit award and (ii) 113,168 shares issuable under deferred stock units that will not become settleable within 60 days of November 25, 2025.
(22)Includes or excludes, as the case may be, shares of common stock as indicated in the preceding footnotes. In addition, with respect to our other executive officers who are not named executive officers, this amount includes 166,037 shares of common stock underlying options. Does not include, with respect to such other executive officers (i) 564,658 shares subject to restricted stock unit awards, (ii) 11,742 shares issuable under deferred stock units or (iii) shares issuable under outstanding performance share unit awards that do not become issuable or settleable within 60 days of November 25, 2025.

COMPARISON OF THE RIGHTS OF COMPASS STOCKHOLDERS AND ANYWHERE STOCKHOLDERS
The following description summarizes the material differences between the rights of Anywhere stockholders and the rights of Compass stockholders. This does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. Stockholders should read carefully and in their entirety the relevant provisions of the DGCL, the Compass certificate of incorporation and bylaws and the Anywhere certificate of incorporation and bylaws. Copies of the documents referred to in this summary may be obtained as described under the section entitled “Where You Can Find More Information.”
The following description summarizes the material differences between the rights of Anywhere stockholders and the rights of Compass stockholders. This does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. Stockholders should read carefully the relevant provisions of the Compass restated certificate of incorporation and restated bylaws, the DGCL and the Anywhere seventh amended and restated certificate of incorporation and seventh amended and restated bylaws. Copies of the documents referred to in this summary may be obtained as described under the section entitled “Where You Can Find More Information.”

	Rights of Compass Stockholders	Rights of Anywhere Stockholders
Authorized Capital Stock
The authorized capital stock of Compass consists of (i) 12,500,000,000 shares of Class A common stock, par value $0.00001 per share, (ii) 1,250,000,000 shares of Class B common stock, par value $0.00001 per share, (iii) 100,000,000 shares of Class C common stock, par value $0.00001 per share, and (iv) 25,000,000 shares of preferred stock, par value $0.00001 per share.
As of November 25, 2025, there were (i) 552,113,490 shares of Compass Class A common stock outstanding, (ii) no shares of Compass Class B common stock outstanding, (iii) 10,122,433 shares of Compass Class C common stock outstanding and (iv) no shares of Compass preferred stock outstanding.
Except as otherwise expressly provided in the Compass restated certificate of incorporation or required by applicable law, each holder of Class A common stock shall have the right to one (1) vote per share of Class A common stock held of record by such holder and each holder of Class C common stock shall have the right to twenty (20) votes per share of Class C common stock held of record by such holder.

The authorized capital stock of Anywhere consists of 400,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.
As of November 25, 2025, there were 112,130,696 shares of Anywhere common stock outstanding and no shares of Anywhere preferred stock outstanding.

Preferred Stock
Compass’ restated certificate of incorporation provides that the Compass Board may authorize the issuance of one or more series of preferred stock, and may fix the designation, powers (including voting powers), preferences and relative, participating, optional or other special rights (and the qualifications, limitations or restrictions thereof) of each such series, and may increase (but not above the total number of authorized shares of the preferred stock) or decrease (but not below the number of shares thereof then outstanding) the number of shares of any such series.

Anywhere’s seventh amended and restated certificate of incorporation provides that the Anywhere Board may authorize the issuance of one or more series of preferred stock by filing a certificate of the voting powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, pursuant to the applicable provisions of the DGCL.

Dividends
Compass’ restated certificate of incorporation provides that the holders of Compass Class A common stock, Compass Class B common stock and Compass Class C common stock will be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Compass Board out of any legally available assets of the corporation; provided, however, that in the event a dividend is paid in the form of shares of Compass Class A common stock, Compass Class B common stock or Compass Class C common stock (or rights to acquire such shares), then holders of Compass Class A common stock will receive shares of Compass Class A common stock (or rights to acquire such shares, as the case may be), holders of Compass Class B common stock will receive shares of Compass Class B common stock (or rights to acquire such shares, as the case may be) and holders of Compass Class C common stock will receive shares of Compass Class C common stock (or rights to acquire such shares, as the case may be), with holders of Compass Class A common stock, Compass Class B common stock and Compass Class C common stock receiving, on a per share basis, an identical number of shares of Compass Class A common stock, Compass Class B common stock or Compass Class C common stock, as applicable.
Notwithstanding the above, the Compass Board may pay or make a disparate dividend or distribution per share of Compass Class A common stock, Compass Class B common stock or Compass Class C common stock, if such dividend or distribution is (i) approved in advance by the affirmative vote of the holders of a majority of the then-outstanding shares of such series of Compass common stock, each voting separately as a class or (ii) such disparate dividend or distribution is paid in the form of securities (or the right to receive securities) of another entity, and (a) the holders of Compass Class A common stock receive securities entitling the holder thereof to cast one vote per security (or the right to receive such securities, as applicable), (b) the holders of Compass Class B common stock receive securities that have no voting rights (or the right to receive such securities, as applicable) and (c) the holders of Compass Class C common stock receive securities entitling the holders thereof to cast 20 votes per security (or the right to receive such securities, as applicable). The terms of any such securities distributed to stockholders pursuant to the above will be substantially identical, other than with respect to voting rights.

Anywhere’s seventh amended and restated certificate of incorporation provides that the holders of Anywhere common stock will be entitled to receive, as, if and when declared by the Anywhere Board out of the funds of the corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Anywhere Board may from time to time determine, payable to stockholders of record on such dates, not exceeding 60 days preceding the dividend payment dates, as will be fixed for such purpose by the Anywhere Board in advance of payment of each particular dividend. The payment of dividends is subject to the rights of the holders of any series of Anywhere preferred stock.

Special Meetings of Stockholders
Compass’ restated certificate of incorporation provides that a special meeting of stockholders may be called only by the chairperson of the Compass Board, the Chief Executive Officer of Compass, or the Compass Board acting pursuant to a resolution adopted by a majority of the total number of authorized directors, whether or not there exist any vacancies. A special meeting may not be called by the Compass stockholders or any other person or persons.

Anywhere’s seventh amended and restated certificate of incorporation provides that, except as otherwise required by law and subject to the rights of the holders of any series of Anywhere preferred stock, special meetings of Anywhere stockholders may be called only by the chairman of the Anywhere Board or a majority of the members of the Anywhere Board pursuant to a resolution approved by the Anywhere Board, and special meetings of Anywhere stockholders may not be called by any other person or persons (including stockholders).

Special Meetings of the Board of Directors	Compass’ restated bylaws provide that special meetings of the Compass Board may be called by the chairperson of the Compass Board, the Chief Executive Officer of Compass, the lead independent director of Compass or a majority of the members of the Compass Board then in office and may be held at any time, date or place, within or without Delaware, as the person or persons calling the meeting shall fix.
Anywhere’s seventh amended and restated bylaws provide that, subject to notice requirements set forth in the bylaws, special meetings of the Anywhere Board may be called at the request of the chairman of the Anywhere Board, the lead independent director of Anywhere, if any, or a majority of the Anywhere Board then in office. The person or persons authorized to call special meetings of the Anywhere Board may fix the place and time of the meetings.

Quorum and Manner of Acting at Meetings of the Board
At all meetings of the Compass Board, a majority of the total number of authorized members of the Compass Board (whether or not there exist any vacancies) will constitute a quorum for the transaction of business. If a quorum fails to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time. Except as otherwise provided in the restated bylaws of Compass or in the restated certificate of incorporation, or required by law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Compass Board.

A majority of the total number of members of the Anywhere Board, whether or not there exist any vacancies, will constitute a quorum for the transaction of business of the Anywhere Board. If a quorum will not be present at any meeting of the Anywhere Board, a majority of the directors present may adjourn the meeting without further notice. The vote of a majority of the directors present at a meeting at which a quorum is present will be the act of the Anywhere Board unless the seventh amended and restated certificate of incorporation or the seventh amended and restated bylaws of Anywhere require the vote of a greater number.

Quorum at Meetings of the Stockholders
Except as otherwise required by applicable law or provided by the Compass’ restated certificate of incorporation, at each meeting of Compass stockholders, the holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business.

However, where a separate vote by a class or classes or series of stock is required by applicable law or Compass’ restated certificate of incorporation, the holders of a majority of the voting power of the shares of such class or classes or series of the stock issued and outstanding and entitled to vote on such matter, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to the vote on such matter.

Except as otherwise provided by law or by the seventh amended and restated certificate of incorporation, the holders of a majority of the outstanding shares of Anywhere entitled to vote generally in the election of directors, represented in person or by proxy, will constitute a quorum at a meeting of the Anywhere stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series will constitute a quorum of such class or series for the transaction of such business.

Stockholder Action by Written Consent	Not permitted.	Not permitted.

Stockholder Proposals and Nominations of Candidates for Election to the Board of Directors
Compass’ restated bylaws allow shareholders entitled to vote to make nominations for the election of directors or submit proposals for other business, only if they give timely written notice to Compass of their intent to do so.
Such proposals and nominations (other than stockholder proposals included in the proxy materials pursuant to the rules and regulations of the SEC, including Rule 14a-8 promulgated under the Exchange Act) may only be made in accordance with the applicable provision of Compass’ restated bylaws.
In connection with an annual meeting, to be timely, notice of such intent must be delivered to the secretary at the principal executive offices of Compass not later than 5:00 p.m. Eastern Time on the 90th day nor earlier than 5:00 p.m. Easter Time on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, or if no annual meeting was held in the preceding year, notice must be delivered (A) no earlier than 5:00 p.m. Eastern Time on the 120th day prior to such annual meeting and (B) no later than 5:00 p.m. Eastern Time on the later of the 90th day prior to such annual meeting or 5:00 p.m. Eastern time on the 10th day following the day on which public announcement of the date of such meeting is first made by Compass.
In connection with a special meeting called for such purpose, to be timely, notice of such intent must be delivered to the secretary at the principal executive offices of Compass (A) no earlier than the 120th day prior to such special meeting and (B) no later than 5:00 p.m. Eastern Time on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the special meeting and of the nominees proposed by the Compass Board to be elected at such meeting.

Anywhere’s seventh amended and restated bylaws allow stockholders to vote to make nominations for the election of directors or submit proposals for other business, only if they give timely written notice to Anywhere of their intent to do so.
Such proposals and nominations (other than stockholder proposals included in the proxy materials pursuant to Rule 14a-8 promulgated under the Exchange Act) may only be made in accordance with the applicable provision of the Anywhere seventh amended and restated bylaws.
To be timely, such notice must be delivered to the secretary at Anywhere’s principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by Anywhere.

In no event will an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for providing such notice.
In connection with a special meeting called for such purpose, to be timely, notice of such intent must be delivered to the secretary at Anywhere’s principal executive offices not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Anywhere Board to be elected at such meeting.
In no event will any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of notice.

Number of Directors and Composition of the Board of Directors
The DGCL provides that the board of directors of a Delaware corporation must consist of one or more directors, each of whom must be a natural person, with the number of directors fixed by or in the manner provided in the corporation’s bylaws, unless the certificate of incorporation fixes the number of directors.
Compass’ restated certificate of incorporation and restated bylaws provide that the Compass Board will consist of such number of directors as may be fixed from time to time exclusively by resolution adopted by a majority of the total number of authorized members of the Compass Board (whether or not there exist any vacancies).
The Compass corporate governance guidelines require at least a majority of the Anywhere Board to be comprised of “independent” directors, as defined by the listing standards of the NYSE. The Compass corporate governance guidelines also require the audit, compensation and nominating and corporate governance committees of the Compass Board to be comprised solely of independent directors, as defined by the listing standards of the NYSE.
There are currently 8 directors serving on the Compass Board.

The DGCL provides that the board of directors of a Delaware corporation must consist of one or more directors, each of whom must be a natural person, with the number of directors fixed by or in the manner provided in the corporation’s bylaws, unless the certificate of incorporation fixes the number of directors.
Anywhere’s seventh amended and restated certificate of incorporation and seventh amended and restated bylaws provide that the Anywhere Board will consist of such number of directors as may be fixed from time to time exclusively pursuant to a resolution adopted by the Anywhere Board, provided that in no event will the total number of directors constitute the entire Anywhere Board be less than three nor more than 15.
The Anywhere corporate governance guidelines require at least a majority of the Anywhere Board to be comprised of “independent” directors, as defined by the listing standards of the NYSE. The Anywhere corporate governance guidelines also require the audit, compensation and nominating and corporate governance committees of the Anywhere Board to be comprised solely of independent directors, as defined by the listing standards of the NYSE.
There are currently 12 directors serving on the Anywhere Board.

Election of Directors
Compass’ restated certificate of incorporation and Compass’ restated bylaws provide that directors will be divided into three classes. Directors are to be elected to serve three-year terms, with directors in each respective class being elected at every third annual meeting of Compass’ stockholders.
Except as may be required by the Compass restated certificate of incorporation, Compass’ directors are elected by a plurality of votes cast by the holders of the shares present in person or represented by proxy at a meeting of Compass stockholders and entitled to vote on the election of directors.

Anywhere’s seventh amended and restated bylaws provide that there is one class of directors, elected for a term expiring at the next annual meeting of stockholders, provided that the term of each director will continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.
Anywhere’s directors are elected if the votes cast for a nominee’s election exceed the votes cast against such nominee’s election (with “abstentions” and “broker non-votes” not counted as votes cast either “for” or “against” that director’s election) at any meeting for the election of directors at which a quorum is present; provided, that if the secretary determines that the number of nominees exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such meeting (regardless of whether revised or supplemented thereafter), the directors will be elected by the vote of a plurality of the votes cast.

Removal of Directors	Compass’ restated certificate of incorporation provides that no director may be removed from the Compass Board except for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of Compass capital stock entitled to vote generally in the election of directors, voting together as a single class.
Anywhere’s seventh amended and restated certificate of incorporation provides that directors may be removed from office at any time with or without cause, provided that in either case, removal will require the affirmative vote of the holders of at least 75% of the stockholder votes entitled to be cast in any annual election of directors.

A director may resign at any time by filing his or her written resignation with the secretary of Anywhere.

Vacancies of Directors	Compass’ restated certificate of incorporation provides that any vacancy occurring the Compass Board for any cause, and any newly created directorships resulting from any increase in the authorized number of directors, will be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and will not be filled by Compass stockholders. Any director elected in accordance with the above will hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which the director has been assigned expires and until such director’s successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.
Anywhere’s seventh amended and restated certificate of incorporation provides that any vacancy on the Anywhere Board and any newly created directorship, however occurring, will be filled only by a majority of the directors then in office, although less than quorum, or by a sole remaining director, except as otherwise provided by law, and will not be filled by Anywhere stockholders. A director elected to a vacancy will hold office for a term expiring at the next annual meeting of stockholders, and in each case will serve until such director’s successor is elected and qualified, subject to such director’s earlier death, resignation or removal.

Executive Chairman and Lead Independent Director Positions
Compass’ restated bylaws provide that the Compass Board may elect a chairman from among the directors who may or may not be an officer of Compass.
Compass’ restated bylaws also provide that the Compass Board may, in its discretion, elect a lead independent director from among the directors that are independent.
Robert Reffkin, the current Chief Executive Officer of Compass, is the chairperson of the Compass Board and Charles Phillips is the lead independent director.

Anywhere’s seventh amended and restated bylaws provide that the Anywhere Board will elect a chairman from among the directors who may or may not be an officer of Anywhere.
Anywhere’s seventh amended and restated bylaws also provide that the Anywhere Board may designate a lead independent director from among the directors that are independent.
Michael Williams is the current chairperson of the Anywhere Board. He is independent and is not an officer of Anywhere. Anywhere does not currently have a separate lead independent director.

Limitation on Liability of Directors
The DGCL provides that a corporation may limit or eliminate a director’s personal liability for monetary damages to the corporation or its stockholders for a breach of fiduciary duty as a director, except for liability for (i) a director’s breach of the duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) willful or negligent violation of provisions of Delaware law governing payment of dividends and stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.
Compass’ restated certificate of incorporation provides that, to the fullest extent permitted by law, no director will be personally liable to Compass or any of its stockholders for monetary damages for a breach of fiduciary duty as a director. If the DGCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The DGCL provides that a corporation may limit or eliminate a director’s personal liability for monetary damages to the corporation or its stockholders for a breach of fiduciary duty as a director, except for liability for (i) a director’s breach of the duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) willful or negligent violation of provisions of Delaware law governing payment of dividends and stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.
Anywhere’s seventh amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, no director will be personally liable to Anywhere or any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability of: (i) a director for any breach of the director’s duty of loyalty to Anywhere or its stockholders, (ii) a director for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL (or any successor provision thereto) or (iv) a director for any transaction from which the director derived any improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Indemnification of Directors and Officers
Under the DGCL, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.
Delaware law provides that a corporation may indemnify its present and former directors, officers, employees and agents, as well as any individual serving with another corporation in that capacity at the corporation’s request against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement of actions taken, if the individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. However, no indemnification may be paid for judgments and settlements in actions by or in the right of the corporation.
Under the DGCL, a corporation may not indemnify a current or former director or officer of the corporation against expenses to the extent the person is adjudged to be liable to the corporation unless a court approves the indemnity.
The DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of a corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such.

Under the DGCL, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.
Delaware law provides that a corporation may indemnify its present and former directors, officers, employees and agents, as well as any individual serving with another corporation in that capacity at the corporation’s request against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement of actions taken, if the individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. However, no indemnification may be paid for judgments and settlements in actions by or in the right of the corporation.
Under the DGCL, a corporation may not indemnify a current or former director or officer of the corporation against expenses to the extent the person is adjudged to be liable to the corporation unless a court approves the indemnity. The DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of a corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such.

Compass’ restated bylaws provide that Compass will indemnify to the fullest extent permitted under the laws of Delaware, each person who was or is made a party to, or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, legislative, investigative, preliminary, informal or formal, or any other type whatsoever, including any arbitration or other alternative dispute resolution and including any appeal of the foregoing, by reason of the fact that such person (or a person of whom such person is the legal representative), is or was a member of the Compass Board or is or was an officer of Compass designated by the Board to be entitled to the indemnification and advancement rights set forth in Compass’ amended and restated bylaws or, while serving in such capacity, is or was serving at the request of Compass as a director, officer, employee, agent or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses, liability and loss reasonably incurred or suffered by the indemnitee in connection therewith, provided the indemnitee acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of Compass, and, with respect to any criminal proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. Such indemnification shall continue as to any indemnitee who has ceased to be a director or officer of Compass and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Subject to Compass’ restated certificate of incorporation, Compass shall indemnify such indemnitee seeking indemnity in connection with a proceeding initiated by such indemnitor only if such proceeding was authorized by the Compass Board or such indemnification is authorized by an agreement approved by the Compass Board.
Except as otherwise provided in a written indemnification agreement between Compass and the indemnitee, Compass shall pay all reasonable expenses (including attorneys’ fees) incurred by an indemnitee in defending any proceeding as they are incurred or otherwise in advance of its final disposition.

Anywhere’s seventh amended and restated certificate of incorporation provides that Anywhere will indemnify to the fullest extent permitted under the laws of Delaware, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which the seventh amended and restated certificate of incorporation is in effect, a director or officer of Anywhere or is or was at any such time serving at the request of Anywhere as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by Anywhere, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, against all expense, liability and loss incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that Anywhere shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board.
The right to indemnification shall include the right to be paid by Anywhere the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by Anywhere within twenty (20) days after the receipt by Anywhere of a statement or statements from the claimant requesting such advance or advances from time to time.

Amendments to Certificate of Incorporation
Under the DGCL, an amendment to the certificate of incorporation generally requires (1) the approval of the board of directors, (2) the approval of a majority of the voting power of the outstanding stock entitled to vote upon the proposed amendment and (3) the approval of the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class, if any.
Compass’ restated certificate of incorporation provides that Compass reserves the right to amendments in any manner permitted by the DGCL, as amended from time to time.
Notwithstanding anything to the contrary contained in Compass’ restated certificate of incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of Compass required by law or the Compass certificate, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of Compass entitled to vote thereon, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with the “Specified Provisions” designated in the Compass restated certificate of incorporation.

Under the DGCL, an amendment to the certificate of incorporation generally requires (1) the approval of the board of directors, (2) the approval of a majority of the voting power of the outstanding stock entitled to vote upon the proposed amendment and (3) the approval of the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class, if any.
Anywhere’s seventh amended and restated certificate of incorporation provides that Anywhere reserves the right to amend the certificate in any manner permitted by the DGCL.
Notwithstanding anything to the contrary contained in Anywhere’s seventh amended and restated certificate of incorporation, the affirmative vote of the holders of a majority of the voting power of all the shares of Anywhere entitled to vote generally in the election of directors, voting together as a single class, will be required to modify, amend or repeal, the seventh amended and restated certificate of incorporation.

Amendments to Bylaws	Any alteration, amendment or repeal of Compass’ restated bylaws, and any adoption of new bylaws, shall require the approval of a majority of the Compass Board or the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all the then-outstanding shares of the capital stock entitled to vote thereon, voting together as a single class.
Anywhere’s seventh amended and restated bylaws may be altered, amended, or repealed at any meeting of the Anywhere Board or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Anywhere Board, in a notice given not less than two (2) days prior to the meeting. The bylaws may be amended, altered or repealed by the affirmative vote of the holders of a majority of the voting power of all the shares entitled to vote generally in the election of directors, voting together as a single class. In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Anywhere Board shall also have the power to adopt, amend, alter or repeal the bylaws.

Certain Business Combinations
Section 203 of the DGCL prohibits a Delaware corporation from engaging in a business combination with a stockholder acquiring more than 15% but less than 85% of the corporation’s outstanding voting stock for three years following the time that person becomes an “interested stockholder” (a holder of more than 15% of the corporation’s outstanding shares), unless prior to the date the person becomes an interested stockholder, the board of directors approves either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder or the business combination is approved by the board of directors and by the affirmative vote of at least two-thirds (2/3) of the outstanding voting stock that is not owned by the interested stockholder, or other specified exceptions are met. The DGCL allows a corporation’s certificate of incorporation to contain a provision expressly electing not to be governed by Section 203 of the DGCL.
Compass’ restated certificate of incorporation does not include a provision opting out of Section 203 of the DGCL.

Section 203 of the DGCL prohibits a Delaware corporation from engaging in a business combination with a stockholder acquiring more than 15% but less than 85% of the corporation’s outstanding voting stock for three years following the time that person becomes an “interested stockholder” (a holder of more than 15% of the corporation’s outstanding shares), unless prior to the date the person becomes an interested stockholder, the board of directors approves either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder or the business combination is approved by the board of directors and by the affirmative vote of at least two-thirds (2/3) of the outstanding voting stock that is not owned by the interested stockholder, or other specified exceptions are met. The DGCL allows a corporation’s certificate of incorporation to contain a provision expressly electing not to be governed by Section 203 of the DGCL.
Anywhere’s seventh amended and restated certificate of incorporation provides that Anywhere elects not to be governed by Section 203 of the DGCL.

Stockholder Rights Plan	Compass does not have a shareholder rights plan currently in effect.	Anywhere does not have a stockholder rights plan currently in effect.

VALIDITY OF COMMON SHARES
The validity of the shares of Compass Class A common stock offered hereby will be passed upon for Compass by Kirkland & Ellis LLP.

EXPERTS
Compass
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) of Compass, Inc. incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The audited historical financial statements of At World Properties Holdings, LLC as of and for the year ended December 31, 2024 included in this joint proxy statement/prospectus and the audited historical financial statements of At World Properties Holdings, LLC as of and for the year ended December 31, 2023 included as Exhibit 99.1 of Compass, Inc.’s Current Report on Form 8-K dated March 28, 2025 and incorporated by reference in this joint proxy statement/prospectus have been so included and incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Anywhere
With respect to the unaudited financial information of Anywhere Real Estate Inc. for the three-month periods ended March 31, 2025 and 2024, the six-month periods ended June 30, 2025 and 2024 and the nine-month periods ended September 30, 2025 and 2024, incorporated by reference in this joint proxy statement/prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 7, 2025, August 8, 2025 and November 5, 2025 incorporated by reference herein state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) of Anywhere Real Estate Inc. incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

FUTURE COMPASS STOCKHOLDER PROPOSALS
Under Compass’ amended and restated bylaws and applicable SEC rules, to submit a stockholder proposal to be presented at the Compass 2026 Annual Meeting and to be included in Compass’ Proxy Statement for such meeting, such proposal must be received by Compass at its principal executive offices at 110 Fifth Avenue, 4th Floor, New York, New York 10011 no later than December 5, 2025. Compass stockholders wishing to bring a proposal or nominate a director at the Compass 2026 Annual Meeting (but not include it in Compass’ proxy materials) under Compass’ amended and restated bylaws must provide written notice of such proposal to Compass’ Corporate Secretary at its principal executive offices between 5:00 p.m., Eastern Time, January 22, 2026 and 5:00 p.m., Eastern Time, February 21, 2026 and comply with the other provisions of Compass’ amended and restated bylaws. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, Compass stockholders who intend to solicit proxies in support of director nominees other than the nominees of the Compass Board must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 23, 2026.

FUTURE ANYWHERE STOCKHOLDER PROPOSALS
If the merger agreement is not adopted by the requisite vote of the Anywhere stockholders or if the merger is not completed for any reason, Anywhere intends to hold an annual meeting of its stockholders in 2026 (which we refer to as the “Anywhere 2026 Annual Meeting”). If the Anywhere 2026 Annual Meeting occurs, pursuant to Anywhere’s bylaws, Anywhere stockholders of record may present proposals that are proper subjects for consideration at an annual meeting and/or nominate persons to serve on the Anywhere Board at such annual meeting.
Anywhere’s bylaws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of outstanding Anywhere common stock continuously for at least three years to nominate and include in Anywhere’s proxy materials director candidates constituting up to the greater of 2 nominees or 20% of the Board, provided that the stockholder(s) and the director nominee(s) satisfy the requirements specified in Anywhere’s bylaws. Eligible stockholders who wish to have a director nominee included in Anywhere’s proxy statement relating to the Anywhere 2026 Annual Meeting must deliver a written notice, containing the information specified in Anywhere’s bylaws regarding the stockholder(s) and the proposed nominee(s) by November 24, 2025, but not before October 25, 2025, which is not less than 120 days nor more than 150 days prior to March 24, 2025, the first anniversary of the date that Anywhere first distributed its proxy statement to stockholders for the 2025 Annual Meeting. The requirements for a stockholder nomination using proxy access are more fully set forth in Section 2.12 of Anywhere’s bylaws.
Anywhere stockholders interested in presenting a proposal for inclusion in Anywhere’s proxy statement and proxy relating to Anywhere’s 2026 Annual Meeting may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in next year’s proxy statement, stockholder proposals must be received by the Executive Vice President, General Counsel and Corporate Secretary at Anywhere Real Estate, Inc., c/o Marilyn J. Wasser, 175 Park Avenue, Madison, NJ 07940 no later than the close of business on November 24, 2025.
Anywhere’s bylaws establish an advance notice procedure for stockholder proposals (including nominations to the Anywhere Board) to be considered at next year’s annual meeting, but not included in the proxy statement. Such proposals must be submitted in writing to and received by the Executive Vice President, General Counsel and Corporate Secretary at Anywhere Real Estate, Inc., c/o Marilyn J. Wasser, 175 Park Avenue, Madison, NJ 07940 not earlier than January 7, 2026, and not later than February 6, 2026. However, if the date of the Anywhere 2026 Annual Meeting is more than 30 days before or more than 60 days after May 7, 2026, then an Anywhere stockholder will be able to submit a proposal for consideration at the annual meeting not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, not later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting was made. Any notification to bring any proposal before the 2026 Annual Meeting must comply with the requirements of Anywhere’s bylaws, including information specified therein concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to Anywhere’s stock. In addition, Anywhere stockholders who intend to solicit proxies in support of director nominees other than Anywhere’s nominees must comply with the additional requirements of Rule 14a-19(b).

HOUSEHOLDING OF PROXY MATERIALS
The SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. As permitted by the Exchange Act, only one copy of this joint proxy statement/prospectus is being delivered to Compass stockholders residing at the same address and only one copy of this joint proxy statement/prospectus is being delivered to Anywhere stockholders residing at the same address, unless such stockholders or stockholders, as applicable, have notified Compass or Anywhere, as applicable, of their desire to receive multiple copies of this joint proxy statement/prospectus. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate joint proxy statement/prospectus, or if you are receiving multiple copies of this joint proxy statement/prospectus and wish to receive only one, please contact Compass or Anywhere, as applicable, at the respective address identified below. Compass or Anywhere, as applicable, will promptly deliver, upon oral or written request, a separate copy of this joint proxy statement/prospectus to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed, as applicable, to:

For Compass Stockholders:	For Anywhere Stockholders:
Compass, Inc.	Anywhere Real Estate Inc.
110 Fifth Avenue, 4th Floor	175 Park Avenue
New York, New York	Madison, New Jersey 07940
Attention: Corporate Secretary	Attention: Investor Relations
(646) 982-0353	(973) 407-3677
corporatesecretary@compass.com	investor.relations@anywhere.re
A number of brokerage firms have instituted householding for shares held in “street name.” If you and members of your household have multiple accounts holding shares of Compass common stock or Anywhere common stock, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this joint proxy statement/prospectus or wish to revoke your decision to household. These options are available to you at any time.

WHERE YOU CAN FIND MORE INFORMATION
Compass has filed a registration statement on Form S-4 to register with the SEC the shares of Compass Class A common stock to be issued to Anywhere stockholders in connection with the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Compass in addition to being proxy statements of Compass and Anywhere for their respective special meetings. The registration statement, including the attached exhibits and annexes, contains additional relevant information about Compass and Anywhere. The rules and regulations of the SEC allow Compass and Anywhere to omit certain information included in the registration statement from this joint proxy statement/prospectus.
Compass and Anywhere file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information about Compass and Anywhere. The address of that site is http://www.sec.gov. The reports and other information filed by Compass and Anywhere with the SEC are also available at their respective websites, which are https://investors.compass.com/financials/sec-filings/default.aspx and https://ir.anywhere.re/financials/sec-filings/default.aspx. Information on these websites is not part of this joint proxy statement/prospectus.
The SEC allows Compass and Anywhere to “incorporate by reference” information into this joint proxy statement/prospectus. This means that important information can be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information in this joint proxy statement/prospectus or in later filed documents incorporated by reference into this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that Compass and Anywhere have, respectively, previously filed with the SEC and any additional documents that either company may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and the respective dates of the Anywhere and Compass special meetings (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules). These documents contain important information about Compass and Anywhere and their respective financial performance.

Compass SEC Filings (File No. 001-40291)	Period
Annual Report on Form 10-K	Annual report on Form 10-K for the year ended December 31, 2024 (filed with the SEC on February 25, 2025)

Quarterly Reports on Form 10-Q	Quarterly report on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025 (filed with the SEC on May 9, 2025, August 4, 2025, and November 5, 2025, respectively)

Proxy Statement on Schedule 14A	Definitive Proxy Statement for Compass’ 2025 annual meeting (filed with the SEC on April 4, 2025)

Current Reports on Form 8-K
Current reports on Form 8-K filed with the SEC on January 13, 2025, March 28, 2025, May 29, 2025, July 30, 2025, September 9, 2025, September 22, 2025 and November 17, 2025 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act)

Any description of shares of Compass common stock contained in a registration statement filed pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description	Exhibit 4.1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed with the SEC on February 25, 2025)

Anywhere SEC Filings (File No. 001-35674)	Period
Annual Report on Form 10-K	Annual report on Form 10-K for the year ended December 31, 2024 (filed with the SEC on February 25, 2025)

Quarterly Reports on Form 10-Q	Quarterly report on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025 (filed with the SEC on May 7, 2025, August 8, 2025, and November 5, 2025, respectively)

Proxy Statement on Schedule 14A	Definitive Proxy Statement for Anywhere’s 2025 annual meeting (filed with the SEC on March 24, 2025)

Current Reports on Form 8-K
Current reports on Form 8-K filed with the SEC on April 1, 2025, May 7, 2025, June 27, 2025 and September 22, 2025 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act)

Any description of shares of Anywhere common stock contained in a registration statement filed pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description	Exhibit 4.16 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed with the SEC on February 25, 2025)
Compass has supplied all information contained in or incorporated by reference into this joint proxy statement/prospectus relating to Compass, as well as all pro forma financial information, and Anywhere has supplied all such information relating to Anywhere.
Documents incorporated by reference are available from Compass or Anywhere, as the case may be, without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference into this joint proxy statement/prospectus. Anywhere stockholders or Compass stockholders, as applicable, may obtain these documents incorporated by reference by requesting them in writing or by telephone from the appropriate party at the following addresses and telephone numbers:

For Compass Stockholders: Compass, Inc. 110 Fifth Avenue, 4th Floor New York, New York Attention: Corporate Secretary (646) 982-0353 corporatesecretary@compass.com	For Anywhere Stockholders: Anywhere Real Estate Inc. 175 Park Avenue Madison, New Jersey 07940 Attention: Investor Relations (973) 407-3677 investor.relations@anywhere.re
To obtain timely delivery of the documents, you must request them no later than five business days before the date of the applicable special meeting. Therefore, if you would like to request documents from Compass, please do so by December 30, 2025 in order to receive them before the Compass special meeting. If you would like to request documents from Anywhere, please do so by December 30, 2025 in order to receive them before the Anywhere special meeting.
You should rely only on the information contained in or incorporated by reference into this joint proxy statement/prospectus to vote on the Anywhere merger proposal, the Anywhere non-binding compensation advisory proposal, the Anywhere adjournment proposal, the Compass share issuance proposal and the Compass adjournment proposal. Neither Compass nor Anywhere has authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus.
If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement/prospectus or solicitations of proxies are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement/prospectus does not extend to you.

This joint proxy statement/prospectus is dated December 2, 2025. You should not assume that the information in it (or incorporated by reference) is accurate as of any date other than that date or the date of such incorporated document, as applicable, and neither its mailing to Anywhere stockholders or Compass stockholders nor the issuance of shares of Compass Class A common stock in the merger will create any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER
among
COMPASS, INC.,
VELOCITY MERGER SUB, INC.
and
ANYWHERE REAL ESTATE INC.
Dated as of September 22, 2025

4.14	Intellectual Property	40
4.15	Real Property	41
4.16	Environmental Matters	42
4.17	Material Contracts	43
4.18	Insurance	45
4.19	Opinion of Financial Advisor	45
4.20	Brokers	45
4.21	Related Party Transactions	45
4.22	Takeover Laws	45
4.23	Company Agents	46
4.24	Escrow and Trust Accounts	46
4.25	Franchise Matters	46
4.26	No Additional Representations	47

ARTICLE V REPRESENTATION AND WARRANTIES OF PARENT AND MERGER SUB

5.1	Organization, Standing and Power	48
5.2	Capital Structure	48
5.3	Authority; No Violations; Consents and Approvals	50
5.4	Consents	51
5.5	SEC Documents; Financial Statements	51
5.6	Absence of Certain Changes or Events	52
5.7	No Undisclosed Material Liabilities	52
5.8	Information Supplied	52
5.9	Parent Permits; Compliance with Applicable Law	52
5.10	Taxes	53
5.11	Litigation	54
5.12	Ownership of Company Common Stock	54
5.13	Business Conduct	54
5.14	Sufficiency of Funds	54
5.15	No Additional Representations	54

ARTICLE VI COVENANTS AND AGREEMENTS

6.1	Conduct of Company Business Pending the Merger	55
6.2	Conduct of Parent Business Pending the Merger.	60
6.3	Control of Business	61
6.4	No Solicitation by the Company	61
6.5	No Solicitation by Parent	67
6.6	Preparation of Joint Proxy Statement and Registration Statement	72
6.7	Stockholders Meetings	73
6.8	Access to Information	76
6.9	Regulatory Efforts	77
6.10	Employee Matters	81
6.11	Indemnification; Directors’ and Officers’ Insurance	83

6.12	Transaction Litigation	85
6.13	Public Announcements	85
6.14	Reasonable Best Efforts	86
6.15	Advice of Certain Matters; Notifications	86
6.16	Section 16 Matters	86
6.17	Stock Exchange Listing and Delistings	87
6.18	Existing Credit Agreement	87
6.19	Tax Matters	88
6.20	Takeover Laws	89
6.21	Obligations of Merger Sub	89
6.22	Resignations	89
6.23	Non-Solicit	89
6.24	Financing Cooperation	90
6.25	ABS Facility.	93
6.26	Scheduled Operating Covenants	94
6.27	Company Debt Agreements	94

ARTICLE VII CONDITIONS PRECEDENT

7.1	Conditions to Each Party’s Obligation to Consummate the Merger	95
7.2	Additional Conditions to Obligations of Parent and Merger Sub	95
7.3	Additional Conditions to Obligations of the Company	96

ARTICLE VIII TERMINATION

8.1	Termination	97
8.2	Notice of Termination; Effect of Termination	99
8.3	Expenses and Other Payments	99

ARTICLE IX GENERAL PROVISIONS

9.1	Schedule Definitions	102
9.2	Survival	102
9.3	Notices	102
9.4	Rules of Construction	103
9.5	Counterparts	105
9.6	Entire Agreement; No Third-Party Beneficiaries	105
9.7	Governing Law; Venue; Waiver of Jury Trial	106
9.8	Severability	107
9.9	Assignment	107
9.10	Affiliate Liability	107
9.11	Specific Performance	108
9.12	Amendment	108
9.13	Extension; Waiver	108
9.14	Financing Sources Provisions	109

Annex A	Form of Company Voting and Support Agreement
Annex B	Form of Parent Voting and Support Agreement
Annex C	Form of Certificate of Incorporation of the Surviving Corporation

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER, dated as of September 22, 2025 (this “Agreement”), among Compass, Inc., a Delaware corporation (“Parent”), Velocity Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and Anywhere Real Estate Inc., a Delaware corporation (the “Company”).
WHEREAS, the Board of Directors of the Company (the “Company Board”), at a meeting duly called and held by unanimous vote, (i) determined that this Agreement and the transactions contemplated hereby, including the merger of Merger Sub with and into the Company (the “Merger”), are fair to, and in the best interests of, the Company and the holders of Company Common Stock, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger and (iii) resolved to recommend that the holders of Company Common Stock approve and adopt this Agreement and the transactions contemplated hereby, including the Merger and directed that such matter be submitted for consideration at the Company Stockholders Meeting;
WHEREAS, the Board of Directors of Parent (the “Parent Board”), by unanimous written consent, (i) determined that this Agreement and the transactions contemplated hereby, including the issuance of the shares of Class A common stock of Parent, par value $0.00001 per share (“Parent Class A Common Stock”), pursuant to this Agreement (the “Parent Stock Issuance”), are fair to, and in the best interests of, Parent and the holders of Parent Common Stock, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger and the Parent Stock Issuance and (iii) resolved to recommend that the holders of Parent Common Stock approve the Parent Stock Issuance and directed that such matter be submitted for consideration at the meeting of the stockholders of Parent to consider the approval of the Parent Stock Issuance (including any postponement, adjournment or recess thereof, the “Parent Stockholders Meeting”);
WHEREAS, the Board of Directors of Merger Sub (the “Merger Sub Board”) has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, Merger Sub and Merger Sub’s sole stockholder and (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger;
WHEREAS, Parent, as the sole stockholder of Merger Sub, will approve and adopt this Agreement promptly following its execution;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, (i) Robert Reffkin, (ii) Reffkin Investment II Corp., (iii) Reffkin 2022 Family Trust, (iv) Reffkin Investment I Corp., (v) 2021 Reffkin Remainder Interest Trust and (vi) Ruth Reffkin Family Trust (collectively, the “Company Support Parties”) are each entering into a voting and support agreement with the Company and Parent (the “Company Voting and Support Agreement”) in the form appended hereto as Annex A, pursuant to which, among other things, each Company Support Party is agreeing, subject to the terms of the Company Voting and Support Agreement, to vote all shares of Parent Common Stock it owns in the manner set forth in the Company Voting and Support Agreement;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of Parent and Merger Sub to enter into this Agreement, certain funds and accounts managed or advised by Angelo, Gordon & Co., L.P. are entering into a voting and support agreement with Parent and the Company (the “Parent Voting and Support Agreement”) in the form appended hereto as Annex B, pursuant to which, among other things, such funds and accounts are agreeing, subject to the terms of the Parent Voting and Support Agreement, to vote all shares of Company Common Stock it owns in the manner set forth in the Parent Voting and Support Agreement;
WHEREAS, Parent and the Company desire to effect a strategic business combination on the terms and subject to the conditions set forth herein; and
WHEREAS, for U.S. federal (and applicable state and local) income tax purposes, it is intended that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement constitute and be adopted as a “plan of reorganization” within the meaning of Treasury Regulations §§ 1.368-2(g) and 1.368-3(a).
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Merger Sub and the Company agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
1.1Certain Definitions. As used in this Agreement, the following terms have the following meanings:
“ABS Facility” means (i) the Existing ABS Facility (including, for the avoidance of doubt, any extension thereof entered into pursuant to Section 6.25) and (ii) any ABS Refinancing Facility entered into pursuant to Section 6.25.
“ABS Facility Documents” means the Existing ABS Facility Documents and any ABS Refinancing Facility Documents.
“ABS Refinancing Facility” has the meaning set forth in Section 6.25(a) hereof.
“ABS Refinancing Facility Documents” means the definitive documents entered into by the Company or any of its Subsidiaries in connection with any ABS Refinancing Facility.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person, through one or more intermediaries or otherwise.

“Aggregated Group” means any Person that is, or at any relevant time has been or would be, under common control or otherwise treated as a single employer with the Company or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.
“Anti-Corruption Laws” means any applicable law for the prevention or punishment of public or commercial corruption or bribery, including the U.S. Foreign Corrupt Practices Act and any other applicable anti-corruption or anti-bribery law of any other applicable jurisdictions where the Company and its Subsidiaries conduct business, conduct financial transactions or own assets.
“beneficial ownership,” including the correlative term “beneficially owning,” has the meaning ascribed to such term in Section 13(d) of the Exchange Act.
“Business Day” means a day other than a day on which banks in the State of New York are authorized or obligated to be closed.
“Business Financial Statements” means (i) audited consolidated balance sheets of the Company and its Subsidiaries, and the related audited statements of operations, comprehensive (loss) income, cash flows and equity of the Company and its Subsidiaries and related notes to financial statements for (A) the fiscal years ended December 31, 2024 and December 31, 2023 (which Parent hereby acknowledges receiving) and (B) any subsequent fiscal year (x) with respect to Section 6.24(a)(i), ended not earlier than 75 days prior to the date such information is requested pursuant to such section, and (y) with respect to Section 6.24(b), ended at least 90 days prior to the Closing Date, and in each case, the audit report of the Company’s independent auditors related thereto (which Parent hereby acknowledges receiving for the two years ended December 31, 2024); and (ii) an unaudited condensed consolidated balance sheet and related statements of operations, cash flows and comprehensive income (loss) of the Company and its Subsidiaries and related notes to financial statements for any subsequent fiscal quarter (other than, in each case, the fourth quarter of any fiscal year) (x) with respect to Section 6.24(a)(i), ended not earlier than 45 days prior to the date such information is requested pursuant to such section, and (y) with respect to Section 6.24(b), ended at least 45 days prior to the Closing Date, and for the comparable period of the prior fiscal year, reviewed by the Company’s independent auditor in accordance with Accounting Standard AU 722 (which Parent hereby acknowledges receiving for each fiscal quarter ended on or prior to June 30, 2025).
“Clean Team Agreement” means the Clean Team Confidentiality Agreement, dated as of August 8, 2025, between Parent and the Company.
“Company Agent” means the real estate agents associated with the Company, its Subsidiaries and franchisees of the foregoing.
“Company Competing Proposal” means any bona fide contract, proposal, offer or indication of interest relating to any transaction or series of related transactions (other than transactions only with Parent or any of its Subsidiaries) involving, directly or indirectly: (a) any acquisition (by asset purchase, stock purchase, merger, or otherwise) by any Person or group of any business or assets of the Company or any of its Subsidiaries (including capital stock of or ownership interest in any Subsidiary) that generated 20% or more of the Company’s and its

Subsidiaries’ assets (by fair market value), net revenue or earnings before interest, Taxes, depreciation and amortization for the preceding twelve (12) months, or any license, lease or long-term supply agreement having a similar economic effect, (b) any acquisition of beneficial ownership by any Person or group of 20% or more of the outstanding shares of Company Common Stock or any other securities entitled to vote on the election of directors or any tender or exchange offer that, if consummated, would result in any Person or group beneficially owning 20% or more of the outstanding shares of Company Common Stock or any other securities entitled to vote on the election of directors or (c) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose business constitutes 20% or more of the Company’s and its Subsidiaries’ combined assets (by fair market value), net revenue or earnings before interest, Taxes, depreciation and amortization for the preceding twelve (12) months.
“Company Owned IP” means all Intellectual Property owned by the Company or its Subsidiaries.
“Company Plan” means an Employee Benefit Plan sponsored, maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries or under or with respect to which the Company or any of its Subsidiaries has any current or contingent liability or obligation.
“Company Stockholder Approval” means the adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with the DGCL and the Organizational Documents of the Company.
“Company Superior Proposal” means a bona fide written Company Competing Proposal that was not the result or effect of a violation of Section 6.4, is made by a Person that is not an Affiliate of the Company, and is made after the date of this Agreement (with references in the definition thereof to “20% or more” being deemed to be replaced with references to “all or substantially all”) that, in the good faith determination of the Company Board, after consultation with its outside legal and financial advisors, (a) is more favorable to the Company’s stockholders from a financial point of view than the Merger (after taking into account the time likely to be required to consummate such proposal and any adjustments or revisions to the terms of this Agreement offered by Parent in response to such proposal or otherwise) and (b) is reasonably likely to be consummated on the terms proposed, taking into account any legal, financial, regulatory and stockholder approval requirements, the sources, availability and terms of any financing, financing market conditions and the existence of a financing contingency, the likelihood of termination, the timing of and conditions to closing, the identity of the Person or Persons making the proposal and any other aspects considered relevant by the Company Board.
“Company Termination Fee” means $200,000,000.
“Consent” means any filing, notice, report, registration, approval, consent, ratification, permit, permission, waiver, expiration of waiting periods or authorization.

“control” and its correlative terms, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Default” means a “Default” under and as defined in any of the Existing 5.250% Senior Notes Indenture, the Existing 5.750% Senior Notes Indenture, the Existing 7.000% Senior Secured Second Lien Notes Indenture or the Existing 9.750% Senior Secured Second Lien Notes Indenture.
“DTC” means The Depositary Trust Company.
“Economic Sanctions/Trade Laws” means all applicable laws relating to anti-terrorism, the importation of goods, export controls, antiboycott, and Sanctions Targets, including prohibited or restricted international trade and financial transactions and lists maintained by any governmental body, agency, authority or entity targeting countries, territories, entities or persons, including the United States and any such applicable laws of other jurisdiction where the Company and its Subsidiaries conduct business, conduct financial transaction or own assets. For the avoidance of doubt, the applicable laws referenced in the foregoing sentence include (a) any of the Trading With the Enemy Act, the International Emergency Economic Powers Act, the United Nations Participation Act, or the Syria Accountability and Lebanese Sovereignty Act, or any regulations of the U.S. Treasury Department Office of Foreign Assets Controls (“OFAC”), or any export control law applicable to U.S.-origin goods, technology, or software, or any enabling legislation or executive order relating to any of the above, as collectively interpreted and applied by the U.S. Government at the prevailing point in time and (b) any U.S. sanctions related to or administered by the U.S. Department of State.
“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval System administered by the SEC.
“Employee Benefit Plan” means any “employee benefit plan” (within the meaning of Section 3(3) of ERISA, regardless of whether such plan is subject to ERISA), and equity option, restricted equity, equity purchase plan, equity compensation plan, phantom equity, or appreciation rights plan, collective bargaining agreement, bonus, incentive, vacation, paid time off or holiday pay, retention, severance, deferred compensation, change in control, hospitalization or other medical, dental, vision, accident, disability, life or other insurance, executive compensation or supplemental income, individual offer letter, consulting, employment, and any other benefit or compensation plan, agreement, arrangement, program, practice, policy or understanding, including for any present or former director, employee or contractor, other than those plans, programs, or arrangements that are maintained by a Governmental Entity to which the Company or such of its Subsidiaries are required to contribute pursuant to applicable Law.
“Encumbrances” means liens, pledges, charges, encumbrances, claims, hypothecation, mortgages, deeds of trust, security interests, restrictions, rights of first refusal, defects in title, prior assignment, license sublicense or other burdens, options or encumbrances of any kind or any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing (any action of correlative meaning, to “Encumber”).

“Environmental Laws” means any and all applicable Laws pertaining to prevention of pollution or protection of the environment (including, without limitation, any natural resource damages or any generation, use, storage, treatment, disposal or Release of Hazardous Materials into the environment) in effect as of the date hereof.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Event of Default” means an “Event of Default” under and as defined in any of the Existing 5.250% Senior Notes Indenture, the Existing 5.750% Senior Notes Indenture, the Existing 7.000% Senior Secured Second Lien Notes Indenture or the Existing 9.750% Senior Secured Second Lien Notes Indenture.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Information” means any (i) consolidating financial statements, separate Subsidiary financial statements, related party disclosures, or any segment information, including any required by FASB Accounting Standards Codification Topic 280, (ii) financial information that the Company or its Affiliates do not maintain in the ordinary course of business, (iii) any financial statements other than the Business Financial Statements or any financial data or financial information (including selected financial data) for any period earlier than the year ended December 31, 2023, (iv) information not reasonably available to the Company or under its current reporting systems, (v) any description of the Financing (including any such descriptions to be included in liquidity and capital resources disclosure and any “description of notes” or “plan of distribution”) or any information customarily provided by a lead arranger, underwriter or initial purchaser in a customary information memorandum or offering memorandum for a bank financing or debt securities issued pursuant to Rule 144A promulgated under the Securities Act, as applicable, or in a customary registration statement and related prospectus for an equity offering registered under the Securities Act, including sections customarily drafted by a lead arranger or an initial purchaser or underwriter, such as those regarding confidentiality, timelines, syndication process, limitations of liability and plan of distribution, (vi) any information regarding any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments related to the Transactions or any pro forma or projected information or pro forma financial statements (without limitation of the Company’s obligations pursuant to Sections 6.6(a) or 6.24(a)(vii) to assist Parent in its preparation of pro forma financial statements), (vii) risk factors relating to, or any description of, all or any component of the Financing contemplated thereby, (viii) projections or monthly financial statements, (ix) solely in the case of a financing under Rule 144A under the Securities Act, other information customarily excluded from an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A under the Securities Act in a “Rule 144A-for-life” offering or (x) historical financial statements or other information required by, Rule 3-05, Rule 3-09, Rule 3-10, Rule 3-16, Rule 13-01 or Rule 13-02 of Regulation S-X under the Securities Act in each case, as applied to the Company; any compensation discussion and analysis or other information required by Item 10, Item 402 and Item 601 of Regulation S-K under the Securities Act or XBRL exhibits; or any information regarding executive compensation or related persons related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A.

“Existing 0.250% Exchangeable Senior Notes” means the 0.250% Exchangeable Senior Notes due 2027 issued by Anywhere Real Estate Group LLC and Anywhere Co-Issuer Corp. pursuant to the Existing 0.250% Exchangeable Senior Notes Indenture.
“Existing 0.250% Exchangeable Senior Notes Derivative Transactions” means the Existing 0.250% Exchangeable Senior Notes Hedges and Existing 0.250% Exchangeable Senior Notes Warrants.
“Existing 0.250% Exchangeable Senior Notes Hedges” means collectively, the Note Hedge Confirmations entered into by Anywhere Real Estate Group LLC on or about March 27, 2021 with each of JP Morgan Chase Bank, National Association; Goldman Sachs & Co. LLC; Barclays Bank PLC; Bank of Montreal; Nomura Global Financial Products Inc. and Bank of America, N.A.
“Existing 0.250% Exchangeable Senior Notes Indenture” means the Indenture, dated as of June 2, 2021, among Anywhere Real Estate Group LLC and Anywhere Co-Issuer Corp. as issuers, the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended, supplemented or otherwise modified from time to time.
“Existing 0.250% Exchangeable Senior Notes Warrants” means collectively, the Warrant Confirmations entered into by the Company on or about March 27, 2021 with each of JP Morgan Chase Bank, National Association; Goldman Sachs & Co. LLC; Barclays Bank PLC; Bank of Montreal; Nomura Global Financial Products Inc. and Bank of America, N.A.
“Existing 5.250% Senior Notes Indenture” means the Indenture, dated as of January 10, 2022, among Anywhere Real Estate Group LLC and Anywhere Co-Issuer Corp. as issuers, the Company as holdings, the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended, supplemented or otherwise modified from time to time.
“Existing 5.750% Senior Notes Indenture” means the Indenture, dated as of January 11, 2021, among Anywhere Real Estate Group LLC and Anywhere Co-Issuer Corp. as issuers, the Company as holdings, the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended, supplemented or otherwise modified from time to time.
“Existing 7.000% Senior Secured Second Lien Notes Indenture” means the Indenture, dated as of August 24, 2023, among Anywhere Real Estate Group LLC and Anywhere Co-Issuer Corp. as issuers, the Company as holdings, the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A. as trustee and collateral agent, as amended, supplemented or otherwise modified from time to time.
“Existing 9.750% Senior Secured Second Lien Notes Indenture” means the Indenture, dated as of June 26, 2025, among Anywhere Real Estate Group LLC and Anywhere Co-Issuer Corp. as issuers, the Company as holdings, the guarantors thereto, and Wilmington Trust, National Association as trustee and collateral agent, as amended, supplemented or otherwise modified from time to time.
“Existing ABS Facility” means the facility contemplated by the Existing ABS Facility Documents.

“Existing ABS Facility Documents” means the Apple Ridge Documents as defined in the Existing 9.750% Senior Secured Second Lien Notes Indenture.
“Existing Credit Agreement” means the Amended and Restated Credit Agreement, dated as of March 5, 2013, among Anywhere Intermediate Holdings LLC as holdings, Anywhere Real Estate Group LLC as the borrower, the lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended by the First Amendment, dated as of March 10, 2014, as amended by the Second Amendment, dated as of October 23, 2015, as amended by the Third Amendment, dated as of July 20, 2016, as amended by the Fourth Amendment, dated as of January 23, 2017, as amended by the Fifth Amendment, dated as of February 8, 2018, as amended by the Sixth Amendment, dated as of February 8, 2018, as amended by the 2019 Incremental Assumption Agreement, dated as of March 7, 2019, as amended by the Eighth Amendment, dated as of August 2, 2019, as amended by the Ninth Amendment, dated as of July 24, 2020, as amended by the Tenth Amendment, dated as of January 27, 2021, as amended by the Eleventh Amendment, dated as of July 27, 2022 and as otherwise amended, supplemented, restated, refinanced, replaced or otherwise modified from time to time.
“Existing Senior Notes Indentures” means, collectively, the Existing 9.750% Senior Secured Second Lien Notes Indenture, the Existing 7.000% Senior Secured Second Lien Notes Indenture, the Existing 5.750% Senior Notes Indenture and the Existing 5.250% Senior Notes Indenture.
“FDD” means a franchise disclosure document prepared in accordance with the FTC Rule, or other Franchise Law, and used by the Company or any of its Subsidiaries, and provided to any prospective Franchisee in connection with the offer or sale of Franchises.
“Financing Entities” means the Financing Sources, together with their Affiliates, their and their Affiliates’ current or future officers, directors, employees, agents, representatives, stockholders, limited partners, managers, members or partners and their successors and permitted assigns.
“Financing Sources” means the debt financing providers (including each agent and arranger) that have committed to provide or arrange or have otherwise entered into agreements in connection with all or any part of the Financing consisting of debt financing, including any lenders, financial institutions, arrangers or bookrunners and the parties to any commitment letters, joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto; provided, that neither Parent nor any Affiliate thereof shall be a Financing Source.
“Franchise” means any commercial business arrangement of any of the Franchise Systems that are defined as a “franchise” under the FTC Rule or any applicable Laws and that is owned or operated pursuant to a Franchise Agreement.
“Franchise Agreement” means any contract pursuant to which one Person grants or has granted any Person the right or option (whether or not subject to certain qualifications or conditions) to develop, establish, license, acquire or operate any Franchise Business, including franchise agreements, license agreements, area development agreements, multi-unit license or franchise agreements, participating broker agreements, master license or franchise agreements, area representative agreements, or any other form of agreement granting the right or option to develop, operate or acquire a Franchise in any location, area or territory.
“Franchise Business” means a business to which a Person has been granted the right to operate pursuant to a Franchise Agreement with the Company or any of its Subsidiaries with respect to one or more of the Franchise Systems.
“Franchise Laws” means the FTC Rule and any other Laws (including the Laws of any state in the United States and any national, state, provincial, or local Governmental Entity) governing the Company’s and any of its Subsidiaries’ offer and sale of Franchises, business opportunities, seller-assisted marketing plans or similar arrangements, or governing the relationship of the parties to a Franchise arrangement, including in the areas of terminating, failing to renew, and transferring that arrangement or agreement.
“Franchise System” means each of the franchise systems developed and currently or formerly operated by any Company or Subsidiary that is or was a Franchisor, including the following brands, “Better Homes and Gardens”, “Century 21 Real Estate”, “Coldwell Banker”, “Coldwell Banker Commercial”, “Corcoran Group”, “ERA Real Estate”, and “Sotheby’s International Realty”.
“Franchisor” means a person who owns, or has the rights to use and license others to use, a Franchise System, and grants Franchises for such Franchise Systems, and/or provides services and assistance to Franchisees of such Franchise System.
“FTC Rule” means the U.S. Federal Trade Commission regulation rule entitled “Disclosure Requirements and Prohibitions Concerning Franchising,” 16 C.F.R. Part 436.1 et seq.
“Governmental Entity” means any court, governmental, regulatory or administrative agency, council or commission, public arbitrator or arbitral body, or other governmental authority or instrumentality, domestic or foreign.
“group” has the meaning ascribed to such term in Section 13(d) of the Exchange Act.
“Hazardous Materials” means any (a) chemical, product, substance, waste, pollutant, or contaminant that is defined or listed as hazardous or toxic or that is otherwise regulated under any Environmental Law due to its dangerous or deleterious properties or characteristics; and (b) asbestos-containing materials, whether in a friable or non-friable condition, lead-containing material, polychlorinated biphenyls, naturally occurring radioactive materials or radon.
“Indebtedness” of any Person means, without duplication: (a) indebtedness of such Person for borrowed money (including notes, bonds, debentures, mortgages, or other debt securities (whether asset-backed or otherwise) or similar instruments, in each case, to the extent evidencing indebtedness of such Person for borrowed money); (b) obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person; (c) reimbursement obligations of such Person in respect of drawn letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (d) obligations of such Person under a lease to the extent that such obligations are required to be classified and accounted for as a finance lease on a balance sheet of such Person under GAAP; and (e)

indebtedness of others as described in clauses (a) through (d) above guaranteed by such Person or as to which such Person otherwise provides credit support; provided, however, that Indebtedness does not include accounts payable to trade creditors, or accrued expenses arising in the Ordinary Course, in each case, that are not yet due and payable, or are being disputed in good faith, and the endorsement of negotiable instruments for collection in the Ordinary Course.
“Intellectual Property” means any and all proprietary, industrial and intellectual property rights, whether registered or unregistered, under the applicable Law of any jurisdiction or rights under international treaties, both statutory and common law rights, including: (a) registrations, patents and applications for same, and extensions, divisions, continuations, continuations-in-part, reexaminations, revisions, renewals, substitutes, and reissues thereof; (b) trademarks, service marks, certification marks, collective marks, brand names, d/b/a’s, trade names, slogans, symbols, logos, trade dress and other identifiers of source, and registrations and applications for registrations thereof and renewals of the same (including all common law rights and goodwill associated with the foregoing and symbolized thereby) (the items in this clause (b), collectively, “Trademarks”); (c) published and unpublished works of authorship, whether copyrightable or not, copyrights therein and thereto, together with all common law and moral rights therein, rights in software, database rights, and registrations and applications for registration of the foregoing, and all renewals, extensions, restorations and reversions thereof; (d) trade secrets, know-how, and other rights in confidential or proprietary information, including designs, formulations, algorithms, concepts, compilations of information, methods, techniques, procedures, and processes, whether or not patentable; (e) Internet domain names and URLs and rights in social media handles; and (f) all other similar or equivalent intellectual property, industrial or proprietary rights.
“IT Assets” means computers, software, servers, networks, workstations, routers, hubs, circuits, switches, data communications lines, and all other information technology equipment, and all associated documentation.
“knowledge” means the actual knowledge, after due inquiry, of (a) in the case of the Company, the individuals listed on Schedule 1.1 of the Company Disclosure Letter and (b) in the case of Parent, the individuals listed on Schedule 1.1 of the Parent Disclosure Letter.
“Law” means any law, act, statute, rule, regulation, ordinance, code, judgment, order, injunction, ruling, treaty, convention, governmental directive or decree or other legally enforceable requirement, U.S. or non-U.S., of any Governmental Entity, including common law.
“Material Adverse Effect” means when used with respect to any Party, any fact, circumstance, effect, condition, change, event or development (“Effect”) that, individually or taken together with all other Effects, (a) would prevent, materially delay or materially impair the ability of such Party or its Subsidiaries to consummate the Transactions, or (b) has, or would reasonably be expected to have, a material adverse effect on the business, condition (financial or otherwise), assets, operations, liabilities, or results of operations of such Party and its Subsidiaries, taken as a whole; provided, however, that with respect to clause (b) only, no Effect (by itself or when aggregated or taken together with any and all other Effects) to the extent directly or indirectly resulting from, arising out of, attributable to, or related to any of the following shall be deemed to be or constitute a “Material Adverse Effect” or shall be taken into account when determining whether a “Material Adverse Effect” has occurred or may, would or could occur:

(i)general economic conditions (or changes in such conditions) or conditions in the global economy generally;
(ii)conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets, including (A) changes in interest rates and changes in exchange rates for the currencies of any countries, and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;
(iii)conditions (or changes in such conditions) in the industries in which the Party and its Subsidiaries operate, other than changes in Law which are governed by clause (ix);
(iv)political conditions (or changes in such conditions) or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism);
(v)earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disaster or weather conditions;
(vi)any epidemic, pandemic or disease outbreak or other public health condition, or any other force majeure event, or any escalation or worsening of such conditions;
(vii)the execution, announcement or performance of this Agreement, or the public announcement or pendency or consummation of the Transactions (including the identity of the Parties or their respective Affiliates), including the impact thereof on the relationships of the Parties with their employees, independent contractors, agents, franchisees, partnerships, customers, suppliers, distributors, agents, brokers, partners, service providers or Governmental Entities (which shall, for the avoidance of doubt, include with respect to the Company, any loss or reduction of engagement with Company Agents, including any such Company Agents who subsequently become engaged by Parent or any of its Affiliates);
(viii)compliance with the express terms of, or the taking of any action expressly required by this Agreement (including the failure of such Party to take any action that such Party is expressly prohibited by the terms of the Agreement from taking or which such Party did not take on account of withheld consent from the other Party in circumstances where the other Party’s consent is required prior to the taking of such action under this Agreement);
(ix)changes after the date of this Agreement in Law or other legal or regulatory conditions applicable to such Party or its assets or operations after the date of this Agreement, or the enforcement or interpretation thereof, or changes after the date of this Agreement in applicable GAAP or other accounting standards;
(x)any changes in such Party’s stock price or the trading volume of such Party’s stock, or any failure by such Party to meet any analysts’ estimates or expectations of such Party’s revenue, earnings or other financial performance or results of operations for any period, or any failure by such Party or any of its Subsidiaries to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the facts, circumstances, effects, changes, events or developments giving rise to or contributing to such changes or failures (unless excepted under the other clauses of this definition) may constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect);
(xi)any downgrade in rating by Moody’s Investor Service, S&P Global Ratings or Fitch Ratings of any Indebtedness or debt securities of a Party or any of its Subsidiaries (it being understood that the facts, circumstances, effects, changes, events or developments giving rise to or contributing to such downgrade may constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect); and
(xii) any Proceedings commenced by a Governmental Entity after the date hereof under Antitrust Law in relation to the Merger or the Transactions;
provided, however, that except to the extent that such Effects directly or indirectly resulting from, arising out of, attributable to or related to the matters described in the foregoing clauses (i) through (vi) and (ix) are materially and disproportionately adverse to such Party and its Subsidiaries, taken as a whole, as compared to other similarly situated participants operating in the industries in which such Party and its Subsidiaries operate, in which case only the incremental material disproportionate impact shall be taken into account when determining whether a “Material Adverse Effect” has occurred or may, would or could occur.
“Merger Consideration Value” means the product of (x) the Exchange Ratio multiplied by (y) the Parent Closing Price.
“Money Laundering Laws” means any applicable law or regulation governing financial recordkeeping and reporting requirements where the Company and its Subsidiaries conduct business, conduct financial transactions or own assets, including the U.S. Currency and Foreign Transaction Reporting Act of 1970, the U.S. Money Laundering Control Act of 1986 and the USA PATRIOT Act of 2011.
“Net Share” means, with respect to a Company Option Award, the quotient obtained by dividing (a) the product of (i) the excess, if any, of the Merger Consideration Value over the per share exercise price of such Company Option Award, multiplied by (ii) the number of shares of Company Common Stock subject to such Company Option Award immediately prior to the Effective Time, by (b) the Parent Closing Price.
“NYSE” means the New York Stock Exchange.
“Ordinary Course” means, with respect to an action taken by any Person, that such action is consistent with the ordinary course of business of such Person consistent with past practice.
“Organizational Documents” means (a) with respect to a corporation, the charter, articles or certificate of incorporation, as applicable, and bylaws thereof, (b) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement thereof, (c) with respect to a partnership, the certificate of formation and the partnership agreement, and (d) with respect to any other Person, the organizational, constituent and/or governing documents and/or instruments of such Person.
“other Party” means (a) when used with respect to the Company, Parent and Merger Sub, and (b) when used with respect to Parent or Merger Sub, the Company.
“Parent Class B Common Stock” means the shares of Class B common stock of Parent, par value $0.00001 per share.
“Parent Class C Common Stock” means the shares of Class C common stock of Parent, par value $0.00001 per share.
“Parent Common Stock” means the Parent Class A Common Stock, Parent Class B Common Stock and Parent Class C Common Stock.
“Parent Competing Proposal” means any bona fide contract, proposal, offer or indication of interest relating to any transaction or series of related transactions (other than transactions only with the Company or any of its Subsidiaries) involving, directly or indirectly: (a) any acquisition (by asset purchase, stock purchase, merger, or otherwise) by any Person or group of any business or assets of Parent or any of its Subsidiaries (including capital stock of or ownership interest in any Subsidiary) that generated 30% or more of Parent’s and its Subsidiaries’ assets (by fair market value), net revenue or earnings before interest, Taxes, depreciation and amortization for the preceding twelve (12) months, or any license, lease or long-term supply agreement having a similar economic effect, (b) any acquisition of beneficial ownership by any Person or group of 30% or more of the outstanding shares of Parent Common Stock or any other securities entitled to vote on the election of directors or any tender or exchange offer that, if consummated, would result in any Person or group beneficially owning 30% or more of the outstanding shares of Parent Common Stock or any other securities entitled to vote on the election of directors, or (c) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent or any of its Subsidiaries whose business constitutes 30% or more of the Company’s and its Subsidiaries’ combined assets (by fair market value), net revenue or earnings before interest, Taxes, depreciation and amortization for the preceding twelve (12) months.
“Parent Plan” means an Employee Benefit Plan sponsored, maintained, contributed to or required to be contributed to by Parent or any of its Affiliates or under or with respect to which Parent or any of its Affiliates has any current or contingent liability or obligation.
“Parent Preferred Stock” means the shares of preferred stock of Parent, par value $0.00001 per share.
“Parent Stockholder Approval” means the approval of the Parent Stock Issuance by the affirmative vote of a majority of shares of Parent Common Stock entitled to vote thereon and represented in person or by proxy at the Parent Stockholders Meeting in accordance with the rules and regulations of the NYSE and the Organizational Documents of Parent.

“Parent Superior Proposal” means a bona fide written Parent Competing Proposal that was not the result or effect of a violation of Section 6.5, is made by a Person that is not an Affiliate of Parent and is made after the date of this Agreement (with references in the definition thereof to “30% or more” being deemed to be replaced with references to “all or substantially all”) that, in the good faith determination of the Parent Board, after consultation with its outside legal and financial advisors, (a) is more favorable to Parent’s stockholders from a financial point of view than the Merger (after taking into account the time likely to be required to consummate such proposal and any adjustments or revisions to the terms of this Agreement offered by the Company in response to such proposal or otherwise) and (b) is reasonably likely to be consummated on the terms proposed, taking into account any legal, financial, regulatory and stockholder approval requirements, the sources, availability and terms of any financing, financing market conditions and the existence of a financing contingency, the likelihood of termination, the timing and conditions to closing, the identity of the Person or Persons making the proposal and any other aspects considered relevant by the Parent Board.
“Parent Termination Fee” means $200,000,000.
“Party” or “Parties” means a party or the parties to this Agreement, except as the context may otherwise require.
“Permitted Encumbrances” means any Encumbrance (a) for Taxes or governmental assessments, charges or claims of payment not yet due or that is being contested in good faith and for which reserves are reflected in the applicable financial statements included in the Company SEC Documents or Parent SEC Documents (as applicable) in accordance with GAAP; (b) which is a carriers’, mechanic’s, materialmen’s, repairmen’s or other similar Encumbrance arising in the Ordinary Course; (c) which is an easement or right-of-way affecting title to real estate or zoning, entitlement or other land use or environmental regulation by any Governmental Entity; (d) which is a statutory or common law Encumbrance to secure landlords, lessors or renters under leases or rental agreements; (e) which is imposed on the underlying fee interest in real property subject to a real property lease; (f) which is a non-exclusive license of Intellectual Property granted in the Ordinary Course; (g) created under federal, state or foreign securities laws; (h) granted pursuant to (i) the Existing Credit Agreement or the “Loan Documents” as defined therein, (ii) the Existing 7.000% Senior Secured Second Lien Notes Indenture or the “Collateral Documents” as defined therein, (iii) the Existing 9.750% Senior Secured Second Lien Notes Indenture or the “Collateral Documents” as defined therein or (iv) the ABS Facility Documents and (i) which does not materially impair the existing use of the assets or property (other than Intellectual Property) of the Company or Parent, as applicable, or their respective affected Subsidiaries.
“Person” means any individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, Governmental Entity, association or unincorporated organization, or any other form of business or professional entity.
“Personal Information” means any information that, alone or in combination with other information held by the Company or any of its Subsidiaries, identifies or could reasonably be used to identify an individual or household and any other “personal information,” “personal data,” “personally identifiable information,” “sensitive personal information,” or any similar term as defined under any applicable Laws.

“Privacy and Security Requirements” means, to the extent applicable to the Company or its Subsidiaries and to the extent pertaining to the privacy, security, collection, access, use, modification, sharing, selling, transferring, or other processing of Personal Information, all: (a) Laws, (b) industry standards applicable to the industries in which the Company or any of its Subsidiaries operate, (c) provisions of contracts under which the Company or any of its Subsidiaries is a party or is otherwise bound and (d) the Company’s or any of its Subsidiaries’ written policies.
“Proceeding” means any claim (including a claim of a violation of applicable Law), cause of action, action, audit, demand, litigation, suit, proceeding, investigation, summons, subpoena, inquiry, hearing, originating application to a tribunal, arbitration or other proceeding at law or in equity by or before any Governmental Entity or arbitration panel, in each case whether civil, criminal, administrative, investigative or otherwise.
“Regulatory Termination Fee” means $350,000,000.
“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment.
“Representatives” means, with respect to any Person, the officers, directors, employees, accountants, consultants, agents, legal counsel, financial advisors and other representatives of such Person.
“Sanctions Target” means (a) any country or territory that is the target of country-wide or territory-wide Economic Sanctions/Trade Laws, which, as of the date of this Agreement, are Iran, Cuba, Syria, North Korea, the Crimea region or the so-called Donetsk or Luhansk People’s Republics, (b) a person that is on the list of Specially Designated Nationals and Blocked Persons or any of the other sanctioned persons lists published by OFAC, or any equivalent list of sanctioned persons issued by the U.S. Department of State, (c) a person that is located or resident in or organized under the laws of a country or territory that is identified as the subject of country-wide or territory-wide Economic Sanctions/Trade Laws or (d) an entity owned 50% or more or, where relevant under applicable Economic Sanctions/Trade Laws, controlled by, a country or territory identified in clause (a) or person in the foregoing clause (b).
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Subsidiary” means, with respect to a Person, any Person, whether incorporated or unincorporated, of which (a) more than 50% of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions, (b) a general partner interest or (c) a managing member interest, is directly or indirectly owned or controlled by the subject Person or by one or more of its Subsidiaries, including for the avoidance of doubt with respect to the Company, Apple Ridge Funding, LLC.

“Takeover Law” means any “fair price,” “moratorium,” “control share acquisition,” “business combination” or any other anti-takeover statute or similar statute enacted under applicable Law, including Section 203 of the DGCL.
“Tax Returns” means any return, report, statement, information return or other document (including any related or supporting information, claim for refund, amended return, election, declarations, disclosures, estimates, or declaration of estimated Taxes) filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes, including any schedule or attachment thereto and any amendment thereof.
“Taxes” means any and all taxes and similar charges, duties, levies or other assessments of any kind, including, but not limited to, income, windfall or other profits, franchise, business, occupation, gross receipts, transfer, stamp, employment, unemployment, occupancy, license, severance, payroll, disability, social security, capital, production, environmental, conservation, fuel, customs, duty, tariff, net worth, ad valorem, excise, property, sales, use, inventory, production, registration, documentary, property, withholding, estimated, alternative, add-on minimum, turnover, and value added taxes imposed by any Governmental Entity, including interest, penalties, and additions to tax imposed with respect thereto.
“Taxing Authority” means any Governmental Entity having jurisdiction in matters relating to Taxes.
“Termination Fees” means the Company Termination Fee, the Parent Termination Fee and the Regulatory Termination Fee.
“Transactions” means the Merger and the other transactions contemplated by this Agreement and each other agreement to be executed and delivered in connection herewith and therewith.
“Treasury Regulations” means the regulations promulgated under the Code.
“Voting Debt” of a Person means bonds, debentures, notes or other Indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of such Person may vote.
“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar Law.
“Willful and Material Breach” means a material breach (or the committing of a material breach) of this Agreement, or material failure to perform any of the covenants or other agreements contained in this Agreement, that, in each case, is a consequence of an act or failure to take an act by the breaching party with the actual knowledge that the taking of such act (or the failure to take such act) would, or would reasonably be expected to, result in or constitute a breach of or such failure of performance under this Agreement.
1.2Terms Defined Elsewhere. As used in this Agreement, the following capitalized terms are defined in this Agreement as referenced in the following table:

Definition	Section

ABS Refinancing Facility	6.25(a)
Adjusted Option	3.2(b)(ii)
Agreement	Preamble
Antitrust Authority	6.9(b)
Antitrust Laws	6.9(b)
Applicable Date	4.5(a)
Behavioral Remedies	6.9(d)
Book-Entry Shares	3.3(b)(i)
Certificate of Merger	2.2(b)
Closing	2.2(a)
Closing Date	2.2(a)
Code	Recitals
Company	Preamble
Company Affiliate	9.10
Company Alternative Acquisition Agreement	6.4(d)(iv)
Company Board	Recitals
Company Board Recommendation	4.3(a)
Company Capitalization Date	4.2(a)
Company Change of Recommendation	6.4(d)(vii)
Company Common Stock	3.1(b)(i)
Company Contracts	4.17(b)
Company Disclosure Letter	Article IV
Company DSU Award	3.2(a)(i)
Company Equity Awards	3.2(d)
Company Insurance Policies	4.21
Company Intellectual Property	4.14(a)
Company Material Adverse Effect	4.1
Company Material Leased Real Property	4.15(a)
Company Material Real Property Lease	4.15(a)(ii)
Company Option Award	3.2.(b)(i)
Company Owned Real Property	4.15(a)
Company Permits	4.9(a)
Company Preferred Stock	4.2(a)
Company PSU Award	3.2(a)(i)
Company RSU Award	3.2(a)(i)
Company SEC Documents	4.5(a)
Company Stock	4.2(a)
Company Stock Plan	3.2(a)(i)
Company Stockholders Meeting	4.4(b)
Company Time-Vesting Cash Award	3.2(d)
Company Voting and Support Agreement	Recitals
Compensation Committee	3.2(c)(i)
Confidentiality Agreement	6.8(b)

Converted Shares	3.1(b)(iii)
Creditors’ Rights	4.3(a)

D&O Insurance	6.11(d)
Definitive Financing Agreements	6.24(a)(viii)
DGCL	2.1
Divestiture Actions	6.9(d)
Effect	1.1
Effective Time	2.2(b)
Eligible Shares	3.1(b)(i)
e-mail	9.3(b)
End Date	8.1(b)(ii)
Exchange Agent	3.3(a)
Exchange Fund	3.3(a)
Exchange Ratio	3.1(b)(i)
Excluded Shares	3.1(b)(iii)
Financing Authorization Letters	6.24(b)
Financing Indemnified Parties	6.24(d)
First Extended End Date	8.1(b)(ii)
GAAP	4.5(a)
HSR Act	4.4(a)
Indemnified Person	6.10(a)(i)
Initial End Date	8.1(b)(ii)
Joint Proxy Statement	4.4(b)
Maximum Amount	6.11(d)
Merger	Recitals
Merger Consideration	3.1(b)(i)
Merger Sub	Preamble
Merger Sub Board	Recitals
Non-U.S. Plan	4.10(l)
OFAC	1.1
Parent	Preamble
Parent Affiliate	9.10
Parent Alternative Acquisition Agreement	6.5(d)(iv)
Parent Board	Recitals
Parent Capital Stock	5.2(a)
Parent Capitalization Date	5.2(a)
Parent Change of Recommendation	6.5(d)(vii)
Parent Class A Common Stock	Recitals
Parent Class B Common Stock	5.2(a)
Parent Class C Common Stock	5.2(a)
Parent Closing Price	3.2(g)
Parent Disclosure Letter	Article V
Parent Material Adverse Effect	5.1
Parent Permits	5.9(a)
Parent Preferred Stock	5.2(a)
Parent RSU Award	3.2(a)(i)
Parent SEC Documents	5.5(a)

Parent Stock Issuance	Recitals
Parent Stock Plans	5.2(a)(i)(B)
Parent Voting and Support Agreement	Recitals
Payoff Letter	6.18
Performance Determination Treatment	3.2(a)(i)
Performance-Vesting Cash Award	3.2(c)
Registration Statement	4.8(a)
Restricted Company Persons	6.22(a)
Restricted Parent Persons	6.22(b)
Second Extended End Date	8.1(b)(ii)
Surviving Corporation	2.1
Terminable Breach	8.1(b)(iii)
Title IV Plan	4.10(m)
Transaction Litigation	6.12
ARTICLE II
THE MERGER
2.1The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Merger Sub will be merged with and into the Company in accordance with the provisions of the General Corporation Law of the State of Delaware (the “DGCL”). As a result of the Merger, the separate existence of Merger Sub shall cease and the Company shall continue its existence under the laws of the State of Delaware as the surviving corporation (in such capacity, the Company is sometimes referred to herein as the “Surviving Corporation”).
2.2Closing.
(a)The closing of the Merger (the “Closing”) shall take place at 8:00 a.m., New York, New York time, on the date that is the third (3rd) Business Day immediately following the satisfaction or (to the extent permitted by applicable Law) waiver in accordance with this Agreement of all of the conditions set forth in Article VII (other than any such conditions which by their nature cannot be satisfied until the Closing Date, which shall be required to be so satisfied or (to the extent permitted by applicable Law) waived in accordance with this Agreement on the Closing Date) at the offices of Kirkland & Ellis LLP in New York, New York, or such other place and time as Parent and the Company may agree in writing. For purposes of this Agreement, “Closing Date” shall mean the date on which the Closing occurs.
(b)At the Closing, the Company shall file a certificate of merger prepared and executed in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”) with the Office of the Secretary of State of the State of Delaware. The Merger shall become effective upon the filing and acceptance of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware, or at such later time as shall be agreed upon in writing by Parent and the Company and specified in the Certificate of Merger (the “Effective Time”).
2.3Effect of the Merger. At the Effective Time, the Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of each of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.
2.4Certificate of Incorporation of the Surviving Corporation. At the Effective Time, the certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be amended and restated in its entirety as of the Effective Time to be in the form set forth in Annex C, and as so amended shall be the certificate of incorporation of the Surviving Corporation, until duly amended, subject to Section 6.11(a)(ii), as provided therein or by applicable Law.
2.5Bylaws of the Surviving Corporation. The Parties shall take all actions necessary so that the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until duly amended, subject to Section 6.11(a)(ii), as provided therein or by applicable Law.
2.6Directors and Officers of the Surviving Corporation. The Parties shall take all necessary action such that from and after the Effective Time, the directors of Merger Sub shall be the directors of the Surviving Corporation and the officers of Merger Sub shall be the officers of the Surviving Corporation, and such directors and officers shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the Organizational Documents of the Surviving Corporation.
ARTICLE III
EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE COMPANY AND MERGER SUB; EXCHANGE
3.1Effect of the Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, or any holder of any securities of Parent, Merger Sub or the Company:
(a)Capital Stock of Merger Sub. Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent one (1) fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, which shall constitute the only outstanding share of common stock of the Surviving Corporation immediately following the Effective Time.
(b)Capital Stock of the Company.
(i)Subject to the other provisions of this Article III, each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time (excluding any Excluded Shares and any Converted Shares) (such shares of Company Common Stock, the “Eligible Shares”), shall be converted into the right to receive from Parent that number of fully paid and nonassessable shares of Parent Class A Common Stock equal to the Exchange Ratio (the “Merger Consideration”), subject to Section 3.3(g). As used in this Agreement, “Exchange Ratio” means 1.436.

(ii)All such shares of Company Common Stock, when so converted, shall cease to be outstanding and shall automatically be canceled and cease to exist. Each holder of a share of Company Common Stock that was outstanding immediately prior to the Effective Time (other than Excluded Shares and Converted Shares) shall cease to have any rights with respect thereto, except the right to receive (A) the Merger Consideration, (B) any dividends or other distributions in accordance with Section 3.3(f) and (C) any cash to be paid in lieu of any fractional shares of Parent Class A Common Stock in accordance with Section 3.3(g), in each case to be issued or paid in consideration therefor upon the exchange of any Book-Entry Shares in accordance with Section 3.3(a).
(iii)All shares of Company Common Stock owned, directly or indirectly, by the Company or by Parent or Merger Sub immediately prior to the Effective Time and, in each case, not held on behalf of third parties (collectively, “Excluded Shares”) shall automatically be canceled and cease to exist as of the Effective Time, and no consideration shall be delivered in exchange therefor. Each share of Company Common Stock that is owned by any direct or indirect Subsidiary of the Company or Parent (other than Merger Sub) (“Converted Shares”) shall automatically be converted into a number of fully paid and nonassessable shares of Parent Common Stock equal to the Exchange Ratio (subject to adjustment in accordance with Section 3.1(c)).
(c)Impact of Stock Splits, Etc. In the event of any change in (i) the number of shares of Company Common Stock, or securities convertible or exchangeable into or exercisable for shares of Company Common Stock, or (ii) the number of shares of Parent Class A Common Stock, or securities convertible or exchangeable into or exercisable for shares of Parent Class A Common Stock (including options to purchase Parent Class A Common Stock), in each case issued and outstanding after the date of this Agreement and prior to the Effective Time by reason of any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the Exchange Ratio shall be equitably adjusted to reflect the effect of such change and, as so adjusted, shall from and after the date of such event, be the Merger Consideration, subject to further adjustment in accordance with this Section 3.1(c). Nothing in this Section 3.1(c) shall be construed to permit the Parties to take any action except to the extent consistent with, and not otherwise prohibited by, the terms of this Agreement. For the avoidance of doubt, no issuance of equity securities by Parent that is a non-pro rata issuance of equity securities by Parent for value and which is otherwise permitted under the terms of this Agreement shall require an adjustment to the Exchange Ratio under this Section 3.1(c).
3.2Treatment of Equity Compensation Awards.
(a)Company RSU, DSU and PSU Awards.
(i)Except as set forth in Section 3.2(a)(ii), at the Effective Time, each outstanding award of restricted stock units in respect of Company Common Stock that vests solely based on service (whether stock-settled or cash-settled) (a “Company RSU Award”), each outstanding award of deferred stock units in respect of Company Common Stock (a “Company DSU Award”) and each outstanding award of performance units denominated and settleable in shares of Company Common Stock (a “Company PSU Award”) granted pursuant to the Company’s Third Amended and Restated 2018 Long-

Term Incentive Plan, as amended from time to time, or any predecessor plan (the “Company Stock Plan”), shall be canceled and converted into an award of restricted stock units in respect of Parent Class A Common Stock (a “Parent RSU Award”) covering that number of shares of Parent Class A Common Stock (rounded to the nearest whole share) equal to the product of (i) the total number of shares of Company Common Stock subject to such Company RSU Award, Company DSU Award or Company PSU Award, as applicable, immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio. For purposes of the immediately preceding sentence, (x) in the case of a Company RSU Award or a Company DSU Award, the total number of shares subject to the Company RSU Award or Company DSU Award shall be the number of Shares subject to the Company RSU Award or Company DSU Award immediately prior to the Effective Time and (y) in the case of a Company PSU Award, the total number of shares of Company Common Stock subject to the Company PSU Award immediately prior to the Effective Time, shall be based on (A) in the case of any performance period that has ended on or prior to the Closing Date, actual performance as determined in good faith by the Compensation and Talent Management Committee of the Company Board (“Compensation Committee”), (B) in the case of any performance period that commenced but has not ended on or prior to the Closing Date, actual performance through the most recent practicable date prior to the Closing Date, with performance for any portion of the applicable performance period that remains following the Closing Date extrapolated based on the forecast, in each case, as determined in good faith by the Compensation Committee and in consultation with Parent, and (C) in the case of any performance period that has not yet commenced as of the Closing Date, the target performance level, in each case of clauses (A)-(C), (1) without regard to the Relative Total Shareholder Return Modifier (to the extent applicable) and (2) applying the average of any individual performance periods (to the extent applicable and set forth in the existing award agreement, provided that the average shall be no less than the target performance level) (the treatment set forth in this clause (y), the “Performance Determination Treatment”). Except as expressly set forth in this Section 3.2(a)(i), each Parent RSU Award shall be subject to substantially the same terms and conditions (including vesting and accelerated vesting) as applied to the corresponding Company RSU Award, Company DSU Award or Company PSU Award, as applicable, immediately prior to the Effective Time; provided that, following the Effective Time, Parent RSU Awards shall be subject only to service-based vesting, and any performance goals that applied to a Company PSU Award, Company RSU Award or Company DSU Award shall cease to apply; provided, further, that, following the Effective Time, the clawback provisions set forth on Schedule 3.2(a)(i) of the Company Disclosure Letter shall cease to apply.
(ii)At the Effective Time, each Company RSU Award and each Company DSU Award, in each case, granted to a non-employee director of the Company pursuant to the Company Stock Plan that is outstanding immediately prior to the Effective Time shall, by virtue of the occurrence of the Closing and without any action by Parent, Merger Sub, the Company or the holder thereof, immediately vest (to the extent unvested) with respect to 100% of the shares of Company Common Stock subject to such Company RSU Award or Company DSU Award, which shares of Company Common Stock shall be converted into the right to receive the Merger Consideration in accordance with Section 3.1(b) with respect to a share of Company Common Stock, payable by the Surviving Corporation as promptly as administratively possible after the Closing, but in no event later than ten (10)

Business Days following the Closing, subject to any delays required under Section 409A of the Code.
(b)Company Option Awards.
(i)At the Effective Time, each compensatory option to purchase shares of Company Common Stock (a “Company Option Award”) that is outstanding and unexercised immediately prior to the Effective Time and is held by any individual who is not an employee of the Company immediately prior to the Effective Time shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled, with the holder of such Company Option Award becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, the Merger Consideration in respect of each Net Share covered by such Company Option Award, without interest and less applicable Tax withholdings.
(ii)At the Effective Time, each Company Option Award other than a Company Option Award covered by Section 3.2(b)(i) shall, without any action on the part of Parent, the Company or the holder thereof, cease to represent a right to acquire shares of Company Common Stock and shall be assumed and converted automatically into an option to purchase the number of shares of Parent Common Stock (each, an “Adjusted Option”) equal to the product obtained by multiplying (x) the number of shares of Company Common Stock subject to the Company Option Award immediately prior to the Effective Time, by (y) the Exchange Ratio, with any fractional shares rounded down to the nearest whole share. Each Adjusted Option shall have an exercise price per share of Parent Common Stock equal to (A) the per share exercise price for shares of Company Common Stock subject to the corresponding Company Option Award immediately prior to the Effective Time divided by (B) the Exchange Ratio, rounded up to the nearest whole cent. Each Adjusted Option shall otherwise be subject to the same terms and conditions applicable to the corresponding Company Option Award under the Company Stock Plan and the agreement evidencing the grant thereunder, including vesting terms.
(c)Company Performance-Vesting Cash Awards. At the Effective Time, each Performance Award (as defined in the applicable Company Stock Plan) that is denominated in cash (“Performance-Vesting Cash Award”) that is outstanding immediately prior to the Effective Time shall be assumed by Parent and continue to be subject to the same terms and conditions (including vesting and accelerated vesting) as apply as of immediately prior to the Effective Time, provided that any applicable performance goals shall be deemed achieved consistent with the Performance Determination Treatment, and no performance goals shall apply following the Effective Time; provided, further, that, following the Effective Time, the clawback provisions set forth on Schedule 3.2(a)(i) of the Company Disclosure Letter shall cease to apply.
(d)Company Time-Vesting Cash Awards. At the Effective Time, each time-vesting long-term incentive award denominated in cash (“Company Time-Vesting Cash Award”) shall be assumed by Parent and continue to be subject to the same terms and conditions (including vesting and accelerated vesting) as apply as of immediately prior to the Effective Time.

(e)Section 409A. To the extent that any award described in this Section 3.2 constitutes nonqualified deferred compensation subject to Section 409A of the Code, any payment contemplated hereby with respect to such award shall be made in accordance with this Agreement and the applicable award’s terms or, if later, at the earliest time permitted under the terms of such award that will not result in the application of a tax or penalty under Section 409A of the Code.
(f)Administration. Prior to the Effective Time, the Company Board and/or the compensation committee of the Company Board shall take such action and adopt such resolutions as are required or appropriate to (i) effectuate the treatment of the Company RSU Awards, Company DSU Awards, Company PSU Awards, Company Option Awards, Performance-Vesting Cash Awards and Company Time-Vesting Cash Awards (collectively, the “Company Equity Awards”) pursuant to the terms of this Section 3.2 and (ii) take all actions reasonably necessary to effectuate this Section 3.2, including to ensure that from and after the Effective Time, neither Parent nor the Surviving Corporation will be required to deliver shares of Company Common Stock or other capital stock of the Company to any Person pursuant to or in settlement of any equity awards of the Company, including the Company Equity Awards. Parent shall take such actions as are necessary for the conversion of Company RSU Awards, Company DSU Awards, Company PSU Awards and Company Option Awards pursuant to this Section 3.2, including reservation, issuance and listing of shares of Parent Class A Common Stock as are necessary to effectuate the transactions contemplated by this Section 3.2. As soon as reasonably practicable following the Effective Time, Parent shall use reasonable best efforts to file with the SEC a registration statement on an appropriate form, or a post-effective amendment to a registration statement previously filed under the Securities Act, with respect to the shares of Parent Class A Common Stock subject to the Parent RSU Awards and Adjusted Options and, where applicable, shall use its reasonable best efforts to have such registration statement declared effective as of the Effective Time and to maintain the effectiveness of such registration statement (and to maintain the current status of the prospectus contained therein) for so long as the Parent RSU Awards and Adjusted Options remain outstanding.
3.3Payment for Securities; Exchange.
(a)Exchange Agent; Exchange Fund. Prior to the Effective Time, Parent shall enter into an agreement with Parent’s transfer agent or another nationally recognized financial institution or trust company reasonably designated by Parent and reasonably acceptable to the Company to act as agent for the holders of Company Common Stock in connection with the Merger (the “Exchange Agent”) and to receive the Merger Consideration and cash sufficient to pay cash in lieu of fractional shares pursuant to Section 3.3(g) to which such holders shall become entitled pursuant to this Article III. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of Eligible Shares, for issuance in accordance with this Article III through the Exchange Agent, the number of shares of Parent Class A Common Stock issuable in respect of Eligible Shares pursuant to Section 3.1. Parent agrees to make available to the Exchange Agent, from time to time as needed, cash sufficient to pay any dividends and other distributions pursuant to Section 3.3(f) and to make payments in lieu of fractional shares pursuant to Section 3.3(g). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be issued in exchange for Eligible Shares pursuant to this Agreement out of the Exchange Fund. Except as contemplated by this Section 3.3(a), Section 3.3(f) and Section 3.3(g), the Exchange Fund shall not be used for any other purpose. Any cash and shares of Parent Class A Common Stock deposited with the Exchange Agent (including as payment for fractional shares in accordance with Section 3.3(g) and any dividends or other distributions in accordance with Section 3.3(f)) shall hereinafter be referred to as the “Exchange Fund.” Parent or the Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of Eligible Shares pursuant to this Agreement. The cash portion of the Exchange Fund may be invested by the Exchange Agent as reasonably directed by Parent. To the extent, for any reason, the amount in the Exchange Fund is below that required to make prompt payment of the aggregate cash payments contemplated by this Article III, Parent shall promptly replace, restore or supplement the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Exchange Agent to make the payment of the aggregate cash payments contemplated by this Article III. Any interest or other income resulting from investment of the cash portion of the Exchange Fund shall become part of the Exchange Fund, and any amounts in excess of the amounts payable hereunder shall, at the discretion of Parent, be promptly returned to Parent or the Surviving Corporation.
(b)Payment Procedures.
(i)Non-DTC Book-Entry Shares. As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to send to each record holder, as of immediately prior to the Effective Time, of Eligible Shares represented by book-entry (“Book-Entry Shares”) not held through DTC, (A) a notice advising such holders of the effectiveness of the Merger, (B) a statement reflecting the number of shares of Parent Class A Common Stock (which shall be in uncertificated book-entry form) representing, in the aggregate, the whole number of shares of Parent Class A Common Stock, if any, that such holder has the right to receive pursuant to Section 3.1 (after taking into account all shares of Company Common Stock then held by such holder) and (C) a check in the amount equal to the cash payable in lieu of any fractional shares of Parent Class A Common Stock pursuant to Section 3.3(g) and dividends and other distributions pursuant to Section 3.3(f).
(ii)DTC Book-Entry Shares. With respect to Book-Entry Shares held through DTC, Parent and the Company shall cooperate to establish procedures with the Exchange Agent and DTC to ensure that the Exchange Agent will transmit to DTC or its nominees as soon as reasonably practicable on or after the Closing Date, upon surrender of Eligible Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the Merger Consideration, cash in lieu of fractional shares of Parent Class A Common Stock, if any, and any unpaid non-stock dividends and any other dividends or other distributions, in each case, that DTC has the right to receive pursuant to this Article III.
(iii)No interest shall be paid or accrued on any amount payable for Eligible Shares pursuant to this Article III.
(iv)Payment of the Merger Consideration (including any dividends or other distributions with respect to Parent Class A Common Stock pursuant to Section 3.3(f) and any cash in lieu of fractional shares of Parent Class A Common Stock pursuant to Section 3.3(g)) shall only be made to the Person in whose name such Book-Entry Shares are registered in the stock transfer books of the Company as of the Effective Time. Until surrendered as contemplated by this Section 3.3(b)(iv), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration payable in respect of such shares of Company Common Stock, cash in lieu of any fractional shares of Parent Class A Common Stock to which such holder is entitled pursuant to Section 3.3(f) and any dividends or other distributions to which such holder is entitled pursuant to Section 3.3(g).
(c)Termination of Rights. All Merger Consideration (including any dividends or other distributions with respect to Parent Class A Common Stock pursuant to Section 3.3(f) and any cash in lieu of fractional shares of Parent Class A Common Stock pursuant to Section 3.3(g)) paid upon the surrender of and in exchange for Eligible Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Common Stock. At the Effective Time, the stock transfer books of the Surviving Corporation shall be closed immediately, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time.
(d)Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the former stockholders of the Company on the one hundred eightieth (180th) day after the Closing Date shall be delivered to Parent, upon demand, and any former common stockholders of the Company who have not theretofore received the Merger Consideration, any cash in lieu of fractional shares of Parent Class A Common Stock to which they are entitled pursuant to Section 3.3(f) and any dividends or other distributions with respect to Parent Class A Common Stock to which they are entitled pursuant to Section 3.3(g), in each case without interest thereon, to which they are entitled under this Article III shall thereafter look only to the Surviving Corporation and Parent (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof for payment of their claim for such amounts.
(e)No Liability. None of the Surviving Corporation, Parent, Merger Sub or the Exchange Agent shall be liable to any holder of Company Common Stock for any amount of Merger Consideration properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become the property of any Governmental Entity shall become, to the extent permitted by applicable Law, become the property of Parent or its designee, free and clear of all claims or interest of any Person previously entitled thereto.
(f)Distributions with Respect to Unexchanged Shares of Parent Class A Common Stock. No dividends or other distributions declared or made with respect to shares of Parent Class A Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered share with respect to the whole shares of Parent Class A Common Stock that such holder would be entitled to receive upon surrender of such share and no cash payment in lieu of fractional shares of Parent Class A Common Stock shall be paid to any such holder, in each case until such holder shall surrender such share in accordance with this Section 3.3. Following surrender of any such share, there shall be paid to such holder of whole shares of Parent Class A Common Stock issuable in exchange therefor, without interest, (i) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Class A Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Class A Common Stock. For purposes of dividends or other distributions in respect of shares of Parent Class A Common Stock, all whole shares of Parent Class A Common Stock to be issued pursuant to the Merger shall be entitled to dividends pursuant to the immediately preceding sentence as if such whole shares of Parent Class A Common Stock were issued and outstanding as of the Effective Time.
(g)No Fractional Shares of Parent Class A Common Stock. No certificates or scrip or shares representing fractional shares of Parent Class A Common Stock shall be issued upon the exchange of Eligible Shares and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of shares of Parent Class A Common Stock. Notwithstanding any other provision of this Agreement, each holder of Eligible Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Class A Common Stock shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Parent Class A Common Stock multiplied by (ii) the volume-weighted average price of Parent Class A Common Stock for the five (5) consecutive trading days ending two (2) trading days prior to the Closing Date as reported by Bloomberg, L.P. (the “Parent Closing Price”). As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Parent, and Parent shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof. The payment of cash in lieu of fractional shares of Parent Class A Common Stock is not a separately bargained-for consideration but merely represents a mechanical rounding-off of the fractions in the exchange.
(h)Withholding Taxes. Notwithstanding anything in this Agreement to the contrary, Parent, Merger Sub, the Surviving Corporation, the Exchange Agent and any other applicable withholding agent shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement any amount required to be deducted and withheld with respect to the making of such payment under applicable Law and shall pay the amount deducted or withheld to the appropriate Taxing Authority in accordance with applicable Law. Parent, Merger Sub, the Surviving Corporation and the Exchange Agent, as the case may be, shall cooperate in good faith to minimize any such deduction or withholding. To the extent such amounts are deducted or withheld and paid over to the appropriate Taxing Authority by Parent, Merger Sub, the Surviving Corporation or the Exchange Agent, as the case may be, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.
3.4No Appraisal Rights. In accordance with the DGCL, no appraisal rights shall be available with respect to the Transactions.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth (x) in the disclosure letter dated as of the date of this Agreement and delivered by the Company to Parent and Merger Sub on or prior to the date of this Agreement (the “Company Disclosure Letter”), or (y) in the Company SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) filed with or furnished to the SEC and available on EDGAR since January 1, 2022 and on or prior to two (2) calendar days prior to the date of this Agreement (excluding any disclosures set forth in any risk factor section or in any other section, in each case, to the extent they are forward-looking statements or cautionary, predictive, non-specific or forward-looking in nature); provided that nothing disclosed in the Company SEC Documents will be deemed to modify or qualify the representations and warranties set forth in Section 4.2(a), Section 4.2(b), Section 4.3(a), the first sentence of Section 4.6(a), Section 4.19 and Section 4.20, the Company represents and warrants to Parent and Merger Sub as follows:
4.1Organization, Standing and Power. Each of the Company and its Subsidiaries is a corporation, partnership or limited liability company duly organized, as the case may be, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, with all requisite entity power and authority to own, lease and operate its properties and to carry on its business as now being conducted, other than, in the case of the Company’s Subsidiaries, where the failure to be so organized or to have such power, authority or standing would not have, individually or in the aggregate, a Material Adverse Effect on the Company (a “Company Material Adverse Effect”). Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification or license necessary and (ii) neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Organizational Documents. The Company has made available to Parent prior to the execution of this Agreement complete and correct copies of the Organizational Documents of the Company as in effect as of the execution of this Agreement and which, as made available to Parent, are currently in full force and effect.
4.2Capital Structure.
(a)As of the date of this Agreement, the authorized capital stock of the Company consists of (i) 400,000,000 shares of Company Common Stock and (ii) 50,000,000 shares of preferred stock, $0.01 par value per share (“Company Preferred Stock” and, together with the Company Common Stock, the “Company Stock”). At the close of business on September 16, 2025 (the “Company Capitalization Date”), there were: (A) (i) 112,023,820 shares of Company Common Stock issued and outstanding, (ii) no shares of Company Common Stock held by the Company as treasury stock and (iii) no shares of Company Preferred Stock issued and outstanding; (B) 1,500,733 shares of Company Common Stock available for issuance pursuant to the Company Stock Plan (after accounting for the stock-settled Company Equity Awards included herein with stock-settled Company PSU Awards included assuming satisfaction of applicable performance goals at the maximum level); (C) 1,305,871 shares of Company Common Stock subject to outstanding Company Option Awards (which awards have a weighted average exercise price of $21.30 per share); (D) 3,859,811 shares of Company Common Stock subject to outstanding Company RSU Awards; (E) 691,636 shares of Company Common Stock subject to outstanding Company DSU Awards; (F) 4,988,014 shares (assuming satisfaction of applicable performance goals at the target level) or 10,886,020 shares (assuming satisfaction of applicable performance goals at the maximum level) of Company Common Stock subject to outstanding Company PSU Awards that are by their terms settleable in shares of Company Common Stock; (G) 6,583,722 shares of Company Common Stock subject to outstanding Company RSU Awards that are by their terms settleable in cash based on the value of Company Common Stock; and (H) 23,013,139 shares of Company Common Stock reserved for issuance pursuant to the Existing 0.250% Exchangeable Senior Notes Indenture and 32,875,959 shares of Company Common Stock reserved for issuance pursuant to the Existing 0.250% Exchangeable Senior Notes Warrants. Since the Company Capitalization Date through the date of this Agreement, (x) no additional shares of Company Common Stock or shares of Company Preferred Stock have been issued other than the issuance of shares of Company Common Stock upon exercise or settlement of Company Equity Awards in accordance with the terms of such Company Equity Awards and (y) no Company Equity Awards have been granted.
(b)All outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to preemptive rights. All outstanding shares of Company Common Stock have been issued and granted in compliance in all material respects with (i) applicable securities Laws and other applicable Law and (ii) all requirements set forth in applicable contracts (including the Company Stock Plan). As of the date of this Agreement, except as set forth in Section 4.2(a), there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company or any of its Subsidiaries any Company Stock or securities convertible into or exchangeable or exercisable for Company Stock (and the exercise, conversion, purchase, exchange or similar price thereof). All outstanding shares of capital stock or other equity interests of the Subsidiaries of the Company are owned by the Company, or a direct or indirect wholly owned Subsidiary of the Company, are free and clear of all Encumbrances (other than Permitted Encumbrances) and have been duly authorized, validly issued, fully paid and nonassessable. Except as set forth in this Section 4.2, except for the Existing 0.250% Exchangeable Senior Notes and the Existing 0.250% Exchangeable Senior Notes Derivatives Transactions and except for changes since the Company Capitalization Date resulting from the exercise of stock options outstanding at such date (and the issuance of shares thereunder), as of the date of this Agreement, there are outstanding: (A) no Voting Debt or other voting securities of the Company, (B) no securities of the Company or any Subsidiary of the Company convertible into or exchangeable or exercisable for shares of Company Stock, Voting Debt or other voting securities of the Company and (C) no options, warrants, subscriptions, calls, rights (including preemptive and appreciation rights), commitments or agreements to which the Company or any Subsidiary of the Company is a party or by which it is bound in any case obligating the Company or any Subsidiary of the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of Company Stock or any Voting Debt or other voting securities of the Company, or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, subscription, call, right, commitment or agreement. There are no stockholder agreements, voting trusts or other agreements to which the Company or any of its Subsidiaries is a party or by which it or they are bound relating to the voting of any shares of capital stock or other equity interest of the Company or any of its Subsidiaries. No Subsidiary of the Company owns any shares of Company Stock (or any option, warrant or other right to acquire Company Stock).
(c)As of the date of this Agreement, except for interests in (i) its Subsidiaries and (ii) in any Person in connection with any joint venture, partnership or similar arrangement with a third party, the Company does not own, directly or indirectly, any capital stock of, or other similar equity interests, in any Person.
4.3Authority; No Violations; Consents and Approvals.
(a)The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations under this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, only with respect to consummation of the Merger, to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due and valid execution of this Agreement by Parent and Merger Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity regardless of whether such enforceability is considered in a Proceeding in equity or at law (collectively, “Creditors’ Rights”). The Company Board, at a meeting duly called and held, has by unanimous vote (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and holders of Company Common Stock, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend that the holders of Company Common Stock approve and adopt this Agreement and the transactions contemplated hereby, including the Merger (such recommendation described in this clause (iii), the “Company Board Recommendation”). The Company Stockholder Approval is the only vote of the holders of any class or series of the Company Stock necessary pursuant to applicable Law or the Organizational Documents of the Company to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger.
(b)The execution, delivery and performance of this Agreement does not, and the consummation of the Transactions will not (with or without notice or lapse of time, or both), (i) contravene, conflict with or result in a violation of any material provision of the Organizational Documents of (x) the Company (assuming that the Company Stockholder Approval is obtained) or (y) any of its Subsidiaries, (ii) assuming the consummation of the actions described in Section 6.18, with or without notice, lapse of time or both, result in a violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, contract, permit, franchise or license to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or its or their respective properties or assets are bound, (iii) require any consent under, result in a violation or breach by the Company or any of its Subsidiaries of or trigger any preemptive rights, rights of first offer or refusal, purchase options or any similar rights pursuant to any of the terms, conditions or provisions of any Company Contract, or (iv) assuming the Consents referred to in Section 4.4 are duly and timely obtained or made and the Company Stockholder Approval has been obtained, contravene, conflict with or result in a violation of any Law applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of the foregoing clauses (ii) and (iv), any such contraventions, conflicts, violations, defaults, acceleration, losses, or Encumbrances that would not have, individually or in the aggregate, a Company Material Adverse Effect.
4.4Consents. No Consent from or filings with any Governmental Entity or self-regulatory organization is required to be obtained or made by the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the Transactions, except for: (a) the filing of a premerger notification report by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), and the expiration or termination of any applicable waiting period with respect thereto; (b) the filing with the SEC of (i) a joint proxy statement in preliminary and definitive form (the “Joint Proxy Statement”) relating to the meeting of the stockholders of the Company to consider the approval and adoption of this Agreement (including any postponement, adjournment or recess thereof, the “Company Stockholders Meeting”) and the Parent Stockholders Meeting and (ii) such reports under Section 13(a) of the Exchange Act, and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the Transactions; (c) the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware; (d) filings with the NYSE; (e) such filings and approvals as may be required by any applicable state securities or “blue sky” laws or Takeover Laws; and (f) any such Consent that the failure to obtain or make would not have, individually or in the aggregate, a Company Material Adverse Effect.
4.5SEC Documents; Financial Statements; Internal Controls.
(a)Since January 1, 2022 (the “Applicable Date”), the Company has filed or furnished with the SEC, on a timely basis, all forms, reports, certifications, schedules, statements and documents required to be filed or furnished under the Securities Act or the Exchange Act, as applicable (such forms, reports, certifications, schedules, statements and documents, collectively, the “Company SEC Documents”). As of their respective dates (or, if amended or supplemented, as of the date of such amendment or supplement, or, in the case of a Company SEC Document that is a registration statement filed pursuant to the Securities Act or a proxy statement filed pursuant to the Exchange Act, on the date of effectiveness of such Company SEC Document or date of the applicable meeting, respectively), each of the Company SEC Documents, as amended, complied, or if not yet filed or furnished, will comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents as in effect on the date such Company SEC Document was filed or furnished, as applicable. None of the Company SEC Documents filed or furnished since the Applicable Date, at the time they were filed or furnished, contained, when filed or, if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended, or if filed with or furnished to the SEC subsequent to the date of this Agreement, will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading. As of the date of this Agreement, there are no unresolved written comments issued by the staff of the SEC with respect to any of the Company SEC Documents. As of the date of this Agreement, to the knowledge of the Company, none of the Company SEC Documents is the subject of any ongoing review by the SEC. As of the date hereof, no Company Subsidiary is required to file any periodic report with the SEC except for Anywhere Real Estate Group LLC.
(b)The consolidated financial statements of the Company included in or incorporated by reference into the Company SEC Documents, including all notes and schedules thereto, complied, or, in the case of Company SEC Documents filed after the date of this Agreement, will comply, in all material respects, when filed or if amended prior to the date of this Agreement, as of the date of such amendment, with the rules and regulations of the SEC with respect thereto, were, or, in the case of Company SEC Documents filed after the date of this Agreement, will be, prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the consolidated financial position of the Company and its consolidated Subsidiaries, as of their respective dates and the statements of operations, comprehensive income (or loss), Company stockholders’ equity and the cash flows of the Company and its consolidated Subsidiaries for the periods presented therein.
(c)The Company has established and maintains disclosure controls and procedures (as such terms are defined in paragraph (e), of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC in all material respects. The Company maintains a system of internal control over financial reporting (as defined in paragraph (f) of Rule 13a-15 under the Exchange Act) that complies with the applicable requirements of the Exchange Act and is reasonably designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s management has completed an assessment of the effectiveness of the Company’s system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2024, and such assessment concluded that such controls were effective in all material respects. The Company has disclosed, based on its most recent evaluation of internal controls over financial reporting prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board, as appropriate, (x) any significant deficiencies or material weaknesses in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (y) any fraud that involves management or other employees who have a significant role in the Company’s internal control over financial reporting (except, in each case, as would not be material to the

Company and its Subsidiaries on a consolidated basis), and each such deficiency, weakness or fraud so disclosed, if any, has been disclosed to Parent in Schedule 4.5 of the Company Disclosure Letter. To the Company’s knowledge, there are no SEC inquiries or investigations, other governmental inquiries or investigations pending or threatened regarding any accounting practices of the Company. For purposes of this subsection (c), the terms “significant deficiency” and “material weakness” have the meanings assigned to such terms in Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.
4.6Absence of Certain Changes or Events.
(a)Since January 1, 2025, there has not been any Company Material Adverse Effect. As of immediately prior to the Closing, no Default that the Company or any of its Subsidiaries has been notified of or otherwise becomes aware of, or Event of Default, shall have in either case occurred and be continuing.
(b)Since January 1, 2025 through the date of this Agreement, (i) except for the negotiation of, and entry into, this Agreement, the Company and its Subsidiaries have conducted their business in the Ordinary Course in all material respects and (ii) neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date of this Agreement and prior to Closing, would constitute a breach of clauses (i), (iv), (vii), (x), (xix)(B) or (xxiii) of Section 6.1(b) hereof (in the case of clause (xxiii) of Section 6.1(b), solely to the extent relating to any of the foregoing clauses of Section 6.1(b)) if Parent’s consent to such action were not provided.
4.7No Undisclosed Material Liabilities. There are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (a) liabilities adequately provided for on the balance sheet of the Company dated as of June 30, 2025 (including the notes thereto) contained in the Company’s Quarterly Report on Form 10-Q for the three (3) months ended June 30, 2025; (b) liabilities incurred in the Ordinary Course subsequent to June 30, 2025; (c) liabilities incurred in connection with the Transactions; (d) liabilities incurred after the date of this Agreement to the extent permitted under Section 6.1(b); and (e) liabilities that would not have, individually or in the aggregate, a Company Material Adverse Effect.
4.8Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by Parent pursuant to which shares of Parent Class A Common Stock issuable in the Merger will be registered with the SEC (including any amendments or supplements thereto, the “Registration Statement”) shall, at the time the Registration Statement is filed with the SEC, at any time such document is amended or supplemented, or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading or (b) the Joint Proxy Statement will, at the date it is first mailed to stockholders of the Company and the stockholders of Parent and at the time of the Company Stockholders Meeting and the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Subject to the accuracy of the first sentence of Section 5.7, the Registration Statement and Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; provided, however, that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference therein.
4.9Company Permits; Compliance with Applicable Law.
(a)Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries hold, and at all times since the Applicable Date held, all permits, licenses, certifications, registrations, consents, authorizations, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary to own, lease and operate their respective properties and assets and for the lawful conduct of their respective businesses as they were or are now being conducted, as applicable (collectively, the “Company Permits”) and (ii) all Company Permits are in full force and effect and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, and the Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to be in full force and effect or failure to so comply would not have, individually or in the aggregate, a Company Material Adverse Effect.
(b)Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) the businesses of the Company and its Subsidiaries are not currently being conducted, and at no time since the Applicable Date have been conducted, in violation of any applicable Law and (ii) to the knowledge of the Company, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or threatened in writing.
(c)Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) since January 1, 2020, none of the Company, any of its Subsidiaries, or any Company or Subsidiary director, officer, employee, nor, to the knowledge of the Company, any representative, agent or other person acting on behalf of the Company or any of its Subsidiaries, has (x) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or accepted any such payment in violation of any Anti-Corruption Law or (y) violated any provision of any Anti-Corruption Law or any rules or regulations promulgated thereunder and (ii) since January 1, 2020, the Company and its Subsidiaries have not received any written communication that alleges any of the circumstances described in the foregoing prong (i) and have not been fined for failure to comply with any applicable Anti-Corruption Laws, and no action, investigation or inquiry relating thereto is or has been pending or, to the knowledge of the Company, threatened in writing against any of the Company or its Subsidiaries or any officer or director of the Company or any of its Subsidiaries (in his or her capacity as an officer of director) by or before any Governmental Entity.
(d)Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company, each of its Subsidiaries and their respective directors, officers, employees and, to the knowledge of the Company, agents, representatives and other persons acting on behalf of the Company or any of its Subsidiaries, in each case in its capacity as such, are, and since January 1, 2020 have been, in compliance with all applicable Economic

Sanctions/Trade Laws and all applicable Money Laundering Laws, licenses, registrations and other authorizations for export, re-export, deemed export or re-export, transfer or import required by applicable Economic Sanctions/Trade Laws and applicable Money Laundering Laws and (ii) since January 1, 2020, neither the Company nor any of its Subsidiaries (x) has been cited or fined for failure to comply with any Economic Sanctions/Trade Laws or Money Laundering Laws or (y) has conducted or initiated any internal investigation, review or audit, or made a voluntary, directed, or involuntary disclosure to any Governmental Entity or third party with respect to any alleged or suspected act or omission arising under or relating to any potential noncompliance with any applicable Anti-Corruption Law, Economic Sanctions/Trade Law or Money Laundering Law.
4.10Compensation; Benefits.
(a)Set forth on Schedule 4.10(a) of the Company Disclosure Letter is a list of all of the material Company Plans. Each Company Plan is exclusive to the Company and its Subsidiaries, and no Company Plan covers or provides benefits to any Company Agent (other than a Company Agent who is an employee of the Company or its Subsidiaries) or any other individual who is not a current or former employee of the Company or any of its Subsidiaries (or an eligible dependent or beneficiary thereof).
(b)Each Company Plan has been established, maintained, funded and administered in accordance with its terms and in compliance with all applicable Laws, including ERISA and the Code, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Company Plan that is in any part a “nonqualified deferred compensation plan” subject to Section 409A of the Code complies and has complied, both in form and operation, with the requirements of Section 409A of the Code and the final regulations and other applicable guidance thereunder.
(c)There are no Proceedings or claims pending (other than routine claims for benefits) or, to the knowledge of the Company, threatened against, or with respect to, any of the Company Plans except for such Proceedings or claims that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(d)All contributions and other payments required to be made by the Company or any of its Subsidiaries with respect to each of the Company Plans pursuant to its terms and applicable Laws or that are required to be made to any Governmental Entity that have become due have been timely made or paid in all material respects or, if not yet due, properly accrued in all material respects.
(e)There are no material unfunded benefit obligations that have not been properly accrued for in the Company’s financial statements, and all contributions or other amounts payable by the Company or any of its Subsidiaries with respect to each Company Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP.
(f)Each Company Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or may rely on an opinion or advisory letter from the Internal Revenue Service as to its qualified status and, to the knowledge of the Company, nothing has occurred that could adversely affect the qualification or tax exemption of any such Company Plan. With respect to any Company Plan, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other Person, has engaged in a transaction in connection with which the Company or any of its Subsidiaries or any Company Plan would reasonably be expected to be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code in an amount that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has incurred (whether or not assessed) any Tax or penalty under Section 4980B, 4980D, 4980H, 6721 or 6722 of the Code.
(g)Except as set forth on Schedule 4.10(g) of the Company Disclosure Letter, none of the Company, any of its Subsidiaries or any member of its Aggregated Group sponsors, maintains, contributes to, has an obligation to contribute to, or otherwise has any current or contingent liability or obligation under or with respect to, or has ever in the past six (6) years sponsored, maintained or had an obligation to contribute to, and no Company Plan is, (i) a “defined benefit plan” (as defined in Section 3(35) of ERISA) or a plan that is or was subject to Title IV of ERISA (including a multiemployer plan within the meaning of Section 3(37) of ERISA), Section 302 of ERISA or Section 412, 430 or 4971 of the Code, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (iii) a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413 of the Code) or (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).
(h)Except as required by Section 4980B of the Code or similar state applicable Law or as set forth on Schedule 4.10(h) of the Company Disclosure Letter, no Company Plan provides retiree or post-employment health, life insurance or other welfare benefits to any Person, and none of the Company or any of its Subsidiaries has any obligation to provide such benefits.
(i)Except as set forth on Schedule 4.10(i) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Transactions will, either alone or in combination with another event, (i) entitle any current or former employee or other service provider of the Company or its Subsidiaries to severance pay or any increase in severance pay, (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation or benefits due to any current or former employee or other service provider, (iii) directly or indirectly cause the Company to transfer or set aside any amount of assets to fund any benefits under any Company Plan, (iv) otherwise give rise to any liability under any Company Plan, (v) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Company Plan on or following the Effective Time or (vi) result in any “excess parachute payment” within the meaning of Section 280G of the Code.
(j)Neither the Company nor any Subsidiary has any obligation to provide, and no Company Plan or other agreement provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional Taxes, interest or penalties incurred pursuant to Section 409A or 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.

(k)Except as set forth on Schedule 4.10(k) of the Company Disclosure Letter, no material Company Plan is maintained outside the jurisdiction of the United States or covers any employee or other service provider of the Company or any of its Subsidiaries who resides or works primarily outside of the United States (each, a “Non-U.S. Plan”). No Non-U.S. Plan is (or is accounted for GAAP purposes as) a defined benefit plan or has any material unfunded or underfunded liabilities. Each Non-U.S. Plan: (i) has been established, maintained, funded and administered in accordance with its terms and in compliance with all applicable Laws or other requirements; and (ii) if required to be funded and/or book-reserved, is fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions, in each case of the foregoing clauses (i) through (ii), except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Non- U.S. Plan intended to qualify for special tax treatment, meets all requirements for such treatment and, to the knowledge of the Company, nothing has occurred that would reasonably be expected to adversely affect the qualification or tax exemption of any such Non-U.S. Plan.
(l)With respect to each Company Plan subject to Title IV of ERISA (each, a “Title IV Plan”): (i) no reportable event (within the meaning of Section 4043 of ERISA) has occurred since the Applicable Date, or is expected to occur whether as a result of the transactions contemplated by this Agreement or otherwise; (ii) the minimum funding standard under Section 430 of the Code has been satisfied and no waiver of any minimum funding standard or extension of any amortization periods has been requested or granted; (iii) all contributions required under Section 302 of ERISA and Section 412 of the Code have been timely made in all material respects; (iv) all amounts due to the Pension Benefit Guaranty Corporation (“PBGC”) pursuant to Section 4007 of ERISA have been timely paid in all material respects; (v) with respect to each Title IV Plan for which there has been a significant reduction in the rate of future benefit accrual as referred to in Section 204(h) of ERISA, timely notice as required by Section 204(h) of ERISA has been issued; (vi) no Title IV Plan is considered to be in “at risk” status under Section 430 of the Code or has been required to apply any of the funding-based limitations under Section 436 of the Code; (vii) there has been no event described in Section 4062(e) of ERISA; (viii) no event has occurred or circumstances exist that could reasonably be expected to result in liability under Section 4069 of ERISA; and (ix) no notice of intent to terminate any Title IV Plan has been filed and no amendment to treat a Title IV Plan as terminated has been adopted and no proceeding has been commenced by the PBGC to terminate any Title IV Plan.
(m)Schedule 4.10(m) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of all outstanding Company Equity Awards by holder, including (i) the type of award and number of shares of Company Common Stock related thereto (with Company PSU Awards and Performance-Vesting Cash Awards reflected at the target and maximum performance levels), as applicable, (ii) the grant date, (iii) the exercise price and expiration date, as applicable, and (iv) the applicable vesting schedule.
4.11Labor Matters.
(a)(i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other similar agreement with any labor union, (ii) there is no pending union representation petition involving employees of the Company or any of its

Subsidiaries and (iii) the Company does not have knowledge of any activity or Proceeding of any labor organization (or representative thereof) to organize any such employees.
(b)There is no unfair labor practice charge or grievance arising out of a collective bargaining agreement, other similar agreement with any labor union, or other labor-related grievance Proceeding against the Company or any of its Subsidiaries pending, or, to the knowledge of the Company, threatened, other than such matters that would not have, individually or in the aggregate, a Company Material Adverse Effect.
(c)There is no strike, concerted slowdown, work stoppage or lockout pending, or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries involving any employees of the Company or any of its Subsidiaries, other than such matters that would not have, individually or in the aggregate, a Company Material Adverse Effect.
(d)Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are, and since the Applicable Date have been, in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices, including all Laws respecting terms and conditions of employment, health and safety, wages and hours (including the classification and treatment of independent contractors and exempt and non-exempt employees), immigration (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas), employment discrimination, harassment, retaliation, restrictive covenants, pay transparency, automated employment decision tools and other artificial intelligence, disability rights or benefits, equal opportunity, plant closures and layoffs (including the WARN Act), workers’ compensation, labor relations, employee leave issues, employee trainings and notices, COVID-19, affirmative action and unemployment insurance. There are no material Proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, by or on behalf of any applicant for employment, any current or former employee or other individual independent contractor or any class of the foregoing, relating to any of the foregoing applicable Laws, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship, other than any such matters described in this sentence that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since the Applicable Date, neither the Company nor any of its Subsidiaries has received any written notice of the intent of the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor or any other Governmental Entity responsible for the enforcement of labor or employment Laws to conduct an investigation with respect to the Company or any of its Subsidiaries other than which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(e)Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) none of the Company or any of its Subsidiaries is a party to a settlement agreement with a current or former director, officer, employee or independent contractor of the Company or its Subsidiaries that involves allegations relating to sexual harassment, sexual misconduct or discrimination by either (x) an officer or director of the Company or any of its Subsidiaries or (y) an employee of the Company or any of its Subsidiaries at the level of Senior Vice President or above, (ii) the Company and its Subsidiaries have reasonably investigated all allegations of sexual harassment, discrimination, and sexual misconduct that have been made against (x) any officer or director of the Company or any of its Subsidiaries or (y) an employee of the Company or any of its Subsidiaries at a level of Senior Vice President or above, (iii) with respect to each such allegation (except those that the Company or relevant Subsidiary reasonably deemed to not have merit), the Company or its applicable Subsidiary has taken prompt corrective action reasonably calculated to prevent further improper action and (iv) neither the Company nor any of its Subsidiaries reasonably expects any material liabilities with respect to any such allegation.
4.12Taxes.
(a)Except as would not have, individually or in the aggregate, a Company Material Adverse Effect:
(i)(A) all Tax Returns required to be filed (taking into account extensions of time for filing) by the Company or any of its Subsidiaries have been timely filed, and all such filed Tax Returns are true, complete and accurate; and (B) all Taxes that are required to be paid by the Company or any of its Subsidiaries (including Taxes required to be withheld from payments to shareholders, employees or other persons) have been timely paid whether or not such Taxes were reflected on such Tax Returns, in each case of the foregoing clauses (A) and (B), except for Taxes with respect to which adequate reserves have been established in accordance with GAAP in the financial statements included in the Company SEC Documents;
(ii)as of the date hereof, there is not in force any waiver or agreement for any extension of time for the assessment or payment of any Tax by the Company or any of its Subsidiaries (other than pursuant to extensions of time to file Tax Returns obtained in the Ordinary Course);
(iii) (A) there is no outstanding claim, assessment or deficiency against the Company or any of its Subsidiaries for any Taxes that have been asserted or threatened in writing by any Governmental Entity and (B) there are no audits, examinations or Proceedings pending or threatened in writing regarding any Taxes of the Company or any of its Subsidiaries
(iv)within the past six (6) years, neither the Company nor any of its Subsidiaries has been informed in writing by a Taxing Authority in a jurisdiction where the Company and its Subsidiaries do not file income or franchise Tax Returns that the Company or any of its Subsidiaries was required to file such Tax Returns, which claim has not since been withdrawn, fully settled, or otherwise resolved;
(v)(A) neither the Company nor any of its Subsidiaries is a party to any Tax allocation, sharing or indemnity contract or arrangement (other than (x) any written agreement or arrangement solely between or among the Company and/or any of its Subsidiaries, or (y) any customary Tax sharing or indemnification provisions contained in any written commercial agreement entered into in the Ordinary Course and not primarily relating to Tax) and (B) neither the Company nor any of its Subsidiaries has (x) been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which is or was the Company or any of its Subsidiaries) or (y) any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations § 1.1502-6 (or any similar provision of state, local or non-U.S. Law) or as a transferee or successor, or otherwise by operation of Law;
(vi)neither the Company nor any of its Subsidiaries has participated in a “listed transaction,” as defined in Treasury Regulations § 1.6011-4(b)(2);
(vii)neither the Company nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the three (3) years prior to the date of this Agreement; and
(viii)there are no Encumbrances for Taxes on any of the assets of the Company or any of its Subsidiaries, except for Permitted Encumbrances.
(b)Neither the Company nor any of its Subsidiaries is aware of the existence of any fact, or has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
4.13Litigation. Except for such matters that would not have, individually or in the aggregate, a Company Material Adverse Effect or as may be commenced by a Governmental Entity after the date hereof under Antitrust Laws related to the Merger or the Transactions, (a) there is, and since the Applicable Date there has been, no Proceeding pending, or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries and (b) there are and, since the Applicable Date, there have been no actions pending (or, to the knowledge of the Company, threatened) against or affecting the Company or any of its Subsidiaries, or any of their respective assets or properties, at law or in equity, before, and there is no judgment, decree, injunction, ruling, order, writ, stipulation, determination or award of, or before, any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries.
4.14Intellectual Property.
(a)The Company and its Subsidiaries exclusively own all Company Owned IP, free and clear of all Encumbrances except for Permitted Encumbrances, and have the valid and enforceable right to use all other Intellectual Property used in or necessary for the operation of the businesses of each of the Company and its Subsidiaries as presently conducted (collectively, the “Company Intellectual Property”), except where the failure to own or have the right to use such properties has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, each Trademark owned by the Company and its Subsidiaries that is issued by or registered with any Governmental Entity is subsisting and, to the knowledge of the Company, valid and enforceable.
(b)Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) to the knowledge of the Company, neither the use of the Company

Intellectual Property by the Company and its Subsidiaries nor the operation of the business of each of the Company and its Subsidiaries infringes, misappropriates or otherwise violates, and since the Applicable Date has not infringed, misappropriated or otherwise violated, any Intellectual Property of any other Person and (ii) no Person has made any claim or sent any notice to the Company or any of its Subsidiaries (or, to the knowledge of the Company, any counterparty to a Franchise Agreement) alleging the foregoing.
(c)Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) to the knowledge of the Company, since the Applicable Date, no Person has challenged the ownership, validity or enforceability of, or infringed, misappropriated or otherwise violated, any Company Owned IP or any other rights of the Company or any of its Subsidiaries in any exclusively licensed Company Intellectual Property, and (ii) since the Applicable Date, neither the Company nor any of its Subsidiaries has made any claim or allegation, or sent any notice, alleging any of the foregoing.
(d)Except as has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect, the IT Assets owned, used, or held for use by, or relied upon by the Company or any of its Subsidiaries (i) are sufficient for the current needs of the businesses of the Company and its Subsidiaries (ii) since the Applicable Date have not been subject to any outages or failures which have resulted in liability or remain unremediated, and (iii) to the knowledge of the Company, are free from any malicious code.
(e)Except as has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries have used commercially reasonable measures to ensure the confidentiality, privacy and security of Personal Information collected or used or held for use or processed by or for the Company or its Subsidiaries, and all IT Assets owned or used by the Company or any of its Subsidiaries, (ii) since the Applicable Date, the Company and each of its Subsidiaries have been in compliance with all Privacy and Security Requirements and have not received any notice of any claims, actions, investigations, inquiries or alleged violations thereof and (iii) to the knowledge of the Company, since the Applicable Date, there has been no unauthorized or unlawful access to or unauthorized or unlawful use of, or other security breach or incident affecting, any IT Assets or Personal Information, in each case owned or used or held for use by the Company or its Subsidiaries.
4.15Real Property.
(a)Except as would not have, individually or in the aggregate, a Company Material Adverse Effect:
(i)the Company and its Subsidiaries have good title to all material real property owned by the Company or any of its Subsidiaries (collectively, the “Company Owned Real Property”) and valid leasehold estates in all real property leased, subleased, licensed or otherwise occupied (whether as tenant, subtenant or pursuant to other occupancy arrangements) by the Company or any Subsidiary of the Company with an annual rent of over $2,500,000 (collectively, including the improvements thereon, the “Company Material Leased Real Property”), in each case free and clear of all Encumbrances and defects and imperfections, except Permitted Encumbrances;

(ii)each agreement under which the Company or any Subsidiary of the Company is the landlord, sublandlord, tenant, subtenant, or occupant with respect to the Company Material Leased Real Property (each, a “Company Material Real Property Lease”): (a) is (and with respect to any other Person party thereto, to the knowledge of the Company, is) in full force and effect and is valid and enforceable against the parties thereto in accordance with its terms, subject, as to enforceability, to Creditors’ Rights, and (b) neither the Company nor any of its Subsidiaries has received written notice of any default or past due rent payment (after giving effect to any applicable payment grace period) under any Company Material Real Property Lease; and
(iii)there does not exist any pending or, to the knowledge of the Company, threatened, condemnation or eminent domain Proceedings that affect any of the Company Owned Real Property or Company Material Leased Real Property.
(b)Schedule 4.15(b) of the Company Disclosure Letter sets forth a true and complete list, as of the date hereof, of all Company Material Real Property Leases and the address of each Company Material Real Property Lease.
4.16Environmental Matters. Except for those matters that would not have, individually or in the aggregate, a Company Material Adverse Effect:
(a)the Company and its Subsidiaries and their respective operations and assets are, and since the Applicable Date have been, in compliance with Environmental Laws, including with respect to all Company Permits required pursuant to applicable Environmental Laws for their occupancy of their owned, leased or operated real property (including the Company Material Leased Real Property) or their operation of their business as currently conducted;
(b)neither the Company nor any of its Subsidiaries has received since the Applicable Date any written notice, which remains unresolved, alleging any material violation of, or material liability under, applicable Environmental Laws;
(c)the Company and its Subsidiaries are not subject to any pending or, to the Company’s knowledge, threatened in writing Proceedings under Environmental Laws; and
(d)there have been no Releases of Hazardous Materials at any property currently or, to the knowledge of the Company, formerly owned, operated or otherwise used by the Company or any of its Subsidiaries, which Releases are reasonably likely to result in liability to the Company under Environmental Law, and, neither the Company nor any of its Subsidiaries has since the Applicable Date received any written notice asserting a liability or obligation of the Company or any of its Subsidiaries under any Environmental Laws with respect to the investigation, remediation, removal or monitoring of the Release of any Hazardous Materials at or from any property currently or formerly owned, operated or otherwise used by the Company, the subject of which is unresolved.

4.17Material Contracts.
(a)Schedule 4.17(a) of the Company Disclosure Letter, together with the lists of exhibits contained in the Company SEC Documents and Schedules 4.10(a) and 4.10(l) listing material Company Plans, sets forth a true and complete list, as of the date of this Agreement, of:
(i)each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act);
(ii)each contract that provides for the acquisition, disposition, license, use, distribution or outsourcing of assets, services, rights or properties of the Company or any of its Subsidiaries involving annual payments in excess of $8,000,000, other than contracts in which the applicable acquisition or disposition has been consummated and there are no liabilities of the Company or its Subsidiaries remaining or obligations of the Company or its Subsidiaries ongoing;
(iii)each contract relating to Indebtedness (including commitments with respect thereto) of the Company or any of its Subsidiaries (whether incurred, assumed, guaranteed or secured by any asset) in excess of $5,000,000, other than (x) agreements solely between or among the Company and its Subsidiaries and (y) any notes or loans made by the Company or its Subsidiaries to franchisees;
(iv)each Company Material Real Property Lease;
(v)each contract that is a non-competition contract or other contract that (A) purports to limit in any material respect either the type of business in which the Company or its Subsidiaries (or, after the Effective Time, Parent or its Subsidiaries) may engage or the manner or locations in which any of them may so engage in any business (including any contract containing any area of mutual interest, joint bidding area, joint acquisition area, or non-compete or similar type of provision), (B) could require the disposition of any material assets or line of business of the Company or its Subsidiaries (or, after the Effective Time, Parent or its Subsidiaries) or (C) prohibits or limits the rights of the Company or any of its Subsidiaries to make, sell or distribute any products or services, or use, transfer or distribute, or enforce any of their rights with respect to, any of their material assets, other than, in each case, as may be set forth in any Franchise Agreement;
(vi)each contract involving the pending acquisition or sale of (or option to purchase or sell) any assets or properties of the Company for which the aggregate consideration (or the fair market value of such consideration, if non-cash) payable to or from the Company or any of its Subsidiaries exceeds $8,000,000;
(vii)each material partnership, material joint venture or similar material arrangement with a third party, other than with arrangements exclusively among the Company and/or its wholly owned Subsidiaries;
(viii)each Labor Agreement;

(ix)each agreement under which the Company or any of its Subsidiaries has advanced or loaned any amount of money to any of its officers, directors, employees, Company Agents or consultants;
(x)each agreement that contains any “most favored nation” or most favored customer provision, call or put option, preferential right or rights of first or last offer, negotiation or refusal to which the Company or any of its Subsidiaries or any of their respective Affiliates is subject and that is material to the business of the Company and its Subsidiaries, taken as a whole, except for any agreement in which such provision is solely for the benefit of the Company or any of its Subsidiaries;
(xi)each contract (a) pursuant to which the Company or its Subsidiaries grants or receives a license or similar right with respect to any Company Intellectual Property, other than (i) licenses received with respect to commercially available software or information technology services, or (ii) non-exclusive licenses granted to customers, franchisees or service providers in the Ordinary Course or (b) relating to the development of material Intellectual Property (other than agreements with employees or contractors on the Company’s or its Subsidiaries’ standard form of such agreements made available to Parent) or (c) limiting the Company’s or any of its Subsidiaries’ ability to use, enforce or disclose any Company Owned IP in any material respect; and
(xii)any contract not otherwise described in any other subsection of this Section 4.17(a) that obligates the Company or any of its Subsidiaries to make any future capital investment or capital expenditure outside of the Ordinary Course and in excess of $8,000,000 in any twelve (12)-month period (other than contracts between the Company and its Subsidiaries).
(b)Collectively, the contracts set forth or required to be set forth in Section 4.17(a) are herein referred to as the “Company Contracts.” Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Contract is legal, valid, binding and enforceable in accordance with its terms on the Company and each of its Subsidiaries that is a party thereto and, to the knowledge of the Company, each other party thereto, and is in full force and effect, subject, as to enforceability, to Creditors’ Rights, (ii) neither the Company nor any of its Subsidiaries is in breach or default under any Company Contract, and no event has occurred that, with the lapse of time or the giving of notice or both, individually or in the aggregate with other events, would reasonably be expected to result in a breach thereof or default thereunder by the Company or its Subsidiaries, or to the knowledge of the Company, as of the date hereof, any other party thereto and (iii) there are no disputes pending or, to the knowledge of the Company, threatened with respect to any Company Contract and neither the Company nor any of its Subsidiaries has received any written notice of the intention of any other Person to any such Company Contract that such Person intends to terminate or claim a material breach under any Company Contract.
4.18Insurance. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the insurance policies held by the Company or any of its Subsidiaries as of the date of this Agreement (collectively, the “Company Insurance Policies”) is in full force and effect on the date of this Agreement, (ii) the Company Insurance Policies are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, and are in breadth of coverage and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards, (iii) all premiums payable under the Company Insurance Policies have been duly paid, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that (including with respect to the Transactions), with notice or lapse of time or both, would constitute a breach or default, or permit a termination of any of the Company Insurance Policies, and (iv) since the Applicable Date, no written notice of cancellation or termination has been received with respect to any Company Insurance Policy.
4.19Opinion of Financial Advisor. Goldman Sachs & Co. LLC has rendered its oral opinion to the Company Board, to be confirmed by a written opinion, that, based upon and subject to the assumptions, qualifications, limitations, and other matters set forth therein, as of the date of the opinion, the Exchange Ratio pursuant to this Agreement is fair, from a financial point of view, to the holders (other than Parent and its Affiliates) of Company Common Stock. A copy of the written opinion will be provided (solely for informational purposes) by the Company to Parent following receipt thereof by the Company (it being agreed that such opinion is for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub or any other Person).
4.20Brokers. Except for the fees and expenses payable to Goldman Sachs & Co. LLC no broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.
4.21Related Party Transactions. Except as set forth in the Company SEC Documents, since January 1, 2025, there have been, and there are, no transactions, agreements, arrangements or understandings or contracts between the Company or any of its Subsidiaries, on the one hand, and any director or executive officer of the Company or any Affiliate of the Company (other than the Company and its Subsidiaries), any other Affiliate of the Company or its Subsidiaries (other than the Company and its Subsidiaries), any beneficial owner of more than 5% of the Company’s outstanding voting securities, or a member of the immediately family of the foregoing Persons, on the other hand, that are required to be disclosed under Item 404 of Regulation S-K of the SEC that are not so disclosed.
4.22Takeover Laws. Assuming the accuracy of the representations and warranties set forth in Section 5.12, the approval of the Company Board of this Agreement and the Transactions represents all the action necessary to render inapplicable to this Agreement and the Transactions any Takeover Law or any anti-takeover provision in the Company’s Organizational Documents that is applicable to the Company, the shares of Company Common Stock or the Transactions.
4.23Company Agents. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (a) no Company Agent has any material business arrangement with the Company or any of its Subsidiaries outside of its arrangement to provide licensed real estate services, (b) no Company Agent is a party to any joint venture or owns equity in the Company or any of its Subsidiaries, (c) each Company Agent is classified as an independent contractor other than those set forth on Schedule 4.23(c) of the Company Disclosure Letter, (d)

except as set forth on Schedule 4.23(d) of the Company Disclosure Letter, the agreement or arrangement with each Company Agent can be terminated immediately and without liability to the Company or its Subsidiaries (other than with respect to open listings and compensation owed for services performed through such termination date), and (e) to the knowledge of the Company, no Company Agent is obligated under any contract that would interfere with their ability to conduct or promote the business of the Company and its Subsidiaries.
4.24Escrow and Trust Accounts. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company has written controls and procedures in place for all escrow and trust accounts which comply with America Land Title Association Escrow Accounting Standards and which provide that (a) escrow funds and operating accounts are separately maintained, (b) escrow trust accounts are prepared with trial balances, listing all open escrow balances, (c) escrow accounts are regularly reconciled (receipts and disbursements daily and three-way reconciliation monthly), (d) monthly bank account reconciliations are conducted by someone other than those with signing authority, (e) escrow accounts are properly identified as escrow or trust accounts including on all bank statements, bank agreements, disbursement checks and deposit tickets, (f) escrow accounts are maintained in federally insured financial institutions unless directed by the beneficial owner, (g) the Company and its Subsidiaries are in compliance with applicable Law related to good funds, (h) a written wire transfer procedure is in place and (i) a written wire fraud response procedure is in place.
4.25Franchise Matters.
(a)The lists of Franchisees identified and reported in each Franchisor’s 2025 FDD are true, correct, and complete lists in all material respects, and, taken as a whole, identify all Franchisees and Franchise Agreements in the United States as of the close of the 2024 fiscal year for the Company and its Subsidiaries. Schedule 4.25(a) of the Company Disclosure Letter sets forth a list, as of June 1, 2025, of Franchise Agreements, aggregated for all Franchise Systems, that are due to expire and may be renewed, by year, from 2025 through 2035, along with the aggregate royalties expected to be paid to the Company and its Subsidiaries each such year.
(b)Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Franchise Agreement referenced in Section 4.25(a) above, and each Franchise Agreement subsequently executed in 2025, is a valid and binding agreement of the parties thereto, is in full force and effect, in which the parties thereto are in material compliance with the terms of each such agreement, and is enforceable against the parties thereto in accordance with its terms, subject as to enforceability to Creditors’ Rights, (ii) each Franchise Agreement complies in all material respects with applicable Laws and orders of Governmental Entities having jurisdiction with respect to the offer and sale of Franchises, (iii) no party to a Franchise Agreement has given written notice to the Company or any of its Subsidiaries of their breach of the applicable Franchise Agreement or its intention to exercise termination rights, cease or materially and adversely change its business relationship with the Company and its Subsidiaries, (iv) since the Applicable Date, the Company and its Subsidiaries have been in compliance in all material respects with applicable Laws regarding the Franchise Agreements and Franchisees, and the offer and sale of Franchises and (v) neither the Company nor any of its Subsidiaries has organized, sponsored or given formal recognition to any franchise advisory council, independent franchise association or other similar organization.

(c)Not more than ten percent (10%) of the Franchise Agreements in effect as of the date hereof, as measured by the total annual royalty fees paid by the Franchisees to the Franchisors in the twelve (12) months ending June 30, 2025, include change in control rights or similar provisions that would provide the Franchisees the right to terminate their Franchise Agreements upon execution of this Agreement or the consummation of the transactions contemplated hereby and (ii) except as would not have, individually or in the aggregate, a Company Material Adverse Effect, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby (x) will require the consent or approval by any Franchisee, council, association, or other third party, or (y) will result in a violation of or a default under any Franchise Agreement.
4.26No Additional Representations.
(a)Except for the representations and warranties made in this Article IV, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or its Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the Transactions, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to Parent, Merger Sub, or any of their respective Affiliates or Representatives with respect to: (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective businesses; or (ii) except for the representations and warranties made by the Company in this Article IV, any oral or written information presented to Parent or Merger Sub or any of their respective Affiliates or Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the Transactions. Notwithstanding the foregoing, nothing in this Section 4.26 shall limit Parent’s or Merger Sub’s remedies with respect to claims of fraud arising from or relating to the express representations and warranties made by the Company in this Article IV.
(b)Notwithstanding anything contained in this Agreement to the contrary, the Company acknowledges and agrees that none of Parent, Merger Sub or any other Person has made or is making any representations or warranties relating to Parent or its Subsidiaries (including Merger Sub) whatsoever, express or implied, beyond those expressly given by Parent and Merger Sub in Article V, including any implied representation or warranty as to the accuracy or completeness of any information regarding Parent furnished or made available to the Company or any of its Representatives and that the Company has not relied on any such other representation or warranty not set forth in this Agreement. Without limiting the generality of the foregoing, the Company acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to the Company or any of its Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Merger or the other Transactions).

ARTICLE V
REPRESENTATION AND WARRANTIES OF PARENT AND MERGER SUB
Except as set forth (x) in the disclosure letter dated as of the date of this Agreement and delivered by Parent and Merger Sub to the Company on or prior to the date of this Agreement (the “Parent Disclosure Letter”), or (y) in the Parent SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) filed with or furnished to the SEC and available on EDGAR since January 1, 2022 and on or prior to two (2) calendar days prior to the date of this Agreement (excluding any disclosures set forth in any risk factor section or in any other section, in each case, to the extent they are forward-looking statements or cautionary, predictive, non-specific or forward-looking in nature); provided that nothing disclosed in the Parent SEC Documents will be deemed to modify or qualify the representations and warranties set forth in Section 5.2 and Section 5.6(a), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:
5.1Organization, Standing and Power. Each of Parent and its Subsidiaries is a corporation, partnership or limited liability company duly organized, as the case may be, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, with all requisite entity power and authority to own, lease and operate its properties and to carry on its business as now being conducted, other than, in the case of Parent’s Subsidiaries, where the failure to be so organized or to have such power, authority or standing would not have, individually or in the aggregate, a Material Adverse Effect on Parent (a “Parent Material Adverse Effect”). Each of Parent and its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification or license necessary other than where the failure to be so qualified, licensed or in good standing would not have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent and Merger Sub has made available to the Company prior to the execution of this Agreement complete and correct copies of its Organizational Documents, each as in full force and effect as of the execution of this Agreement and as amended through the execution of this Agreement, and each as made available to the Company is in full force and effect, and neither Parent nor Merger Sub is in violation of any of the provisions of such Organizational Documents.
5.2Capital Structure.
(a)As of the date of this Agreement, the authorized capital stock of Parent consists of (i) 12,500,000,000 shares of Parent Class A Common Stock, (ii) 1,250,000,000 shares of Class B common stock of Parent, par value 0.00001 per share (“Parent Class B Common Stock”), (iii) 100,000,000 shares of Class C common stock of Parent, par value 0.00001 per share (“Parent Class C Common Stock”) and (iv) 25,000,000 shares of preferred stock, par value $0.00001 per share (“Parent Preferred Stock” and, together with the Parent Class A Common Stock, the Parent Class B Common Stock and the Parent Class C Common Stock, the “Parent Stock”). At the close of business on September 16, 2025 (the “Parent Capitalization Date”), there were (A) (i) 547,418,937 shares of Parent Class A Common Stock issued and outstanding, (ii) no shares of Parent Class B Common Stock issued and outstanding, (iii) 10,122,433 shares of Parent Class C Common Stock issued and outstanding and (iv) no shares of Parent Preferred Stock issued and outstanding; (B) outstanding options to purchase 30,112,444 shares of Parent Class A

Common Stock pursuant to Parent’s 2021 Equity Incentive Plan, as amended from time to time, and prior plans (the “Parent Stock Plans”); and (C) outstanding other stock-settled equity-based awards (other than shares of restricted stock or other equity based awards included in the number of shares of Parent Class A Common Stock outstanding set forth above) with respect to 50,027,957 shares of Parent Class A Common Stock.
(b)All outstanding shares of Parent Common Stock have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to preemptive rights. The Parent Class A Common Stock to be issued pursuant to this Agreement, when issued, will be validly issued, fully paid and nonassessable and not subject to preemptive rights. All outstanding shares of Parent Common Stock have been issued and granted in compliance in all material respects with (i) applicable securities Laws and other applicable Law and (ii) all requirements set forth in applicable contracts (including the Parent Stock Plans). The Parent Class A Common Stock to be issued pursuant to this Agreement, when issued, will be issued in compliance in all material respects with (A) applicable securities Laws and other applicable Law and (B) all requirements set forth in applicable contracts. All outstanding shares of capital stock or other equity interests of the Subsidiaries of Parent that are owned by Parent, or a direct or indirect Subsidiary of Parent, are owned free and clear of all Encumbrances (other than Permitted Encumbrances) and have been duly authorized, validly issued, fully paid and nonassessable. Except as set forth in this Section 5.2(b), and except for changes since the Parent Capitalization Date resulting from the exercise of stock options outstanding at such date (and the issuance of shares thereunder), or stock grants or other employee awards granted from the close of business on the Parent Capitalization Date to the date of this Agreement, as of the date of this Agreement, there are outstanding: (1) no Voting Debt or other voting securities of Parent; (2) no securities of Parent or any Subsidiary of Parent convertible into or exchangeable or exercisable for shares of Parent Stock, Voting Debt or other voting securities of Parent; and (3) no options, warrants, subscriptions, calls, rights (including preemptive and appreciation rights), commitments or agreements to which Parent or any Subsidiary of Parent is a party or by which it is bound in any case obligating Parent or any Subsidiary of Parent to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Voting Debt or other voting securities of Parent, or obligating Parent or any Subsidiary of Parent to grant, extend or enter into any such option, warrant, subscription, call, right, commitment or agreement. There are not any stockholder agreements, voting trusts or other agreements to which Parent or any of its Subsidiaries is a party or by which it is bound relating to the voting of any shares of capital stock or other equity interest of Parent. No Subsidiary of Parent owns any shares of Parent Common Stock or any other shares of Parent Stock. As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which shares are validly issued, fully paid and nonassessable and are owned by Parent.
5.3Authority; No Violations; Consents and Approvals.
(a)Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and Merger Sub, the performance of Parent’s and Merger Sub’s obligations under this Agreement and the consummation by Parent and Merger Sub of the Transactions have been duly authorized by all necessary corporate action on the part of each of Parent (other than the Parent Stockholder Approval) and Merger Sub (other than the approval and adoption of this Agreement by Parent as the sole stockholder of Merger Sub, which shall occur immediately after the execution and delivery of this Agreement). This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and, assuming the due and valid execution of this Agreement by the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, subject as to enforceability to Creditors’ Rights. The Parent Board, has by unanimous written consent (i) determined that this Agreement and the transactions contemplated hereby, including the Parent Stock Issuance, are fair to, and in the best interests of, Parent and the holders of Parent Common Stock, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger and the Parent Stock Issuance and (iii) resolved to recommend that the holders of Parent Common Stock approve the Parent Stock Issuance (such recommendation described in this clause (iii), the “Parent Board Recommendation”). The Merger Sub Board has by unanimous written consent (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, Merger Sub and the sole stockholder of Merger Sub and (B) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger. Parent, as the owner of all of the outstanding shares of capital stock of Merger Sub, will immediately after the execution and delivery of this Agreement adopt this Agreement in its capacity as sole stockholder of Merger Sub. Other than the Parent Stockholder Approval, no vote of the holders of any class or series of Parent Stock is necessary pursuant to applicable Law or the Organizational Documents of the Parent to approve the Parent Stock Issuance.
(b)The execution, delivery and performance of this Agreement does not, and the consummation of the Transactions will not (with or without notice or lapse of time, or both) (i) contravene, conflict with or result in a violation of any material provision of the Organizational Documents of either Parent (assuming that the Parent Stockholder Approval is obtained) or Merger Sub, (ii) with or without notice, lapse of time or both, result in a violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which Parent or any of its Subsidiaries is a party or by which Parent or Merger Sub or any of their respective Subsidiaries or their respective properties or assets are bound or (iii) assuming the Consents referred to in Section 5.4 are duly and timely obtained or made and the Parent Stockholder Approval has been obtained, contravened, conflicted with or resulted in a violation of any Law applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than any such contraventions, conflicts, violations, defaults, acceleration, losses or Encumbrances that would not have, individually or in the aggregate, a Parent Material Adverse Effect.
5.4Consents. No Consent from or filings with any Governmental Entity is required to be obtained or made by Parent or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Transactions, except for: (a) the filing of a premerger notification report by Parent under the HSR Act, and the expiration or termination of any applicable waiting period with respect thereto; (b) the filing with the SEC of (i) the Joint Proxy Statement and the Registration Statement and (ii) such reports under Section 13(a) of the Exchange Act, and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the Transactions; (c) the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware; (d) filings with the NYSE; (e) such filings and approvals as may be required by any applicable state securities or “blue sky” laws or Takeover Laws; and (f) any such Consent that the failure to obtain or make would not have, individually or in the aggregate, a Parent Material Adverse Effect.
5.5SEC Documents; Financial Statements.
(a)Since the Applicable Date, Parent has filed or furnished with the SEC, on a timely basis, all forms, reports, certifications, schedules, statements and documents required to be filed or furnished under the Securities Act or the Exchange Act, as applicable (such forms, reports, certifications, schedules, statements and documents, collectively, the “Parent SEC Documents”). As of their respective dates (or, if amended or supplemented, as of the date of such amendment or supplement, or, in the case of a Parent SEC Document that is a registration statement filed pursuant to the Securities Act or a proxy statement filed pursuant to the Exchange Act, on the date of effectiveness of such Parent SEC Document or date of the applicable meeting, respectively), each of the Parent SEC Documents, as amended, complied, or if not yet filed or furnished, will comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents as in effect on the date such Parent SEC Document was filed or furnished, as applicable. None of the Parent SEC Documents filed or furnished since the Applicable Date, at the time they were filed or furnished, contained, when filed or, if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended, or if filed with or furnished to the SEC subsequent to the date of this Agreement, will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading.
(b)The consolidated financial statements of Parent included in the Parent SEC Documents, including all notes and schedules thereto, complied, or, in the case of Parent SEC Documents filed after the date of this Agreement, will comply, in all material respects, when filed or if amended prior to the date of this Agreement, as of the date of such amendment, with the rules and regulations of the SEC with respect thereto, were, or, in the case of Parent SEC Documents filed after the date of this Agreement, will be, prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the consolidated financial position of Parent and its consolidated Subsidiaries as of their respective dates and the statements of operations, comprehensive income (or loss), Parent stockholders’ equity and the cash flows of Parent and its consolidated Subsidiaries for the periods presented therein.

5.6Absence of Certain Changes or Events.
(a)Since January 1, 2025, there has not been any Parent Material Adverse Effect.
(b)Since January 1, 2025 through the date of this Agreement, (i) except for the negotiation of, and entry into, this Agreement, Parent and its Subsidiaries have conducted their business in the Ordinary Course in all material respects and (ii) neither Parent nor any of its Subsidiaries has taken any action that, if taken after the date of this Agreement and prior to Closing, would constitute a violation of Section 6.2(b) hereof if the Company’s consent to such action were not provided.
5.7No Undisclosed Material Liabilities. There are no liabilities of Parent or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (a) liabilities adequately provided for on the balance sheet of Parent dated as of June 30, 2025 (including the notes thereto) contained in the Parent’s Quarterly Report on Form 10-Q for the three (3) months ended June 30, 2025; (b) liabilities incurred in the Ordinary Course subsequent to June 30, 2025; (c) liabilities incurred in connection with the Transactions; and (d) liabilities that would not have, individually or in the aggregate, a Parent Material Adverse Effect.
5.8Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in (a) the Registration Statement shall, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading or (b) the Joint Proxy Statement will, at the date it is first mailed to stockholders of the Company and at the time of the Company Stockholders Meeting and the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Subject to the accuracy of the first sentence of Section 4.8, the Registration Statement will comply as to form in all material respects with the provisions of the Exchange Act and the Securities Act, respectively, and the rules and regulations thereunder; provided, however, that no representation is made by Parent with respect to statements made therein based on information supplied by the Company specifically for inclusion or incorporation by reference therein.
5.9Parent Permits; Compliance with Applicable Law.
(a)Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, (i) Parent and its Subsidiaries hold, and at all times since the Applicable Date held, all permits, licenses, certifications, registrations, consents, authorizations, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary to own, lease and operate their respective properties and assets and for the lawful conduct of their respective businesses as they were or are now being conducted, as applicable (collectively, the “Parent Permits”) and (ii) all Parent Permits are in full force and effect and no suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of Parent, threatened, and Parent and its Subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to be in full force and effect or failure to so comply would not have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, (i) the businesses of Parent and its Subsidiaries are not currently being conducted, and at no time since the Applicable Date have been conducted, in violation of any applicable Law and (ii) to the knowledge of Parent, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or threatened in writing.
(c)Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, (i) since January 1, 2020, none of Parent, any of its Subsidiaries, or any Parent or Subsidiary director, officer, employee, or, to the knowledge of Parent, any representative, agent or other person acting on behalf of Parent or any of its Subsidiaries, has (x) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or accepted any such payment in violation of any Anti-Corruption Law or (y) violated any provision of any Anti-Corruption Law or any rules or regulations promulgated thereunder and (ii) since January 1, 2020, Parent and its Subsidiaries have not received any written communication that alleges any of the circumstances described in the foregoing prong (i) and have not been fined for failure to comply with any applicable Anti-Corruption Laws, and no action, investigation or inquiry relating thereto is or has been pending or, to the knowledge of Parent, threatened in writing against Parent or its Subsidiaries or any officer or director of Parent or any of its Subsidiaries (in his or her capacity as an officer of director) by or before any Governmental Entity.
(d)Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, (i) Parent, each of its Subsidiaries and their respective directors, officers, employees, and, to the knowledge of Parent, agents, representatives and other persons acting on behalf of Parent or any of its Subsidiaries, in each case in its capacity as such, are, and since January 1, 2020 have been, in compliance with all applicable Economic Sanctions/Trade Laws and all applicable Money Laundering Laws, licenses, registrations and other authorizations for export, re-export, deemed export or re-export, transfer or import required by applicable Economic Sanctions/Trade Laws and applicable Money Laundering Laws and (ii) since January 1, 2020, neither Parent nor any of its Subsidiaries (x) has been cited or fined for failure to comply with any Economic Sanctions/Trade Laws or Money Laundering Laws or (y) has conducted or initiated any internal investigation, review or audit, or made a voluntary, directed, or involuntary disclosure to any Governmental Entity or third party with respect to any alleged or suspected act or omission arising under or relating to any potential noncompliance with any applicable Anti-Corruption Law, Economic Sanctions/Trade Law or Money Laundering Law.
5.10Taxes. Neither Parent nor any of its Subsidiaries is aware of the existence of any fact, or has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
5.11Litigation. Except for such matters as would not have, individually or in the aggregate, a Parent Material Adverse Effect, there (a) is, and since the Applicable Date there has been, no Proceeding pending, or to the knowledge of Parent, threatened against Parent or any of its Subsidiaries or any of its Subsidiaries and (b) are, and since the Applicable Date there have been, no actions pending (or, to the knowledge of Parent, threatened) against or affecting Parent or any of its Subsidiaries, or any of their respective assets or properties, at law or in equity, before, and there is no judgment, decree, injunction, ruling, order, writ, stipulation, determination or award of, or before, any Governmental Entity or arbitrator outstanding against Parent or any of its Subsidiaries.
5.12Ownership of Company Common Stock. Neither Parent nor any of its Subsidiaries owns any shares of Company Common Stock (or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock).
5.13Business Conduct. Since its inception, Merger Sub has not engaged in any activity, other than such actions in connection with (a) its organization and (b) the preparation, negotiation and execution of this Agreement and the Transactions. Merger Sub has no operations, has not generated any revenues and has no assets or liabilities other than those incurred in connection with the foregoing and in association with the Merger as provided in this Agreement.
5.14Sufficiency of Funds. Parent will have available to it at the Closing funds sufficient to enable Parent to satisfy all of its obligations under this Agreement, the payment of any fees and expenses of or payable by Parent or Merger Sub or Parent’s other Affiliates in connection with the Transactions which are due and payable on the Closing Date and the repayment in full of all obligations with respect to the Existing Credit Agreement and any outstanding Indebtedness of Parent or any of its Subsidiaries required to be repaid in connection with the transactions described in this Agreement or any Financing obtained by Parent or any of its Subsidiaries. Parent expressly acknowledges and agrees that its obligations under this Agreement are not subject to, or conditioned on, the receipt or availability of any funds or financing.
5.15No Additional Representations.
(a)Except for the representations and warranties made in this Article V, neither Parent nor any other Person makes any express or implied representation or warranty with respect to Parent or its Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the Transactions, and Parent hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Parent nor any other Person makes or has made any representation or warranty to the Company or any of its Affiliates or Representatives with respect to: (i) any financial projection, forecast, estimate, budget or prospect information relating to Parent or any of its Subsidiaries or their respective businesses; or (ii) except for the representations and warranties made by Parent in this Article V, any oral or written information presented to the Company or any of its Affiliates or Representatives in the course of their due diligence investigation of Parent, the negotiation of this Agreement or in the course of the Transactions. Notwithstanding the foregoing, nothing in this Section 5.15 shall limit the Company’s remedies with respect to claims of fraud arising from or relating to the express written representations and warranties made by Parent and Merger Sub in this Article V.

(b)Notwithstanding anything contained in this Agreement to the contrary, Parent acknowledges and agrees that none of the Company or any other Person has made or is making any representations or warranties relating to the Company or its Subsidiaries whatsoever, express or implied, beyond those expressly given by the Company in Article IV, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent or any of its Representatives and that neither Parent nor Merger Sub has relied on any such other representation or warranty not set forth in this Agreement. Without limiting the generality of the foregoing, Parent acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Parent or any of its Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Merger or the other Transactions).
ARTICLE VI
COVENANTS AND AGREEMENTS
6.1Conduct of Company Business Pending the Merger.
(a)Except (i) as set forth on Schedule 6.1(a) of the Company Disclosure Letter, (ii) as expressly permitted or required by this Agreement, (iii) as may be required by applicable Law or the rules and regulations of the NYSE, or (iv) as otherwise consented to by Parent in writing (including by email) (which consent shall not be unreasonably withheld, delayed or conditioned), the Company covenants and agrees that, until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, it shall use its reasonable best efforts to, and shall cause each of its Subsidiaries to use its reasonable best efforts to, conduct its businesses in the Ordinary Course, and use reasonable best efforts to preserve substantially intact its present business organization, properties, goodwill and assets, comply in all material respects with applicable Laws (except as would not have a Company Material Adverse Effect), and maintain in effect all existing material Company Permits, keep available the services of its current officers and employees and preserve its existing relationships with its material customers, franchisees, suppliers, licensors, licensees, distributors, lessors and others having material business dealings with it.
(b)Except (1) as set forth on the corresponding subsection of Schedule 6.1(b) of the Company Disclosure Letter, (2) as expressly required by this Agreement, (3) as may be required by applicable Law or the rules and regulations of the NYSE, or (4) as otherwise consented to by Parent in writing (including by email) (which consent shall not be unreasonably withheld, delayed or conditioned), until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, the Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly:
(i)(A) authorize, make, declare, set aside, set a record date for, or pay any dividends on, or make any other distribution, or make, declare, set aside, set a record date for or pay any other distributions, or make any other actual, constructive or deemed distribution, in each case in respect of any shares of capital stock or other equity or voting interests of the Company or any of its Subsidiaries, except for dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to the Company or another direct or indirect wholly owned Subsidiary of the Company; (B) split, combine, recapitalize, reclassify or otherwise materially amend or materially modify any terms of any capital stock of, or other equity interests in, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for equity interests in the Company or any of its Subsidiaries; or (C) purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, the Company or any Subsidiary of the Company or any rights, warrants or options to acquire any such shares, except (x) as required by the terms of any capital stock or equity interest of any Subsidiary outstanding on the date of this Agreement, (y) as required by the terms of any Company Equity Awards outstanding as of the date hereof or granted in accordance with this Section 6.1(b), or (z) to satisfy any applicable Tax withholding in respect of the vesting, exercise or settlement of any Company Equity Awards outstanding as of the date hereof or granted in accordance with this Section 6.1(b), in accordance with the terms of the Company Stock Plan and applicable award agreements;
(ii)offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, the Company or any of its Subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than: (A) the delivery of Company Common Stock upon the vesting of, exercise of or lapse of any restrictions on any Company Equity Awards outstanding as of the date hereof or granted in accordance with this Section 6.1(b) in accordance with the terms of the Company Stock Plan and applicable award agreements; (B) the sale of shares of Company Common Stock issued pursuant to the exercise or vesting of Company Equity Awards outstanding as of the date hereof or granted in accordance with this Section 6.1(b), in each case, if necessary to effectuate the exercise of such Company Equity Awards or the withholding of Taxes; (C) issuances by a wholly owned Subsidiary of the Company of such Subsidiary’s capital stock or other equity interests to the Company or any other wholly owned Subsidiary of the Company; (D) shares of capital stock issued as a dividend made in accordance with Section 6.1(b)(i)(A); and (E) issuances of Company Common Stock (I) upon conversion of the Existing 0.250% Exchangeable Senior Notes pursuant to the Existing 0.250% Exchangeable Senior Notes Indenture as in effect on the date hereof or (II) pursuant to the Existing 0.250% Exchangeable Senior Notes Warrants as in effect on the date hereof;
(iii)amend or propose to amend the Organizational Documents of the Company, amend the Organizational Documents of any of the Company’s “significant subsidiaries” (as such term is defined in Section 210.1-02 Regulation S-X of the SEC), or form or cause to be formed any new Subsidiary of the Company, in each case, in a manner that would be materially adverse to Parent or Merger Sub;
(iv)(A) merge, consolidate, combine or amalgamate with any Person or (B) acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in or a portion of the assets of, licensing, or by any other manner), any business or any corporation, partnership, association or other business organization or division thereof, in each case other than (x) any such action solely between or among the Company and its wholly owned Subsidiaries or between or among wholly owned Subsidiaries (y) acquisitions of other assets in the Ordinary Course pursuant to a contract of the Company or any of its Subsidiaries as in effect on the date of this Agreement or (z) acquisitions for which the consideration is less than $2,000,000 individually or $8,000,000 in the aggregate in any calendar year;
(v)sell, lease, transfer, assign, license, Encumber (other than Permitted Encumbrances), discontinue, abandon, allow to lapse or expire or otherwise dispose of, or agree to sell, lease, transfer, license, assign, Encumber (other than Permitted Encumbrances), discontinue, abandon, allow to lapse or expire, or otherwise dispose of, any portion of its assets or properties of the Company or any of its Subsidiaries (including Company Owned IP and exclusively licensed Company Intellectual Property); other than: (A) for tangible assets or properties, sales, leases, transfers, assignments, disposals or dispositions for which the consideration (or the fair market value of such consideration, if non cash) is less than $2,000,000 for any individual transaction or $8,000,000 in the aggregate in any calendar year; sales, leases or dispositions of tangible assets or properties (x) pursuant to a contract of the Company or any of its Subsidiaries existing as of the Effective Time or permitted by this Section 6.1 or (y) between or among the Company and its wholly owned Subsidiaries or between or among wholly owned Subsidiaries; (B) sales of obsolete or worthless equipment; or (C) non-exclusive licenses or abandonment, lapses, or expirations of Intellectual Property in the Ordinary Course (including term expirations and abandonments or lapses during prosecution of applications); provided, that the Company shall not be permitted to sell any asset if, as a result of such sale, the Company would fail the “substantially-all test” of Section 368(a) of the Code;
(vi)authorize, recommend, propose, enter into, adopt a plan or announce an intention to adopt a plan of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, other than consolidation, liquidation or dissolution of dormant Subsidiaries of the Company;
(vii)change in any material respect their material financial accounting principles, practices or methods, except as required by GAAP or applicable Law;
(viii)(A) make (other than in the Ordinary Course), change or revoke any material election relating to Taxes, (B) change any annual Tax accounting period with respect to material Taxes, (C) change any material Tax accounting method, (D) file any materially amended material Tax Return, (E) enter into any closing agreement with respect to material Taxes, (F) extend or waive the statute of limitations with respect to the assessment of any material Tax without promptly notifying Parent in writing, (G) settle or compromise any material Tax claim, audit, assessment or dispute for an amount that materially exceeds the amount reserved with respect thereto, or (H) surrender any right to claim a material Tax refund;
(ix)except to the extent required pursuant to any Company Plan: (A) grant any increases in the compensation or benefits payable or to become payable to any of its current or former directors, officers, employees or other service providers (including any agents); (B) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits; (C) grant any new equity-based or non-equity awards, amend or modify the terms of any outstanding equity-based or non-equity awards, pay any incentive or performance-based compensation or benefits or approve treatment of outstanding equity awards in connection with the Transactions that is inconsistent with the treatment contemplated by Section 3.2; (D) enter into any new, or amend any existing, employment or severance or termination agreement with any current or former director, officer, employee or other service provider; (E) establish any Company Plan which was not in existence prior to the date of this Agreement, or amend or terminate any Company Plan in existence on the date of this Agreement, other than non-material changes or amendments made as a result of annual enrollment or annual renewal of welfare plans or restatements of such plans in the Ordinary Course; (F) hire or promote any employee or other service provider at the level of Level 2 or higher; or (G) terminate the employment of any employee or other service provider at the level of Level 2 or higher, other than for cause;
(x)(A) modify, extend, terminate or enter into any Labor Agreement or (B) recognize or certify any labor union, labor organization, works council, employee representative or group of employees as the bargaining representative for any employees of the Company or any of the Company’s Subsidiaries;
(xi)waive or release any material noncompetition, nonsolicitation, nondisclosure or similar restrictive covenant obligation of any current or former employee, independent contractor or Company Agent which benefits the Company or any of the Company’s Subsidiaries;
(xii)take any action inconsistent in any material respect with the cash management policies of the Company, including, acceleration of any receivables or payables, other than in the Ordinary Course;
(xiii)(A) incur, create or assume any Indebtedness of the type described in clause (a) of the definition thereof or guarantee any such Indebtedness of another Person; (B) create any Encumbrances on any property or assets of the Company or any of its Subsidiaries in connection with any Indebtedness of the type described in clause (a) of the definition thereof, other than Permitted Encumbrances; provided, however, that the foregoing clauses (A) and (B) shall not restrict: (1) the incurrence of Indebtedness in the Ordinary Course by the Company that is owed to any wholly owned Subsidiary of the Company or by any wholly owned Subsidiary of the Company that is owed to the Company or a wholly owned Subsidiary of the Company and the granting of guarantees in the Ordinary Course by the Company or any Subsidiary of the Company with respect to Indebtedness of the Company or any Subsidiary of the Company outstanding as of the date hereof or incurred in compliance with this Agreement or (2) the creation of any Encumbrances securing any Indebtedness permitted by the foregoing clause (1); or (C) optionally prepay, optionally redeem or repurchase (including via open market purchases or negotiated transactions) Indebtedness under any of the Existing 5.250% Senior Notes Indenture, the Existing 5.750% Senior Notes Indenture, the Existing 7.000% Senior Secured Second Lien Notes Indenture or the Existing 9.750% Senior Secured Second Lien Notes Indenture; provided, further, that the Company shall comply with the covenant with respect to Indebtedness set forth in Item 12 of Schedule 6.1 of the Company Disclosure Letter;
(xiv)except in the Ordinary Course, (A) enter into any Contract that would be a Company Contract if it were in effect on the date of this Agreement or (B) materially modify, materially amend, terminate or assign, or waive, release or assign any rights, claims or benefits under, any Company Contract;
(xv)waive, release, assign, settle or compromise or offer or propose to waive, release, assign, settle or compromise, any Proceeding (excluding any audit, claim or other proceeding in respect of Taxes) other than the settlement of such Proceedings that (A) involve only the payment of monetary damages by the Company or any of its Subsidiaries not exceeding $2,500,000 individually or $10,000,000 in the aggregate in any calendar year (but excluding any amounts paid on behalf of the Company or any of the Company Subsidiaries by any applicable insurance policy maintained by the Company or any of the Company Subsidiaries), (B) do not impose any material restrictions or limitations upon the assets, operations, business or conduct of the Company or any of its Subsidiaries (excluding, for the avoidance of doubt, releases of claims, confidentiality and other immaterial obligations customarily included in monetary settlements) and (C) do not involve the admission of any criminal wrongdoing by the Company or any of its Subsidiaries; provided, that the Company shall be permitted to settle any Transaction Litigation in accordance with Section 6.12;
(xvi)make or commit to make any capital expenditures that, together with all other capital expenditures of the Company and its Subsidiaries, exceed by more than 5% the budgeted amounts set forth on Schedule 6.1(b)(xvi) of the Company Disclosure Letter for the periods set forth therein;
(xvii)take any action, cause any action to be taken, knowingly fail to take any action or knowingly fail to cause any action to be taken, which action or failure to act would prevent or impede, or would be reasonably likely to prevent or impede, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;
(xviii)take any action or omit to take any action that is reasonably likely to cause any of the conditions to the Merger set forth in Article VII to not be satisfied;
(xix)make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) for acquisitions permitted by clause (iv) of this Section 6.1(b), (B) advances and investments made by the Company and its Subsidiaries to Franchisees in the Ordinary Course in an amount not to exceed $35,000,000 in the aggregate in any calendar year, including loans made in connection therewith, (C) except as required under the Organizational Documents of any Subsidiary or joint venture or requested by any such joint venture, (D) loans from one Subsidiary to another Subsidiary to the extent required by the ABS Facility Documents or (E) for an amount not to exceed $2,000,000 individually or $8,000,000 in the aggregate in any calendar year;

(xx)fail to use reasonable efforts to maintain the material Company Insurance Policies (or substantially similar replacements thereto) consistent with the Ordinary Course;
(xxi)enter into any transaction, agreement, arrangement or understanding or contract between the Company or any of its Subsidiaries, on the one hand, and any director or executive officer of the Company or any Affiliate of the Company (other than the Company and its Subsidiaries), any other Affiliate of the Company or its Subsidiaries (other than the Company and its Subsidiaries), any beneficial owner of more than 5% of the Company’s outstanding voting securities, or a member of the immediately family of the foregoing Persons, on the other hand, except as would not be required to be disclosed under Item 404 of Regulation S-K of the SEC;
(xxii)enter into any Franchise Agreement without providing the prospective Franchisee such information concerning the Transactions, whether in an amended FDD or otherwise, other than in the Ordinary Course or pursuant to exemptions from the franchise disclosure obligations; provided further that (A) the Company use its reasonable best efforts to give Parent five (5) Business Days’ notice before providing any Franchisee with such information and shall consider in good faith Parent’s comments on any such disclosures to prospective Franchisees concerning the Transactions; or
(xxiii)agree, in writing or orally, to take any action that is prohibited by this Section 6.1(b).
6.2Conduct of Parent Business Pending the Merger.
(a)Except (i) as set forth on Schedule 6.2(a) of the Parent Disclosure Letter, (ii) as expressly permitted or required by this Agreement, (iii) as may be required by applicable Law or the rules and regulations of the NYSE, or (iv) as otherwise consented to by the Company in writing (including by email) (which consent shall not be unreasonably withheld, delayed or conditioned), Parent covenants and agrees that, until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, it shall use its reasonable best efforts to, and shall cause each of its Subsidiaries to use its reasonable best efforts to, conduct its businesses in the Ordinary Course, and use reasonable best efforts to preserve substantially intact its present business organization, properties, goodwill and assets and preserve its existing relationships with its material customers, suppliers, licensors, licensees, distributors, lessors and others having material business dealings with it.
(b)Except (1) as set forth on the corresponding subsection of Schedule 6.2(b) of the Parent Disclosure Letter, (2) as expressly permitted or required by this Agreement, (3) as may be required by applicable Law or the rules and regulations of the NYSE, or (4) as otherwise consented to by the Company in writing (including by email) (which consent shall not be unreasonably withheld, delayed or conditioned), until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, Parent shall not, and shall cause each of its Subsidiaries not to, directly or indirectly:

(i)(A) authorize, make, declare, set aside, set a record date for, or pay any dividends on, or make any other distribution, or make, declare, set aside, set a record date for or pay any other distributions, or make any other actual, constructive or deemed distribution, in each case in respect of any shares of capital stock or other equity or voting interests of, Parent; (B) split, combine, recapitalize, reclassify or otherwise materially amend or materially modify any terms of any capital stock of Parent; or (C) purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Parent or any rights, warrants or options to acquire any such shares, except (x) as required or permitted by the terms of any equity awards of Parent or (y) to satisfy any applicable Tax withholding in respect of the vesting, exercise or settlement of any equity awards of Parent, in accordance with the terms of the Parent Plans and applicable award agreements;
(ii)amend or propose to amend Parent’s Organizational Documents (other than in immaterial respects) in a manner that would prevent, delay or impair the ability of the Parties to consummate the Transactions or otherwise and adversely affect the consummation of the Transactions, or be materially adverse to the Company’s stockholders (as compared to other stockholders of Parent);
(iii)(A) merge, consolidate, combine or amalgamate with any Person or (B) acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing, or by any other manner), any business or any corporation, partnership, association or other business organization or division thereof for which the consideration is more than $126,500,000 in the aggregate;
(iv)adopt a plan or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Parent; or
(v)agree, in writing or orally, to take any action that is prohibited by this Section 6.2.
6.3Control of Business. Without limiting in any way any Party’s rights or obligations under this Agreement, nothing contained in this Agreement shall give any Party, directly or indirectly, the right to control or direct the other Party and its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Parties shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
6.4No Solicitation by the Company.
(a)From and after the date of this Agreement, the Company and its officers and directors will, will cause the Company’s Subsidiaries and their respective officers and directors to, and will use their reasonable best efforts to cause its and their respective other Representatives to, immediately cease, and cause to be terminated, any discussion or negotiations with any Person conducted heretofore by the Company or any of its Subsidiaries or Representatives with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Competing Proposal. Within one (1) Business Day of the date of this Agreement, the

Company shall deliver a written notice (for which email shall suffice) to each Person that has received non-public information regarding the Company within the twelve (12) months prior to the date of this Agreement pursuant to a confidentiality agreement with the Company for purposes of evaluating any transaction that could be a Company Competing Proposal and for whom no similar notice has been delivered prior to the date of this Agreement requesting the prompt return or destruction of all confidential information concerning the Company and any of its Subsidiaries heretofore furnished to such Person or its Representatives. The Company will immediately terminate any physical and electronic data access related to any such potential Company Competing Proposal previously granted to such Persons.
(b)From and after the date of this Agreement, the Company and its officers and directors will not, will cause the Company’s Subsidiaries and their respective officers and directors not to, and will use their reasonable best efforts to cause its and their other Representatives not to, directly or indirectly:
(i)initiate, solicit, propose, knowingly assist, knowingly encourage or knowingly facilitate any proposal, offer or inquiry or the making of any proposal, offer or inquiry that constitutes, or could reasonably be expected to lead to, a Company Competing Proposal;
(ii)engage in, continue or otherwise participate in any discussions or negotiations with any Person with respect to, relating to or in furtherance of a Company Competing Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to a Company Competing Proposal;
(iii)furnish any information regarding the Company or its Subsidiaries, or access to the properties, assets or employees of the Company or its Subsidiaries, to any Person in connection with or in response to any Company Competing Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to a Company Competing Proposal;
(iv)enter into any letter of intent or agreement in principle, or other agreement providing for a Company Competing Proposal (other than a confidentiality agreement as provided in Section 6.4(e)(ii) entered into in compliance with Section 6.4(e)(ii)); or
(v)submit any Company Competing Proposal to the vote of the stockholders of the Company;
provided, that notwithstanding anything to the contrary in this Agreement, the Company or any of its Representatives may, in response to an inquiry or proposal from a third party, inform a third party or its Representative of the restrictions imposed by the provisions of this Section 6.4 (without conveying, requesting or attempting to gather any other information, except as otherwise specifically permitted hereunder).
(c)From and after the date of this Agreement, the Company shall promptly (and in any event within 24 hours) notify Parent of the direct or indirect receipt by the Company or its Subsidiaries, or the receipt by their respective officers or directors, or its and their respective other Representatives (to the extent the Company has knowledge of such receipt), of any Company

Competing Proposal or any expression of interest, inquiry, proposal or offer with respect to, or that could reasonably be expected to lead to, a Company Competing Proposal made on or after the date of this Agreement, any request for information or data relating to the Company or any of its Subsidiaries made by any Person in connection with a Company Competing Proposal or any request for discussions or negotiations with the Company or a Representative of the Company relating to, or that could reasonably be expected to lead to, a Company Competing Proposal (including the identity of such Person), and the Company shall provide to Parent promptly (and in any event within 24 hours) (i) a copy of any such expression of interest, inquiry, proposal or offer made in writing provided to the Company or any of its Subsidiaries or (ii) with respect to any such expression of interest, inquiry, proposal or offer that is not (or any portion thereof is not) made in writing, a written summary of the material financial and other terms thereof. Thereafter, the Company shall (x) keep Parent reasonably informed, on a prompt basis (and in any event within 24 hours), of any material development regarding the status or terms of any such expressions of interest, inquiry, proposal or offer (including any amendments thereto) or material requests and shall promptly (and in any event within 24 hours) apprise Parent of the status of any such discussions or negotiations and (y) provide to Parent as soon as practicable after receipt or delivery thereof (and in any event within 24 hours) copies of all material written correspondence and other material written materials provided to the Company or its Representatives from any Person. Without limiting the foregoing, the Company shall notify Parent if the Company determines, in compliance with this Section 6.4 (including Section 6.4(e)(ii)), to begin providing information or to engage in discussions or negotiations concerning a Company Competing Proposal, prior to providing any such information or engaging in any such discussions or negotiations.
(d)Except as permitted by Section 6.4(e), the Company Board, including any committee thereof, agrees it shall not:
(i)withhold, withdraw, qualify or modify, or publicly propose or announce any intention to withhold, withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation;
(ii)fail to include the Company Board Recommendation in the Joint Proxy Statement;
(iii)authorize, adopt, approve, endorse or recommend, or publicly propose or announce any intention to authorize, adopt, approve, endorse or recommend, any Company Competing Proposal;
(iv)publicly declare advisable or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement referred to in Section 6.4(e)(ii) entered into in compliance with Section 6.4(e)(ii)) relating to a Company Competing Proposal (a “Company Alternative Acquisition Agreement”);
(v)in the case of a Company Competing Proposal that is structured as a tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Company Common Stock (other than by Parent or an Affiliate of Parent), fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by its stockholders on or prior to the earlier of (A) three (3) Business Days prior to the date of the Company Stockholders Meeting (or promptly after commencement of such tender offer or exchange offer if commenced on or after the third (3rd) Business Day prior to the date of the Company Stockholders Meeting) or (B) five (5) business days (as such term is used in Rule 14d-9 of the Exchange Act) after commencement of such tender offer or exchange offer;
(vi)if a Company Competing Proposal shall have been publicly announced or disclosed (other than pursuant to the foregoing clause (v)), fail to publicly reaffirm the Company Board Recommendation on or prior to the earlier of (A) five (5) Business Days after Parent so requests in writing or (B) three (3) Business Days prior to the date of the Company Stockholders Meeting (or promptly after announcement or disclosure of such Company Competing Proposal if announced or disclosed on or after the third (3rd) Business Day prior to the date of the Company Stockholders Meeting); or
(vii)cause or permit the Company or any of its Subsidiaries to enter into a Company Alternative Acquisition Agreement (together with any of the actions set forth in the foregoing clauses (i) through (vi), a “Company Change of Recommendation”).
(e)Notwithstanding anything in this Agreement to the contrary:
(i)the Company Board may, after consultation with its outside legal counsel, make such disclosures as the Company Board determines in good faith are necessary to comply with Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or other disclosure required to be made in the Joint Proxy Statement by applicable U.S. federal securities laws; provided, however, that if such disclosure has the effect of withdrawing or adversely modifying the Company Board Recommendation, such disclosure shall be deemed to be a Company Change of Recommendation and Parent shall have the right to terminate this Agreement as set forth in Section 8.1(c);
(ii)prior to, but not after, the receipt of the Company Stockholder Approval, the Company and its Representatives may engage in the activities prohibited by Sections 6.4(b)(ii) or 6.4(b)(iii) with any Person if (A) the Company receives a bona fide written Company Competing Proposal from such Person that was not solicited at any time following the execution of this Agreement and (B) such Company Competing Proposal did not arise from a material breach of the obligations set forth in this Section 6.4; provided, however, that (1) no information that is prohibited from being furnished pursuant to Section 6.4(b) may be furnished until the Company receives an executed confidentiality agreement from such Person containing limitations on the use and disclosure of non-public information furnished to such Person by or on behalf of the Company that are no less favorable in all material respects than the terms of the Confidentiality Agreement, as determined by the Company Board in good faith after consultation with its legal counsel (provided, further, that such confidentiality agreement does not contain provisions which prohibit the Company from providing any information to Parent in accordance with this Section 6.4 or that otherwise prohibits the Company from complying with the provisions of this Section 6.4), (2) any such non-public information has previously been made available to, or is made available to, Parent prior to or concurrently with (or in the case of oral non-public information only, promptly (and in any event within 24 hours) after) the time such information is made available to such Person, (3) prior to taking any such actions, the Company Board or any committee thereof determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Company Competing Proposal is, or would reasonably be expected to lead to, a Company Superior Proposal and (4) prior to taking any such actions, the Company Board determines in good faith after consultation with its outside legal counsel that failure to take such action would be inconsistent with the fiduciary duties owed by the Company Board to the stockholders of the Company under applicable Law;
(iii)prior to, but not after, the receipt of the Company Stockholder Approval, in response to a bona fide written Company Competing Proposal from a third party that was not solicited at any time following the execution of this Agreement and did not arise from a material breach of the obligations set forth in this Section 6.4, if the Company Board so chooses, the Company Board may effect a Company Change of Recommendation (other than of the type described in clause (vii) of the definition thereof); provided, however, that such a Company Change of Recommendation, as applicable, may not be made unless and until:
(A)the Company Board determines in good faith after consultation with its financial advisors and outside legal counsel that such Company Competing Proposal is a Company Superior Proposal;
(B)the Company Board determines in good faith, after consultation with its outside legal counsel, that failure to effect a Company Change of Recommendation in response to such Company Superior Proposal would be inconsistent with the fiduciary duties owed by the Company Board to the stockholders of the Company under applicable Law;
(C)the Company and its Subsidiaries have complied in all respects with their obligations pursuant to this Section 6.4 with respect to such Company Competing Proposal;
(D)the Company provides Parent written notice of such proposed action and the basis thereof five (5) Business Days in advance, which notice shall set forth in writing that the Company Board intends to consider whether to take such action and include a copy of the available proposed Company Competing Proposal and any applicable transaction and financing documents;
(E)after giving such notice and prior to effecting such Company Change of Recommendation, the Company negotiates (and causes its officers, employees, financial advisor and outside legal counsel to negotiate) in good faith with Parent (to the extent Parent wishes to negotiate) to make such adjustments or revisions to the terms of this Agreement as would permit the Company Board not to effect a Company Change of Recommendation; and

(F)at the end of the five (5) Business Day period, prior to taking action to effect a Company Change of Recommendation, the Company Board takes into account any adjustments or revisions to the terms of this Agreement proposed by Parent in writing and any other information offered by Parent in response to the notice, and determines in good faith after consultation with its financial advisors and outside legal counsel, that the Company Competing Proposal remains a Company Superior Proposal and that the failure to effect a Company Change of Recommendation in response to such Company Superior Proposal would be inconsistent with the fiduciary duties owed by the Company Board to the stockholders of the Company under applicable Law; provided, that in the event of any material amendment or material modification to any Company Superior Proposal (it being understood that any amendment or modification to the economic terms of any such Company Superior Proposal shall be deemed material), the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.4(e)(iii) with respect to such new written notice, except that the advance written notice obligation set forth in this Section 6.4(e)(iii) shall be reduced to three (3) Business Days; provided, further, that any such new written notice shall in no event shorten the original five (5) Business Day notice period.
(f)During the period commencing with the execution and delivery of this Agreement and continuing until the earlier of the Effective Time and termination of this Agreement in accordance with Article VIII, the Company shall not (and it shall cause its Subsidiaries not to) terminate, amend, modify or waive any provision of any confidentiality, “standstill” or similar agreement to which it or any of its Subsidiaries is a party; provided, that, notwithstanding any other provision in this Section 6.4, prior to, but not after, the time the Company Stockholder Approval is obtained, if, in response to an unsolicited request from a third party to waive any “standstill” or similar provision, the Company Board determines in good faith, after consultation with its outside legal counsel that the failure to take such action would be inconsistent with its fiduciary duties owed by the Company Board to the stockholders of the Company under applicable Law, the Company may waive any such “standstill” or similar provision solely to the extent necessary to permit a third party to make a Company Competing Proposal, on a confidential basis, to the Company Board and communicate such waiver to the applicable third party; provided, however, that the Company shall advise Parent at least two (2) Business Days prior to taking such action.
(g)Notwithstanding anything to the contrary in this Section 6.4, any action, or failure to take action, that is taken by a director or officer of the Company or any of its Subsidiaries or by (x) Goldman Sachs & Co. LLC or Wachtell, Lipton, Rosen & Katz or (y) any other Representative of the Company or its Subsidiaries acting at the Company’s or any of its Subsidiaries’ direction or on its behalf, in each case, in violation of this Section 6.4, shall be deemed to be a breach of this Section 6.4 by the Company.
(h)Notwithstanding anything to the contrary in this Section 6.4, no provision of this Section 6.4 shall prohibit any action or effort required to be taken by the Parties under Section 6.9 hereto.

6.5No Solicitation by Parent.
(a)From and after the date of this Agreement, Parent and its officers and directors will, will cause Parent’s Subsidiaries and their respective officers and directors to, and will use their reasonable best efforts to cause its and their respective other Representatives to, immediately cease, and cause to be terminated, any discussion or negotiations with any Person conducted heretofore by Parent or any of its Subsidiaries or Representatives with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Parent Competing Proposal. Within one (1) Business Day of the date of this Agreement Parent shall deliver a written notice (for which email shall suffice) to each Person that has received non-public information regarding Parent within the twelve (12) months prior to the date of this Agreement pursuant to a confidentiality agreement with Parent for purposes of evaluating any transaction that could be a Parent Competing Proposal and for whom no similar notice has been delivered prior to the date of this Agreement requesting the prompt return or destruction of all confidential information concerning Parent and any of its Subsidiaries heretofore furnished to such Person or its Representatives. Parent will immediately terminate any physical and electronic data access related to any such potential Parent Competing Proposal previously granted to such Persons.
(b)From and after the date of this Agreement, Parent and its officers and directors will not, will cause Parent’s Subsidiaries and their respective officers and directors not to, and will use their reasonable best efforts to cause its and their other Representatives not to, directly or indirectly:
(i)initiate, solicit, propose, knowingly assist, knowingly encourage, or knowingly facilitate any proposal, offer or inquiry or the making of any proposal, offer or inquiry that constitutes, or could reasonably be expected to lead to, a Parent Competing Proposal;
(ii)engage in, continue or otherwise participate in any discussions or negotiations with any Person with respect to, relating to, or in furtherance of a Parent Competing Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to a Parent Competing Proposal;
(iii)furnish any information regarding Parent or its Subsidiaries, or access to the properties, assets or employees of Parent or its Subsidiaries, to any Person in connection with or in response to any Parent Competing Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to a Parent Competing Proposal;
(iv)enter into any letter of intent or agreement in principle, or other agreement providing for a Parent Competing Proposal (other than a confidentiality agreement as provided in Section 6.5(e)(ii) entered into in compliance with Section 6.5(e)(ii)); or
(v)submit any Parent Competing Proposal to the vote of the stockholders of Parent;
provided, that notwithstanding anything to the contrary in this Agreement, Parent or any of its Representatives may, in response to an inquiry or proposal from a third party, inform a third party or its Representative of the restrictions imposed by the provisions of this Section 6.5 (without conveying, requesting or attempting to gather any other information except as otherwise specifically permitted hereunder).
(c)From and after the date of this Agreement, Parent shall promptly (and in any event within 24 hours) notify the Company of the receipt by Parent or its Subsidiaries (directly or indirectly) of any Parent Competing Proposal or any expression of interest, inquiry, proposal or offer with respect to, or that could reasonably be expected to lead to, a Parent Competing Proposal made on or after the date of this Agreement, any request for information or data relating to Parent or any of its Subsidiaries made by any Person in connection with a Parent Competing Proposal or any request for discussions or negotiations with Parent or a Representative of Parent relating to, or that could reasonably be expected to lead to, a Parent Competing Proposal (including the identity of such Person), and Parent shall provide to the Company promptly (and in any event within 24 hours) (i) a copy of any such expression of interest, inquiry, proposal or offer made in writing provided to Parent or any of its Subsidiaries or (ii) with respect to any such expression of interest, inquiry, proposal or offer that is not (or any portion thereof is not) made in writing, a written summary of the material financial and other terms thereof. Thereafter, Parent shall (x) keep the Company reasonably informed, on a prompt basis (and in any event within 24 hours), of any material development regarding the status or terms of any such expressions of interest, inquiry, proposal or offer (including any amendments thereto) or material requests and shall promptly (and in any event within 24 hours) apprise the Company of the status of any such discussions or negotiations and (y) provide to the Company as soon as practicable after receipt or delivery thereof (and in any event within 24 hours) copies of all material written correspondence and other material written materials provided to Parent or its Representatives from any Person. Without limiting the foregoing, Parent shall notify the Company if Parent determines, in compliance with this Section 6.5 (including Section 6.5(e)(ii)) to begin providing information or to engage in discussions or negotiations concerning a Parent Competing Proposal, prior to providing any such information or engaging in any such discussions or negotiations.
(d)Except as permitted by Section 6.5(e), the Parent Board, including any committee thereof, agrees it shall not:
(i)withhold, withdraw, qualify or modify, or publicly propose or announce any intention to withhold, withdraw, qualify or modify, in a manner adverse to the Company, the Parent Board Recommendation;
(ii)fail to include the Parent Board Recommendation in the Joint Proxy Statement;
(iii)authorize, adopt, approve, endorse or recommend, or publicly propose or announce any intention to authorize, adopt, approve, endorse or recommend, any Parent Competing Proposal;
(iv)publicly declare advisable or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement referred to in Section 6.5(e)(ii)

entered into in compliance with Section 6.5(e)(ii)) relating to a Parent Competing Proposal (a “Parent Alternative Acquisition Agreement”);
(v)in the case of a Parent Competing Proposal that is structured as a tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Parent Common Stock (other than by the Company or an Affiliate of the Company), fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by its stockholders on or prior to the earlier of (A) three (3) Business Days prior to the date of the Parent Stockholders Meeting (or promptly after commencement of such tender offer or exchange offer if commenced on or after the third (3rd) Business Day prior to the date of the Parent Stockholders Meeting) or (B) five (5) business days (as such term is used in Rule 14d-9 of the Exchange Act) after commencement of such tender offer or exchange offer;
(vi)if a Parent Competing Proposal shall have been publicly announced or disclosed (other than pursuant to the foregoing clause (v)), fail to publicly reaffirm the Parent Board Recommendation on or prior to the earlier of (A) five (5) Business Days after the Company so requests in writing or (B) three (3) Business Days prior to the date of the Parent Stockholders Meeting (or promptly after announcement or disclosure of such Parent Competing Proposal if announced or disclosed on or after the third (3rd) Business Day prior to the date of the Parent Stockholders Meeting); or
(vii)cause or permit Parent to enter into a Parent Alternative Acquisition Agreement (together with any of the actions set forth in the foregoing clauses (i) through (vi), a “Parent Change of Recommendation”).
(e)Notwithstanding anything in this Agreement to the contrary:
(i)the Parent Board may, after consultation with its outside legal counsel, make such disclosures as the Parent Board determines in good faith are necessary to comply with Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or other disclosure required to be made in the Joint Proxy Statement by applicable U.S. federal securities laws; provided, however, that if such disclosure has the effect of withdrawing or adversely modifying the Parent Board Recommendation, such disclosure shall be deemed to be a Parent Change of Recommendation and the Company shall have the right to terminate this Agreement as set forth in Section 8.1(c);
(ii)prior to, but not after, the receipt of the Parent Stockholder Approval, Parent and its Representatives may engage in the activities prohibited by Sections 6.5(b)(ii) or 6.5(b)(iii) with any Person if (A) Parent receives a bona fide written Parent Competing Proposal from such Person that was not solicited at any time following the execution of this Agreement and (B) such Parent Competing Proposal did not arise from a material breach of the obligations set forth in this Section 6.5; provided, however, that (1) no information that is prohibited from being furnished pursuant to Section 6.5(b) may be furnished until Parent receives an executed confidentiality agreement from such Person containing limitations on the use and disclosure of non-public information furnished to such Person by or on behalf of Parent that are no less favorable in all material respects than the terms of the Confidentiality Agreement, as determined by the Parent Board in good faith after consultation with its legal counsel (provided, further, that such confidentiality agreement does not contain provisions which prohibit Parent from providing any information to the Company in accordance with this Section 6.5 or that otherwise prohibits Parent from complying with the provisions of this Section 6.5), (2) that any such non-public information has previously been made available to, or is made available to, the Company prior to or concurrently with (or in the case of oral non-public information only, promptly (and in any event within 24 hours) after) the time such information is made available to such Person, (3) prior to taking any such actions, the Parent Board or any committee thereof determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Parent Competing Proposal is, or would reasonably be expected to lead to, a Parent Superior Proposal and (4) prior to taking any such actions, the Parent Board determines in good faith after consultation with its outside legal counsel that failure to take such action would be inconsistent with the fiduciary duties owed by the Parent Board to the stockholders of Parent under applicable Law;
(iii)prior to, but not after, the receipt of the Parent Stockholder Approval, in response to a bona fide written Parent Competing Proposal from a third party that was not solicited at any time following the execution of this Agreement and did not arise from a material breach of the obligations set forth in this Section 6.5, if the Parent Board so chooses, the Parent Board may effect a Parent Change of Recommendation (other than of the type described in clause (vii) of the definition thereof); provided, however, that such a Parent Change of Recommendation may not be made unless and until:
(A)the Parent Board determines in good faith after consultation with its financial advisors and outside legal counsel that such Parent Competing Proposal is a Parent Superior Proposal;
(B)the Parent Board determines in good faith, after consultation with its outside legal counsel, that failure to effect a Parent Change of Recommendation in response to such Parent Superior Proposal would be inconsistent with the fiduciary duties owed by the Parent Board to the stockholders of Parent under applicable Law;
(C)Parent and its Subsidiaries have complied in all respects with their obligations pursuant to this Section 6.5 with respect to such Parent Competing Proposal;
(D)Parent provides the Company written notice of such proposed action and the basis thereof five (5) Business Days in advance, which notice shall set forth in writing that the Parent Board intends to consider whether to take such action and include a copy of the available proposed Parent Competing Proposal and any applicable transaction and financing documents;
(E)after giving such notice and prior to effecting such Parent Change of Recommendation, Parent negotiates (and causes its officers, employees, financial advisor and outside legal counsel to negotiate) in good faith with the

Company (to the extent the Company wishes to negotiate) to make such adjustments or revisions to the terms of this Agreement as would permit the Parent Board not to effect a Parent Change of Recommendation; and
(F)at the end of the five (5) Business Day period, prior to taking action to effect a Parent Change of Recommendation, the Parent Board takes into account any adjustments or revisions to the terms of this Agreement proposed by the Company in writing and any other information offered by the Company in response to the notice, and determines in good faith after consultation with its financial advisors and outside legal counsel, that the Parent Competing Proposal remains a Parent Superior Proposal and that the failure to effect a Parent Change of Recommendation in response to such Parent Superior Proposal would be inconsistent with the fiduciary duties owed by the Parent Board to the stockholders of Parent under applicable Law; provided, that in the event of any material amendment or material modification to any Parent Superior Proposal (it being understood that any amendment or modification to the economic terms of any such Parent Superior Proposal shall be deemed material), Parent shall be required to deliver a new written notice to the Company and to comply with the requirements of this Section 6.5(e)(iii) with respect to such new written notice, except that the advance written notice obligation set forth in this Section 6.5(e)(iii) shall be reduced to three (3) Business Days; provided, further, that any such new written notice shall in no event shorten the original five (5) Business Day notice period.
(f)During the period commencing with the execution and delivery of this Agreement and continuing until the earlier of the Effective Time and termination of this Agreement in accordance with Article VIII, Parent shall not (and it shall cause its Subsidiaries not to) terminate, amend, modify or waive any provision of any confidentiality, “standstill” or similar agreement to which it or any of its Subsidiaries is a party; provided, that, notwithstanding any other provision in this Section 6.5, prior to, but not after, the time the Parent Stockholder Approval is obtained, if, in response to an unsolicited request from a third party to waive any “standstill” or similar provision, the Parent Board determines in good faith, after consultation with its outside legal counsel that the failure to take such action would be inconsistent with its fiduciary duties owed by the Parent Board to the stockholders of Parent under applicable Law, Parent may waive any such “standstill” or similar provision solely to the extent necessary to permit a third party to make a Parent Competing Proposal, on a confidential basis, to the Parent Board and communicate such waiver to the applicable third party; provided, however, that Parent shall advise the Company at least two (2) Business Days prior to taking such action.
(g)Notwithstanding anything to the contrary in this Section 6.5, any action, or failure to take action, that is taken by a director or officer of Parent or any of its Subsidiaries or by (x) Morgan Stanley & Co. LLC or Kirkland & Ellis LLP or (y) any other Representative of the Parent or any of its Subsidiaries acting at Parent’s or any of its Subsidiaries’ direction or on its behalf, in each case, in violation of this Section 6.5, shall be deemed to be a breach of this Section 6.5 by Parent.

(h)Notwithstanding anything to the contrary in this Section 6.5, no provision of this Section 6.5 shall prohibit any action or effort required to be taken by the Parties under Section 6.9 hereto.
6.6Preparation of Joint Proxy Statement and Registration Statement.
(a)Parent will promptly furnish to the Company such data and information relating to it, its Subsidiaries (including Merger Sub) and the holders of its capital stock, as the Company may reasonably request for the purpose of including such data and information in the Joint Proxy Statement and any amendments or supplements thereto used by the Company to obtain the adoption by its stockholders of this Agreement. The Company will promptly furnish to Parent such data and information relating to it, its Subsidiaries and the holders of its capital stock, as Parent may reasonably request for the purpose of including such data and information in the Joint Proxy Statement and the Registration Statement and any amendments or supplements thereto (including information concerning the Company reasonably necessary to enable Parent to prepare required pro forma financial statements and related footnotes required to be included in the Registration Statement).
(b)Promptly following the date hereof, the Company and Parent shall cooperate in preparing and shall use their respective reasonable best efforts to cause to be filed with the SEC within sixty (60) days of the date of this Agreement, (i) a mutually acceptable Joint Proxy Statement relating to the matters to be submitted to the holders of Company Common Stock at the Company Stockholders Meeting and the holders of Parent Common Stock at the Parent Stockholders Meeting and (ii) the Registration Statement (of which the Joint Proxy Statement will be a part). The Company and Parent shall each use reasonable best efforts to cause the Registration Statement and the Joint Proxy Statement to comply with the rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. Parent and the Company shall each use its reasonable best efforts to cause the Registration Statement to become effective under the Securities Act as soon as reasonably practicable after such filing and Parent shall use reasonable best efforts to keep the Registration Statement effective as long as is necessary to consummate the Merger. Each of the Company and Parent will advise the other promptly after it receives any request by the SEC for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or any request by the SEC for additional information. Each of the Company and Parent shall use reasonable best efforts to cause all documents that it is responsible for filing with the SEC in connection with the Transactions to comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, prior to filing the Registration Statement (or any amendment or supplement thereto) or mailing the Joint Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of the Company and Parent will (i) provide the other with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response), (ii) shall give reasonable consideration to any comments reasonably and promptly proposed by the other Party or its Representatives and (iii) shall not file or mail such document or respond to the SEC prior to receiving the approval of the other, which approval shall not be unreasonably withheld, conditioned or delayed; provided, that with respect to documents filed by a Party related to the Transactions which are incorporated by reference in the Joint Proxy Statement or the Registration Statement, the other Party’s right to comment shall not apply with respect to information (if any) relating to the filing Party’s business, financial condition or results of operations. In addition, each Party will use its reasonable best efforts to cause such Party’s independent registered public accounting firm to consent to the inclusion or incorporation by reference of the audit reports on the annual audited consolidated financial statements of such Party included or incorporated by reference into the Registration Statement.
(c)Parent and the Company shall make all necessary filings with respect to the Merger and the Transactions under the Securities Act and the Exchange Act and applicable “blue sky” laws and the rules and regulations thereunder. Each Party will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction. Each of the Company and Parent will use reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.
(d)If at any time prior to the Effective Time, Parent or the Company discovers any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors that should be set forth in an amendment or supplement to the Registration Statement or the Joint Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading, the Party which discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company and Parent.
6.7Stockholders Meetings.
(a)The Company shall take all action necessary in accordance with applicable Laws and the Organizational Documents of the Company to duly give notice of, convene and hold (in person or virtually, in accordance with applicable Law) a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval, to be held as promptly as reasonably practicable following the clearance of the Joint Proxy Statement by the SEC and the Registration Statement is declared effective by the SEC (and in any event will use reasonable best efforts to convene such meeting within forty (40) days thereof). Except as permitted by Section 6.4, the Company Board shall recommend that the stockholders of the Company vote in favor of the adoption of this Agreement at the Company Stockholders Meeting and the Company Board shall solicit from stockholders of the Company proxies in favor of the adoption of this Agreement and take all other action reasonably necessary to secure the Company Stockholder Approval. The Joint Proxy Statement shall include the Company Board Recommendation. The Company shall not submit at the Company Stockholders Meeting any matter for approval other than those required for the Company Stockholder Approval (and other than matters of procedure, including an adjournment proposal, matters required by or advisable under applicable Law to be voted on by the stockholders of the Company in connection therewith, including an advisory Merger-related compensation proposal, and matters (i) conducive to the consummation of the Transactions contemplated hereby and (ii) consented to by Parent (such consent not to be unreasonably withheld, conditioned or delayed)). The Company shall not, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), adjourn, postpone or otherwise delay the Company Stockholders Meeting; provided, that the Company may, notwithstanding the foregoing, without the prior written consent of Parent, and shall if requested by Parent, adjourn or postpone the Company Stockholders Meeting (i) if, after consultation with Parent, the Company believes in good faith that such adjournment or postponement is reasonably necessary to allow reasonable additional time to (A) solicit additional proxies necessary to obtain the Company Stockholder Approval, or (B) distribute any supplement or amendment to the Joint Proxy Statement the distribution of which the Company Board has determined in good faith to be necessary under applicable Law after consultation with, and taking into account the advice of, outside legal counsel or (ii) for an absence of a quorum, and the Company shall use its reasonable best efforts to obtain such a quorum as promptly as practicable. Notwithstanding the foregoing, (1) the Company may not, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed) postpone or adjourn the Company Stockholder Meeting (x) more than a total of three (3) times pursuant to clause (i)(A) or (ii) of the immediately preceding sentence or (y) for a period exceeding ten (10) Business Days in the aggregate pursuant to clause (i)(A) or (ii) of the immediately preceding sentence, and (2) if the Company Stockholders Meeting is postponed or adjourned, the Company shall reconvene the Company Stockholders Meeting at the earliest practicable date on which the Company reasonably expects to have sufficient affirmative votes to obtain the Company Stockholder Approval; and provided, further that the Company Stockholders Meeting shall not be adjourned or postponed to a date on or after three (3) Business Days prior to the End Date. If requested by Parent, the Company shall promptly provide all voting tabulation reports relating to the Company Stockholders Meeting that have been prepared by the Company or the Company’s transfer agent, proxy solicitor or other Representative, and shall otherwise keep Parent reasonably informed regarding the status of the solicitation and any material oral or written communications from or to the Company’s stockholders with respect thereto. Unless there has been a Company Change of Recommendation in accordance with Section 6.4, the Parties agree to cooperate and use their reasonable best efforts to defend against any efforts by any of the Company’s stockholders or any other Person to prevent the Company Stockholder Approval from being obtained. The Company will establish a record date (and commence a broker search pursuant to Section 14a-13 of the Exchange Act in connection therewith), which record date shall be prior to (or as promptly as reasonably practicable following) the effectiveness of the Registration Statement. Once the Company has established a record date for the Company Stockholders Meeting, the Company shall not change such record date or establish a different record date for the Company Stockholders Meeting without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Law or its Organizational Documents.
(b)Parent shall take all action necessary in accordance with applicable Laws and the Organizational Documents of Parent to duly give notice of, convene and hold (in person or virtually, in accordance with applicable Law) a meeting of its stockholders for the purpose of obtaining the Parent Stockholder Approval, to be held as promptly as reasonably practicable following the clearance of the Joint Proxy Statement by the SEC and the Registration Statement is declared effective by the SEC (and in any event will use reasonable best efforts to convene such meeting within forty (40) days thereof). Except as permitted by Section 6.5, the Parent Board shall recommend that the stockholders of Parent vote in favor of the issuance of Parent Common Stock in the Merger and the Parent Board shall solicit from stockholders of Parent proxies in favor of the Parent Stock Issuance, and take all other action reasonably necessary to secure the Parent Stockholder Approval. The Joint Proxy Statement shall include the Parent Board

Recommendation. Parent shall not submit at the Parent Stockholders Meeting any matter for approval other than those required for the Parent Stockholder Approval (and other than matters of procedure, including an adjournment proposal, matters required by or advisable under applicable Law to be voted on by the stockholders of Parent in connection therewith, and matters (i) conducive to the consummation of the Transactions contemplated hereby and (ii) consented to by the Company (such consent not to be unreasonably withheld, conditioned or delayed)). Parent shall not, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), adjourn, postpone or otherwise delay the Parent Stockholders Meeting; provided, that Parent may, notwithstanding the foregoing, without the prior written consent of the Company, and shall if requested by the Company, adjourn or postpone the Parent Stockholders Meeting (i) if, after consultation with the Company, Parent believes in good faith that such adjournment or postponement is reasonably necessary to allow reasonable additional time to (A) solicit additional proxies necessary to obtain the Parent Stockholder Approval, or (B) distribute any supplement or amendment to the Joint Proxy Statement the distribution of which the Parent Board has determined in good faith to be necessary under applicable Law after consultation with, and taking into account the advice of, outside legal counsel or (ii) for an absence of a quorum, and Parent shall use its reasonable best efforts to obtain such a quorum as promptly as practicable. Notwithstanding the foregoing, (1) Parent may not, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed) postpone or adjourn the Parent Stockholders Meeting (x) more than a total of three (3) times pursuant to clause (i)(A) or (ii) of the immediately preceding sentence or (y) for a period exceeding ten (10) Business Days in the aggregate pursuant to clause (i)(A) or (ii) of the immediately preceding sentence, and (2) if the Parent Stockholders Meeting is postponed or adjourned, Parent shall reconvene the Parent Stockholders Meeting at the earliest practicable date on which Parent reasonably expects to have sufficient affirmative votes to obtain the Parent Stockholder Approval; and provided, further, that the Parent Stockholders Meeting shall not be adjourned or postponed to a date on or after three (3) Business Days prior to the End Date. If requested by the Company, Parent shall promptly provide all voting tabulation reports relating to the Parent Stockholders Meeting that have been prepared by Parent or Parent’s transfer agent, proxy solicitor or other Representative, and shall otherwise keep the Company reasonably informed regarding the status of the solicitation and any material oral or written communications from or to Parent’s stockholders with respect thereto. Unless there has been a Parent Change of Recommendation in accordance with Section 6.5, the Parties agree to cooperate and use their reasonable best efforts to defend against any efforts by any of Parent’s stockholders or any other Person to prevent the Parent Stockholder Approval from being obtained. Parent will establish a record date (and commence a broker search pursuant to Section 14a-13 of the Exchange Act in connection therewith), which record date shall be prior to (or as promptly as reasonably practicable following) the effectiveness of the Registration Statement. Once Parent has established a record date for the Parent Stockholders Meeting, Parent shall not change such record date or establish a different record date for the Parent Stockholders Meeting without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Law or its Organizational Documents.
(c)The Parties shall cooperate and use their reasonable best efforts to set the record dates for and hold the Company Stockholders Meeting and the Parent Stockholders Meeting, as applicable, on the same day.

(d)Without limiting the generality of the foregoing, each of the Company and Parent agrees that, unless this Agreement has been validly terminated pursuant to Article VIII, (x) its obligations pursuant to this Section 6.7 shall not be affected by the commencement, announcement, disclosure, or communication of any Company Competing Proposal (including a Company Superior Proposal) or Parent Competing Proposal (including a Parent Superior Proposal), and (y) the Company’s obligations to hold the Company Stockholders Meeting pursuant to this Section 6.7 shall not be affected by the making of a Company Change of Recommendation and Parent’s obligations to hold the Parent Stockholders Meeting pursuant to this Section 6.7 shall not be affected by the making of a Parent Change of Recommendation.
(e)Immediately after the execution of this Agreement, Parent shall duly approve and adopt this Agreement in its capacity as the sole stockholder of Merger Sub in accordance with applicable Law and the Organizational Documents of Merger Sub and deliver to the Company evidence of its vote or action by written consent so approving and adopting this Agreement.
6.8Access to Information.
(a)Subject to applicable Law, Section 6.9(c) and the other provisions of this Section 6.8, the Company and Parent each shall (and shall cause its Subsidiaries to), upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the Registration Statement, or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party or any Governmental Entity in connection with the Transactions. The Company shall, and shall cause each of its Subsidiaries to, afford to Parent and its Representatives, during the period prior to the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, reasonable access, at reasonable times upon reasonable prior notice, to the officers, key employees, agents, properties, offices and other facilities of the Company and its Subsidiaries and to their books, records, contracts and documents and shall, and shall cause each of its Subsidiaries to, furnish reasonably promptly to Parent and its Representatives such information concerning its and its Subsidiaries’ business, properties, contracts, records and personnel as may be reasonably requested, from time to time, by or on behalf of Parent solely to the extent in furtherance of the consummation of the Merger and the other Transactions. Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company or its Subsidiaries or otherwise cause any unreasonable interference with the prompt and timely discharge by the employees of the Company and its Subsidiaries of their normal duties. Notwithstanding the foregoing:
(i)no Party shall be required to, or to cause any of its Subsidiaries to, grant access or furnish information, as applicable, to the other Party or any of its Representatives to the extent that such information is subject to an attorney/client privilege or the attorney work product doctrine or that such access or the furnishing of such information, as applicable, is prohibited by applicable Law or an existing contract or agreement (provided, however, that the Company or Parent, as applicable, shall inform the other Party as to the general nature of what is being withheld and the Company and Parent shall reasonably cooperate with Parent to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments, including through the use of reasonable best efforts to (A) obtain the required consent or waiver of any third party required to provide such information and (B) implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection, including by arrangement of appropriate clean room procedures (including as set forth in the Clean Team Agreement), redaction or entry into a customary joint defense agreement with respect to any information to be so provided, if the Parties determine that doing so would reasonably permit the disclosure of such information without violating applicable Law or jeopardizing such privilege);
(ii)No Party shall have access to personnel records of the other Party or any of its Subsidiaries relating to individual performance or evaluation records, medical histories or other information that, in the other Party’s good faith opinion, the disclosure of which could subject the other Party or any of its Subsidiaries to risk of liability;
(iii)Parent shall not be permitted to conduct any sampling or analysis of any environmental media or building materials at any facility of the Company or its Subsidiaries without the prior written consent of the Company (granted or withheld in its sole discretion); and
(iv)no investigation or information provided pursuant to this Section 6.8 shall affect or be deemed to modify any representation or warranty made by the Company.
(b)The Confidentiality Agreement dated as of August 4, 2025, between Parent and the Company (the “Confidentiality Agreement”) shall survive the execution and delivery of this Agreement and shall apply to all information furnished thereunder or hereunder; provided, that Section 7 of the Confidentiality Agreement shall be of no force and effect as of the date hereof. From and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement in accordance with Article VIII, each Party shall continue to provide access to the other Party and its Representatives to the data relating to the Transactions maintained by or on its behalf to which the other Party and its Representatives were provided access prior to the date of this Agreement.
6.9Regulatory Efforts.
(a) Except for the filings and notifications made pursuant to Antitrust Laws to which Sections 6.9(b) through 6.9(e), and not this Section 6.9(a), shall apply, promptly following the execution of this Agreement, the Parties shall proceed to prepare and file with the appropriate Governmental Entities and other third parties all authorizations, consents, notifications, certifications, registrations, declarations and filings that are necessary in order to consummate the Transactions and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such matters. Notwithstanding the foregoing (but subject to Sections 6.9(b) and 6.9(e)), in no event shall either the Company or Parent or any of their respective Affiliates be required to pay any consideration to any third parties or give anything of value to obtain any such Person’s authorization, approval, consent or waiver to effectuate the Transactions, other than filing, recordation or similar fees. Parent and the Company shall have the right to review in advance and each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Parent or the Company, as applicable, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Transactions (including the Registration Statement and Joint Proxy Statement). The Company and its Subsidiaries shall not agree to any actions, restrictions or conditions with respect to obtaining any consents, registrations, approvals, permits, expirations of waiting periods or authorizations in connection with the Transactions without the prior written consent of Parent (which consent, subject to Section 6.9(b), may be withheld in Parent’s sole discretion).
(b)As promptly as reasonably practicable following the execution of this Agreement, the Parties shall file, or cause to be filed, all required Notification and Report Forms under the HSR Act with respect to this Agreement and the Transactions (which shall be filed no later than twenty-five (25) Business Days following the date of this Agreement, unless otherwise agreed by the Parties). Each of Parent and the Company will split evenly any HSR filing fees. Each of Parent and the Company shall cooperate fully with each other and shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filings under any applicable Antitrust Laws (as defined below). Parent and the Company shall each use reasonable best efforts to take, or cause to be taken, all appropriate actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law (including under any Antitrust Laws) to consummate and make effective the Transactions at the earliest practicable date, including (i) pursuing a prompt expiration or termination of any applicable waiting period under the HSR Act, (ii) responding to and supplying as promptly as practicable any information and documentary material that may be requested by a Governmental Entity (including pursuant to a Second Request for Information under the HSR Act) and (iii) resolving any objection asserted with respect to the transactions contemplated under this Agreement under any Antitrust Laws raised by any Governmental Entity (“Antitrust Authority”) charged with enforcing, applying, administering, or investigating the HSR Act or any other Law designed to govern competition, or to prohibit, restrict or regulate actions with the purpose or effect of monopolization, restraint of trade, or lessening of competition by merger or acquisition (collectively, “Antitrust Laws”).
(c)Each Party shall: (i) promptly notify the other Parties of, and if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any substantive communication to such Person from an Antitrust Authority or other Governmental Entity and permit the others to review and discuss in advance (and to consider in good faith any comments made by the others in relation to) any proposed substantive written communication to an Antitrust Authority or other Governmental Entity, (ii) supply as promptly as practicable any information and documentary material that may be requested from any Governmental Entity (including pursuant to a Second Request for Information under the HSR Act), (iii) keep the others informed of any developments, meetings or discussions with any Antitrust Authority or other Governmental Entity, or any presentations, memoranda, briefs, or proposals made thereto, in respect of any filings, including the status of such filings, investigation, or other inquiry concerning the Transactions and (iv) not independently participate in any meeting or discussions with an Antitrust Authority or other Governmental Entity in respect of any filings, investigation or inquiry concerning the Transactions without giving the other parties prior notice of such meeting or discussions and, unless prohibited by such Antitrust Authority or other

Governmental Entity, the reasonable opportunity to attend or participate. To the extent permitted by Law or Governmental Entity and except with regard to the Parties’ HSR filings, no Party will make any notification in relation to any regulatory approvals and consents without first providing the other Party with a copy of such notification in draft form and giving the other Party a reasonable opportunity to discuss its consent before it is filed with the relevant Governmental Entity, and such first Party shall consider and take account of all reasonable comments timely made by the other Party in this respect. However, (A) each of Parent and the Company may designate any non-public information provided to any Antitrust Authority or other Governmental Entity as restricted to “Outside Counsel Only” and any such information shall not be shared with employees, officers, managers or directors or their equivalents of the other Parties hereto without approval of the Party providing the non-public information, and (B) materials may be redacted (x) to remove references concerning the valuation of the Company, (y) as necessary to comply with contractual arrangements and (z) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.
(d)In furtherance of the foregoing, Parent shall use reasonable best efforts to take actions necessary to ensure the expiration or termination of the waiting period under the HSR Act, which reasonable best efforts shall include (i) selling, divesting, franchising or otherwise disposing of the assets, categories of assets, operations, investments, companies, brands or businesses of either the Parent or its Subsidiaries, or the Company or its Subsidiaries, and, franchising or licensing any brand of either the Parent or its Subsidiaries, or the Company or its Subsidiaries; (ii) holding separate and agreeing to sell, franchise or otherwise dispose of, the assets, categories of assets, operations, investments, companies, brands or businesses of either the Parent or its Subsidiaries, or the Company or its Subsidiaries, and, holding separate and agreeing to franchise or license any brand of either the Parent or its Subsidiaries, or the Company or its Subsidiaries (clauses (i) and (ii) collectively, the “Divestiture Actions”); and (iii) agreeing to a behavioral remedy, or any conditions or limitations on the freedom to operate, with respect to any of the businesses, operations, assets or liabilities of the Parent or its Subsidiaries, or the Company or its Subsidiaries (together, the “Behavioral Remedies”); provided, that (x) Parent’s obligations with respect to Divestiture Actions and any required efforts pursuant to the third sentence of Section 6.9(b) shall be subject to Schedule 6.9(d) of the Parent Disclosure Letter (y) Parent’s obligations with respect to Behavioral Remedies and any required efforts pursuant to the third sentence of Section 6.9(b) shall be limited to such Behavioral Remedies which would not, individually or in the aggregate, be material (which, for further clarity, shall not require Parent to take any Behavioral Remedies which would reasonably be expected to (1) materially reduce the value anticipated to be realized by Parent or its Subsidiaries from the Transactions or (2) require material adjustments to the current ordinary course operations of either the Parent or its Subsidiaries, or the Company or its Subsidiaries), and (z) nothing in this Section 6.9(d) or the third sentence of Section 6.9(b) shall obligate Parent or the Company to (A) take or agree to take any such action not conditioned on consummation of the Closing; (B) unless otherwise required by the Divestiture Actions, sell, divest, franchise or otherwise dispose of the assets, categories of assets, operations, investments, companies, brands or businesses of either the Parent or its Subsidiaries, or the Company or its Subsidiaries; (C) unless otherwise required by the Divestiture Actions, hold separate and agree to sell, franchise or otherwise dispose of, the assets, categories of assets, operations, investments, companies, brands or businesses of either the Parent or its Subsidiaries, or the Company or its Subsidiaries; (D) unless otherwise required by the Behavioral Remedies, terminate, transfer or create any existing relationships, contractual rights or obligations of either of the Parent or its Subsidiaries, or the Company or its Subsidiaries; (E) unless otherwise required by the Divestiture Actions or Behavioral Remedies, terminate any venture or other arrangement of either the Parent or its Subsidiaries, or the Company or its Subsidiaries; (F) unless otherwise required by the Behavioral Remedies, create any relationship, contractual rights or obligations with either the Parent or its Subsidiaries, or the Company or its Subsidiaries, or accept any restriction on Parent’s freedom of action following the Closing; or (G) unless otherwise required by the Behavioral Remedies, effectuate any other change or restructuring of Parent or its respective Subsidiaries, or the Company or its Subsidiaries, to avoid the entry of or effect the dissolution of any Law preliminarily or permanently restraining, enjoining or prohibiting the consummation of the Merger, or to ensure the expiration or termination of the waiting period under the HSR Act as promptly as reasonably practicable. In the event that any action is threatened or instituted challenging the Transactions or which would otherwise prohibit, materially delay or materially impair the Closing, Parent and Company shall, each at their own expense, use reasonable best efforts to (a) defend any such litigation, action or proceeding (including by appeal if necessary) and (b) seek to have vacated lifted, reversed or overturned as promptly as practicable any Law or order entered by a Governmental Entity described in this sentence, in each case so as bring about the Closing as promptly as practicable and in any event no later than the End Date. Notwithstanding anything to the contrary in this Agreement, Parent shall consult with the Company in good faith in connection with obtaining the expiration or termination of any applicable waiting period under the HSR Act and effecting the consummation of the Transactions, provided that Parent shall have the right to direct, devise, implement and control (AA) the strategy, decisions, and communications with Governmental Entities for obtaining expiration or termination of any applicable waiting periods under the HSR Act, and defending any such litigation, action or proceeding (including by appeal if necessary), with respect to the transactions contemplated by this Agreement, (BB) responses to any requests of, inquiry from, or investigation by, an Antitrust Authority (including directing the timing, nature and substance of all such responses) with respect to the transactions contemplated by this Agreement, and (CC) any Divestiture Actions or Behavioral Remedies required by this Section 6.9(d). Notwithstanding anything to the contrary herein, for the purposes of this Section 6.9(d), the Company and its Subsidiaries shall comply with the Company Actions prescribed in Schedule 6.9(d) of the Company Disclosure Letter.
(e)Except as specifically required by this Agreement, neither Party shall, and shall cause its respective Affiliates not to, acquire or agree to acquire any other Person or business or any assets or properties of any other Person if such acquisition would reasonably be expected to (x) materially impede, prevent or materially delay the expiration or termination of the waiting period under the HSR Act or the Closing or materially increase the risk of not obtaining any consent, approval, authorization, qualification or order from a Governmental Entity necessary for the consummation of the Transactions, (y) materially increase the risk of any Governmental Entity entering an order prohibiting or delaying the consummation of the Transactions, or (z) materially increase the risk of not being able to remove any such order or appeal or otherwise.
(f)Parent shall control strategy over (i) the decision to “pull-and-refile” pursuant to 16 C.F.R. 803.12 any filing made under the HSR Act more than once, or any similar action with respect to any filing made with any Governmental Entity and (ii) any decision to stay, toll or extend, directly or indirectly, any applicable waiting period under the HSR Act with respect to the transactions contemplated by this Agreement.

6.10Employee Matters.
(a)Except as otherwise expressly set forth herein, and subject to applicable Law, the Company and Parent agree that, until the first anniversary of the Closing Date (or until the date of termination of employment of the relevant Continuing Employee, if sooner, and unless otherwise agreed with a Continuing Employee), Parent shall cause each employee of the Company or any of its Subsidiaries as of immediately prior to the Effective Time who remains employed by Parent or any of its Subsidiaries (including the Surviving Corporation or any of its Subsidiaries) as of immediately thereafter (each, a “Continuing Employee”) to be provided with (i) base compensation (salary or wages, as applicable) that is not less than the level in effect for such Continuing Employee as of immediately prior to the Effective Time, (ii) post-termination severance pay that is not less than the level in effect for such Continuing Employee as of immediately prior to the Effective Time pursuant to the Company Plan set forth on Schedule 6.10(a) of the Company Disclosure Letter, (iii) target annual cash incentive compensation opportunities (excluding, for the avoidance of doubt, any target long-term incentive cash and equity-based compensation opportunities) that are not less than those in effect for such Continuing Employee as of immediately prior to the Effective Time, (iv) an overall total direct compensation opportunity (i.e., base salary or wage rate, target annual cash incentive compensation opportunity and annual long incentive compensation opportunity) that is not less than the total direct compensation opportunity in effect for such Continuing Employee for the year in which the Closing Date occurs (provided that, for the avoidance of doubt, any long-term incentive opportunities may be provided in the form of cash or equity-based opportunities, in Parent’s discretion, and, if long-term incentive compensation opportunities have not been determined for such year as of the Closing Date, taking into account the long-term incentive compensation opportunities for the preceding year), and (v) employee benefits (excluding any equity or equity-based, nonqualified deferred compensation, severance, retention, incentive, bonus, change in control, transaction, defined benefit pension, stock purchase plans and post-employment welfare benefits) that are substantially comparable in the aggregate to those (subject to the same exclusions) provided to such Continuing Employee immediately prior to the Effective Time.
(b)From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation and its Subsidiaries, as applicable, to credit the Continuing Employees for purposes of vesting (with respect to retirement features included in future equity or equity-based awards, to the extent provided to similarly situated employees of Parent or its Subsidiaries) and eligibility to participate and, solely for vacation and paid time off policies, and severance plans and policies, determining levels of benefits under the Parent Plans (other than to the extent it would result in a duplication of compensation or benefits) in which the Continuing Employees participate after the Effective Time, for such Continuing Employees’ service with the Company and its Subsidiaries, to the same extent and for the same purposes that such service was taken into account under a corresponding Company Plan immediately prior to the Effective Time.
(c)From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation and its Subsidiaries, as applicable, to take reasonable best efforts to (i) cause each Continuing Employee to be immediately eligible to participate, without any waiting time, in any and all Parent Plans to the extent coverage under such Parent Plan replaces coverage under the comparable Company Plan in which such Continuing Employee participated immediately prior to the Effective Time, (ii) waive any limitation on health and welfare coverage of any Continuing

Employee and his or her eligible dependents due to pre-existing conditions and/or waiting periods, active employment requirements and requirements to show evidence of good health under the applicable health and welfare Parent Plan to the extent such Continuing Employee and his or her eligible dependents are covered under a Company Plan immediately prior to the Effective Time, and such conditions, periods or requirements were satisfied or waived under such Company Plan and (iii) give each Continuing Employee credit for the plan year in which the Closing Date occurs towards applicable deductibles, coinsurance and annual out-of-pocket limits for expenses incurred prior to the Closing Date for which payment has been made under the applicable group health Company Plan for purposes of satisfying the corresponding deductibles, coinsurance and annual out-of-pocket limits applicable to such Continuing Employee and his or her eligible dependents under the corresponding group health Parent Plan for the applicable plan year as if such amounts had been paid in accordance with such Parent Plan.
(d)It is acknowledged and agreed that the consummation of the transactions contemplated hereby will constitute a “change of control” (or “change in control” or transaction of similar import) for purposes of all Company Plans, policies, programs or agreements (including, but not limited to severance plans and award agreements under the Company Stock Plan that include the term “change in control” or “change of control,” as applicable).
(e)Upon a severance qualifying termination of a Continuing Employee’s employment with Parent or any of its Affiliates (including, following the Effective Time, the Surviving Corporation and its Subsidiaries) on or after the Closing Date, Parent shall (or shall cause its applicable Affiliate to) pay such Continuing Employee a bonus for the year in which the Closing occurs, subject to such Continuing Employee’s execution and non-revocation of a customary general release of claims satisfactory to Parent, equal to the product of (i) the Continuing Employee’s full-year bonus entitlements under any of the Company’s annual bonus plans in which the Continuing Employee participates at the time of such qualifying termination, based on actual performance determined at a level no less favorable than for similarly situated Continuing Employees, and (ii) a fraction, the numerator of which shall equal the number of days in the year in which the Closing Date occurs through the date of such qualifying termination and the denominator of which is three hundred sixty-five (365), with such prorated bonus payable when bonuses are paid to Continuing Employees in the Ordinary Course; provided that, in no event shall payment of any amounts pursuant to this Section 6.10(e) result in the duplication of payments to any Continuing Employee under any other incentive, severance or other similar arrangement.
(f)The Company shall, or shall cause its applicable Subsidiary to, adopt written resolutions necessary and appropriate to terminate each Company Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code and includes a cash or deferred arrangement within the meaning of Section 401(k) of the Code (the “401(k) Plan”), effective no later than one (1) day immediately preceding the Closing Date. The Company shall deliver to Parent, no later than one (1) day immediately preceding the Closing Date, evidence that the board of directors or other authorized body of the Company or its applicable Subsidiary has validly adopted such resolutions to: (i) terminate such 401(k) Plan (the form and substance of which shall be subject to prior review and approval of Parent); (ii) cease all contributions to such 401(k) Plan; and (iii) fully vest the account balance of each participant in such 401(k) Plan, such termination, cessation of contributions and vesting to be effective no later than one (1) day immediately preceding the Closing Date.

(g)Nothing in this Agreement shall constitute an establishment of or amendment to, or be construed as amending or establishing, any Company Plan or any Parent Plan or any other benefit or compensation plan, program, policy, agreement or arrangement sponsored, maintained or contributed to by the Company, Parent or any of their respective Subsidiaries or Affiliates. The provisions of this Section 6.10 are for the sole benefit of the Parties and nothing herein, expressed or implied, is intended or will be construed to confer upon or give to any Person (including, for the avoidance of doubt, any Continuing Employee or other current or former employee of the Company, its Subsidiaries or any of their respective Affiliates), other than the Parties and their respective permitted successors and assigns, any third-party beneficiary, legal or equitable or other claims, rights or remedies (including with respect to the matters provided for in this Section 6.10) under or by reason of any provision of this Agreement. Nothing in this Agreement is intended to prevent Parent or any of its Affiliates (including, following the Effective Time, the Surviving Corporation and its Subsidiaries) (i) from amending, modifying or terminating any Company Plan in accordance with its terms or any other benefit or compensation plan, program, policy, agreement or arrangement or (ii) after the Effective Time, from terminating the employment of any Continuing Employee.
(h)Notwithstanding anything in this Agreement to the contrary, the terms and conditions of employment for any employees covered by a Labor Agreement shall be governed by the applicable Labor Agreement until the expiration, modification or termination of such Labor Agreement in accordance with its terms or applicable Law.
6.11Indemnification; Directors’ and Officers’ Insurance.
(a)Without limiting any other right that an Indemnified Person may have pursuant to any employment agreement or indemnification agreement in effect on the date hereof or otherwise, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation, to do the following:
(i)From and after the Effective Time, to the fullest extent permitted by applicable Law, the Surviving Corporation shall indemnify, defend and hold harmless (and advance expenses in connection therewith, subject to a customary undertaking from the applicable Indemnified Person to return such advances if it is determined by the final adjudication of a court of law that the Indemnified Person is not entitled to indemnification hereunder) the present and former directors, officers, employees, fiduciaries and agents of the Company and its Subsidiaries, and any individuals serving in such capacity at or with respect to other Persons at the Company’s or its Subsidiaries’ request (each, an “Indemnified Person”) from and against any losses, claims, damages, liabilities, costs, expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect thereof) in respect of the Indemnified Persons having served in such capacity at or prior to the Effective Time, in each case, to the fullest extent provided under the Organizational Documents of the Company and its Subsidiaries in effect on the date hereof. If any Indemnified Person is made party to any Proceeding arising out of or relating to matters that would be indemnifiable pursuant to the immediately preceding sentence, the Surviving Corporation shall advance fees, costs and expenses (including attorneys’ fees and disbursements) as incurred by such Indemnified Person in connection with and prior to the final disposition of such claim, action, suit, proceeding or investigation in each case to the extent the Company is required to do so and on the same terms as provided in the Organizational Documents of the Company and its Subsidiaries in effect on the date hereof; provided, that any Indemnified Person wishing to claim indemnification or advancement of expenses under this Section 6.11, upon learning of any such Proceeding, shall notify the Surviving Corporation (but the failure so to notify shall not relieve the Surviving Corporation from any obligations that it may have under this Section 6.11 except to the extent such failure materially prejudices such party’s position with respect to such claims); and
(ii)For six (6) years after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect provisions in the Organizational Documents of the Surviving Corporation and its Subsidiaries (or in such documents of any successor to the business thereof) regarding elimination of liability of directors and officers, indemnification of officers, directors, employees, fiduciaries and agents and advancement of fees, costs and expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement.
(b)From and after the Effective Time, Parent shall guarantee and stand surety for, and shall cause the Surviving Corporation to honor its obligations under Section 6.11(a).
(c)For six (6) years after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to honor and comply with their respective obligations under any indemnification agreement with any Indemnified Person that is set forth on Schedule 6.11(c) of the Company Disclosure Letter, and not amend, repeal or otherwise modify any such agreement in any manner that would materially and adversely affect any right of any Indemnified Person thereunder.
(d)Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, “D&O Insurance”), which D&O Insurance shall (i) be for a claims reporting or discovery period of at least six (6) years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time, (ii) be from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance and (iii) have terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against an Indemnified Person by reason of him or her having served in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the Transactions); provided, that the Company shall give Parent a reasonable opportunity to participate in the selection of such tail policy and the Company shall give reasonable and good faith consideration to any comments made by Parent with respect thereto; provided, further, that in no event shall the Company pay, or shall Parent be required to pay, annual premiums for insurance under this Section 6.11(d) in excess of 300% of the most recent annual premiums paid by the Company prior to the date of this Agreement for such purpose (the “Maximum Amount”), it being understood that if the annual premiums of such insurance coverage exceed such amount, Parent shall nevertheless be obligated to provide such coverage as may be obtained for such Maximum Amount.
(e)If either Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person or consummates any division transaction, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation (as applicable) shall assume the obligations set forth in this Section 6.11.
(f)The rights of each Indemnified Person under this Section 6.11 shall be in addition to any rights such Person may have under the Organizational Documents of the Company or any of its Subsidiaries under the DGCL or any other applicable Law or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries.
6.12Transaction Litigation. In the event any Proceeding by any stockholder of the Company or Parent is commenced or, to the knowledge of the Company or Parent, as applicable, threatened, that questions the validity or legality of the Transactions or seeks damages in connection therewith (“Transaction Litigation”), the Company or Parent, as applicable, shall promptly notify the other Party of such Transaction Litigation and shall keep the other Party reasonably informed with respect to the status thereof. The Company shall give Parent a reasonable opportunity to participate in the defense or settlement of any Transaction Litigation and shall consult regularly with Parent in good faith and give reasonable consideration to Parent’s advice with respect to such Transaction Litigation; provided, that the Company shall not cease to defend, consent to the entry of any judgment, settle or offer to settle any Transaction Litigation without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed).
6.13Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by the Parties. No Party shall, and each Party will cause its Representatives not to, issue any public announcements or make other public disclosures regarding or relating to this Agreement or the Transactions, without the prior written approval of the other Party. Notwithstanding the foregoing, a Party, its Subsidiaries or its or their Representatives may issue a public announcement or other public disclosures (a) required by applicable Law, (b) required by the rules of any stock exchange upon which such Party’s or its Subsidiary’s capital stock is traded or (c) consistent with the final form of the joint press release announcing the Merger and the investor presentation given to investors on the morning of announcement of the Merger; provided, in each case, such Party uses reasonable best efforts to afford the other Party an opportunity to first review the content of the proposed disclosure and provide reasonable comments thereon; and provided, however, that (x) no provision in this Agreement shall be deemed to restrict in any manner a Party’s ability to communicate with its employees (provided, that prior to making any written (or prepared broad-based) communications to the directors, officers or employees of the Company or any of its Subsidiaries pertaining to compensation or benefit matters that are affected by the Transactions or compensation or benefits that are payable or to be provided following the Effective Time, the Company shall provide Parent with a copy of the intended communication (or written summary of any prepared broad-based oral communication), the Company shall provide Parent a reasonable period of time to review and comment on the communication, and the Company shall consider any timely comments in good faith) and (y) neither Party shall be required by any provision of this Agreement to consult with or obtain any approval from the other Party with respect to a public announcement or press release issued in connection with the receipt and existence of a Company Competing Proposal, Parent Competing Proposal, as applicable, and matters related thereto or a Company Change of Recommendation or Parent Change of Recommendation, other than as set forth in Section 6.4 or Section 6.5.
6.14Reasonable Best Efforts. Except to the extent that the Parties’ obligations are specifically set forth elsewhere in this Article VI (including filings, notifications, required efforts, actions and other matters with respect to Antitrust Laws governed by Section 6.9), upon the terms and subject to the conditions set forth in this Agreement (including Section 6.4), each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the Merger and the other Transactions.
6.15Advice of Certain Matters; Notifications. Subject to compliance with applicable Law, the Company and Parent, as the case may be, shall confer on a regular basis with each other and shall promptly advise each other orally and in writing of any change or event having, or which would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be. Except with respect to Antitrust Laws as provided in Section 6.9, the Company and Parent shall promptly provide each other (or their respective counsel) copies of all filings made by such Party or its Subsidiaries with the SEC or any other Governmental Entity in connection with this Agreement and the Transactions. Subject to applicable Law and as otherwise required by any Governmental Entity, the Company and Parent each shall keep the other apprised of the status of matters relating to the consummation of the Transactions, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as applicable, or any of its Subsidiaries, from any third party or any Governmental Entity with respect to the Transactions (including those alleging that the approval or consent of such Person is or may be required in connection with the Transactions). The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, upon becoming aware of (a) any condition, event or circumstance that will result in any of the conditions in Article VII not being met, or (b) the failure by such Party to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement.
6.16Section 16 Matters. Prior to the Effective Time, Parent, Merger Sub and the Company shall take all such steps as may be required to cause any dispositions of equity securities of the Company (including derivative securities) or acquisitions of equity securities of Parent (including derivative securities) in connection with this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the

Company, or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 under the Exchange Act.
6.17Stock Exchange Listing and Delistings. Parent shall use its reasonable best efforts to cause the Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE prior to the Effective Time, subject to official notice of issuance. Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and rules and policies of the NYSE to enable the delisting by the Surviving Corporation of the shares of Company Common Stock and any securities of any Subsidiary of the Company from the NYSE and the deregistration of the shares of Company Common Stock and any securities of any Subsidiary of the Company under the Exchange Act as promptly as practicable after the Effective Time.
6.18Existing Credit Agreement.
(a)The Company shall, and shall cause its Subsidiaries to, deliver all notices and take all other actions reasonably necessary to facilitate (i) the termination substantially concurrently with the Closing of all commitments under the Existing Credit Agreement, (ii) the repayment in full substantially concurrently with the Closing of all obligations under the Existing Credit Agreement and (iii) the release substantially concurrently with the Closing of any Encumbrances and guarantees securing the obligations under the Existing Credit Agreement; provided, that to the extent the Company does not have unrestricted cash on hand in an amount sufficient to make such repayment in full, the Company shall have received funds from Parent in an amount sufficient to make such repayment. In furtherance and not in limitation of the foregoing, the Company and its Subsidiaries shall (x) use reasonable best efforts to deliver to Parent at least five (5) Business Days prior to the Closing Date (or such shorter period as agreed by Parent), a draft payoff letter, and (y) deliver on the Closing Date, an executed payoff letter (together with the payoff letter contemplated by the foregoing clause (x), the “Payoff Letters”), in each case, in customary form, from the lenders, or the administrative agent (or similar Person) on behalf of the lenders, under the Existing Credit Agreement. Such Payoff Letters shall (A) confirm the aggregate outstanding amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs and other outstanding and unpaid Indebtedness under the Existing Credit Agreement as of the anticipated Closing Date (and the daily accrual of interest thereafter), including, in the case of any letters of credit or similar obligations, cash collateralization, backstop or repayment of such obligations, (B) contain payment instructions and (C) evidence the satisfaction, release and discharge of the Indebtedness and any guarantees under the Existing Credit Agreement following the repayment of all such principal, interest, prepayment premiums, penalties, breakage costs and other outstanding and unpaid Indebtedness (and such cash collateralization, backstop or repayment of letter of credit or similar obligations) and (D) if such Indebtedness is secured by any Encumbrance or other security interest, be accompanied by all lien terminations and instruments of discharge releasing and terminating such Encumbrance or security interest, as applicable, upon the receipt of the applicable payoff amounts.
(b)The Company shall or shall cause any of its Subsidiaries to, at the Company’s option, either (i) no later than March 16, 2026, repurchase or repay in full all of the outstanding Existing 0.250% Exchangeable Senior Notes, (ii) no later than March 16, 2026, cause the Maturity Date under and as defined in the Existing 0.250% Exchangeable Senior Notes Indenture to be extended to a date later than October 26, 2027, (iii) cause the Revolving Facility Maturity Date (as defined in the Existing Credit Agreement) to not occur on the Springing 2026 Maturity Date (as defined in the Existing Credit Agreement), including, at the Company’s option, by obtaining an amendment or waiver to the Existing Credit Agreement to effect such an outcome or (iv) in the event that the Revolving Facility Maturity Date (as defined in the Existing Credit Agreement) would otherwise occur on the Springing 2026 Maturity Date (as defined in the Existing Credit Agreement), repay, terminate and repay or refinance the Existing Credit Agreement on or prior to the Springing 2026 Maturity Date.
6.19Tax Matters.
(a)Each of Parent, Merger Sub and the Company will (and will cause its respective Subsidiaries to) use its reasonable best efforts to cause the Merger to qualify, and will not take or knowingly fail to take (and will cause its Subsidiaries not to take or knowingly fail to take) any action that would, or would reasonably be expected to, prevent or impede the Merger from qualifying, as a “reorganization” within the meaning of Section 368(a) of the Code. Parent and the Company intend to report, and intend to cause their respective Subsidiaries to report, the Merger as a reorganization within the meaning of Section 368(a) of the Code.
(b)At the request of Parent or the Company, each of Parent, Merger Sub and the Company will use its reasonable best efforts and will reasonably cooperate with one another to obtain any opinion of Company counsel (or, if Company counsel is unable to provide such opinion, Parent counsel) regarding the U.S. federal income Tax treatment of the Merger that may be required to be issued in connection with the declaration of effectiveness of the Registration Statement by the SEC, which cooperation shall include, for the avoidance of doubt, the delivery by Parent, Merger Sub and the Company of duly executed officers’ certificates, dated as of the relevant date, containing such representations, warranties and covenants as may be reasonably necessary or appropriate to enable such counsel to render any such opinion.
(c)Each of the Company and Parent will notify the other party promptly after becoming aware, at any point in time prior to the Effective Time, of the existence of any fact that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. In the event Parent and the Company determine that, (i) as a result of actions taken or transactions entered into after the date hereof, in each case, in accordance with this Agreement, the Merger would reasonably be expected not to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) the Merger, and a second-step merger of the Surviving Corporation with and into a domestic limited liability company that is disregarded as an entity separate from Parent for U.S. federal income tax purposes, with such limited liability company as the surviving company in the merger (the “Second Merger”), taken together, would qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and (iii) the Second Merger would not reasonably be expected to result in material adverse consequences to either the Company or Parent that cannot otherwise be avoided, then Parent shall cause the Surviving Corporation to consummate the Second Merger as promptly as practicable following the Merger, and shall report the Merger and the Second Merger, taken together, as a “reorganization” within the meaning of Section 368(a).

(d)This Agreement is intended to constitute, and is hereby adopted as, a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and within the meaning of Treasury Regulations §§ 1.368-2(g) and 1.368-3(a).
6.20Takeover Laws. None of the Parties will take any action that would cause the Transactions to be subject to requirements imposed by any Takeover Laws, and each of them will take all reasonable steps within its control to exempt (or ensure the continued exemption of) the Transactions from the Takeover Laws of any state that purport to apply to this Agreement or the Transactions.
6.21Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement.
6.22Resignations. Prior to the Effective Time, the Company will use its reasonable best efforts to cause each director of the Company to execute and deliver a letter to the Company effectuating such director’s resignation, effective as of the Effective Time, as a director of the Company.
6.23Non-Solicit.
(a)From the date of this Agreement until the earlier of (x) the Closing and (y) the date that is six (6) months following the valid termination of this Agreement pursuant to Article VIII:
(i)Parent shall not, and shall cause its Affiliates not to, directly or indirectly, on its or their own behalf or on behalf of any third party solicit, recruit, induce or encourage or attempt or continue to solicit, recruit, induce or encourage any Company Agent or office manager or franchisee of the Company or any of its Subsidiaries (the “Restricted Company Persons”) to leave or terminate or otherwise reduce their relationship with the Company or any of its Affiliates; provided, however, that the foregoing shall not prohibit any Person from (i) making general employment solicitations (and hiring in response to such solicitations) such as through advertisements in publicly available media so long as such general employment solicitations are not specifically targeted at any Restricted Company Person or (ii) any solicitation or hiring of any person who at the time of such solicitation is not, and was not at any time during the immediately preceding six (6)-month period, an employee or individual service provider of the Company or any of its Affiliates; and
(ii)The Company shall not, and shall cause its Affiliates not to, directly or indirectly, on its or their own behalf or on behalf of any third party solicit, recruit, induce or encourage or attempt or continue to solicit, recruit, induce or encourage any real estate agent associated with Parent or any of its Subsidiaries or office manager or franchisee of Parent or any of its Subsidiaries (the “Restricted Parent Persons”) to leave or terminate or otherwise reduce their relationship with Parent or any of its Affiliates; provided, however, that the foregoing shall not prohibit any Person from (i) making general employment solicitations (and hiring in response to such solicitations) such as through advertisements in publicly available media so long as such general employment solicitations are not specifically targeted at any Restricted Parent Person or (ii) any solicitation or hiring of any person who at the time of such solicitation is not, and was not at any time during the immediately preceding six (6)-month period, an employee or individual service provider of Parent or any of its Affiliates.
(b)Notwithstanding anything herein to the contrary, the obligations of each Party set forth in Section 6.23(a) shall not apply with respect to any Restricted Company Persons or Restricted Parent Persons, as applicable, who operate their business in the State of Arizona.
6.24Financing Cooperation.
(a)The Company agrees to use reasonable best efforts to provide, and shall cause its Subsidiaries and use reasonable best efforts to cause its Representatives to use reasonable best efforts to provide, in each case at Parent’s sole expense, such customary cooperation as may be reasonably requested in writing by the Parent and Merger Sub for the arrangement of any debt or equity financing by Parent or any of its Subsidiaries to finance the Transactions (the “Financing”), including using reasonable best efforts to:
(i)furnish to Parent and Merger Sub the Business Financial Statements and such other historical financial information regarding the Company and its Subsidiaries as is reasonably available to the Company at such time, customarily required in connection with the execution of financings of a type similar to the Financing and reasonably requested by Parent in writing;
(ii)upon reasonable prior notice and at reasonable times and locations to be mutually agreed, cause members of management of the Company with appropriate seniority and expertise to participate in a reasonable number of rating agency presentations, lender presentations and due diligence sessions, in each case in connection with the Financing (including with providers or potential providers of the Financing), in each case which shall be virtual unless otherwise agreed to by the Company;
(iii)provide reasonable and timely assistance in the preparation of customary lender and investor presentations (including “roadshow” or investor meeting slides), rating agency presentations, prospectus, offering memorandum, private placement memorandum, bank information memoranda and similar customary documents (including cooperation to incorporate by reference therein information included in the SEC filings of the Company) or marketing material for the Financing;
(iv)provide at least four (4) Business Days prior to the Closing Date all documentation and other information related to the Company as is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act of 2001 and Beneficial Ownership Certificates, to the extent required in order to consummate the Financing and requested in writing at least nine (9) Business Days prior to the Closing Date;
(v)in the case of any Financing consisting of an offering of debt securities or equity securities, cause the certified independent auditors of the financial statements of the Company to (A) furnish customary consents for use of their audit opinions in any materials related to any debt securities or equity securities offerings as part of the Financing, (B) provide, consistent with customary practice, customary comfort letters (including “negative assurance” comfort and change period comfort) with respect to customary financial information relating to the Company and its Subsidiaries as necessary or customary for financings similar to such Financing and (C) attend a reasonable number of accounting due diligence sessions and drafting sessions, in each case which shall be virtual unless otherwise agreed to by the Company;
(vi)cooperate with Parent in Parent’s replacement or backstop, effective no earlier than the Closing, of any outstanding letters of credit or similar obligations or items issued for the account of the Company and its Subsidiaries;
(vii)assist Parent with its preparation of projections and pro forma financial information (including pro forma financial statements) of the type customarily included in offering documents or marketing materials for financings similar to the Financing, it being agreed that the Company will not be required to provide any information or assistance relating to (A) the proposed aggregate amount of debt financing, together with assumed interest rates, dividends (if any) and fees and expenses relating to the incurrence of any debt financing, (B) any post-Closing or pro forma cost savings, synergies, capitalization or ownership desired to be incorporated into any information used in connection with the Financing or (C) any financial information related to Parent or any of its Subsidiaries;
(viii)assist Parent in the preparation and negotiation by Parent of, and (not prior to the Closing) execution and delivery of, definitive agreements with respect to the Financing (the “Definitive Financing Agreements”) and the schedules and exhibits thereto as may reasonably be requested by Parent or Merger Sub; and
(ix)to the extent required by the Financing, facilitate the pledging of collateral (provided, that (A) none of the documents or certificates shall be executed and/or delivered except in connection with, and not earlier than, the Closing and (B) the effectiveness thereof shall be conditioned upon, or become operative after, the occurrence of the Closing).
(b)The Company shall, as promptly as reasonably practicable, at Parent’s sole expense (to the extent required under Section 6.24(d)), to the extent necessary or desirable for Parent’s arrangement of the Financing, (i) furnish to Parent and Merger Sub the Business Financial Statements based on the Closing Date and (ii) if requested by Parent or Merger Sub, execute and deliver customary authorization letters (without a “knowledge qualifier”) to the Financing providers authorizing the distribution (subject to customary restrictions relating to distribution of material non-public information to “private side” financing sources) of information regarding the Company to prospective lenders or investors in connection with the Financing (“Financing Authorization Letters”).
(c)Notwithstanding anything in this Agreement to the contrary, (i) nothing in Section 6.24(a), Section 6.24(b) or Section 6.24(g) shall require the Company or any of its Subsidiaries or Representatives to take or permit the taking of any action to the extent that it could unreasonably disrupt or interfere in any material respect with the business or the operations of the

Company or any of its Subsidiaries, taken as whole, (ii) nothing in Section 6.24(a), Section 6.24(b) or Section 6.24(g) shall require the Company or any of its Subsidiaries or Representatives to take or permit the taking of any action to the extent that it could (A) subject any of the Company’s or its Subsidiary’s respective directors, managers, officers or employees to any personal liability or (B) cause any condition to the Closing to not be satisfied, (iii) prior to Closing neither the Company nor any of its Subsidiaries shall be required to (A) pay any commitment or other similar fee or incur or assume any liability or other obligation in connection with the Financing or any of the actions contemplated by Section 6.24(g), (B) deliver or obtain opinions of internal or external counsel, (C) provide access to or disclose information where such access or disclosure could jeopardize the attorney-client privilege (or other applicable privilege or protection of the Company or any of its Affiliates) or contravene any material Law or material contractual obligation, (D) take any action that would cause any representation or warranty in this Agreement to be breached by the Company or any of its Subsidiaries or (E) require the Company to prepare or deliver any Excluded Information and (iv) none of the Company or any of its Subsidiaries shall be required to execute, deliver or enter into or perform any Definitive Financing Agreement or any other certificate (except with respect to any instrument expressly contemplated to be so executed prior to the Closing pursuant to Schedule 6.24(g) of the Company Disclosure Letter), document, instrument or agreement (other than the execution of the Financing Authorization Letters) or agree to any change or modification of any existing certificate, document, instrument or agreement or adopt any resolutions or take any other actions approving the agreements, documents and instruments pursuant to which the Financing is obtained or the actions contemplated by Section 6.24(g) (except with respect to any instrument expressly contemplated to be so executed by the Company prior to Closing pursuant to Schedule 6.24(g) of the Company Disclosure Letter) are taken, including any Definitive Financing Agreement or any supplemental indenture prior to the occurrence of the Closing (provided, that the Company will, to the extent otherwise required hereby, use reasonable best efforts to cause Persons who will continue as officers or directors, as applicable, of the Company and its Subsidiaries after the occurrence of Closing, and who will not be removed or replaced in connection therewith, to pass resolutions and to execute documents in their capacities as such officers or directors, in each case which resolutions and documents are subject to and conditioned upon, and do not become effective until, the occurrence of Closing). Nothing contained in this Section 6.24 or otherwise in this Agreement shall require the Company or any of its Affiliates, prior to the Closing, to be an issuer or other obligor with respect to the Financing. The Company hereby consents to the use of logos of the Company and its Subsidiaries in connection with the Financing (or any replacement thereof); provided, that such logos are used solely in a manner that is not intended to, nor reasonably likely to, harm or disparage the Company and its Subsidiaries.
(d)Parent shall indemnify, defend and hold harmless each of the Company and its Subsidiaries and each of their respective Representatives (the “Financing Indemnified Parties”) from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the Financing and the performance of their respective obligations under Section 6.24, other than to the extent any of the foregoing arises from (i) the bad faith, gross negligence, fraud, or willful misconduct by such Financing Indemnified Party and (ii) from any errors, omissions, misrepresentation or inaccuracies set forth in any information (including, without limitation, the Company SEC Documents or other historical information) provided by or behalf of any of the Financing Indemnified Parties pursuant to Section 6.24(a), Section 6.24(b) or Section 6.24(g). Parent shall, promptly upon request of the

Company, reimburse the Company for all reasonable, documented out-of-pocket third-party fees, costs and expenses incurred by the Company and its Subsidiaries in connection with the cooperation required by Section 6.24(a), Section 6.24(b) or Section 6.24(g); provided, that the Company and its Subsidiaries, and not Parent or Merger Sub, shall be responsible for (x) fees, costs and expenses incurred in connection with the preparation of the Company SEC Documents and any historical financial statements that are or would be prepared in the ordinary course of business regardless of the Financing, and (y) any amounts that would have been incurred in connection with the transactions contemplated hereby regardless of the Financing.
(e)The parties hereto acknowledge and agree that the provisions contained in this Section 6.24 represent the sole obligation of the Company and its Subsidiaries with respect to cooperation in connection with the arrangement of any financing (including the Financing) to be obtained by Parent with respect to the transactions contemplated by this Agreement, and no other provision of this Agreement (including the Exhibits and Schedules hereto) shall be deemed to expand or modify such obligations. In no event shall the receipt or availability of any funds or financing (including the Financing) by Parent any of its Affiliates or any other financing or other transactions be a condition to any of Parent’s obligations under this Agreement. Notwithstanding anything to the contrary in this Agreement, the Company’s breach of any of the covenants required to be performed by it under this Section 6.24 shall not be considered in determining the satisfaction of the condition set forth in Section 7.2(b), unless such breach is a Willful and Material Breach and is the primary cause of Parent being unable to obtain at Closing the proceeds of the Financing required by Parent to satisfy its payment obligations under this Agreement on the Closing Date (including in respect of repayment in full of the Company’s Indebtedness under the Existing Credit Agreement).
(f)All non-public or otherwise confidential information regarding the Company or any of its Affiliates obtained by Parent or its representatives pursuant to this Section 6.24 shall be kept confidential in accordance with the Confidentiality Agreement.
(g)The Company shall use reasonable best efforts to, and shall cause each of its Subsidiaries to use reasonable best efforts to, and shall use reasonable best efforts to cause its and their Representatives to, provide all reasonable and customary cooperation to Parent as may be reasonably requested by Parent in writing to assist (including by delivering customary officer’s certificate as necessary) Parent in connection with Parent’s or its Subsidiaries’ amendment or supplement, no earlier than Closing, to any Existing Senior Notes Indenture under the applicable provisions thereof allowing supplement or amendment thereof without consent of holders of the securities issued thereunder. The Company shall comply with its obligations under Schedule 6.24(g) of the Company Disclosure Letter.
6.25ABS Facility.
(a)The Company shall use reasonable best efforts, whether by obtaining an amendment (or a series of amendments) to the Existing ABS Facility or by a refinancing of the Existing ABS Facility (such refinanced facility, the “ABS Refinancing Facility”), to (x) cause the Commitment Termination Date (under and as defined in the Existing ABS Facility (or any equivalent term in any ABS Refinancing Facility)) to occur no sooner than the date that is 45 days after the Closing and (y) cause the terms of the Existing ABS Facility as so amended or such ABS

Refinancing Facility to not prohibit the consummation of the Transactions; provided that in no event shall the reasonable best efforts of the Company and its Subsidiaries hereunder require or be deemed or construed to require the Company or any of its Subsidiaries to (i) pay any fees or other amounts or give any consideration to obtain any such amendment or series of amendments, (ii) pay any fees or other amounts or give any consideration (other than the payment of customary “market” fees to the arrangers of the ABS Refinancing Facility no greater than those that it paid in connection with the arrangement of the Existing ABS Facility) in connection with obtaining an ABS Refinancing Facility or enter into any ABS Refinancing Facility that is on terms less favorable to the Company or any of its Subsidiaries in any respect as compared to the terms of the Existing ABS Facility, (iii) obtain any such amendment to the Existing ABS Facility more than once in any twelve (12) month period or (iv) obtain any such amendment to the Existing ABS Facility that extends the Commitment Termination Date by more than twelve (12) months from the date of the Commitment Termination Date as of the date of such amendment. The Company shall, promptly following the written request of Parent, keep Parent reasonably informed of the Company’s actions in respect of the foregoing provisions of this Section 6.25.
(b)In addition, the Company shall keep the Parent reasonably informed of the actions being taken by the Company and its Affiliates to consummate such extension or refinancing.
6.26Scheduled Operating Covenants. The Company shall, and shall cause its Subsidiaries to, use its reasonable best efforts to comply with the covenants set forth on Schedule 6.26 of the Company Disclosure Letter; provided, that, for the avoidance of doubt, no actions required to be taken by the Company and its Subsidiaries pursuant to this Section 6.26 shall constitute a violation of the terms of Section 6.4 herein.
6.27Company Debt Agreements. From and after the date hereof until the earlier of immediately prior to the Closing and the termination of this Agreement in accordance with its terms, the Company shall (and shall cause its Subsidiaries to) (i) use its reasonable best efforts to not take (or fail to take) any actions that would, or would reasonably be expected to, result in a Default or Event of Default; provided, that, notwithstanding anything herein to the contrary, it is understood and agreed that a breach of the foregoing clause (i) shall be deemed to occur only to the extent a Default or Event of Default has occurred and is continuing and the Company has been notified or otherwise become aware of such Default or Event of Default and (ii) upon being notified or otherwise becoming aware of any such Default or Event of Default, promptly use its reasonable best efforts to (in consultation with Parent) cure or otherwise remedy such Default or Event of Default prior to the Effective Time. Without limiting the foregoing, Parent and the Company shall use reasonable best efforts to cure or otherwise remedy any Default or Event of Default at the Closing that has occurred and is continuing as of such time and that the Company has been notified or otherwise become aware of at such time; provided that, notwithstanding anything herein to the contrary, in no event shall the reasonable best efforts of the Company and its Subsidiaries, or Parent and its Subsidiaries, under this Section 6.27 require or be deemed or construed to require the Company or any of its Subsidiaries, or Parent and its Subsidiaries, to (i) seek equity financing from any source or (ii) pay any fees or other amounts or give any consideration to obtain the waiver of any Default or Event of Default. The Company shall (and shall cause its Subsidiaries to) (i) promptly provide written notice to Parent upon being notified or otherwise becoming aware of any Default or Event of Default and (ii) keep Parent reasonably updated with respect to discussions, negotiations and any other developments regarding the resolution of any such Default or Event of Default.
ARTICLE VII
CONDITIONS PRECEDENT
7.1Conditions to Each Party’s Obligation to Consummate the Merger. The respective obligation of each Party to consummate the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived jointly by the Parties, in whole or in part, to the extent permitted by applicable Law:
(a)Stockholder Approvals. The Company Stockholder Approval and the Parent Stockholder Approval shall have been obtained in accordance with applicable Law and the Organizational Documents of the Company and Parent, as applicable.
(b)Regulatory Approval. Any waiting period applicable to the Transactions under the HSR Act, and any agreement with any Governmental Entity not to consummate the Merger or transactions contemplated hereby, shall have been terminated or shall have expired.
(c)No Injunctions or Restraints. No Governmental Entity of competent jurisdiction shall have issued any order, decree, ruling, injunction or other action after the date of this Agreement that is in effect (whether temporary, preliminary or permanent) and has the effect of enjoining, restraining, making illegal or otherwise prohibiting the consummation of the Merger and no Law shall have been enacted, entered, adopted or promulgated after the date of this Agreement by any Governmental Entity that, in any case, makes consummation of the Merger illegal or otherwise prohibited.
(d)Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act and shall not be the subject of any stop order or Proceedings by the SEC seeking a stop order.
(e)NYSE Listing. The shares of Parent Class A Common Stock issuable to the holders of shares of Company Common Stock pursuant to this Agreement shall have been authorized for listing on the NYSE, upon official notice of issuance.
7.2Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived exclusively by Parent, in whole or in part, to the extent permitted by applicable Law:
(a)Representations and Warranties of the Company. (i) The representations and warranties of the Company set forth in Section 4.2(a) (Capital Structure), the fifth sentence of Section 4.2(b) (Capital Structure), Section 4.3(a) (Authority; No Violations; Consents and Approvals) and Section 4.6(a) (Absence of Certain Changes or Events), shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (except, with respect to Section 4.2(a) and the fifth sentence of Section 4.2(b), for any de minimis inaccuracies) (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time), (ii) all other representations and warranties of the Company set forth in Section 4.2(b) (Capital Structure) (except for the second sentence of Section 4.2(b)), and the representations and warranties of the Company set forth in Section 4.3(b)(i)(x) (Authority; No Violations; Consents and Approvals), Section 4.4 (Consents), Section 4.19 (Opinion of Financial Advisor) and Section 4.20 (Brokers) shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct in all material respects only as of such date or period of time), and (iii) all other representations and warranties of the Company set forth in Article IV shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct (without regard to qualification or exceptions contained therein as to “materiality,” “in all material respects” or “Company Material Adverse Effect”) has not had, individually or in the aggregate, a Company Material Adverse Effect.
(b)Performance of Obligations of the Company. The Company shall have performed, or complied with, in all material respects, all agreements and covenants required to be performed or complied with by it under this Agreement on or prior to the Effective Time.
(c)Compliance Certificate. Parent shall have received a certificate of the Company signed by an executive officer of the Company, dated the Closing Date, confirming that the conditions in Sections 7.2(a) and (b) have been satisfied.
7.3Additional Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived exclusively by the Company, in whole or in part, to the extent permitted by applicable Law:
(a)Representations and Warranties of Parent and Merger Sub. (i) The representations and warranties of Parent and Merger Sub set forth in Section 5.2(a) (Capital Structure), the second sentence and the sixth sentence of Section 5.2(b) (Capital Structure), Section 5.3(a) (Authority; No Violations; Consents and Approvals) and Section 5.6(a) (Absence of Certain Changes or Events) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (except, with respect to Section 5.2(a) and the second sentence and the sixth sentence of Section 5.2(b) for any de minimis inaccuracies) (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time), (ii) all other representations and warranties of Parent set forth in Section 5.2(b) (Capital Structure) (except for the third sentence of Section 5.2(b)) and the representations and warranties of Parent set forth in Section 5.4 (Consents) shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct in all material respects only as of such date or period of time), and (iii) all other representations and warranties of Parent and Merger Sub set forth in Article V shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time), except where the failure of such representations and warranties to be so true and correct (without regard to qualification or exceptions contained therein as to “materiality,” “in all material respects” or “Parent Material Adverse Effect”) has not had, individually or in the aggregate, a Parent Material Adverse Effect.
(b)Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub each shall have performed, or complied with, in all material respects, all agreements and covenants required to be performed or complied with by them under this Agreement at or prior to the Effective Time.
(c)Compliance Certificate. The Company shall have received a certificate of Parent signed by an executive officer of Parent, dated the Closing Date, confirming that the conditions in Sections 7.3(a) and (b) have been satisfied.
ARTICLE VIII
TERMINATION
8.1Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether (except as expressly set forth below) before or after the Company Stockholder Approval or the Parent Stockholder Approval has been obtained:
(a)by mutual written consent of the Company and Parent;
(b)by either the Company or Parent:
(i)if (A) any Governmental Entity having jurisdiction over any Party shall have issued any order, decree, ruling or injunction or taken any other action permanently restraining, enjoining, making illegal or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or injunction or other action shall have become final and nonappealable, (B) any action has been taken by any Governmental Entity of competent jurisdiction, that permanently enjoins, prohibits or makes illegal the consummation of the merger or the transactions contemplated by this Agreement or (C) there shall be adopted, enacted, entered, enforced or promulgated any Law or order that permanently enjoins, prohibits or makes illegal or otherwise permanently prohibited the consummation of the Merger or the transactions contemplated by this Agreement; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any Party whose breach in any material respect of its obligations under this Agreement has been the cause of, or resulted in the action or event described in this Section 8.1(b)(i) occurring;
(ii)if the Merger shall not have been consummated on or before 5:00 p.m. New York, New York time, on September 22, 2026 (such date, the “Initial End Date,” and the Initial End Date, as it may be extended pursuant to this Section 8.1(b)(ii), the “End Date”);

provided, that (x) if as of five (5) Business Days before the Initial End Date the conditions set forth in Section 7.1(b) or Section 7.1(c) shall not have been satisfied or waived (and in the case of Section 7.1(c), only if the relevant condition shall not have been satisfied due to an Antitrust Law), or a voluntary agreement with any Governmental Entity not to consummate the Merger is in effect, but all of the other conditions set forth in Article VII have been satisfied or waived (or are then capable of being satisfied if the Closing were to take place on such date in the case of those conditions to be satisfied at the Closing), then the End Date shall automatically be extended to December 22, 2026 (the “First Extended End Date”), (y) if as of five (5) Business Days before the First Extended End Date the conditions set forth in Section 7.1(b) or Section 7.1(c) shall not have been satisfied or waived (and in the case of Section 7.1(c), only if the relevant condition shall not have been satisfied due to an Antitrust Law), or a voluntary agreement with any Governmental Entity not to consummate the Merger is in effect, but all of the other conditions set forth in Article VII have been satisfied or waived (or are then capable of being satisfied if the Closing were to take place on such date in the case of those conditions to be satisfied at the Closing), then the End Date shall automatically be extended to March 22, 2027 (the “Second Extended End Date”), and (z) if as of five (5) Business Days before the Second Extended End Date the conditions set forth in Section 7.1(b) or Section 7.1(c) shall not have been satisfied or waived (and in the case of Section 7.1(c), only if the relevant condition shall not have been satisfied due to an Antitrust Law), or a voluntary agreement with any Governmental Entity not to consummate the Merger is in effect, but all of the other conditions set forth in Article VII have been satisfied or waived (or are then capable of being satisfied if the Closing were to take place on such date in the case of those conditions to be satisfied at the Closing), then the End Date shall automatically be extended to June 22, 2027; provided further, that if as of five (5) Business Days before any otherwise effective End Date, the conditions set forth in Section 7.2(a) as it relates to the representation in the second sentence of Section 4.6(a) shall not have been satisfied or waived (as if such representation were made on such date), but all of the other conditions set forth in Article VII have been satisfied or waived (or are then capable of being satisfied if the Closing were to take place on such date in the case of those conditions to be satisfied at the Closing), then the End Date shall automatically be extended to a date that is the earlier of (A) sixty (60) days later than the next effective End Date (prior to giving effect to this proviso) and (B) June 22, 2027, provided, further, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any Party whose breach in any material respect of its obligations under this Agreement has been the cause of, or resulted in the failure of the Merger to occur on or before such date;
(iii)in the event of a breach by the other Party of any representation, warranty, covenant or other agreement contained in this Agreement which would give rise to the failure of a condition set forth in Sections 7.2(a) or (b) or Sections 7.3(a) or (b), as applicable (and such breach is not curable prior to the End Date, or if curable prior to the End Date, has not been cured by the earlier of (i) (other than with respect to the representation in the second sentence of Section 4.6(a)) thirty (30) days after the giving of written notice to the breaching Party of such breach and (ii) two (2) Business Days prior to the End Date, it being understood that the non-breaching Party will not be entitled to terminate this Agreement for such instance of breach if such breach has been cured prior to termination (to the extent capable of being cured)) (a “Terminable Breach”); provided, however, that the terminating Party is not itself then in Terminable Breach of any representation, warranty, covenant or other agreement contained in this Agreement; or
(iv)if (A) the Company Stockholder Approval shall not have been obtained upon a vote held at a duly held Company Stockholders Meeting, or at any adjournment or postponement thereof or (B) the Parent Stockholder Approval shall not have been obtained at a vote held at a duly held Parent Stockholders Meeting, or at any adjournment or postponement thereof;
(c)by Parent, prior to, but not after, the time the Company Stockholder Approval is obtained, if the Company Board or a committee thereof shall have effected a Company Change of Recommendation (whether or not such Company Change of Recommendation is permitted by this Agreement); or
(d)by the Company, prior to, but not after, the time the Parent Stockholder Approval is obtained, if the Parent Board or a committee thereof shall have effected a Parent Change of Recommendation (whether or not such Parent Change of Recommendation is permitted by this Agreement).
8.2Notice of Termination; Effect of Termination.
(a)A terminating Party shall provide prompt written notice of termination to the other Party specifying with particularity the provision of Section 8.1 pursuant to which this Agreement is being terminated, setting forth in reasonable detail the basis for such termination pursuant to such provision and any termination shall be effective immediately upon delivery of such written notice to the other Party without further action by any of the Parties hereto.
(b)In the event of termination of this Agreement by any Party as provided in Section 8.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of any Party except with respect to this Section 8.2, Section 6.8(b), Section 6.18, Section 6.24(d), Section 8.3 and Articles I and IX (other than Section 9.11) (and the provisions that substantively define any related defined terms not substantively defined in Article I); provided, however, that notwithstanding anything to the contrary herein, (i) no such termination shall relieve any Party from its obligation to pay the Parent Termination Fee, the Company Termination Fee or the Regulatory Termination Fee, as applicable, pursuant to Section 8.3(g), (ii) no such termination shall deny to any party the right to seek damages for a Willful and Material Breach of any covenant, agreement or obligation hereunder or fraud (including allowing such party to seek the loss to the stockholders of the Company or Parent, as applicable, of the benefits of the Transactions, including, in the case of the Company, to seek the loss of the premium offered to stockholders of the Company), in each case, prior to termination of this Agreement and other than when a Parent Termination Fee, Company Termination Fee, or Regulatory Termination Fee is paid as set forth in Section 8.3(g), and (iii) the Confidentiality Agreement and the Clean Team Agreement shall survive the termination hereof in accordance with their respective terms.
8.3Expenses and Other Payments.
(a)Except as otherwise provided in this Agreement, (i) each Party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Transactions, whether or not the Merger shall be consummated, and (ii) all transfer Taxes incurred in connection with the Merger shall be paid by Parent or the Company, and expressly shall not be a liability of holders of Company Common Stock.
(b)If Parent terminates this Agreement pursuant to Section 8.1(c) (Company Change of Recommendation), then the Company shall pay Parent the Company Termination Fee in cash by wire transfer of immediately available funds to an account designated by Parent no later than three (3) Business Days after notice of termination of this Agreement.
(c)If the Company terminates this Agreement pursuant to Section 8.1(d) (Parent Change of Recommendation), then the Parent shall pay the Company the Parent Termination Fee in cash by wire transfer of immediately available funds to an account designated by the Company no later than three (3) Business Days after notice of termination of this Agreement.
(d)If (i) the Company or Parent validly terminates this Agreement pursuant to Section 8.1(b)(i) (solely as a result of a permanent injunction or order entered or issued by a Governmental Entity pursuant to any Antitrust Law) or (ii) (x) the Company or Parent validly terminates this Agreement pursuant to Section 8.1(b)(ii) (End Date), and, in each case, at the time of such termination, (y) one or more of the conditions set forth in Section 7.1(b) or Section 7.1(c) (solely as a result of an injunction or order entered or issued by a Governmental Entity pursuant to any Antitrust Law) has not been satisfied or waived and (y) all of the other conditions set forth in Section 7.1 and Section 7.2 have been satisfied or waived (except for those conditions that are to be satisfied at the Closing), then Parent shall pay the Company the Regulatory Termination Fee, in each case by wire transfer of immediately available funds to an account designated by the Company no later than three (3) Business Days after notice of termination of this Agreement.
(e)If (i) (A) Parent or the Company validly terminates this Agreement pursuant to clause (A) of Section 8.1(b)(iv) (Failure to Obtain Company Stockholder Approval), and on or before the date of any such termination a Company Competing Proposal shall have been publicly announced or publicly disclosed and not been publicly withdrawn without qualification at least seven (7) Business Days prior to the Company Stockholders Meeting or (B) Parent terminates this Agreement pursuant to Section 8.1(b)(iii) (Company Terminable Breach) and following the execution of this Agreement and on or before the date of any such termination a Company Competing Proposal shall have been announced, disclosed or otherwise communicated to the Company Board and not withdrawn without qualification at least seven (7) Business Days prior to the date of such termination, and (ii) within twelve (12) months after the date of such termination, the Company enters into a definitive agreement with respect to a Company Competing Proposal (or publicly approves or recommends to the stockholders of the Company or otherwise does not oppose, in the case of a tender or exchange offer, a Company Competing Proposal) or consummates a Company Competing Proposal, then the Company shall pay Parent the Company Termination Fee. It is understood and agreed that (1) with respect to the preceding clause (ii), any reference in the definition of “Company Competing Proposal” to “20%” shall be deemed to be a reference to “50%,” (2) with respect to the preceding clauses (i) and (ii), a Company Competing Proposal will not be deemed to have been “publicly withdrawn” by any Person if, within twelve (12) months of the termination of the Agreement, the Company or any of its Subsidiaries will have entered into a definitive agreement with respect to, or will have consummated, or will have approved or recommended to the stockholders of the Company or otherwise not opposed, in the case of a tender offer or exchange offer, a Company Competing Proposal (as defined for purposes of the preceding clause (i)) made by or on behalf of such Person or any of its Affiliates and (3) any Company Competing Proposal made prior to the execution of this Agreement will be deemed to have been made following the execution of this Agreement if the Company breaches its obligations under Section 6.4 with respect thereto.
(f)If (i) (A) Parent or the Company terminates this Agreement pursuant to clause (B) of Section 8.1(b)(iv) (Failure to Obtain Parent Stockholder Approval), and on or before the date of any such termination a Parent Competing Proposal shall have been publicly announced or publicly disclosed and not been publicly withdrawn without qualification at least seven (7) Business Days prior to the Parent Stockholders Meeting or (B) the Company terminates this Agreement pursuant to Section 8.1(b)(iii) (Parent Terminable Breach) and following the execution of this Agreement and on or before the date of any such termination a Parent Competing Proposal shall have been announced, disclosed or otherwise communicated to the Parent Board and not withdrawn without qualification at least seven (7) Business Days prior to the date of such termination, and (ii) within twelve (12) months after the date of such termination, Parent enters into a definitive agreement with respect to a Parent Competing Proposal (or publicly approves or recommends to the stockholders of Parent or otherwise does not oppose, in the case of a tender or exchange offer, a Parent Competing Proposal) or consummates a Parent Competing Proposal, then Parent shall pay the Company the Parent Termination Fee. It is understood and agreed that (1) with respect to the preceding clause (ii), any reference in the definition of “Parent Competing Proposal” to “30%” shall be deemed to be a reference to “50%,” (2) with respect to the preceding clauses (i) and (ii), a Parent Competing Proposal will not be deemed to have been “publicly withdrawn” by any Person if, within twelve (12) months of the termination of the Agreement, Parent or any of its Subsidiaries will have entered into a definitive agreement with respect to, or will have consummated, or will have approved or recommended to the stockholders of Parent or otherwise not opposed, in the case of a tender offer or exchange offer, a Parent Competing Proposal (as defined for purposes of the preceding clause (i)) made by or on behalf of such Person or any of its Affiliates and (3) any Parent Competing Proposal made prior to the execution of this Agreement will be deemed to have been made following the execution of this Agreement if Parent breaches its obligations under Section 6.5 with respect thereto.
(g)In no event shall the Company be required to pay more than one Company Termination Fee and in no event shall Parent be required to pay both the Parent Termination Fee and the Regulatory Termination Fee, or either of the Parent Termination Fee or the Regulatory Termination Fee on more than one occasion. The Parties agree that the agreements contained in this Section 8.3 are an integral part of the Transactions, and that, without these agreements, the Parties would not enter into this Agreement. The Parties also agree that the Termination Fees are liquidated damages and not penalties, and the payment of the Termination Fees in the circumstances specified herein are supported by due and sufficient consideration. If the Company or Parent fails to promptly pay the amount due by it pursuant to this Section 8.3, the Company or Parent, as applicable, shall pay to Parent or the Company, respectively, all fees, costs and expenses of enforcement (including attorneys’ fees as well as expenses incurred in connection with any action initiated seeking such payment), together with interest on the amount of the Company Termination Fee, the Parent Termination Fee or the Regulatory Termination Fee, as applicable, at the prime lending rate as published in the Wall Street Journal, in effect on the date such payment is required to be made. Notwithstanding anything to the contrary in this Agreement, the Parties hereby acknowledge that, in the event that any Termination Fee becomes payable, and is paid by, the Company to Parent or Parent to the Company, as applicable, such Termination Fee shall be the receiving Party’s sole and exclusive remedy pursuant to this Agreement. The Parties further acknowledge that no Termination Fee shall constitute a penalty but is in consideration for a disposition of the rights of the recipient under this Agreement and represents liquidated damages, in a reasonable amount that will compensate Parent or the Company, as applicable, in the circumstances in which the Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. The Parties further acknowledge and agree that the right to receive a Termination Fee shall not limit or otherwise affect any such Party’s right to specific performance set forth in Section 9.11.
ARTICLE IX
GENERAL PROVISIONS
9.1Schedule Definitions. All capitalized terms in the Company Disclosure Letter and the Parent Disclosure Letter shall have the meanings ascribed to them herein except as otherwise defined therein.
9.2Survival. Except as otherwise provided in this Agreement, none of the representations, warranties, agreements and covenants contained in this Agreement will survive the Closing; provided, however, that those covenants and agreements contained herein that by their terms apply, or that are to be performed in whole or in part, after the Closing, shall survive the Closing until performed. The Confidentiality Agreement and Clean Team Agreement shall each (a) survive termination of this Agreement in accordance with its terms and (b) terminate as of the Effective Time.
9.3Notices. All notices, requests and other communications to any Party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given: (a) if delivered in person; (b) if transmitted by electronic mail (“e-mail”) (but only if confirmation of receipt of such e-mail is requested and received; provided, that each notice Party shall use reasonable best efforts to confirm receipt of any such e-mail correspondence promptly upon receipt of such request); or (c) if transmitted by national overnight courier, in each case as addressed as follows:
(i)if to Parent or Merger Sub, to:
Compass, Inc.
110 Fifth Avenue, 4th Floor
New York, New York 10011
Attention:    Robert Reffkin, Chief Executive Officer
E-mail:    [Intentionally Omitted]
Cc:     Ethan Glass, Chief Legal Officer

E-mail:    [Intentionally Omitted]
with a required copy to (which copy shall not constitute notice):
Kirkland & Ellis
601 Lexington Avenue
New York, NY 10022
Attention:    Joshua Kogan, P.C.; Rachael G. Coffey, P.C.
E-mail:    joshua.kogan@kirkland.com; rachael.coffey@kirkland.com
(ii)if to the Company, to:
Anywhere Real Estate Inc.
175 Park Avenue
Madison, New Jersey 07940
Attention:    Ryan M. Schneider; Marilyn J. Wasser
E-mail:    [Intentionally Omitted]
[Intentionally Omitted]
with a required copy to (which copy shall not constitute notice):
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:     Steven A. Rosenblum
E-mail:             SARosenblum@wlrk.com
9.4Rules of Construction.
(a)Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged between the Parties shall be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted it is of no application and is hereby expressly waived.
(b)The inclusion of any information in the Company Disclosure Letter or Parent Disclosure Letter shall not be deemed an admission or acknowledgment, in and of itself and solely by virtue of the inclusion of such information in the Company Disclosure Letter or Parent Disclosure Letter, as applicable, that such information is required to be listed in the Company Disclosure Letter or Parent Disclosure Letter, as applicable, that such items are material to the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, as the case may be, or that such items have resulted in a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable. The headings, if any, of the individual sections of each of the Parent Disclosure Letter and the Company Disclosure Letter are inserted for convenience only and shall not be deemed to constitute a part thereof or a part of this Agreement. The Company Disclosure Letter and Parent Disclosure Letter are arranged in sections corresponding to the Sections of this Agreement merely for convenience, and the disclosure of an item in one section of the Company Disclosure Letter or Parent Disclosure Letter, as applicable, as an exception to a particular representation or warranty shall be deemed adequately disclosed as an exception with respect to all other representations or warranties to the extent that the relevance of such item to such representations or warranties is reasonably apparent on its face, notwithstanding the presence or absence of an appropriate section of the Company Disclosure Letter or Parent Disclosure Letter with respect to such other representations or warranties or an appropriate cross reference thereto.
(c)The specification of any dollar amount in the representations and warranties or otherwise in this Agreement or in the Company Disclosure Letter or Parent Disclosure Letter is not intended and shall not be deemed to be an admission or acknowledgment of the materiality of such amounts or items, nor shall the same be used in any dispute or controversy between the Parties to determine whether any obligation, item or matter (whether or not described herein or included in any schedule) is or is not material for purposes of this Agreement.
(d)All references in this Agreement to “Annexes,” “Exhibits,” “Schedules,” “Articles,” “Sections,” “subsections” and other subdivisions refer to the corresponding Annexes, Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word “including” (in its various forms) means “including, without limitation.” Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms. Unless the context otherwise requires, all references to a specific time shall refer to New York, New York time. The word “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” The term “dollars” and the symbol “$” mean U.S. Dollars. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.
(e)In this Agreement, except as the context may otherwise require, references to: (i) any “agreement” (including this Agreement), “contract,” “statute” or “regulation” are to the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms thereof and, if applicable, by the terms of this Agreement); (ii) any Governmental Entity includes any successor to that Governmental Entity; (iii) any applicable Law refers to such applicable Law as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under such statute) and references to any section of any applicable Law or other law include any successor to such section; (iv) “days” means calendar days; when calculating the period of time within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day; and (v) “made available” means, with respect to any document, that such document was previously made available in the electronic dataroom relating to the Transactions maintained by the Company or Parent, as applicable, on or prior to the execution of this Agreement, or in the Company SEC Documents or Parent SEC Documents, on or prior to two (2) calendar days prior to the date of this Agreement.
9.5Counterparts. This Agreement may be executed in two (2) or more counterparts, including via facsimile or e-mail in “portable document format” form transmission, all of which shall be considered one and the same agreement and shall become effective when two (2) or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.
9.6Entire Agreement; No Third-Party Beneficiaries. This Agreement (together with the Confidentiality Agreement and the Clean Team Agreement any other documents and instruments executed pursuant hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. The Company Disclosure Letter and the Parent Disclosure Letter are “facts ascertainable” as that term is used in Section 251(b) of the DGCL, and do not form part of this Agreement but instead operate upon the terms of this Agreement as provided herein as provided in Section 268(b) of the DGCL. Except for the provisions of (a) Article III (including, for the avoidance of doubt, the rights of the former holders of Company Common Stock, including Company Equity Awards, to receive the Merger Consideration) but only from and after the Effective Time and (b) Section 6.11 (which from and after the Effective Time is intended for the benefit of, and shall be enforceable by, the Persons referred to therein and by their respective heirs and Representatives) but only from and after the Effective Time and (c) the rights of the Company, on behalf of the Company’s stockholders (who are third party beneficiaries to the extent required for the provision to be enforceable) and the rights of Parent, on behalf of Parent’s stockholders (who are third party beneficiaries to the extent required for the provision to be enforceable) to pursue specific performance as set forth in Section 9.11, or, if specific performance is not sought or granted as a remedy, seek damages (in which case the aggrieved Party shall be entitled to seek all rights and remedies available at law or in equity, including for the avoidance of doubt, in the case of the Company, the entitlement to seek damages based on the loss of premium offered to each holder of Company Common Stock, which damages the Company shall be entitled to retain) in the event of fraud or Willful and Material Breach of any provision of this Agreement (it being agreed that in no event shall any stockholder of the Company or Parent be entitled to enforce any of their rights, or any of the parties’ obligations, under this Agreement directly in the event of any such breach, but rather that (x) the Company shall have the sole and exclusive right to do so in its sole and absolute discretion, as agent for the Company’s stockholders, and (y) Parent shall have the sole and exclusive right to do so in its sole and absolute discretion, as agent for the Parent stockholders, and the Company or Parent, as applicable, may retain any amounts obtained in connection therewith), (d) Section 9.14 (which from and after the Effective Time is intended for the benefit of, and shall be enforceable by, the Persons referred to therein and by their respective heirs and Representatives) and (e) Section 6.24(d) (which is intended for the benefit of, and shall be enforceable by, the Financing Indemnified Parties and by their respective heirs and Representatives) nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
9.7Governing Law; Venue; Waiver of Jury Trial.
(a)THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.
(b)THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT, NOTWITHSTANDING SECTION 111 OF THE DGCL, THE COURT OF CHANCERY DOES NOT HAVE OR SHOULD NOT EXERCISE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.3 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(c)EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.7.
9.8Severability. Each Party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such other term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.
9.9Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. Any purported assignment in violation of this Section 9.9 shall be void.
9.10Affiliate Liability. Each of the following is herein referred to as a “Company Affiliate”: (a) any direct or indirect holder of equity interests or securities in the Company (whether stockholders or otherwise), and (b) any director, officer, employee, Representative or agent of (i) the Company or (ii) any Person who controls the Company. No Company Affiliate shall have any liability or obligation to Parent or Merger Sub of any nature whatsoever in connection with or under this Agreement or the transactions contemplated hereby or thereby other than for fraud, and Parent and Merger Sub hereby waive and release all claims of any such liability and obligation, other than for fraud. Each of the following is herein referred to as a “Parent Affiliate”: (x) any direct or indirect holder of equity interests or securities in Parent (whether stockholders or otherwise), and (y) any director, officer, employee, Representative or agent of (i) Parent or (ii) any Person who controls Parent. No Parent Affiliate shall have any liability or obligation to the Company of any nature whatsoever in connection with or under this Agreement or the transactions contemplated hereby or thereby other than for fraud, and the Company hereby waives and releases all claims of any such liability and obligation, other than for fraud.

9.11Specific Performance. The Parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the Parties. Prior to the termination of this Agreement pursuant to Section 8.1, it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 9.11, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity. Each Party accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement all in accordance with the terms of this Section 9.11. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.11, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. If prior to the End Date, any Party hereto brings an action to enforce specifically the performance of the terms and provisions hereof by any other Party, the End Date shall automatically be extended by such other time period established by the court presiding over such action. Notwithstanding anything herein to the contrary, while the Company may pursue both a grant of specific performance to the extent expressly permitted by this Section 9.11 and the payment of monetary damages, under no circumstances shall Parent or Merger Sub be obligated to both specifically perform the terms of this Agreement and pay monetary damages.
9.12Amendment. This Agreement may be amended by the Parties at any time before or after adoption of this Agreement by the stockholders of the Company, but, after any such adoption, no amendment shall be made which by Law or the rules of the NYSE would require the further approval by such stockholders without first obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.
9.13Extension; Waiver. At any time prior to the Effective Time, the Company and Parent may, to the extent legally allowed:
(a)extend the time for the performance of any of the obligations or acts of the other Party hereunder;
(b)waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto; or
(c)waive compliance with any of the agreements or conditions of the other Party contained herein.
Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No agreement on the part of a

Party to any such extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of such Party.
9.14Financing Sources Provisions. Notwithstanding anything in this Agreement to the contrary, the Company hereby (a) agrees that any action, whether in law or in equity, whether in contract or in tort or otherwise, involving the Financing Entities, arising out of or relating to, this Agreement, any Financing consisting of debt financing or any of the agreements entered into in connection with any Financing consisting of debt financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such action to the exclusive jurisdiction of such court, (b) agrees that any such action shall be governed by the laws of the State of New York, except as otherwise provided in any debt commitment letter or any Definitive Financing Agreement relating to any Financing consisting of debt financing, (c) agrees that service of process upon the Company in any such action shall be effective if notice is given by mail or courier in accordance with Section 9.3, (d) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such action in any such court described in the preceding clause (a), (e) waives to the fullest extent permitted by applicable law trial by jury in any action brought against the Financing Entities in any way arising out of or relating to this Agreement, any Financing consisting of debt financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (f) agrees that none of the Financing Entities will have any liability to the Company and its Subsidiaries relating to or arising out of this Agreement, any Financing consisting of debt financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise, (g) agrees that no amendment, modification, or waiver of this Section 9.14 or the definitions of “Financing Sources,” “Financing Entities” and, solely as they relate to this Section 9.14, any other defined terms used therein that is adverse to the Financing Sources shall be effective without the prior written consent of such adversely affected Financing Sources, and (h) agrees that the Financing Entities are express third-party beneficiaries of, and may enforce this Section 9.14. Notwithstanding anything to the contrary herein, nothing in this Agreement shall impact the rights of Parent, Merger Sub and their respective Affiliates, or the obligations of the Financing Entities, under any debt commitment letter or any Definitive Financing Agreement relating to any Financing consisting of debt financing.
[Signature Page Follows]

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed by its respective officer thereunto duly authorized, all as of the date first written above.

COMPASS, INC.

By:	/s/ Robert Reffkin
Name:	Robert Reffkin
Title:	Chief Executive Officer

VELOCITY MERGER SUB, INC.

By:	/s/ Scott Wahlers
Name:	Scott Wahlers
Title:	President and Treasurer
[Signature Page to Agreement and Plan of Merger]

ANYWHERE REAL ESTATE INC.

By:	/s/ Ryan M. Schneider
Name:	Ryan M. Schneider
Title:	Chief Executive Officer and President
[Signature Page to Agreement and Plan of Merger]

Privileged and Confidential
ANNEX B
September 21, 2025
Board of Directors
Compass, Inc.
110 Fifth Avenue, 4th Floor
New York, NY 10011
Members of the Board:
We understand that Anywhere Real Estate Inc. (the "Company"), Compass, Inc. ("Parent") and Velocity Merger Sub, Inc., a wholly owned subsidiary of Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated September 21, 2025 (the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company being the surviving entity in such merger (the "Merger"). Pursuant to the Merger, each outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") (other than shares of Company Common Stock owned (i) directly by the Company, Parent or Merger Sub or (ii) by any direct or indirect subsidiary of either Anywhere or the Company, other than Merger Sub)) will be converted into the right to receive 1.436 shares (the "Exchange Ratio") of Class A Common Stock, par value $0.00001 per share, of Parent ("Parent Class A Common Stock"), or cash in lieu of fractional shares, if any, subject to adjustment in certain circumstances (the "Merger Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Parent.
For purposes of the opinion set forth herein, we have:
1.Reviewed certain publicly available financial statements and other business and financial information of the Company and Parent, respectively;
2.Reviewed certain internal financial statements and other financial and operating data concerning the Company and Parent, respectively;
3.Reviewed certain financial projections prepared by the managements of the Company and Parent, respectively;
4.Reviewed information relating to certain strategic, financial and operational benefits anticipated from the Merger, prepared by the managements of the Company and Parent, respectively;
5.Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;
6.Discussed the past and current operations and financial condition and the prospects of Parent, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Parent;
7.Reviewed the reported prices and trading activity for the Company Common Stock and Parent Class A Common Stock;
8.Compared the financial performance of the Company and Parent and the prices and trading activity of the Company Common Stock and Parent Class A Common Stock with that of certain other publicly-traded companies comparable with the Company and Parent, respectively, and their securities;
9.Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;
10.Participated in certain discussions and negotiations among representatives of the Company and Parent and their financial and legal advisors;
11.Reviewed the Merger Agreement and certain related documents; and
12.Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.
We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company and Parent,

Privileged and Confidential
and formed a substantial basis for this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the Company and Parent of the future financial performance of the Company and Parent. We have assumed, with Parent’s consent, that the projections prepared by the management of Parent are a reasonable basis upon which to evaluate the business and financial prospects of Parent and the Company. We express no view as to such projections or the assumptions on which they were based. We have relied upon, without independent verification, the assessment by the managements of the Company and Parent of: (i) the strategic, financial and other benefits expected to result from the Merger; (ii) the timing and risks associated with the integration of the Company and Parent; (iii) their ability to retain key employees of the Company and Parent, respectively and (iv) the validity of, and risks associated with, the Company and Parent's existing and future technologies, intellectual property, products, services and business models. In addition, we have assumed, with your consent, that the Merger will be consummated in accordance with all applicable laws and regulations and in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Merger will be treated as a tax-free reorganization, pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended, and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley & Co. LLC ("Morgan Stanley") has assumed, with your consent, that in connection with the receipt of all the necessary governmental, regulatory or other approvals, consents or agreements required in connection with the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We do not express any view on, and this opinion does not address, any other term or aspect of the Merger Agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith. We are not legal, tax, or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of Parent and the Company and their legal, tax, and regulatory advisors with respect to legal, tax and regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or any class of such persons, relative to the Merger Consideration to be received by the holders of shares of the Company Common Stock in the transaction. We have not been requested to make, and have not made, any independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or Parent, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.
Our opinion is limited to the fairness, from a financial point of view to Parent, of the Exchange Ratio. We have not been requested to opine as to, and our opinion does not in any manner address, Parent's underlying business decision to proceed with or effect the transactions contemplated by the Merger Agreement, or the likelihood that the Merger is consummated. Our opinion does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available.
We have acted as financial advisor to the Board of Directors of Parent in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the consummation of the Merger. In addition, Parent has agreed to reimburse certain of our expenses and indemnify us and certain related parties for certain liabilities and other items arising out of or related to our engagement. In the two years prior to the date hereof, we and our affiliates have provided financial advisory and financing services for Parent. We have not received any fees in connection with such services as of the date hereof. As of the date hereof, an affiliate of Morgan Stanley is a lender to Parent under Parent's credit facility. Morgan Stanley may also seek to provide financial advisory and financing services to Parent and its affiliates in the future and would expect to receive fees for the rendering of these services.
Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities

Privileged and Confidential
underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Parent, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.
This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of Parent in connection with its consideration of the Merger and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing Parent is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law or regulation. In addition, this opinion does not in any manner address the prices at which Parent Class A Common Stock will trade following consummation of the Merger or at any time and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of Parent and the Company should vote at the shareholders' meetings to be held in connection with the Merger.
Based on and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Parent.
Very truly yours,
MORGAN STANLEY & CO. LLC

By:	/s/ Sean Gormley

Sean Gormley
Managing Director

ANNEX C
PERSONAL AND CONFIDENTIAL
September 22, 2025
Board of Directors
Anywhere Real Estate Inc.
175 Park Avenue
Madison, NJ 07940
Ladies and Gentlemen:
You have requested our opinion as to the fairness from a financial point of view to the holders (other than Compass, Inc. (“Parent”) and its affiliates) of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Anywhere Real Estate Inc. (the “Company”) of the 1.436 shares (the “Exchange Ratio”) of Class A common stock, par value $0.00001 per share (the “Parent Class A Common Stock”), of Parent to be paid to such holders for each Share pursuant to the Agreement and Plan of Merger, dated as of September 22, 2025 (the “Agreement”), by and among Parent, Velocity Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and the Company.
Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including Angelo, Gordon & Co. L.P. (“Angelo Gordon”) and TPG Inc. (“TPG”), each a significant shareholder of the Company, affiliates of Robert Reffkin, a significant shareholder of Parent, and any of their respective affiliates and, as applicable, portfolio companies, or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). Goldman Sachs Investment Banking has an existing lending relationship with the Company, Parent and TPG. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. Goldman Sachs & Co. LLC and/or its affiliates have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as bookrunner in connection with an issuance of senior secured notes in June 2025. We have also provided certain financial advisory and/or underwriting services to Angelo Gordon and/or its affiliates and portfolio companies from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as co-financial advisor to Angelo Gordon in its sale to TPG in November 2023. We have also provided certain financial advisory and/or underwriting services to TPG and/or its affiliates and portfolio companies from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as co-advisor to TPG Real Estate (UK), an affiliate of TPG, in connection with its sale of A&O Hostels in December 2023; as lead arranger in connection with a term loan B refinancing for WellSky Corporation, a portfolio company of TPG, in January 2024; as advisor to TPG in connection with its acquisition of a minority stake in Sayari Analytics in March 2024; as bookrunner in connection with an issuance of senior secured notes by TPG Capital (UK), an affiliate of TPG, in October 2024; as lead advisor in connection with a term loan B repricing for Creative Planning, a portfolio company of TPG, in July 2025; as lead arranger in connection a term loan B repricing for Life Time Fitness Inc., a portfolio company of TPG, in August 2025; and as co-financial advisor to TPG Capital ANZ, an affiliate of TPG, in the sale of its stake in Novotech in August 2025. Goldman Sachs & Co. LLC and/or its affiliates may also in the future provide financial advisory and/or underwriting services to the Company, Parent, Angelo Gordon, TPG, Robert Reffkin and their respective affiliates and, as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation. Funds managed by affiliates of Goldman Sachs Investment Banking also are co-invested with Angelo Gordon, TPG and/or their respective affiliates and have invested in equity interests of funds managed by affiliates of Angelo Gordon and TPG, respectively. Such funds managed by affiliates of Goldman Sachs Investment Banking may co-invest with, and invest in equity interests of, TPG, Angelo Gordon and/or their respective affiliates or funds managed thereby in the future.
In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the fiscal years ended December 31, 2024; Annual Reports on Form 10-K of Parent for the last four fiscal years ended December 31, 2024; the Parent’s Registration Statement on Form S-1, including the prospectus contained therein dated March 31, 2021 relating to the Parent Class A Common Stock; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Parent; certain other communications from the Company and Parent to their respective stockholders; certain publicly available research analyst reports for the Company and Parent; certain internal financial analyses and forecasts for Parent prepared by its management; and certain internal financial analyses and forecasts for the Company and certain financial analyses and forecasts for Parent standalone and pro forma for the Transaction, in each case, as prepared by the management of the Company and approved for our use by the Company (the “Forecasts”), including certain operating synergies projected by the management of the Company to result from the Transaction, as approved for our use by the Company (the “Synergies”) and certain net operating loss carryforwards of Parent, as prepared by the management of the Company and approved for our use by the Company (the “NOL Forecasts”). We have also held discussions with members of the senior managements of the Company and Parent regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of the Company and Parent; reviewed the reported price and trading activity for the Shares and shares of Parent Class A Common Stock; compared certain financial and stock market information for the Company and Parent with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the real estate industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.
For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts, including the Synergies and the NOL Forecasts, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. In rendering our opinion, we have not taken into account any differential voting or other rights among the shares of Parent Class A Common Stock, the shares of Class B common stock of Parent, par value $0.00001 per share, and the shares of Class C common stock of Parent, par value $0.00001 per share. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or Parent or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or Parent or on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.
Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Shares, as of the date hereof, of the Exchange Ratio pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the Exchange Ratio pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which shares of Parent Class A Common Stock or the Shares will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders (other than Parent and its affiliates) of Shares.
Very truly yours,
/s/ Goldman Sachs & Co. LLC
(GOLDMAN SACHS & CO. LLC)

ANNEX D

VOTING AND SUPPORT AGREEMENT
This Voting and Support Agreement (this “Agreement”), dated as of September 22, 2025, is entered into by and among Anywhere Real Estate Inc., a Delaware corporation (the “Company”), Compass, Inc., a Delaware corporation (“Parent”) and each of the undersigned stockholders (each, the “Stockholder” and together, the “Stockholders”) of Parent.
WHEREAS, subject to the terms and conditions of the Agreement and Plan of Merger (as the same may be amended, supplemented or modified, the “Merger Agreement”), dated as of the date hereof, by and among the Company, Parent, and Velocity Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub will be merged with and into the Company (the “Merger”), with the Company as the surviving corporation;
WHEREAS, as of the date of this Agreement, each Stockholder owns beneficially or of record, and has the sole power to vote or direct the voting of, the shares of Parent Class A Common Stock and Parent Class C Common Stock set forth on Schedule A hereto (all such shares, the “Existing Shares”);
WHEREAS, the Parent Board, by unanimous written consent, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Parent Stock Issuance, are fair to, and in the best interests of, Parent and the holders of Parent Common Stock, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger and the Parent Stock Issuance, and (iii) resolved to recommend that the holders of Parent Common Stock approve the Parent Stock Issuance and directed that such matter be submitted for consideration at the Parent Stockholders Meeting; and
WHEREAS, the Stockholders acknowledge that the execution and delivery of this Agreement by the Stockholders is a material inducement and condition to the Company’s willingness to enter into the Merger Agreement and each Stockholder has agreed to enter into this Agreement.
NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Agreement have the meanings assigned to those terms in the Merger Agreement.
2.Effectiveness; Termination. This Agreement shall be effective upon signing. This Agreement shall remain in effect until the earlier of (a) termination of the Merger Agreement in accordance with the terms of Article VIII thereof and (b) the Effective Time; provided that (i) Sections 13 through 19 hereof shall survive any termination of this Agreement and (ii) termination of this Agreement shall not relieve any party of any liability or damages resulting from willful or material breach of any of its representations, warranties, covenants or other agreements set forth herein prior to such termination.
3.Voting and Support Agreement.

a.    Each Stockholder irrevocably and unconditionally hereby agrees that, during the term of this Agreement, at any meeting (whether annual or special and each postponement, recess, adjournment or continuation thereof) of stockholders of Parent, however called, and in connection with any written consent of the stockholders of Parent, it shall:
i.appear at such meeting or otherwise cause all of the Existing Shares and all other shares of Parent Common Stock or voting securities over which such Stockholder has acquired, after the date hereof and prior to the termination of this Agreement, beneficial or record ownership and the sole power to vote or direct the voting thereof (including any such shares of Parent Common Stock or other voting securities of Parent acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire Parent Common Stock or the conversion of any convertible securities, or pursuant to any other equity awards or derivative securities (including any Parent equity awards) or otherwise) (the “Subsequently Acquired Shares” and, together with the Existing Shares, the “Shares”), as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum; and
ii.vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares (A) in favor of the approval of the Parent Stock Issuance, (B) in favor of any proposal to adjourn or postpone any meeting of the stockholders of Parent to a later date if there is not quorum or there are not sufficient votes to approve the Parent Stock Issuance, (C) against any Parent Competing Proposal, and (D) against any action, proposal, transaction or agreement involving Parent or its Subsidiaries, or any amendment of the Organizational Documents of Parent, in each case of this clause (D), which would reasonably be expected to (1) result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent contained in the Merger Agreement, or of the Stockholders contained in this Agreement or (2) prevent, impede, delay, interfere with, postpone, discourage or frustrate the purposes of, adversely affect or materially delay the consummation of the transactions contemplated by the Merger Agreement, including the Merger.
b.    Each Stockholder agrees to exercise all voting or other determination rights that such Stockholder has in any trust or other legal entity to carry out the intent and purposes of such Stockholder’s obligations in this Section 3 and otherwise set forth in this Agreement.
c.    Each Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of, any class in any class action with respect to any claim, derivative or otherwise, against Parent, the Company or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement.
d.    The obligations of the Stockholders set forth in this Section 3 shall apply whether or not the Merger, the Parent Stock Issuance or any action described above is recommended by the Parent Board (or any committee thereof).
4.Prohibition on Transfers and Conversion.
a.Each Stockholder hereby agrees that it will not, prior to the termination of this Agreement, without the prior written consent of the Company, (i) convert any shares of Parent Class C Common Stock into shares of Parent Class A Common Stock or (ii) directly or indirectly offer for sale, sell, transfer, assign, give, convey, grant a proxy with respect to, tender in any tender or exchange offer, pledge, encumber, hypothecate or dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, conveyance, hypothecation or other transfer or disposition of, any of the Shares, or any legal or beneficial interest therein, whether or not for value and whether voluntary or involuntary or by operation of law (any of the foregoing, a “Transfer”).
b.Notwithstanding the foregoing, nothing in this Agreement shall prohibit a Transfer of Shares for estate-planning purposes, or by testamentary disposition, or to an Affiliate, or with respect to a trust over which such Stockholder has sole or shared investment power, so long as (i) the transferee, prior to the time of such Transfer, agrees in a signed writing satisfactory to the Company to be bound by and comply with the provisions of this Agreement (the “Transferee Consent”), (ii) the Stockholder provides at least five (5) Business Days’ prior written notice to the Company of any such Transfer (which shall include the Transferee Consent) and (iii) the Stockholder shall remain responsible for any breach of this Agreement by such transferee (any Transfer permitted in accordance with this Section 4(b), a “Permitted Transfer”).
c.Any transfer in violation of this Agreement shall be void ab initio. The Stockholders hereby agree that no Stockholder shall deposit any Shares in a voting trust, grant any proxy or power of attorney or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of the Stockholders under this Agreement with respect to any of the Shares.
d.Notwithstanding anything to the contrary, each Stockholder may Transfer Shares of Class A Common Stock; provided that the Stockholders retain, collectively, a number of Shares of Class A Common Stock greater than or equal to 6,828,116; provided, further, that, for the avoidance of doubt, nothing in this Section 4(d) shall permit any Stockholder to convert any shares of Parent Class C Common Stock into shares of Parent Class A Common Stock.

5.Additional Stockholder Covenants.
a.Each Stockholder agrees, agrees to cause its controlled Affiliates and agrees to use its reasonable best efforts to cause its other Representatives not to take any action which, if it were taken by Parent or its Representatives, would violate Section 6.5 of the Merger Agreement.
b.Each Stockholder agrees that, in the event that it acquires record or beneficial ownership of, or the power to vote or direct the voting of, any Subsequently Acquired Shares, Schedule A shall be deemed amended accordingly and such Subsequently Acquired Shares shall automatically become subject to the terms of this Agreement, and the Stockholder shall promptly notify the Company of any such event, unless such acquisition is pursuant to a Permitted Transfer.
c.Each Stockholder represents, covenants and agrees that, except for this Agreement, it (i) has not entered into, and shall not enter into during the term of this Agreement, any support or voting agreement or voting trust or similar agreement with respect to the Shares that would be inconsistent with the Stockholder’s obligations under this Agreement and (ii) has not granted, and shall not grant during the term of this Agreement, a proxy, consent or power of attorney with respect to the Shares except any proxy to carry out the intent of and the Stockholder’s obligations under this Agreement and any revocable proxy granted to officers or directors of Parent at the request of the Parent Board in connection with election of directors or other routine matters at any annual or special meeting of the stockholders of Parent.
d.Each Stockholder represents, covenants and agrees that it has not entered into and will not enter into any agreement or commitment with any person the effect of which would be inconsistent with or otherwise violate any of the provisions and agreements set forth herein or have the effect of preventing, impairing or adversely affecting the performance by such Stockholder of the Stockholder’s obligations under this Agreement. With respect to any shares of Parent Common Stock over which the Stockholder has shared voting power, each Stockholder shall exercise its individual voting power over such shares, to the extent within its control, in a manner consistent with the Stockholder’s voting obligations under this Agreement with respect to the Shares.
6.Representations of the Stockholders. Each Stockholder represents and warrants as follows:
a.The Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder. The execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Stockholder. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, subject as to enforceability to Creditors’ Rights.

b.The execution and delivery of this Agreement by the Stockholder does not, and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time, or both), (i) contravene, conflict with or result in a violation of any material provision of the Organizational Documents of Stockholder, (ii) with or without notice or lapse of time, or both, result in a violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Encumbrance (other than Permitted Encumbrances) upon any of the properties or assets of Stockholder under any agreement to which Stockholder is a party or (iii) contravene, conflict with or result in a violation of any Law applicable to the Stockholder or any of its properties or assets, other than any such contraventions, conflicts or violations that would not reasonably be expected to, individually or in the aggregate, prevent, impede or materially delay the Stockholder’s ability to satisfy its obligations hereunder.
c.No Consent from or filings with any Governmental Entity is required to be obtained or made by the Stockholder in connection with the execution, delivery and performance of this Agreement by Stockholder or the consummation by Stockholder of the transactions contemplated by this Agreement.
d.This Agreement and the transactions contemplated herein shall not constitute or trigger a Class C Transfer (as defined in the Organizational Documents of Parent).
e.The Stockholder owns beneficially or of record the Existing Shares as set forth on, and in the amounts set forth on, Schedule A hereto, which as of the date hereof constitute all of the shares of Parent Common Stock owned beneficially or of record by the Stockholder and over which the Stockholder, directly or indirectly, has sole or shared voting and dispositive authority, and such ownership is free and clear of any proxy, voting restriction, adverse claim or other Encumbrance (other than any restrictions created by this Agreement or under applicable federal or state securities laws).
f.As used in this Agreement, the terms “beneficial owner,” “beneficially own” and “beneficial ownership” shall have the meaning set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act and the rules and regulations promulgated thereunder, each as amended from time to time.
7.Representations of the Company. The Company represents and warrants as follows:
a.The Company is a legal entity duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform the Company’s obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject as to enforceability to Creditors’ Rights.
b.The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time, or both), (i) contravene, conflict with or result in a violation of any material provision of the Organizational Documents of the Company, (ii) with or without notice or lapse of time, or both, result in a violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Encumbrance (other than Permitted Encumbrances) upon any of the properties or assets of the Company under any agreement to which the Company is a party or (iii) contravene, conflict with or result in a violation of any Law applicable to the Company or any of its properties or assets, other than any such contraventions, conflicts or violations that would not reasonably be expected to, individually or in the aggregate, prevent, impede or materially delay the Company’s ability to satisfy its obligations hereunder.
8.Representations of Parent. Parent represents and warrants as follows:
a.Parent is a legal entity duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation. Parent has all requisite corporate power and authority to execute and deliver this Agreement and to perform Parent’s obligations hereunder. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms, subject as to enforceability to Creditors’ Rights.
b.The execution and delivery of this Agreement by Parent does not, and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time, or both), (i) contravene, conflict with or result in a violation of any material provision of the Organizational Documents of Parent, (ii) with or without notice or lapse of time, or both, result in a violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Encumbrance (other than Permitted Encumbrances) upon any of the properties or assets of Parent under any agreement to which Parent is a party or (iii) contravene, conflict with or result in a violation of any Law applicable to Parent or any of its properties or assets, other than any such contraventions, conflicts or violations that would not reasonably be expected to, individually or in the aggregate, prevent, impede or materially delay Parent’s ability to satisfy its obligations hereunder.
9.Publicity. Each Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure in connection with the Merger, including in the Registration Statement, the Joint Proxy Statement or any other filing with any

Governmental Entity made in connection with the Merger, the Stockholders’ identity and ownership of the Shares and the nature of the Stockholders’ obligations under this Agreement; provided that, prior to any such announcement or disclosure, as well as any other disclosure that references the Stockholders (individually or as part of a group), Parent and the Company shall use reasonable best efforts to provide the Stockholders with the opportunity to review and comment on any references to the Stockholders generally in such announcement or disclosure and consider such comments in good faith. Each Stockholder agrees to notify Parent and the Company as promptly as practicable of any inaccuracies or omissions in any information relating to such Stockholder that is so published or disclosed.
10.Stock Dividends, Etc. In the event of any change in the Parent Common Stock by reason of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar change in capitalization, the term “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
11.Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person not a party to this Agreement any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall, or shall be construed or deemed to, constitute a Transfer of any Shares or any legal or beneficial interest in or voting or other control over any of the Shares or as creating or forming a “group” for purposes of the Exchange Act, and all rights, ownership and benefits of and relating to the Shares shall remain vested in and belong to the Stockholders, subject to the agreements of the parties set forth herein. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or other like relationship between the parties.
12.Assignment; Third-Party Beneficiaries. This Agreement shall not be assigned by operation of law or otherwise and, except as provided herein, shall be binding upon and inure solely to the benefit of each party hereto and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.
13.Remedies/Specific Enforcement. The parties hereto agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties. Prior to the termination of this Agreement, it is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 13, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity. Each party accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 13. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 13, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
14.Governing Law; Venue; Waiver of Jury Trial.
a.THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.
b.THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT, NOTWITHSTANDING SECTION 111 OF THE DGCL, THE COURT OF CHANCERY DOES NOT HAVE OR SHOULD NOT EXERCISE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND

AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 15 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.
c.EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 14.
15.Notice. All notices, requests and other communications to any party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered in person; (b) transmitted by electronic mail (“e-mail”) (but only if confirmation of receipt of such e-mail is requested and received; provided that each notice party shall use reasonable best efforts to confirm receipt of any such e-mail correspondence promptly upon receipt of such request); or (c) if transmitted by national overnight courier, in each case as addressed as follows:
(i) if to the Stockholders, to the addresses set forth on the signature pages hereto with a required copy (which copy shall not constitute notice):
Seward & Kissel LLP
Attention:    Edward Vergara
Email:    vergara@sewkis.com
(ii) if to Parent, to the following addresses:
Compass, Inc.
110 Fifth Avenue, 4th Floor
New York, New York 10011

Attention:    Robert Reffkin; Ethan Glass
Email:    [Intentionally Omitted]
with a required copy (which copy shall not constitute notice):
Kirkland & Ellis
601 Lexington Avenue
New York, NY 10022
Attention:    Joshua Kogan, P.C.; Rachael G. Coffey, P.C.
E-mail:    joshua.kogan@kirkland.com; rachael.coffey@kirkland.com
(iii) if to the Company, to the following addresses:
Anywhere Real Estate Inc.
175 Park Avenue
Madison, New Jersey 07940
Attention:    Ryan M. Schneider; Marilyn J. Wasser
Email:    [Intentionally Omitted]
[Intentionally Omitted]
with a required copy (which copy shall not constitute notice):
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:    Steven A. Rosenblum
E-mail:    SARosenblum@wlrk.com
16.Severability. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such other term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Stockholders, Parent and the Company shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
17.Amendments; Waivers. Any provision of this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed (a) in the case of an amendment or modification, by the Stockholders, Parent and the Company, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
18.No Representative Capacity. Notwithstanding anything to the contrary herein, this Agreement applies solely to each Stockholder in the Stockholder’s capacity as a Stockholder of Parent, and, to the extent a Stockholder serves as a member of the board of directors or as an officer of Parent, nothing in this Agreement shall limit or affect any actions or omissions taken by the Stockholder in the Stockholder’s capacity as a director or officer and not as a Stockholder; provided, the foregoing shall not permit the Stockholder to fail to comply with the provisions of this Agreement in the Stockholder’s capacity as a Stockholder of Parent.
19.Counterparts. This Agreement may be executed in multiple counterparts, including via facsimile or e-mail in “portable document format” form transmission, all of which shall be considered one and the same agreement and shall become effective when the counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
20.No Agreement until Executed. This Agreement shall not be effective unless and until (i) the Merger Agreement is executed by all parties thereto and (ii) this Agreement is executed and delivered by all parties hereto.
[Signature pages follow]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties and is effective as of the date first set forth above:

ANYWHERE REAL ESTATE INC.

By:	/s/ Ryan M. Schneider
	Name:	Ryan M. Schneider
	Title:	Chief Executive Officer and
President
[Voting and Support Agreement Signature Page]

COMPASS, INC.

By:	/s/ Robert Reffkin
Name: Robert Reffkin
Title: Chief Executive Officer
[Voting and Support Agreement Signature Page]

STOCKHOLDERS:

/s/ Robert Reffkin
Robert Reffkin

Reffkin 2022 Family Trust
A7P Trust Company Inc., as Trustee

/s/ William Hartwig
Name: William Hartwig
Title: President

2021 Reffkin Remainder Interest Trust
A7P Trust Company Inc., as Trustee

/s/ William Hartwig
Name: William Hartwig
Title: President

Ruth Reffkin Family Trust
A7P Trust Company Inc., as Trustee

/s/ William Hartwig
Name: William Hartwig
Title: President

Reffkin Investment I Corp.

/s/ Robert Reffkin
Name: Robert Reffkin
Title: President
[Voting and Support Agreement Signature Page]

Reffkin Investment II Corp.

/s/ Paul Keller
Name: Paul Keller
Title: President
[Voting and Support Agreement Signature Page]

SCHEDULE A
Existing Share Information

Name of Record Holder	Parent Class A Common Stock	Parent Class C Common Stock
Robert Reffkin	0	5,997,433
2021 Reffkin Remainder Interest Trust	4,148,000	0
Reffkin Investment II Corp.	3,190,870	0
The Ruth Reffkin Family Trust	411,111	0
Reffkin 2022 Family Trust	78,135	0
Reffkin Investment I Corp.	0	4,125,000
1

ANNEX E

VOTING AND SUPPORT AGREEMENT
This Voting and Support Agreement (this “Agreement”), dated as of September 22, 2025, is entered into by and among Anywhere Real Estate Inc., a Delaware corporation (the “Company”), Compass, Inc., a Delaware corporation (“Parent”) and each of the undersigned stockholders (each, the “Stockholder” and together, the “Stockholders”) of the Company.
WHEREAS, subject to the terms and conditions of the Agreement and Plan of Merger (as the same may be amended, supplemented or modified, the “Merger Agreement”), dated as of the date hereof, by and among the Company, Parent, and Velocity Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub will be merged with and into the Company (the “Merger”), with the Company as the surviving corporation;
WHEREAS, as of the date of this Agreement, each Stockholder owns beneficially or of record, and has the sole power to vote or direct the voting of, the shares of Company Common Stock set forth on Schedule A hereto (all such shares, the “Existing Shares”);
WHEREAS, the Company Board has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and the holders of Company Common Stock, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, and (iii) resolved to recommend that the holders of Company Common Stock approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger and directed that such matter be submitted for consideration at the Company Stockholders Meeting; and
WHEREAS, the Stockholders acknowledge that the execution and delivery of this Agreement by the Stockholders is a material inducement and condition to Parent’s willingness to enter into the Merger Agreement and each Stockholder has agreed to enter into this Agreement.
NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Agreement have the meanings assigned to those terms in the Merger Agreement.
2.Effectiveness; Termination. This Agreement shall be effective upon signing. This Agreement shall remain in effect until the earlier of (a) termination of the Merger Agreement in accordance with the terms of Article VIII thereof and (b) the Effective Time; provided that (i) Sections 13 through 19 hereof shall survive any termination of this Agreement and (ii) termination of this Agreement shall not relieve any party of any liability or damages resulting from willful or material breach of any of its representations, warranties, covenants or other agreements set forth herein prior to such termination.
3.Voting and Support Agreement.

a.Each Stockholder irrevocably and unconditionally hereby agrees that, during the term of this Agreement, at any meeting (whether annual or special and each postponement, recess, adjournment or continuation thereof) of stockholders of the Company, however called, and in connection with any written consent of the stockholders of the Company, it shall:
i.appear at such meeting or otherwise cause all of the Existing Shares and all other shares of Company Common Stock or voting securities over which such Stockholder has acquired, after the date hereof and prior to the termination of this Agreement, beneficial or record ownership and the sole power to vote or direct the voting thereof (including any such shares of Company Common Stock or other voting securities of the Company acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire Company Common Stock or the conversion of any convertible securities, or pursuant to any other equity awards or derivative securities (including any Company equity awards) or otherwise) (the “Subsequently Acquired Shares” and, together with the Existing Shares, the “Shares”), as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum; and
ii.vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares (A) in favor of the adoption of the Merger Agreement, (B) in favor of any proposal to adjourn or postpone any meeting of the stockholders of the Company to a later date if there is not quorum or there are not sufficient votes to adopt the Merger Agreement, (C) against any Company Competing Proposal, and (D) against any action, proposal, transaction or agreement involving the Company or its Subsidiaries, or any amendment of the Organizational Documents of the Company, in each case of this clause (D), which would reasonably be expected to (1) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Stockholders contained in this Agreement or (2) prevent, impede, delay, interfere with, postpone, discourage or frustrate the purposes of, adversely affect or materially delay the consummation of the transactions contemplated by the Merger Agreement, including the Merger.
b.Each Stockholder agrees to exercise all voting or other determination rights that such Stockholder has in any trust or other legal entity to carry out the intent and purposes of such Stockholder’s obligations in this Section 3 and otherwise set forth in this Agreement.
c.Each Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of, any class in any class action with respect to any claim, derivative or otherwise, against Parent, the Company or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement.
d.The obligations of the Stockholders set forth in this Section 3 shall apply whether or not the Merger, the adoption of the Merger Agreement or any action described above is recommended by the Company Board (or any committee thereof).
4.Prohibition on Transfers and Conversion.
a.Each Stockholder hereby agrees that it will not, prior to the termination of this Agreement, without the prior written consent of Parent, directly or indirectly offer for sale, sell, transfer, assign, give, convey, grant a proxy with respect to, tender in any tender or exchange offer, pledge, encumber, hypothecate or dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, conveyance, hypothecation or other transfer or disposition of, any of the Shares, or any legal or beneficial interest therein, whether or not for value and whether voluntary or involuntary or by operation of law (any of the foregoing, a “Transfer”).
b.Notwithstanding the foregoing, nothing in this Agreement shall prohibit a Transfer of Shares for estate-planning purposes, or by testamentary disposition, or to an Affiliate, or with respect to a trust over which such Stockholder has sole or shared investment power, so long as (i) the transferee, prior to the time of such Transfer, agrees in a signed writing satisfactory to Parent to be bound by and comply with the provisions of this Agreement (the “Transferee Consent”), (ii) the Stockholder provides at least five (5) Business Days’ prior written notice to Parent of any such Transfer (which shall include the Transferee Consent) and (iii) the Stockholder shall remain responsible for any breach of this Agreement by such transferee (any Transfer permitted in accordance with this Section 4(b), a “Permitted Transfer”).
c.Notwithstanding anything to the contrary in this Agreement, (i) each Stockholder is permitted to engage in new swaps or hedging transactions or other similar arrangements with respect to shares of Company Common Stock so long as such swaps or hedging transactions do not transfer voting power with respect to shares of Company Common Stock; (ii) nothing in this Agreement shall restrict or limit, or require the consent of Parent with respect to, any actions any Stockholder may take relating to, including the unwinding of, existing swaps or hedging arrangements of the Stockholders; and (iii) no shares of Company Common Stock underlying or relating to any of the Stockholders’ existing swaps or hedging arrangements or any future swaps or hedging arrangements shall be required to be listed on Schedule A.
d.Any transfer in violation of this Agreement shall be void ab initio. The Stockholders hereby agree that no Stockholder shall deposit any Shares in a voting trust, grant any proxy or power of attorney or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of the Stockholders under this Agreement with respect to any of the Shares.
5.Additional Stockholder Covenants.
a.Each Stockholder agrees, agrees to cause its controlled Affiliates and agrees to use its reasonable best efforts to cause its other Representatives not to take any action which, if it were taken by the Company or its Representatives, would violate Section 6.4 of the Merger Agreement.
b.Each Stockholder agrees that, in the event that it acquires record or beneficial ownership of, or the power to vote or direct the voting of, any Subsequently Acquired Shares, Schedule A shall be deemed amended accordingly and such Subsequently Acquired Shares shall automatically become subject to the terms of this Agreement, and the Stockholder shall promptly notify Parent of any such event, unless such acquisition is pursuant to a Permitted Transfer.
c.Each Stockholder represents, covenants and agrees that, except for this Agreement, it (i) has not entered into, and shall not enter into during the term of this Agreement, any support or voting agreement or voting trust or similar agreement with respect to the Shares that would be inconsistent with the Stockholder’s obligations under this Agreement and (ii) has not granted, and shall not grant during the term of this Agreement, a proxy, consent or power of attorney with respect to the Shares except any proxy to carry out the intent of and the Stockholder’s obligations under this Agreement and any revocable proxy granted to officers or directors of the Company at the request of the Company Board in connection with election of directors or other routine matters at any annual or special meeting of the stockholders of the Company.
d.Each Stockholder represents, covenants and agrees that it has not entered into and will not enter into any agreement or commitment with any person the effect of which would be inconsistent with or otherwise violate any of the provisions and agreements set forth herein or have the effect of preventing, impairing or adversely affecting the performance by such Stockholder of the Stockholder’s obligations under this Agreement. With respect to any shares of Company Common Stock over which the Stockholder has shared voting power, each Stockholder shall exercise its individual voting power over such shares, to the extent within its control, in a manner consistent with the Stockholder’s voting obligations under this Agreement with respect to the Shares.
6.Representations of the Stockholders. Each Stockholder represents and warrants as follows:
a.The Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder. The execution and delivery of this Agreement by the

Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Stockholder. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, subject as to enforceability to Creditors’ Rights.
b.The execution and delivery of this Agreement by the Stockholder does not, and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time, or both), (i) contravene, conflict with or result in a violation of any material provision of the Organizational Documents of Stockholder, (ii) with or without notice or lapse of time, or both, result in a violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Encumbrance (other than Permitted Encumbrances) upon any of the properties or assets of Stockholder under any agreement to which Stockholder is a party or (iii) contravene, conflict with or result in a violation of any Law applicable to the Stockholder or any of its properties or assets, other than any such contraventions, conflicts or violations that would not reasonably be expected to, individually or in the aggregate, prevent, impede or materially delay the Stockholder’s ability to satisfy its obligations hereunder.
c.No Consent from or filings with any Governmental Entity is required to be obtained or made by the Stockholder in connection with the execution, delivery and performance of this Agreement by Stockholder or the consummation by Stockholder of the transactions contemplated by this Agreement.
d.The Stockholder owns beneficially or of record the Existing Shares as set forth on, and in the amounts set forth on, Schedule A hereto, which as of the date hereof constitute all of the shares of Company Common Stock owned beneficially or of record by the Stockholder and over which the Stockholder, directly or indirectly, has sole or shared voting and dispositive authority, and such ownership is free and clear of any proxy, voting restriction, adverse claim or other Encumbrance (other than any restrictions created by this Agreement or under applicable federal or state securities laws).
e.As used in this Agreement, the terms “beneficial owner,” “beneficially own” and “beneficial ownership” shall have the meaning set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act and the rules and regulations promulgated thereunder, each as amended from time to time.
7.Representations of the Company. The Company represents and warrants as follows:
a.The Company is a legal entity duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform the Company’s obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject as to enforceability to Creditors’ Rights.
b.The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time, or both), (i) contravene, conflict with or result in a violation of any material provision of the Organizational Documents of the Company, (ii) with or without notice or lapse of time, or both, result in a violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Encumbrance (other than Permitted Encumbrances) upon any of the properties or assets of the Company under any agreement to which the Company is a party or (iii) contravene, conflict with or result in a violation of any Law applicable to the Company or any of its properties or assets, other than any such contraventions, conflicts or violations that would not reasonably be expected to, individually or in the aggregate, prevent, impede or materially delay the Company’s ability to satisfy its obligations hereunder.
8.Representations of Parent. Parent represents and warrants as follows:
a.Parent is a legal entity duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation. Parent has all requisite corporate power and authority to execute and deliver this Agreement and to perform Parent’s obligations hereunder. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms, subject as to enforceability to Creditors’ Rights.
b.The execution and delivery of this Agreement by Parent does not, and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time, or both), (i) contravene, conflict with or result in a violation of any material provision of the Organizational Documents of Parent, (ii) with or without notice or lapse of time, or both, result in a violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Encumbrance (other than Permitted Encumbrances) upon any of the properties or assets of Parent under any agreement to which Parent is a party or (iii) contravene, conflict with or result in a violation of any Law applicable to Parent or any of its properties or assets, other than any such contraventions, conflicts or violations that would not reasonably be expected to, individually or in the aggregate, prevent, impede or materially delay Parent’s ability to satisfy its obligations hereunder.

9.Publicity. Each Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure in connection with the Merger, including in the Registration Statement, the Joint Proxy Statement or any other filing with any Governmental Entity made in connection with the Merger, the Stockholders’ identity and ownership of the Shares and the nature of the Stockholders’ obligations under this Agreement; provided that, prior to any such announcement or disclosure, as well as any other disclosure that references the Stockholders (individually or as part of a group), Parent and the Company shall use reasonable best efforts to provide the Stockholders with the opportunity to review and comment on any references to the Stockholders generally in such announcement or disclosure and consider such comments in good faith. Each Stockholder agrees to notify Parent and the Company as promptly as practicable of any inaccuracies or omissions in any information relating to such Stockholder that is so published or disclosed.
10.Stock Dividends, Etc. In the event of any change in the Company Common Stock by reason of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar change in capitalization, the term “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
11.Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person not a party to this Agreement any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall, or shall be construed or deemed to, constitute a Transfer of any Shares or any legal or beneficial interest in or voting or other control over any of the Shares or as creating or forming a “group” for purposes of the Exchange Act, and all rights, ownership and benefits of and relating to the Shares shall remain vested in and belong to the Stockholders, subject to the agreements of the parties set forth herein. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or other like relationship between the parties.
12.Assignment; Third-Party Beneficiaries. This Agreement shall not be assigned by operation of law or otherwise and, except as provided herein, shall be binding upon and inure solely to the benefit of each party hereto and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.
13.Remedies/Specific Enforcement. The parties hereto agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties. Prior to the termination of this Agreement, it is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 13, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity. Each party accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 13. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 13, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
14.Governing Law; Venue; Waiver of Jury Trial.
a.THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.
b.THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT, NOTWITHSTANDING SECTION 111 OF THE DGCL, THE COURT OF CHANCERY DOES NOT HAVE OR SHOULD NOT EXERCISE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR

FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 15 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.
c.EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 14.
15.Notice. All notices, requests and other communications to any party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered in person; (b) transmitted by electronic mail (“e-mail”) (but only if confirmation of receipt of such e-mail is requested and received; provided that each notice party shall use reasonable best efforts to confirm receipt of any such e-mail correspondence promptly upon receipt of such request); or (c) if transmitted by national overnight courier, in each case as addressed as follows:
(i) if to the Stockholders, to the addresses set forth on the signature pages hereto with a required copy (which copy shall not constitute notice):
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention:    Rita-Anne O’Neill; Ari B. Blaut
Email:    oneillr@sullcrom.com; Blauta@sullcrom.com
(ii) if to Parent, to the following addresses:

Compass, Inc.
110 Fifth Avenue, 4th Floor
New York, New York 10011
Attention:    Robert Reffkin; Ethan Glass
Email:    [Intentionally Omitted]
with a required copy (which copy shall not constitute notice):
Kirkland & Ellis
601 Lexington Avenue
New York, NY 10022
Attention:    Joshua Kogan, P.C.; Rachael G. Coffey, P.C.
E-mail:    joshua.kogan@kirkland.com; rachael.coffey@kirkland.com
(iii) if to the Company, to the following addresses:
Anywhere Real Estate Inc.
175 Park Avenue
Madison, New Jersey 07940
Attention:    Ryan M. Schneider; Marilyn J. Wasser
E-mail:    [Intentionally Omitted]
[Intentionally Omitted]
with a required copy (which copy shall not constitute notice):
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:    Steven A. Rosenblum
E-mail:    SARosenblum@wlrk.com
16.Severability. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such other term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Stockholders, Parent and the Company shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
17.Amendments; Waivers. Any provision of this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed (a) in the case of an amendment or modification, by the Stockholders, Parent and the

Company, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
18.No Representative Capacity. Notwithstanding anything to the contrary herein, this Agreement applies solely to each Stockholder in the Stockholder’s capacity as a Stockholder of the Company, and, to the extent a Stockholder serves as a member of the board of directors or as an officer of the Company, nothing in this Agreement shall limit or affect any actions or omissions taken by the Stockholder in the Stockholder’s capacity as a director or officer and not as a Stockholder; provided, the foregoing shall not permit the Stockholder to fail to comply with the provisions of this Agreement in the Stockholder’s capacity as a Stockholder of the Company.
19.Counterparts. This Agreement may be executed in multiple counterparts, including via facsimile or e-mail in “portable document format” form transmission, all of which shall be considered one and the same agreement and shall become effective when the counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
20.No Agreement until Executed. This Agreement shall not be effective unless and until (i) the Merger Agreement is executed by all parties thereto and (ii) this Agreement is executed and delivered by all parties hereto.
[Signature pages follow]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties and is effective as of the date first set forth above:

ANYWHERE REAL ESTATE INC.

By:	/s/ Ryan M. Schneider
	Name:	Ryan M. Schneider
	Title:	Chief Executive Officer and
President

COMPASS, INC.

By:	/s/ Robert Reffkin
	Name:	Robert Reffkin
	Title:	Chief Executive Officer
[Voting and Support Agreement Signature Page]

STOCKHOLDERS:

AG MM, L.P.

/s/ Christopher Moore
Name: Christopher Moore
Title: Authorized Person

Address for Notices:

301 Commerce Street
Suite 3300
Fort Worth, TX 76102

AG ARTS CREDIT FUND, L.P.

/s/ Christopher Moore
Name: Christopher Moore
Title: Authorized Person

Address for Notices:

301 Commerce Street
Suite 3300
Fort Worth, TX 76102

AG CAPITAL SOLUTIONS SMA ONE, L.P.

/s/ Christopher Moore
Name: Christopher Moore
Title: Authorized Person

Address for Notices:

245 Park Avenue 26th Floor New York, New York 10167
[Voting and Support Agreement Signature Page]

AG CREDIT SOLUTIONS NON-ECI MASTER FUND, L.P.

/s/ Christopher Moore
Name: Christopher Moore
Title: Authorized Person

Address for Notices:

245 Park Avenue 26th Floor New York, New York 10167

AG CREDIT SOLUTIONS MASTER FUND II A, L.P.

/s/ Christopher Moore
Name: Christopher Moore
Title: Authorized Person

Address for Notices:

245 Park Avenue 26th Floor New York, New York 10167

AG CORPORATE CREDIT OPPORTUNITIES FUND, L.P.

/s/ Christopher Moore
Name: Christopher Moore
Title: Authorized Person

Address for Notices:

245 Park Avenue 26th Floor New York, New York 10167
[Voting and Support Agreement Signature Page]

AG CATALOOCHEE LP

/s/ Christopher Moore
Name: Christopher Moore
Title: Authorized Person

Address for Notices:

245 Park Avenue 26th Floor New York, New York 10167

AG POTOMAC FUND, L.P.

/s/ Christopher Moore
Name: Christopher Moore
Title: Authorized Person

Address for Notices:

245 Park Avenue 26th Floor New York, New York 10167

AG SUPER FUND MASTER, L.P.

/s/ Christopher Moore
Name: Christopher Moore
Title: Authorized Person

Address for Notices:

245 Park Avenue 26th Floor New York, New York 10167
[Voting and Support Agreement Signature Page]

SCHEDULE A
Existing Share Information

Name of Record Holder	Company Common Stock
AG MM, L.P.	76,702
AG Arts Credit Fund, L.P.	59,572
AG Capital Solutions SMA One, L.P.	808,316
AG Credit Solutions Non-ECI Master Fund, L.P.	2,759,346
AG Credit Solutions Master Fund II A, L.P.	4,701,509
AG Corporate Credit Opportunities Fund, L.P.	396,594
AG Cataloochee LP	438,446
AG POTOMAC FUND, L.P.	264,294
AG Super Fund Master, L.P.	188,214

ANNEX F
SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
§ 262. Appraisal rights
(a)Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b)Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):
(1)Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
2.Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:
a.Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;
b.Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d.Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3)In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4)[Repealed.]
(c)Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d)Appraisal rights shall be perfected as follows:
(1)If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2)If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3)Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e)Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.
(f)Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g)At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.
(i)The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j)The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k)Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.
(l)The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

SCAN TO VIEW MATERIALS & VOTE ANYWHERE REAL ESTATE INC. ATTN: TOM HUDSON 175 PARK AVENUE MADISON, NJ 07940 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on January 6, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/HOUS2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on January 6, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V81511-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ANYWHERE REAL ESTATE INC. The Board of Directors recommends you vote FOR the following proposals 1, 2 and 3: For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated as of September 22, 2025, by and among Compass, Inc., Velocity Merger Sub, Inc. and Anywhere Real Estate Inc. ("Anywhere") (the agreement, which, as it may be amended from time to time, referred to as the "merger agreement", and the proposal, referred to as the "Anywhere merger proposal"). 2. To approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to Anywhere's named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement. 3. To adjourn the Anywhere special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Anywhere special meeting to approve the Anywhere merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Anywhere stockholders. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V81512-TBD ANYWHERE REAL ESTATE INC. Special Meeting of Stockholders January 7, 2026 9:00 AM This proxy is solicited on behalf of the Board of Directors of Anywhere Real Estate Inc. for the Special Meeting of Stockholders to be held January 7, 2026 The undersigned hereby appoint(s) Ryan M. Schneider, Seth Truwit and Marilyn J. Wasser, or any of them, as proxies, each with the power of substitution and each with all of the powers that the undersigned would possess if personally present at the Special Meeting of Stockholders of Anywhere Real Estate Inc., and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Anywhere Real Estate Inc. that the undersigned is/are entitled to vote at such meeting to be held at 9:00 AM, ET, on January 7, 2026, virtually at www.virtualshareholdermeeting.com/HOUS2026SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR Proposals 1, 2 and 3. Continued and to be signed on reverse side